FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-207567-02

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated April 26, 2016, may be amended or completed prior to time of sale.

PROSPECTUS

$726,573,000 (Approximate)

CFCRE 2016-C4 Mortgage Trust

(Central Index Key Number 0001671048)

Issuing Entity

CCRE Commercial Mortgage Securities, L.P.

(Central Index Key Number 0001515166)

Depositor

Cantor Commercial Real Estate Lending, L.P.

(Central Index Key Number 0001558761)

Société Générale
(Central Index Key Number 0001238163)

Benefit Street Partners CRE Finance LLC

(Central Index Key Number 0001632269)

Sponsors and Mortgage Loan Sellers

CFCRE 2016-C4 Mortgage Trust Commercial Mortgage Pass-Through Certificates,
Series 2016-C4

CCRE Commercial Mortgage Securities, L.P. is offering certain classes of the CFCRE 2016-C4 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2016-C4 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class V and Class R certificates) represent the ownership interests in the issuing entity, which will be a New York common law trust named CFCRE 2016-C4 Mortgage Trust. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the fourth business day following the 6th day of each month (or if the 6th is not a business day, the next business day), commencing in June, 2016. The rated final distribution date for the certificates is the distribution date in May 2058.

Class	Initial Class Certificate Balance or Notional Amount(1)	Initial Approx. Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)
Class A-1(3)	$32,507,000%		(4)	January 2021
Class A-2(3)	$24,787,000%		(4)	May 2021
Class A-SB(3)	$46,464,000%		(4)	September 2025
Class A-3(3)	$200,000,000%		(4)	January 2026
Class A-4(3)	$230,220,000%		(4)	February 2026
Class A-HR(3)	$54,000,000%		(4)	November 2024
Class X-A	$596,975,000	(5)%	Variable(6)	March 2026
Class X-HR	$54,000,000	(5)%	Variable(6)	November 2024
Class X-B	$37,799,000	(5)%	Variable(6)	April 2026
Class X-C	$37,799,000	(5)%	Variable(6)	April 2026
Class A-M	$62,997,000%		(4)	March 2026
Class B	$37,799,000%		(4)	April 2026
Class C	$37,799,000%		(4)	April 2026

(Footnotes on table on page 3 and 4)

You should carefully consider the risk factors beginning on page 53 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. CCRE Commercial Mortgage Securities L.P. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Cantor Fitzgerald & Co., SG Americas Securities, LLC, CastleOak Securities, L.P., Citigroup Global Markets Inc. and Goldman, Sachs & Co. will purchase the offered certificates from CCRE Commercial Mortgage Securities, L.P. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Cantor Fitzgerald & Co. and SG Americas Securities, LLC are acting as co-lead managers and joint bookrunners in the following manner: Cantor Fitzgerald & Co. is acting as sole bookrunning manager with respect to approximately 89.0% of each class of offered certificates, and SG Americas Securities, LLC is acting as sole bookrunning manager with respect to approximately 11.0% of each class of offered certificates. CastleOak Securities, L.P., Citigroup Global Markets Inc. and Goldman, Sachs & Co. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and

Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about May 18, 2016.

CANTOR FITZGERALD & CO.		SOCIÉTÉ GÉNÉRALE
Co-Lead Managers and Joint Bookrunners

CastleOak Securities, L.P.	Citigroup	Goldman, Sachs & Co.
Co-Managers

May     , 2016

CFCRE 2016-C4

Commercial Mortgage Pass-Through Certificates Geographic Overview of Mortgage Pool

WASHINGTON
$2,781,210
Aggregate Cut-off Date Balance
0.3%
Percent of Total
1
Property

MINNESOTA
$11,521,382
Aggregate Cut-off Date Balance
1.4%
Percent of Total
4
Properties

WISCONSIN
$40,963,784
Aggregate Cut-off Date Balance
4.9%
Percent of Total
6
Properties

INDIANA
$3,683,060
Aggregate Cut-off Date Balance
0.4%
Percent of Total
4
Properties

MICHIGAN
$21,815,175
Aggregate Cut-off Date Balance
2.6%
Percent of Total
4
Properties

OHIO
$59,177,166
Aggregate Cut-off Date Balance
7.0%
Percent of Total
6
Properties

NEW YORK
$77,854,864
Aggregate Cut-off Date Balance
9.3%
Percent of Total
2
Properties

MASSACHUSETTS
$6,516,929
Aggregate Cut-off Date Balance
0.8%
Percent of Total
1
Property

ILLINOIS
$45,722,154
Aggregate Cut-off Date Balance
5.4%
Percent of Total
8
Properties

NEW HAMPSHIRE
$29,000,000
Aggregate Cut-off Date Balance
3.5 %
Percent of Total
1
Property

NEW JERSEY
$43,751,141
Aggregate Cut-off Date Balance
5.2 %
Percent of Total
13
Properties

WA
MN
WI
MI
NY
NH
MA
NJ
PA
IL
IN
OH
VA
MO
UT
NV
CA
AZ
NM
OK
TX
TN
NC
MS
AL
GA
FL

PENNSYLVANIA
$22,356,376
Aggregate Cut-off Date Balance
2.7%
Percent of Total
13
Properties

VIRGINIA
$75,521,066
Aggregate Cut-off Date Balance
9.0%
Percent of Total
40
Properties

NORTH CAROLINA
$31,777,525
Aggregate Cut-off Date Balance
3.8%
Percent of Total
3
Properties

CALIFORNIA
$92,661,642
Aggregate Cut-off Date Balance
11.0%
Percent of Total
15
Properties

NEVADA
$22,074,105
Aggregate Cut-off Date Balance
2.6%
Percent of Total
2
Properties

GEORGIA
$18,404,860
Aggregate Cut-off Date Balance
2.2%
Percent of Total
5
Properties

HAWAII
$22,613,000
Aggregate Cut-off Date Balance
2.7%
Percent of Total
1
Property

UTAH
$21,340,243
Aggregate Cut-off Date Balance
2.5%
Percent of Total
1
Property

TEXAS
$44,766,457
Aggregate Cut-off Date Balance
5.3%
Percent of Total
7
Properties

MISSOURI
$57,424,405
Aggregate Cut-off Date Balance
6.8%
Percent of Total
2
Properties

FLORIDA
$16,240,439
Aggregate Cut-off Date Balance
1.9%
Percent of Total
2
Properties

VIRGIN ISLANDS
$9,000,000
Aggregate Cut-off Date Balance
1.1%
Percent of Total
1
Property

ARIZONA
$27,259,542
Aggregate Cut-off Date Balance
3.2%
Percent of Total
2
Properties

NEW MEXICO
$9,343,164
Aggregate Cut-off Date Balance
1.1%
Percent of Total
1
Property

OKLAHOMA
$6,625,000
Aggregate Cut-off Date Balance
0.8%
Percent of Total
1
Property

MISSISSIPPI
$2,959,283
Aggregate Cut-off Date Balance
0.4%
Percent of Total
1
Property

ALABAMA
$3,846,799
Aggregate Cut-off Date Balance
0.5%
Percent of Total
1
Property

TENNESSEE
$12,968,117
Aggregate Cut-off Date Balance
1.5%
Percent of Total
6
Properties

Allocated Loan Amount Percentage

- >7.1%
- 2.1% - 7.0%
- >0.0% - 2.0%
- 0.0%

Summary of Certificates

Class	Initial Class Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(7)	Pass-Through Rate Description	Assumed Final Distribution Date(2)	Initial Approx. Pass- Through Rate	Weighted Average Life (Yrs.)(8)	Principal Window(8)
Offered Certificates
Class A-1(3)	$32,507,000		30.000%	(4)	January 2021%		2.50	1 - 56
Class A-2(3)	$24,787,000		30.000%	(4)	May 2021%		4.84	56 - 60
Class A-SB(3)	$46,464,000		30.000%	(4)	September 2025%		7.22	60 - 112
Class A-3(3)	$200,000,000		30.000%	(4)	January 2026%		9.49	112 - 116
Class A-4(3)	$230,220,000		30.000%	(4)	February 2026%		9.68	116 - 117
Class A-HR(3)	$54,000,000		30.000%	(4)	November 2024%		7.94	7 - 102
Class X-A	$596,975,000	(5)	N/A	Variable(6)	March 2026%		N/A	N/A
Class X-HR	$54,000,000	(5)	N/A	Variable(6)	November 2024%		N/A	N/A
Class X-B	$37,799,000	(5)	N/A	Variable(6)	April 2026%		N/A	N/A
Class X-C	$37,799,000	(5)	N/A	Variable(6)	April 2026%		N/A	N/A
Class A-M	$62,997,000		22.500%	(4)	March 2026%		9.81	117 - 118
Class B	$37,799,000		18.000%	(4)	April 2026%		9.87	118 - 119
Class C	$37,799,000		13.500%	(4)	April 2026%		9.89	119 - 119
Non-Offered
Certificates(9)
Class X-D	$45,148,000	(5)	N/A	Variable(6)	May 2026%		N/A	N/A
Class X-E	$20,999,000	(5)	N/A	Variable(6)	May 2026%		N/A	N/A
Class X-F	$9,450,000	(5)	N/A	Variable(6)	May 2026%		N/A	N/A
Class X-G	$37,798,889	(5)	N/A	Variable(6)	May 2026%		N/A	N/A
Class D	$45,148,000		8.125%	(4)	May 2026%		9.98	119 - 120
Class E	$20,999,000		5.625%	(4)	May 2026%		9.98	120 - 120
Class F	$9,450,000		4.500%	(4)	May 2026%		9.98	120 - 120
Class G	$37,798,889		0.000%	(4)	May 2026%		9.98	120 - 120
Class V(10)	N/A		N/A	N/A	N/A	N/A	N/A	N/A
Class R(10)	N/A		N/A	N/A	N/A	N/A	N/A	N/A

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(3)	For purposes of making distributions to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups: loan group 1 and loan group 2. Loan group 1 will consist of 49 mortgage loans, representing approximately 93.6% of the initial pool balance as of the cut-off date. Loan group 2 will consist of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Hyatt Regency St. Louis at The Arch, representing approximately 6.4% of the initial pool balance as of the cut-off date.

On any distribution date, so long as funds are sufficient to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class X-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates, interest distributions on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-HR certificates will be based upon amounts available relating to the mortgage loan in loan group 2. In addition, generally, (i) the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1, and after the certificate principal balance of the Class A-HR certificates has been reduced to zero, from loan group 2 and (ii) the Class A-HR certificates will be entitled to receive distributions of principal collected or advanced in respect of the mortgage loan in loan group 2 and after the certificate balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates have been reduced to zero, from loan group 1. However, on and after any distribution date on which the certificate principal balances of the Class A-M through Class G certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed, pro rata, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates.

(4)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates, in each case, will be one of (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii), less a specified rate. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(5)	The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates. The notional amount of the Class X-HR certificates will be equal to the certificate balance of the Class A-HR certificates. The notional amount of the Class X-B certificates will be equal to the certificate balance of the Class B certificates. The notional amount of the Class X-C certificates will be equal to the certificate balance of the Class C certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates. The notional amount of the Class X-E certificates will be equal to the certificate balance of the Class E certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates. The notional amount of the Class X-G

3

certificates will be equal to the certificate balance of the Class G certificates. The Class X-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates will not be entitled to distributions of principal.

(6)	The pass-through rate for the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates for that distribution date, weighted on the basis of their respective certificate balances immediately prior to that distribution date. The pass-through rate for the Class X-HR certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class A-HR certificates for that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class B certificates for that distribution date. The pass-through rate for the Class X-C certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class C certificates for that distribution date. The pass-through rate for the Class X-D certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rates of the Class D certificates for that distribution date. The pass-through rate for the Class X-E certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class E certificates for that distribution date. The pass-through rate for the Class X-F certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class F certificates for that distribution date. The pass-through rate for the Class X-G certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class G certificates for that distribution date. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(7)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates, are represented in the aggregate.

(8)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a principal balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.

(9)	The classes of certificates set forth below “Non-Offered Certificates” in the table are not offered by this prospectus.

(10)	The Class V certificates will not have a certificate balance, notional amount, pass-through rate, assumed final distribution date or rating. The Class V certificates represent undivided interests in excess interest accruing on an anticipated repayment date loan, as further described in this prospectus. The Class V certificates will not be entitled to distributions in respect of principal or interest other than excess interest. The Class R certificates will not have a certificate balance, notional amount, pass-through rate, assumed final distribution date or rating. The Class R certificates represent the residual interests in each Trust REMIC, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class V and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

4

Table of Contents

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in This Prospectus	13
Summary of Terms	20
Risk Factors	53
The Certificates May Not Be a Suitable Investment for You	53
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	53
Risks Related to Market Conditions and Other External Factors	53
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	53
Other Events May Affect the Value and Liquidity of Your Investment	54
Risks Relating to the Mortgage Loans	54
Mortgage Loans Are Non- Recourse and Are Not Insured or Guaranteed	54
Risks of Commercial and Multifamily Lending Generally	54
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	56
Office Properties Have Special Risks	59
Retail Properties Have Special Risks	60
Hospitality Properties Have Special Risks	62
Risks Relating to Affiliation with a Franchise or Hotel Management Company	63
Mixed Use Properties Have Special Risks	64
Multifamily Properties Have Special Risks	65
Leased Fee Properties Have Special Risks	67
Industrial Properties Have Special Risks	67
Manufactured Housing Community Properties Have Special Risks	68
Self Storage Properties Have Special Risks	69
Condominium Ownership May Limit Use and Improvements	70
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	71
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	72
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	73
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	74
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	75
Risks Related to Zoning Non- Compliance and Use Restrictions	77
Risks Relating to Inspections of Properties	78
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	78
Insurance May Not Be Available or Adequate	78
Terrorism Insurance May Not Be Available for All Mortgaged Properties	80
Risks Associated with Blanket Insurance Policies or Self- Insurance	82
Limited Information Causes Uncertainty	82
Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions	83

5

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	83
The Mortgage Loans Have Not Been Reviewed or Re- Underwritten by Us	84
Static Pool Data Would Not Be Indicative of the Performance of this Pool	85
Seasoned Mortgage Loans Present Additional Risk of Repayment	85
Appraisals May Not Reflect Current or Future Market Value of Each Property	86
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	87
The Borrower’s Form of Entity May Cause Special Risks	88
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	89
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	90
Other Financings or Ability to Incur Other Indebtedness Entails Risk	91
Tenancies-in-Common May Hinder Recovery	92
Risks Relating to Enforceability of Cross-Collateralization	92
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	93
Risks Associated with One Action Rules	93
State Law Limitations on Assignments of Leases and Rents May Entail Risks	93
Various Other Laws Could Affect the Exercise of Lender’s Rights	94
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment
Date; Longer Amortization Schedules and Interest- Only Provisions Increase Risk	94
Risks Related to Ground Leases and Other Leasehold Interests	95
Increases in Real Estate Taxes May Reduce Available Funds	97
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	97
Risks Relating to Shari’ah Compliant Loans	97
Risks of Anticipated Repayment Date Loans	98
Risks Related to Conflicts of Interest	98
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	98
The Servicing of the OZRE Leased Fee Portfolio Whole Loan Will Shift to Other Servicers	100
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	100
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	101
Potential Conflicts of Interest of the Operating Advisor	103
Potential Conflicts of Interest of the Asset Representations Reviewer	104
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Loan Holders	104
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	106
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	108

6

Other Potential Conflicts of Interest May Affect Your Investment	108
Other Risks Relating to the Certificates	108
The Certificates Are Limited Obligations	108
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	108
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	109
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	111
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	113
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	116
Risks Relating to Modifications of the Mortgage Loans	120
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	121
Risks Relating to Interest on Advances and Special Servicing Compensation	122
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	122
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or
Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	123
The Requirement of the Special Servicer to Obtain FIRREA- Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	124
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	124
Description of the Mortgage Pool	126
General	126
Certain Calculations and Definitions	127
Definitions	127
Mortgage Pool Characteristics	134
Overview	134
Property Types	135
Mortgage Loan Concentrations	140
Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	141
Geographic Concentrations	142
Mortgaged Properties With Limited Prior Operating History	143
Tenancies-in-Common	143
Condominium Interests	144
Fee & Leasehold Estates; Ground Leases	144
Environmental Considerations	147
Redevelopment, Renovation and Expansion	148
Assessment of Property Value and Condition	150
Litigation and Other Considerations	151
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	152
Tenant Issues	154
Tenant Concentrations	154
Lease Expirations and Terminations	155
Purchase Options and Rights of First Refusal	159
Affiliated Leases	162
Insurance Considerations	163
Use Restrictions	164
Appraised Value	165
Non-Recourse Carveout Limitations	166

7

Real Estate and Other Tax Considerations	166
Delinquency Information	168
Certain Terms of the Mortgage Loans	168
Amortization of Principal	168
Due Dates; Mortgage Rates; Calculations of Interest	168
ARD Loan	169
Single Purpose Entity Covenants	169
Prepayment Protections and Certain Involuntary Prepayments	169
“Due-On-Sale” and “Due-On- Encumbrance” Provisions	172
Defeasance; Collateral Substitution	173
Partial Releases	173
Escrows	178
Mortgaged Property Accounts	178
Delaware Statutory Trusts	179
Shari’ah Compliant Loan	179
Additional Indebtedness	180
General	180
Whole Loans	180
Mezzanine Indebtedness	180
Other Unsecured Indebtedness	181
The Whole Loans	182
General	182
OZRE Leased Fee Portfolio Whole Loan	185
Hyatt Regency St. Louis at The Arch Whole Loan	187
215 West 34th Street & 218 West 35th Street Whole Loan	189
AG Life Time Fitness Portfolio Whole Loan	192
Renaissance Cincinnati Whole Loan	194
One Commerce Plaza Whole Loan	196
AvidXchange Whole Loan	198
Madbury Commons Whole Loan	200
GFH Brennan Industrial Portfolio Whole Loan	202
NMS Los Angeles Multifamily Portfolio Whole Loan	203
3 Executive Campus Whole Loan	206
Home Depot – Elk Grove Village Whole Loan	207
Additional Information	209
Transaction Parties	210
The Sponsors and Mortgage Loan Sellers	210
Cantor Commercial Real Estate Lending, L.P.	210
Assessments of Property Condition	213
Benefit Street Partners CRE Finance LLC	217
Société Générale	225
The Depositor	232
The Issuing Entity	232
The Trustee and Certificate Administrator	233
The Master Servicer	235
The Special Servicer	239
The Primary Servicer	242
Berkeley Point Capital LLC	242
Summary of Berkeley Point Primary Servicing Agreement	245
The Operating Advisor and Asset Representations Reviewer	256
Description of the Certificates	256
General	256
Distributions	258
Method, Timing and Amount	258
Available Funds	259
Priority of Distributions	260
Pass-Through Rates	263
Interest Distribution Amount	265
Principal Distribution Amount	265
Certain Calculations with Respect to Individual Mortgage Loans	268
Excess Interest	268
Application Priority of Mortgage Loan Collections or Whole Loan Collections	268
Allocation of Yield Maintenance Charges and Prepayment Premiums	271
Assumed Final Distribution Date; Rated Final Distribution Date	272
Prepayment Interest Shortfalls	273
Subordination; Allocation of Realized Losses	275
Reports to Certificateholders; Certain Available Information	276
Certificate Administrator Reports	276
Information Available Electronically	282
Voting Rights	286
Delivery, Form, Transfer and Denomination	286
Book-Entry Registration	286
Definitive Certificates	289
Certificateholder Communication	289

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Access to Certificateholders’ Names and Addresses	289
Requests to Communicate	289
List of Certificateholders	290
Description of the Mortgage Loan Purchase Agreements	290
General	290
Dispute Resolution Provisions	297
Asset Review Obligations	298
Pooling and Servicing Agreement	298
General	298
Assignment of the Mortgage Loans	299
Servicing Standard	299
Subservicing	301
Advances	301
P&I Advances	301
Servicing Advances	302
Nonrecoverable Advances	303
Recovery of Advances	304
Accounts	305
Withdrawals from the Collection Account	307
Servicing and Other Compensation and Payment of Expenses	309
General	309
Master Servicing Compensation	315
Special Servicing Compensation	316
Disclosable Special Servicer Fees	320
Certificate Administrator and Trustee Compensation	320
Operating Advisor Compensation	321
Asset Representations Reviewer Compensation	321
CREFC® Intellectual Property Royalty License Fee	323
Appraisal Reduction Amounts	323
Maintenance of Insurance	328
Modifications, Waivers and Amendments	330
Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions	334
Inspections	336
Collection of Operating Information	336
Special Servicing Transfer Event	337
Asset Status Report	339
Realization Upon Mortgage Loans	341
Sale of Defaulted Loans and REO Properties	343
The Directing Certificateholder	346
General	346
Major Decisions	347
Asset Status Report	349
Replacement of Special Servicer	349
Control Termination Event and Consultation Termination Event	349
Servicing Override	351
Rights of Holders of Companion Loans	352
Limitation on Liability of Directing Certificateholder	352
The Operating Advisor	353
General	353
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	353
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	354
Recommendation of the Replacement of the Special Servicer	356
Eligibility of Operating Advisor	356
Other Obligations of Operating Advisor	356
Termination of the Operating Advisor With Cause	357
Rights Upon Operating Advisor Termination Event	358
Termination of the Operating Advisor Without Cause	359
Resignation of the Operating Advisor	359
Operating Advisor Compensation	359
The Asset Representations Reviewer	360
Asset Review	360
Eligibility of Asset Representations Reviewer	364
Other Obligations of Asset Representations Reviewer	364
Delegation of Asset Representations Reviewer’s Duties	365
Assignment of Asset Representations Reviewer’s Rights and Obligations	365
Asset Reviewer Termination Events	366
Rights Upon Asset Reviewer Termination Event	366
Termination of the Asset Representations Reviewer Without Cause	367

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Resignation of Asset Representations Reviewer	367
Asset Representations Reviewer Compensation	367
Replacement of Special Servicer Without Cause	367
Termination of Master Servicer and Special Servicer for Cause	370
Servicer Termination Events	370
Rights Upon Servicer Termination Event	372
Waiver of Servicer Termination Event	374
Resignation of the Master Servicer and Special Servicer	374
Limitation on Liability; Indemnification	375
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	377
Dispute Resolution Provisions	378
Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder	378
Repurchase Request Delivered by a Party to the PSA	378
Resolution of a Repurchase Request	378
Mediation and Arbitration Provisions	380
Servicing of the Non-Serviced Mortgage Loans	381
Rating Agency Confirmations	383
Evidence as to Compliance	385
Limitation on Rights of Certificateholders to Institute a Proceeding	386
Termination; Retirement of Certificates	387
Amendment	388
Resignation and Removal of the Trustee and the Certificate Administrator	390
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	391
Certain Legal Aspects of Mortgage Loans	392
Legal Aspects of Mortgage Loans in California	392
General	392
Types of Mortgage Instruments	393
Leases and Rents	393
Personalty	394
Foreclosure	394
General	394
Foreclosure Procedures Vary from State to State	394
Judicial Foreclosure	394
Equitable and Other Limitations on Enforceability of Certain Provisions	394
Nonjudicial Foreclosure/Power of Sale	395
Public Sale	395
Rights of Redemption	396
Anti-Deficiency Legislation	396
Leasehold Considerations	397
Cooperative Shares	397
Bankruptcy Laws	398
Environmental Considerations	403
General	403
Superlien Laws	403
CERCLA	403
Certain Other Federal and State Laws	404
Additional Considerations	404
Due-on-Sale and Due-on-Encumbrance Provisions	405
Subordinate Financing	405
Default Interest and Limitations on Prepayments	405
Applicability of Usury Laws	405
Americans with Disabilities Act	406
Servicemembers Civil Relief Act	406
Anti-Money Laundering, Economic Sanctions and Bribery	406
Potential Forfeiture of Assets	407
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	407
Pending Legal Proceedings Involving Transaction Parties	409
Use of Proceeds	409
Yield and Maturity Considerations	409
Yield Considerations	409
General	409
Rate and Timing of Principal Payments	409
Losses and Shortfalls	411
Delay in Payment of Distributions	412
Yield on the Certificates with Notional Amounts	412
Weighted Average Life	413
Pre-Tax Yield to Maturity Tables	419
Material Federal Income Tax Considerations	423
General	423

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Qualification as a REMIC	424
Status of Offered Certificates	425
Taxation of Regular Interests	426
General	426
Original Issue Discount	426
Acquisition Premium	428
Market Discount	428
Premium	429
Election To Treat All Interest Under the Constant Yield Method	429
Treatment of Losses	430
Yield Maintenance Charges and Prepayment Premiums	430
Sale or Exchange of Regular Interests	431
Taxes That May Be Imposed on a REMIC	431
Prohibited Transactions	431
Contributions to a REMIC After the Startup Day	432
Net Income from Foreclosure Property	432
Bipartisan Budget Act of 2015.	432
Taxation of Certain Foreign Investors	433
FATCA	434
Backup Withholding	434
Information Reporting	434
3.8% Medicare Tax on “Net Investment Income”	434
Reporting Requirements	435
Certain State and Local Tax Considerations	435
Method of Distribution (Underwriter)	435
Incorporation of Certain Information by Reference	437
Where You Can Find More Information	438
Financial Information	438
Certain ERISA Considerations	438
General	438
Plan Asset Regulations	439
Administrative Exemptions	439
Insurance Company General Accounts	441
Legal Investment	442
Legal Matters	443
Ratings	443
Index of Defined Terms	445

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION
ANNEX B	FORM OF OPERATING ADVISOR ANNUAL REPORT
ANNEX C-1	MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX C-2	EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX D	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

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Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THE OFFERED CERTIFICATES, THE TIME OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED, THE INVESTOR HAS OTHERWISE TAKEN ALL ACTIONS THE INVESTOR MUST TAKE TO BECOME COMMITTED TO PURCHASE THE OFFERED CERTIFICATES, AND THE INVESTOR HAS THEREFORE ENTERED INTO A CONTRACT OF SALE; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THIS PROSPECTUS OR MAY BE ISSUED WITH CHARACTERISTICS THAT DIFFER FROM THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITERS’ OBLIGATIONS TO SELL OFFERED CERTIFICATES TO YOU IS CONDITIONED ON THE OFFERED CERTIFICATES THAT ARE ACTUALLY ISSUED AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, YOU WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ANY PORTION OF THE OFFERED CERTIFICATES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND YOU, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

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THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY SECURITY OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND WILL BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

•	Summary of Certificates, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;

•	Summary of Terms, commencing on page 20 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

•	Risk Factors, commencing on page 53 of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 445 of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

13

In this prospectus:

•	the terms “depositor”, “we”, “us” and “our” refer to CCRE Commercial Mortgage Securities, L.P.

•	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

This PROSPECTUS has been prepared on the basis that any offer of certificates in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive (as defined below) from the requirement to publish a prospectus for offers of certificates. Accordingly any person making or intending to make an offer in that Relevant Member State of certificates which are the subject of an offering contemplated in this PROSPECTUS as-completed by final terms in relation to the offer of those certificates may only do so in circumstances in which no obligation arises for the DEPOSITOR, THE issuing entity or an underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer.

NONE OF THE DEPOSITOR, the issuing entity or any of the underwriters has authorized, nor does any of them authorize, the making of any offer of certificates in circumstances in which an obligation arises for THE DEPOSITOR, the issuing entity or an underwriter to publish or supplement a prospectus for such offer.

For the purposes of this provision and the provision immediately below, “Prospectus Directive” means Directive 2003/71/EC AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU, and includes any relevant implementing measure in the Relevant Member State.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A)   TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B)   TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

14

(C)   IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC”.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC”.), OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH RULE 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

15

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

Each UNDERWRITER has represented, warranted and agreed that: (1) It has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any OFFERED certificates (except for certificates which are a “structured product” as defined in the securities and futures ordinance (Cap.

16

571) (the “SFO”) of Hong Kong) Other than (A) to “Professional Investors” as defined in the SFO and any rules OR REGULATIONS made under the SFO; or (B) in other circumstances which do not result in the document being a “Prospectus” as defined in the companies (winding up and miscellaneous provisions) ordinance (CAP. 32) (The “C(WUMP)O”) of Hong Kong or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and (2) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the OFFERED certificates, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (Except if permitted to do so under the securities laws of Hong Kong) other than with respect to certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH A NY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 UNDER THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN

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INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THIS PROSPECTUS IS, AND UNDER NO CIRCUMSTANCES IS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

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NOTICE TO RESIDENTS OF CANADA

THE CERTIFICATES MAY BE SOLD ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED PRIVATE CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS OFFERING CIRCULAR (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE INITIAL PURCHASERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Depositor	CCRE Commercial Mortgage Securities, L.P., a Delaware limited partnership. The depositor’s principal offices are located at 110 East 59th Street, New York, New York 10022, and its telephone number is (212) 915-1700. See “Transaction Parties—The Depositor”.

Issuing Entity	CFCRE 2016-C4 Mortgage Trust, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors and Originators	The sponsors of this transaction are:

• Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership;

• Benefit Street Partners CRE Finance LLC, a Delaware limited liability company; and

• Société Générale, a société anonyme organized under the laws of France.

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The sponsors originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Cantor Commercial Real Estate Lending, L.P.	31	$612,780,180	73.0%
Benefit Street Partners CRE Finance LLC	13	134,418,209	16.0
Société Générale	6	92,770,500	11.0
Total	50	$839,968,889	100.0%

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Wells Fargo Bank, National Association, a national banking association, will be the master servicer and will be responsible for the master servicing and administration of the mortgage loans and the related companion loans pursuant to the pooling and servicing agreement (other than the mortgage loans and

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companion loans identified in the table below that are each part of a whole loan and serviced under the pooling and servicing agreement indicated in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Duke Energy Center, 550 South Tryon Street, 14th Floor, MAC D1086-120, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

The master servicer of each non-serviced mortgage loan is set forth in the table below under the heading “Non-Serviced Whole Loans” under “—Whole Loans”. See “Transaction Parties—The Non-Serviced Master Servicer” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	Rialto Capital Advisors, LLC, a Delaware limited liability company, is expected to act as special servicer with respect to the mortgage loans (other than any excluded special servicer loan) and the related companion loans other than with respect to the non-serviced mortgage loans set forth in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to certain major decisions and special servicer decisions relating to such mortgage loans and related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of the special servicer is located at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer becomes a borrower party with respect to any mortgage loan (such mortgage loan referred to in this prospectus as an “excluded special servicer loan”), if any, the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf (or, with respect to the OZRE Leased Fee Portfolio mortgage loan, the holder of the controlling companion loan) will be required to select a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an

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excluded loan, the resigning special servicer will be required to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause” in this prospectus. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

The special servicer will be appointed to be the special servicer by RREF III Debt AIV, LP or another affiliate of Rialto Capital Advisors, LLC. RREF III Debt AIV, LP or such other affiliate of Rialto Capital Advisors, LLC (i) is expected to purchase the Class F, Class G and Class V certificates and (ii) may purchase the Class E, Class X-E, Class X-F and Class X-G certificates, and on the closing date is expected to be the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The special servicer of each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Primary Servicer	Berkeley Point Capital LLC, a Delaware limited liability company, will act as primary servicer with respect to the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus as 215 West 34th Street & 218 West 35th Street, Renaissance Cincinnati, NMS Los Angeles Multifamily Portfolio, GSP MHP Portfolio II, Johnson Crossing & Shops at Westwind, Athens Sentry Self Storage and Hurley Way, collectively representing approximately 18.2%, respectively, of the outstanding pool balance as of the cut-off date, which will be transferred to the issuing entity by Cantor Commercial Real Estate Lending, L.P. See “Transaction Parties—The Primary Servicer—Berkeley Point Capital LLC” in this prospectus. In addition, with respect to 23 mortgage loans secured by mortgaged properties representing approximately 54.3% of the outstanding pool balance as of the cut-off date that will be transferred to the issuing entity by Cantor Commercial Real Estate Lending, L.P., Berkeley Point Capital LLC will have the right to assume limited subservicing duties consisting of performing inspections and collecting financial statements. The principal servicing office of Berkeley Point Capital LLC is located at One Beacon Street, 14th Floor, Boston, Massachusetts 02108. The master servicer will pay the fees of the primary servicer or servicers to the extent such fees are received. Berkeley Point Capital LLC is an affiliate of the depositor and Cantor Commercial Real Estate Lending, L.P., a sponsor, a mortgage loan seller and an originator, and Cantor Fitzgerald & Co., L.P. and CastleOak Securities, L.P., each an underwriter.

Trustee	U.S. Bank National Association, a national banking association. The corporate trust office of U.S. Bank National Association is

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located at 190 South LaSalle, 7th Floor, Mail Code: MK-IL-SL7C Chicago, Illinois 60603, Attention: CFCRE 2016-C4 and for certificate transfer services, at 111 Fillmore Avenue, St. Paul, Minnesota 55107, Attention: Bondholder Services – CFCRE 2016-C4 and a custodial office at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116, and its telephone number is (866) 252-4360. Following the transfer of the mortgage loans to the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than any non-serviced mortgage loan) and the related companion loans. See “Transaction Parties—The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator and
Custodian	U.S. Bank National Association, a national banking association, will initially act as certificate administrator, custodian, paying agent, certificate registrar and authenticating agent. The corporate trust office of U.S. Bank National Association is located at 190 South LaSalle, 7th Floor, Mail Code: MK-IL-SL7C Chicago, Illinois 60603, Attention: CFCRE 2016-C4 and for certificate transfer services, at 111 Fillmore Avenue, St. Paul, Minnesota 55107, Attention: Bondholder Services – CFCRE 2016-C4 and a custodial office at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116, Attention: CFCRE 2016-C4.

See “Transaction Parties—The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below, the custodian under the pooling and servicing agreement for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer and, in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, the OZRE Leased Fee Portfolio Whole Loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset

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Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, will be the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than the non-serviced mortgage loans, the OZRE Leased Fee Portfolio mortgage loan, and any excluded loan), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). See “Pooling and Servicing Agreement—The Directing Certificateholder”. However, in certain circumstances there may be no directing certificateholder even if there is a controlling class, and in other circumstances there will be no controlling class.

In addition, with respect to any excluded special servicer loan (that is not also an excluded loan), if any, the directing certificateholder (prior to the occurrence and continuance of a control termination event) (or, with respect to the OZRE Leased Fee Portfolio mortgage loan, the holder of the controlling companion loan) will be required to select the excluded special servicer with respect to such excluded special servicer loan. It will be a condition to any such appointment that (i) each of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then current ratings of the certificates issued pursuant to the pooling and servicing agreement and the equivalent from each nationally recognized statistical rating organization hired to provide ratings with respect to any class of securities backed, wholly or partially, by any serviced pari passu companion loan, (ii) any such successor special servicer satisfies the requirements of a qualified replacement special servicer as further described in “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” in this prospectus and (iii) the successor special servicer delivers to the depositor and any applicable depositor of any other securitization, if applicable, that contains a serviced pari passu companion loan, the information, if any, required pursuant to

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Item 6.02 of the Form 8-K current report regarding itself in its role as excluded special servicer. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the directing certificateholder will not have the right to appoint such excluded special servicer and such excluded special servicer will be appointed as described in “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” in this prospectus.

An “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate principal balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (unless (i) acceleration was automatic under such mezzanine loan, (ii) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender, and (iii) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

The controlling class will be the most subordinate class of the Class F and Class G certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that during such time as the Class F certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

RREF III Debt AIV, LP or such other affiliate of Rialto Capital Advisors, LLC (i) is expected to purchase the Class F, Class G and Class V certificates and (ii) may purchase the Class E, Class X-E, Class X-F and Class X-G certificates, and on the closing date is expected to be the initial directing certificateholder with respect to each mortgage loan (other than the non-serviced mortgage loans and the OZRE Leased Fee Portfolio mortgage loan).

Prior to and after the securitization of the OZRE Leased Fee Portfolio pari passu companion loans, the directing certificateholder under this securitization will only have limited consultation rights with respect to various servicing matters or mortgage loan modifications affecting both the mortgage loan and the related pari passu companion loan in the applicable split loan structure and, after the securitization of such pari passu

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companion loan, the directing certificateholder under the pooling and servicing agreement entered into in connection with the related securitization will have certain consent and consultation rights with respect to the OZRE Leased Fee Portfolio mortgage loan, which are expected to be substantially similar to those of the directing certificateholder under the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—The Whole Loans—OZRE Leased Fee Portfolio Whole Loan”.

Each entity identified in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below is the initial directing certificateholder under the pooling and servicing agreement for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certain Affiliations	The originators, the sponsors, the underwriters and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	With respect to each Mortgage Loan, the related due date in May 2016 for that mortgage loan (or, in the case of any mortgage loan that has its first due date in June 2016, the date that would have been its due date in May 2016 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Closing Date	On or about May 18, 2016.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in June 2016.

Determination Date	The 6th day of each month or, if the 6th day is not a business day, then the business day immediately following such 6th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Interest Accrual Period	Interest will accrue on the offered certificates during the calendar month immediately preceding the related distribution date. Interest will be calculated on the offered certificates assuming each month has 30 days and each year has 360 days.

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Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution
Date; Rated Final
Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

	Class A-1	January 2021
	Class A-2	May 2021
	Class A-SB	September 2025
	Class A-3	January 2026
	Class A-4	February 2026
	Class A-HR	November 2024
	Class X-A	March 2026
	Class X-HR	November 2024
	Class X-B	April 2026
	Class X-C	April 2026
	Class A-M	March 2026
	Class B	April 2026
	Class C	April 2026

The rated final distribution date will be the distribution date in May 2058.

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Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

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Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of CFCRE 2016-C4 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2016-C4:

	•	Class A-1

	•	Class A-2

	•	Class A-SB

	•	Class A-3

	•	Class A-4

	•	Class A-HR

	•	Class X-A

	•	Class X-HR

	•	Class X-B

	•	Class X-C

	•	Class A-M

	•	Class B

	•	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class V and Class R.

Certificate Balances and
Notional Amounts	Your certificates will have the approximate aggregate initial certificate balances or notional amounts set forth below, subject to a variance of plus or minus 5%:

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	Class A-1	$32,507,000
	Class A-2	$24,787,000
	Class A-SB(1)	$46,464,000
	Class A-3	$200,000,000
	Class A-4	$230,220,000
	Class A-HR	$54,000,000
	Class X-A(2)	$596,975,000
	Class X-HR(2)	$54,000,000
	Class X-B(2)	$37,799,000
	Class X-C(2)	$37,799,000
	Class A-M	$62,997,000
	Class B	$37,799,000
	Class C	$37,799,000

	(1)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus.

	(2)	Notional amount.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class:

	Class A-1	%(1)
	Class A-2	%(1)
	Class A-SB	%(1)
	Class A-3	%(1)
	Class A-4	%(1)
	Class A-HR	%(1)
	Class X-A	%(2)
	Class X-HR	%(3)
	Class X-B	%(4)
	Class X-C	%(5)
	Class A-M	%(1)
	Class B	%(1)
	Class C	%(1)

	(1)	The pass through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class A-M, Class B and Class C certificates, in each case, will be one of (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii), less a specified rate.

	(2)	The pass-through rate for the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates for that distribution date, weighted on the basis of their respective certificate balances immediately prior to that distribution date.

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(3) The pass-through rate for the Class X-HR certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class A-HR certificates for that distribution date.

(4) The pass-through rate for the Class X-B certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class B certificates for that distribution date.

(5) The pass-through rate for the Class X-C certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class C certificates for that distribution date.

See “Description of the Certificates—Distributions—Pass-Through Rates” in this prospectus.

B. Interest Rate Calculation
Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and
Administration Fees	The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan (other than a non-serviced mortgage loan with respect to the special servicing fee only), the serviced companion loans and any related REO loans and, with respect to the special servicing fees, if the related loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the stated principal amount of each

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mortgage loan (including the non-serviced mortgage loans) and the related serviced companion loans at the servicing fee rate equal to a per annum rate ranging from 0.00500% to 0.07250%.

The special servicing fee for each distribution date is calculated based on the stated principal amount of each mortgage loan (other than any non-serviced mortgage loan) and the related serviced companion loans as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to 0.25% per annum. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than the non-serviced mortgage loans) and the related serviced companion loans will be paid by the related master servicer or special servicer, respectively, out of the fees described above.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator/trustee fee for each distribution date is calculated on the stated principal amount of each mortgage loan and REO loan (excluding any non-serviced mortgage loan) at a per annum rate equal to 0.00600%. The trustee fee and the custodian fee for each distribution date is a portion of the certificate administrator fee.

The operating advisor will be entitled to a fee on each distribution date calculated on the stated principal amount of each mortgage loan and REO loan (excluding the non-serviced mortgage loans and the OZRE Leased Fee Portfolio Mortgage Loan) at a per annum rate equal to 0.00309% per annum. The operating advisor will also be entitled under certain circumstances to a consulting fee.

As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including each non-serviced mortgage loan, but excluding each companion loan) at a per annum rate equal to 0.00030%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances.

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Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the stated principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council© as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related pooling and servicing agreement governing the servicing of that loan will be entitled to a master servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the related pooling and servicing agreement governing the servicing of such non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—OZRE Leased Fee Portfolio Whole Loan”, “—Hyatt Regency St. Louis at The Arch Whole Loan”, “—AG Life Time Fitness Portfolio Whole Loan”, “—One Commerce Plaza Whole Loan”, “—GFH Brennan Industrial Portfolio Whole Loan”, “—NMS Los Angeles Multifamily Portfolio Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans

Non-Serviced Loan	Master Servicer Fee	Special Servicer Fee
OZRE Leased Fee Portfolio	0.0025%	0.25%
Hyatt Regency St. Louis at The Arch	0.0025%	0.25%
AG Life Time Fitness Portfolio	0.0025%	0.25%
One Commerce Plaza	0.0025%	0.25%
GFH Brennan Industrial Portfolio	0.0025%	0.25%
NMS Los Angeles Multifamily Portfolio	0.0025%	0.25%

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Distributions

A. Amount and Order of
Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable to the Class V certificates will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class X-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates, in respect of interest, concurrently as follows: (i) to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, from the portion of the funds available for distribution attributable to the mortgage loans in loan group 1 for such distribution date, up to an amount equal to, and pro rata in accordance with, the interest entitlements for such classes; (ii) to the Class A-HR certificates, from the portion of the funds available for distribution attributable to the mortgage loan in loan group 2 for such distribution date, up to an amount equal to the interest entitlements for such class; and (iii) to the Class X-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates, from the portion of the funds available for distribution attributable to all of the mortgage loans for such distribution date, without regard to loan groups, up to an amount equal to, and pro rata in accordance with, the interest entitlements for such classes.

However, if on any distribution date, the funds available for distribution are insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the funds available for distribution will be allocated among all those classes up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes, without regard to loan groups;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates, in reduction of the certificate balances of those classes, in the following priority:

(i) to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, to the extent of funds allocable to principal attributable to the mortgage loans in loan group 1 and, after the certificate balance of the Class A-HR certificates has been reduced to zero, the remaining funds allocable to principal attributable to the mortgage loan in loan group 2, as follows:

First, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to the planned principal balance for the

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related distribution date set forth in Annex D to this prospectus;

Second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero;

Third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero;

Fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero;

Fifth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero; and

Sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero;

(ii) to the Class A-HR certificates, to the extent of funds allocable to principal attributable to the mortgage loan in loan group 2 and, after the certificate balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates have been reduced to zero, the remaining funds attributable to the mortgage loans in loan group 1 until the certificate balance of the Class A-HR certificates has been reduced to zero.

However, if the certificate balances of each class of certificates, other than the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates, having an initial principal balance have been reduced to zero, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates, pro rata, based on their respective certificate balances and without regard to the Class A-SB planned principal balance;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates, pro rata, based on the aggregate unreimbursed losses, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes;

Fourth, to the Class A-M Certificates, as follows: (a) to interest on the Class A-M certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-M certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-M certificates for any previously

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unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;

Fifth, to the Class B Certificates, as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;

Sixth, to the Class C Certificates, as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-E, Class X-F, Class X-G, Class V and Class R certificates), in the amounts and order of priority described in “Description of the Certificates—Distributions” in this prospectus; and

Eighth, to the Class R certificates, any remaining amounts.

For purposes of making distributions to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups: loan group 1 and loan group 2. Loan group 1 will consist of 49 mortgage loans, representing approximately 93.6% of the initial pool balance as of the cut-off date. Loan group 2 will consist of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Hyatt Regency St. Louis at The Arch, representing approximately 6.4% of the initial pool balance as of the cut-off date.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal
Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R and Class V certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

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A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges,
Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination, Allocation of
Losses and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class R and Class V certificates) to reduce the certificate balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-G, Class V or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates and, therefore, the amounts of interest they accrue.

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(1)	The Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1. The Class A-HR certificates have a priority entitlement to principal payments received in respect of mortgage loan included in loan group 2. See “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

(2)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in this prospectus.

(3)	The Class X-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates are interest-only certificates and the Class X-D, Class X-E, Class X-F and Class X-G certificates are not offered by this prospectus.

(4)	Other than the Class X-D, Class X-E, Class X-F and Class X-G certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates. The notional amount of the Class X-HR certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-HR certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class B certificates. The notional amount of the Class X-C certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class C certificates. The notional amount of the Class X-D certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class D certificates. The notional amount of the Class X-E certificates will be reduced by the amount of principal losses or principal payments, if any,

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allocated to the Class E certificates. The notional amount of the Class X-F certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class F certificates. The notional amount of the Class X-G certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class G certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities:

	•	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

	•	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

	•	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

	•	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

	•	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

	•	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.

F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date, to the extent actually collected and applied as interest during a collection period, will be distributed to the

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holders of the Class V certificates on the related distribution date. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a periodic payment that has not been received by a specific date after its due date on each mortgage loan (unless the master servicer or the special servicer determines that the advance would be non-recoverable). Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the regular monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan that is not held by the issuing entity.

See “Pooling and Servicing Agreement—Advances”.

B. Servicing Advances	The master servicer may be required to make advances with respect to mortgage loans and related companion loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

• protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

• maintain the priority of the lien on the related mortgaged property; and/or

• enforce the related mortgage loan documents.

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The special servicer will have no obligation to make any servicing advances.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the master servicer and/or the special servicer (and the trustee, as applicable) under the related pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of such non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on servicing advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced mortgage loan and to the extent allocable to the related non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 50 fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrowers in 154 commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—Additional Indebtedness”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $839,968,889.

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Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 50 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the loans in the table below is part of a larger whole loan, each of which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”). The companion loans, together with their related mortgage loans, are each referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio	Mortgage Loan Underwritten NCF DSCR
OZRE Leased Fee Portfolio	$70,000,000	8.3%	$105,750,000	70.2%	1.74x
Hyatt Regency St. Louis at The Arch	$54,000,000	6.4%	$55,000,000	70.4%	1.80x
215 West 34th Street & 218 West 35th Street	$45,000,000	5.4%	$85,000,000	54.2%	1.88x
AG Life Time Fitness Portfolio	$45,000,000	5.4%	$129,300,000	57.1%	1.99x
Renaissance Cincinnati	$34,035,002	4.1%	$22,690,001	59.3%	1.73x
One Commerce Plaza	$32,854,864	3.9%	$39,824,078	73.0%	1.30x
AvidXchange	$31,200,000	3.7%	$20,800,000	61.2%	1.59x
Madbury Commons	$29,000,000	3.5%	$20,000,000	68.6%	1.31x
GFH Brennan Industrial Portfolio	$28,512,500	3.4%	$40,000,000	75.0%	1.37x
NMS Los Angeles Multifamily Portfolio	$25,000,000	3.0%	$95,000,000	68.8%	1.31x
3 Executive Campus	$16,650,000	2.0%	$11,100,000	69.9%	1.66x
Home Depot – Elk Grove Village	$10,945,000	1.3%	$8,955,000	72.1%	1.58x

The 215 West 34th Street & 218 West 35th Street loan, the Renaissance Cincinnati loan, the AvidXchange loan, the Madbury Commons loan, the 3 Executive Campus loan and the Home Depot – Elk Grove Village loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and are each referred to in this prospectus as a “serviced whole loan”, and the related companion loans are referred to in this prospectus as “serviced companion loans”.

The OZRE Leased Fee Portfolio whole loan will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. After the securitization of the OZRE Leased Fee Portfolio pari passu companion loan, the OZRE Leased Fee Portfolio whole loan will be serviced under the pooling and servicing agreement entered into in connection with that securitization. The OZRE Leased Fee Portfolio whole loan is referred to in this prospectus as a “serviced whole loan”, and the related companion loan as a “serviced pari passu companion loan” until the securitization of such companion loan, and after such securitization the OZRE Leased Fee Portfolio whole loan will be referred to as a “non-serviced whole loan”.

Each loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate pooling and servicing

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agreement identified below relating to a related companion loan and is, together with the related companion loan(s), referred to in this prospectus as a “non-serviced whole loan”. Each related mortgage loan is referred to as a “non-serviced mortgage loan” and each of the related companion loans are referred to in this prospectus as a “non-serviced companion loan” or a “companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans

Loan Name	Transaction/Pooling and Servicing Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee	Certificate Administrator and Custodian	Directing Certificate- holder	Operating Advisor	Asset Representations Reviewer
OZRE Leased Fee Portfolio	CFCRE 2016-C4(1)	8.3%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	U.S. Bank National Association	U.S. Bank National Association	RREF III Debt AIV, LP	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
Hyatt Regency St. Louis at The Arch	COMM 2016-CCRE28	6.4%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association	Wells Fargo Bank, National Association	KKR Real Estate Finance Holdings L.P.	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
AG Life Time Fitness Portfolio	COMM 2016-CCRE28	5.4%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association	Wells Fargo Bank, National Association	KKR Real Estate Finance Holdings L.P.	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
One Commerce Plaza	CFCRE 2016-C3	3.9%	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Seer Capital Partners Master Fund L.P.	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
GFH Brennan Industrial Portfolio	CGCMT 2016-P3	3.4%	Wells Fargo Bank, National Association	C-III Asset Management LLC	Wilmington Trust, National Association	Citibank, N.A.	Raith Capital Partners, LLC	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
NMS Los Angeles Multifamily Portfolio	COMM 2015-CCRE27	3.0%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	RREF II-SG CMBS AIV, LP	Park Bridge Lender Services LLC	N/A

(1)	The servicing of the OZRE Leased Fee Portfolio whole loan will be transferred after the securitization of the OZRE Leased Fee Portfolio companion loan identified as note A-2. The initial controlling noteholder of the whole loan is Cantor Commercial Real Estate Lending, L.P., or an affiliate, as holder of the companion loan identified as note A-2. After the securitization of the companion loan identified as note A-2, the controlling noteholder of the OZRE Leased Fee Portfolio whole loan is expected to be the controlling class representative (or equivalent entity) or other directing certificateholder under such securitization.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loan, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with one or more pari passu companion loans is calculated including the principal balance and debt service payment of the

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related pari passu companion loan(s), but is calculated excluding any related mezzanine debt or preferred equity.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property or comprised of more than one cross-collateralized loan is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

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Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$839,968,889
Number of Mortgage Loans	50
Number of Mortgaged Properties	154
Range of Cut-off Date Balances	$2,536,143 to $70,000,000
Average Cut-off Date Balance	$16,799,378
Range of Mortgage Rates	4.1100% to 5.8600%
Weighted average Mortgage Rate	4.9073%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	118 months
Range of remaining terms to maturity(2)	56 months to 120 months
Weighted average remaining term to maturity(2)	114 months
Range of original amortization term(3)	180 months to 360 months
Weighted average original amortization term(3)	344 months
Range of remaining amortization terms(3)	180 months to 360 months
Weighted average remaining amortization term(3)	343 months
Range of LTV Ratios as of the Cut-off Date(4)(5)(6)	39.8% to 79.0%
Weighted average LTV Ratio as of the Cut-off Date(4)(5)(6)	65.8%
Range of LTV Ratios as of the maturity date(2)(5)(6)	21.3% to 72.1%
Weighted average LTV Ratio as of the maturity date(2)(5)(6)	58.0%
Range of UW NCF DSCR(5)(7)	1.29x to 3.65x
Weighted average UW NCF DSCR(5)(7)	1.66x
Range of UW NOI Debt Yield(5)	6.7% to 16.3%
Weighted average UW NOI Debt Yield(5)	10.6%
Percentage of Initial Pool Balance consisting of:
Amortizing Balloon	41.2%
Interest Only	30.2%
Interest Only, then Amortizing	26.0%
Interest Only, then Amortizing, ARD	2.7%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to any mortgage loan with an anticipated repayment date, calculated through or as of, as applicable, such anticipated repayment date.

(3)	Does not include mortgage loans that pay interest-only until their maturity dates or anticipated repayment dates.

(4)	In the case of 2 mortgage loans, representing approximately 5.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the cut-off date loan-to-value ratio has been calculated net of an earnout holdback reserve or unfunded obligations reserve.

(5)	In the case of 12 mortgage loans, collectively representing approximately 50.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each of which has one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yield have been calculated including the related pari passu companion loans.

(6)	In the case of the mortgage loans secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus as OZRE Leased Fee Portfolio and NMS Los Angeles Multifamily Portfolio, collectively representing approximately 11.3% of the outstanding pool balance as of the cut-off date, the cut-off date loan-to-value ratio and maturity date loan-to-value ratio have been calculated based on the “portfolio appraised value” of $250,400,000 and $174,300,000, respectively, which in each case reflects a premium attributed to the aggregate value of the related mortgaged properties as a whole. In the case

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of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as 601 West Polk, representing approximately 1.8% of the outstanding pool balance as of the cut-off date, the maturity date loan-to-value ratio has been calculated based on the “market value as complete & stabilized” value for such mortgaged property, which assumes the completion of $10,400,000 of planned capital improvements at the mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”. In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Colinas Del Bosque North, representing approximately 0.9% of the outstanding pool balance as of the cut-off date, the cut-off date loan-to-value ratio and maturity date loan-to-value ratio have been calculated based on the “as complete” value for such mortgaged properties. The “as complete” value refers to the mortgaged property once certain construction, repairs or renovations for which reserves have been established, have been completed. In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Highland Hills, representing approximately 0.2% of the outstanding pool balance as of the cut-off date, the cut-off date loan-to-value ratio and maturity date loan-to-value ratio have been calculated based on the “hypothetical as if repaired” value for such mortgaged property.

(7) Debt service coverage ratios are calculated using the average of the principal and interest payments for the first 12 payment periods of the mortgage loan following the cut-off date (but without regard to any leap year adjustments), provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

Several of the mortgage loans were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the mortgage loan as described below:

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as One Commerce Plaza, representing approximately 3.9% of the initial pool balance, the mortgage loan paid off a prior loan, which prior loan was in maturity default at the time of the refinancing following a 13 month extension which the prior lender had granted after the original maturity date in September 2014.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Binz Building, representing approximately 1.8% of the initial pool balance, the mortgage loan paid off a prior loan in full, which prior loan matured in February 2016 and was in maturity default at the time of the refinancing.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Hurley Way, representing approximately 0.5% of the initial pool balance, the mortgaged property was previously encumbered by an $8.0

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million prior loan that was included in the CD 2006-CD3 securitization trust, which prior loan went into default and was transferred to special servicing. In 2009, the prior loan was modified at an approximately $2.33 million discount, which modification required, among other conditions, that the borrower pay down $1.0 million of the $7.8 million then outstanding principal balance with new equity. The mortgage loan refinanced the modified prior loan in full.

See “Description of the Mortgage Pool”.

Loans Underwritten Based on
Projections of Future Income	With respect to 82 of the mortgaged properties, representing approximately 21.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (by allocated loan amount), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics —Mortgaged Properties With Limited Prior Operating History”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances will be issued, maintained and transferred only in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $100,000 and in integral multiples of $1 in excess of $100,000.

Registration, Clearance and
Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

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We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

“Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Information Available to
Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

• BlackRock Financial Management, Inc., Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, Markit LLC and Thomson Reuters Corporation;

• The certificate administrator’s website initially located at http://www.usbank.com/abs; and

• The master servicer’s website initially located at www.wellsfargo.com/com/comintro.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of all of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the mortgage loans held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class A-M, Class B, Class C and Class D certificates are no longer outstanding and (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates).

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

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Required Repurchases or
Substitutions of Mortgage
Loans; Loss of Value
Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treas. Reg. Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan) and/or related REO properties and accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or a defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and the related pari passu companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted mortgage loan and the special servicer under the related pooling and servicing agreement for the related pari passu companion loan determines to sell such pari passu companion loan, then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans—OZRE Leased Fee Portfolio Whole Loan”, “—Hyatt Regency St. Louis at The Arch Whole Loan”, “AG Life Time Fitness Portfolio Whole Loan”, “—One Commerce Plaza Whole Loan”, “—GFH Brennan Industrial Portfolio Whole Loan”, and “—NMS Los Angeles Multifamily Portfolio Whole Loan”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of excess interest accrued on the mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs (the “Lower-Tier

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REMIC” and the “Upper-Tier REMIC” and each, a “Trust REMIC”), for federal income tax purposes.

In addition, the portion of the issuing entity consisting of the excess interest accrued on the mortgage loan with an anticipated repayment date and the excess interest distribution account, beneficial ownership of which is represented by the Class V certificates, will be treated as a grantor trust for federal income tax purposes (the “Grantor Trust”).

Pertinent federal income tax consequences of an investment in the offered certificates include:

• Each class of offered certificates will constitute REMIC “regular interests”.

• The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

• You will be required to report income on your offered certificates using the accrual method of accounting.

• It is anticipated that the Class [__] certificates will be issued with original issue discount and that the Class [___] certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

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See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

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Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

•	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

•	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

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The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics and desirability of the area where the property is located;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	a decline in the businesses operated by tenants or in their financial condition;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national or regional economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments;

•	location of certain mortgaged properties in less densely populated or less affluent areas; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

•	the quality and creditworthiness of tenants;

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•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General. Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels. See “Description of the Mortgage Pool—Tenant Issues”.

A Tenant Concentration May Result in Increased Losses. Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

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In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks. If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks. If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease. The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact

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on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure. In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow. Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

•	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

•	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

•	if the related borrower fails to provide a designated number of parking spaces,

•	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

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•	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

•	if a tenant’s use is not permitted by zoning or applicable law,

•	if the tenant is unable to exercise an expansion right,

•	if the landlord defaults on its obligations under the lease,

•	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

•	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

•	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

•	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

•	in the case of government sponsored tenants, any time or for lack of appropriations, or

•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks. Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

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•	the adaptability of the building to changes in the technological needs of the tenants;

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

•	in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and/or operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is often required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or the termination of an anchor tenant’s or shadow anchor tenant’s lease;

•	if the anchor tenant or shadow anchor tenant decides to vacate;

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•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadowed anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor tenants of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor tenants to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease or the property does not have a specified occupancy level.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans that may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants who did not provide estoppels prior to origination. We cannot assure you that the failure to have obtained related estoppel information will not have a material adverse effect on the related mortgage loans.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or past levels.

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Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	ability to convert to alternative uses which may not be readily made;

•	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

•	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

•	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, some of the hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or

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extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment venues are particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Hyatt Regency St. Louis at The Arch, representing approximately 6.4% of the initial pool balance as of the cut-off date, is the sole mortgage loan in loan group 2 and is secured by a hospitality property. Because the amount of principal that will be distributed to the Class A-HR certificates will generally be based upon the mortgage loan in loan group 2, the yield on the Class A-HR certificates will be particularly sensitive to the factors that may adversely affect the financial performance and value of hospitality properties.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

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•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises and/or hospitality property managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor and/or hospitality property managers. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and the property management agreements is restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged property is subject to the risks relating to the property types described in “—Retail Properties Have Special Risks” and “—Hospitality Properties Have Special Risks”. See Annex A-2 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as AvidXchange, representing approximately 3.7% of the initial pool balance as of the cut-off date, is secured by a mixed use property. In addition to office and retail operations, a portion of the mortgaged property operates as an entertainment complex that include restaurants, lounges, nightclubs and music performance venues and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived

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or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of the AvidXchange property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

•	the quality of property management;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the generally short terms of residential leases and the need for continued reletting;

•	rent concessions and month-to-month leases, which may impact cash flow at the property;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

•	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

•	restrictions on the age of tenants who may reside at the property;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

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•	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

•	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

•	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings where the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

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A number of factors may adversely affect the value and successful operation of a residential cooperative property. Some of these factors include:

•	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

•	the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

•	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

•	that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

•	reduced demand for industrial space because of a decline in a particular industry segment;

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•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

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•	the number of competing residential developments in the local market, such as: other manufactured housing community properties, apartment buildings and site built single family homes;

•	the physical attributes of the community, including its age and appearance;

•	the location of the manufactured housing property;

•	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; manufactured homes may be moved from a manufactured housing property);

•	the type of services or amenities it provides;

•	any age restrictions;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

•	decreased demand;

•	lack of proximity to apartment complexes or commercial users;

•	apartment tenants moving to single family homes;

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•	decline in services rendered, including security;

•	dependence on business activity ancillary to renting units;

•	security concerns;

•	age of improvements; or

•	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium

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interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

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Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Range of Remaining Terms to Maturity in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, hospitality, mixed use, multifamily and other properties. In addition, the mortgage loan in loan group 2 is secured by a hospitality property. Because the amount of principal that will be distributed to the Class A-HR certificates will generally be based upon the mortgage loan in loan group 2, the yield on the Class A-HR certificates will be particularly sensitive to prepayments on the mortgage loan in loan group 2. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, New York, Virginia, Ohio, Missouri, Illinois, Texas and New Jersey. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

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Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

•	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

•	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

•	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

•	future laws, ordinances or regulations will not impose any material environmental liability; or

•	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property that any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will not be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any

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environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation number 40 in Annex C-1 and the identified exceptions to that representation in Annex C-2.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Cantor Commercial Real Estate Lending, L.P.”, “—Société Générale”, “—Benefit Street Partners CRE Finance LLC—BSP’s Underwriting Standards”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans are currently undergoing or may be scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative

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impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 10 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

•	the physical attributes of the health club (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

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Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, gas stations, data centers, urgent care facilities, schools, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit, lease defaults, ratings and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

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Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property

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designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

Certain Risks Are Not Covered under Standard Insurance Policies. In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents. See “Description of the Mortgage Pool—Insurance Considerations”. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things:

•	war;

•	revolution;

•	terrorism;

•	nuclear, biological or chemical materials;

•	governmental actions;

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•	floods and other water related causes;

•	earth movement, including earthquakes, landslides and mudflows;

•	wet or dry rot;

•	vermin; and

•	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against. Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

•	in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

•	in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

•	with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

•	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

•	if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

There Is No Assurance That Required Insurance Will Be Maintained. There is no assurance that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard and subject to the discussion under “The Pooling and Servicing Agreement—The Directing Certificateholder” and “—The Operating Advisor”, that either (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (b) such insurance is not available at any rate. Additionally, if the related borrower fails to maintain such terrorism insurance coverage, neither the applicable master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such terrorism insurance coverage is not available for the reasons set forth in the preceding sentence. Furthermore, at the time

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existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

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After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 85% (subject to annual 1% decreases beginning in 2016 until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $100 million (subject to annual $20 million increases beginning in 2016 until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See “Annex A-3—Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan

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Information” for a summary of the terrorism insurance requirements under each of the ten largest mortgage loans.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Limited Information Causes Uncertainty

Historical Information. Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in
“—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

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Ongoing Information. The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Additional Information”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Information”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered

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certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards”, “Benefit Street Partners CRE Finance LLC—BSP’s Underwriting Standards” and “—Société Générale—Société Générale’s Underwriting Standards”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Cantor Commercial Real Estate Lending, L.P.—Review of CCRE Mortgage Loans”, “—Benefit Street Partners CRE Finance LLC—Review of BSP Mortgage Loans” and “—Société Générale—Review of the Mortgage Loans for Which Société Générale is the Sponsor”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay

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Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Seasoned Mortgage Loans Present Additional Risk of Repayment

One of the mortgage loans, secured by the mortgaged property identified on Annex A-1 as Hyatt Regency St. Louis at The Arch, is a seasoned mortgage loans and was originated 19 months prior to the cut-off date. There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans. For example:

•	property values and surrounding areas have likely changed since origination; origination standards at the time the mortgage loans were originated may have been different than current origination standards;

•	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;

•	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;

•	the physical condition of the mortgaged properties or improvements may have changed since origination; and

•	the circumstances of the mortgaged properties, the borrower and the tenants may have changed in other respects since.

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Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. For example, in the case of the mortgage loans secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus as OZRE Leased Fee Portfolio and NMS Los Angeles Multifamily Portfolio, collectively representing approximately 11.3% of the outstanding pool balance as of the cut-off date, the cut-off date loan-to-value ratio and maturity date loan-to-value ratio have been calculated based on the “portfolio appraised value” of $250,400,000 and $174,300,000, respectively, which in each case reflects a premium attributed to the aggregate value of the related mortgaged properties as a whole. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

•	changes in governmental regulations, zoning or tax laws;

•	potential environmental or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

For example, with respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus as NMS Los Angeles Multifamily Portfolio, representing approximately 3.0% of the outstanding pool balance as of the cut-off date, the mortgaged property identified on Annex A-1 to this prospectus as Luxe at 1548 is subject to a springing deed restriction (the “Springing Deed Restriction”) by the City of Santa Monica (the “City”) to provide 19 units of affordable housing. The loan sponsors agreed with the City to build a multifamily building at a nearby location (the “New Building”) and provide the affordable housing units at that property (which property will not be collateral for the NMS Los Angeles Multifamily Portfolio Mortgage Loan). In the event the New Building provides the required affordable housing units, the City is required to release the deed restriction. In the

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event the loan sponsors have not made affordable housing units available at the New Building, the City may require that the borrower lease 19 units at the mortgaged property identified on Annex A-1 as Luxe at 1548 to low income tenants as units become vacant. The appraiser did not consider the Springing Deed Restriction in the August 14, 2015 appraisal for the mortgaged property. However, the borrowers delivered a $7.0 million evergreen letter of credit to the lender as additional collateral for the NMS Los Angeles Multifamily Whole Loan and the loan sponsors provided a personal guarantee with respect to the last $7.0 million of principal repaid under the NMS Los Angeles Multifamily Portfolio Whole Loan. The letter of credit and the personal guarantee will be released upon a release of the deed restriction encumbering the Luxe at 1548 mortgaged property or in the event this mortgaged property is released from the lien of the security instrument in accordance with the mortgage loan documents. Pursuant to the August 14, 2015 appraisal, the appraised value for this mortgaged property was $37,100,000. On October 8, 2015, the appraiser provided a supplemental appraisal for this mortgaged property that considered the appraised value in the event the City requires the borrower to lease 19 units at this mortgaged property to low income tenants. The supplemental appraisal included a hypothetical value for this mortgaged property of $31,100,000 in the event the 19 units are subject to Section 8 restrictions and $26,330,00 in the event the 19 units are subject to HUD restrictions.

In certain cases, appraisals may reflect one or more of “as-stabilized”, “as-complete”, “hypothetical as-if repaired”, “hypothetical as-is”, “as-portfolio” and “as-is” values. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the “as-stabilized”, “as-complete”, “hypothetical as-if repaired”, “hypothetical as-is” or “as-portfolio” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is”, “as-portfolio”, “as-complete”, “hypothetical as-if repaired”, “hypothetical as-is” and “as-stabilized” values, we cannot assure you that those assumptions are or will be accurate or that the “as-stabilized”, “as-portfolio”, “as-complete, “hypothetical as-is” and “hypothetical as-if repaired” value will be the value of the related mortgaged property at the indicated stabilization date or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Cantor Commercial Real Estate Lending, L.P.”, “—Benefit Street Partners CRE Finance LLC—BSP’s Underwriting Standards” and “—Société Générale” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the

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Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, and will comply, with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require

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prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as tenants-in-common, and in such cases, there is a risk that obtaining the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate

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amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

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Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose, Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. See also representation number 31 in Annex C-1 and the identified exceptions to those representations in Annex C-2. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

•	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

•	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

•	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

•	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

•	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

•	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to the whole loans are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

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With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers

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grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan,

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while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

•	what proceedings are required for foreclosure;

•	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

•	whether and to what extent recourse to the borrower is permitted; and

•	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

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•	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

•	the prevailing interest rates;

•	the net operating income generated by the mortgaged property;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided

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that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessor’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessee/borrower’s as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property

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under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See representation number 34 in “Annex C-1—Mortgage Loan Representations and Warranties” and the representation exceptions identified in “Annex C-2—Exceptions to Mortgage Loan Representations and Warranties”.

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to Shari’ah Compliant Loans

Certain of the mortgage loans may be structured to comply with Islamic law (Shari’ah). The related borrower holds the fee interest in the mortgaged property and is owned by a U.S. division of the borrower sponsor. The related borrower has master leased the related mortgaged property to a master lessee, which is indirectly owned in part by certain investors of the Islamic faith. The rent payable pursuant to the applicable master lease is intended to cover the debt service payments required under the related mortgage loan, as well as reserve payments and any other sums due under the mortgage loan. By its terms, the master lease is expressly subordinate to the related mortgage loan.

There is a risk that in a bankruptcy case of a master lessee, the master lease could be recharacterized as a financing lease in connection with an acquisition of the mortgaged property by the master lessee. If such recharacterization occurred, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. In Shari’ah

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compliant mortgage loans, the master lessee typically does not grant a leasehold mortgage to the lender. Therefore, there is a risk that if the master lease were recharacterized as a financing lease, the lender could lose its mortgage on the property. To mitigate the effect of such recharacterization, (i) each master lessee has been formed and is obligated to continue as a single purpose entity, (ii) a bankruptcy by a master lessee is a “bad act” that would trigger guarantor liability under the recourse carveout guaranty for the related mortgage loan, (iii) the master lease is expressly subordinate to the related mortgage loan, and (iv) title insurance was obtained insuring that the related borrower is the fee owner of the related mortgaged property.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on this mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class V certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan(s)”.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Cantor Commercial Real Estate Lending, L.P., one of the sponsors and originators, and of Cantor Fitzgerald & Co., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

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Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the companion loans related to their mortgage loans. The originators and/or their respective affiliates may retain existing companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—

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Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the OZRE Leased Fee Portfolio Whole Loan Will Shift to Other Servicers

The servicing of the OZRE Leased Fee Portfolio whole loan whole loan is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until such time as the related controlling pari passu companion loan is securitized in a separate securitization. At that time, the servicing and administration of the related whole loan will shift to the master servicer and special servicer under that other securitization and will be governed exclusively by the pooling and servicing agreement entered into in connection with that securitization and the related intercreditor agreement. Neither the closing date of such securitization nor the identity of such other master servicer or special servicer has been determined. In addition, the provisions of the other pooling and servicing agreement have not yet been determined, although they will be required, pursuant to the related intercreditor agreement, to satisfy the requirements described under “Description of the Mortgage Pool—The Whole Loans—OZRE Leased Fee Portfolio Whole Loan”. Prospective investors should be aware that they will not have any control over the identity of such other master servicer or special servicer, nor will they have any assurance as to the particular terms of the other pooling and servicing agreement except to the extent of compliance with the requirements referred to in the previous sentence. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the OZRE Leased Fee Portfolio whole loan, other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related pari passu companion loan or the controlling party in the related securitization of such pari passu companion loan or such other party specified in the related intercreditor agreement may have rights similar to, or more expansive than, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—OZRE Leased Fee Portfolio Whole Loan”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the

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offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the underwriters, are affiliates of the depositor and Cantor Commercial Real Estate Lending, L.P., a sponsor and originator, and Berkeley Point Capital LLC, the primary servicer. SG Americas Securities, LLC, one of the underwriters, is an affiliate of Société Générale, a sponsor and originator.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. Each pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have

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interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, if the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf (or, with respect to the OZRE Leased Fee Portfolio whole loan, the holder of the controlling companion loan) will be required to select a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan, in which case the replacement special servicer will be selected by a vote of the certificateholders. If such excluded special servicer has not been appointed within 30 days of receipt of notice of the resigning special servicer’s resignation, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” in this prospectus. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan (provided that that special servicer will remain entitled to all other special servicing compensation with respect all mortgage loans and serviced whole loans that are not excluded special servicer loans). While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to the excluded special servicer loan to the related borrower party or any employees or personnel of such borrower party involved in the management of any investment in the related borrower party or the related mortgaged property and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Series 2016-C4 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special

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servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below. It is expected that RREF III Debt AIV, LP or another affiliate of the special servicer will be the initial directing certificateholder.

In addition, Rialto Capital Advisors, LLC is currently the special servicer under the COMM 2015-CCRE27 Pooling and Servicing Agreement, which governs the servicing and administration of the NMS Los Angeles Multifamily Portfolio Whole Loan. In addition, Rialto Capital Advisors, LLC is an affiliate of the entity that is the initial controlling class certificateholder and the initial controlling class representative under the COMM 2015-CCRE27 Pooling and Servicing Agreement.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, an indirect wholly owned subsidiary of Park Bridge Financial LLC, has been appointed as the initial operating advisor with respect to all of the mortgage loans other than the non-serviced mortgage loans and the OZRE Leased Fee Portfolio whole loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the

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issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans other than the non-serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders, especially if the asset representations reviewer or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Loan Holders

On the closing date, RREF III Debt AIV, LP or another affiliate of the special servicer is expected to be designated the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and other than with respect to any excluded loan), take actions with respect to the specially serviced mortgage loans administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing certificateholder on behalf of the controlling class certificateholders

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(for so long as a control termination event does not exist and other than with respect to any excluded loan) or the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan may direct the special servicer or the special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth below is the identity of the initial directing certificateholder (or equivalent entity) for each pari passu whole loan, the expected securitization trust holding the controlling note in such whole loan and the pooling and servicing agreement under which it is expected to be serviced.

Whole Loan	PSA	Controlling Noteholder	Directing Certificateholder
OZRE Leased Fee Portfolio	CFCRE 2016-C4(1)	(1)	(1)
Hyatt Regency St. Louis at The Arch	COMM 2016-CCRE28	COMM 2016-CCRE28	KKR Real Estate Finance Holdings L.P. (2)
215 West 34th Street & 218 West 35th Street	CFCRE 2016-C4	CFCRE 2016-C4	RREF III Debt AIV, LP
AG Life Time Fitness Portfolio	COMM 2016-CCRE28	COMM 2016-CCRE28	KKR Real Estate Finance Holdings L.P.(2)
Renaissance Cincinnati	CFCRE 2016-C4	CFCRE 2016-C4	RREF III Debt AIV, LP
One Commerce Plaza	CFCRE 2016-C3	CFCRE 2016-C3	Seer Capital Master Partners Fund L.P.
AvidXchange	CFCRE 2016-C4	CFCRE 2016-C4	RREF III Debt AIV, LP
Madbury Commons	CFCRE 2016-C4	CFCRE 2016-C4	RREF III Debt AIV, LP
GFH Brennan Industrial Portfolio	CGCMT 2016-P3	CGCMT 2016-P3	Raith Capital Partners, LLC
NMS Los Angeles Multifamily Portfolio	COMM 2015-CCRE27	COMM 2015-CCRE27	RREF II-SG CMBS AIV, LP
3 Executive Campus	CFCRE 2016-C4	CFCRE 2016-C4	RREF III Debt AIV, LP
Home Depot – Elk Grove Village	CFCRE 2016-C4	CFCRE 2016-C4	RREF III Debt AIV, LP

(1)	The servicing of the OZRE Leased Fee Portfolio Whole Loan will be transferred after the securitization of the OZRE Leased Fee Portfolio companion loan identified as note A-2. The initial controlling noteholder of the OZRE Leased Fee Portfolio Whole Loan is Cantor Commercial Real Estate Lending, L.P., or an affiliate, as holder of the companion loan identified as note A-2. After the securitization of the companion loan identified as note A-2, the controlling noteholder of the OZRE Leased Fee Portfolio Whole Loan is expected to be the controlling class representative (or equivalent entity) or other directing certificateholder under such securitization.

(2)	Or an affiliate of KKR Real Estate Finance Holdings L.P.

The special servicer, upon non-binding consultation with a serviced companion loan holder (other than with respect to the OZRE Leased Fee Portfolio Whole Loan) or its representative and subject to the terms of the related intercreditor agreement, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans—215 West 34th Street & 218 West 35th Street Whole Loan”, “—Renaissance Cincinnati Whole Loan”, “—AvidXchange Whole Loan”, “—Madbury Commons Whole Loan”, “—3 Executive Campus Whole Loan” and “—Home Depot – Elk Grove Village Whole Loan”. In connection with the pari passu whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that such non-binding consultation with a serviced companion loan holder (solely with respect to the related serviced whole loan) may result in a mutual decision for the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder (or, in the case of the OZRE Leased Fee Portfolio mortgage loan, prior to the securitization of the applicable controlling pari passu companion loan, the holder of such companion loan) for cause at any time and without cause for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”.

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Similarly, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder (or, after the securitization thereof, the securitization trust for the OZRE Leased Fee Portfolio pari passu companion loan) has certain consent and/or consultation rights with respect to the non-serviced mortgage loans under the related pooling and servicing agreement governing the servicing of that related non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The directing certificateholder and its affiliates (and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such loan referred to in this prospectus as an “excluded loan”), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Rialto Capital Advisors, LLC, the special servicer, is an affiliate of the entity that (a)(i) is expected to purchase the Class F, Class G and Class V Certificates and (ii) may purchase the Class E, Class X-E, Class X-F and Class X-G Certificates on the Closing Date and (b) RREF III Debt AIV, LP or another affiliate of Rialto Capital Advisors, LLC is expected to be appointed as the initial directing certificateholder. In addition, Rialto Capital Advisors, LLC is an affiliate of the entity that is the initial controlling class certificateholder and the initial directing certificateholder under the COMM 2015-CCRE27 pooling and servicing agreement, which governs the servicing and administration of the NMS Los Angeles Multifamily Portfolio Whole Loan.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder, or upon non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans—215 West 34th Street & 218 West 35th Street Whole Loan”, “—Renaissance Cincinnati Whole Loan”, “—AvidXchange Whole Loan”, “—Madbury Commons Whole Loan”, “—3 Executive Campus Whole Loan” and “—Home Depot – Elk Grove Village Whole Loan”. As a result, it is possible that such serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investors in the Class F, Class G, and Class V certificates, which are referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the

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removal, re-sizing, decrease in the principal balance of the mortgage loan, reduction of the time during which the loan pays interest-only, increase in the amount of required reserves or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the B-piece buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, the B-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs.

The B-piece buyer, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to a non-serviced mortgage loan under the pooling and servicing agreement governing the servicing of such non-serviced whole loan and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—OZRE Leased Fee Portfolio Whole Loan—Consultation and Control”, “—Hyatt Regency St. Louis at The Arch Whole Loan—Consultation and Control”, “—AG Life Time Fitness Portfolio Whole Loan—Consultation and Control”, “—One Commerce Plaza Whole Loan—Consultation and Control”, “—GFH Brennan Industrial Portfolio Whole Loan—Consultation and Control”, “—NMS Los Angeles Multifamily Portfolio Whole Loan—Consultation and Control” and “—Home Depot – Elk Grove Village Whole Loan—Consultation and Control”.

It is expected that RREF III Debt AIV, LP or another affiliate of the special servicer will be the initial directing certificateholder.

In addition, Rialto Capital Advisors, LLC is currently the special servicer under the COMM 2015-CCRE27 Pooling and Servicing Agreement, which governs the servicing and administration of the NMS Los Angeles Multifamily Portfolio Whole Loan. In addition, Rialto Capital Advisors, LLC is an affiliate of the entity that is the initial controlling class certificateholder and the initial controlling class representative under the COMM 2015-CCRE27 Pooling and Servicing Agreement.

Because the incentives and actions of the B-piece buyers may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

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Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to the OZRE Leased Fee Portfolio whole loan, the holder of the controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or holder of the controlling OZRE Leased Fee Portfolio companion loan, as applicable, under the pooling and servicing agreement for this securitization or under any pooling and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for

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your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

•	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

•	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

•	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

•	Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, may not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis.

National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm.

If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment

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firm then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.

Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the offered certificates are not a suitable investment for EEA-credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment.

•	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect issuers, investors, and other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013 and began phasing in on January 1, 2014; these regulations implement the increased capital requirements established under the Basel Accord. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset backed securities such as CMBS. Additional increases in minimum capital requirements have been implemented since that date. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and, when implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities. As a result of these regulations, investments in commercial mortgage backed securities like the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of commercial mortgage backed securities for their regulatory capital purposes.

•	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (subject to the possibility of up to two one-year extensions). In the interim, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of

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“investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

•	Financial accounting principles could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

•	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

•	do not represent any assessment of the yield to maturity that a certificateholder may experience;

•	reflect only the views of the respective rating agencies as of the date such ratings were issued;

•	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

•	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

•	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

•	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

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Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six (6) nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three (3) of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of two nationally recognized statistical rating organizations engaged by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the initial subordination levels provided by such nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

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Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General. The yield to maturity on each class of offered certificates will depend in part on the following:

•	the purchase price for the certificates;

•	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

•	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

•	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

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•	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1, and the yield on the Class A-HR certificates will be particularly sensitive to prepayments on mortgage loan in loan group 2.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

•	the level of prevailing interest rates;

•	the availability of credit for commercial real estate;

•	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the master servicer or the special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the master servicer or the special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity, or that the master servicer or the special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

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See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Class or Classes
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M
Class X-HR	Class A-HR
Class X-B	Class B
Class X-C	Class C
Class X-D	Class D
Class X-E	Class E
Class X-F	Class F
Class X-G	Class G

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and/or Class X-G certificates. Investors in the Class X-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves. With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

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Losses and Shortfalls May Change Your Anticipated Yield. If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of the non-serviced whole loans) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-M certificates and, then pro rata, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 or Class A-M certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class A-HR certificates will result in a corresponding reduction in the notional amount of the Class X-HR certificates. A reduction in the certificate balance of the Class B certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. A reduction in the certificate balance of the Class C certificates will result in a corresponding reduction in the notional amount of the Class X-C certificates. A reduction in the certificate balance of the Class D certificates will result in a corresponding reduction in the notional amount of the Class X-D certificates. A reduction in the certificate balance of the Class E certificates will result in a corresponding reduction in the notional amount of the Class X-E certificates. A reduction in the certificate balance of the Class F certificates will result in a corresponding reduction in the notional amount of the Class X-F certificates. A reduction in the certificate balance of the Class G certificates will result in a corresponding reduction in the notional amount of the Class X-G certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination. The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights. Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than mortgage loans that will be serviced under a separate pooling and servicing agreement),

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those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of the related companion loans and mezzanine debt under the related intercreditor agreement. With respect to the non-serviced mortgage loans, you will generally not have any right to vote or make decisions with respect the non-serviced mortgage loans, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of the related non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. In all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loans that will be serviced under a pooling and servicing agreement governing the servicing of a non-serviced whole loan.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment. The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan, the OZRE Leased Fee Portfolio whole loan or any excluded loan) (and, with respect to the non-serviced mortgage loans and the OZRE Leased Fee Portfolio whole loan, will have limited consultation rights) and the right to replace the special servicer with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reductions and realized losses, is less than 25% of its initial certificate balance), occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the directing certificateholder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans (other than the OZRE Leased Fee Portfolio whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder of the related securitization trust holding the controlling note for the related non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to the OZRE Leased Fee Portfolio whole loan prior to the securitization of the controlling companion loan, the special servicer may, at the direction or upon the advice of the holder of the controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the

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holders of some or all of the classes of certificates. The issuing entity (as the holder of the non-controlling notes) will have limited consultation rights with respect to major decisions relating to each non-serviced whole loan (and the OZRE Leased Fee Portfolio whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no control termination event has occurred and is continuing and by the special servicer if a control termination event has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related loan documents, it is possible that the directing certificateholder (or equivalent entity) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder and the directing certificateholder under the pooling and servicing agreement governing the servicing of each non-serviced mortgage loan:

(i)	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)	may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan);

(iii)	does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan);

(iv)	may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

(v)	will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan for the benefit of the holders of the related companion loan (as a collective whole as if the certificateholders and companion loan holders constituted a single lender). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to a non-serviced mortgage loan, the operating advisor appointed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing

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agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, the OZRE Leased Fee Portfolio mortgage loan or any related REO Property. Additionally, with respect to the OZRE Leased Fee Portfolio mortgage loan, in the event the related serviced pari passu companion loan is not included in a future securitization, the pooling and servicing agreement under this securitization does not provide for an operating advisor with rights and duties in connection with the servicing and administration of such serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer. In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by (i) certificateholders holding at least 75% of a quorum of the certificateholders (which is the holders of certificates evidencing at least 75% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)) or (ii) evidencing more than 50% of each class of “non-reduced certificates” (each class of certificates (other than the Class X-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-G, Class V and Class R certificates) outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses). See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to a non-serviced mortgage loan. We cannot assure you that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Loan Holders and Mezzanine Debt Could Adversely Affect Your Investment. The holders of a pari passu companion loan relating to the serviced mortgage loans will have certain limited consultation rights (on a non-binding basis) with respect to major decisions relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer is not obligated to consult with the companion loan holder if required under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to mortgage loans that permit future mezzanine debt, the related mezzanine lender may have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

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The purchase option that a holder of mezzanine debt generally holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will not have any right to vote with respect to any matters relating to the servicing and administration of the non-serviced mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—OZRE Leased Fee Portfolio Whole Loan”, “—Hyatt Regency St. Louis at The Arch Whole Loan”, “—AG Life Time Fitness Portfolio Whole Loan”, “—One Commerce Plaza Whole Loan”, “—GFH Brennan Industrial Portfolio Whole Loan”, “—NMS Los Angeles Multifamily Portfolio Whole Loan” and “—Home Depot – Elk Grove Village Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Servicing Mortgage Loan”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

•	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

•	may act solely in its own interests, without regard to your interests;

•	do not have any duties to any other person, including the holders of any class of certificates;

•	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

•	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

To the extent provided in the pooling and servicing agreement, the master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans serviced by it regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing. As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

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Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Cantor Commercial Real Estate Lending, L.P., in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. In particular, in the case of a non-serviced loan that is serviced under the pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer (if applicable) under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause

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designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

Additionally, one of the sponsors, Société Générale, may be subject to the “bail-in” powers of a Resolution Authority and such sponsor’s liabilities, including the obligation to repurchase certain defective mortgage loans could, among other things, be reduced, converted or extinguished in full. Alternatively the BRRD gives the power to a Resolution Authority to transfer the assets of certain relevant institutions to a third party entity. See “—The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans” below.

If Société Générale were acting through its New York branch, and were to become the subject of an insolvency proceeding under the laws of France and a proceeding were initiated under Chapter 15 of the federal bankruptcy code or the New York Superintendent of Financial Services were to take possession of the New York branch, it is possible that the New York Superintendent of Financial Services, a creditor or trustee in bankruptcy of Société Générale may argue that the sale of its interest in the mortgage loans by Société Générale was a pledge of the receivables rather than a sale. The New York Superintendent of Financial Services, a creditor, a bankruptcy trustee or another interested party could still attempt to assert that the transfer of Société Générale’s interest in the mortgage loans was not a sale. If such party’s challenge is successful, payments on the certificates would be reduced or delayed. Even if the challenge is not successful, payments on the certificates could be delayed while a court resolves the claim.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

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If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The EU Bank Recovery and Resolution Directive (2014/59/EU) (collectively with secondary and implementing EU rules, and national implementing legislation, the “BRRD”) equips national authorities in EU member states (the “Resolution Authorities”) with tools and powers for preparatory and preventive measures, early supervisory intervention and resolution of credit institutions and significant investment firms (collectively, “relevant institutions”). If a relevant institution enters into a mortgage loan purchase agreement with the depositor and is deemed likely to fail in the circumstances identified in the BRRD, the

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relevant Resolution Authority may employ such tools and powers in order to intervene in the relevant institution’s failure. In particular, liabilities of relevant institutions arising out of the mortgage loan purchase agreement (for example, liabilities requiring lenders to repurchase mortgage loans or to cure certain breaches or defects with respect to mortgage loans) and not otherwise subject to an exception, could be subject to the exercise of “bail-in” powers of the relevant Resolution Authorities. If the relevant Resolution Authority decides to apply the “bail-in” tool to the liabilities of a relevant institution, then subject to certain exceptions set out in the BRRD, the liabilities of such relevant institution could, among other things, be reduced, converted to shares or other ownership interests in the relevant institution, its parent company or a bridge institution or extinguished in full. In addition under the BRRD the Resolution Authority will have the power to transfer to a third party, rights, assets or liabilities of an institution under resolution. As a result, the depositor or the issuing entity and ultimately, the certificateholders may not be able to recover any liabilities owed by such an entity to the depositor or the issuing entity, as applicable. In addition, a relevant Resolution Authority may exercise its discretions in a manner that produces different outcomes amongst institutions resolved in different EU member states. The resolution mechanisms under the BRRD correspond closely to those available to the Single Resolution Board (the “SRB”) and the European Commission under the SRM Regulation (Regulation 806/2014) which applies to EU member states in the Eurozone and other member states participating in the single supervisory mechanism (the “SSM”) with the SRB taking on many of the functions assigned to national resolution authorities by the BRRD. If a member state (such as the UK) has chosen not to participate in the SSM, relevant institutions established in that member state are not subject to the SRM Regulation, but to the BRRD as implemented in that member state. For a discussion of certain risks relating to repurchases of a mortgage loan, see “—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” above.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained. See also representation number 41 in Annex C-1 and the identified exceptions to that representation in Annex C-2.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

There May Be Changes in the Tax Laws of the United States Virgin Islands; No Gross-Up.

The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Wharfside Village, representing approximately 1.1% of the initial pool balance as of the cut-off date, is secured by a property located in the United States Virgin Islands (“USVI”) and is an obligation of a borrower organized in the USVI. USVI law currently provides an exemption from USVI withholding tax for USVI-source interest payments on loans secured by a property or properties located in the USVI. We cannot assure you that this exemption will not change in the future or that USVI law will not otherwise change, and this mortgage loan does not provide for any gross-up in the event of the imposition of any such withholding tax. As a result, if the exemption is changed or any additional tax is imposed, it may result in a shortfall with respect to this mortgage loan. In addition, in the event that the issuing entity acquires the mortgaged property securing such mortgage loan, the issuing entity may be treated as

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engaged in a trade or business in the USVI and may be subject to tax on net income or gains with respect to that income.

Tax Considerations Relating to Foreclosure. If the issuing entity acquires a mortgaged property subsequent to a default on the related mortgage loan (other than a non-serviced mortgage loan) or whole loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, only (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

REMIC Status. If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Internal Revenue Code of 1986, as amended (the “Code”) during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as corporations under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount. One or more classes of the offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Code Section 166.

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Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of 50 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $839,968,889 (the “Initial Pool Balance”) The “Cut-off Date” with respect to each Mortgage Loan, the Due Date in May 2016 for that Mortgage Loan (or, in the case of any Mortgage Loan that has its first due date in June 2016, the date that would have been its Due Date in May 2016 under the terms of that Mortgage Loan if a Monthly Payment were scheduled to be due in that month). The Mortgage Pool will be deemed to consist of two loan groups (“Loan Group 1” and “Loan Group 2”, and collectively, the “Loan Groups”). Loan Group 1 will consist of 49 Mortgage Loans, representing approximately 93.6% of the Initial Pool Balance (the “Initial Loan Group 1 Balance”). Loan Group 2 will consist of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to the prospectus as Hyatt Regency St. Louis at The Arch, representing approximately 6.4% of the Initial Pool Balance (the “Initial Loan Group 2 Balance”).

Twelve (12) of the Mortgage Loans, representing approximately 50.3% of the Initial Pool Balance, are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans” or the “Companion Loans”, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgages and the same assignments of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction.

The Mortgage Loans were originated or acquired by the mortgage loan sellers set forth in the following chart and such entities or their respective affiliates will sell their respective Mortgage Loans to the depositor, which will turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Cantor Commercial Real Estate Lending, L.P.	31	$612,780,180	73.0%
Benefit Street Partners CRE Finance LLC	13	134,418,209	16.0
Société Générale	6	92,770,500	11.0
Total	50	$839,968,889	100.0%

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties, as applicable, and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

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Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on May 18, 2016 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balance (in the case of Mortgage Loan information) or by Allocated Loan Amount as of the Cut-off Date (in the case of Mortgaged Property information).

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated.

Definitions. For purposes of this prospectus, including the information presented in the Annexes to this prospectus, the indicated terms have the following meanings:

“ADR” means, for any hospitality property, average daily rate.

“Allocated Loan Amount” generally means, (a) with respect to any single Mortgaged Property that is the only real property collateral for the related Mortgage Loan, the total outstanding principal balance of such Mortgage Loan; and (b) with respect to any Mortgaged Property that is one of multiple Mortgaged Properties securing a Mortgage Loan, the portion of the total outstanding principal balance of such Mortgage Loan allocated to the subject Mortgaged Property in accordance with net cash flow, appraised value or otherwise in accordance with or as set forth in the related Mortgage Loan documents.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap year adjustments) or: (i) in the case of a Mortgage Loan that provides for interest only payments through maturity, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter or (ii) in the case of a Mortgage Loan that provides for an initial interest only period and provides for scheduled amortization payments thereafter, 12 times the monthly payment of principal and interest payable during such subsequent amortization period. Monthly debt service and debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap year adjustments), subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan.

“Appraised Value” means, for any Mortgaged Property, the appraised value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable mortgage loan seller. In certain cases, in addition to an “as-is” value, the appraisal states an “as-stabilized”, “as-complete”, “as-repaired”, “hypothetical”, “as portfolio” or “as-renovated” value for the related Mortgaged Property that assumes that certain events will occur with respect to re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the applicable mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related

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Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to a Mortgage Loan secured by the portfolio of Mortgaged Properties, the Appraised Value represents the “as-is”, “as-complete”, “as-portfolio” or “as-stabilized” value for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is”, “as-complete” or “as-stabilized” appraised values of the individual Mortgaged Properties. In the case of certain Mortgage Loans as described under “—Appraised Value” in this prospectus, the Loan-to-Value Ratio at Maturity for such Mortgage Loans has been calculated based on the “as-complete”, “as-repaired”, “as-portfolio” or “as-stabilized” Appraised Value of a related Mortgaged Property, and in certain other cases, based on an Appraised Value that includes certain property that does not constitute real property. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A-1. We make no representation that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity for such Mortgage Loan, assuming no payment defaults or principal prepayments. See “—Appraised Value” below.

“Cut-off Date Balance” of any Mortgage Loan or Companion Loan, will be the unpaid principal balance of that Mortgage Loan or Companion Loan, as of the Cut-off Date, after application of all payments due on or before that date, whether or not received.

“GLA” means gross leasable area.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding), generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per Unit as of the Cut-off Date.

“Loan-to-Value Ratio“, “Cut-off Date LTV Ratio“, “LTV Ratio” or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or aggregate Appraised Values of the Mortgaged Properties.

•	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, the Loan-to-Value Ratio was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loans.

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•	With respect to each Mortgaged Property identified in “—Appraised Value” below, the respective Cut-off Date LTV Ratio was calculated using the related “as-stabilized”, “as-repaired”, “as portfolio” or “as complete” Appraised Values, as opposed to the “as-is” Appraised Value.

•	With respect to any group of cross-collateralized and cross-defaulted Mortgage Loans, such terms mean the ratio, expressed as a percentage, of the aggregate Cut-off Date Balance of such Mortgage Loans divided by the aggregate Appraised Value of the related Mortgaged Properties. See the definition of “Appraised Value” above and Annex A-1 and the related footnotes.

•	With respect to each of the OZRE Leased Fee Portfolio Mortgage Loan and the NMS Los Angeles Multifamily Portfolio Mortgage Loan, unless otherwise indicated, the Cut-off Date LTV Ratio was calculated based on a portfolio Appraised Value that reflects a premium attributed to the aggregate value of the entire portfolio of related Mortgaged Properties as a whole as opposed to the sum of the appraised values of the individual Mortgaged Properties.

•	With respect to the Mortgaged Property that secures the Mortgage Loan listed in the following table, the respective Cut-off Date LTV Ratio was calculated based on the respective Cut-off Date Balance less a related earnout or holdback reserve. The respective Cut-off Date LTV Ratio calculated without adjusting for the related earnout or holdback reserve are as follows:

Mortgage Loan Name	% of Initial Pool Balance	Un-Adjusted Cut-off Date LTV Ratio	Earnout or Holdback Reserve Amount	Cut-off Date LTV Ratio
Renaissance Cincinnati	4.1%	63.2%	$3,500,000	59.3%
601 West Polk	1.8%	79.8%	$3,000,000	63.8%

“Loan-to-Value Ratio at Maturity”, “LTV Ratio at Maturity or ARD”, “Balloon LTV” or “Maturity Date LTV Ratio” means, with respect to any Mortgage Loan, (a) the Balloon Balance of such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties.

•	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Loan-to-Value Ratio at Maturity or ARD was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan.

•	With respect to each Mortgaged Property identified in “—Appraised Value” below, unless otherwise indicated, the respective Loan-to-Value Ratio at Maturity was calculated using the related “as-stabilized”, “as-repaired”, “as portfolio” or “as-complete” Appraised Values, as opposed to the “as-is” Appraised Value.

•	In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as 601 West Polk, representing approximately 1.8% of the Initial Pool Balance, the Maturity Date LTV Ratio has been calculated based on the “market value as complete & stabilized” value for such mortgaged property, which assumes the completion of $10,400,000 of planned capital improvements at the mortgaged property.

•	With respect to any group of cross-collateralized and cross-defaulted Mortgage Loans, such terms mean the ratio, expressed as a percentage, of the aggregate Balloon Balance of such Mortgage Loans divided by the aggregate Appraised Value of the related Mortgaged Properties.

•	In the case of an ARD Loan, the Loan-to-Value Ratio at Maturity or ARD is calculated with respect to the related Balloon Balance on the related Anticipated Repayment Date.

•	With respect to each of the OZRE Leased Fee Portfolio Mortgage Loan and the NMS Los Angeles Multifamily Portfolio Mortgage Loan, unless otherwise indicated, the respective LTV Ratio at Maturity or ARD was calculated based on a portfolio Appraised Value that reflects a premium attributed to the aggregate value of the entire portfolio of related Mortgaged Properties as a whole, as opposed to the sum of the appraised values of the individual Mortgaged Properties.

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“Most Recent NOI” and “Trailing 12 NOI” (which is for the twelve-month period ending as of the date specified in Annex A-1) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not substitutes for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or substitutes for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity, and in certain cases may reflect partial year annualizations.

“MSA” means metropolitan statistical area.

“Net Operating Income” or “NOI,“ with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified). In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) actual operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) actual fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments). Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

“NRA” means net rentable area.

“Occupancy” means, unless the context indicates otherwise, (i) in the case of multifamily, rental, manufactured housing community and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units, Beds or Pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial, mixed use (to the extent the related Mortgaged Property includes retail or office space) and self storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on the Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See footnotes to Annex A-1 for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance

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charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with the same sponsor or with sponsors affiliated with other sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A-1.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality, multifamily and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Soft Springing Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, at which time the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox (if any) is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a lockbox account upon the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events.

“Square Feet”, “SF” or “Sq. Ft”. means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, any combination of the foregoing or other special purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Expenses” or “UW Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income”. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten NCF Debt Yield”, “UW NCF Debt Yield” or “Cut-off Date UW NCF” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance of such Mortgage Loan.

•	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten NCF Debt Yield was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan.

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With respect to any group of cross-collateralized and cross-defaulted Mortgage Loans, such terms mean the ratio of the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties divided by the aggregate Annual Debt Service of such Mortgage Loans.

“Underwritten NOI Debt Yield” or “UW NOI Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan; provided that:

•	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, the debt yield was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s).

With respect to any group of cross-collateralized and cross-defaulted Mortgage Loans, such terms mean the ratio of the aggregate Underwritten Net Operating Income, produced by the related Mortgaged Properties divided by the aggregate Cut-off Date Balance of such Mortgage Loans.

“Underwritten Net Cash Flow,“ “Underwritten NCF” or “UW NCF“, with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by an amount that the related mortgage loan seller has determined for the capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. Underwritten Net Cash Flow does not reflect debt service or non-cash items such as depreciation or amortization. In determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related mortgage loan seller either reviewed rental revenue shown on the certified rolling 12 month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one to 12 month periods.

“Underwritten Net Cash Flow DSCR,“ “Underwritten NCF DSCR,“ “UW NCF DSCR,“ “Debt Service Coverage Ratio” or “DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided that

•	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten Net Cash Flow DSCR was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. The Underwritten Net Cash Flow DSCRs are presented in this prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten Net Cash Flow DSCRs accurately reflect that ability.

“Underwritten Net Operating Income“, “Underwritten NOI“, or “UW NOI“, with respect to any Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, which is an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related mortgage loan seller.

The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the

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actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth in this prospectus. Certain of such assumptions and subjective judgments of each mortgage loan seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, the levels and stability of cash flows for properties with short term rentals (such as hospitality properties and self storage facilities), commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced and/or a “free rent” period is still in effect, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the depositor, the applicable mortgage loan seller, the master servicer or the special servicer have control. In certain cases, Net Operating Income includes rents paid on “dark” space by a tenant that has ceased operations at the subject Mortgaged Property prior to the end of its lease. In some cases, the Underwritten Net Operating Income set forth in this prospectus for any Mortgaged Property is higher, and may be materially higher, than the annual net operating income for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal, borrower budgets and/or local market information was the primary basis for the determination. From that information, the applicable mortgage loan seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), appraiser estimates, borrower budgets, material changes in the operating position of a Mortgaged Property of which the applicable mortgage loan seller was aware (e.g., current rent roll information including newly signed leases (regardless of whether the tenant has taken occupancy), near term rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement costs. In certain cases, the applicable mortgage loan seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable mortgage loan seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income. In certain cases with respect to certain credit rated tenants, or credit worthy tenants, the applicable mortgage loan seller may have calculated Underwritten Net Operating Income based on certain adjustments to the rental income, such as using the average rent due under the related lease from such tenant over such Mortgage Loan or lease term. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties.

Specifically, the rental revenue included in the Net Operating Income is based on leases in place, leases that have been executed but the tenant is not yet paying rent, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months past the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees. In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related mortgage loan seller either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in

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some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. See “—Tenant Issues” below.

“Underwritten Net Operating Income DSCR”, “Underwritten NOI DSCR” or “UW NOI DSCR” or means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided that

•	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten Net Operating Income DSCR was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan.

The Underwritten Net Operating Income DSCRs are presented in this prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten Net Operating Income DSCRs accurately reflect that ability. See the definition of “Underwritten Net Cash Flow DSCR” for more information regarding the evaluation of debt service coverage ratios.

“Underwritten Revenues” with respect to any Mortgage Loan, means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten EGI”, “UW EGI” with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark to market, vacancy and collection loss.

“Units”, “Rooms”, “Pads” or “Beds” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing property, if any, the number of pads for manufactured homes and (d) in the case of a Mortgaged Property operated as student housing, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Mortgage Pool Characteristics

Overview

Certain of the Mortgage Loans included in the issuing entity represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

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Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut- off Date Balance	Approx. % of Initial Pool Balance
Office	22	$ 194,280,159	23.1%
Suburban	7	73,699,420	8.8
Medical	12	57,975,875	6.9
CBD	2	47,604,864	5.7
Data Center	1	15,000,000	1.8
Retail	23	$ 154,393,859	18.4%
Anchored	6	70,128,690	8.3
Single Tenant	14	56,266,026	6.7
Shadow Anchored	1	22,613,000	2.7
Unanchored	2	5,386,143	0.6
Hospitality	7	$ 139,575,245	16.6%
Full Service	3	109,375,245	13.0
Select Service	1	18,000,000	2.1
Limited Service	1	7,000,000	0.8
Extended Stay	2	5,200,000	0.6
Mixed Use	6	$ 106,186,806	12.6%
Retail/Office	4	52,186,806	6.2
Retail/Leased Fee Hospitality	1	45,000,000	5.4
Retail/Multifamily	1	9,000,000	1.1
Multifamily	16	$ 99,374,824	11.8%
Garden	10	48,653,166	5.8
Student Housing	3	34,679,991	4.1
Mid Rise	3	16,041,667	1.9
Other	59	$ 70,580,217	8.4%
Leased Fee	58	70,000,000	8.3
Parking	1	580,217	0.1
Industrial	16	$ 40,320,456	4.8%
Warehouse/Distribution	4	13,837,745	1.6
Flex	5	13,233,060	1.6
Manufacturing	3	6,819,903	0.8
Warehouse/Manufacturing	3	4,619,431	0.5
Warehouse	1	1,810,317	0.2
Manufactured Housing Community	4	$ 29,182,324	3.5%
Self Storage	1	$ 6,075,000	0.7%
Total	154	$ 839,968,889	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts as set forth in Annex A-1.

Retail Properties. With respect to the retail properties set forth in the above chart, mixed use properties and office properties with retail components:

•	In May 2014, Office Depot, Inc. (“Office Depot”) announced that it will be closing 400 locations over two years; and (ii) on April 9, 2015, Walgreens Boots Alliance, Inc. announced its plan to close approximately 200 stores across the United States (which could affect stores operating as Walgreens or Duane Reade). While Walgreens Boot Alliance, Inc. and Office Depot, Inc. have not identified specific stores slated to close, we cannot assure you that any such store closings will not have a material adverse effect on the Mortgaged Properties that have Walgreens Boots Alliance, Inc. or Office Depot, Inc. as a tenant or shadow anchor. For example, with respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 215 West 34th Street & 218 West 35th Street representing approximately 5.4% of the Initial Pool Balance, Duane Reade is the fourth largest tenant. Party City subleases the entirety of its space from Duane Reade, whose lease is guaranteed by Walgreens. The lease for Duane Reade expires on October 31, 2031 with

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one ten-year extension option. Party City occupies 11,865 square feet or approximately 15.2 % of the total retail NRA and accounts for 12.8% of retail underwritten base rent.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Great Escape Plaza, representing approximately 1.2% of the Initial Pool Balance, Men’s Wearhouse is the second largest tenant at the Mortgaged Property, occupying approximately 9.2% of the net rentable area. In March 2016, the holding company of Men’s Wearhouse announced plans to close approximately 250 stores in 2016. Although Men’s Wearhouse has not indicated that it plans to close its store at the Mortgaged Property, we cannot assure you that such tenant will remain open for business.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Wharfside Village, representing approximately 1.1% of the Initial Pool Balance as of the Cut-off Date, the third largest tenant, Waterfront Bistro, occupying approximately 6.9% of the net rentable area at the Mortgaged Property, also occupies approximately 800 square feet of contiguous space at an adjacent property (not collateral for the Mortgage Loan), which spaces are operated as a single operating commercial restaurant under two separate leases. A recognition agreement between the borrower, the lender, the tenant and the adjoining property owner provides, among other conditions, that the leases are cross defaulted with one another. In the event either lease is terminated, at the lender’s option, the borrower (or the borrower acting jointly with the adjacent property owner) is required to (i) construct a separation wall between the spaces and (ii) enter into a commercially reasonably party wall agreement with the adjacent property owner that will address, among other things, the ongoing maintenance of such separation wall.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Office Properties. With respect to the office properties set forth in the above chart and mixed use and industrial (flex) properties:

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties. With respect to the multifamily properties set forth in the above chart:

•	Five (5) Mortgaged Properties identified on Annex A-1 as Madbury Commons, NMS at Northridge, NMS at Superior, Concord Place Apartments and Lakeview Terrace, collectively securing approximately 4.8% of the Initial Pool Balance by Allocated Loan Amount, are multifamily properties with a significant concentration of student tenants.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as NMS Los Angeles Multifamily Portfolio, representing approximately 3.0% of the Initial Pool Balance, 26 units at the Mortgaged Properties identified on Annex A-1 to this prospectus as Luxe at 1759, NMS at Northridge and NMS at Warner Center, are leased to tenants at below market rates, which tenants may pay a portion of rent with Section 8 vouchers. With respect to 20 of those units, the related Mortgaged Properties, NMS at Northridge and NMS at Warner Center, are not subject to affordable housing deed restrictions and, upon such units being vacated by any current tenants, such units may be leased at market rates. In addition, with respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Luxe at 1548, such Mortgaged Property is subject to a springing deed restriction

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(the “Springing Deed Restriction”) by the City of Santa Monica (the “City”) to provide 19 units of affordable housing. The loan sponsors agreed with the City to build a multifamily building at a nearby location (the “New Building”) and provide the affordable housing units at that property (which property will not be collateral for the NMS Los Angeles Multifamily Portfolio Mortgage Loan). In the event the New Building provides the required affordable housing units, the City is required to release the deed restriction. In the event the loan sponsors have not made affordable housing units available at the New Building, the City may require that the borrower lease 19 units at the Mortgaged Property identified on Annex A-1 as Luxe at 1548 to low income tenants as units become vacant. See “—Assessment of Property Value and Condition” for additional information.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Bailey’s Ridge Apartments, representing approximately 1.2% of the Initial Pool Balance, 25% of the units at the Mortgaged Property are occupied by tenants utilizing Section 8 vouchers.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Industrial Properties. With respect to the industrial properties set forth in the above chart:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Albuquerque Tortilla, representing approximately 1.1% of the Initial Pool Balance, approximately 23.5% of the net rentable area at the Mortgaged Property is utilized as a cold storage facility. See “Risk Factors—Risks Relating to Mortgage Loans —Industrial Properties Have Special Risks,” for additional information regarding the risks of cold storage facilities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Mixed Use Properties. With respect to the mixed use properties set forth in the above chart:

•	Each of the mixed use Mortgaged Properties has one or more retail, leased fee hospitality, office or multifamily components. See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and “—Hospitality Properties Have Special Risks”, as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hospitality Properties. With respect to the hospitality properties set forth in the below chart:

•	Five (5) Mortgaged Properties identified on Annex A-1 as Hyatt Regency St. Louis at The Arch, Renaissance Cincinnati, Marriott University Park, Hilton Garden Inn Las Vegas and Hampton Inn Palm Desert, collectively securing approximately 16.0% of the Initial Pool Balance by Allocated Loan Amount, are flagged hospitality properties that are affiliated with a franchise or hospitality management company through a franchise or management agreement, and describe any material issues with respect to franchise agreement.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement.

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Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration of Franchise Agreement or Management Agreement	Maturity Date of the related Mortgage Loan	Upfront PIP Reserve	Renewal Option
Hyatt Regency St. Louis at The Arch	$54,000,000	6.4%	12/31/2028	11/6/2024	NAP	Yes
Renaissance Cincinnati	$34,035,002	4.1%	7/25/2034	2/6/2026	NAP	No
Marriott University Park	$21,340,243	2.5%	2/22/2036	3/6/2026	$2,423,863	No
Hilton Garden Inn Las Vegas	$18,000,000	2.1%	8/4/2024	5/1/2026	NAP	No
Hampton Inn Palm Desert	$7,000,000	0.8%	10/8/2022	5/1/2026	NAP	No

•	The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hyatt Regency St. Louis at The Arch, is the sole Mortgage Loan included in Loan Group 2.

•	Certain of the hospitality properties securing the Mortgage Loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. See “—Redevelopment, Renovation and Expansion” below.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Renaissance Cincinnati, representing approximately 4.1% of the Initial Pool Balance, at origination, the borrower reserved $175,000 into a seasonality reserve and $3.5 million into an earnout reserve account. With respect to the seasonality reserve, in the event the Mortgaged Property does not generate a DSCR of at least 1.10x based on net cash flow in December, January or February, then on each payment date next occurring in July, August, September and October, the borrower is required to make equal deposits into the seasonality reserve each such month in an amount equal to the net cash flow that would have been necessary to generate a DSCR of at least 1.10x in each of December, January and February, up to a cap of $740,000 (and the lender may use such amounts in this reserve towards debt service in the following December, January and/or February, to the extent cash flow is insufficient to satisfy debt service during those months). Notwithstanding the foregoing, at any time that the Mortgage Loan is subject to a cash trap period the Mortgage Loan documents provide that in lieu of any normal monthly deposit required, all excess cash flow up to a $740,000 cap will be deposited into the seasonality reserve account. With respect to the earnout reserve, the Mortgage Loan documents provide that such reserve may be released to the borrower if, prior to March 6, 2020, among other conditions, (i) the gross income from operations at the Mortgaged Property is at least equal to $19,500,000 for the trailing 12 month calendar period, (ii) the net cash flow at the Mortgaged Property is at least equal to $6,720,000, (iii) no event of default has occurred and is then continuing and (iv) no cash management period is then continuing. In the event the lender determines, in its reasonable discretion, that the earnout conditions are not met prior to March 6, 2020, it may retain such amounts as additional security for the Mortgage Loan.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Marriott University Park, representing approximately 2.5% of the Initial Pool Balance as of the Cut-off Date, commencing in June 2016, the borrower is required to deposit $25,000 each month into a seasonality reserve account, subject to a cap of $125,000. Such seasonality reserve funds may be used for debt service payments during the months of December and January if the lender determines, in its sole discretion, that insufficient gross income from operations exists at the Mortgaged Property to make such payments.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hilton Garden Inn Las Vegas, representing approximately 2.1% of the Initial Pool Balance, the related franchise agreement expires two years prior to the Mortgage Loan

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maturity date. A cash sweep will begin 12 months prior to the expiration of the franchise agreement.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hampton Inn Palm Desert, representing approximately 0.8% of the Initial Pool Balance, the related franchise agreement expires four years prior to the Mortgage Loan maturity date. The Mortgage Loan is structured with a cash sweep, whereby all excess cash flow will be retained in a lender controlled account, starting the earlier of 12 months prior to the maturity of the Mortgage Loan or 12 months prior to the expiration of the franchise agreement and ending if the expiration of the franchise agreement is extended to at least five years beyond maturity of the Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Hospitality Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Manufactured Housing Community Properties. With respect to the manufactured housing community set forth in the above chart:

•	One (1) Mortgaged Property identified on Annex A-1 as Colinas Del Bosque North, securing approximately 0.9% of the Initial Pool Balance, four (4) of the 217 pads are occupied by homes owned by an affiliate of the related borrower (the “Master Tenant”), and such homes are leased by third party tenants, in some cases, under a lease to own program. 136 homes were sold to residents with financing from the Master Tenant and though title to each home is held by the resident, the Master Tenant has a lien through such financing arrangement on each of these 136 mobile homes. The borrower entered into a master lease with the Master Tenant that provides that rents for any pads on which the Master Tenant owns the related home are required to be paid to the borrower while the Master Tenant retains the rents for the homes owned by it. The Mortgage Loan provides that the Master Tenant may only own less than 20% of the total number of manufactured homes at the Mortgaged Property, and the owner of the Master Tenant has pledged his ownership interest in the Master Tenant to the lender. As of the origination date, the Master Tenant owns 5 of the mobile homes that it rents to tenants, which is approximately 2% of the total number of manufactured homes at the Mortgaged Property. In addition, the guarantor under the Mortgage Loan is liable for losses incurred if the Master Tenant removes any owned manufactured home without the lender’s prior approval other than in the ordinary course of business, or if the Master Tenant interferes with the borrower’s or the lender’s ability to operate the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks”.

Self Storage Properties. With respect to the self storage property set forth in the above chart:

•	One (1) Mortgaged Property identified on Annex A-1 as Athens Sentry Self Storage, representing approximately 0.7% of the Initial Pool Balance, derives a portion of the Underwritten Revenue from the leasing of certain parking spaces located at the related Mortgaged Property for recreational vehicle and boat storage.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Specialty Use Concentrations. Certain Mortgaged Properties have one or more tenants that operate their space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant.

For example, with respect to the top five tenants at the Mortgaged Properties:

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Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by Allocated Loan Amount)
Restaurant	7	14.7%
Gym, fitness center or a health club	14	13.1%
Medical	16	11.8%
Retail bank branches	4	11.1%
Theater/concert venue space	1	2.7%
Cold Storage Facilities	1	1.1%
School or educational facility	1	0.5%

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as AG Life Time Fitness Portfolio, representing 5.4% of the Initial Pool Balance, each of the Mortgaged Properties was built-to-suit for the sole tenant, Life Time Fitness, to operate as full service fitness centers. Should Life Time Fitness vacate, the Mortgaged Properties may not be easily converted to to alternative uses.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Racine Dental, which secures a Mortgage Loan representing approximately 2.0% of the Initial Pool Balance, the Mortgaged Property was built-to-suit for the sole tenant, Racine Dental Group, S.C., with improvements including a dental laboratory, radiography center, 3-D imaging unit and dental treatment rooms. In the event the sole tenant vacates, the Mortgaged Property may not be easily converted to alternative uses.

With respect to the Mortgage Loan secured by Mortgaged Property identified on Annex A-1 to this prospectus as FBI Reno, representing approximately 0.5% of the Initial Pool Balance, approximately $1.2 million was invested in the Mortgaged Property to create a highly specialized and security compliant facility for the largest tenant at the Mortgaged Property, GSA - FBI, which occupies approximately 65.8% of the net rentable area. $678,641 of the $1.2 million was contributed by the prior sponsor (who sold the Mortgaged Property to the current sponsor) and the remaining $498,941 was contributed by the tenant.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Concentrations

Top Ten Mortgage Loans

The following table shows certain information regarding the ten largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Cut-off Date Balance per Room/Bed/ NRA(1)	UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)	U/W NOI Debt Yield(1)	Property Type
OZRE Leased Fee Portfolio	$ 70,000,000	8.3%	$45	1.74x	70.2%	7.6%	Other
Hyatt Regency St. Louis at The Arch	54,000,000	6.4	$119,780	1.80x	70.4%	12.9%	Hospitality
215 West 34th Street & 218 West 35th Street	45,000,000	5.4	$433	1.88x	54.2%	8.1%	Mixed Use
AG Life Time Fitness Portfolio	45,000,000	5.4	$139	1.99x	57.1%	10.7%	Retail
Renaissance Cincinnati	34,035,002	4.1	$175,619	1.73x	59.3%	14.1%	Hospitality
One Commerce Plaza	32,854,864	3.9	$98	1.30x	73.0%	9.9%	Office
GMR Portfolio	32,097,400	3.8	$199	1.57x	57.4%	11.2%	Office
AvidXchange	31,200,000	3.7	$217	1.59x	61.2%	11.2%	Mixed Use
Madbury Commons	29,000,000	3.5	$93,333	1.31x	68.6%	8.5%	Multifamily
GFH Brennan Industrial Portfolio	28,512,500	3.4	$47	1.37x	75.0%	9.8%	Various
Top 10 Total/Weighted Average	$ 401,699,766	47.8%		1.67x	64.8%	10.2%

(1)	With respect to the OZRE Leased Fee Portfolio Loan, the Hyatt Regency at The Arch Loan, the 215 West 34th Street & 218 West 35th Strret Loan, the AG Life Time Fitness Portfolio Loan, the Renaissance Cincinnati Loan, the Once Commerce Plaza Loan, and the GFH Brennan Industrial Portfolio Loan, LTV, Balance per Room/Bed/NRA, DSCR, Debt Yield calculations include the related pari passu companion loan(s).

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See “—Assessment of Property Value and Condition” for additional information.

For more information regarding the ten largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions under “Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3. Other than with respect to the top ten Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 3.2% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans-—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of Mortgage Loans will include thirteen (13) Mortgage Loans, set forth in the table below entitled “Multi-Property Mortgage Loans”, representing approximately 38.5% of the Initial Pool Balance, which are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or Allocated Loan Amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan or group of cross-collateralized Mortgage Loans.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties and each group of cross-collateralized Mortgage Loans.

Cross-Collateralized/Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
OZRE Leased Fee Portfolio	$70,000,000	8.3%
AG Life Time Fitness Portfolio	45,000,000	5.4
GMR Portfolio	32,097,400	3.8
AvidXchange	31,200,000	3.7
GFH Brennan Industrial Portfolio	28,512,500	3.4
NorCal Grocery Portfolio	26,471,536	3.2
NMS Los Angeles Multifamily Portfolio	25,000,000	3.0
GSP MHP Portfolio II	21,723,756	2.6
Johnson Crossing & Shops at Westwind	16,395,000	2.0
Fresenius Portfolio	8,800,000	1.0
Dallas Multifamily Portfolio	7,375,000	0.9
Concord Place Apartments and Lakeview Terrace	5,679,991	0.7
Inland Suites Memphis	5,200,000	0.6
Total	$323,455,183	38.5%

Three (3) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans”, representing approximately 10.8% of the Initial Pool Balance, are not cross-collateralized but have borrower sponsors related to each other, but no group of Mortgage Loans having borrower sponsors that are related to each other represents more than approximately 4.1% of the Initial Pool Balance.

The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

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Related Borrower Loans (Other than Cross-Collateralized Groups)

Mortgage Loan	Aggregate Cut-off Date Principal Balance	Approx. % of Initial Pool Balance
Group 1:
5353 West Bell Road	$19,700,000	2.3%
601 West Polk	15,000,000	1.8
Total for Group 1:	$34,700,000	4.1%
Group 2:
Broadstone Plaza II	$24,000,000	2.9%
Great Escape Plaza	10,000,000	1.2
Total for Group 2:	$34,000,000	4.0%
Group 3:
Johnson Crossing & Shops at Westwind	$16,395,000	2.0%
Concord Place Apartments	3,108,910	0.4
Lakeview Terrace	2,571,081	0.3
Total for Group 3:	$22,074,991	2.6%

Mortgage Loans with related borrowers are identified under “Related Borrower” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	15	$92,661,642	11.0%
New York	2	$77,854,864	9.3%
Virginia	40	$75,521,066	9.0%
Ohio	6	$59,177,166	7.0%
Missouri	2	$57,424,405	6.8%
Illinois	8	$45,722,154	5.4%
Texas	7	$44,766,457	5.3%
New Jersey	13	$43,751,141	5.2%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an Allocated Loan Amount as stated in Annex A-2.

The remaining Mortgaged Properties are located throughout 20 other states and the United States Virgin Islands, with no more than 4.9% of the Initial Pool Balance by Allocated Loan Amount secured by Mortgaged Properties located in any such jurisdiction.

Mortgaged Properties securing approximately 37.9% of the Initial Pool Balance by Allocated Loan Amount, are located in New York, Virginia, Texas, New Jersey, North Carolina, Georgia, Florida, Massachusetts and Alabama and may be more generally susceptible to floods or hurricanes than properties in other parts of the country.

Mortgaged Properties securing approximately 11.0% of the Initial Pool Balance by Allocated Loan Amount, are located in California, which state may be more susceptible to wildfires than other states.

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Mortgaged Properties securing approximately 17.0% of the Initial Pool Balance by Allocated Loan Amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 18.0%.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Wharfside Village, the Mortgaged Property is located in the United States Virgin Islands. See “Risk Factors—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—There May Be Changes in the Tax Laws of the United States Virgin Islands; No Gross-Up” for additional information.

Mortgaged Properties With Limited Prior Operating History

One (1) of the Mortgage Loans partially secured by the Mortgaged Property identified on Annex A-1 as Silver Hammer Building, representing approximately 1.0% of the Initial Pool Balance, is secured by a Mortgaged Property that was the subject of a major renovation that was completed within 15 calendar months prior to the cut-off date and, therefore, the related Mortgaged Property has no prior operating history or the prior operating history was not considered in the Mortgage Loan underwriting.

Two (2) of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as 601 West Polk and Fresenius Portfolio, collectively representing approximately 2.8% of the Initial Pool Balance, are each secured by Mortgaged Properties that were acquired by the related borrower or an affiliate of the borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or the prior operating history was not considered in the Mortgage Loan underwriting.

Four (4) of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as AG Life Time Fitness Portfolio, GMR Portfolio, 601 West Polk and Wilco Center, collectively representing approximately 11.3% of the Initial Pool Balance, are each secured by single tenant properties that are subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property or the prior operating history was not considered in the Mortgage Loan underwriting.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as OZRE Leased Fee portfolio, representing approximately 8.3% of the Initial Pool Balance, the related borrower was unable to provide the mortgage loan seller with historical financial information relating to the leased fee interest in the Mortgaged Properties because the fee and leasehold interest in each of the Mortgaged Properties was bifurcated on or about the Mortgage Loan origination date. The borrower provided the related mortgage loan seller with historical financial information related to the occupancy history of the Mortgaged Properties since 2010, which historical financial information was utilized in the underwriting of the Mortgage Loan.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Frankfort Plaza, which secures a Mortgage Loan representing approximately 0.3% of the Initial Pool Balance, there is limited operating history available with respect to the Mortgaged Property, having been 29% occupied at the time of the sponsor’s acquisition of the Mortgaged Property in May 2014. The Mortgaged Property only recently reached its current level of 91.9% occupancy as of March 31, 2016.

See “Risk Factors—Risks Relating to the Mortgage Loans-—Limited Information Causes Uncertainty”.

Tenancies-in-Common

Four (4) Mortgaged Properties identified as One Commerce Plaza, Marketplace at Kapolei, Binz Building and Home Depot - Elk Grove Village on Annex A-1, collectively representing 9.7% of the Initial Pool Balance, have one or more borrowers that own all or a portion of the related Mortgaged Property as

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tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—Tenancies-in-Common May Hinder Recovery”.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests

One (1) of the Mortgage Loans secured by the Mortgaged Property identified on Annex A-1 as Gables at Lakeside, representing approximately 0.8% of the Initial Pool Balance, is secured in part by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as GMR Portfolio, representing approximately 3.8% of the Initial Pool Balance, the borrower also owns a property known as 2020 Exeter (“2020 Exeter”) that is subject to a condominium regime that consists of 40 commercial condominium units, 1 of which is owned by the related borrower. The borrower holds a 17.4% undivided interest in the common elements of the condominium and does not control the related condominium board. 2020 Exeter was not taken into account in the underwriting of the Mortgage Loan and it is anticipated that this Mortgaged Property will be released from the lien of the Mortgage prior to the Closing Date. For additional information, see “—Certain Terms of the Mortgage Loans—Partial Releases” below.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Gables at Lakeside, representing approximately 0.8% of the Initial Pool Balance, the Mortgaged Property is subject to a condominium regime that consists of 208 residential condominium units, 133 of which are owned by the borrower and leased out to multifamily tenants. The borrower holds a majority of the voting interests under the related condominium declaration and controls the condominium board, and the loan documents prohibit the sale of any units while the Mortgage Loan is outstanding.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Property Ownership Interest(1)

Property Ownership Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	149	$745,859,144	88.8%
Fee Simple/Leasehold	3	50,156,502	6.0
Leasehold	2	43,953,243	5.2
Total	154	$839,968,889	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts as set forth in Annex A-2.

(2)	May include mortgaged properties constituting the borrower’s leasehold interest in the mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property.

In general, and except as noted in the exceptions to representation number 34 in Annex C-1 indicated on Annex C-2, unless the related fee interest is also encumbered by the related Mortgage, each of the

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ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted below or in the exceptions to representation number 34 in Annex C-1 indicated on Annex C-2, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as OZRE Leased Fee Portfolio, representing approximately 8.3% of the Initial Pool Balance, the Mortgaged Properties are subject to a unitary ground lease, which was executed on the Mortgage Loan closing date (the “Unitary Ground Lease”). The ground lessee under the Unitary Ground Lease is 50% owned by but not day-to-day controlled by affiliates of the borrower and is 50% owned by and day-to-day controlled by Brandywine Realty Trust. The borrower delivered a true lease opinion with respect to the Unitary Ground Lease. With respect to the Mortgaged Properties located in Virginia, Pennsylvania and North Carolina, the Unitary Ground Lease has a term of 99 years, with a lease expiration date of February 3, 2115, and with respect to the Mortgaged Properties located in New Jersey, the Unitary Ground Lease has a term of 98 years, with a lease expiration date of February 3, 2114. Annual ground rent is currently $11,894,563.50, with annual increases of 2.5% for the first 10 years. For every 10 year period thereafter, the borrower (as ground lessor) is entitled to elect whether the annual increase to the then-current rent will be (i) 2.5% or (ii) an amount determined by CPI escalation. In addition, under the Unitary Ground Lease, the ground lessee has the right to voluntarily transfer less than all of its leasehold interest in one or more individual Mortgaged Properties to a third party and to cause those transferred Mortgaged Properties to be removed from the Unitary Ground Lease and to be subject to an identical new ground lease between the third party as ground lessee and the borrower as ground lessor (a “Severed Lease” and together with the Unitary Ground Lease, the “Ground Leases”). Any such transfer resulting in a Severed Lease is subject to borrower’s consent, not to be unreasonably withheld; provided, that borrower may grant or withhold its consent in its sole and absolute discretion if the transfer: (i) would be to a person who violates OFAC or similar representations or who does not possess experience owning and operating properties like the assets subject to the Unitary Ground Lease substantially equivalent to the existing ground lessee, or (ii) would result in the ratio of net operating income from the properties subject to the Unitary Ground Lease (following such transfer) or the Severed Lease, respectively, when compared to the rent payable under such lease, to be less than 1.75x, as determined by borrower. Notwithstanding the foregoing, any involuntary transfer of the leasehold estate which occurs due to a foreclosure or similar remedial action by the leasehold lender, or the first voluntary transfer by such lender following acquisition of title, or any Severed Lease created in connection therewith, is permitted without the consent of the borrower.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to the prospectus as Renaissance Cincinnati, representing approximately 4.1% of the Initial Pool Balance, in connection with benefits to the Mortgaged Property from state and federal tax credits, ownership of the Mortgaged Property was bifurcated into a fee interest, held by the Bartlett Building, LLC borrower, and a leasehold interest, held by the CP Cincinnati OP, LLC borrower. Each of the entities is a co-borrower under the related notes and Mortgage Loan documents and, due to the overlapping structure, the ownership interest is identified as a fee interest in the above chart. See “—Real Estate and Other Tax Considerations” for additional information.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as NorCal Grocery Portfolio, representing approximately 3.2% of the Initial Pool Balance, with respect to the Mortgaged Property identified as 1745, 1775, 1799 Story Road, the borrower owns a leasehold interest in the 1745 Story Road parcel, improved with a 39,539 square foot, single-tenant building (100% occupied by a grocery store operated by tenant, Mi Pueblo Food Center, LLC) and a fee interest in the remaining portion of such Mortgaged Property (the 1775, 1799 Story Road parcel, improved with a 65,067 square foot, multi-tenant retail building). The related ground lease has an expiration date of December 31, 2019, with five five-year renewal options extending the terms through December 31, 2044 (which is less than 20 years beyond the Mortgage Loan maturity date). Each renewal option is deemed automatically exercised unless either the borrower or Mi Pueblo Food Center notify the ground lessor no later than 90 days prior to the then current expiration date of its election not to renew,

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provided, however, during the term of the Mortgage Loan, any such non-renewal election requires the lender’s consent. Annual ground rent is $155,979.60 through December 31, 2016, provided that effective January 1, 2017, the ground rent is subject to adjustment based on the market value of the land, (as determined by the parties to the ground lease or pursuant to an appraisal in the event the parties cannot agree). In addition, upon each renewal term, the ground rent will increase 10% from the then current ground rent.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Marriott University Park, representing approximately 2.5% of the Initial Pool Balance, the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property. The related ground lease has a term with an original expiration date of December 31, 2045, with one option to extend such term for 10 years upon the same terms and conditions (which option may be freely exercised by the lender on borrower’s behalf). Annual ground rent is an amount equal to the greater of (i) $353,401.17 (subject to a schedule of fixed annual escalations) and (ii) a percentage of revenue over certain thresholds set forth in the ground lease.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as GSP MHP Portfolio II, representing approximately 2.6% of the Initial Pool Balance, the Pleasant Hills MHP and Northwood Manor MHP Mortgaged Properties are each subject to a ground lease that has an expiration date of July 1, 2045 (which is less than twenty years beyond the stated maturity date of the related Mortgage Loan). Annual rent under each ground lease is $10.00 per annum and has been paid in full through the related ground lease terms. The ground lessor under each ground lease has joined the related Mortgage and, due to the overlapping structure, the ownership interest in each Mortgaged Property is identified as a fee interest in the above chart.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Binz Building, representing approximately 1.8% of the Initial Pool Balance, the Mortgage Loan is secured by the borrower’s leasehold interest in the portion of the Mortgaged Property improved by a 122,920 square foot office building and by its fee simple interest in the portion improved by an attached 415 space parking garage. The term of the related ground lease expires December 31, 2040 (which is less than twenty years beyond the Mortgage Loan maturity date), with no renewal options. Additionally, the lender’s right to cure any defaults under the ground lease is limited to (i) 30 days with respect to monetary defaults and (ii) 120 days with respect to non-monetary defaults, regardless of whether any such default is curable or 120 days is enough time to cure or gain possession. Notwithstanding the foregoing, the lender has the right to enter into a new ground lease within 30 days after any termination provided that, in addition to curing monetary defaults, the lender cures any non-monetary defaults reasonably susceptible to cure by the lender within a reasonable period of time. Annual ground rent is currently $55,000, with a one-time adjustment to $60,000 per annum effective January 1, 2017.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to the prospectus as Albuquerque Tortilla, representing approximately 1.1% of the Initial Pool Balance, the borrower transferred its fee simple interest in a portion of the Mortgaged Property (the “PILOT Parcel”) occupied by Flagship Food Group to Bernalillo County, New Mexico (the “County”) and the County leased to the borrower the leasehold interest in such parcel. At the expiration (or earlier termination) of the PILOT agreement, the County is required to reconvey its fee simple interest in the PILOT Parcel to the borrower for payment of $1.00 (plus any unpaid PILOT or other outstanding fees). The County joined the Mortgage Loan deed of trust for purposes of mortgaging its fee simple interest in the PILOT parcel. See “—Real Estate and Other Tax Considerations” for additional information.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “—Bankruptcy Laws”.

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Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 10 months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment. In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions. A Phase II investigation generally consists of sampling and/or testing.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as OZRE Leased Fee Portfolio, representing approximately 8.3% of the Initial Pool Balance, the 2277 Dabney Road Mortgaged Property was enrolled as an active Voluntary Remediation Program (“VRP”) site in 2013 in connection with metal contamination identified in the soil and groundwater related to the former use of the Mortgaged Property as a railway yard. As a condition for receipt of a Certificate of Completion of Remediation, the Virginia Department of Environmental Quality (“DEQ”) required recordation of a Land Use Restriction (which was recorded on or about February 4, 2016), that, among other things, (i) prohibits the use of the Mortgaged Property for residential, school or daycare related purposes, (ii) prohibits the use of groundwater and (iii) requires development of a worker health and safety plan prior to any excavation, utility installation or construction activities. Under the Mortgage Loan documents, the borrower is required to comply with the LUR and diligently pursue and obtain a Certificate of Completion of Remediation. In addition, the Mortgage Loan is not recourse to the guarantors for breach of the environmental covenants contained in the Mortgage Loan documents; instead, the borrower obtained a pollution legal liability environmental insurance (“PLL”) policy from Allied World Assurance Company that expires on February 4, 2026 (two days prior to the Maturity Date), with a $50,000 deductible, a limit of $20,000,000 per occurrence and in the aggregate and an optional extended reporting period for up to three years. All policy premiums have been paid in full through February 4, 2026. In the event that as of February 5, 2022, the borrower has not paid the premium required to extend the PLL policy for three additional years, the borrower is required to deposit $26,019 each month for the next 12 months, into a lender controlled escrow account related to policy premiums, which amount may be used to pay premium amounts due in connection with the extension of the PLL policy period for an additional three years. In the event the borrower has not paid the premium required to extend the PLL policy for three additional years at least two business days prior to the Maturity Date, the lender will use proceeds in the related escrow account to pay the premium required to extend the PLL policy for an additional three years.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as One Commerce Plaza, representing approximately 3.9% of the Initial Pool Balance, the Mortgaged Property is listed on the US Environmental Protection Agency’s (“EPA”) Resource Conservation and Recovery Act Large Quantity Generator (“RCRA LQG”) hazardous waste database for PCB-containing waste. However, the related ESA determined that there was no evidence of current hazardous waste generation at the Mortgaged Property and recommended that the Borrower notify the EPA to deactivate the RCRA LQG listing. Additionally, the ESA recommended and the Borrower is required to promptly install secondary containment below certain open and in-use containers of biocides and antifouling agents located at the Mortgaged Property. The Mortgage Loan documents require that the Borrower notify the EPA and diligently prosecute such delisting as well as install the secondary containment below the biocides and antifouling agents.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as AvidXchange, representing approximately 3.7% of the Initial Pool Balance, the Phase I ESA noted that the AvidXchange Music Factory Mortgaged Property was enrolled as a Brownfields site in 2003 due to residual soil contamination related to the former operation of an

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asbestos manufacturing facility at the Mortgaged Property. According to the Phase I, as a result of supervised cleanup at the Mortgaged Property, the Brownfields case was characterized as a controlled recognized environmental condition and no additional remediation is required. The Phase I ESA identified environmental considerations, including, but not limited to a former unregulated 30,000-gallon heating oil underground storage tank and former railroad spur that do not require further action. Notwithstanding the foregoing, the borrowers obtained an environmental insurance policy from Beazley Insurance Services with a 10-year term (plus 30 days), a $100,000 deductible, a limit of $3,000,000 per occurrence and in the aggregate and an extended three year reporting period. All policy premiums have been paid in full.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 601 West Polk, representing approximately 1.8% of the Initial Pool Balance, the related Phase I environmental site assessment (“ESA”) noted that automotive repairs had been conducted onsite at the Mortgaged Property for over sixty years, documentation of the disposition of former underground storage tanks (“USTs”) was unavailable, and the surrounding area has had former and current industrial uses. A limited Phase II subsurface investigation did not identify any residual USTs or other impacts attributable to such activities, and the ESA did not recommend any further action. Nevertheless, the related borrower obtained an environmental insurance policy naming the lender as an Additional Named Insured and obtained First Mortgagee Coverage in favor of the lender that includes coverage for releases from USTs, with coverage for the term of the related loan of $25,000,000 per incident and in the aggregate and a deductible of $100,000. The lender did not require an environmental insurance policy; such policy was in place at origination of the Mortgage Loan. In addition, the lender did not carry out a review of such environmental insurance policy. We cannot assure you that no future circumstances would require further action or that in such event that the insurance policy would provide complete or partial coverage.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Concord Place Apartments, representing approximately 0.4% of the Initial Pool Balance, the Mortgaged Property is subject to a recorded Land Use Restriction (“LUR”) dated July 6, 1998 that was required after the City of Oshkosh performed environmental testing and remediation at the Mortgaged Property to address metal and volatile organic compound contamination identified in the soil and/or groundwater (which contamination was related to the former foundry that had operated at the Mortgaged Property in the past). The LUR requires the owner of the Mortgaged Property to, among other things, (1) maintain the cap (including inspection of the integrity of the cap on a quarterly basis every year) and properly repair the cap within 60 days of discovering that the integrity has been compromised, (2) obtain written approval from the Wisconsin Department of Natural Recourses (or its successor or assign) prior to performing any excavation or removal of waste beneath the cap and prior to construction of a structure with a foundation that would sit on or be placed within the cap or cover and (3) in the event the buildings are removed or dismantled, perform a subsurface investigation to determine if there is solid waste or contamination present, and if present, prepare and implement a remedial action plan in compliance with law.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Wilco Center, representing approximately 0.3% of the Initial Pool Balance, the Phase I ESA noted that contaminated soil was previously identified and remediated at the Mortgaged Property in 1994-1995 in connection with the removal of a 500-gallon heating oil UST. On July 8, 1998, the Washington Department of Ecology (“WDOE”) issued a letter requesting a final cleanup report for the Mortgaged Property. However, according to the Phase I ESA, no records are on file with the WDOE indicating that such a report has been submitted. The Mortgage Loan documents (i) require the borrower to work diligently with the WDOE to obtain case closure and (ii) provide for recourse to the guarantor for any loss incurred by the lender due to the failure to obtain a No Further Action letter (or its equivalent).

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hospitality properties, executing property improvement plans (“PIPs”). In certain cases, such PIPs may be required by the franchisor to maintain franchise affiliation, as described in “—Mortgage Pool Characteristics—Property

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Types—Hospitality Properties” above. For example, with respect to a Mortgaged Property that is currently undergoing or is expected to undergo material redevelopment, renovation or expansion and is a Mortgaged Property that (i) secures a Mortgage Loan that is one of the top 20 Mortgage Loans or (ii) where the related costs are anticipated to be more than 10% of the Cut-off Date Balance of the related Mortgage Loan:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Marriott University Park, representing approximately 2.5% of the Initial Pool Balance as of the Cut-off Date, the borrower is required under the related franchise agreement to complete (i) an initial change of ownership PIP (the “Initial PIP”), including refurbishment of guestrooms, public areas and certain facilities at the Mortgaged Property, which PIP is underway and (ii) a future PIP (the “Future PIP”), including a complete replacement of furniture in the guestrooms, which PIP is scheduled to commence in 2018. At origination, the borrower reserved (i) $2,423,863 with respect to the Initial PIP (representing 100% of the estimated cost of completion) and (ii) an initial $200,000 with respect to the Future PIP. Additionally, in connection with the Future PIP, on each monthly payment date, the borrower is required to reserve the greater of (i) 1/12th of 7% of gross income from prior year operations and (ii) $62,500, subject to a cap of $2,611,240 (which cap represents 100% of the estimated cost of completion).

•	With respect to the Mortgage Loan secured by Mortgaged Property identified on Annex A-1 to this prospectus as 5353 West Bell Road, representing approximately 2.3% of the Initial Pool Balance, the sole tenant at the Mortgaged Property, CSAA Insurance Exchange, is expected to invest approximately $11,667,731 in capital expenditure upgrades, of which approximately $5,000,000 is being provided by the borrower in a tenant improvement allowance and any amount of the allowance that is not used by the tenant after 2 years may be retained by the borrower.

•	With respect to the Mortgage Loan secured by Mortgaged Property identified on Annex A-1 to this prospectus as Hilton Garden Inn Las Vegas, representing approximately 2.1% of the Initial Pool Balance, the sponsor has indicated that it plans to renovate all of the guest rooms at the Mortgaged Property, which renovations are scheduled to be completed by the end of 2016. The renovations are not part of a property improvement plan. The sponsor has budgeted approximately $1,400,000 for the room renovations. At origination, the related lender collected 110% of the estimated room renovation cost, or $1,550,000, in an upfront room renovation reserve. The renovations include, among other room upgrades, new bathroom and entry tile installation in all rooms, upgraded vanity with stone tops, new carpet, new headboards and nightstands, new TV chests and new sleeper sofas and lounge chairs.

•	With respect to the Mortgage Loan secured by Mortgaged Property identified on Annex A-1 to this prospectus as Travelers Office Tower II, representing approximately 1.9% of the Initial Pool Balance, the sponsor is in the process of overhauling the mechanical systems, elevators and building out space on the 6th floor. This project is expected to be completed by September 2016 and is estimated to cost approximately $3 million. The sponsor has executed a completion guarantee with respect to this project. As part of this project, the second largest tenant at the Mortgaged Property, Accretive Health, Inc., which occupies approximately 31.0% of the net rentable area, is performing capital improvements at the Mortgaged Property estimated to cost approximately $4 million. Pursuant to the related Mortgage Loan agreement and guaranty, the borrower is required to reimburse up to $1,440,000 of these estimated costs and the sponsor has provided a completion guaranty for the $1,440,000 tenant improvement obligation, which sum is a portion of the total $3 million referenced above. The Mortgaged Property’s “as-is” value of $35,000,000 as of September 9, 2015, as concluded in the Mortgaged Property’s appraisal, assumed that the $1,440,000 tenant improvement obligation had been fully utilized as currently planned.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 601 West Polk, representing approximately 1.8% of the Initial Pool Balance, the sole tenant at the Mortgaged Property, TierPoint Illinois, LLC, is performing at least

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$10,040,000 of capital improvements to the Mortgaged Property, for which the borrower is reimbursing the tenant. The $10,040,000 is comprised of a $7,040,000 guaranty from the related guarantor and a $3,000,000 cash reserve. The $7,040,000 guaranty is reduced dollar-for-dollar as funds are released to TierPoint Illinois, LLC. The $3,000,000 cash reserve may not be drawn upon until the $7,040,000 guaranty funds have been fully released. The planned improvements are scheduled for completion prior to January 1, 2017.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 36 Newburgh Road, representing approximately 1.1% of the Initial Pool Balance, the engineering report identified material roof repair requirements, estimated to cost approximately $525,000. Pursuant to the lease, the sole tenant at the Mortgaged Property, Astrodyne TDI, is responsible for all repairs and maintenance at the Mortgaged Property. Pursuant to the Mortgage Loan agreement, in lieu of reserving for the repairs, the guarantor is required to guaranty the $525,000; however, such guaranty can be extinguished by the borrower depositing $525,000 in cash with the servicer.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Casa Bella Apartments, representing approximately 0.6% of the Initial Pool Balance, in December 2015 and April 2016, two fires occurred that impacted ten units at the Mortgaged Property and the residents that occupied these off-line units were moved to other units at the Mortgaged Property. The Mortgage Loan is structured with a guaranty from the sponsor to restore the impacted ten units within 120 days of origination (by August 13, 2016) and/or to pay the costs and expenses of such restoration. In addition, $787,375 was reserved at origination of the Mortgage Loan to fund the capital improvements at the Mortgaged Property. The holdback represents approximately 184% of the engineer’s estimated cost of completion and the holdback will be released upon proof of completed work. The sponsor has already spent approximately $50,000 to begin the repair of the impacted units, and the units are estimated to be back online by July 2016.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties “and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the

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origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 11 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Colinas Del Bosque North, which secures a Mortgage Loan representing approximately 0.9% of the Initial Pool Balance, the Mortgaged Property is legal non-conforming with respect to updated zoning regulations as to its use as a mobile home park. If such use is abandoned for more than two years or if the value of the Mortgaged Property is destroyed by more than 75%, the Mortgaged Property will lose its legal non-conforming status and can no longer be operated as a mobile home park.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Property may be subject to ongoing litigation. For example:

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as OZRE Leased Fee Portfolio, representing approximately 8.3% of the Initial Pool Balance, according to the 10K filing of Och-Ziff Capital Management Group LLC (“OZM”), a public company affiliate of the non-recourse carveout guarantors, OZM has been under investigation by the Securities and Exchange Commission and the U.S. Department of Justice since 2011 concerning possible violations of the Foreign Corrupt Practices Act and other laws. The investigation and associated derivative suits are related to an investment by a foreign sovereign wealth fund in some of the OZM funds in 2007 and investments by some of the OZM funds, both directly and indirectly, in a number of companies in Africa. OZM has indicated it is currently unable to estimate the range of possible loss and acknowledged that any resolution could have a material adverse effect on OZM’s business.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Renaissance Cincinnati, representing approximately 4.1% of the Initial Pool Balance as of the Cut-off Date, in May 2015, one of the non-recourse carveout guarantors, Columbia Sussex Corporation (CSC), was named as a defendant in an action brought by C-III, as special servicer, in connection with the foreclosure of a Marriott hotel located in Oklahoma City. The complaint seeks damages of $868,000 under the related environmental indemnity related to mold remediation and $750,000 related to alleged waste related to maintenance of the roof, sidewalks and miscellaneous equipment.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Johnson Crossing & Shops at Westwind, as well as the group of cross-collateralized and cross-defaulted Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Concord Place Apartments and Lakeview Terrace, collectively representing approximately 2.6% of the Initial Pool Balance, the related borrower sponsor, Peter Jungbacker, has sponsored other real estate projects over the past 10 years that have been the subject of mortgage loan defaults and foreclosure proceedings, and has caused various borrowers under his control to file for Chapter 11 bankruptcy protection.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as GSP MHP Portfolio II, representing approximately 2.6% of the Initial Pool Balance, Frank T. Perano, the non-recourse carve-out guarantor, was the subject of an action brought by the federal Environmental Protection Agency (“EPA”) and the Pennsylvania Department of Environmental Protection Agency (“PADEP”) for 5,285 alleged violations across a portfolio of 73 manufactured housing communities (including the Northwood Mortgaged Property and the Pleasant Hills Mortgaged Property) dating from 2006 through 2012, including violations of the Clean Water Act and Safe Drinking Water Act. In 2012, Mr. Perano entered into a settlement agreement that included, among other things, a civil penalty of $1,339,000 and a complete, three-

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phase environmental audit of all 73 properties. All terms of the settlement agreement have either been completed or are underway, and no violations have been reported at the affected properties since 2012. Additionally, in 2012, Mr. Perano was charged by the Pennsylvania Office of the Attorney General with three counts of unlawful conduct and three counts of tampering with public records in connection with activities at three properties (which included the Pleasant Hills Mortgaged Property). Upon further review, the Pennsylvania Office of the Attorney General dropped the tampering with public records charges and reduced the remaining charges to misdemeanors, to which Mr. Perano pled guilty, paid a fine of $75,000 and served one year’s probation.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Racine Dental, representing approximately 2.0% of the Initial Pool Balance, the Mortgaged Property is subject to a recorded declaration that requires the borrower to (i) transfer a portion of the Mortgaged Property (consisting of approximately eight feet at the north side of the Mortgaged Property parallel to Kinzie Avenue) to the Village of Mt. Pleasant (the “Village”) in the event the Village elects to construct a non-motorized trail in this area and (ii) construct and maintain a five foot wide sidewalk along the westerly edge of the Mortgaged Property.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Wilco Center, representing approximately 0.3% of the Initial Pool Balance, a road widening project has been proposed by the Pierce County Department of Public Works along Canyon Road East (which street borders the western boundary of the Mortgaged Property and is adjacent to a portion of the parking area at the Mortgaged Property), which road project may lead to a condemnation of a portion of the Mortgaged Property. The related mortgage loan seller does not have any other information related to the specific portion of the Mortgaged Property that may be subject to a partial condemnation.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

Thirty-one (31) of the Mortgage Loans, representing approximately 55.5% of the Initial Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan secured by the related Mortgaged Property. Sixteen (16) of the Mortgage Loans, representing approximately 39.5% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property. Two (2) of the Mortgage Loans, representing approximately 4.7% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition/refinance of the related Mortgaged Property. One (1) of the Mortgage Loans, representing approximately 0.3% of the Initial Pool Balance, was originated in connection with the borrower’s recapitalization.

Fourteen (14) of the Mortgage Loans, representing 20.8% of the Initial Pool Balance, (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed in lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof through foreclosure or a deed in lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

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In particular, with respect to the 20 largest Mortgage Loans (or Mortgage Loans with the same loan sponsor or guarantor with a combined principal balance equal to or greater than the 20th largest Mortgage Loan in the pool):

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Renaissance Cincinnati, representing approximately 4.1% of the Initial Pool Balance as of the Cut-off Date, in 2005, one of the non-recourse carveout guarantors, Columbia Sussex Corporation (“CSC”), acquired a portfolio of fourteen hotel properties from Blackstone Group, Inc., financed by a $1,100,000,000 loan from Bear Stearns Companies, Inc. and Bank of America Corporation (and $300,000,000 of sponsor equity). The debt included seven tiers of mezzanine debt, which Blackstone Group, L.P. purchased. The debt matured in October 2010 with an outstanding principal balance of $1,030,000,000. CSC was unable to refinance or restructure the loan and agreed to a deed-in-lieu of foreclosure and transferred ownership of the portfolio back to Blackstone Group L.P. In 2007, CSC acquired the Tropicana casinos in both Las Vegas and Atlantic City through a separate entity, Tropicana Entertainment. The New Jersey Casino Control Commission subsequently denied Tropicana Entertainment a gaming license, and as a result, Tropicana Entertainment was unable to operate the Tropicana casino in Atlantic City. Tropicana Entertainment defaulted on the loans that financed the acquisition and filed for Chapter 11 bankruptcy. In addition, CSC Holdings, LLC has been the borrower sponsor of various CMBS loans for which the related property has been acquired by the applicable lender in connection with a foreclosure or deed-in-lieu of foreclosure, as well as the borrower sponsor of certain non-recourse loans that are currently in special servicing and/or where the related properties are being managed by an appointed receiver, are in foreclosure or have entered a deed-in-lieu transaction. CSC Holdings is also the borrower sponsor of loans in default outside of a securitization. See “—Litigation and other Considerations” for additional information.

•	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as One Commerce Plaza, representing approximately 3.9% of the Initial Pool Balance, the mortgage loan paid off a prior loan, which prior loan was in maturity default at the time of the refinancing following a 13 month extension which the prior lender had granted after the original maturity date in September 2014.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as NorCal Grocery Portfolio, representing approximately 3.2% of the Initial Pool Balance, Juvenal Chavez, the nonrecourse carve-out guarantor, caused Cha Cha Enterprises, LLC (“Cha Cha”), the sole member of the borrower, and Mi Pueblo San Jose, Inc. (“Mi Pueblo”) (predecessor-in-interest to Mi Pueblo, LLC, the largest tenant in the portfolio), a then affiliate of Cha Cha, to file for Chapter 11 bankruptcy protection. On May 30, 2014, each entity emerged from bankruptcy after Victory Park Capital (i) provided debtor-in-possession financing of approximately (a) $24.5 million to Cha Cha for the payoff of approximately $10 million of real estate loans, issuance of a $5.9 million note to general unsecured creditors and other costs and expenses and (b) $31.5 million to Mi Pueblo, LLC for the discounted payoff of approximately $35 million owed to Wells Fargo under the Mi Pueblo operating line and (ii) assumed a 50% ownership interest in Mi Pueblo and control over the related Board of Directors.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Broadstone Plaza II, which secures a Mortgage Loan representing approximately 2.9% of the Initial Pool Balance, the related sponsor defaulted on various other loans during the financial downturn that occurred during 2008 – 2010, whereby eleven of the related properties were ultimately foreclosed upon.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Marketplace at Kapolei, representing approximately 2.7% of the Initial Pool Balance, the sponsors were recently involved in a loan modification related to a CMBS loan. The sponsors purchased a shopping center in Las Vegas, NV, and the property served as collateral for the CMBS loan that was subject to a loan modification. During the recession, several tenants

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vacated the property prior to lease termination and the loan went into special servicing. While in special servicing, the loan was modified to split the original note into an A note and B note and currently interest is being paid only on the A note. The sponsors have indicated that in case the modified loan is not paid off at maturity, they will work with the related lenders to reach an acceptable outcome.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Home Depot – Elk Grove Village, representing approximately 1.3% of the Initial Pool Balance, the sponsor has been involved in three foreclosures, two discounted payoffs and one deed-in-lieu of foreclosure.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”, “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations and issues related to such concentrations as set forth below:

•	Forty-five (45) of the Mortgaged Properties, securing in whole or in part 12 Mortgage Loans, representing approximately 22.5% of the Initial Pool Balance by Allocated Loan Amount, are leased to a single tenant.

•	With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as AG Life Time Fitness Portfolio, which secures a Mortgage Loan representing approximately 5.4% of the Initial Pool Balance, the related borrower purchased the Mortgaged Properties from Life Time Fitness (or an affiliate) (the “Life Time Tenant”) and entered into a unitary lease (the “Life Time Lease”) with the Life Time Tenant (which lease is guaranteed by Life Time Fitness) with respect to the ten Mortgaged Properties (each, a “Life Time Property”) that secure the related Mortgage Loan. The Life Time Lease provides the tenant with certain limited rights to discontinue operations for a period of less than 180 days (excluding renovations, remodeling or other construction), provided the tenant continues to meet all of its obligations under the Life Time Lease, including the payment of rent and (ii) that during (A) the first five years, only one Life Time Property may go dark, (B) years 6-10, up to two Life Time Properties may go dark, (C) years 11-15, only one Life Time Property may go dark and (D) years 16-20 up to two Life Time Properties may go dark; provided, however, at no time may more than one Life Time Property be dark. If the Life Time Tenant discontinues operations for more than 180 days, the applicable Life Time Property will be deemed a “Non-Economic Facility”, and the tenant will be required to (i) deliver, as a security deposit, a letter of credit in an amount equal to two months’ rent (such amount, the “Required Letter of Credit Amount”, and such letter of credit, the “Security Deposit Letter of Credit”) and (ii) either substitute an acceptable replacement property (a “Substitute Property”) for the Non-Economic Facility (provided that only 3 Substitute Properties are permitted during the initial ten years of the lease term) or, at borrower’s direction, arrange for a sale of the Non-Economic Property. See “—Certain Terms of the Mortgage Loans—Partial Releases,” below. The Life Time Tenant will be in default under the Life Time Lease in the event that the tenant (i) has not resumed operations at the Non-Economic Facility within 9 months, (ii) has not provided a Substitute Property prior to the date which is (x) 9 months after the Life Time Property was deemed to be a Non-Economic Facility, or (y) 9 months after the date that borrower instructed the Life Time Tenant to offer such Non-Economic Facility for sale, or (iii) has not sold the Non-Economic Facility within 9 months after the date that borrower instructed the Life Time Tenant to offer such property for sale. Once a Life Time Property is deemed a Non-Economic Facility, until such Life Time Property is substituted or sold as described above, the landlord has the right to

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terminate the lease with respect to such Non-Economic Facility and equitably reduce the annual rent by the applicable rent reduction percentage. Under the Life Time Lease, the tenant has the right, without borrower or lender consent, to (i) assign the Life Time Lease to an entity that (a) has a credit rating of not less than “BBB” from S&P, “Baa” from Moody’s or the equivalent, or (b) delivers an acceptable letter of credit to the borrower in the amount of 12 months of annual rent due under the Life Time Lease, which letter of credit is required to be renewed on an annual basis throughout the term of the Lease, (ii) to mortgage its leasehold interest, and (iii) to make material alterations to a Property; provided that structural alterations generally require the consent of the borrower, which consent may not be unreasonably withheld, conditions or delayed.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations. Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top ten Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Even if none of the top five tenants at a particular Mortgaged Property as identified on Annex A-1 have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain material lease expirations or concentrations of lease expirations with respect to the Mortgaged Properties:

•	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.

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•	With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Property identified in the table below, such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or in the same year of, the maturity date of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Maturity Date
5353 West Bell Road(1)	2.3%	12/1/2025	1/6/2026
Home Depot-Elk Grove Village	1.3%	1/31/2020	11/1/2025
Marina Towers	1.1%	3/1/2026	4/6/2026
UMIP Jefferson Highway	0.4%	5/31/2022	3/1/2026
Surgical Institute of Michigan	0.3%	3/1/2026	4/6/2026
UMIP W 27th Street	0.3%	5/31/2022	3/1/2026
UMIP N 107th Street	0.2%	10/31/2022	3/1/2026
Addison	0.2%	6/30/2024	3/1/2026
Pagemill	0.1%	12/31/2023	3/1/2026
UMIP Xeon Street	0.1%	1/31/2019	3/1/2026
920 Harvest Drive	0.1%	4/30/2023	2/6/2026
500 Enterprise Road	0.1%	8/31/2020	2/6/2026
Common	0.1%	12/31/2018	3/1/2026
Dolton	0.1%	7/31/2019	3/1/2026
2212 Tomlynn Road	0.1%	4/30/2022	2/6/2026
2246 Dabney Road	0.1%	4/30/2022	2/6/2026
2244 Dabney Road	0.1%	4/30/2022	2/6/2026
2240 Dabney Road	0.0%	4/30/2022	2/6/2026

(1) The sole tenant at the Mortgaged Property known as 5353 West Bell Road, CSAA Insurance Exchange, has three five-year renewal options.

•	With respect to the Mortgaged Properties shown in the table below, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and set forth in the bullet above) expire in a single calendar year prior to, or the same year as, the maturity of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

Mortgaged Property Name	Tenant Name	% of the Initial Pool Balance by Allocated Loan Amount	% of NRSF Expiring	Date of Expiration	Maturity Date
Great Escape Plaza	Great Escape	1.2%	50.2%	2/28/2025	1/6/2026
Albuquerque Tortilla	Gruma Corporation	1.1%	57.7%	4/30/2021	2/6/2026
Banderas Corporate Center	Regus Executive Suites	0.7%	50.8%	7/31/2019	5/1/2026
FBI Reno	GSA-FBI	0.5%	65.8%	3/1/2026	1/6/2026

•	In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified as Marketplace at Kapolei, representing approximately 2.7% of the Initial Pool Balance, 100% of tenant leases rollover during the term of the loan. However, the historical occupancy figures for the Mortgaged Property are 100.0%, 94.8% and 93.0% in 2013, 2014 and 2015, respectively. Furthermore, 17 tenants (occupying 48.5% of NRA) have been in occupancy for over 10 years.

See Annex A-1 for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations. In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly

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Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease. For example (with respect to the largest 20 Mortgage Loans and the largest five tenants at each Mortgaged Property as identified on Annex A-1):

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as AvidXchange, representing approximately 3.7% of the Initial Pool Balance, Charlotte-Mecklenburg Schools, the third largest tenant at the Silver Hammer Building Mortgaged Property, occupying approximately 8.0% of the net rentable area at such Mortgaged Property, has the right to terminate its lease at any time with 90 days prior written notice (with payment of a termination fee if the tenant exercises its right to terminate prior to July 1, 2017).

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 3 Executive Campus, representing approximately 2.0% of the Initial Pool Balance, the fourth largest tenant, CDW, occupying approximately 7.2% of the net rentable area at the Mortgaged Property, has a one-time right to terminate its lease effective as of February 28, 2020, with nine months prior written notice and payment of a termination fee equal to any unamortized tenant allowances and brokerage commissions.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Travelers Office Tower II, which secures a Mortgage Loan representing approximately 1.9% of the Initial Pool Balance, the three largest tenants at the Mortgaged Property, R.L. Polk, Accretive Health, Inc. and Covisint Corp., have one-time contraction options that could affect up to 32% of the net rentable area. R.L. Polk, which occupies approximately 39.9% of the net rentable area, may surrender 12% of the net rentable area with 9 months’ notice and payment of a $741,793 termination fee starting in November 2016. Accretive Health, which occupies approximately 31.0% of the net rentable area, may surrender 10% of the net rentable area with 12 months’ notice and payment of a $1,407,370 termination fee starting in May 2020. Covisint, which occupies approximately 9.7% of the net rentable area, may surrender either 10% or 3% of the net rentable area with 12 months’ notice and payment of a $1,738,193 or $505,581 termination fee, respectively, starting in May 2021. All termination fees paid in connection with the exercise of any contraction option will be reserved as additional collateral for the Mortgage Loan.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as FBI Reno, which secures a Mortgage Loan representing approximately 0.5% of the Initial Pool Balance, the largest tenant at the Mortgaged Property, GSA – FBI, which occupies approximately 65.8% of the net rentable area, may terminate its lease from March 1, 2021, provided that it gives the landlord 90 days’ notice. In addition, the landlord has a termination option with respect to its lease with the second largest tenant at the Mortgaged Property, Alston Construction Company, which occupies approximately 18.3% of the net rentable area, provided that it gives the tenant 120 days’ notice. The latter termination option was created to accommodate GSA – FBI’s planned expansion at the Mortgaged Property, whereby it intends to expand its operations at the Mortgaged Property to take over vacant space at the Mortgaged Property and Alston Construction Company’s occupied space. A cash sweep is triggered two years before the GSA – FBI tenant’s termination option in March 2021, but the related borrower may cure such cash sweep requirement by posting a $750,000 letter of credit. A leasing reserve is trigged upon the GSA – FBI tenant’s failure to lease at least 50% of the net rentable area at the Mortgaged Property.

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With respect to the largest five tenants at each Mortgaged Property as set forth in Annex A-1, set forth below are government tenants with leases subject to unilateral termination or termination contingent upon the tenant’s failure to appropriate sufficient funding.

Mortgage Loan Name	% of the Initial Pool Balance by Allocated Loan Amount	Tenants	% of Net Rentable Area
One Commerce Plaza	3.9%	New York State (through various departments and state agencies)	75.8%
Stein Mart Plaza Westlake	0.5%	United States EPA	17.1%
FBI Reno	0.5%	GSA - FBI	65.8%

See Annex A-3 for more information on material termination options relating to the largest 10 Mortgage Loans.

Other. Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top five tenants at a Mortgaged Property identified on Annex A-1 or tenants individually or in the aggregate representing more than 25% of the net rentable area at the Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent or are in rent abatement periods as set forth below:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 215 West 34th Street & 218 West 35th Street, representing approximately 5.4% of the Initial Pool Balance, the third largest tenant, Planet Fitness, which leases approximately 5.1% of the net rentable area at the Mortgaged Property, has taken occupancy but is in a free rent period until May 2016. At origination, the borrower deposited $225,000 into a reserve account for such free rent period. Additionally, the fifth largest tenant, Joe Fresh, which leases approximately 2.9% of the net rentable area at the Mortgaged Property, is paying rent but has vacated its space. Pursuant to a marketing agreement between the borrower and Joe Fresh, the borrower is marketing the space for lease. In the event the borrower finds an acceptable replacement tenant, any lease termination is subject to payment by Joe Fresh of up to $567,120 in tenant improvements, any leasing commissions and up to six months of free rent for the new tenant.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as One Commerce Plaza, representing approximately 3.9% of the Initial Pool Balance, various departments of the New York State government collectively lease approximately 75.8% of the net rentable area at the Mortgaged Property. A portion of this space, representing approximately 32.9% of the net rentable area at the Mortgaged Property, is leased on a month-to-month basis to the New York State Department of Health, the New York State Office of Temporary and Disability Assistance, the New York State Department of Financial Services and the Office of Information Technology Services. The borrower has negotiated the economic terms for 10-year replacement leases for all month-to-month space with each of the related departments. A lease with the New York State Department of Health, representing approximately 22.6% of the net rentable area at the Mortgaged Property, has already been signed by the borrower and is awaiting countersignature by the New York State Comptroller. A reserve was established at origination, into which the borrower is obligated to make monthly deposits of an amount equal to the lesser of (i) $131,339, or (ii) all excess cash for the applicable interest period, until such time as ten year lease extensions are signed for certain month-to-month tenants.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as AvidXchange, representing approximately 3.7% of the Initial Pool Balance, Live Nation, the largest tenant at the AvidXchange Music Factory Mortgaged Property, collectively occupying approximately 18.6% of the net rentable area at such Mortgaged Property under three leases, is in negotiation with the borrowers to increase its demised space under one

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of those leases by an additional 11,500 square feet (or an additional 6.3% of the net rentable area at such Mortgaged Property) and to extend such lease through 2024 (the “Lease Amendment”). At origination, the borrower reserved $4,753,758 in connection with the Lease Amendment, which reserve amounts may be released to the borrower in the event the Lease Amendment is executed on the above terms.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Broadstone Plaza II, which secures a Mortgage Loan representing approximately 2.9% of the Initial Pool Balance, the fourth largest tenant at the Mortgaged Property, Umpqua Bank, which leases approximately 6% of the net rentable area, sublets approximately 1.2% of the net rentable area to GameStop and approximately 1% of the net rentable area to Sport Clips.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 3 Executive Campus, representing approximately 2.0% of the Initial Pool Balance, the second largest tenant, Cooper Health System, leasing approximately 14.2% of the net rentable area at the Mortgaged Property, is paying rent but is dark in most of its space and currently only occupies approximately 2.1% the net rentable area at the Mortgaged Property.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Travelers Office Tower II, which secures a Mortgage Loan representing approximately 1.9% of the Initial Pool Balance, the second largest tenant at the Mortgaged Property, Accretive Health, Inc., which occupies approximately 31% of the net rentable area, executed two separate leases (i) for approximately 19.4% of the net rentable area in May 2015 and (ii) for approximately 11.5% of the net rentable area that will commence in May 2016. Both leases each have one year of free rent. In addition, the third largest tenant at the Mortgaged Property, Covisint Corp., which occupies approximately 9.7% of the net rentable area, has one year of free rent, which commenced in May 2015. The related lender has escrowed approximately $1.2 million in free rent awarded to Accretive Health, Inc. and Covisint Corp., which will be disbursed on a monthly basis until unabated rental payments commence.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Casa Bella Apartments, representing approximately 0.6% of the Initial Pool Balance, the rents under the leases for 26 units (the “ABC Leases”) of the 176 units at the Mortgaged Property are guaranteed by ABC Behavioral Health, LLC (“ABC”), a non-profit housing organization, pursuant to a Memorandum of Understanding (the “ABC Guaranty”). Pursuant to the related loan agreement, the borrower is (i) prohibited from entering into any new leases that would be covered under the ABC Guaranty and (ii) required to use commercially reasonable efforts to terminate at least seven ABC Leases every six months. In the event there are still ABC Leases as of April 13, 2018, the Mortgage Loan documents require (i) the borrower or property manager to deposit all revenues from the Mortgaged Property into a lender controlled account, (ii) cash management in accordance with the related loan agreement, and (iii) a full excess cash flow sweep. The cash sweep period will terminate when all ABC Leases have been terminated. Pursuant to the ABC Guaranty, each of ABC and the borrower has the right to terminate the ABC Guaranty with 30 days’ notice.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

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•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as OZRE Leased Fee Portfolio, representing approximately 8.3% of the Initial Pool Balance, the entire portfolio is subject to a unitary ground lease with Map Ground Lease Owner LLC, which ground lessee has a one-time option to purchase the entire portfolio of Mortgaged Properties in whole on February 4, 2026 or such other date as may be mutually agreed to by the borrower and the ground lessee for a purchase price equal to the greater of (x) the then-current fair market value of the portfolio (based on criteria specified in the ground lease) and (y) $330,000,000, provided, among other conditions, (i) the ground lessee provides written notice to the borrower no later than 90 days and no greater than 180 days prior to February 4, 2026 and (ii) the borrower prepays the Mortgage Loan in full, together with the applicable yield maintenance premium. The purchase option has not been subordinated to the Mortgage Loan.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Hyatt Regency St. Louis at The Arch, which secures a Mortgage Loan representing approximately 6.4% of the Initial Pool Balance, the hotel manager, Hyatt Corporation, has a right of first offer to purchase the entire Mortgaged Property in the event the borrower offers the entire Mortgaged Property for sale. The right of first offer does not apply in connection with a foreclosure or a deed-in-lieu of foreclosure.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as AG Life Time Fitness Portfolio, representing approximately 5.4% of the Initial Pool Balance, the sole tenant, Life Time Fitness, has a right of first offer to purchase any individual Mortgaged Property (in whole) in the event the borrower offers such individual Mortgaged Property for sale to any non-affiliate. The right of first offer does not apply in connection with a foreclosure or a deed-in-lieu of foreclosure.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Renaissance Cincinnati, representing approximately 4.1% of the Initial Pool Balance as of the Cut-off Date, the related franchisor, Marriott International, Inc., has a right of first refusal to purchase either the fee or leasehold interest in the Mortgaged Property, as the case may be, in the event of a proposed transfer of such interest or a controlling direct or indirect interest in the applicable borrower to a competitor of the franchisor. The right of first refusal does apply to transfer to a competitor in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a competitor under the Mortgage Loan documents.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified as GFH Brennan Industrial Portfolio, representing approximately 3.4% of the Initial Pool Balance, the sole tenant at the Mortgaged Property identified on Annex A-1 as UMIP W 27th Street, Spectrum Plastics, has the option to purchase the Mortgaged Property for a purchase price equal to the greater of $4,050,000 or the fair market value of the Mortgaged Property. The tenant must provide notice by May 31, 2021 in order to exercise its purchase option and may then purchase the Mortgaged Property between April 1, 2022 and May 31, 2022, provided that all conditions for an individual property release and partial defeasance under the Mortgage Loan documents are satisfied. The tenant’s purchase option survives in the event of a foreclosure so long as the tenant is not in default under the lease.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as NorCal Grocery Portfolio, representing approximately 3.2% of the Initial Pool Balance, the largest tenant, Mi Pueblo Food Center and the second largest tenant, Mi Pueblo, LLC (collectively, “Mi Pueblo”), collectively occupying approximately 72.2% of the net rentable area at the Mortgaged Properties, have certain rights of first refusal to purchase the borrower’s interest in any individual Mortgaged Property (in whole, but not in part, except with respect to the Mortgaged Property identified on Annex A-1 as 1745, 1775, 1799 Story Road, in which case Mi Pueblo has a right to purchase either the 1745 Story Road parcel or the 1775, 1799 Story Road parcel individually) in the event the borrower is willing to accept a bona fide offer

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from an unaffiliated party (other than Victory Park Capital or any affiliate). Each right of first refusal has been subordinated to the Mortgage Loan and does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosure.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Marriott University Park, representing approximately 2.5% of the Initial Pool Balance, the related franchisor, MIF, L.L.C. has a right of first refusal to purchase the related Mortgaged Property in the event of a proposed transfer of such Mortgaged Property or a controlling direct or indirect interest in the related borrower to a competitor of the franchisor. The right of first refusal does apply to a transfer to a competitor in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a competitor under the Mortgage Loan documents.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 5353 West Bell Road, which secures a Mortgage Loan representing approximately 2.3% of the Initial Pool Balance, the sole tenant at the Mortgaged Property, CSAA Insurance Exchange, has a right of first offer to purchase the Mortgaged Property, which tenant must accept or decline within 30 days of receipt of notice of the sponsor’s intent to sell to third parties. Pursuant to a subordination, non-disturbance and attornment agreement, the right of first refusal has been subordinated to the remedies of the lender (i.e. foreclosure or transfer in lieu thereof) and the first sale by the lender after the lender has received title.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Racine Dental, representing approximately 2.0% of the Initial Pool Balance, the sole tenant, Racine Dental Group, S.C., has a right of first refusal to purchase all or any portion of the Mortgaged Property in the event the borrower is willing to accept a bona fide offer from a third party for the purchase of such portion of the Mortgaged Property. The right of first refusal has been subordinated to the Mortgage Loan and does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosure.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified as Home Depot - Elk Grove Village, representing approximately 1.3% of the Initial Pool Balance, the single tenant, Home Depot, which subleases 20.9% of the net rentable area to two subtenants, has the option to purchase the Mortgaged Property if the borrower, during the current lease term, receives a bona fide offer to purchase all or part of the Mortgaged Property.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hampton Inn Palm Desert, representing approximately 0.8% of the Initial Pool Balance, the franchisor, Promus Hotels, Inc., a subsidiary of Hilton Hotels Corporation, has a right of first offer in the event that the Borrower markets the Mortgaged Property for sale or lease or to sell the borrowing entity or a controlling interest in that entity (the “Marketed Interest”). In the event that the franchisor’s offer is rejected, the Borrower may sell or lease the Marketed Interest in an amount that is greater than 100% of the price set forth in the franchisor’s offer and on substantially similar terms or conditions. The Borrower must also comply with the transfer provisions described in the franchise agreement, including the franchisor’s prior written consent, the cure of any existing defaults or events that would become defaults with the giving of notice and passage of time and payment of any fees and charges the franchisor estimates will accrue to the franchisor through the date of the closing of the transfer. The right of first offer does not apply in the event of a foreclosure.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

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Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower, excluding Mortgaged Properties that are leased to an affiliate of the borrower that functions as an operating lease:

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as OZRE Leased Fee Portfolio, representing approximately 8.3% of the Initial Pool Balance, the entire portfolio is subject to a unitary ground lease with Map Ground Lease Owner LLC, which ground lessee is indirectly owned (50% non-controlling interest) by Map Ground Lease Holdings LLC, an affiliate of the non-recourse carve-out guarantors.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 215 West 34th Street & 218 West 35th Street, representing approximately 5.4% of the Initial Pool Balance, the largest tenant, 34th Hotel Ventures LLC, an affiliate of the borrower, leases approximately 73.9% of the net rentable area at the Mortgaged Property under a 68-year space lease to operate a Renaissance by Marriott hotel.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as AvidXchange, representing approximately 3.7% of the Initial Pool Balance, the AvidXchange Music Factory Mortgaged Property is 100% leased to an affiliate of the borrowers, as master tenant (which affiliate subleases such Mortgaged Property to another affiliate of the borrowers, as master subtenant) in connection with the qualification of the Fiber Mills, LLC borrower for state and federal historic tax credits. Additionally, Rick Lazes, an affiliate of the borrowers and the related non-recourse carveout guarantor under the Mortgage Loan, leases approximately 10.7% of the net rentable area at the Silver Hammer Building Mortgaged Property on a month-to-month basis as a property management office. See “—Real Estate and Other Tax Considerations” for additional information.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as NorCal Grocery Portfolio, representing approximately 3.2% of the Initial Pool Balance, the largest tenant in the portfolio, Mi Pueblo Food Center, and the second largest tenant, Mi Pueblo, LLC at the 1745, 1775, 1799 Story Road Property, collectively occupying approximately 72.1% of the net rentable area at the Mortgaged Properties, is indirectly owned (50% non-controlling interest) by Juvenal Chavez, the non-recourse carveout guarantor.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Wharfside Village, representing approximately 1.1% of the Initial Pool Balance, the largest tenant, Vista Mare, LLC, the third largest tenant, Waterfront Bistro and the fifth largest tenant, Joe’s Rum Hut, are affiliates of the borrower and collectively occupy approximately 24.9% of the net rentable area at the Mortgaged Property as restaurant or ancillary office space. Additionally, Pay 2 Park, an affiliate of the borrower, leases 45 parking spaces at the Mortgaged Property, which spaces are leased out as a public parking lot.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Marsh Creek Village, representing approximately 0.4% of the Initial Pool Balance, the largest tenant, The Benoit Group, a real estate development firm, is an affiliate of the borrower and occupies approximately 26.8% of the net rentable area at the Mortgaged Property as office space.

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Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California and Oregon) do not require earthquake insurance. Twenty (20) of the Mortgaged Properties, securing 16.9% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk. These areas include all or parts of the states of California, Utah, Arizona, Tennessee, Nevada and Washington and the US Virgin Islands.

In the case of 69 Mortgaged Properties, which secure in whole or in part 12 Mortgage Loans, representing approximately 37.1% of the Initial Pool Balance by Allocated Loan Amount, the related borrowers maintain insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager as described below:

•	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as AG Life Time Fitness Portfolio and 5353 West Bell Road, collectively representing approximately 7.7% of the Initial Pool Balance, the related borrower may rely on the single tenant’s insurance or self-insurance, so long as the single tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance meets the requirements under the related loan documents. If the single tenant fails to provide acceptable insurance coverage, the borrower must obtain or provide supplemental coverage to meet the requirements under the loan documents.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Racine Dental, representing approximately 2.0% of the Initial Pool Balance, the related borrower is required to maintain business interruption insurance only at times during which the Racine Dental Group, S.C. lease (or any replacement lease) allows for rent abatement or an early right to terminate the lease following damage to the Mortgaged Property.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

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Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

•	With respect to one Mortgaged Property, partially securing the Mortgage Loan identified on Annex A-1 to this prospectus as AvidXchange, representing approximately 2.7% of the Initial Pool Balance by Allocated Loan Amount, the Mortgaged Property known as AvidXchange Music Factory is a “certified historic structure” and may not be altered in any way which would cause the National Park Service to delist it from the National Register of Historic Places.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Bailey’s Ridge Apartments, representing approximately 1.2% of the Initial Pool Balance, the Mortgaged Property qualifies for the Low-Income Housing Tax Credit (“LIHTC”). Specifically, pursuant to a recorded LURA, 100% of the units are required to be occupied by tenants whose income is less than or equal to 60% of the AMI. The tax credit compliance period for the Mortgaged Property expired in 2014 but the affordability restrictions remain in place through 2029. The sponsor intends to release the Mortgaged Property from its current LURA through a Qualified Contract (“QC”) process, which involves listing the Mortgaged Property for sale for one year (customarily, the listing is at a price well above the property’s initial purchase price). However, even if a qualified buyer accepts the offered sales price, because the Mortgage Loan may not be defeased during the first two years following securitization, the borrower may not be able to close the sale and the affordability restrictions would therefore stay in place through 2029. Conversely, if there is no buyer, ownership may raise rental rates to market rates subject to the following conditions: (i) no low-income tenants may be evicted other than for good cause, and (ii) ownership may not raise the rent of any low-income tenant in place prior to the end of the one-year listing period. As low-income tenants move out, ownership may replace them with market rate tenants. Beginning three years after the one-year listing period has ended, ownership is free to raise all units to market rates. Additionally, in the event of foreclosure, there will be a 3-year waiting period before rents may be raised to market rates.

•	With respect to one Mortgaged Property, partially securing the Mortgage Loan identified on Annex A-1 to this prospectus as Dallas Multifamily Portfolio, representing approximately 0.7% of the Initial Pool Balance by Allocated Loan Amount, the Mortgaged Property known as Mountain Creek View Apartments is subject to a LURA with the Department of Housing and Urban Development (“HUD”), entered into on December 23, 2004, that runs with the Mortgaged Property for 20 years (the “Restriction Period”), requiring the Mortgaged Property to maintain at least 54 of its 304 units as affordable housing. During the Restriction Period, the sponsor may not market 54 units for any purpose other than affordable housing without HUD’s prior written approval. The sponsor may only rent the affordable units to families with adjusted gross annual incomes that do not exceed 80% of the area median income and the unit rent may not exceed the least of (a) 30% of 80% of the area median income (or, with respect to current tenants that are very-low income families, 30% of 50% of the area median income), as determined by HUD, with adjustments for family size and less a reasonable utility allowance, (b) the Section 8 voucher payment standard, less the utility allowance established by the voucher provider, and (c) market rent in the immediate area established by a rent comparability study prepared in accordance with HUD requirements. The purchaser is required to certify to HUD annually that the requirements have been fulfilled. The sponsor has executed an “Agreement to be Bound by Use Restrictions” of the LURA dated October 23, 2015, which has been recorded in the Dallas County Recorder’s Office. Title insurance was obtained and a recourse carveout was added for any default under the LURA. The borrower also signed an affidavit providing that, based on an analysis of approximately 80% of the leases, 93% were compliant with the affordability restriction, whereas only 18% compliance is required by the regulatory agreement.

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•	With respect to one Mortgaged Property, partially securing the Mortgage Loan identified on Annex A-1 to this prospectus as OZRE Leased Fee Portfolio, representing less than 0.1% of the Initial Pool Balance by Allocated Loan Amount, the 2277 Dabney Road Mortgaged Property is subject to a Land Use Restriction (“LUR”) which, among other conditions, (i) prohibits use of the Mortgaged Property for residential purposes or for daycare, school or playground purposes for children under the age of 16, (ii) prohibits the use of groundwater for any purpose other than environmental monitoring and testing and (iii) requires development of a worker health and safety plan prior to any excavation, utility installation or construction activities. See “—Environmental Considerations” for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Appraised Value

In certain cases, in addition to an “as-is” value, the appraisal states an “as-stabilized”, “as-complete”, “as-repaired”, “hypothetical”, or “as-renovated” value for the related Mortgaged Property that assumes that certain events will occur with respect to re-tenanting, construction, renovation or repairs at such Mortgaged Property. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes.

With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Maturity Date LTV Ratio was calculated using the related “as-stabilized”, “as-complete” or “as-repaired” Appraised Value, as opposed to the “as-is” Appraised Values, each as set forth in the following table:

Mortgaged Property	% of Initial Pool Balance	Maturity Date LTV Ratio (“As- Stabilized” or “As- Complete”)	“As-Stabilized”, “As-Complete”, “As- Repaired” or “Hypothetical As-Is” Appraised Value	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Marriott University Park	2.5%	55.5%	$29,700,000	60.9%	$27,100,000
601 West Polk(1)	1.8%	51.9%	$28,900,000	63.8%	$18,800,000
Colinas Del Bosque North	0.9%	54.0%	$11,500,000	54.5%	$11,400,000
Dallas Multifamily Portfolio (Highland Hills) (2)	0.9%	55.2%	$10,550,000	56.2%	$10,350,000

(1)	The “as complete & stabilized” LTV ratio is based on the “as complete & stabilized” appraised value of the property and a fully funded loan amount of $15,000,000, which includes the release of a $3,000,000 reserve conditioned upon the sole tenant completing certain capital improvements by January 1, 2017. The “as-is” LTV ratio assumes that no capital improvements have been completed and is calculated on a loan balance amount of $12,000,000 (net of the $3,000,000 reserve).

(2)	The appraised value of the Highland Hills property is based on the “as-repaired” value, with the appraised value of the remaining property securing the related mortgage loan based on its “as-is” value.

With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Cut-off Date LTV Ratio was calculated using the related “as-complete”, “as-repaired” or “hypothetical as-is” Appraised Value, as opposed to the “as-is” Appraised Values, each as set forth in the following table:

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (“As- Complete”)	“As-Complete”, “As-Repaired” or “Hypothetical As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Marriott University Park	2.5%	71.9%	$29,700,000	78.7%	$27,100,000
Colinas Del Bosque North	0.9%	64.9%	$11,500,000	65.4%	$11,400,000
Dallas Multifamily Portfolio (Highland Hills) (1)	0.9%	69.9%	$10,550,000	71.3%	$10,350,000

(1)	The appraised value of the Highland Hills property is based on the “as-repaired” value, with the appraised value of the remaining property securing the related mortgage loan based on its “as-is” value.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See Annex C-2 for additional information.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as OZRE Leased Fee Portfolio, representing approximately 8.3% of the Initial Pool Balance, the Mortgage Loan is recourse only to the borrower and not the guarantor for breach of the environmental covenants contained in the Mortgage Loan documents; instead, the borrower obtained an environmental insurance policy from Allied World Assurance Company that expires on February 4, 2026, has a $50,000 deductible and a limit of $10,000,000 per occurrence and in the aggregate. All policy premiums have been paid in full through February 4, 2026. See “—Environmental Considerations” for additional information.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hyatt Regency St. Louis at The Arch, representing approximately 6.4% of the Initial Pool Balance, the Mortgaged Property is located in the Riverfront Hotel Community Improvement District (“CID”) and is eligible for certain associated financial benefits. The CID permits the borrower to collect a special tax of 1% on total revenues until September 2029, which proceeds the Missouri Department of Revenue (“DOR”) is required to transfer to a designated CID trustee. The CID trustee is obligated to make biannual disbursements from these proceeds to the borrower (the “CID Income”), subject to a cap equal to a $6.5 million note receivable by the DOR which, if not full paid off by September 2029, will expire without any cash settlement (or balloon payment). The CID Income is underwritten as a contra-expense equal to 1.0% of total underwritten revenue.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Renaissance Cincinnati, representing approximately 4.1% of the Initial Pool Balance, the Mortgaged Property benefits from a leadership in energy and environmental design related tax exemption related to the redevelopment of the Mortgaged Property between 2013-2014. Pursuant to the exemption, the Mortgaged Property received a 12 year tax exemption from any increases in assessed value through 2026. Under the exemption, the borrower is required to satisfy certain ongoing conditions including, among others, use of best efforts to (i) create 125 full-time permanent jobs and (ii) award 30% of service contracts to small businesses. In addition, in connection with the exemption, the borrower is required to pay to the Cincinnati Board of Education an amount equal to 25% of the full amount of exempt taxes each year through the expiration of the 12 year exemption period. The lender underwrote taxes based on the actual in-place abated taxes of $291,932 (which includes the 25% payment due to the board of education) and the full unabated taxes would be $862,117.

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•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as AvidXchange, representing approximately 3.7% of the Initial Pool Balance, the renovation of the AvidXchange Music Factory Mortgaged Property permitted the Fiber Mills LLC borrower to qualify for state and federal tax credits totaling approximately $1.26 million. In connection with such tax credits, the Fiber Mills, LLC borrower master leased the AvidXchange Music Factory Mortgaged Property (excluding the portion of this Mortgaged Property leased by VBGB Uptown (4,370 square feet) (the “Tax Credit Property”) to an affiliate of the borrower (the “Master Tenant”), who in turn subleased the Tax Credit Property to another affiliate of the borrower (the “Master Subtenant”). The Master Subtenant leased the AvidXchange Music Factory Mortgaged Property to various commercial tenants. On June 29, 2007, the Master Subtenant entered into an operating agreement with the Master Tenant and the Sherwin Williams Company (“Sherwin Williams”). Sherwin Williams contributed capital in exchange for a 99.9%, non-controlling interest in the Master Tenant (which structure permits the pass-through of such state and federal tax credits to Sherwin Williams). The maximum amount of tax credits that remain subject to disallowance or recapture is (i) with respect to the state tax credits, $96,878 and (ii) with respect to the federal tax credits, $591,600. As of October 2, 2017, no state or federal tax credits recognized by Sherwin Williams will be subject to disallowance or recapture. The master lease and master sublease may not be terminated until March 1, 2018. The Master Tenant and Master Subtenant have each agreed to the payment of all rents received under the master lease, the master sublease and from commercial tenants at the Tax Credit Property to the lender controlled clearing account and application in accordance with the Mortgage Loan documents.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Travelers Office Tower II, representing approximately 1.9% of the Initial Pool Balance, the third largest tenant at the Mortgaged Property, Covisint Corp., which occupies approximately 9.7% of the net rentable area, was provided (i) a personal property tax abatement with a 10-year term from the city of Southfield, estimated to be worth approximately $270,000 and (ii) a $1.5 million performance-based grant from Michigan Economic Development Council (based on such tenant’s perceived ability to add new jobs to Southfield). This tenant does not pay a percentage of the borrower’s real estate taxes under its lease; instead, the tenant is responsible for its pro rata tax share and the tax break does not benefit the borrower.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Albuquerque Tortilla, representing approximately 1.1% of the Initial Pool Balance, a portion of the Mortgaged Property (the “IRB Parcel”) occupied by Flagship Food Group North America LLC (“Flagship”), is subject to an Industrial Revenue Bond (“IRB”) arrangement. In connection with the IRB arrangement, on December 27, 2014, the borrower transferred its fee simple interest in the IRB Parcel to Bernalillo County, New Mexico (the “County”) and the County leased back to the borrower the leasehold interest in such parcel. The agreement entered into among the borrower, the County and Flagship, includes a payment-in-lieu of taxes (“PILOT”) arrangement, under which the IRB Parcel is assessed ad valorem taxes at a rate equal to 10% of the then current ad valorem tax rate through December 15, 2034. Under the terms of the agreement, Flagship is directly responsible for all PILOT payments and any costs and expenses due to the County during the term of Flagship’s lease with the borrower. In the event the agreement is terminated before December 27, 2024, Flagship is required to pay the County an amount equal to the difference between the abated taxes and the PILOT payments made; provided, however, that the borrower may replace Flagship with a tenant approved by the County within 36 months of such termination and the benefits of the IRB arrangement will be retained. At the expiration (or earlier termination) of the agreement, the County is required to re-convey its fee simple interest in the IRB Parcel to the borrower for payment of $1.00 (plus any unpaid PILOT or other outstanding fees). The County joined the Mortgage Loan deed of trust for purposes of mortgaging its fee interest in the IRB Parcel, agreeing to certain subordination and standstill provisions to the benefit of the lender and agreeing that if the lender forecloses the Mortgage Loan or takes title via deed in lieu, the lender may terminate the agreement and the County will re-convey the IRB Parcel at no cost to the lender.

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Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-nine (29) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing approximately 41.2% of the Initial Pool Balance, provide for payments of interest and principal until the maturity date or anticipated repayment date and then have an expected Balloon Balance at the maturity date.

Nine (9) Mortgage Loans, representing approximately 30.2% of the Initial Pool Balance, are interest-only until the maturity date.

Twelve (12) Mortgage Loans, representing approximately 28.7% of the Initial Pool Balance, provide for payments of interest-only for the first 12 to 60 months following the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan until the maturity date and therefore have an expected Balloon Balance at the related maturity date or anticipated repayment date.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) and grace periods that occur as described in the following table:

Overview of Due Dates

Due Date	Default Grace Period Days	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
1	0	3	$ 30,700,000	3.7%
1	5	3	62,070,500	7.4
6	0	43	730,548,389	87.0
6	5	1	16,650,000	2.0
Total		50	$ 839,968,889	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. A grace period does not apply to a maturity date payment. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

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All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans, representing 100.0% of the Initial Pool Balance, accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loan

One (1) Mortgage Loan, representing approximately 2.7% of the Initial Pool Balance, (the “ARD Loan”), provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date and the Revised Rate for each ARD Loan.

After its Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after its related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class V certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Single Purpose Entity Covenants

With respect to the Mortgage Loan secured by the Mortgaged Property identified as Marketplace at Kapolei, representing approximately 2.7% of the Initial Pool Balance, although the Mortgage Loan had an original principal balance of $22,613,000, the borrower is a special purpose entity that is bankruptcy remote, but does not have an independent director. See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally (except in some cases as relates to a prepayment in connection with a casualty or condemnation) require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 4 to 7 payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

With respect to certain of the Mortgage Loans that permit the borrower to voluntarily prepay such Mortgage Loan with payment of a prepayment premium or yield maintenance charge, the yield maintenance charge will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or the commencement of the related open period, as applicable, determined by discounting such payments at the Discount Rate or Reinvestment Yield (or as otherwise stated in the related Mortgage Loan documents), less the amount of principal being prepaid; provided that in no event may the aggregate rate being used to discount any such payment ever exceed the applicable interest rate under the Mortgage Loan.

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With respect to certain other Mortgage Loans that permit the borrower to voluntarily prepay the Mortgage Loan with the payment of a prepayment premium or a yield maintenance charge, the yield maintenance charge will generally, subject to certain variations, be an amount (in some cases not less than 1.0% of the amount prepaid) equal to the present value of a series of payments, each equal to the Interest Payment Differential as of the date of prepayment and payable on each scheduled due date over the remaining original term of the prepaid Mortgage Loan through and including the stated maturity date, the Anticipated Repayment Date or the commencement of the open period, as applicable, discounted at the Reinvestment Yield (in some cases, converted to a monthly equivalent yield) as of the date of prepayment for the number of months remaining from such date of prepayment to each scheduled due date through and including the stated maturity date, the Anticipated Repayment Date or the commencement of the open period, as applicable.

However, the yield maintenance charge formula in a Mortgage Loan may be significantly different than the formulations set forth above. For example, in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hyatt Regency St. Louis at The Arch, representing approximately 6.4% of the Initial Pool Balance, the yield maintenance charge will generally be equal to the greater of (i) 1.0% of the amount being prepaid (or 3.0% during an event of default under the Mortgage Loan) and (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the commencement of the related open period, determined by discounting such payments at the Discount Rate plus the Applicable Discount Premium, less the amount of principal being prepaid.

“Discount Rate” generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date or the commencement of the related open period, as applicable, or, the remaining weighted average life of the Mortgage Loan, plus an additional fixed percentage, as applicable of the Mortgage Loan.

“Applicable Discount Premium” means (i) with respect to payments that would be received on or before the 84th Due Date, 0.50%, and (ii) with respect to payments that would be received after the 84th Due Date, 2.00%.

“Reinvestment Yield” will generally equal, depending on the Mortgage Loan, either: (a) the yield calculated by the lender by the linear interpolation of the yields, “as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date of prepayment, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the loan maturity date or the Anticipated Repayment Date or the date preceding the commencement of the open period, as applicable (and, as used in the third preceding paragraph, converted for discounting purposes to a monthly compounded nominal yield); or (b) the lesser of (i) the yield on the U.S. Obligations with the same maturity date as the stated maturity date, the Anticipated Repayment Date or date preceding the commencement of the open period, as applicable, of the prepaid Mortgage Loan or, if no such U.S. Obligations issue is available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with maturity dates (one prior to and one following) that are closest to the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open period, as applicable, of the prepaid Mortgage Loan or (ii) the yield on the U.S. Obligations with a term equal to the remaining average life of the prepaid Mortgage Loan or, if no such U.S. Obligations are available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the prepaid Mortgage Loan with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date of prepayment set forth in borrower’s notice of repayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

“U.S. Obligations” generally means securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption,

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(2) other non-callable “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8)(ii), or (3) such other instruments as set forth in the related Mortgage Loan documents.

The term “Interest Payment Differential” will generally equal (i) the positive difference, if any, of the related mortgage interest rate minus the Reinvestment Yield as of the date of prepayment, divided by (ii) 12, and multiplied by (iii) the outstanding principal balance (or the portion thereof being prepaid) of the prepaid Mortgage Loan on the date of prepayment, provided that the Interest Payment Differential will never be less than zero.

Notwithstanding the foregoing, yield maintenance charges payable (if at all) in connection with an involuntary prepayment (such as a prepayment resulting from a liquidation following a default) may be calculated in a manner that varies from those described above.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in this prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

•	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

•	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments.

Nine (9) of the Mortgage Loans, representing approximately 28.2% of the Initial Pool Balance, permit the related borrower, after a lockout period of 23 to 47 payments following the origination date, to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

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Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	8	11.4%
4	30	50.2
5	8	19.5
6	2	11.8
7	2	7.1
Total	50	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

•	no event of default has occurred;

•	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property and/or a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

•	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

•	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

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Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance; Collateral Substitution

The terms of 41 of the Mortgage Loans (the “Defeasance Loans”), representing approximately 71.8% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment, a partial substitution, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as OZRE Leased Fee Portfolio, representing approximately 8.3% of the Initial Pool Balance, the borrower may obtain the release of any individual Mortgaged Property provided, among other conditions, (i) the borrower prepays an amount equal to a percentage of the Allocated Loan

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Amount for the Mortgaged Property to be released (as described below) (such amount, the “Release Price”), together with the applicable yield maintenance premium, (ii) after giving effect to such release, (a) the DSCR is not less than the greater of (1) 1.55x and (2) the DSCR immediately preceding such release and (b) the debt yield is not less than the greater of (1) 6.77% and (2) the debt yield immediately preceding such release, (iii) the borrower delivers a rating agency confirmation from each applicable rating agency and (iv) the REMIC requirements are satisfied. In connection with determining the Release Price, the borrower is required to pay (x) with respect to a Mortgaged Property designated as a “Core Asset” in the mortgage loan documents, 125% of the Allocated Loan Amount, or (y) with respect to a Mortgaged Property that is not designated as a “Core Asset” in the mortgage loan documents, (1) 105% of the Allocated Loan Amount if the aggregate sum of the Release Prices paid in connection with a partial release (including the Release Price for the Mortgaged Property then to be released) is less than $17,575,000 or (2) 120% of the Allocated Loan Amount for such Mortgaged Property in the event the aggregate sum of the Release Prices (including the Mortgaged Property to be released) is equal to or greater than $17,575,000.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as AG Life Time Fitness Portfolio, representing approximately 5.4% of the Initial Pool Balance, the borrower may obtain the release of up to five individual Mortgaged Properties after the expiration of the lockout period provided, among other things, (i) the borrower prepays an amount at least equal to 110% of the Allocated Loan Amount for the first three Mortgaged Properties to be released and 115% of the Allocated Loan Amount for the next two Mortgaged Properties to be released, in each case, together with the applicable yield maintenance premium, (ii) the borrower delivers a rating agency confirmation from each applicable rating agency, (iii) after giving effect to each such release (a) the debt service coverage ratio is not less than the greater of (1) 2.10x and (2) the DSCR immediately prior to the release and (b) the EBITDAR to Rent Ratio is equal to or greater than that as of the date immediately prior to such partial release and (iv) the REMIC requirements are satisfied. The Allocated Loan Amounts are as follows: (a) $25,826,550 with respect to Florham Park, (b) $25,242,239 with respect to Westwood, (c) $21,444,217 with respect to Vernon Hills, (d) $17,061,884 with respect to Lakeville, (e) $13,439,155 with respect to Dublin, (f) $14,899,933 with respect to Vestavia Hills, (g) $15,717,968 with respect to Sterling, (h) $14,257,191 with respect to Beachwood, (i) $13,147,000 with respect to Woodstock and (j) $13,263,862 with respect to Ellisville. In addition, the Mortgage Loan permits the borrower to substitute another property as collateral for the Mortgage Loan (in connection with a partial release described above), provided, among other things, (i) no more than three substitutions will be permitted during the term of the Mortgage Loan, (ii) the substitution must be in connection with a transfer or sale of an individual Mortgaged Property to a third party (including a transfer to the tenant at such Mortgaged Property), (iii) the substitute property has a fair market value that is equal to or greater than the fair market value of the Mortgaged Property to be released, (iv) the annual rent and EBITDAR of the substitute property is equal to or greater than those of the Mortgaged Property to be released, (v) the substitute property has the same allocated unpaid principal balance as that allocated to the Mortgaged Property to be released and (v) the borrower delivers a rating agency confirmation with respect to such substitution.

“EBITDAR to Rent Ratio” means, as of any date, the ratio calculated by lender of (i) the EBITDAR (earnings (as defined under GAAP) from continued operations before payment of taxes, plus interest expense, depreciation and amortization and rents) of the Life Time Fitness Portfolio Properties for the 12-month period ending with the most recently completed calendar quarter, to (ii) the rental payments made by the tenant to the borrower under the related lease for such period.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as GMR Portfolio, representing approximately 3.8% of the Initial Pool Balance, any date after the expiration of the lockout period, the borrowers may obtain the release of any individual Mortgaged Property in connection with a bona fide, third party sale provided, among other conditions, (i) the borrowers deliver defeasance collateral in an amount equal to the greater of (a) 130% of the Allocated Loan Amount for the individual Mortgaged Property to be released or (b) 95% of the net sales proceeds for such Mortgaged Property, (ii) after giving effect to such release, (a) the DSCR for the remaining Mortgaged Properties is not less than the greater of (1) 1.45x and (2) the DSCR immediately

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prior to the release and (b) the LTV for the remaining Mortgaged Properties is not greater than the lesser of (1) 60% and (2) the LTV immediately prior to the release and (iii) the borrowers deliver a rating agency confirmation from each applicable rating agency. Notwithstanding the foregoing, (i) the 1310 Wolf Park Drive Mortgaged Property, 7668B Airways Boulevard Mortgaged Property, 1324 Wolf Park Drive Mortgaged Property, 3350 N. Germantown Road Mortgaged Property and 2999 Centre Oak Way Mortgaged Property (collectively, the “Gastro One Mortgaged Properties”) must be defeased at the same time and (ii) in no event may the Star Medical Mortgaged Property be defeased last. In addition, with respect to the 2020 Exeter Mortgaged Property (which property was not considered in the underwriting of the Mortgage Loan or any of the calculations shown in this prospectus and which Mortgaged Property is not being shown as a Mortgaged Property on Annex A-1), the borrowers may obtain the free release of this Mortgaged Property at any time, subject to certain conditions in the Mortgage Loan documents. The lender has received written notice from the borrowers requesting the release of this Mortgaged Property.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as AvidXchange, representing approximately 3.7% of the Initial Pool Balance, after the lockout period, the borrowers may obtain the release of the Silver Hammer Building Mortgaged Property (but not the AvidXchange Music Factory Mortgaged Property) in connection with a third party sale, provided, among other conditions, (i) the borrowers prepay an amount equal to the greater of (a) 100% of the net sales proceeds for such Mortgaged Property and (b) 125% of the Allocated Loan Amount for such Mortgaged Property, (ii) after giving effect to such release, (a) the DSCR for the remaining Mortgaged Property is not less than the greater of (1) 1.59x and (2) the DSCR immediately preceding such release, (b) the LTV for the remaining Mortgaged Property is not greater than the lower of (1) 61.2% and (2) the LTV immediately preceding such release and (c) the Debt Yield for the remaining Mortgaged Property is not less than the greater of (1) 10.8% and (2) the Debt Yield immediately preceding such release and (iii) the borrowers deliver a rating agency confirmation from each applicable rating agency.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as GFH Brennan Industrial Portfolio, representing approximately 3.4% of the Initial Pool Balance at any time after the expiration of a lockout period, the Mortgage Loan documents permit defeasance of an individual property, provided, among other things, that the borrower pays to the lender (i) all payments of principal and interest due on the Mortgage Loan to and including the date of defeasance; (ii) all other sums then due under the Mortgage Loan documents; and (iii) if the date of defeasance is a date other than a payment date, interest that would have accrued on such prepaid principal, to but not including, the next payment date. Additionally, the Mortgage Loan documents permit the release of individual properties provided that, among other things, (i) the borrower will defease an amount of principal equal to (a) if, after giving effect to the release of the property in question, the aggregate net rentable area of all of the properties released up to that date is less than 10% of the total net rentable area of all properties on the closing date, 100% of the allocated loan amount for such property or properties or (b) if, after giving effect to the release of the property in question, the aggregate net rentable area of all the properties released up to that date is at least 10% of the total net rentable area of all the properties on the closing date, 120% of the allocated loan amount for such property, plus the amount, if any, necessary to reduce the principal such that the remaining properties shall achieve the underwritten debt service coverage ratio threshold (the “UDSCR Threshold”); and (ii) the borrower fulfills the requirements to partially defease the property including delivery of a REMIC opinion. The UDSCR Threshold is the greater of (x) 1.30x and (y) the underwritten debt service coverage ratio immediately preceding the release (provided that clause (y) will be waived if at the time of the release (and after giving effect to such release), the underwritten debt service coverage ratio is at least 2.00x).

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as NMS Los Angeles Multifamily Portfolio, representing approximately 3.0% of the Initial Pool Balance, after the defeasance lockout period, the borrowers may obtain the release of any individual Mortgaged Property, provided, among other things, (i) the borrowers deliver defeasance collateral in an amount equal to the greater of (a) 125% of the related Allocated Loan Amount for the individual Mortgaged Property to be released, (b) 100% of the net sales proceeds with respect to the sale of such property or (c) the amount necessary to satisfy the requirements that, with respect to the

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remaining Mortgaged Properties (i) the combined LTV is less than or equal to the lesser of (x) 68.8% or (y) the LTV immediately prior to the release, (ii) the combined DSCR is at least equal to the greater of (x) 1.20x or (y) the DSCR immediately prior to the release, (iii) the combined debt yield is at least equal to the greater of (x) 6.0% or (y) the debt yield immediately prior to the release. Notwithstanding the foregoing, the Mortgage Loan documents require that two of the following Mortgaged Properties: (A) Luxe at 1759, (B) NMS at Warner Center or (C) NMS at Northridge be released before a release of Luxe at 1548 or Luxe at 1539 is permitted. The Allocated Loan Amounts are as follows: (a) ) $27,200,000 with respect to Luxe at 1548, (b) $26,300,000 with respect to Luxe at 1539, (b (c) $23,500,000, with respect to Luxe at 1759, (d) $21,500,000 with respect to NMS at Northridge, (e) $15,300,000 with respect to NMS at Warner Center and (f) $6,200,000 with respect to NMS at Superior.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as GSP MHP Portfolio II, representing approximately 2.6% of the Initial Pool Balance, after the defeasance lockout period, the borrowers may obtain the partial release of any individual Mortgaged Property in connection with a bona fide, third party sale, provided, among other conditions, (i) the borrowers deliver defeasance collateral in an amount equal to the greater of (a) 100% of the net sales proceeds for such Mortgaged Property and (b) 120% of the Allocated Loan Amount for such Mortgaged Property, (ii) after giving effect to such release, (a) the DSCR for the remaining Mortgaged Properties is no less than the greater of (1) 1.30x and (2) the DSCR immediately preceding such sale and (b) the LTV for the remaining Mortgaged Properties is no more than the lesser of (1) 75% and (2) the LTV immediately preceding such sale and (iii) the borrowers deliver a rating agency confirmation from each applicable rating agency. Notwithstanding the foregoing, in no event may the Grayson Mortgaged Property be released until after the Northwood Mortgaged Property and the Pleasant Mortgaged Property have both been released.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Johnson Crossing & Shops at Westwind, representing approximately 2.0% of the Initial Pool Balance, after the defeasance lockout period, the borrowers may obtain the release of either individual Mortgaged Property in connection with an unaffiliated, third party transfer, provided, among other conditions, (i) the borrowers deliver defeasance collateral (a) in an amount equal to the greater of (1) 110% (with respect to the Johnson Crossing Mortgaged Property) and 120% (with respect to the Shops at Westwind Mortgaged Property of the then outstanding principal balance allocated to such Mortgaged Property and (2) the amount such that, after giving effect to such release (x) the LTV for the remaining Mortgaged Property is equal to or less than 50% (if Shops at Westwind is the remaining Mortgaged Property) and is equal to or less than 70% (if Johnson Crossing Mortgaged Property is the remaining Mortgaged Property) and (y) each of the Debt Yield and pro forma Debt Yield are at least 14% (if Shops at Westwind is the remaining Mortgaged Property) and at least 9.0% (if Johnson Crossing Mortgaged Property is the remaining Mortgaged Property) and (ii) the borrowers deliver a rating agency confirmation from each applicable rating agency.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Home Depot - Elk Grove Village, representing approximately 1.3% of the Initial Pool Balance, the Mortgage Loan permits the release of specified parcels of land securing such Mortgage Loan (a “Release Parcel”) at any time during the term of the mortgage loan, provided, among other conditions, that the borrower (i) pays an amount equal to 120% of the allocated loan amount with respect to such Release Parcel plus a yield maintenance premium and all actual out-of-pocket costs and expenses; (ii) remains a special purpose bankruptcy remote entity after the partial release; (iii) if the parcel identified in the Mortgage Loan agreement as the “Home Depot Parcel” is released, prior to or simultaneously with the release of such parcel, will enter into direct leases with current subtenants or enter into new leases such that the debt service coverage ratio will be equal to or great than 1.35x; (iv) satisfies conditions relating to title, zoning, timing and establishment of separate tax parcels; (v) arranges delivery of a REMIC opinion; and (vi) arranges delivery of a Rating Agency Confirmation.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Great Escape Plaza, which secures a Mortgage Loan representing approximately 1.2% of the Initial Pool Balance, the related lender has agreed to release one currently unimproved approximately 0.5 acre portion of the

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Mortgaged Property at any time following a securitization of the Mortgage Loan, provided that the following conditions, among others, are satisfied: (i) no event of default has occurred and is continuing; (ii) the rating agencies will have issued to the lender a rating agency confirmation with respect to the release; and (iii) the lender receives an opinion of counsel that the applicable REMIC trust will not fail to maintain its status as a REMIC trust as a result of the related release of the release parcel.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Fresenius Portfolio, representing approximately 1.0% of the Initial Pool Balance, after the defeasance lockout period, the borrower may obtain the release of any individual Mortgaged Property in connection with a bona fide, third party sale, provided, among other conditions, (i) the borrower delivers defeasance collateral in an amount equal to the greater of (a) (1) $4,305,846.65, for the Fresenius Farmville Mortgaged Property, (2) $3,660,094.72, for the Fresenius Albany Mortgaged Property or (3) $3,034,058.63, for the Fresenius Coweta County Mortgaged Property, as the same may be reduced pro rata by amortization, and (b) 100% of the net sales proceeds for such Mortgaged Property, (ii) after giving effect to such release, (a) the DSCR for the remaining Mortgaged Properties is equal to or greater than the greater of (1) 1.25x and (2) the DSCR immediately preceding the release based on the trailing 12 month period and (b) the LTV for the remaining Mortgaged Properties is less than or equal to 70% and (iii) the borrower delivers a rating agency confirmation from each applicable rating agency.

With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Dallas Multifamily Portfolio, which secures a Mortgage Loan representing approximately 0.9% of the Initial Pool Balance, at any time after the defeasance lockout period and prior to the open period, the borrower may obtain the release of any individual Mortgaged Property in connection with the sale of such property to a third party as part of a bona fide arms-length transaction, provided that the following conditions, among others, are satisfied: (i) no event of default has occurred and is continuing (or would result from the occurrence of a partial defeasance event); (ii) the borrower deposits the defeasance collateral (in the amount of 125% of the allocated loan amount for the release property) into the defeasance collateral account; (iii) as of each of the partial defeasance notice date and as of the date of consummation of the partial defeasance event, after giving effect to the release, the debt service coverage ratio with respect to the remaining property is equal to or greater than the greater of (x) the debt service coverage ratio of the Mortgaged Property immediately prior to the partial defeasance notice date or the consummation of the partial defeasance event (as applicable) and (y) 1.43x; (iv) as of each of the partial defeasance notice date and as of the date of consummation of the partial defeasance event, after giving effect to the release, the loan-to-value ratio with respect to the remaining property is no greater than the lesser of (x) 69.9% or (y) the loan-to-value ratio of the Mortgaged Property immediately prior to the partial defeasance notice date or the consummation of the partial defeasance event, as applicable; and (v) the borrower delivers a rating agency confirmation as to the partial defeasance.

With respect to the cross-collateralized and cross-defaulted Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Concord Place Apartments and Lakeview Terrace, collectively representing approximately 0.7% of the Initial Pool Balance, after the expiration of the lockout period, each related borrower has the right to obtain the release of its related Mortgaged Property in connection with the sale of such Mortgaged Property and prepayment of the Mortgage Loan or sale of the Mortgaged Property and assumption of the related Mortgage Loan, provided, among other conditions, (i) the related borrower prepays (a) if in connection with a prepayment, an amount equal to 115% of the outstanding principal balance of the Mortgage Loan being prepaid and (b) if in connection with an assumption, an amount equal to 15% of the outstanding principal balance of the Mortgage Loan being assumed (to be applied against the outstanding principal balance of the remaining Mortgage Loan), in each case, together with the applicable yield maintenance premium, (ii) after giving effect to the release, the debt yield for the remaining Mortgaged Property (and the released Mortgaged Property, if in connection with an assumption) is greater than or equal to 9.25% on both a trailing 12 month and pro forma basis, (iii) the related borrower delivers a rating agency confirmation from each applicable rating agency and (iv) the REMIC requirements are satisfied.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Forty-two (42) of the Mortgage Loans, representing approximately 75.8% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Thirty-seven (37) of the Mortgage Loans, representing approximately 64.8% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Twenty-three (23) of the Mortgage Loans, representing approximately 39.8% of the Initial Pool Balance, provide for upfront reserves for immediate repairs.

Thirty-eight (38) of the Mortgage Loans, representing approximately 66.8% of the Initial Pool Balance, provide for monthly or upfront escrows for ongoing replacements or capital repairs.

Twenty-one (21) of the Mortgage Loans, representing 37.6% of the Initial Pool Balance, are secured by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Dallas Multifamily Portfolio, which secures a Mortgage Loan representing approximately 0.9% of the Initial Pool Balance as of the Cut-off Date, as of the date of origination of the Mortgage Loan, there was a sheriff’s deed clouding title to the Mortgaged Property known as Highland Hills Apartments. Affirmative title coverage over the title exception was obtained in the title pro forma policy at origination. The related borrower was obligated to file a quiet title or similar action within 10 business days of origination, and to use best efforts to cure within 90 days of origination. The borrower timely complied with the post-closing requirement and obtained a quit claim deed as to any interest that may have been conveyed by the sheriff’s deed. The final title policy has been issued and the exception relating to the sheriff’s deed is no longer present in the title policy. Nonetheless, there is a net operating income holdback reserve of $600,000, which is to be released to the related borrower upon the related lender’s determination that there is no event of default, the related borrower’s T-12 gross revenue collections at the Mountain Creek View Apartments mortgaged property are at least $1,575,000, at least 6 months have passed since the origination date, the debt yield is at least 9.5% and the title cure with respect to the sheriff’s deed has occurred. If these conditions are not met before the monthly payment date occurring three months prior to the maturity date of the Mortgage Loan, then the related lender may apply the funds to the reduction of the debt and yield maintenance premium (if any) or continue to hold such funds as additional collateral for the Mortgage Loan.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Mortgaged Property Accounts

Lockbox Accounts. The Mortgage Loans documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

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Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Approx. % of Initial Pool Balance
Hard Lockbox	21	59.9%
Springing Hard Lockbox	13	21.7
Soft Lockbox	6	7.0
Springing Soft Lockbox	6	5.8
Soft Springing Hard Lockbox	3	5.0
None	1	0.7
Total:	50	100.0%

Except as set forth in the table above and where noted below, the borrower is entitled to receive a disbursement of all cash remaining in the lockbox account after required payment for debt service, agent fees, required reserves, and operating expenses, the agreements governing the lockbox accounts provide that the borrower has no withdrawal or transfer rights with respect to the related lockbox account. The lockbox accounts will not be assets of the issuing entity.

Delaware Statutory Trusts

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Fresenius Portfolio and Athens Sentry Self Storage (together, the “DST Loans”), collectively representing approximately 1.8% of the Initial Pool Balance, the related borrowers are each structured as a Delaware statutory trust (“DST“, and each borrower under a DST Loan, a “DST Borrower”). An interest in a DST is treated as real property for certain tax purposes; as such, the IRS restricts a DST from actively operating a property. With respect to each DST Loan, each DST Borrower is controlled by a signatory trustee (which is a special purpose entity and 100% owned and controlled by the related sponsor), and the signatory trustee has broad authority to control the DST Borrower similar to the control a general partner or managing member would have with respect to an alternative form of special purpose entity. With respect to the Athens Sentry Self Storage Mortgaged Property, the Mortgage Loan is also structured with a master lease between the borrower and an affiliate of the borrower, as master tenant (which master tenant joined the related loan agreement, security agreement and assignment of leases and rents). The DST Loans provide that the related signatory trustee has the right to convert the applicable DST borrower to a limited liability company for which the signatory trustee would act as sole manager. The holders of the beneficial interests in the DST Borrowers do not have authority to control or manage the related DST Borrower or the related Mortgaged Property, and their consent is not required for a conversion of the borrower to a limited liability company.

Shari’ah Compliant Loan

The Mortgage Loan identified on Annex A-1 as GFH Brennan Industrial Portfolio, representing 3.4% of the Initial Pool Balance, was structured as a Shari’ah compliant loan. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Shari’ah Compliant Loans”.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with Shari’ah laws. Although there are many requirements under Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah laws prohibit transaction involving the payment of interest. This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person. To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent. This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase at the end of the term of the Mortgage Loan).

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified as GFH Brennan Industrial Portfolio, representing approximately 3.4% of the Initial Pool Balance, the loan

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transaction was facilitated through a Shari’ah compliant borrower organizational structure. The Mortgaged Property is held by a borrower entity the (“Lessor Entity”) that is owned in proxy by a third party and master leased to an entity owned by the sponsor group (the “Lessee Entity”). The Lessor Entity receives payments under the master lease that are equal to the debt service due to the lender. The Lessee Entity subleases its interest to the tenants. The tenant subleases are assigned to the lender, so in the event of a default, the lender would foreclose on the Lessor Entity and take ownership of the real estate with the tenant subleases in place. The master lease is subordinate to the Mortgage Loan and is eliminated in the event of foreclosure.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

•	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

•	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

•	any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

•	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

•	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of passive equity interest (such as limited partnership or non-managing membership equity interests) in a borrower or less than a controlling interest of any other equity interests in a borrower; and

•	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of equity interests in a borrower or a pledge of passive equity interests (such as limited partnership or non-managing membership equity interests) in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place.

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Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
Hyatt Regency St. Louis at The Arch	$54,000,000	NAP	1.93x	11.8%	Yes
AG Life Time Fitness Portfolio	$45,000,000	58.25%	2.30x	11.5%	Yes
Banderas Corporate Center	$5,700,000	75.0%	1.20x	NAP	Yes

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above. The intercreditor required to be entered into in connection with any future mezzanine loan will be subject to receipt of a Rating Agency Confirmation. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Unsecured Indebtedness

Certain Mortgage Loans permit the borrower to incur certain other subordinate indebtedness as described below:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified as Colinas Del Bosque North, representing approximately 0.9% of the Initial Pool Balance, the related borrower and its affiliate may enter into unsecured loans (“Mobile Home Affiliate Loans”) that are subject to the lender’s prior approval, with a subordination and standstill agreement acceptable to the lender. The aggregate indebtedness of all Mobile Home Affiliate Loans may not exceed 10% of the outstanding principal amount of the Mortgage Loan on the Mortgaged Property.

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Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as “OZRE Leased Fee Portfolio”, “Hyatt Regency St. Louis at The Arch”, “215 West 34th Street & 218 West 35th Street”, “AG Life Time Fitness Portfolio”, “Renaissance Cincinnati”, “One Commerce Plaza”, “AvidXchange”, “Madbury Commons”, “GFH Brennan Industrial Portfolio”, “NMS Los Angeles Multifamily Portfolio”, “3 Executive Campus” and “Home Depot - Elk Grove Village” is part of the related Whole Loan consisting of the Mortgage Loan and the related Pari Passu Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder of the related Companion Loan (each, a “Companion Loan Holder”) are generally governed by an intercreditor agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and related Companion Loans are cross-collateralized and cross-defaulted.

“Whole Loan” means each of the OZRE Leased Fee Portfolio Whole Loan, the Hyatt Regency St. Louis at The Arch Whole Loan, the 215 West 34th Street & 218 West 35th Street Whole Loan, the AG Life Time Fitness Portfolio Whole Loan, the Renaissance Cincinnati Whole Loan, the One Commerce Plaza Whole Loan, the AvidXchange Whole Loan, the Madbury Commons Whole Loan, the GFH Brennan Industrial Portfolio Whole Loan, the NMS Los Angeles Multifamily Portfolio Whole Loan, the 3 Executive Campus Whole Loan and the Home Depot - Elk Grove Village Whole Loan, as the context may require and as applicable.

“Non-Serviced Certificate Administrator” means (i) with respect to the OZRE Leased Fee Portfolio Whole Loan, after the OZRE Leased Fee Portfolio Companion Loan Securitization Date, the certificate administrator under the pooling and servicing agreement related to the securitization of the OZRE Leased Fee Portfolio Controlling Note, (ii) with respect to the Hyatt Regency St. Louis at The Arch Whole Loan and the AG Life Time Fitness Portfolio Whole Loan, the certificate administrator under the COMM 2016-CCRE28 Pooling and Servicing Agreement, (iii) with respect to the One Commerce Plaza Whole Loan, the certificate administrator under the CFCRE 2016-C3 Pooling and Servicing Agreement, (iv) with respect to the GFH Brennan Industrial Portfolio Whole Loan, the certificate administrator under the CGCMT 2016-P3 Pooling and Servicing Agreement, and (v) with respect to the NMS Los Angeles Multifamily Portfolio Whole Loan, the certificate administrator under the COMM 2015-CCRE27 Pooling and Servicing Agreement.

“Non-Serviced Companion Loan” means, with respect to any Non-Serviced Whole Loan, any related mortgage note not included in the issuing entity that is not serviced under the PSA and that is generally payable on a pari passu basis with a Non-Serviced Mortgage Loan included in the issuing entity to the extent set forth in the related Intercreditor Agreement. Each of the Hyatt Regency St. Louis at The Arch Companion Loan, the AG Life Time Fitness Portfolio Companion Loans, the One Commerce Plaza Companion Loan, the GFH Brennan Industrial Portfolio Companion Loan, the NMS Los Angeles Multifamily Portfolio Companion Loans and, after the OZRE Leased Fee Portfolio Companion Loan Securitization Date, the OZRE Leased Fee Portfolio Companion Loan will be Non-Serviced Companion Loans related to the issuing entity.

“Non-Serviced Intercreditor Agreement” means (i) with respect to the OZRE Leased Fee Portfolio Whole Loan, the OZRE Leased Fee Portfolio Intercreditor Agreement, (ii) with respect to the Hyatt Regency St. Louis at The Arch Whole Loan, the Hyatt Regency St. Louis at The Arch Intercreditor Agreement, (iii) with respect to the AG Life Time Fitness Portfolio Whole Loan, the AG Life Time Fitness Portfolio Intercreditor Agreement, (iv) with respect to the One Commerce Plaza Whole Loan, the One Commerce Plaza Intercreditor Agreement, (v) with respect to the GFH Brennan Industrial Portfolio Whole Loan, the GFH Brennan Industrial Portfolio Intercreditor Agreement, and (vi) with respect to the NMS Los Angeles Multifamily Portfolio Whole Loan, the NMS Los Angeles Multifamily Portfolio Intercreditor Agreement.

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“Non-Serviced Master Servicer” means (i) with respect to the NMS Los Angeles Multifamily Portfolio Whole Loan, the master servicer under the COMM 2015-CCRE27 Pooling and Servicing Agreement, (ii) with respect to the GFH Brennan Industrial Portfolio Whole Loan, the master servicer under the CGCMT 2016-P3 Pooling and Servicing Agreement, (iii) with respect to the OZRE Leased Fee Portfolio Whole Loan, after the OZRE Leased Fee Portfolio Companion Loan Securitization Date, the master servicer under the pooling and servicing agreement related to the securitization of the OZRE Leased Fee Portfolio Controlling Note, (iv) with respect to the One Commerce Plaza Whole Loan, the master servicer under the CFCRE 2016-C3 Pooling and Servicing Agreement, and (v) with respect to the Hyatt Regency St. Louis at The Arch Whole Loan and the AG Life Time Fitness Portfolio Whole Loan, the master servicer under the COMM 2016-CCRE28 Pooling and Servicing Agreement.

“Non-Serviced PSA” means (i) with respect to the OZRE Leased Fee Portfolio Whole Loan, after the OZRE Leased Fee Portfolio Companion Loan Securitization Date, the pooling and servicing agreement related to the securitization of the OZRE Leased Fee Portfolio Controlling Note, (ii) with respect to the Hyatt Regency St. Louis at The Arch Whole Loan and the AG Life Time Fitness Portfolio Whole Loan, the COMM 2016-CCRE28 Pooling and Servicing Agreement, (iii) with respect to the One Commerce Plaza Whole Loan, the CFCRE 2016-C3 Pooling and Servicing Agreement, (iv) with respect to the GFH Brennan Industrial Portfolio Whole Loan, the CGCMT 2016-P3 Pooling and Servicing Agreement and (v)with respect to the NMS Los Angeles Multifamily Portfolio Whole Loan, the COMM 2015-CCRE27 Pooling and Servicing Agreement.

“Non-Serviced Special Servicer” means (i) with respect to the OZRE Leased Fee Portfolio Whole Loan, after the OZRE Leased Fee Portfolio Companion Loan Securitization Date, the special servicer under the pooling and servicing agreement related to the securitization of the OZRE Leased Fee Portfolio Controlling Note, (ii) with respect to the Hyatt Regency St. Louis at The Arch Whole Loan and the AG Life Time Fitness Portfolio Whole Loan, the special servicer under the COMM 2016-CCRE28 Pooling and Servicing Agreement, (iii) with respect to the One Commerce Plaza Whole Loan, the special servicer under the CFCRE 2016-C3 Pooling and Servicing Agreement, (iv) with respect to the GFH Brennan Industrial Portfolio Whole Loan, the special servicer under the CGCMT 2016-P3 Pooling and Servicing Agreement, and (v) with respect to the NMS Los Angeles Multifamily Portfolio Whole Loan, the special servicer under the COMM 2015-CCRE27 Pooling and Servicing Agreement.

“Non-Serviced Trustee” means (i) with respect to the OZRE Leased Fee Portfolio Whole Loan, after the OZRE Leased Fee Portfolio Companion Loan Securitization Date, the trustee under the pooling and servicing agreement related to the securitization of the OZRE Leased Fee Portfolio Controlling Note, (ii) with respect to the Hyatt Regency St. Louis at The Arch Whole Loan and the AG Life Time Fitness Portfolio Whole Loan, the trustee under the COMM 2016-CCRE28 Pooling and Servicing Agreement, (iii) with respect to the One Commerce Plaza Whole Loan, the trustee under the CFCRE 2016-C3 Pooling and Servicing Agreement, (iv) with respect to the GFH Brennan Industrial Portfolio Whole Loan, the trustee under the CGCMT 2016-P3 Pooling and Servicing Agreement, and (v) with respect to the NMS Los Angeles Multifamily Portfolio Whole Loan, the trustee under the COMM 2015-CCRE27 Pooling and Servicing Agreement.

“Non-Serviced Whole Loan” means any Whole Loan that is not serviced under the PSA that is divided into two or more notes, which includes a Mortgage Loan included in the issuing entity but serviced under another agreement and one or more mortgage notes not included in the issuing entity and serviced under another agreement. References in this prospectus to a Non-Serviced Whole Loan refer to the aggregate indebtedness under the related notes. Each of the Hyatt Regency St. Louis at The Arch Whole Loan, the AG Life Time Fitness Portfolio Whole Loan, the One Commerce Plaza Whole Loan, the GFH Brennan Industrial Portfolio Whole Loan, the NMS Los Angeles Multifamily Portfolio Whole Loan, and, after the OZRE Leased Fee Portfolio Companion Loan Securitization Date, the OZRE Leased Fee Portfolio Whole Loan will be Non-Serviced Whole Loans related to the issuing entity.

“Non-Serviced Mortgage Loan” means, with respect to any Non-Serviced Whole Loan, a Mortgage Loan included in the issuing entity but serviced under another agreement. Each of the Hyatt Regency St. Louis at The Arch Mortgage Loan, the AG Life Time Fitness Portfolio Mortgage Loan, the One Commerce Plaza Mortgage Loan, the GFH Brennan Industrial Portfolio Mortgage Loan, the NMS Los Angeles

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Multifamily Portfolio Mortgage Loan, and, after the OZRE Leased Fee Portfolio Companion Loan Securitization Date, the OZRE Leased Fee Portfolio Mortgage Loan, will be Non-Serviced Mortgage Loans related to the issuing entity.

“Serviced Companion Loan” means, with respect to any Serviced Whole Loan, any related mortgage note not included in the issuing entity that is serviced under the PSA and that is generally payable on a pari passu basis with a Mortgage Loan included in the issuing entity to the extent set forth in the related Intercreditor Agreement. Each of the 215 West 34th Street & 218 West 35th Street Companion Loans, the Renaissance Cincinnati Companion Loan, the AvidXchange Companion Loan, the Madbury Commons Companion Loan, the 3 Executive Campus Companion Loan, the Home Depot – Elk Grove Village Companion Loan and, prior to the OZRE Leased Fee Portfolio Companion Loan Securitization Date, the OZRE Leased Fee Portfolio Companion Loans will be Serviced Companion Loans related to the issuing entity.

“Serviced Whole Loan” means any Whole Loan serviced under the PSA, which includes a mortgage note that is included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity. References in this prospectus to a Serviced Whole Loan refer to the aggregate indebtedness under the related notes. Each of the 215 West 34th Street & 218 West 35th Street Whole Loan, the Renaissance Cincinnati Whole Loan, the AvidXchange Whole Loan, the Madbury Commons Whole Loan, the 3 Executive Campus Whole Loan, the Home Depot – Elk Grove Village Whole Loan and, prior to the OZRE Leased Fee Portfolio Companion Loan Securitization Date, the OZRE Leased Fee Portfolio Whole Loan, will be Serviced Whole Loans related to the issuing entity.

“Serviced Pari Passu Companion Loan” means, with respect to any Serviced Whole Loan, any related Pari Passu Companion Loan that is serviced under the PSA. Each of the 215 West 34th Street & 218 West 35th Street Companion Loans, the Renaissance Cincinnati Companion Loan, the AvidXchange Companion Loan, the Madbury Commons Companion Loan, the 3 Executive Campus Companion Loan and the Home Depot – Elk Grove Village Companion Loan will be Serviced Pari Passu Companion Loans, and, prior to the OZRE Leased Fee Portfolio Companion Loan Securitization Date, the OZRE Leased Fee Portfolio Companion Loans related to the issuing entity.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio	Mortgage Loan Underwritten NCF DSCR
OZRE Leased Fee Portfolio	$70,000,000	8.3%	$105,750,000	70.2%	1.74x
Hyatt Regency St. Louis at The Arch	$54,000,000	6.4%	$55,000,000	70.4%	1.80x
215 West 34th Street & 218 West 35th Street	$45,000,000	5.4%	$85,000,000	54.2%	1.88x
AG Life Time Fitness Portfolio	$45,000,000	5.4%	$129,300,000	57.1%	1.99x
Renaissance Cincinnati	$34,035,002	4.1%	$22,690,001	59.3%	1.73x
One Commerce Plaza	$32,854,864	3.9%	$39,824,078	73.0%	1.30x
AvidXchange	$31,200,000	3.7%	$20,800,000	61.2%	1.59x
Madbury Commons	$29,000,000	3.5%	$20,000,000	68.6%	1.31x
GFH Brennan Industrial Portfolio	$28,512,500	3.4%	$40,000,000	75.0%	1.37x
NMS Los Angeles Multifamily Portfolio	$25,000,000	3.0%	$95,000,000	68.8%	1.31x
3 Executive Campus	$16,650,000	2.0%	$11,100,000	69.9%	1.66x
Home Depot – Elk Grove Village	$10,945,000	1.3%	$8,955,000	72.1%	1.58x

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OZRE Leased Fee Portfolio Whole Loan

General. The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as OZRE Leased Fee Portfolio, representing approximately 8.3% of the Initial Pool Balance, with a Cut-off Date Balance of $70,000,000 (the “OZRE Leased Fee Portfolio Mortgage Loan”), is part of a whole loan comprised of eight promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the “OZRE Leased Fee Portfolio Mortgaged Property”). The OZRE Leased Fee Portfolio Mortgage Loan is evidenced by promissory Note A-1, Note A-4 and Note A-5. The portions of the OZRE Leased Fee Portfolio Whole Loan (as defined below) evidenced by (a) promissory Note A-2 (the “OZRE Leased Fee Portfolio Controlling Note”), with a Cut-off Date Balance of $40,000,000, which (subject to any applicable financing arrangement) is currently being held by CCRE (or an affiliate), (b) promissory Note A-3, with a Cut-off Date Balance of $40,000,000, which (subject to any applicable financing arrangement) is currently being held by CCRE (or an affiliate), (c) promissory Note A-6, with a Cut-off Date Balance of $10,000,000, which (subject to any applicable financing arrangement) is currently being held by CCRE (or an affiliate), (d) promissory Note A-7, with a Cut-off Date Balance of $10,000,000, which (subject to any applicable financing arrangement) is currently being held by CCRE (or an affiliate) and (e) promissory Note A-8, with a Cut-off Date Balance of $5,750,000, which (subject to any applicable financing arrangement) is currently being held by CCRE (or an affiliate), are referred to in this prospectus as the “OZRE Leased Fee Portfolio Companion Loans” and are pari passu in right of payment with the OZRE Leased Fee Portfolio Mortgage Loan. The OZRE Leased Fee Portfolio Mortgage Loan and the OZRE Leased Fee Portfolio Companion Loan are collectively referred to in this prospectus as the “OZRE Leased Fee Portfolio Whole Loan.” The OZRE Leased Fee Portfolio Companion Loan will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the OZRE Leased Fee Portfolio Whole Loan (the “OZRE Leased Fee Portfolio Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each OZRE Leased Fee Portfolio Noteholder (the “OZRE Leased Fee Portfolio Intercreditor Agreement”).

Servicing. Pursuant to the terms of the OZRE Leased Fee Portfolio Intercreditor Agreement, the OZRE Leased Fee Portfolio Whole Loan will be initially serviced and administered by the master servicer and the special servicer pursuant to the terms of the PSA according to the Servicing Standard until the date (the “OZRE Leased Fee Portfolio Companion Loan Securitization Date”) on which the OZRE Leased Fee Portfolio Controlling Note is securitized, after which the OZRE Leased Fee Portfolio Whole Loan will be serviced and administered under the pooling and servicing agreement (the “OZRE Leased Fee Portfolio Pooling and Servicing Agreement”) entered into in connection with such other securitization and the OZRE Leased Fee Portfolio Intercreditor Agreement. Subject to the terms of the OZRE Leased Fee Portfolio Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any OZRE Leased Fee Portfolio Noteholder will be effected in accordance with the PSA until the OZRE Leased Fee Portfolio Companion Loan Securitization Date, after which all decisions, consents, waivers, approvals and other actions on the part of any OZRE Leased Fee Portfolio Noteholder will be effected in accordance with the OZRE Leased Fee Portfolio Pooling and Servicing Agreement.

Advancing. The master servicer or the trustee, as applicable, will be responsible for making: (i) P&I Advances on any OZRE Leased Fee Portfolio Mortgage Loan (but not on the OZRE Leased Fee Portfolio Companion Loans) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) until the OZRE Leased Fee Portfolio Companion Loan Securitization Date, Servicing Advances with respect to the OZRE Leased Fee Portfolio Whole Loan, in each case unless a similar determination of nonrecoverability is made under the PSA.

Distributions. The OZRE Leased Fee Portfolio Intercreditor Agreement sets forth the respective rights of each of the OZRE Leased Fee Portfolio Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the OZRE Leased Fee Portfolio Whole Loan (other than escrow and reserve payments and any proceeds, awards or settlements to be otherwise applied or released in accordance with the related loan documents) will be applied to the OZRE Leased Fee Portfolio Mortgage Loan and the OZRE Leased Fee Portfolio Companion Loans on a pro rata and pari

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passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee and operating advisor in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control. Until the OZRE Leased Fee Portfolio Companion Loan Securitization Date, the directing certificateholder under the OZRE Leased Fee Portfolio Intercreditor Agreement with respect to the OZRE Leased Fee Portfolio Whole Loan will be the holder of the OZRE Leased Fee Portfolio Controlling Note, and after the OZRE Leased Fee Portfolio Companion Loan Securitization Date, the directing certificateholder will be the party entitled under such securitization to exercise the rights granted to the holder of the OZRE Leased Fee Portfolio Controlling Note under the OZRE Leased Fee Portfolio Intercreditor Agreement (such directing certificateholder, the “OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative”). Until the securitization of the OZRE Leased Fee Portfolio Companion Loan Securitization Date, certain decisions to be made with respect to the OZRE Leased Fee Portfolio Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the PSA, will require the approval of the holder of the OZRE Leased Fee Portfolio Controlling Note. After the OZRE Leased Fee Portfolio Companion Loan Securitization Date, certain decisions to be made with respect to the OZRE Leased Fee Portfolio Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the applicable pooling and servicing agreement, will require the approval of the OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative.

Pursuant to the terms of the OZRE Leased Fee Portfolio Intercreditor Agreement, the Controlling Class Representative (the “OZRE Leased Fee Portfolio Non-Controlling Note Holder”) will have the right to (i) receive copies of all notices, information and reports that the special servicer is required to provide to the Controlling Class Representative or the OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative within the same time frame it is required to provide such notices, information and reports to the Controlling Class Representative or the OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative (but without regard to whether or not the Controlling Class Representative or the OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative actually has lost any rights to receive such information as a result of a consultation termination event) and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the OZRE Leased Fee Portfolio Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the OZRE Leased Fee Portfolio Non-Controlling Note Holder will expire 10 business days after the delivery by the special servicer of notice and information relating to the matter subject to consultation, whether or not such OZRE Leased Fee Portfolio Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the OZRE Leased Fee Portfolio Non-Controlling Note Holder’s consultation rights described above, the special servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the OZRE Leased Fee Portfolio Mortgage Loan and the OZRE Leased Fee Portfolio Companion Loans.

Notwithstanding the foregoing consent or consultation rights, no direction or objection by the holder of the OZRE Leased Fee Portfolio Controlling Note, the OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative or the OZRE Leased Fee Portfolio Non-Controlling Note Holder may require or cause the master servicer or the special servicer, as applicable, to violate any provision of any related mortgage loan documents, applicable law, the PSA (prior to the OZRE Leased Fee Portfolio Companion Loan Securitization Date), the OZRE Leased Fee Portfolio Pooling and Servicing Agreement (on and after the OZRE Leased Fee Portfolio Companion Loan Securitization Date), the OZRE Leased Fee Portfolio Intercreditor Agreement or the REMIC provisions of the Code, including, without limitation, the master servicer’s or special servicer’s obligation to act in accordance with the Servicing Standard or expose the master servicer, special servicer, paying agent, trust fund, certificate administrator, trustee,

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depositor, any mortgage loan seller, operating advisor, custodian, or any of their affiliates, officers, directors, employees or agents to liability, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the PSA (prior to the OZRE Leased Fee Portfolio Companion Loan Securitization Date) or the OZRE Leased Fee Portfolio Pooling and Servicing Agreement (on and after the OZRE Leased Fee Portfolio Companion Loan Securitization Date).

In addition to the consultation rights of the OZRE Leased Fee Portfolio Non-Controlling Note Holder described above, the OZRE Leased Fee Portfolio Non-Controlling Note Holder will have the right to annual conference calls with the master servicer or special servicer under the PSA or the OZRE Leased Fee Portfolio Pooling and Servicing Agreement, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer under the PSA or the OZRE Leased Fee Portfolio Pooling and Servicing Agreement, as applicable, in which servicing issues related to the OZRE Leased Fee Portfolio Whole Loan are discussed.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the OZRE Leased Fee Portfolio Intercreditor Agreement, if the OZRE Leased Fee Portfolio Whole Loan becomes a defaulted mortgage loan pursuant to the terms of the PSA (prior to the OZRE Leased Fee Portfolio Companion Loan Securitization Date) or the OZRE Leased Fee Portfolio Pooling and Servicing Agreement (on and after the OZRE Leased Fee Portfolio Companion Loan Securitization Date), and thereafter the special servicer determines pursuant to the PSA and the OZRE Leased Fee Portfolio Intercreditor Agreement to pursue a sale of the OZRE Leased Fee Portfolio Mortgage Loan, the special servicer will be required to sell the OZRE Leased Fee Portfolio Mortgage Loan together with the OZRE Leased Fee Portfolio Companion Loans as a single whole loan, in accordance with the provisions of the PSA (prior to the OZRE Leased Fee Portfolio Companion Loan Securitization Date) or the OZRE Leased Fee Portfolio Pooling and Servicing Agreement (on and after the OZRE Leased Fee Portfolio Companion Loan Securitization Date), and the OZRE Leased Fee Portfolio Intercreditor Agreement; provided, that the special servicer will not be permitted to sell the OZRE Leased Fee Portfolio Whole Loan without the consent of the OZRE Leased Fee Portfolio Non-Controlling Note Holder unless the special servicer has satisfied certain notice and information delivery requirements.

Appointment of Special Servicer. The OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative (prior to a control termination event) or, on and after the OZRE Leased Fee Portfolio Companion Loan Securitization Date, certificateholders with the requisite percentage of voting rights, pursuant to the OZRE Leased Fee Portfolio Pooling and Servicing Agreement, will have the right, with or without cause, to replace the special servicer and appoint a replacement special servicer in lieu thereof without the consent of the OZRE Leased Fee Portfolio Non-Controlling Note Holder as long as such replacement special servicer is a “qualified servicer” (as described in the OZRE Leased Fee Portfolio Intercreditor Agreement) and satisfies the other conditions set forth in the PSA (prior to the OZRE Leased Fee Portfolio Companion Loan Securitization Date) or the OZRE Leased Fee Portfolio Pooling and Servicing Agreement (on and after the OZRE Leased Fee Portfolio Companion Loan Securitization Date).

Hyatt Regency St. Louis at The Arch Whole Loan

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hyatt Regency St. Louis at The Arch, representing approximately 6.4% of the Initial Pool Balance, with a Cut-off Date Balance of $54,000,000 (the “Hyatt Regency St. Louis at The Arch Mortgage Loan”), is part of a whole loan comprised of two promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Hyatt Regency St. Louis at The Arch Mortgaged Property”). The Hyatt Regency St. Louis at The Arch Mortgage Loan is evidenced by promissory Note A-2. The portion of the Hyatt Regency St. Louis at The Arch Portfolio Whole Loan (as defined below) evidenced by promissory Note A-1, with a Cut-off Date Balance of $55,000,000, which is included in the COMM 2016-CCRE28 Mortgage Trust is referred to in this prospectus as the “Hyatt Regency St. Louis at The Arch Companion Loan” and is pari passu in right of payment with the Hyatt Regency St. Louis at The Arch Mortgage Loan. The Hyatt Regency St. Louis at The Arch Mortgage Loan and the Hyatt Regency St. Louis at The Arch Companion Loan are referred to in this prospectus as the

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“Hyatt Regency St. Louis at The Arch Whole Loan.” The Hyatt Regency St. Louis at The Arch Companion Loan will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the Hyatt Regency St. Louis at The Arch Whole Loan (the “Hyatt Regency St. Louis at The Arch Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Hyatt Regency St. Louis at The Arch Noteholder (the “Hyatt Regency St. Louis at The Arch Intercreditor Agreement”).

Servicing. The Hyatt Regency St. Louis at The Arch Whole Loan is currently being serviced by Wells Fargo Bank, National Association, as master servicer (the “COMM 2016-CCRE28 Master Servicer”) and specially serviced by Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (the “COMM 2016-CCRE28 Special Servicer”), pursuant to the pooling and servicing agreement entered into between Deutsche Mortgage & Asset Receiving Corporation, the COMM 2016-CCRE28 Master Servicer, the COMM 2016-CCRE28 Special Servicer, Wilmington Trust, National Association, as trustee (the “COMM 2016-CCRE28 Trustee”), Wells Fargo Bank, National Association, as certificate administrator (the “COMM 2016-CCRE28 Certificate Administrator”), Wells Fargo Bank, National Association, as custodian, and Park Bridge Lender Services LLC, as operating advisor (the “COMM 2015-CCRE27 Operating Advisor”), in connection with the COMM 2016-CCRE28 Mortgage Trust (into which the Hyatt Regency St. Louis at The Arch Companion Loan designated as Note A-1 has been deposited) (the “COMM 2016-CCRE28 Pooling and Servicing Agreement”), and, subject to the terms of the Hyatt Regency St. Louis at The Arch Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Hyatt Regency St. Louis at The Arch Noteholder will be effected in accordance with the COMM 2016-CCRE28 Pooling and Servicing Agreement and the Hyatt Regency St. Louis at The Arch Intercreditor Agreement.

Advancing. The master servicer or the trustee, as applicable, will be responsible for making P&I Advances on the Hyatt Regency St. Louis at The Arch Mortgage Loan (but not on the Hyatt Regency St. Louis at The Arch Companion Loan) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance.

The COMM 2016-CCRE28 Master Servicer or the COMM 2016-CCRE28 Trustee, as applicable, will be obligated to make servicing advances with respect to the Hyatt Regency St. Louis at The Arch Whole Loan, in each case unless a similar determination of nonrecoverability is made under the COMM 2016-CCRE28 Pooling and Servicing Agreement.

Distributions. The Hyatt Regency St. Louis at The Arch Intercreditor Agreement sets forth the respective rights of each of the Hyatt Regency St. Louis at The Arch Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Hyatt Regency St. Louis at The Arch Whole Loan will be applied to the Hyatt Regency St. Louis at The Arch Mortgage Loan and the Hyatt Regency St. Louis at The Arch Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee and operating advisor in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control. The directing certificateholder under the Hyatt Regency St. Louis at The Arch Intercreditor Agreement with respect to the Hyatt Regency St. Louis at The Arch Whole Loan will be the controlling class representative or such other party specified in the COMM 2016-CCRE28 Pooling and Servicing Agreement (such party, the “COMM 2016-CCRE28 Directing Certificateholder”). Certain decisions to be made with respect to the Hyatt Regency St. Louis at The Arch Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the COMM 2016-CCRE28 Pooling and Servicing Agreement, will require the approval of the COMM 2016-CCRE28 Directing Certificateholder.

Pursuant to the terms of the Hyatt Regency St. Louis at The Arch Intercreditor Agreement, the Controlling Class Representative (the “Hyatt Regency St. Louis at The Arch Non-Controlling Note Holder”) will have the right to (i) receive copies of all notices, information and reports that the COMM

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2016-CCRE28 Special Servicer is required to provide to the COMM 2016-CCRE28 Directing Certificateholder within the same time frame it is required to provide such notices, information and reports to the COMM 2016-CCRE28 Directing Certificateholder (but without regard to whether or not the Directing Certificateholder actually has lost any rights to receive such information as a result of a Consultation Termination Event) and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the Hyatt Regency St. Louis at The Arch Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the Hyatt Regency St. Louis at The Arch Non-Controlling Note Holder will expire 10 business days after the delivery by the COMM 2016-CCRE28 Special Servicer of notice and information relating to the matter subject to consultation, whether or not the Hyatt Regency St. Louis at The Arch Non-Controlling Note Holder has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the Hyatt Regency St. Louis at The Arch Non-Controlling Note Holder’s consultation rights described above, the COMM 2016-CCRE28 Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Hyatt Regency St. Louis at The Arch Mortgage Loan and the Hyatt Regency St. Louis at The Arch Companion Loan.

In addition to the consultation rights of the Hyatt Regency St. Louis at The Arch Non-Controlling Note Holder described above, the Hyatt Regency St. Louis at The Arch Non-Controlling Note Holder will have the right to annual conference calls with the COMM 2016-CCRE28 Master Servicer or COMM 2016-CCRE28 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the COMM 2016-CCRE28 Master Servicer or COMM 2016-CCRE28 Special Servicer, as applicable, in which servicing issues related to the Hyatt Regency St. Louis at The Arch Whole Loan are discussed.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Hyatt Regency St. Louis at The Arch Intercreditor Agreement, if the Hyatt Regency St. Louis at The Arch Whole Loan becomes a defaulted mortgage loan pursuant to the terms of the COMM 2016-CCRE28 Pooling and Servicing Agreement, the COMM 2016-CCRE28 Special Servicer will be required to sell the Hyatt Regency St. Louis at The Arch Mortgage Loan together with the Hyatt Regency St. Louis at The Arch Companion Loan as a single whole loan, in accordance with the provisions of the COMM 2016-CCRE28 Pooling and Servicing Agreement and the Hyatt Regency St. Louis at The Arch Intercreditor Agreement; provided, that the special servicer will not be permitted to sell the Hyatt Regency St. Louis at The Arch Whole Loan without the consent of the Hyatt Regency St. Louis at The Arch Non-Controlling Note Holder unless the special servicer has satisfied certain notice and information delivery requirements.

Appointment of Special Servicer. The COMM 2016-CCRE28 Directing Certificateholder (prior to a control termination event) or certificateholders with the requisite percentage of voting rights, pursuant to the COMM 2016-CCRE28 Pooling and Servicing Agreement, will have the right, with or without cause, to replace the COMM 2016-CCRE28 Special Servicer for the Hyatt Regency St. Louis at The Arch Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the Hyatt Regency St. Louis at The Arch Non-Controlling Note Holders as long as such replacement special servicer is a “qualified servicer” (as described in the Hyatt Regency St. Louis at The Arch Intercreditor Agreement) and satisfies the other conditions set forth in the COMM 2016-CCRE28 Pooling and Servicing Agreement.

215 West 34th Street & 218 West 35th Street Whole Loan

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 215 West 34th Street & 218 West 35th Street, representing approximately 5.4% of the Initial Pool Balance, with a Cut-off Date Balance of $45,000,000 (the “215 West 34th Street & 218 West 35th Street Mortgage Loan”), is part of a whole loan comprised of three promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “215 West 34th Street & 218 West 35th Street Mortgaged Property”). The 215 West 34th Street & 218 West 35th Street Mortgage Loan is evidenced by promissory Note A-1. The portions of the 215 West 34th Street & 218 West 35th Street Whole Loan (as defined below) evidenced by (a) promissory Note A-2, with a Cut-

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off Date Balance of $45,000,000 which was included in the CGCMT 2016-GC36 Mortgage Trust and (b) promissory Note A-3, with a Cut-off Date Balance of $40,000,000, which was included in the CFCRE 2016-C3 Mortgage Trust are collectively referred to in this prospectus as the “215 West 34th Street & 218 West 35th Street Companion Loans” and each is pari passu in right of payment with the 215 West 34th Street & 218 West 35th Street Mortgage Loan. The 215 West 34th Street & 218 West 35th Street Mortgage Loan and the 215 West 34th Street & 218 West 35th Street Companion Loans are collectively referred to in this prospectus as the “215 West 34th Street & 218 West 35th Street Whole Loan.” The 215 West 34th Street & 218 West 35th Street Companion Loans will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the 215 West 34th Street & 218 West 35th Street Whole Loan (the “215 West 34th Street & 218 West 35th Street Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each 215 West 34th Street & 218 West 35th Street Noteholder (the “215 West 34th Street & 218 West 35th Street Intercreditor Agreement”).

Servicing. The 215 West 34th Street & 218 West 35th Street Whole Loan will be serviced and administered by the master servicer and the special servicer pursuant to the terms of the PSA. Subject to the terms of the 215 West 34th Street & 218 West 35th Street Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any 215 West 34th Street & 218 West 35th Street Noteholder will be effected in accordance with the PSA.

Advancing. The master servicer or the trustee, as applicable, will be responsible for making: (i) P&I Advances on any 215 West 34th Street & 218 West 35th Street Mortgage Loan (but not on the 215 West 34th Street & 218 West 35th Street Companion Loans) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) Servicing Advances with respect to the 215 West 34th Street & 218 West 35th Street Whole Loan, in each case unless a similar determination of nonrecoverability is made under the PSA.

Distributions. The 215 West 34th Street & 218 West 35th Street Intercreditor Agreement sets forth the respective rights of each of the 215 West 34th Street & 218 West 35th Street Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the 215 West 34th Street & 218 West 35th Street Whole Loan (other than escrow and reserve payments and any proceeds, awards or settlements to be otherwise applied or released in accordance with the related loan documents) will be applied to the 215 West 34th Street & 218 West 35th Street Mortgage Loan and the 215 West 34th Street & 218 West 35th Street Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee and operating advisor in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control. The directing certificateholder under the 215 West 34th Street & 218 West 35th Street Intercreditor Agreement with respect to the 215 West 34th Street & 218 West 35th Street Whole Loan will be the Controlling Class Representative. Certain decisions to be made with respect to the 215 West 34th Street & 218 West 35th Street Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the PSA, will require the approval of the Controlling Class Representative unless a Control Termination Event exists.

Pursuant to the terms of the 215 West 34th Street & 218 West 35th Street Intercreditor Agreement, the 215 West 34th Street & 218 West 35th Street Non-Controlling Note Holders will have the right to (i) receive copies of all notices, information and reports that the special servicer is required to provide to the Controlling Class Representative within the same time frame it is required to provide such notices, information and reports to the Controlling Class Representative (but without regard to whether or not the Controlling Class Representative actually has lost any rights to receive such information as a result of a Consultation Termination Event) and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the 215 West 34th Street & 218 West 35th Street Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the 215 West 34th Street & 218 West 35th Street Non-Controlling Note Holders will expire 10

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business days after the delivery by the special servicer of notice and information relating to the matter subject to consultation, whether or not such 215 West 34th Street & 218 West 35th Street Non-Controlling Note Holders have responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the 215 West 34th Street & 218 West 35th Street Non-Controlling Note Holders’ consultation rights described above, the special servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 215 West 34th Street & 218 West 35th Street Mortgage Loan and the 215 West 34th Street & 218 West 35th Street Companion Loans.

Notwithstanding the foregoing consent or consultation rights, no direction or objection by the holder of the Controlling Class Representative or the 215 West 34th Street & 218 West 35th Street Non-Controlling Note Holder may require or cause the master servicer or the special servicer, as applicable, to violate any provision of any related mortgage loan documents, applicable law, the PSA, the 215 West 34th Street & 218 West 35th Street Intercreditor Agreement or the REMIC provisions of the Code, including, without limitation, the master servicer’s or special servicer’s obligation to act in accordance with the Servicing Standard or expose the master servicer, special servicer, paying agent, trust fund, certificate administrator, trustee, depositor, any mortgage loan seller, operating advisor, custodian, or any of their affiliates, officers, directors, employees or agents to liability, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the PSA.

In addition to the consultation rights of the 215 West 34th Street & 218 West 35th Street Non-Controlling Note Holder described above, the 215 West 34th Street & 218 West 35th Street Non-Controlling Note Holder will have the right to annual conference calls with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the 215 West 34th Street & 218 West 35th Street Whole Loan are discussed.

The “215 West 34th Street & 218 West 35th Street Non-Controlling Note Holders” means, with respect to the 215 West 34th Street & 218 West 35th Street Companion Loan, if a 215 West 34th Street & 218 West 35th Street Companion Loan is included in a securitization, the party entitled under such securitization to exercise the rights granted to the holder of such 215 West 34th Street & 218 West 35th Street Companion Loan under the 215 West 34th Street & 218 West 35th Street Intercreditor Agreement.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the 215 West 34th Street & 218 West 35th Street Intercreditor Agreement, if the 215 West 34th Street & 218 West 35th Street Whole Loan becomes a defaulted mortgage loan pursuant to the terms of the PSA, and thereafter the special servicer determines pursuant to the PSA and the 215 West 34th Street & 218 West 35th Street Intercreditor Agreement to pursue a sale of the 215 West 34th Street & 218 West 35th Street Mortgage Loan, the special servicer will be required to sell the 215 West 34th Street & 218 West 35th Street Mortgage Loan together with the 215 West 34th Street & 218 West 35th Street Companion Loans as a single whole loan, in accordance with the provisions of the PSA and the 215 West 34th Street & 218 West 35th Street Intercreditor Agreement; provided, that the special servicer will not be permitted to sell the 215 West 34th Street & 218 West 35th Street Whole Loan without the consent of the 215 West 34th Street & 218 West 35th Street Non-Controlling Note Holders unless the special servicer has satisfied certain notice and information delivery requirements.

Appointment of Special Servicer. The Controlling Class Representative (prior to a Control Termination Event) or Certificateholders with the requisite percentage of Voting Rights as described under “Description of the Certificates—Voting Rights” (following a Control Termination Event), will have the right, with or without cause, to replace the special servicer and appoint a replacement special servicer in lieu thereof without the consent of the 215 West 34th Street & 218 West 35th Street Non-Controlling Note Holders as long as such replacement special servicer is a “qualified servicer” (as described in the 215 West 34th Street & 218 West 35th Street Intercreditor Agreement) and satisfies the other conditions set forth in the PSA.

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AG Life Time Fitness Portfolio Whole Loan

General. The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as AG Life Time Fitness Portfolio, representing approximately 5.4% of the Initial Pool Balance, with a Cut-off Date Balance of $45,000,000 (the “AG Life Time Fitness Portfolio Mortgage Loan”), is part of a Whole Loan comprised of five promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the “AG Life Time Fitness Portfolio Mortgaged Properties”). The AG Life Time Fitness Portfolio Mortgage Loan is evidenced by promissory note A-3 and promissory note A-4-1. The portions of the AG Life Time Fitness Portfolio Whole Loan (as defined below) evidenced by (a) promissory Note A-1 (the “AG Life Time Fitness Portfolio Controlling Note”), with a Cut-off Date Balance of $60,000,000, which (subject to any applicable financing arrangement) is currently being held by the COMM 2016-CCRE28 Mortgage Trust, (b) promissory Note A-2, with a Cut-off Date Balance of $40,000,000, which (subject to any applicable financing arrangement) is currently being held by the CFCRE 2016-C3 Mortgage Trust, and (c) promissory Note A-4-2, with a Cut-off Date Balance of $29,300,000, which (subject to any applicable financing arrangement) is currently being held by CCRE (or an affiliate) are collectively referred to in this prospectus as the “AG Life Time Fitness Portfolio Companion Loans” and each is pari passu in right of payment with the AG Life Time Fitness Portfolio Mortgage Loan. The AG Life Time Fitness Portfolio Mortgage Loan and the AG Life Time Fitness Portfolio Companion Loans are collectively referred to in this prospectus as the “AG Life Time Fitness Portfolio Whole Loan.” The AG Life Time Fitness Portfolio Companion Loans will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the promissory notes evidencing the AG Life Time Fitness Portfolio Whole Loan (the “AG Life Time Fitness Portfolio Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each AG Life Time Fitness Portfolio Noteholder (the “AG Life Time Fitness Portfolio Intercreditor Agreement”).

Servicing. The AG Life Time Fitness Portfolio Whole Loan is currently being serviced by Wells Fargo Bank, National Association, as master servicer (the “COMM 2016-CCRE28 Master Servicer”) and specially serviced by Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (the “COMM 2016-CCRE28 Special Servicer”), pursuant to the pooling and servicing agreement entered into between Deutsche Mortgage & Asset Receiving Corporation, the COMM 2016-CCRE28 Master Servicer, the COMM 2016-CCRE28 Special Servicer, Wilmington Trust, National Association, as trustee (the “COMM 2016-CCRE28 Trustee”), Wells Fargo Bank, National Association,, National Association, as certificate administrator and custodian (the “COMM 2016-CCRE28 Certificate Administrator”), Park Bridge Lender Services LLC, as operating advisor (the “COMM 2016-CCRE28 Operating Advisor”) and Park Bridge Lender Services LLC, as asset representations reviewer (the “COMM 2016-CCRE28 Asset Representations Reviewer”), in connection with the COMM 2016-CCRE28 Mortgage Trust (into which the AG Life Time Fitness Portfolio Companion Loan designated as Note A-1 has been deposited) (the “COMM 2016-CCRE28 Pooling and Servicing Agreement”), and, subject to the terms of the AG Life Time Fitness Portfolio Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any AG Life Time Fitness Portfolio Noteholder will be effected in accordance with the COMM 2016-CCRE28 Pooling and Servicing Agreement and the AG Life Time Fitness Portfolio Intercreditor Agreement.

Advancing. The master servicer or the trustee, as applicable, will be responsible for making P&I Advances on the AG Life Time Fitness Portfolio Mortgage Loan (but not on the AG Life Time Fitness Portfolio Companion Loans) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance.

The COMM 2016-CCRE28 Master Servicer or the COMM 2016-CCRE28 Trustee, as applicable, will be obligated to make servicing advances with respect to the AG Life Time Fitness Portfolio Whole Loan, in each case unless a similar determination of nonrecoverability is made under the COMM 2016-CCRE28 Pooling and Servicing Agreement.

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Distributions. The AG Life Time Fitness Portfolio Intercreditor Agreement sets forth the respective rights of each of the AG Life Time Fitness Portfolio Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the AG Life Time Fitness Portfolio Whole Loan (other than escrow and reserve payments and any proceeds, awards or settlements to be otherwise applied or released in accordance with the related loan documents) will be applied to the AG Life Time Fitness Portfolio Mortgage Loan and the AG Life Time Fitness Portfolio Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee and operating advisor in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control. The directing certificateholder under the AG Life Time Fitness Portfolio Intercreditor Agreement with respect to the AG Life Time Fitness Portfolio Whole Loan will be the controlling class representative or such other party specified in the COMM 2016-CCRE28 Pooling and Servicing Agreement (such party, the “AG Life Time Fitness Portfolio Directing Certificateholder”). Certain decisions to be made with respect to the AG Life Time Fitness Portfolio Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the applicable pooling and servicing agreement, will require the approval of the AG Life Time Fitness Portfolio Directing Certificateholder.

Pursuant to the terms of the AG Life Time Fitness Portfolio Intercreditor Agreement, the Controlling Class Representative (the “AG Life Time Fitness Portfolio Non-Controlling Note Holder”) will have the right to (i) receive copies of all notices, information and reports that the COMM 2016-CCRE28 Special Servicer is required to provide to the COMM 2016-CCRE28 Directing Certificateholder within the same time frame it is required to provide such notices, information and reports to the COMM 2016-CCRE28 Directing Certificateholder (but without regard to whether or not the Directing Certificateholder actually has lost any rights to receive such information as a result of a Consultation Termination Event) and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the AG Life Time Fitness Portfolio Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the AG Life Time Fitness Portfolio Non-Controlling Note Holder will expire 10 business days after the delivery by the COMM 2016-CCRE28 Special Servicer of notice and information relating to the matter subject to consultation, whether or not such AG Life Time Fitness Portfolio Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the AG Life Time Fitness Portfolio Non-Controlling Note Holder’s consultation rights described above, the COMM 2016-CCRE28 Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the AG Life Time Fitness Portfolio Mortgage Loan and the AG Life Time Fitness Portfolio Companion Loans.

In addition to the consultation rights of the AG Life Time Fitness Portfolio Non-Controlling Note Holder described above, the AG Life Time Fitness Portfolio Non-Controlling Note Holder will have the right to annual conference calls with the COMM 2016-CCRE28 Master Servicer or COMM 2016-CCRE28 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the COMM 2016-CCRE28 Master Servicer or COMM 2016-CCRE28 Special Servicer, as applicable, in which servicing issues related to the AG Life Time Fitness Portfolio Whole Loan are discussed.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the AG Life Time Fitness Portfolio Intercreditor Agreement, if the AG Life Time Fitness Portfolio Whole Loan becomes a defaulted Mortgage Loan pursuant to the terms of the COMM 2016-CCRE28 Pooling and Servicing Agreement and thereafter the COMM 2016-CCRE28 Special Servicer determines pursuant to the COMM 2016-CCRE28 Pooling and Servicing Agreement and the AG Life Time Fitness Portfolio Intercreditor Agreement to pursue a sale of the AG Life Time Fitness Portfolio Mortgage Loan, the COMM 2016-CCRE28 Special Servicer will be required to sell the AG Life Time Fitness Portfolio Mortgage Loan together with the AG Life Time Fitness Portfolio Companion Loans as a single whole loan, in accordance with the provisions of the COMM 2016-

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CCRE28 Pooling and Servicing Agreement and the AG Life Time Fitness Portfolio Intercreditor Agreement; provided, that the COMM 2016-CCRE28 Special Servicer will not be permitted to sell the AG Life Time Fitness Portfolio Whole Loan without the consent of the AG Life Time Fitness Portfolio Non-Controlling Note Holder unless the COMM 2016-CCRE28 Special Servicer has satisfied certain notice and information delivery requirements.

Appointment of Special Servicer. The COMM 2016-CCRE28 Directing Certificateholder (prior to a control termination event) or certificateholders with the requisite percentage of voting rights, pursuant to the COMM 2016-CCRE28 Pooling and Servicing Agreement, will have the right, with or without cause, to replace the COMM 2016-CCRE28 Special Servicer and appoint a replacement special servicer in lieu thereof without the consent of the AG Life Time Fitness Portfolio Non-Controlling Note Holder as long as such replacement special servicer is a “qualified servicer” (as described in the AG Life Time Fitness Portfolio Intercreditor Agreement) and satisfies the other conditions set forth in the COMM 2016-CCRE28 Pooling and Servicing Agreement.

Renaissance Cincinnati Whole Loan

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Renaissance Cincinnati, representing approximately 4.1% of the Initial Pool Balance, with a Cut-off Date Balance of $34,035,002 (the “Renaissance Cincinnati Mortgage Loan”), is part of a whole loan comprised of two promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Renaissance Cincinnati Mortgaged Property”). The Renaissance Cincinnati Mortgage Loan is evidenced by promissory Note A-1. The portion of the Renaissance Cincinnati Whole Loan (as defined below) evidenced by promissory Note A-2, with a Cut-off Date Balance of $22,690,001, which (subject to any applicable financing arrangement) is currently being held by CCRE (or an affiliate) is referred to in this prospectus as the “Renaissance Cincinnati Companion Loan” and each is pari passu in right of payment with the Renaissance Cincinnati Mortgage Loan. The Renaissance Cincinnati Mortgage Loan and the Renaissance Cincinnati Companion Loan are collectively referred to in this prospectus as the “Renaissance Cincinnati Whole Loan.” The Renaissance Cincinnati Companion Loan will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the Renaissance Cincinnati Whole Loan (the “Renaissance Cincinnati Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Renaissance Cincinnati Noteholder (the “Renaissance Cincinnati Intercreditor Agreement”).

Servicing. The Renaissance Cincinnati Whole Loan will be serviced and administered by the master servicer and the special servicer pursuant to the terms of the PSA. Subject to the terms of the Renaissance Cincinnati Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Renaissance Cincinnati Noteholder will be effected in accordance with the PSA.

Advancing. The master servicer or the trustee, as applicable, will be responsible for making: (i) P&I Advances on any Renaissance Cincinnati Mortgage Loan (but not on the Renaissance Cincinnati Companion Loan) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) Servicing Advances with respect to the Renaissance Cincinnati Whole Loan, in each case unless a similar determination of nonrecoverability is made under the PSA.

Distributions. The Renaissance Cincinnati Intercreditor Agreement sets forth the respective rights of each of the Renaissance Cincinnati Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Renaissance Cincinnati Whole Loan (other than escrow and reserve payments and any proceeds, awards or settlements to be otherwise applied or released in accordance with the related loan documents) will be applied to the Renaissance Cincinnati Mortgage Loan and the Renaissance Cincinnati Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement

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rights of the applicable master servicer, special servicer, certificate administrator, trustee and operating advisor in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control. The directing certificateholder under the Intercreditor Agreement with respect to the Renaissance Cincinnati Whole Loan will be the Controlling Class Representative. Certain decisions to be made with respect to the Renaissance Cincinnati Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the PSA, will require the approval of the Controlling Class Representative unless a Control Termination Event exists.

Pursuant to the terms of the Renaissance Cincinnati Intercreditor Agreement, the Renaissance Cincinnati Non-Controlling Note Holder will have the right to (i) receive copies of all notices, information and reports that the special servicer is required to provide to the Controlling Class Representative within the same time frame it is required to provide such notices, information and reports to the Controlling Class Representative (but without regard to whether or not the Controlling Class Representative actually has lost any rights to receive such information as a result of a Consultation Termination Event) and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the Renaissance Cincinnati Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the Renaissance Cincinnati Non-Controlling Note Holders will expire 10 business days after the delivery by the special servicer of notice and information relating to the matter subject to consultation, whether or not such Renaissance Cincinnati Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the Renaissance Cincinnati Non-Controlling Note Holder’s consultation rights described above, the special servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Renaissance Cincinnati Mortgage Loan and the Renaissance Cincinnati Companion Loans.

Notwithstanding the foregoing consent or consultation rights, no direction or objection by the holder of the Controlling Class Representative or the Renaissance Cincinnati Non-Controlling Note Holder may require or cause the master servicer or the special servicer, as applicable, to violate any provision of any related mortgage loan documents, applicable law, the PSA, the Renaissance Cincinnati Intercreditor Agreement or the REMIC provisions of the Code, including, without limitation, the master servicer’s or special servicer’s obligation to act in accordance with the Servicing Standard or expose the master servicer, special servicer, paying agent, trust fund, certificate administrator, trustee, depositor, any mortgage loan seller, operating advisor, custodian, or any of their affiliates, officers, directors, employees or agents to liability, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the PSA.

In addition to the consultation rights of the Renaissance Cincinnati Non-Controlling Note Holder described above, the Renaissance Cincinnati Non-Controlling Note Holder will have the right to annual conference calls with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the Renaissance Cincinnati Whole Loan are discussed.

The “Renaissance Cincinnati Non-Controlling Note Holder” means, with respect to the Renaissance Cincinnati Companion Loan, if a Renaissance Cincinnati Companion Loan is included in a securitization, the party entitled under such securitization to exercise the rights granted to the holder of such Renaissance Cincinnati Companion Loan under the Renaissance Cincinnati Intercreditor Agreement.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Renaissance Cincinnati Intercreditor Agreement, if the Renaissance Cincinnati Whole Loan becomes a defaulted mortgage loan pursuant to the terms of the PSA, and thereafter the special servicer determines pursuant to the PSA and the Renaissance Cincinnati Intercreditor Agreement to pursue a sale of the Renaissance Cincinnati Mortgage Loan, the special servicer will be required to sell the Renaissance Cincinnati Mortgage Loan together with

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the Renaissance Cincinnati Companion Loan as a single whole loan, in accordance with the provisions of the PSA and the Renaissance Cincinnati Intercreditor Agreement; provided, that the special servicer will not be permitted to sell the Renaissance Cincinnati Whole Loan without the consent of the Renaissance Cincinnati Non-Controlling Note Holder unless the special servicer has satisfied certain notice and information delivery requirements.

Appointment of Special Servicer. The Controlling Class Representative (prior to a Control Termination Event) or Certificateholders with the requisite percentage of Voting Rights as described under “Description of the Certificates—Voting Rights” (following a Control Termination Event), will have the right, with or without cause, to replace the special servicer and appoint a replacement special servicer in lieu thereof without the consent of the Renaissance Cincinnati Non-Controlling Note Holder as long as such replacement special servicer is a “qualified servicer” (as described in the Renaissance Cincinnati Intercreditor Agreement) and satisfies the other conditions set forth in the PSA.

One Commerce Plaza Whole Loan

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as One Commerce Plaza, representing approximately 3.9% of the Initial Pool Balance, with a Cut-off Date Balance of $32,854,864 (the “One Commerce Plaza Mortgage Loan”), is part of a whole loan comprised of two promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “One Commerce Plaza Mortgaged Property”). The One Commerce Plaza Mortgage Loan is evidenced by promissory Note A-2. The portion of the One Commerce Plaza Whole Loan (as defined below) evidenced by promissory Note A-1, with a Cut-off Date Balance of $39,824,078, which (subject to any applicable financing arrangement) is currently held by the CFCRE 2016-C3 Mortgage Trust), is referred to in this prospectus as the “One Commerce Plaza Companion Loan” and is pari passu in right of payment with the One Commerce Plaza Mortgage Loan. The One Commerce Plaza Mortgage Loan and the One Commerce Plaza Companion Loan are referred to in this prospectus as the “One Commerce Plaza Whole Loan.” The One Commerce Plaza Companion Loan will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the One Commerce Plaza Whole Loan (the “One Commerce Plaza Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each One Commerce Plaza Noteholder (the “One Commerce Plaza Intercreditor Agreement”).

Servicing. The One Commerce Plaza Whole Loan is currently being serviced by Wells Fargo Bank, National Association, as master servicer (the “CFCRE 2016-C3 Master Servicer”) and specially serviced by CWCapital Asset Management LLC, as special servicer (the “CFCRE 2016-C3 Special Servicer”), pursuant to the pooling and servicing agreement entered into between CCRE Commercial Mortgage Securities, L.P., the CFCRE 2016-C3 Master Servicer, the CFCRE 2016-C3 Special Servicer, Wilmington Trust, National Association, as trustee (the “CFCRE 2016-C3 Trustee”), Wells Fargo Bank, National Association, National Association, as certificate administrator and custodian (the “CFCRE 2016-C3 Certificate Administrator”), Park Bridge Lender Services LLC, as operating advisor (the “CFCRE 2016-C3 Operating Advisor”) and Park Bridge Lender Services LLC, as asset representations reviewer (the “CFCRE 2016-C3 Assert Representations Reviewer”), in connection with the CFCRE 2016-C3 Mortgage Trust (into which the One Commerce Plaza Companion Loan designated as Note A-1 has been deposited) (the “CFCRE 2016-C3 Pooling and Servicing Agreement”), and, subject to the terms of the One Commerce Plaza Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any One Commerce Plaza Noteholder will be effected in accordance with the CFCRE 2016-C3 Pooling and Servicing Agreement and the One Commerce Plaza Intercreditor Agreement.

Advancing. The master servicer or the trustee, as applicable, will be responsible for making P&I Advances on the One Commerce Plaza Mortgage Loan (but not on the One Commerce Plaza Companion Loan) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance.

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The CFCRE 2016-C3 Master Servicer or the CFCRE 2016-C3 Trustee, as applicable, will be obligated to make servicing advances with respect to the One Commerce Plaza Whole Loan, in each case unless a similar determination of nonrecoverability is made under the CFCRE 2016-C3 Pooling and Servicing Agreement.

Distributions. The One Commerce Plaza Intercreditor Agreement sets forth the respective rights of each of the One Commerce Plaza Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the One Commerce Plaza Whole Loan will be applied to the One Commerce Plaza Mortgage Loan and the One Commerce Plaza Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee and operating advisor in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control. The directing certificateholder under the One Commerce Plaza Intercreditor Agreement with respect to the One Commerce Plaza Whole Loan will be the controlling class representative or such other party specified in the CFCRE 2016-C3 Pooling and Servicing Agreement (such party, the “CFCRE 2016-C3 Directing Certificateholder”). Certain decisions to be made with respect to the One Commerce Plaza Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the CFCRE 2016-C3 Pooling and Servicing Agreement, will require the approval of the CFCRE 2016-C3 Directing Certificateholder.

Pursuant to the terms of the One Commerce Plaza Intercreditor Agreement, the Controlling Class Representative (the “One Commerce Plaza Non-Controlling Note Holder”) will have the right to (i) receive copies of all notices, information and reports that the CFCRE 2016-C3 Special Servicer is required to provide to the CFCRE 2016-C3 Directing Certificateholder within the same time frame it is required to provide such notices, information and reports to the CFCRE 2016-C3 Directing Certificateholder (but without regard to whether or not the Directing Certificateholder actually has lost any rights to receive such information as a result of a Consultation Termination Event) and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the One Commerce Plaza Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the One Commerce Plaza Non-Controlling Note Holder will expire 10 business days after the delivery by the CFCRE 2016-C3 Special Servicer of notice and information relating to the matter subject to consultation, whether or not the One Commerce Plaza Non-Controlling Note Holder has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the One Commerce Plaza Non-Controlling Note Holder’s consultation rights described above, the CFCRE 2016-C3 Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the One Commerce Plaza Mortgage Loan and the One Commerce Plaza Companion Loan.

In addition to the consultation rights of the One Commerce Plaza Non-Controlling Note Holder described above, the One Commerce Plaza Non-Controlling Note Holder will have the right to annual conference calls with the CFCRE 2016-C3 Master Servicer or CFCRE 2016-C3 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the CFCRE 2016-C3 Master Servicer or CFCRE 2016-C3 Special Servicer, as applicable, in which servicing issues related to the One Commerce Plaza Whole Loan are discussed.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the One Commerce Plaza Intercreditor Agreement, if the One Commerce Plaza Whole Loan becomes a defaulted mortgage loan pursuant to the terms of the CFCRE 2016-C3 Pooling and Servicing Agreement, the CFCRE 2016-C3 Special Servicer will be required to sell the One Commerce Plaza Mortgage Loan together with the One Commerce Plaza Companion Loan as a single whole loan, in accordance with the provisions of the CFCRE 2016-C3 Pooling and Servicing Agreement and the One Commerce Plaza Intercreditor Agreement; provided, that the special servicer will not be permitted to sell the One Commerce Plaza Whole Loan without the

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consent of the One Commerce Plaza Non-Controlling Note Holder unless the special servicer has satisfied certain notice and information delivery requirements.

Appointment of Special Servicer. The CFCRE 2016-C3 Directing Certificateholder (prior to a control termination event) or certificateholders with the requisite percentage of voting rights, pursuant to the CFCRE 2016-C3 Pooling and Servicing Agreement, will have the right, with or without cause, to replace the CFCRE 2016-C3 Special Servicer for the One Commerce Plaza Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the One Commerce Plaza Non-Controlling Note Holders as long as such replacement special servicer is a “qualified servicer” (as described in the One Commerce Plaza Intercreditor Agreement) and satisfies the other conditions set forth in the CFCRE 2016-C3 Pooling and Servicing Agreement.

AvidXchange Whole Loan

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as AvidXchange, representing approximately 3.7% of the Initial Pool Balance, with a Cut-off Date Balance of $31,200,000 (the “AvidXchange Mortgage Loan”), is part of a whole loan comprised of two promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “AvidXchange Mortgaged Property”). The AvidXchange Mortgage Loan is evidenced by promissory Note A-1. The portion of the AvidXchange Whole Loan (as defined below) evidenced by promissory Note A-2, with a Cut-off Date Balance of $20,800,000, which (subject to any applicable financing arrangement) is currently being held by CCRE (or an affiliate) is referred to in this prospectus as the “AvidXchange Companion Loan” and is pari passu in right of payment with the AvidXchange Mortgage Loan. The AvidXchange Mortgage Loan and the AvidXchange Companion Loan are collectively referred to in this prospectus as the “AvidXchange Whole Loan.” The AvidXchange Companion Loan will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the AvidXchange Whole Loan (the “AvidXchange Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each AvidXchange Noteholder (the “AvidXchange Intercreditor Agreement”).

Servicing. The AvidXchange Whole Loan will be serviced and administered by the master servicer and the special servicer pursuant to the terms of the PSA. Subject to the terms of the AvidXchange Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any AvidXchange Noteholder will be effected in accordance with the PSA.

Advancing. The master servicer or the trustee, as applicable, will be responsible for making: (i) P&I Advances on any AvidXchange Mortgage Loan (but not on the AvidXchange Companion Loan) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) Servicing Advances with respect to the AvidXchange Whole Loan, in each case unless a similar determination of nonrecoverability is made under the PSA.

Distributions. The AvidXchange Intercreditor Agreement sets forth the respective rights of each of the AvidXchange Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the AvidXchange Whole Loan (other than escrow and reserve payments and any proceeds, awards or settlements to be otherwise applied or released in accordance with the related loan documents) will be applied to the AvidXchange Mortgage Loan and the AvidXchange Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee and operating advisor in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control. The directing certificateholder under the Intercreditor Agreement with respect to the AvidXchange Whole Loan will be the Controlling Class Representative. Certain decisions to be made with respect to the AvidXchange Whole Loan, including certain major decisions and the

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implementation of any recommended actions outlined in an asset status report pursuant to the PSA, will require the approval of the Controlling Class Representative unless a Control Termination Event exists.

Pursuant to the terms of the AvidXchange Intercreditor Agreement, the AvidXchange Non-Controlling Note Holder will have the right to (i) receive copies of all notices, information and reports that the special servicer is required to provide to the Controlling Class Representative within the same time frame it is required to provide such notices, information and reports to the Controlling Class Representative (but without regard to whether or not the Controlling Class Representative actually has lost any rights to receive such information as a result of a Consultation Termination Event) and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the AvidXchange Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the AvidXchange Non-Controlling Note Holders will expire 10 business days after the delivery by the special servicer of notice and information relating to the matter subject to consultation, whether or not such AvidXchange Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the AvidXchange Non-Controlling Note Holder’s consultation rights described above, the special servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the AvidXchange Mortgage Loan and the AvidXchange Companion Loans.

Notwithstanding the foregoing consent or consultation rights, no direction or objection by the holder of the Controlling Class Representative or the AvidXchange Non-Controlling Note Holder may require or cause the master servicer or the special servicer, as applicable, to violate any provision of any related mortgage loan documents, applicable law, the PSA, the AvidXchange Intercreditor Agreement or the REMIC provisions of the Code, including, without limitation, the master servicer’s or special servicer’s obligation to act in accordance with the Servicing Standard or expose the master servicer, special servicer, paying agent, trust fund, certificate administrator, trustee, depositor, any mortgage loan seller, operating advisor, custodian, or any of their affiliates, officers, directors, employees or agents to liability, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the PSA.

In addition to the consultation rights of the AvidXchange Non-Controlling Note Holder described above, the AvidXchange Non-Controlling Note Holder will have the right to annual conference calls with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the AvidXchange Whole Loan are discussed.

The “AvidXchange Non-Controlling Note Holder” means, with respect to the AvidXchange Companion Loan, if a AvidXchange Companion Loan is included in a securitization, the party entitled under such securitization to exercise the rights granted to the holder of such AvidXchange Companion Loan under the AvidXchange Intercreditor Agreement.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the AvidXchange Intercreditor Agreement, if the AvidXchange Whole Loan becomes a defaulted mortgage loan pursuant to the terms of the PSA, and thereafter the special servicer determines pursuant to the PSA and the AvidXchange Intercreditor Agreement to pursue a sale of the AvidXchange Mortgage Loan, the special servicer will be required to sell the AvidXchange Mortgage Loan together with the AvidXchange Companion Loan as a single whole loan, in accordance with the provisions of the PSA and the AvidXchange Intercreditor Agreement; provided, that the special servicer will not be permitted to sell the AvidXchange Whole Loan without the consent of the AvidXchange Non-Controlling Note Holder unless the special servicer has satisfied certain notice and information delivery requirements.

Appointment of Special Servicer. The Controlling Class Representative (prior to a Control Termination Event) or Certificateholders with the requisite percentage of Voting Rights as described under “Description of the Certificates—Voting Rights” (following a Control Termination Event), will have

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the right, with or without cause, to replace the special servicer and appoint a replacement special servicer in lieu thereof without the consent of the AvidXchange Non-Controlling Note Holder as long as such replacement special servicer is a “qualified servicer” (as described in the AvidXchange Intercreditor Agreement) and satisfies the other conditions set forth in the PSA.

Madbury Commons Whole Loan

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Madbury Commons, representing approximately 3.5% of the Initial Pool Balance, with a Cut-off Date Balance of $29,000,000 (the “Madbury Commons Mortgage Loan”), is part of a whole loan comprised of two promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Madbury Commons Mortgaged Property”). The Madbury Commons Mortgage Loan is evidenced by promissory Note A-1. The portion of the Madbury Commons Whole Loan (as defined below) evidenced by promissory Note A-2, with a Cut-off Date Balance of $20,000,000, which (subject to any applicable financing arrangement) is currently being held by CCRE (or an affiliate) is referred to in this prospectus as the “Madbury Commons Companion Loan” and is pari passu in right of payment with the Madbury Commons Mortgage Loan. The Madbury Commons Mortgage Loan and the Madbury Commons Companion Loan are collectively referred to in this prospectus as the “Madbury Commons Whole Loan.” The Madbury Commons Companion Loan will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the Madbury Commons Whole Loan (the “Madbury Commons Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Madbury Commons Noteholder (the “Madbury Commons Intercreditor Agreement”).

Servicing. The Madbury Commons Whole Loan will be serviced and administered by the master servicer and the special servicer pursuant to the terms of the PSA. Subject to the terms of the Madbury Commons Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Madbury Commons Noteholder will be effected in accordance with the PSA.

Advancing. The master servicer or the trustee, as applicable, will be responsible for making: (i) P&I Advances on any Madbury Commons Mortgage Loan (but not on the Madbury Commons Companion Loan) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) Servicing Advances with respect to the Madbury Commons Whole Loan, in each case unless a similar determination of nonrecoverability is made under the PSA.

Distributions. The Madbury Commons Intercreditor Agreement sets forth the respective rights of each of the Madbury Commons Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Madbury Commons Whole Loan (other than escrow and reserve payments and any proceeds, awards or settlements to be otherwise applied or released in accordance with the related loan documents) will be applied to the Madbury Commons Mortgage Loan and the Madbury Commons Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee and operating advisor in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control. The directing certificateholder under the Intercreditor Agreement with respect to the Madbury Commons Whole Loan will be the Controlling Class Representative. Certain decisions to be made with respect to the Madbury Commons Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the PSA, will require the approval of the Controlling Class Representative unless a Control Termination Event exists.

Pursuant to the terms of the Madbury Commons Intercreditor Agreement, the Madbury Commons Non-Controlling Note Holder will have the right to (i) receive copies of all notices, information and reports that the special servicer is required to provide to the Controlling Class Representative within the same

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time frame it is required to provide such notices, information and reports to the Controlling Class Representative (but without regard to whether or not the Controlling Class Representative actually has lost any rights to receive such information as a result of a Consultation Termination Event) and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the Madbury Commons Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the Madbury Commons Non-Controlling Note Holders will expire 10 business days after the delivery by the special servicer of notice and information relating to the matter subject to consultation, whether or not such Madbury Commons Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the Madbury Commons Non-Controlling Note Holder’s consultation rights described above, the special servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Madbury Commons Mortgage Loan and the Madbury Commons Companion Loans.

Notwithstanding the foregoing consent or consultation rights, no direction or objection by the holder of the Controlling Class Representative or the Madbury Commons Non-Controlling Note Holder may require or cause the master servicer or the special servicer, as applicable, to violate any provision of any related mortgage loan documents, applicable law, the PSA, the Madbury Commons Intercreditor Agreement or the REMIC provisions of the Code, including, without limitation, the master servicer’s or special servicer’s obligation to act in accordance with the Servicing Standard or expose the master servicer, special servicer, paying agent, trust fund, certificate administrator, trustee, depositor, any mortgage loan seller, operating advisor, custodian, or any of their affiliates, officers, directors, employees or agents to liability, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the PSA.

In addition to the consultation rights of the Madbury Commons Non-Controlling Note Holder described above, the Madbury Commons Non-Controlling Note Holder will have the right to annual conference calls with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the Madbury Commons Whole Loan are discussed.

The “Madbury Commons Non-Controlling Note Holder” means, with respect to the Madbury Commons Companion Loan, if a Madbury Commons Companion Loan is included in a securitization, the party entitled under such securitization to exercise the rights granted to the holder of such Madbury Commons Companion Loan under the Madbury Commons Intercreditor Agreement.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Madbury Commons Intercreditor Agreement, if the Madbury Commons Whole Loan becomes a defaulted mortgage loan pursuant to the terms of the PSA, and thereafter the special servicer determines pursuant to the PSA and the Madbury Commons Intercreditor Agreement to pursue a sale of the Madbury Commons Mortgage Loan, the special servicer will be required to sell the Madbury Commons Mortgage Loan together with the Madbury Commons Companion Loan as a single whole loan, in accordance with the provisions of the PSA and the Madbury Commons Intercreditor Agreement; provided, that the special servicer will not be permitted to sell the Madbury Commons Whole Loan without the consent of the Madbury Commons Non-Controlling Note Holder unless the special servicer has satisfied certain notice and information delivery requirements.

Appointment of Special Servicer. The Controlling Class Representative (prior to a Control Termination Event) or Certificateholders with the requisite percentage of Voting Rights as described under “Description of the Certificates—Voting Rights” (following a Control Termination Event), will have the right, with or without cause, to replace the special servicer and appoint a replacement special servicer in lieu thereof without the consent of the Madbury Commons Non-Controlling Note Holder as long as such replacement special servicer is a “qualified servicer” (as described in the Madbury Commons Intercreditor Agreement) and satisfies the other conditions set forth in the PSA.

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GFH Brennan Industrial Portfolio Whole Loan

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as GFH Brennan Industrial Portfolio, representing approximately 3.4% of the Initial Pool Balance, with a Cut-Off Date Balance of $28,512,500 (the “GFH Brennan Industrial Portfolio Mortgage Loan”) is part of a whole loan comprised of two promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property. The GFH Brennan Industrial Portfolio Mortgage Loan is evidenced by promissory Note A-2. The portion of the GFH Brennan Industrial Portfolio Whole Loan (as defined below) evidenced by promissory Note A-1, with a Cut-off Date Balance of $40,000,000, which is currently being held by the CGCMT 2016-P3 Mortgage Trust, is referred to in this prospectus as the “GFH Brennan Industrial Portfolio Companion Loan”). The GFH Brennan Industrial Portfolio Mortgage Loan and the GFH Brennan Industrial Portfolio Companion Loan are referred to in this prospectus as the “GFH Brennan Industrial Portfolio Whole Loan.”

The holders of the GFH Brennan Industrial Portfolio Whole Loan (the “GFH Brennan Industrial Portfolio Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each GFH Brennan Industrial Portfolio Noteholder (the “GFH Brennan Industrial Portfolio Intercreditor Agreement.”

Servicing. The GFH Brennan Industrial Portfolio is currently being serviced by Wells Fargo Bank, National Association, as master servicer (the “CGCMT 2016-P3 Master Servicer”), and C-III Asset Management LLC, as special servicer (the “CGCMT 2016-P3 Special Servicer”), pursuant to the pooling and servicing agreement entered into between Citigroup Commercial Mortgage Securities Inc., the CGCMT 2016-P3 Master Servicer, the CGCMT 2016-P3 Special Servicer, Park Bridge Lender Services LLC, as operating advisor and asset representations reviewer, Citibank, N.A., as certificate administrator and Wilmington Trust, National Association, as trustee (the “CGCMT 2016-P3 Trustee”) in connection with the CGCMT 2016-P3 Mortgage Trust (into which the GFH Brennan Industrial Portfolio Companion Loan has been deposited) (the “CGCMT 2016-P3 Pooling and Servicing Agreement”), and subject, to the terms of the GFH Brennan Industrial Portfolio Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any GFH Brennan Industrial Portfolio Noteholder will be effected in accordance with the CGCMT 2016-P3 Pooling and Servicing Agreement and the GFH Brennan Industrial Portfolio Intercreditor Agreement.

Advancing. The master servicer or the trustee, as applicable, will be responsible for making P&I Advances on the GFH Brennan Industrial Portfolio Mortgage Loan (but not on the GFH Brennan Industrial Portfolio Companion Loan) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance.

The CGCMT 2016-P3 Master Servicer or the CGCMT 2016-P3 Trustee, as applicable, will be obligated to make servicing advances with respect to the GFH Brennan Industrial Portfolio Whole Loan, in each case unless a similar determination of nonrecoverability is made under the CGCMT 2016-P3 Pooling and Servicing Agreement.

Distributions. The GFH Brennan Industrial Portfolio Intercreditor Agreement sets forth the respective rights of each of the GFH Brennan Industrial Portfolio Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the GFH Brennan Industrial Portfolio Whole Loan will be applied to the GFH Brennan Industrial Portfolio Mortgage Loan and the GFH Brennan Industrial Portfolio Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee and operating advisor in accordance with the terms of the applicable pooling and servicing agreement.

Consultation and Control. The directing certificateholder under the GFH Brennan Industrial Portfolio Intercreditor Agreement with respect to the GFH Brennan Industrial Portfolio Whole Loan will be the controlling class representative specified in the CGCMT 2016-P3 Pooling and Servicing Agreement (such party, the “CGCMT 2016-P3 Directing Certificateholder”). Certain decisions to be made with respect to

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the GFH Brennan Industrial Portfolio Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the CGCMT 2016-P3 Pooling and Servicing Agreement, will require the approval of the CGCMT 2016-P3 Directing Certificateholder.

Pursuant to the terms of the GFH Brennan Industrial Portfolio Intercreditor Agreement, the Controlling Class Representative (the “GFH Brennan Industrial Portfolio Non-Controlling Noteholder”) will have the right to (i) receive copies of all notices, information and reports that the CGCMT 2016-P3 Special Servicer is required to provide to the CGCMT 2016-P3 Directing Certificateholder within the same time frame it is required to provide such notices, information and reports to the CGCMT 2017-P3 Directing Certificateholder) (without regard to whether such items are actually required to be provided to the Directing Certificateholder due to a Consultation Termination Event) and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the GFH Brennan Industrial Portfolio Intercreditor Agreement and the implementation of any recommended actions outlines in an asset status report. The consultation right of the GFH Brennan Industrial Portfolio Non-Controlling Noteholder will expire 10 business days after the delivery by the CGCMT 2016-P3 Special Servicer of notice and information relating to the matter subject to consultation, whether or not the GFH Brennan Industrial Portfolio Non-Controlling Noteholder has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business day consultation period will begin anew. Notwithstanding the GFH Brennan Industrial Portfolio Non-Controlling Noteholder’s consultation rights described above, the CGCMT 2016-P3 Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the GFH Brennan Industrial Portfolio Noteholders.

In addition to the consultation rights of the GFH Brennan Industrial Portfolio Non-Controlling Noteholder described above, the GFH Brennan Industrial Portfolio Non-Controlling Noteholder will have the right to annual meetings (which may be held telephonically) with the CGCMT 2016-P3 Directing Certificateholder (or the CGCMT 2016-P3 Master Servicer or the CGCMT 2016-P3 Special Servicer acting on its behalf), upon reasonable notice and at times reasonably acceptable to the CGCMT 2016-P3 Master Servicer or the CGCMT 2016-P3 Special Servicer, as applicable, in which servicing issues related to the GFH Brennan Industrial Portfolio Whole Loan are discussed.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the GFH Brennan Industrial Portfolio Intercreditor Agreement, if the GFH Brennan Industrial Portfolio Whole Loan becomes a defaulted mortgage loan pursuant to the terms of the CGCMT 2016-P3 Pooling and Servicing Agreement, the CGCMT 2016-P3 Special Servicer will be required to sell the GFH Brennan Industrial Portfolio Mortgage Loan and the GFH Brennan Industrial Portfolio Companion Loan as a single whole loan; provided that the special servicer will not be permitted to sell the GFH Brennan Industrial Portfolio Whole Loan without the consent of the GFH Brennan Industrial Portfolio Companion Loan Noteholder unless the special servicer has satisfied certain notice and information delivery requirements.

Appointment of Special Servicer. The CGCMT 2016-P3 Directing Certificateholder (prior to a control termination event under the CGCMT 2016-P3 Pooling and Servicing Agreement) or certificateholders with the requisite percentage of voting rights, pursuant to the CGCMT 2016-P3 Pooling and Servicing Agreement, will have the right with or without cause, to replace the CGCMT 2016-P3 Special Servicer for the GFH Brennan Industrial Portfolio Whole Loan and appoint a replacement special servicer in lieu thereof.

NMS Los Angeles Multifamily Portfolio Whole Loan

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as NMS Los Angeles Multifamily Portfolio, representing approximately 3.0% of the Initial Pool Balance, with a Cut-off Date Balance of $25,000,000 (the “NMS Los Angeles Multifamily Portfolio Mortgage Loan”), is part of a whole loan comprised of three promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “NMS Los Angeles

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Multifamily Portfolio Mortgaged Property”). The NMS Los Angeles Multifamily Portfolio Mortgage Loan is evidenced by promissory Note A-3. The portions of the NMS Los Angeles Multifamily Portfolio Whole Loan (as defined below) evidenced by (a) promissory Note A-1, with a Cut-off Date Balance of $65,000,000, which is included in the COMM 2015-CCRE27 Mortgage Trust, and (b) promissory Note A-2, with a Cut-off Date Balance of $30,000,000, which is included in the CFCRE 2016-C3 Mortgage Trust, are collectively referred to in this prospectus as the “NMS Los Angeles Multifamily Portfolio Companion Loans” and each is pari passu in right of payment with the NMS Los Angeles Multifamily Portfolio Mortgage Loan. The NMS Los Angeles Multifamily Portfolio Mortgage Loan and the NMS Los Angeles Multifamily Portfolio Companion Loans are referred to in this prospectus as the “NMS Los Angeles Multifamily Portfolio Whole Loan.” The NMS Los Angeles Multifamily Portfolio Companion Loans will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the NMS Los Angeles Multifamily Portfolio Whole Loan (the “NMS Los Angeles Multifamily Portfolio Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each NMS Los Angeles Multifamily Portfolio Noteholder (the “NMS Los Angeles Multifamily Portfolio Intercreditor Agreement”).

Servicing. The NMS Los Angeles Multifamily Portfolio Whole Loan is currently being serviced by Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “COMM 2015-CCRE27 Master Servicer”) and currently specially serviced by Rialto Capital Advisors, LLC, as special servicer (the “COMM 2015-CCRE27 Special Servicer”), pursuant to the pooling and servicing agreement entered into between Deutsche Mortgage & Asset Receiving Corporation, the COMM 2015-CCRE27 Master Servicer, the COMM 2015-CCRE27 Special Servicer, Wells Fargo Bank, National Association, as trustee (the “COMM 2015-CCRE27 Trustee”), Wells Fargo Bank, National Association, as certificate administrator (the “COMM 2015-CCRE27 Certificate Administrator”), Wells Fargo Bank, National Association, as custodian, and Park Bridge Lender Services LLC, as operating advisor (the “COMM 2015-CCRE27 Operating Advisor”), in connection with the COMM 2015-CCRE27 Mortgage Trust (into which the NMS Los Angeles Multifamily Portfolio Companion Loan designated as Note A-1 has been deposited) (the “COMM 2015-CCRE27 Pooling and Servicing Agreement”), and, subject to the terms of the NMS Los Angeles Multifamily Portfolio Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any NMS Los Angeles Multifamily Portfolio Noteholder will be effected in accordance with the COMM 2015-CCRE27 Pooling and Servicing Agreement and the NMS Los Angeles Multifamily Portfolio Intercreditor Agreement.

Advancing. The master servicer or the trustee, as applicable, will be responsible for making P&I Advances on the NMS Los Angeles Multifamily Portfolio Mortgage Loan (but not on the NMS Los Angeles Multifamily Portfolio Companion Loans) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance.

The COMM 2015-CCRE27 Master Servicer or the COMM 2015-CCRE27 Trustee, as applicable, will be obligated to make servicing advances with respect to the NMS Los Angeles Multifamily Portfolio Whole Loan, in each case unless a similar determination of nonrecoverability is made under the COMM 2015-CCRE27 Pooling and Servicing Agreement.

Distributions. The NMS Los Angeles Multifamily Portfolio Intercreditor Agreement sets forth the respective rights of each of the NMS Los Angeles Multifamily Portfolio Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the NMS Los Angeles Multifamily Portfolio Whole Loan will be applied to the NMS Los Angeles Multifamily Portfolio Mortgage Loan and the NMS Los Angeles Multifamily Portfolio Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee and operating advisor in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control. The directing certificateholder under the NMS Los Angeles Multifamily Portfolio Intercreditor Agreement with respect to the NMS Los Angeles Multifamily Portfolio Whole Loan will be the controlling class representative or such other party specified in the COMM 2015-CCRE27

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Pooling and Servicing Agreement (such party, the “COMM 2015-CCRE27 Directing Certificateholder”). Certain decisions to be made with respect to the NMS Los Angeles Multifamily Portfolio Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the COMM 2015-CCRE27 Pooling and Servicing Agreement, will require the approval of the COMM 2015-CCRE27 Directing Certificateholder.

Pursuant to the terms of the NMS Los Angeles Multifamily Portfolio Intercreditor Agreement, the Controlling Class Representative (the “NMS Los Angeles Multifamily Portfolio Non-Controlling Note Holder”) will have the right to (i) receive copies of all notices, information and reports that the COMM 2015-CCRE27 Special Servicer is required to provide to the COMM 2015-CCRE27 Directing Certificateholder within the same time frame it is required to provide such notices, information and reports to the COMM 2015-CCRE27 Directing Certificateholder (but without regard to whether or not the Directing Certificateholder actually has lost any rights to receive such information as a result of a Consultation Termination Event) and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the NMS Los Angeles Multifamily Portfolio Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the NMS Los Angeles Multifamily Portfolio Non-Controlling Note Holder will expire 10 business days after the delivery by the COMM 2015-CCRE27 Special Servicer of notice and information relating to the matter subject to consultation, whether or not the NMS Los Angeles Multifamily Portfolio Non-Controlling Note Holder has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the NMS Los Angeles Multifamily Portfolio Non-Controlling Note Holder’s consultation rights described above, the COMM 2015-CCRE27 Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the NMS Los Angeles Multifamily Portfolio Mortgage Loan and the NMS Los Angeles Multifamily Portfolio Companion Loan.

In addition to the consultation rights of the NMS Los Angeles Multifamily Portfolio Non-Controlling Note Holder described above, the NMS Los Angeles Multifamily Portfolio Non-Controlling Note Holder will have the right to annual conference calls with the COMM 2015-CCRE27 Master Servicer or COMM 2015-CCRE27 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the COMM 2015-CCRE27 Master Servicer or COMM 2015-CCRE27 Special Servicer, as applicable, in which servicing issues related to the NMS Los Angeles Multifamily Portfolio Whole Loan are discussed.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the NMS Los Angeles Multifamily Portfolio Intercreditor Agreement, if the NMS Los Angeles Multifamily Portfolio Whole Loan becomes a defaulted mortgage loan pursuant to the terms of the COMM 2015-CCRE27 Pooling and Servicing Agreement, the COMM 2015-CCRE27 Special Servicer will be required to sell the NMS Los Angeles Multifamily Portfolio Mortgage Loan together with the NMS Los Angeles Multifamily Portfolio Companion Loan as a single whole loan, in accordance with the provisions of the COMM 2015-CCRE27 Pooling and Servicing Agreement and the NMS Los Angeles Multifamily Portfolio Intercreditor Agreement; provided, that the special servicer will not be permitted to sell the NMS Los Angeles Multifamily Portfolio Whole Loan without the consent of the NMS Los Angeles Multifamily Portfolio Non-Controlling Note Holder unless the special servicer has satisfied certain notice and information delivery requirements.

Appointment of Special Servicer. The COMM 2015-CCRE27 Directing Certificateholder (prior to a control termination event) or certificateholders with the requisite percentage of voting rights, pursuant to the COMM 2015-CCRE27 Pooling and Servicing Agreement, will have the right, with or without cause, to replace the COMM 2015-CCRE27 Special Servicer for the NMS Los Angeles Multifamily Portfolio Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the NMS Los Angeles Multifamily Portfolio Non-Controlling Note Holders as long as such replacement special servicer is a “qualified servicer” (as described in the NMS Los Angeles Multifamily Portfolio Intercreditor Agreement) and satisfies the other conditions set forth in the COMM 2015-CCRE27 Pooling and Servicing Agreement.

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3 Executive Campus Whole Loan

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 3 Executive Campus, representing approximately 2.0% of the Initial Pool Balance, with a Cut-off Date Balance of $16,650,000 (the “3 Executive Campus Mortgage Loan”), is part of a whole loan comprised of two promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “3 Executive Campus Mortgaged Property”). The 3 Executive Campus Mortgage Loan is evidenced by promissory Note A-1. The portion of the 3 Executive Campus Whole Loan (as defined below) evidenced by promissory Note A-2, with a Cut-off Date Balance of $11,100,000, which (subject to any applicable financing arrangement) is currently being held by CCRE (or an affiliate) is referred to in this prospectus as the “3 Executive Campus Companion Loan” and each is pari passu in right of payment with the 3 Executive Campus Mortgage Loan. The 3 Executive Campus Mortgage Loan and the 3 Executive Campus Companion Loan are collectively referred to in this prospectus as the “3 Executive Campus Whole Loan.” The 3 Executive Campus Companion Loan will not be transferred to the issuing entity and will not be part of the Mortgage Pool.

The holders of the 3 Executive Campus Whole Loan (the “3 Executive Campus Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each 3 Executive Campus Noteholder (the “3 Executive Campus Intercreditor Agreement”).

Servicing. The 3 Executive Campus Whole Loan will be serviced and administered by the master servicer and the special servicer pursuant to the terms of the PSA. Subject to the terms of the 3 Executive Campus Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any 3 Executive Campus Noteholder will be effected in accordance with the PSA.

Advancing. The master servicer or the trustee, as applicable, will be responsible for making: (i) P&I Advances on any 3 Executive Campus Mortgage Loan (but not on the 3 Executive Campus Companion Loan) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) Servicing Advances with respect to the 3 Executive Campus Whole Loan, in each case unless a similar determination of nonrecoverability is made under the PSA.

Distributions. The 3 Executive Campus Intercreditor Agreement sets forth the respective rights of each of the 3 Executive Campus Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the 3 Executive Campus Whole Loan (other than escrow and reserve payments and any proceeds, awards or settlements to be otherwise applied or released in accordance with the related loan documents) will be applied to the 3 Executive Campus Mortgage Loan and the 3 Executive Campus Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee and operating advisor in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control. The directing certificateholder under the Intercreditor Agreement with respect to the 3 Executive Campus Whole Loan will be the Controlling Class Representative. Certain decisions to be made with respect to the 3 Executive Campus Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the PSA, will require the approval of the Controlling Class Representative unless a Control Termination Event exists.

Pursuant to the terms of the 3 Executive Campus Intercreditor Agreement, the 3 Executive Campus Non-Controlling Note Holder will have the right to (i) receive copies of all notices, information and reports that the special servicer is required to provide to the Controlling Class Representative within the same time frame it is required to provide such notices, information and reports to the Controlling Class Representative (but without regard to whether or not the Controlling Class Representative actually has lost any rights to receive such information as a result of a Consultation Termination Event) and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the 3 Executive Campus Intercreditor Agreement and the implementation of any recommended actions outlined in an

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asset status report. The consultation right of the 3 Executive Campus Non-Controlling Note Holders will expire 10 business days after the delivery by the special servicer of notice and information relating to the matter subject to consultation, whether or not such 3 Executive Campus Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the 3 Executive Campus Non-Controlling Note Holder’s consultation rights described above, the special servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 3 Executive Campus Mortgage Loan and the 3 Executive Campus Companion Loans.

Notwithstanding the foregoing consent or consultation rights, no direction or objection by the holder of the Controlling Class Representative or the 3 Executive Campus Non-Controlling Note Holder may require or cause the master servicer or the special servicer, as applicable, to violate any provision of any related mortgage loan documents, applicable law, the PSA, the 3 Executive Campus Intercreditor Agreement or the REMIC provisions of the Code, including, without limitation, the master servicer’s or special servicer’s obligation to act in accordance with the Servicing Standard or expose the master servicer, special servicer, paying agent, trust fund, certificate administrator, trustee, depositor, any mortgage loan seller, operating advisor, custodian, or any of their affiliates, officers, directors, employees or agents to liability, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the PSA.

In addition to the consultation rights of the 3 Executive Campus Non-Controlling Note Holder described above, the 3 Executive Campus Non-Controlling Note Holder will have the right to annual conference calls with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the 3 Executive Campus Whole Loan are discussed.

The “3 Executive Campus Non-Controlling Note Holder” means, with respect to the 3 Executive Campus Companion Loan, if a 3 Executive Campus Companion Loan is included in a securitization, the party entitled under such securitization to exercise the rights granted to the holder of such 3 Executive Campus Companion Loan under the 3 Executive Campus Intercreditor Agreement.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the 3 Executive Campus Intercreditor Agreement, if the 3 Executive Campus Whole Loan becomes a defaulted mortgage loan pursuant to the terms of the PSA, and thereafter the special servicer determines pursuant to the PSA and the 3 Executive Campus Intercreditor Agreement to pursue a sale of the 3 Executive Campus Mortgage Loan, the special servicer will be required to sell the 3 Executive Campus Mortgage Loan together with the 3 Executive Campus Companion Loan as a single whole loan, in accordance with the provisions of the PSA and the 3 Executive Campus Intercreditor Agreement; provided, that the special servicer will not be permitted to sell the 3 Executive Campus Whole Loan without the consent of the 3 Executive Campus Non-Controlling Note Holder unless the special servicer has satisfied certain notice and information delivery requirements.

Appointment of Special Servicer. The Controlling Class Representative (prior to a Control Termination Event) or Certificateholders with the requisite percentage of Voting Rights as described under “Description of the Certificates—Voting Rights” (following a Control Termination Event), will have the right, with or without cause, to replace the special servicer and appoint a replacement special servicer in lieu thereof without the consent of the 3 Executive Campus Non-Controlling Note Holder as long as such replacement special servicer is a “qualified servicer” (as described in the 3 Executive Campus Intercreditor Agreement) and satisfies the other conditions set forth in the PSA.

Home Depot – Elk Grove Village Whole Loan

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Home Depot – Elk Grove Village, representing approximately 1.3% of the Initial Pool Balance, with a Cut-Off Date Balance of $10,945,000 (the “Home Depot – Elk Grove Village Mortgage Loan”) is part of a whole loan comprised of two promissory notes, each of which is secured by the same

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mortgage instrument on the same underlying Mortgaged Property. The Home Depot – Elk Grove Village Whole Loan is evidenced by promissory Note A-1. The portion of the Home Depot – Elk Grove Village Whole Loan (as defined below) evidenced by promissory Note A-2, with a Cut-off Date Balance of $8,955,000, is referred to in this prospectus as the “Home Depot – Elk Grove Village Companion Loan” and is pari passu in right of payment with the Home Depot – Elk Grove Village Mortgage Loan. The Home Depot – Elk Grove Village Mortgage Loan and the Home Depot – Elk Grove Village Companion Loan are referred to in this prospectus as the “Home Depot – Elk Grove Village Whole Loan.”

The holders of the Home Depot Elk Grove Village Whole Loan (the “Home Depot – Elk Grove Village Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Home Depot – Elk Grove Village Noteholder (the “Home Depot – Elk Grove Village Intercreditor Agreement.”

Servicing. The Home Depot – Elk Grove Village Whole Loan will be serviced by Wells Fargo Bank, National Association, as master servicer and specially serviced by Rialto Capital Advisors, LLC, as special servicer, pursuant to the terms of the PSA. Subject to the terms of the Home Depot – Elk Grove Village Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Home Depot – Elk Grove Village Noteholder will be effected in accordance with the PSA.

Advancing. The master servicer or the trustee, as applicable will be responsible for making (i) P&I Advances on the Home Depot – Elk Grove Village Mortgage Loan (but not on the Home Depot – Elk Grove Village Companion Loan) and (ii) Servicing Advances on the Home Depot – Elk Grove Village Whole Loan, in each case unless a similar determination of nonrecoverability is made under the PSA.

Distributions. The Home Depot – Elk Grove Village Intercreditor Agreement sets forth the respective rights of each of the Home Depot – Elk Grove Village Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect to the Home Depot – Elk Grove Village Whole Loan will be applied to the Home Depot – Elk Grove Village Mortgage Loan and the Home Depot – Elk Grove Village Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, special servicer, certificate administrator, trustee and operating advisor in accordance with the terms of the applicable pooling and servicing agreement).

Consultation and Control. The directing certificateholder under the Home Depot – Elk Grove Village Intercreditor Agreement with respect to the Home Depot – Elk Grove Village Whole Loan will be the Controlling Class Representative. Certain decisions to be made with respect to the Home Depot – Elk Grove Village Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the PSA, will require the approval of the Controlling Class Representative.

Pursuant to the terms of the Home Depot – Elk Grove Village Intercreditor Agreement, the holder of the Home Depot – Elk Grove Village Companion Loan will have the right to (i) receive copies of all notices, information and reports that the special servicer is required to provide to the Controlling Class Representative within the same time frame it is required to provide such notices, information and reports to the Controlling Class Representative pursuant to the PSA (without regard to whether such items are actually required to be provided to the Directing Certificateholder due to a Consultation Termination Event) and (ii) be consulted on a strictly non-binding basis, in each case with respect to certain major decisions or the implementation of any recommended actions outlined in an asset status report. The consultation right of the Home Depot – Elk Grove Village Companion Loan noteholder will expire 10 business days after the delivery by the special servicer of notice and information relating to the matter subject to consultation, whether or not the Home Depot – Elk Grove Village Companion Loan noteholder has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business day consultation period will begin anew. Notwithstanding the Home Depot – Elk Grove Village Companion Loan noteholder’s consultation rights described above, the special servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the 10 business day period if it determines that

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immediate action with respect to such decision is necessary to protect the interests of the Home Depot – Elk Grove Village Noteholders.

In addition to the consultation rights provided in the immediately preceding paragraph, the Home Depot – Elk Grove Village Companion Loan noteholder shall have the right to attend annual meetings (which may be held telephonically) with the Home Depot – Elk Grove Village noteholder (or the master servicer or the special servicer acting on its behalf), upon reasonable notice and at times reasonably acceptable to the master servicer or the special servicer, as applicable, in which servicing issues related to the Home Depot – Elk Grove Village Whole Loan are discussed.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Home Depot – Elk Grove Village Intercreditor Agreement, if the Home Depot Elk Grove Village Whole Loan becomes a defaulted Mortgage Loan pursuant to the terms of the PSA and thereafter the special servicer determines pursuant to the PSA and the Home Depot – Elk Grove Village Intercreditor Agreement to pursue a sale of the of the Home Depot – Elk Grove Village Mortgage Loan together with the Home Depot – Elk Grove Village Companion Loan as a single whole loan, in accordance with the provisions of the PSA and the Home Depot – Elk Grove Village Intercreditor Agreement; provided that the special servicer will not be permitted to sell the Home Depot – Elk Grove Village Whole Loan without the consent of the Home Depot – Elk Grove Village Companion Loan Noteholder; provided that the special servicer will not be permitted to sell the Home Depot – Elk Grove Village Whole Loan without the consent of the Home Depot – Elk Grove Village Companion Loan Noteholder unless the special servicer has satisfied certain notice and information delivery requirements.

Appointment of Special Servicer. The Controlling Class Representative (prior to a Control Termination Event) or the Certificateholders (following a Control Termination Event) with the requisite percentage of Voting Rights will have the right, with or without cause to replace the special servicer and appoint a replacement special servicer in lieu thereof.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the 15 largest Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus.

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Transaction Parties

The Sponsors and Mortgage Loan Sellers

Cantor Commercial Real Estate Lending, L.P.

General. Cantor Commercial Real Estate Lending, L.P. (“CCRE Lending”) is a sponsor of, and a seller of certain mortgage loans (the “CCRE Mortgage Loans”) into, the securitization described in this prospectus. CCRE Lending is a Delaware limited partnership and an affiliate of Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the underwriters, and Berkeley Point Capital LLC, a primary servicer. CCRE Lending was formed in 2010. Its general partner is Cantor Commercial Real Estate Holdings, LLC, and its limited partner is Cantor Commercial Real Estate Company, L.P. CCRE Lending’s executive offices are located at 110 East 59th Street, New York, New York 10022, telephone number (212) 938-5000.

According to its consolidated balance sheet (unaudited), as of December 31, 2015, Cantor Commercial Real Estate Company, L.P. and its consolidated subsidiaries (which include CCRE Lending) had total assets of approximately $2.565 billion, total liabilities of approximately $1.526 billion and total partners’ equity of approximately $1.039 billion. As of December 31, 2015, Cantor Commercial Real Estate Company, L.P. is a party to agreements related to $2.575 billion of master repurchase facilities.

CCRE Lending is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. CCRE Lending originates loans primarily for securitization; however, CCRE Lending also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

CCRE Lending originates loans and aggregates and warehouses the loans pending sale via a commercial mortgage backed securities (“CMBS”) securitization.

CCRE Lending’s Loan Origination and Acquisition History. Since its founding in July 2010 through December 31, 2015, CCRE Lending has originated or acquired approximately 1,215 fixed and floating rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $22.5 billion and has acted as a sponsor and mortgage loan seller on 57 fixed-rate and floating-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by CCRE Lending will be sold to securitizations in which CCRE Lending acts as a sponsor. CCRE Lending expects to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations. CCRE Lending also expects to originate and acquire subordinate and mezzanine debt for investment, syndication or securitization.

Neither CCRE Lending nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against CCRE Lending for any losses or other claims in connection with the Certificates or the CCRE Mortgage Loans except in respect of the repurchase and substitution obligations for Material Defects or the material breaches of representations and warranties made by CCRE Lending in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

Review of CCRE Mortgage Loans. Overview. CCRE Lending has conducted a review of the CCRE Mortgage Loans in connection with the securitization described in this prospectus. The review of the

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CCRE Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals (the “CCRE Deal Team”). The review procedures described below were employed with respect to all of the CCRE Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the CCRE Deal Team created a data tape (the “CCRE Data Tape”) containing detailed loan-level and property-level information regarding each CCRE Mortgage Loan. The CCRE Data Tape was compiled from, among other sources, the related Mortgage Loan Documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CCRE Lending during the underwriting process. The CCRE Deal Team updated the information in the CCRE Data Tape with respect to the CCRE Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the CCRE Deal Team. The CCRE Data Tape was used by the CCRE Deal Team in providing the numerical information regarding the CCRE Mortgage Loans in this prospectus.

Data Comparison and Recalculation. CCRE Lending engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CCRE Lending relating to information in this prospectus regarding the CCRE Mortgage Loans. These procedures included:

•	comparing the information in the CCRE Data Tape against various source documents provided by CCRE Lending that are described above under “—Data Tape”;

•	comparing numerical information regarding the CCRE Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CCRE Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the CCRE Mortgage Loans disclosed in this prospectus.

Legal Review. CCRE Lending engaged various law firms to conduct certain legal reviews of the CCRE Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each CCRE Mortgage Loan originated by CCRE Lending, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from CCRE Lending’s standard form loan documents. In addition, origination counsel for each CCRE Mortgage Loan reviewed CCRE Lending’s representations and warranties set forth on Annex C to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the CCRE Mortgage Loans. Such assistance included, among other things, a review of (i) a due diligence questionnaires completed by origination counsel and (ii) exceptions to representations and warranties compiled by origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each CCRE Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each CCRE Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

CCRE Lending prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CCRE Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CCRE Mortgage Loans included in the next five (5) largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex A-3—Description of the Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” in this prospectus.

Other Review Procedures. In connection with the origination of each CCRE Mortgage Loan, CCRE Lending conducted a search with respect to each borrower under the related CCRE Mortgage Loan to

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determine whether it filed for bankruptcy. With respect to any material pending litigation that existed at the origination of any CCRE Mortgage Loan, CCRE Lending requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If CCRE Lending became aware of a significant natural disaster in the vicinity of any mortgaged property securing a CCRE Mortgage Loan, CCRE Lending obtained information on the status of the mortgaged property from the related borrower to confirm no material damage to the mortgaged property.

With respect to the CCRE Mortgage Loans originated by CCRE Lending, the CCRE Deal Team also consulted with the applicable CCRE Mortgage Loan origination team to confirm that the CCRE Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—CCRE Lending’s Underwriting Standards”.

Findings and Conclusions. CCRE Lending found and concluded with reasonable assurance that the disclosure regarding the CCRE Mortgage Loans in this prospectus is accurate in all material respects. CCRE Lending also found and concluded with reasonable assurance that the CCRE Mortgage Loans were originated in accordance with CCRE Lending’s origination procedures and underwriting criteria. CCRE Lending attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CCRE Lending’s Underwriting Standards.

General. CCRE Lending’s commercial mortgage loans are generally originated in accordance with the underwriting criteria described below; however, variations from these guidelines may be implemented as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by CCRE Lending. Therefore, this general description of CCRE Lending’s underwriting standards is not intended as a representation that every CCRE Mortgage Loan complies entirely with all criteria set forth below.

Loan Analysis. The credit underwriting process for each CCRE Lending loan is performed by a team comprised of real estate professionals that typically includes a senior member, originator, underwriter, transaction manager and loan closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.

A member of the CCRE Lending team or an agent of CCRE Lending is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CCRE Lending team or an affiliate of CCRE Lending, along with a third-party provider engaged by CCRE Lending, also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the CCRE Lending team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CCRE Lending’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

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Loan Approval. All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of CCRE Lending and its affiliates among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Ratio. CCRE Lending’s underwriting standards generally require a minimum debt service coverage ratio (“DSCR”) of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower, which when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the DSCRs described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each CCRE Mortgage Loan as reported in this prospectus. Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

Additional Debt. Certain mortgage loans may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that CCRE Lending or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

Amortization Requirements. While CCRE Lending’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus will reflect a calculation on the future (larger) amortizing loan payment.

Servicing. Interim servicing for all CCRE Lending loans prior to securitization will typically be performed by an unaffiliated third party such as Wells Fargo Bank, National Association, Midland Loan Services, a Division of PNC Bank National Association or an affiliate of CCRE Lending, Berkeley Point; however, primary servicing may be occasionally retained by certain qualified subservicers under established sub-servicing agreements with CCRE Lending, which may be retained post-securitization. Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing. From time to time, the original third-party servicer may retain primary servicing.

Assessments of Property Condition

As part of the underwriting process, the property assessments and reports described below will typically be obtained:

(i)	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

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(ii)	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(iii)	Engineering Assessment. In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and CCRE Lending or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, CCRE Lending typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least

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of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, CCRE Lending may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CCRE Lending may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by CCRE Lending. Furthermore, CCRE Lending may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or

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periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by CCRE Lending are as follows:

•	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

•	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

•	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to,

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(i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

•	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the CCRE Mortgage Loans, please see Annex A-1 to this prospectus.

Exceptions. The CCRE Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act. CCRE Commercial Mortgage Securities, L.P., an affiliate of CCRE Lending through which certain of CCRE Lending’s prior securitization activity has been conducted, most recently filed a Form ABS-15G on February 14, 2012. The depositor’s Central Index Key is 0001515166. With respect to the period from and including October 1, 2011 to and including September 30, 2015, the depositor did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations. CCRE Lending most recently filed a Form ABS-15G on February 12, 2016. CCRE Lending’s Central Index Key is 0001558761. With respect to the period from and including October 1, 2011 to and including December 31, 2015, CCRE Lending did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization. Neither CCRE Lending nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. Neither CCRE Lending nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that CCRE Lending or an affiliate will retain $54,000,000 Notional Amount of the Class X-HR Certificates.

Benefit Street Partners CRE Finance LLC

General

Benefit Street Partners CRE Finance LLC, previously known as BSPCC Lender L.L.C. (“BSP“), is a sponsor of, and a seller of certain mortgage loans (the “BSP Mortgage Loans“) into, the securitization described in this prospectus. BSP is a limited liability company organized under the laws of the State of Delaware. The primary offices of BSP are located at 9 West 57th Street, Suite 4920, New York, New York 10019.

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BSP’s Loan Origination and Acquisition History

The participation by BSP in this securitization will be the fifth securitization in which it has been involved. BSP began originating and acquiring loans in 2014 and has not been involved in the securitization of any other types of financial assets.

BSP originates and acquires from unaffiliated third party originators, commercial mortgage loans throughout the United States. The following tables set forth information with respect to originations and acquisitions of fixed rate and floating rate commercial mortgage loans by BSP as of April 12, 2016.

Originations and Acquisitions of Fixed Rate Commercial Mortgage Loans

	April 12, 2016
	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase
Originations/Acquisitions	93	$1,224,955,200

In connection with this commercial mortgage securitization transaction, BSP will transfer the BSP Mortgage Loans to the depositor, who will then transfer the BSP Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the BSP Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, BSP will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a MLPA, BSP will make certain representations and warranties, subject to certain exceptions set forth in such MLPA, and undertake certain loan document delivery requirements with respect to the BSP Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, BSP will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. We cannot assure you that BSP will repurchase or replace, or make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no affiliate of BSP will be responsible for doing so if BSP fails with respect to its obligations.

BSP does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that BSP originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, BSP sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Review of BSP Mortgage Loans

Overview. BSP has conducted a review of the BSP Mortgage Loans in connection with the securitization described in this prospectus. The review of the BSP Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “BSP Review Team”). The review procedures described below were employed with respect to all of the BSP Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the BSP Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each BSP Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related

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Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the BSP Team during the underwriting process. The BSP Review Team periodically updated the information in the database and the related asset summary report with respect to such BSP Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the BSP Review Team.

A data tape (the “BSP Data Tape”) containing detailed information regarding each BSP Mortgage Loan was created from the information in the database referred to in the prior paragraph. The BSP Data Tape was used to provide the numerical information regarding the BSP Mortgage Loans in this prospectus.

Data Validation and Recalculation. BSP engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by BSP, relating to information in this prospectus regarding the BSP Mortgage Loans. These procedures included:

•	comparing the information in the BSP Data Tape against various source documents provided by BSP that are described under “—Database” above;

•	comparing numerical information regarding the BSP Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BSP Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the BSP Mortgage Loans disclosed in this prospectus.

Legal Review. BSP engaged various law firms to conduct certain legal reviews of the BSP Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each BSP Mortgage Loan, BSP’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each BSP Mortgage Loan reviewed BSP’s representations and warranties set forth on Annex C-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the BSP Mortgage Loans. Such assistance included, among other things, (i) a review of BSP’s asset summary report and its origination counsel’s due diligence questionnaire for each BSP Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the BSP Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the BSP Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying Mortgaged Properties of which BSP was aware at the origination of any BSP Mortgage Loan, the BSP Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. BSP conducted a search with respect to each borrower under the related BSP Mortgage Loan to determine whether it filed for bankruptcy. If the BSP Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any BSP Mortgage Loan, the BSP Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The BSP Review Team, with the assistance of applicable origination counsel, also reviewed the BSP Mortgage Loans to determine whether any BSP Mortgage Loan materially deviated from the underwriting guidelines set forth under “—BSP’s Underwriting Standards” below. See “—BSP’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, the BSP Review Team determined that the disclosure regarding the BSP Mortgage Loans in this prospectus is accurate in all

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material respects. The BSP Review Team also determined that the BSP Mortgage Loans were originated in accordance with BSP’s origination procedures and underwriting criteria, except as described under “—BSP’s Underwriting Standards—Exceptions” below. BSP attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. BSP will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. BSP, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “Qualification Criteria“). BSP will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by BSP and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by BSP to render any tax opinion required in connection with the substitution.

BSP’s Underwriting Standards

Each of the BSP Mortgage Loans was originated or acquired by BSP. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSP.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated or acquired by BSP will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular BSP Mortgage Loans, see “—Exceptions” below and “Annex C-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, BSP also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from BSP. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. BSP’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 75.0%.

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A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by BSP and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that BSP or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Servicing. Interim servicing for all BSP loans prior to securitization will typically be performed by an unaffiliated third party such as KeyBank National Association; however, primary servicing may be occasionally retained by certain qualified subservicers under established sub-servicing agreements with BSP, which may be retained post-securitization. Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing. From time to time, the original third-party servicer may retain primary servicing.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

•	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

•	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required additional environmental testing,

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such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

•	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, BSP typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

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Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or the scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, BSP will generally examine whether the use and occupancy and construction of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, BSP may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or BSP has a reasonable likelihood of recovering approximately 75% of proceeds from the casualty; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, BSP may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on BSP’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, BSP may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, BSP may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSP’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, BSP may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSP are as follows:

•	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high

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net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay, or there is sufficient evidence that such sole or major tenant is paying, taxes directly.

•	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain, or there is sufficient evidence that such sole or major tenant is maintaining, the insurance or is permitted to self-insure.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if BSP determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSP’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

•	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if BSP determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSP’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if BSP determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSP’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

•	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified

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as the responsible party or (iv) if BSP determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSP’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the BSP Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. The BSP Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

BSP most recently filed a Form ABS-15G on February 9, 2016. BSP’s Central Index Key number is 0001632269. With respect to the period from and including January 1, 2015 to and including March 31, 2016, BSP does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the date hereof, neither BSP nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, BSP and its affiliates, are not restricted from retaining any of such certificates and may, prior to the Closing Date, determine that they wish to retain certain certificates. In addition, BSP and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Benefit Street Partners CRE Finance LLC” has been provided by BSP.

Société Générale

General

Société Générale, a French limited liability company (société anonyme) authorized as a bank, acting through its New York Branch (“Société Générale”), is a sponsor and mortgage loan seller in this transaction. The principal offices of Société Générale in the United States are located at 245 Park Avenue, New York, New York 10167, and its telephone number is (212) 278-6461. Société Générale is an affiliate of SG Americas Securities, LLC, one of the underwriters.

Société Générale’s Commercial Mortgage Securitization Program

Société Générale has been engaged in commercial mortgage securitization in the United States since January 2015, although it was also engaged in mortgage securitization businesses prior to 2009. The vast majority of mortgage loans originated by Société Générale’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Société Générale acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within Société Générale may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by Société Générale through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Société Générale’s commercial real estate securitization team originates for securitization purposes:

•	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hospitality, multifamily, residential, healthcare, self storage and industrial properties. These loans are Société Générale’s commercial

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real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.

•	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

Additionally, Société Générale originates subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by Société Générale and are sold in individual loan sale transactions.

In general, Société Générale does not hold the loans that its commercial real estate securitization team originates until maturity.

Société Générale originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Société Générale.

Société Générale’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Société Générale works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Neither Société Générale nor any of its affiliates act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

Société Générale sold mortgage loans into securitizations until 2009 and resumed this activity with the Wells Fargo Commercial Mortgage Trust 2015-SG1 transaction. For the period beginning in January 2015 through January 31, 2016, Société Générale has securitized 53 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $627 million.

Société Générale’s Underwriting Standards

Each of the Mortgage Loans originated by Société Générale (“Société Générale Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Société Générale cannot assure you that every loan will comply in all respects with the guidelines. Société Générale’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within Société Générale for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Société Générale originates mortgage loans for securitization from its U.S. headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Société Générale’s credit committee, depending on the size of the mortgage loan.

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Loan Analysis. Generally, Société Générale performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Société Générale. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Société Générale must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Société Générale typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. Société Générale typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Société Générale’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Société Générale may vary from these guidelines.

Escrow Requirements. Generally, Société Générale requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Société Générale are as follows (see Annex A-1 to this prospectus for instances in which reserves were not taken):

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•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Société Générale may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Société Générale relies on information provided by an independent engineer to make this determination. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Société Générale generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. Société Générale generally obtains a Phase I ESA or an update of a previously obtained ESA for each mortgaged property prepared by an approved environmental consulting firm. Société Générale or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Société Générale generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Société Générale generally requires such Phase II ESA to be obtained.

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Physical Condition Report. Société Générale generally obtains a current PCR for each mortgaged property prepared by an approved structural engineering firm. Société Générale, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Société Générale often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Société Générale or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Société Générale typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Société Générale in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Société Générale’s Underwriting Standards” above, one or more of the Société Générale Mortgage Loans may vary from, or do not comply with, Société Générale’s underwriting guidelines described above. In addition, in the case of one or more of the Société Générale Mortgage Loans, Société Générale may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Société Générale Mortgage Loans were originated with any material exceptions to Société Générale’s underwriting policies.

Review of the Mortgage Loans for Which Société Générale is the Sponsor

Overview. In connection with the securitization described in this prospectus, Société Générale, as a sponsor of this offering, has conducted a review of the Société Générale Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Société Générale Mortgage Loans is accurate in all material respects. Société Générale determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Société Générale Mortgage Loans was conducted as described below with respect to each of those Société Générale Mortgage Loans. The review of the Société Générale Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Société Générale or its affiliates (collectively, the “Société Générale Deal Team”) with the assistance of certain third parties. Société Générale has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Société Générale Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Société Générale Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

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Database. To prepare for securitization, members of Société Générale Deal Team created a database of loan-level and property-level information, and prepared an asset summary report, regarding each of the Société Générale Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Société Générale during the underwriting process. After origination of each of the Société Générale Mortgage Loans, Société Générale Deal Team may have updated the information in the database and the related asset summary report with respect to the Société Générale Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of Société Générale Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Société Générale Mortgage Loan.

A data tape (the “Société Générale Data Tape”) containing detailed information regarding each of the Société Générale Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Société Générale Data Tape was used by the Société Générale Deal Team to provide the numerical information regarding the Société Générale Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. Société Générale engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by Société Générale, relating to information in this prospectus regarding the Société Générale Mortgage Loans. These procedures included:

•	comparing the information in the Société Générale Data Tape against various source documents provided by Société Générale;

•	comparing numerical information regarding the Société Générale Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Société Générale Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Société Générale Mortgage Loans disclosed in this prospectus.

Legal Review. Société Générale engaged various law firms to conduct certain legal reviews of the Société Générale Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Société Générale Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Société Générale’s standard form loan documents. In addition, origination counsel for each Société Générale Mortgage Loan reviewed Société Générale’s representations and warranties set forth on Annex C-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Société Générale Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Société Générale’s standard form documents, as identified by Société Générale and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Société Générale relating to the Société Générale Mortgage Loans, and (iii) a review of a due diligence questionnaire completed by the origination counsel.

Société Générale prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Société Générale Mortgage Loans included in the 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Société Générale Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Description of the Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” in the attached Annex A-3 to this prospectus.

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Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Société Générale Mortgage Loans, Société Générale requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Société Générale Mortgage Loan, Société Générale, together with origination counsel, conducted a search with respect to each borrower under the related Société Générale Mortgage Loan to determine whether it filed for bankruptcy. If Société Générale became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Société Générale Mortgage Loans, Société Générale obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Société Générale Mortgage Loan, the Société Générale Deal Team also consulted with the applicable Société Générale mortgage loan origination team to confirm that each of the Société Générale Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Société Générale’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review Procedures in the Event of a Mortgage Loan Substitution. Société Générale will perform a review of any Société Générale Mortgage Loan that it elects to substitute for a Société Générale Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Société Générale, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Société Générale may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Société Générale and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Société Générale to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Société Générale found and concluded with reasonable assurance that the disclosure regarding the Société Générale Mortgage Loans in this prospectus is accurate in all material respects. Société Générale also found and concluded with reasonable assurance that the Société Générale Mortgage Loans were originated in accordance with Société Générale’s origination procedures and underwriting criteria.

Exceptions. The Société Générale Mortgage Loans were originated in accordance with the underwriting standard set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

Société Générale most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 5, 2016. Société Générale’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including December 31, 2015, Société Générale does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Société Générale nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization.

The information set forth under “—Société Générale” has been provided by Société Générale.

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The Depositor

CCRE Commercial Mortgage Securities, L.P. is the depositor with respect to the Trust. The depositor was formed in the State of Delaware on February 9, 2011, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The principal executive offices of the depositor are located at 110 East 59th Street, New York, New York 10022. Its telephone number is (212) 938-5000. The depositor will not have any material assets. During the four years ending October 31, 2015, the depositor has acted as depositor with respect to public and private conduit or combined conduit/large loan commercial mortgage securitization transactions in an aggregate amount of approximately $1,848,596,162. The depositor is an affiliate of CCRE Lending, one of the mortgage loan sellers, Cantor Fitzgerald & Co. and CastleOak Securities, L.P., each an underwriter, and Berkeley Point, a primary servicer.

The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, CFCRE 2016-C4 Mortgage Trust, will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the mortgage loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “—The Trustee and Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the mortgage loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties

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and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the mortgage loans to the issuing entity. The depositor will be purchasing the mortgage loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee and Certificate Administrator

U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as trustee, certificate administrator, paying agent, certificate registrar, authenticating agent and custodian under the PSA.

U.S. Bancorp, with total assets exceeding $422 billion as of December 31, 2015, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. As of December 31, 2015, U.S. Bancorp served approximately 18 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 51 domestic and 2 international cities. The PSA will be administered from U.S. Bank’s corporate trust office located at 190 S. LaSalle, 7th Floor, Mailcode MK-IL-SL7C, Chicago, Illinois 60603, and its office for certificate transfer purposes is located at 111 Fillmore Avenue, St. Paul, Minnesota 55107, Attention: Bondholder Services – CFCRE 2016-C4.

U.S. Bank has provided corporate trust services since 1924. As of December 31, 2015, U.S. Bank was acting as trustee with respect to over 86,000 issuances of securities with an aggregate outstanding principal balance of over $3.4 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The certificate administrator will be required to make each monthly statement available to the Certificateholders via the certificate administrator’s internet website at http://www.usbank.com/abs. Certificateholders with questions may direct them to the certificate administrator’s bondholder services group at (800) 934-6802.

As of December 31, 2015, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee, certificate administrator and custodian on 269 issuances of commercial mortgage-backed securities with an outstanding aggregate principal balance of approximately $165,894,600,000.

Under the terms of the PSA, U.S. Bank will be responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. The distribution reports will be reviewed by an analyst and then by a supervisor using a transaction-specific review spreadsheet. Any corrections identified by the supervisor will be corrected by the analyst and reviewed by the supervisor. The supervisor also will be responsible for the timely delivery of reports to the administration unit for processing all cash flow items. As certificate administrator, U.S. Bank National Association will also be responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the issuing entity and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. In the past three years, U.S. Bank has not made material changes to the policies and procedures of its securities administration services for commercial mortgage backed securities.

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U.S. Bank will act as custodian of the Mortgage Files pursuant to the PSA. As custodian, U.S. Bank is responsible for holding the Mortgage Files on behalf of the trustee. U.S. Bank will hold the Mortgage Files in one of its custodial vaults, which are located at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116, Attention: Document Custody Services – CFCRE 2016-C4. The Mortgage Files are tracked electronically to identify that they are held by U.S. Bank pursuant to the PSA. U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as custodian, including the Mortgage Files held on behalf of the trustee. As of December 31, 2015, U.S. Bank holds approximately 10,285,000 document files for approximately 980 entities and has been acting as a custodian for over 20 years.

In its capacity as trustee on commercial mortgage securitizations, U.S. Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, U.S. Bank, in its capacity as trustee, has not been required to make an advance on a domestic commercial mortgage-backed securities transaction.

Since 2014 various plaintiffs or groups of plaintiffs, primarily investors, have filed claims against U.S. Bank, in its capacity as trustee or successor trustee (as the case may be) under certain residential mortgage-backed securities (“RMBS”) trusts. The plaintiffs or plaintiff groups have filed substantially similar complaints against other RMBS trustees, including Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and Wells Fargo. The complaints against U.S. Bank allege the trustee caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers for these RMBS trusts and assert causes of action based upon the trustee’s purported failure to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties concerning loan quality. The complaints also assert that the trustee failed to notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and that the trustee purportedly failed to abide by a heightened standard of care following alleged events of default.

Currently U.S. Bank is a defendant in multiple actions alleging individual or class action claims against the trustee with respect to multiple trusts as described above with the most substantial case being: BlackRock Balanced Capital Portfolio et al v. U.S. Bank National Association, No. 605204/2015 (N.Y. Sup. Ct.) (class action alleging claims with respect to approximately 794 trusts) and its companion case BlackRock Core Bond Portfolio et al v. U.S. Bank National Association, No. 14-cv-9401 (S.D.N.Y.). Some of the trusts implicated in the aforementioned Blackrock cases, as well as other trusts, are involved in actions brought by separate groups of plaintiffs related to no more than 100 trusts per case.

U.S. Bank cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts. However, U.S. Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

The foregoing information contained in the preceding twelve (12) paragraphs has been provided by U.S. Bank. None of the depositor, the underwriters, the master servicer, the special servicer, the operating advisor, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

. For a description of any material affiliations, relationships and related transactions between the trustee or the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee and the certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee and the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation

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are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and as primary servicer for the Mortgage Loans and Serviced Companion Loans. Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. Wells Fargo is also (i) the master servicer, certificate administrator and custodian under the COMM 2016-CCRE28 Pooling and Servicing Agreement, pursuant to which the Hyatt Regency St. Louis at The Arch Whole Loan and the AG Life Time Fitness Portfolio Whole Loan are serviced, (ii) the master servicer, certificate administrator and custodian under the CFCRE 2016-C3 Pooling and Servicing Agreement, pursuant to which the One Commerce Plaza Whole Loan is serviced and, prior to the Closing Date, pursuant to which the 215 West 34th Street & 218 West 35th Street Whole Loan is being serviced, (iii) the master servicer under the CGCMT 2016-P3 Pooling and Servicing Agreement, pursuant to which the GFH Brennan Industrial Portfolio Whole Loan is serviced and, prior to the Closing Date, pursuant to which the Home Depot - Elk Grove Village Whole Loan is being serviced and (iv) the trustee, certificate administrator and custodian under the COMM 2015-CCRE27 Pooling and Servicing Agreement, pursuant to which the NMS Los Angeles Multifamily Portfolio Whole Loan is serviced. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo. Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 3/31/2016
By Approximate Number:	33,354	33,590	32,701	32,343
By Approximate Aggregate Unpaid Principal Balance (in billions):	$434.37	$474.38	$501.54	$507.88

Within this portfolio, as of March 31, 2016, are approximately 23,601 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $405.5 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of March 31, 2016, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

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In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2013	$346,011,017,466	$2,158,219,403	0.62%
Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.46%
Calendar Year 2015	$401,673,056,650	$1,600,995,208	0.40%
YTD Q1 2016	$395,092,114,230	$662,618,517	0.17%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans. Wells Fargo’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer	CSS2	Above Average	MOR CS2

The long-term issuer ratings of Wells Fargo are rated “AA-” by S&P, “Aa2” by Moody’s and “AA” by Fitch. The short-term issuer ratings of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and
“F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the master servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

•	provision of Strategy and Strategy CS software;

•	tracking and reporting of flood zone changes;

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•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

•	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this preliminary prospectus. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act, as amended. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The master servicer will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and CCRE Lending or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by CCRE Lending or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the CCRE Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and Société Générale or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by Société Générale or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Société Générale Mortgage Loans.

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Wells Fargo expects to enter into a limited servicing agreement with Berkeley Point pursuant to which Berkeley Point is expected to assume certain limited subservicing duties with respect to some or all of the CCRE Mortgage Loans.

Wells Fargo expects to enter into a primary servicing agreement with Berkeley Point pursuant to which Berkeley Point is expected to act as primary servicer with respect to some or all of the CCRE Mortgage Loans.

Pursuant to the terms of the PSA, Wells Fargo will be entitled to retain a portion of the Servicing Fee (equal to the amount by which the Servicing Fee exceeds the sum of (i) the fee payable to any initial sub servicer as a primary servicing fee and (ii) a master servicing fee at a per annum rate of 0.00250% (0.25 bps)) with respect to each Mortgage Loan and, to the extent provided for in the related Intercreditor Agreement, each Serviced Companion Loan notwithstanding any termination or resignation of Wells Fargo as master servicer. In addition, Wells Fargo will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Neither Wells Fargo nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization other than as set forth above. However, Wells Fargo or its affiliates may retain certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information concerning information under this heading “—The Master Servicer” has been provided by Wells Fargo.

For a description of any material affiliations, relationships and related transactions between the master servicer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The master servicer will have various duties under the PSA. Certain duties and obligations of the master servicer are described under “Pooling and Servicing Agreement—General” and “—Mortgage Loans with ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The master servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than the Non-Serviced Mortgage Loans), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

The master servicer will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans, the Serviced Companion Loans. On occasion, the master servicer may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent master servicer performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

The master servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

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The Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), is expected to act as special servicer and in such capacity is expected to initially be responsible for the servicing and administration of Specially Serviced Loans (other than any Non-Serviced Mortgage Loan) and REO Properties as well as the reviewing of certain major decisions and other transactions relating to Mortgage Loans and other special servicer decisions for all of the Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans that are non-Specially Serviced Loans, pursuant to the PSA.

Rialto maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. Rialto currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar.

Rialto is a wholly-owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B). As of December 31, 2015, RCM was the sponsor of, and certain of its affiliates were investors in, six private equity funds (collectively, the “Funds”) with an aggregate of approximately $3.0 billion of equity under management and RCM also advised one separately managed account with $400 million of committed capital. Four of such funds are focused on distressed and value-add real estate related investments, one of such funds is focused on investments in commercial mortgage-backed securities and the other fund and the separately managed account are focused on mezzanine debt. To date, RCM has acquired and/or is managing over $7.2 billion of non- and sub-performing real estate assets, representing approximately 10,800 loans. Included in this number are approximately $3 billion in structured transactions with the Federal Deposit Insurance Corporation (“FDIC”). RCM was also a sub-advisor and investor in an approximately $4.6 billion Public-Private Investment Fund with the U.S. Department of the Treasury, which was liquidated in October of 2012.

In addition, RCM has underwritten and purchased, primarily for the Funds, over $4.0 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in 58 different securitizations totaling approximately $66 billion in overall transaction size. RCM has the right to appoint the special servicer for each of these transactions.

RCM has over 435 employees and is headquartered in Miami with two other main offices located in New York City and Atlanta. In addition, the asset management platform utilizes twelve satellite offices across Nevada, Arizona, California, Colorado, Oregon, Illinois, North Carolina and Florida. It is also supported in local markets by the Lennar infrastructure which provides access to over 6,800 employees across the country’s largest real estate markets.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB. Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued,

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wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews. Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management. Rialto is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Funds. As part of such external audits, auditors perform test work and review internal controls throughout the year. As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of December 31, 2015, Rialto and its affiliates were actively special servicing over 1,900 portfolio loans with a principal balance of approximately $700 million and were responsible for approximately 1,300 portfolio REO assets with a principal balance of approximately $1.4 billion.

Rialto is also currently performing special servicing for 62 commercial real estate securitizations. With respect to such securitization transactions, Rialto is administering over 4,600 assets with an original principal balance at securitization of approximately $67.5 billion. The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about Rialto’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015
Number of CMBS Pools Named Special Servicer	16	27	45	59
Approximate Aggregate Unpaid Principal Balance(1)	$18.9 billion	$32.4 billion	$49.2 billion	$63.6 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	19	27	28	17
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$21 million	$101 million	$126.9 million	$141.9 million

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by Rialto.

(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer that are, as of the specified date, specially serviced by Rialto. Does not include any resolutions during the specified year.

In its capacity as the Special Servicer, Rialto will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances Rialto may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as

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compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction.

No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction. Rialto has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer.

Rialto does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, Rialto believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the Certificates.

From time to time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, that are material to the Certificateholders.

Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace Rialto as the special servicer.

Rialto is an affiliate of the entity that (a)(i) is expected to purchase the Class F, Class G and Class V Certificates and (ii) may purchase the Class E, Class X-E, Class X-F and Class X-G Certificates on the Closing Date and (b) is expected to be appointed as the initial directing certificateholder. In addition, Rialto is an affiliate of the entity that is the initial controlling class certificateholder and the initial directing certificateholder under the COMM 2015-CCRE27 Pooling and Servicing Agreement, which governs the servicing and administration of the NMS Los Angeles Multifamily Portfolio Whole Loan. Except as described above, neither Rialto nor any of its affiliates intends to retain any Certificates issued by the issuing entity or any other economic interest in this securitization. Any such party will have the right to dispose of such certificates at any time.

Rialto also is currently the special servicer under the COMM 2015-CCRE27 Pooling and Servicing Agreement, which governs the servicing and administration of the NMS Los Angeles Multifamily Portfolio Whole Loan. In addition, Rialto Capital Advisors, LLC is an affiliate of the entity that is the initial controlling class certificateholder and the initial controlling class representative under the COMM 2015-CCRE27 Pooling and Servicing Agreement.

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From time to time, Rialto and/or its affiliates may purchase securities, including CMBS certificates. Rialto and/or its affiliates may review this preliminary prospectus and purchase certificates issued in this offering, including in the secondary market.

The foregoing information regarding the special servicer set forth in this section entitled “—The Special Servicer” has been provided by Rialto. None of the depositor, the underwriters, the master servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and the related Serviced Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Primary Servicer

Berkeley Point Capital LLC

Berkeley Point Capital LLC, a Delaware limited liability company (“Berkeley Point”) will be appointed as primary servicer for the CCRE Mortgage Loans identified on Annex A-1 to this prospectus as 215 West 34th Street & 218 West 35th Street, Renaissance Cincinnati, NMS Los Angeles Multifamily Portfolio, GSP MHP Portfolio II, Johnson Crossing & Shops at Westwind, Athens Sentry Self Storage and Hurley Way, collectively representing approximately 18.2% of the outstanding pool balance as of the cut-off date, and in such capacity, will be responsible for the primary servicing and administration of this mortgage loan. In addition, with respect to 23 mortgage loans secured by mortgaged properties representing approximately 54.3% of the outstanding pool balance as of the cut-off date, Berkeley Point Capital LLC will have the right to assume limited subservicing duties consisting of performing inspections and collecting financial statements. Berkeley Point is an affiliate under common control with CCRE Lending, an originator and mortgage loan seller, Cantor Fitzgerald & Co., an underwriter, and CCRE Commercial Mortgage Securities, L.P., the depositor.

The principal executive offices of Berkeley Point are located at 7700 Wisconsin Avenue, Suite 1100, Bethesda, Maryland 20814 and principal servicing office of Berkeley Point is located at One Beacon Street, 14th Floor, Boston, Massachusetts 02108 and its telephone number is (877) 526-3562.

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Berkeley Point serves as primary servicer in various transactions and is rated as a primary servicer and special servicer. Current ratings are listed below.

Servicer Rating Type	Fitch	S&P	KBRA
Primary Servicer	CPS2	Above Average	Approved
Special Servicer	CSS3+	Average	Approved-multifamily

 Berkeley Point Capital (BPC), a wholly owned subsidiary of Cantor Commercial Real Estate, specializes in providing real estate financing for both commercial and multifamily properties. Together with its predecessor entities, BPC has originated and serviced commercial real estate loans for over 25 years. Directly or through its affiliates, BPC originates and acts as primary servicer for commercial and multifamily loans for properties across the United States through programs offered by Fannie Mae, Freddie Mac, Ginnie Mae/FHA, Life Companies, and CMBS. BPC is a Fannie Mae DUS™, Freddie Mac Program Plus® and MAP- and LEAN-approved FHA lender and servicer, and a Ginnie Mae Issuer. It has been named special servicer on five Freddie Mac K-Series securitizations, the first in 2009, one in each of 2013 and 2014, and two in 2015. In addition to its primary and special servicing assignments, BPC also provides limited servicing on CMBS loans originated directly or through an affiliate. The firm has offices located in Bethesda, Maryland, Boston, Massachusetts, Santa Monica, California, Irvine, California, Columbus, Ohio, Dallas, Texas, Seattle, Washington and St. Louis, Missouri.

As of March 31, 2016, Berkeley Point’s primary servicing portfolio was comprised of 1843 loans with an aggregate outstanding principal balance of approximately $32.02 billion, of which Berkeley Point is the primary servicer through sub-servicing agreements with master servicers on 84 Freddie Mac K-Series securitizations for 284 loans with an approximate aggregate outstanding principal balance of approximately $6.51 billion, and 57 commercial mortgage loans with an aggregate outstanding principal balance of approximately $1.97 billion in other CMBS securitizations.

The following table sets forth information about the various pools of loans primarily serviced by Berkeley Point as of the dates indicated:

CMBS Pools	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 3/31/2016

Primary Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance	$3.1 billion	$4.842 billion	$7.82 billion	$8.48 billion
By Number	46 pools (122 loans)	67 pools (177 loans)	99 pools (313 loans)	107 pools (341 loans)
Limited Subservicing Portfolio By Approximate Aggregate Unpaid Principal Balance			$14.05 billion	$14.55 billion
By Number			49 pools (830 loans)	52 pools (843 loans)

The commercial real estate loans that Berkeley Point originates and for which Berkeley Point provides servicing may include mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans backing the series CFCRE 2016-C4 certificates. Accordingly, the assets that Berkeley Point services as well as assets originated and/or owned by it or its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.

Berkeley Point has developed policies and procedures for the performance of its servicing obligations in compliance with applicable USAP and Reg AB servicing standards. Berkeley Point uses the Enterprise! Servicing system and generally utilizes technology infrastructure to bolster and facilitate controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution and commercially appropriate standardization and automation to provide for improved

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accuracy, efficiency, transparency, monitoring and controls. Through its web portal, Portfolio Investor Insight®, Berkeley Point provides its investors access to data and reports for the loans that it services. Borrowers may also access monthly statements as well as current and historical loan information through a password protected website, Borrower Insight®.

Berkeley Point may from time to time engage consultants to perform property inspections and to provide asset management on certain properties. Berkeley Point does not have any material primary advancing obligations with respect to the CMBS pools as to which it is a primary servicer, and accordingly Berkeley Point does not believe that its financial condition will have any adverse effect on the performance of its duties under the series CFCRE 2016-C4 pooling and servicing agreement nor any material impact on the mortgage pool performance or the performance of the series CFCRE 2016-C4 certificates.

Berkeley Point will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, Berkeley Point may have custody of certain of such documents as necessary for the performance of its duties with respect to underlying Mortgage Loans or otherwise. To the extent that Berkeley Point has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

Berkeley Point is not an affiliate of the Sponsors, the issuing entity, the master servicer, the Trustee or any originator other than the depositor, CCRE Lending and any underwriter other than Cantor Fitzgerald & Co. and CastleOak Securities, L.P. Other than its relationship with the depositor, CCRE Lending, Cantor Fitzgerald & Co. and CastleOak Securities, L.P. (and indirectly any relationships of those two entities disclosed elsewhere in this prospectus), there are no specific relationships involving or relating to this transaction or the securitized mortgage loans between Berkeley Point or any of its affiliates, on the one hand, and the depositor, the Sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party -- apart from the subject securitization transaction -- between Berkeley Point or any of its affiliates, on the one hand, and the depositor, the Sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years and that are material to an investor’s understanding of the series CFCRE 2016-C4 certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which Berkeley Point is acting as primary or special servicer has experienced an event of default as a result of any action or inaction performed by Berkeley Point in such capacity. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by Berkeley Point with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which Berkeley Point was acting as primary servicer or special servicer.

From time to time, Berkeley Point and its affiliates are parties to lawsuits and other legal proceedings by governmental authorities or other entities arising in the ordinary course of business. Berkeley Point does not believe that any such current lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as servicer or be material to a series CFCRE 2016-C4 certificateholder.

Neither Berkeley Point nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization.

The information set forth above under this heading “—Berkeley Point Capital LLC” has been provided by Berkeley Point and neither the depositor nor any underwriter takes any responsibility for such information or makes any representation or warranty as to its accuracy or completeness.

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Summary of Berkeley Point Primary Servicing Agreement

CFCRE 2016-C4 Primary Servicing Agreement

General. Berkeley Point has acquired the right to be appointed as the primary servicer of six (6) mortgage loans, representing approximately 15.2% of the outstanding pool balance as of the cut-off date, which such mortgage loans are to be transferred to the depositor by CCRE Lending (the “BPC Primary Serviced Mortgage Loans”) and the 215 West 34th Street & 218 West 35th Street Companion Loans (the “BPC Serviced Companion Loans”). Accordingly, Wells Fargo, as master servicer, and Berkeley Point, as primary servicer, will enter into a primary servicing agreement dated as of May 1, 2016 (the “BPC Primary Servicing Agreement”). The primary servicing of such BPC Primary Serviced Mortgage Loans and the BPC Serviced Companion Loans will be governed by the BPC Primary Servicing Agreement. The following summary describes certain provisions of the BPC Primary Servicing Agreement relating to the primary servicing and administration of the BPC Primary Serviced Mortgage Loans and the 215 West 34th Street & 218 West 35th Street Companion Loans. This summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the BPC Primary Servicing Agreement.

Summary of Certain Primary Servicing Duties. With respect to the BPC Primary Serviced Mortgage Loans and the BPC Serviced Companion Loans, Berkeley Point, as primary servicer, will be responsible for performing the primary servicing of such mortgage loans and companion loans in a manner consistent with the PSA and the Servicing Standard. Primary servicing duties will include:

•	maintaining the servicing file and releasing files in accordance with the PSA and the BPC Primary Servicing Agreement,

•	within five (5) business days of receipt of a repurchase communication, reporting any such repurchase communication to the master servicer and forwarding a copy of such repurchase communication to the master servicer and such information in its possession reasonably requested by the master servicer, (ii) within five (5) business days of discovery or notice of a document defect or breach, notifying the master servicer in writing of any discovered document defect or breach of mortgage loan representation, and (iii) cooperating with the master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller,

•	collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts (consistent with the requirements of the PSA) to hold such collections,

•	remitting to the master servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments and payments in the nature of additional servicing compensation due to Berkeley Point, as primary servicer,

•	preparing such reports, including a collection report, monthly remittance report, various CREFC® reports and such other reports as reasonably requested by the master servicer from time to time,

•	collecting monthly and quarterly borrower reports, income statements and rent rolls,

•	performing inspections of the related mortgaged properties at the frequency required of the master servicer under the PSA and providing inspection reports to the master servicer,

•	monitoring borrower insurance obligations on such loans and obtaining such property level insurance when the borrower fails to maintain such insurance,

•	maintaining errors and omissions insurance and an appropriate fidelity bond,

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•	notifying the master servicer of any borrower requests or transactions and performing certain duties of the master servicer with respect to such borrower request or transaction; provided, however, that Berkeley Point will not approve or consummate any borrower request or transaction without confirming that the master servicer and the special servicer have mutually agreed that the master servicer will process such request and obtaining the prior written consent of the master servicer,

•	promptly notifying master servicer of any defaults under the BPC Primary Serviced Mortgage Loans or the BPC Serviced Companion Loans, collection issues or customer issues; provided that Berkeley Point will not take any action with respect to enforcing such loans without the prior written approval of the master servicer, and

•	with respect to all servicing responsibilities of the master servicer under the PSA which are not being performed by Berkeley Point under the BPC Primary Servicing Agreement, Berkeley Point will reasonably cooperate with the master servicer to facilitate the timely performance of such servicing responsibilities.

Berkeley Point’s custodial responsibilities are limited to original letters of credit as long as it (i) has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the master servicer, who has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion.

Berkeley Point will provide to master servicer access to all the servicing files, mortgage loan files and servicing systems maintained by Berkeley Point with respect to the BPC Primary Serviced Mortgage Loans and the BPC Serviced Companion Loans for audit and review. Berkeley Point will not take any action (whether or not authorized under the BPC Primary Servicing Agreement) as to which the master servicer has advised it in writing that such action if taken may result in the imposition of a tax on any portion of the issuing entity or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust. Berkeley Point will fully cooperate with the master servicer in connection with avoiding the imposition of a tax on any portion of the issuing entity or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

Berkeley Point will also timely provide such certifications, reports and registered public accountant attestations required by the BPC Primary Servicing Agreement or by the master servicer to permit it to comply with the PSA and the depositor to comply with its Exchange Act reporting obligations.

Berkeley Point will not communicate directly with the special servicer, the Directing Certificateholder or any Rating Agency except in very limited circumstances set forth in the BPC Primary Servicing Agreement.

Berkeley Point will have no obligation to make any principal and interest advance or any servicing advances. Berkeley Point will not make any Major Decisions or Special Servicer Decisions or take any other action requiring the approval of the master servicer under the BPC Primary Servicing Agreement without the prior written approval of the master servicer. Such consent will be subject to the consent of the special servicer and the special servicer will process such request unless mutually agreed by the special servicer and the master servicer that the master servicer will process such request. The master servicer will request any such approvals or Rating Agency Confirmation.

Compensation. As compensation for its activities under the BPC Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the master servicer receives the servicing fee with respect to the BPC Primary Serviced Mortgage Loans and the BPC Serviced Companion Loans under the PSA. Berkeley Point is not entitled to any Prepayment Interest Excess, default interest, or other amounts not specifically set forth in the BPC Primary Servicing Agreement. Berkeley Point will be entitled to such additional servicing compensation as set forth in the BPC Primary Servicing Agreement. Generally, if received and the master servicer is entitled to retain such amounts under the PSA, Berkeley

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Point will also be entitled to retain, with respect to the BPC Primary Serviced Mortgage Loan and the BPC Serviced Companion Loans, as additional primary servicing compensation (the “Additional Primary Servicing Compensation”), the following:

•	50% of the master servicer’s share of late fees to the extent Berkeley Point is performing the related collection work and to the extent not required to offset with respect to the BPC Primary Serviced Mortgage Loans or the BPC Serviced Companion Loans under the PSA (1) Advances, including interest on such Advances or (2) additional trust fund expenses;

•	100% of the master servicer’s share of any charges for beneficiary statements, demand fees and amounts collected for checks returned for insufficient funds;

•	100% of the master servicer’s share of any assumption application fees to the extent Berkeley Point performs the related assumption;

•	50% of the master servicer’s share of any assumption fees, modification fees, consent fees, and defeasance fees to the extent such action was performed by Berkeley Point; and

•	subject to certain limitations set forth in the PSA, any interest or other income earned on deposits in the related accounts held by Berkeley Point.

Berkeley Point will not be entitled to any additional primary servicing compensation in the form of fees earned with respect to the processing of any Major Decision or Special Servicer Decision performed by the special servicer; provided, however, if Berkeley Point processes any Special Servicer Decision following approval of such decision by the special servicer, Berkeley Point will be entitled to the applicable fee as described in the bullets above.

Berkeley Point will be required to promptly remit to the master servicer any additional servicing compensation or other amounts received by it which Berkeley Point is not entitled to retain. Except as otherwise provided, Berkeley Point will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the BPC Primary Servicing Agreement.

Indemnification; Limitation of Liability. Neither Berkeley Point nor any affiliates, directors, officers, employees, members, managers, representatives or agents (including sub-servicers) of Berkeley Point (the “BPC Parties”) will be under any liability to the master servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the BPC Primary Servicing Agreement, or for errors in judgment. However, this will not protect the BPC Parties against any breach of warranties or representations made in the BPC Primary Servicing Agreement, or against any liability that would otherwise be imposed on Berkeley Point by reason of its willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the BPC Primary Servicing Agreement for a breach of the Servicing Standard) in the performance of its duties under the BPC Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the BPC Primary Servicing Agreement. The BPC Parties will be indemnified by the master servicer against any loss, liability or expense (collectively, the “Losses”) incurred by Berkeley Point in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the BPC Primary Servicing Agreement resulting from the master servicer’s willful misconduct, bad faith, fraud, or negligence in the performance of duties under the BPC Primary Servicing Agreement or negligent disregard of its obligations under the BPC Primary Servicing Agreement. The BPC Parties will be indemnified by the issuing entity, to the extent provided in the PSA, against any Losses incurred by Berkeley Point in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the BPC Primary Servicing Agreement, other than any Losses (i) that are specifically required to be borne by Berkeley Point without right of reimbursement pursuant to the terms of the BPC Primary Servicing Agreement or (ii) that are incurred by reason of (A) a breach of any representation or warranty by Berkeley Point or (B) willful misconduct, bad faith, fraud or negligence of Berkeley Point in the performance of duties under the BPC Primary Servicing Agreement or negligent disregard of obligations and duties under the BPC Primary Servicing Agreement; provided, however, that the indemnification described in this sentence will be

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strictly limited to any actual amount of indemnification received by the master servicer under the PSA as a result of pursuing the Trust on behalf of Berkeley Point for such indemnification.

Berkeley Point will indemnify and hold harmless the master servicer and its directors, officers, representatives, members, managers, agents, employees or affiliates against any Losses incurred by the master servicer in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the BPC Primary Servicing Agreement, the PSA or the Certificates by reason of (1) any breach by Berkeley Point of a representation or warranty made by Berkeley Point in the BPC Primary Servicing Agreement or (2) any willful misconduct, bad faith, fraud or negligence by Berkeley Point in the performance of its obligations or duties under the BPC Primary Servicing Agreement or under the PSA or by reason of negligent disregard of such obligations and duties.

Resignation. The BPC Primary Servicing Agreement will provide that Berkeley Point may not resign from the obligations and duties imposed on it thereunder except by mutual consent of Berkeley Point and the master servicer or upon the determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by Berkeley Point.

Termination. The BPC Primary Servicing Agreement will be terminated with respect to Berkeley Point if any of the following occurs:

•	the master servicer elects to terminate Berkeley Point following a BPC Primary Servicer Termination Event (as defined below) (except as provided in the following bullet);

•	the master servicer elects (or at the depositor’s request to the extent the depositor has the right to request termination of Berkeley Point under the PSA) to terminate pursuant to the final two bullets listed under BPC Primary Servicer Termination Events below;

•	upon resignation by Berkeley Point;

•	upon the later of the final payment or other liquidation of the last BPC Primary Serviced Mortgage Loan and remittance of all funds thereunder or if the last BPC Primary Serviced Mortgage Loan becomes an REO Mortgage Loan or the related Mortgaged Property becomes an REO Property;

•	by mutual consent of Berkeley Point and the master servicer in writing;

•	upon termination of the PSA;

•	in the event any BPC Primary Serviced Mortgage Loan becomes a specially serviced loan or is substituted, purchased or repurchased pursuant to the PSA, solely with respect to such BPC Primary Serviced Mortgage Loan;

•	at the option of the purchaser of any BPC Primary Serviced Mortgage Loan pursuant to the terms of the PSA, solely with respect to such BPC Primary Serviced Mortgage Loan; or

•	if the master servicer’s responsibilities and duties as master servicer under the PSA have been assumed by the trustee, and the trustee has the right to terminate Berkeley Point pursuant to the PSA.

“BPC Primary Servicer Termination Event”, means any one of the following events:

•	any failure by Berkeley Point (i) to make a required deposit to the accounts maintained by Berkeley Point on the day and by the time such deposit was first required to be made, or (ii) to remit to the master servicer any amount required to be so deposited or remitted by Berkeley Point, which failure is not cured within 1 business day after such deposit or remittance is due;

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•	any failure on the part of Berkeley Point to deliver to the master servicer certain certificates or reports specified in the BPC Primary Servicing Agreement subject to cure periods specified in the BPC Primary Servicing Agreement;

•	any failure by Berkeley Point duly to observe or perform in any material respect any of its other covenants or obligations under the BPC Primary Servicing Agreement, which failure continues unremedied for 25 days (40 days in the case of failure to pay the premium for any insurance policy required to be force placed by Berkeley Point pursuant to BPC Primary Servicing Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to Berkeley Point by the master servicer; provided, if that failure is capable of being cured and Berkeley Point is diligently pursuing that cure, that 25- or 40-day period, as applicable, will be extended an additional 30 days;

•	any breach on the part of Berkeley Point of any representation or warranty in the BPC Primary Servicing Agreement which materially and adversely affects the interests of the master servicer or any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given Berkeley Point, by the master servicer; provided, if that breach is capable of being cured and Berkeley Point is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

•	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to Berkeley Point and certain actions by or on behalf Berkeley Point indicating its insolvency or inability to pay its obligations;

•	either of Moody’s or KBRA has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or (B) placed one or more Classes of Certificates on “watch status” in contemplation of possible rating downgrade or withdrawal (and such qualification, downgrade or withdrawal or “watch status” placement shall not have been withdrawn by Moody’s or KBRA, as applicable, within 60 days) and, in the case of either of clauses (A) or (B), publicly citing servicing concerns with the master servicer (because of actions of Berkeley Point) or Berkeley Point as the sole or a material factor in such rating action;

•	Berkeley Point, if rated by Fitch, ceases to have a commercial primary servicer rating of at least “CPS3” from Fitch and that rating is not reinstated within 60 days of delisting;

•	the net worth of Berkeley Point, determined in accordance with generally accepted accounting principles shall decline to less than $2 million;

•	a Servicer Termination Event by the master servicer under the PSA, which Servicer Termination Event occurred as a result of the failure of Berkeley Point to perform any obligation required under the BPC Primary Servicing Agreement;

•	Berkeley Point assigns or transfers or attempts to assign or transfer all or part of its rights and obligations under the BPC Primary Servicing Agreement except as permitted by the BPC Primary Servicing Agreement;

•	so long as the issuing entity is subject to Exchange Act reporting requirements, any failure by Berkeley Point to deliver any annual certification, assessment of compliance with certain servicing criteria, any accountant’s attestation report or any other Exchange Act reporting items that Berkeley Point is required by the BPC Primary Servicer Agreement to deliver to the depositor, the certificate administrator or the master servicer (after any applicable grace period) and (2) subject to the PSA and any applicable grace periods, any failure by Berkeley

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Point to comply with any of the requirements under Article X of the PSA applicable to Berkeley Point or the master servicer, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under Article X of the PSA; or

•	subject to the PSA, any failure of Berkeley Point to comply with any and all requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any other series of certificates either offered by the depositor or backed by a Serviced Companion Loan.

Notwithstanding the foregoing, upon any termination of Berkeley Point, Berkeley Point will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will be required to cooperate fully with the master servicer to transition primary servicing of the BPC Primary Serviced Mortgage Loans and the BPC Serviced Companion Loans to the master servicer or its designee.

The foregoing information set forth in this “—CFCRE 2016-C4 Primary Servicing Agreement” section has been provided by Wells Fargo.

COMM 2015-CCRE27 Primary Servicing Agreement

Berkeley Point is also the primary servicer (in such capacity, the “COMM 2015-CCRE27 Primary Servicer”) under a primary servicing agreement (the “COMM 2015-CCRE27 Primary Servicing Agreement”) dated as of October 1, 2015 with Midland Loan Services a Division of PNC Bank National Association as the COMM 2015-CCRE27 Master Servicer under the COMM 2015-CCRE27 Pooling and Servicing Agreement with respect to, among other loans, the NMS Los Angeles Multifamily Portfolio Whole Loan and as such will be the primary servicer for the NMS Los Angeles Multifamily Portfolio Mortgage Loan.

This summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the COMM 2015-CCRE27 Primary Servicing Agreement.

Summary of Duties. With respect to the NMS Los Angeles Multifamily Portfolio Whole Loan, Berkeley Point, as primary servicer, is responsible for performing the primary servicing of such mortgage loan in a manner consistent with the COMM 2015-CCRE27 Pooling and Servicing Agreement and the servicing standard set forth therein. Primary servicing includes:

•	maintaining the servicing file and releasing files upon borrower request or payoff of such mortgage loan as approved by the COMM 2015-CCRE27 Master Servicer,

•	within five (5) business days of receipt of a repurchase demand, reporting any such repurchase demand to the COMM 2015-CCRE27 Master Servicer and forwarding a copy of such repurchase demand to the COMM 2015-CCRE27 Master Servicer, (ii) within five (5) business days of discovery or notice of a document defect or breach, notifying the COMM 2015-CCRE27 Master Servicer in writing of any discovered document defect or breach of mortgage loan representation, and (iii) cooperating with the COMM 2015-CCRE27 Master Servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller,

•	collecting monthly payments and escrow and reserve payments and maintaining a primary servicer certificate account and applicable escrow and reserve accounts to hold such collections,

•	remitting to the COMM 2015-CCRE27 Master Servicer on a timely basis monthly payments less any primary servicing fees and compensation in the nature of additional servicing compensation due to Berkeley Point, as COMM 2015-CCRE27 Primary Servicer and any escrow and reserve payments to be held by PNC Bank,

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•	preparing such reports, including a day one report, monthly remittance report and such other reports as reasonably requested by the COMM 2015-CCRE27 Master Servicer from time to time,

•	collecting monthly and quarterly borrower reports, rent rolls and operating statements,

•	performing annual inspections of the related mortgaged property and providing inspection reports to the COMM 2015-CCRE27 Master Servicer,

•	monitoring borrower insurance obligations on such loans and related specially serviced mortgage loans and obtaining such property level insurance when the borrower fails to maintain such insurance,

•	maintaining errors and omissions insurance and an appropriate fidelity bond,

•	notifying the COMM 2015-CCRE27 Master Servicer of any borrower requests or transactions; provided, however, that Berkeley Point will not approve or consummate any borrower request or transaction without obtaining the prior written consent of the COMM 2015-CCRE27 Master Servicer,

•	promptly notifying the COMM 2015-CCRE27 Master Servicer of any defaults under the NMS Los Angeles Multifamily Portfolio Whole Loan, collection issues or customer issues; provided that Berkeley Point will not take any action with respect to enforcing such loans without the prior written approval of the COMM 2015-CCRE27 Master Servicer, and

•	with respect to all servicing responsibilities of the COMM 2015-CCRE27 Master Servicer under the COMM 2015-CCRE27 Pooling and Servicing Agreement which are not being performed by Berkeley Point under the COMM 2015-CCRE27 Primary Servicing Agreement, Berkeley Point will reasonably cooperate with the COMM 2015-CCRE27 Master Servicer to facilitate the timely performance of such servicing responsibilities.

Berkeley Point’s custodial responsibilities are limited to original letters of credit as long as it (i) has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the COMM 2015-CCRE27 Master Servicer, who has a vault or other adequate safety procedures in place satisfactory to the COMM 2015-CCRE27 Master Servicer, in its sole discretion.

Berkeley Point will provide to COMM 2015-CCRE27 Master Servicer access to all the servicing files, mortgage loan files and servicing systems maintained by Berkeley Point with respect to the NMS Los Angeles Multifamily Portfolio Whole Loan for audit and review. Berkeley Point will not take any action (whether or not authorized under the COMM 2015-CCRE27 Primary Servicing Agreement) as to which the COMM 2015-CCRE27 Master Servicer has advised it in writing that the COMM 2015-CCRE27 Master Servicer or the COMM 2015-CCRE27 Trustee has received an opinion of counsel to the effect that such action if taken would result in the imposition of a tax on any portion of the trust fund or cause either the COMM 2015-CCRE27 Lower-Tier REMIC or the COMM 2015-CCRE27 Upper-Tier REMIC to fail to qualify as a REMIC or cause the COMM 2015-CCRE27 Grantor Trust to fail to qualify as a grantor trust. Berkeley Point will fully cooperate with the COMM 2015-CCRE27 Master Servicer in connection with avoiding the imposition of a tax on any portion of the COMM 2015-CCRE27 trust fund or cause either the COMM 2015-CCRE27 Lower-Tier REMIC or the COMM 2015-CCRE27 Upper-Tier REMIC to fail to qualify as a REMIC or cause the COMM 2015-CCRE27 Grantor Trust to fail to qualify as a grantor trust.

Berkeley Point will also timely provide such certifications, reports and registered public accountant attestations required by the COMM 2015-CCRE27 Primary Servicing Agreement or by the COMM 2015-CCRE27 Master Servicer to permit it to comply with the COMM 2015-CCRE27 Pooling and Servicing Agreement and Deutsche Mortgage & Asset Receiving Corporation (the “COMM 2015-CCRE27 Depositor”) to comply with its Exchange Act reporting obligations.

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The COMM 2015-CCRE27 Master Servicer and Berkeley Point are each required to designate a portfolio manager and other appropriate personnel to receive documents and communications between each other such that Berkeley Point is able to perform its obligations under the COMM 2015-CCRE27 Primary Servicing Agreement and the COMM 2015-CCRE27 Master Servicer is able to perform its supervisory authority over Berkeley Point. Berkeley Point will not communicate directly with the COMM 2015-CCRE27 Special Servicer, the COMM 2015-CCRE27 Directing Certificateholder or any Rating Agency except in very limited circumstances set forth in the COMM 2015-CCRE27 Primary Servicing Agreement.

Berkeley Point will have no obligation to make any principal and interest advance or any servicing advances. Berkeley Point will not make any Major Decisions as defined in the COMM 2015-CCRE27 Pooling and Servicing Agreement, Special Servicer Decisions, COMM 2015-CCRE27, or any other action requiring the approval of the COMM 2015-CCRE27 Master Servicer under the COMM 2015-CCRE27 Primary Servicing Agreement without the prior written approval of the COMM 2015-CCRE27 Master Servicer. Such consent may be subject to: (a) the prior approval of the COMM 2015-CCRE27 Special Servicer, the COMM 2015-CCRE27 Directing Certificateholder or any mezzanine loan lender, as applicable, if so required under the COMM 2015-CCRE27 Pooling and Servicing Agreement or the related mortgage loan documents, which approval may be withheld in such person’s sole discretion, and (b) obtaining any Rating Agency Confirmation required under the COMM 2015-CCRE27 Pooling and Servicing Agreement or the related mortgage loan documents, which confirmation may be withheld in such person’s sole discretion. The COMM 2015-CCRE27 Master Servicer will request any such approvals or Rating Agency Confirmation.

Compensation. As compensation for its activities under the COMM 2015-CCRE27 Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the COMM 2015-CCRE27 Master Servicer receives the servicing fee with respect to the NMS Los Angeles Multifamily Portfolio Whole Loan under the COMM 2015-CCRE27 Pooling and Servicing Agreement. The primary servicing fee will be calculated with respect to the unpaid principal balance of the NMS Los Angeles Multifamily Portfolio Whole Loan. Berkeley Point is not entitled to any Prepayment Interest Excess. Berkeley Point will be entitled to such additional servicing compensation as set forth in the COMM 2015-CCRE27 Primary Servicing Agreement. Generally, if received and the COMM 2015-CCRE27 Master Servicer is entitled to retain such amounts under the COMM 2015-CCRE27 Pooling and Servicing Agreement, Berkeley Point will also be entitled to retain, with respect to the NMS Los Angeles Multifamily Portfolio Whole Loan, as additional primary servicing compensation (the “Additional Primary Servicing Compensation”), the following:

•	100% of late charges to the extent Berkeley Point is performing the related collection work, except as required to offset outstanding interest on Advances, reserves required to be funded and principal and interest due with respect to the NMS Los Angeles Multifamily Portfolio Whole Loan;

•	100% of the COMM 2015-CCRE27 Master Servicer’s share of any charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds;

•	50% of the COMM 2015-CCRE27 Master Servicer’s share of any assumption fees and assumption application fees;

•	50% of the COMM 2015-CCRE27 Master Servicer’s share of any extension fees, modification fees or consent fees; and

•	subject to certain limitations set forth in the COMM 2015-CCRE27 Pooling and Servicing Agreement, any interest or other income earned on deposits in the related accounts held by Berkeley Point.

Berkeley Point will be entitled to 50% of the COMM 2015-CCRE27 Master Servicer’s share of any fees received by the COMM 2015-CCRE27 Master Servicer with respect to any Special Servicer Decision or Major Decision, each as defined under the COMM 2015-CCRE27 Pooling and Servicing Agreement,

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regardless as to whether Berkeley Point processes such action or not. The COMM 2015-CCRE27 Special Servicer will process all Special Servicer Decisions and Major Decisions, unless the COMM 2015-CCRE27 Master Servicer and the COMM 2015-CCRE27 Special Servicer mutually agree that the COMM 2015-CCRE27 Master Servicer will process such Special Servicer Decision or Major Decision. If the COMM 2015-CCRE27 Master Servicer and the COMM 2015-CCRE27 Special Servicer mutually agree that the COMM 2015-CCRE27 Master Servicer will process such Special Servicer Decision or Major Decision, the COMM 2015-CCRE27 Master Servicer will have the right to require Berkeley Point to process such Special Servicer Decision or Major Decision.

Berkeley Point will be required to promptly remit to the COMM 2015-CCRE27 Master Servicer any additional servicing compensation or other amounts received by it which Berkeley Point is not entitled to retain. Except as otherwise provided, Berkeley Point will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the COMM 2015-CCRE27 Primary Servicing Agreement.

Indemnification; Limitation of Liability. Neither Berkeley Point nor any Affiliates, directors, officers, employees, members, managers, representatives or agents (including sub-servicers) of Berkeley Point (the “BPC Parties”) will be under any liability to the COMM 2015-CCRE27 Master Servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the COMM 2015-CCRE27 Primary Servicing Agreement, or for errors in judgment. However, this will not protect the BPC Parties against losses resulting from any breach of warranties or representations made in the COMM 2015-CCRE27 Primary Servicing Agreement, or against any liability that would otherwise be imposed on Berkeley Point by reason of its willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the COMM 2015-CCRE27 Primary Servicing Agreement for a breach of the accepted primary servicing practices) in the performance of its duties under the COMM 2015-CCRE27 Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the COMM 2015-CCRE27 Primary Servicing Agreement. The BPC Parties will be indemnified and held harmless by the master servicer against any loss, liability or expense (including legal fees and expenses) (collectively, the “Losses”) incurred by Berkeley Point in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the COMM 2015-CCRE27 Primary Servicing Agreement (1) resulting from the master servicer’s willful misconduct, bad faith, fraud, negligence or negligent disregard of its obligations under the COMM 2015-CCRE27 Primary Servicing Agreement or (2) that may be imposed on, incurred by or asserted against it in connection with, related to, or arising out of, the COMM 2015-CCRE27 Primary Servicing Agreement or the transactions contemplated by the COMM 2015-CCRE27 Primary Servicing Agreement, other than any Losses incurred by Berkeley Point (i) that are specifically required to be borne by Berkeley Point without right of reimbursement pursuant to the terms of the COMM 2015-CCRE27 Primary Servicing Agreement or (ii) incurred by reason of (A) a breach of any representation or warranty by Berkeley Point or (B) willful misconduct, bad faith, fraud or negligence of Berkeley Point in the performance of its respective duties under the COMM 2015-CCRE27 Primary Servicing Agreement or negligent disregard of its respective obligations or duties under the COMM 2015-CCRE27 Primary Servicing Agreement; provided, however, that the indemnification under clause (2) above will be strictly limited to any actual amount of indemnification received by the master servicer under the COMM 2015-CCRE27 Pooling and Servicing Agreement as a result of pursuing the COMM 2015-CCRE27 trust on behalf of the Berkeley Point for such indemnification.

Berkeley Point will indemnify and hold harmless the master servicer and its directors, officers, representatives, members, managers, agents, employees or Affiliates against any Losses incurred by the master servicer in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the COMM 2015-CCRE27 Primary Servicing Agreement resulting from (1) any breach by Berkeley Point of a representation or warranty made by Berkeley Point in the COMM 2015-CCRE27 Primary Servicing Agreement or (2) any willful misconduct, bad faith, fraud or negligence by Berkeley Point in the performance of its respective obligations or duties under the COMM 2015-CCRE27 Primary Servicing Agreement or under the Pooling and Servicing Agreement or by reason of negligent disregard of such obligations or duties.

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Termination. The COMM 2015-CCRE27 Primary Servicing Agreement will be terminated with respect to Berkeley Point if any of the following occurs:

•	the master servicer elects to terminate Berkeley Point following a COMM 2015-CCRE27 Primary Servicer Termination Event (as defined below) (except as provided in the following bullet);

•	immediately by the COMM 2015-CCRE27 Master Servicer (or at the COMM 2015-CCRE27 Depositor’s request to the extent the COMM 2015-CCRE27 Depositor has the right to request termination of Berkeley Point under the COMM 2015-CCRE27 Pooling and Servicing Agreement) pursuant to the final two bullets listed under COMM 2015-CCRE27 Primary Servicer Termination Events below;

•	upon resignation by Berkeley Point;

•	in the event the NMS Los Angeles Multifamily Portfolio Whole Loan becomes a specially serviced loan or is substituted, purchased or repurchased pursuant to the Pooling and Servicing Agreement;

•	with respect to a NMS Los Angeles Multifamily Portfolio Whole Loan, upon defeasance of such NMS Los Angeles Multifamily Portfolio Whole Loan; or

•	if the COMM 2015-CCRE27 Master Servicer’s responsibilities and duties as COMM 2015-CCRE27 Master Servicer under the COMM 2015-CCRE27 Pooling and Servicing Agreement have been assumed by the COMM 2015-CCRE27 Trustee, and the COMM 2015-CCRE27 Trustee has the right to terminate Berkeley Point pursuant to the COMM 2015-CCRE27 Pooling and Servicing Agreement.

“COMM 2015-CCRE27 Primary Servicer Termination Event”, means any one of the following events:

•	any failure by Berkeley Point to remit amounts due to the accounts maintained by Berkeley Point or to the master servicer, any amount required to be so remitted by Berkeley Point;

•	any failure on the part of Berkeley Point duly to observe or perform in any material respect any other of the covenants or agreements or to cure the breach of any representations or warranties on the part of Berkeley Point in all material respects, which, in either event, continues unremedied for a period of twenty (20) days (ten (10) days in the case of a failure to pay the premium for any insurance policy required to be maintained under the COMM 2015-CCRE27 Primary Servicing Agreement) after the date on which written notice of such failure, requiring the same to be remedied, will have been given to Berkeley Point by the COMM 2015-CCRE27 Master Servicer, provided, however, if such breach (other than a failure to pay insurance policy premiums) is capable of being cured and Berkeley Point is diligently pursuing such cure, such twenty (20) day period will be extended for an additional twenty (20) days;

•	any breach on the part of Berkeley Point of any representation or warranty made pursuant to the COMM 2015-CCRE27 Primary Servicing Agreement which materially and adversely affects the interests of any class of certificateholders and which continues unremedied for a period of twenty (20) days after the date on which notice of such breach, requiring the same to be remedied, will have been given to Berkeley Point by the master servicer, provided, however, if such breach is capable of being cured and Berkeley Point is diligently pursuing such cure, such twenty (20) day period will be extended for an additional twenty (20) days;

•	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, will have been entered against Berkeley Point and such

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decree or order will have remained in force, undischarged or unstayed for a period of forty-five (45) days;

•	Berkeley Point consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to Berkeley Point, or of or relating to all or substantially all of its property;

•	Berkeley Point admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations or take any corporate action in furtherance of the foregoing;

•	(1) Moody’s, Fitch or DBRS has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of Certificates or any class of securities backed by a Serviced Companion Loan, or (B) placed one or more classes of Certificates or any class of securities backed by a Serviced Companion Loan on “watch status” in contemplation of possible rating downgrade or withdrawal (and such qualification, downgrade or withdrawal or “watch status” placement shall not have been withdrawn by Moody’s, Fitch or DBRS, as applicable, within 60 days) and, in the case of either of clauses (A) or (B), publicly citing servicing concerns with the master servicer (because of actions of Berkeley Point) or Berkeley Point as the sole or a material factor in such rating action;

•	a Servicer Termination Event by the COMM 2015-CCRE27 Master Servicer under the COMM 2015-CCRE27 Pooling and Servicing Agreement, which Servicer Termination Event occurred as a result of the failure of Berkeley Point to perform any obligation required under the COMM 2015-CCRE27 Primary Servicing Agreement;

•	the failure of Berkeley Point to comply with any of the requirements to deliver any reports or certificates at the time such report or certification is required under the BPC COMM 2015-CCRE27 Primary Servicing Agreement, which continues unremedied for five (5) days after the date on which written notice of such failure, requiring the same to be remedied, will have been given to Berkeley Point by the COMM 2015-CCRE27 Master Servicer;

•	subject to the COMM 2015-CCRE27 Pooling and Servicing Agreement and any applicable grace periods, any failure by Berkeley Point to comply with any of the requirements under Article X of the COMM 2015-CCRE27 Pooling and Servicing Agreement applicable to Berkeley Point or the COMM 2015-CCRE27 Master Servicer, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under Article X of the COMM 2015-CCRE27 Pooling and Servicing Agreement; or

•	subject to the COMM 2015-CCRE27 Pooling and Servicing Agreement, any failure of Berkeley Point to comply with any and all requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any other series of certificates offered by the COMM 2015-CCRE27 Depositor.

Notwithstanding the foregoing, upon any termination of Berkeley Point, Berkeley Point will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will cooperate fully with the COMM 2015-CCRE27 Master Servicer to transition primary servicing of the NMS Los Angeles Multifamily Portfolio Whole Loan to the COMM 2015-CCRE27 Master Servicer or its designee.

The foregoing information set forth in this “—COMM 2015-CCRE27 Primary Servicing Agreement” section has been provided by Berkeley Point.

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The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor under the PSA with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and the OZRE Leased Fee Portfolio Mortgage Loan) and Serviced Whole Loan (other than the OZRE Leased Fee Portfolio Whole Loan). Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of March 31, 2016, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $79.4 billion issued in 75 transactions.

As of March 31, 2016, Park Bridge Lender Services was acting as asset representations reviewer for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $5.8 billion issued in 7 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of their respective obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”, as applicable.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor

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and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The CFCRE 2016-C4 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2016-C4 will consist of the following classes: the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates (collectively, with the Class A-M certificates, the “Class A Certificates”), the Class X-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G Certificates (collectively, the “Class X Certificates”), and the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class R and Class V certificates.

The Class A Certificates (other than the Class A-M certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-HR, Class X-B, Class X-C, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$32,507,000
A-2	$24,787,000
A-SB	$46,464,000
A-3	$200,000,000
A-4	$230,220,000
A-HR	$54,000,000
X-A	$596,975,000
X-HR	$54,000,000
X-B	$37,799,000
X-C	$37,799,000
A-M	$62,997,000
B	$37,799,000
C	$37,799,000

Non-Offered Certificates
X-D	$45,148,000
X-E	$20,999,000
X-F	$9,450,000
X-G	$37,798,889
D	$45,148,000
E	$20,999,000
F	$9,450,000
G	$37,798,889

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The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class V Certificates will not have a Certificate Balance or Notional Amount.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates. The initial Notional Amount of the Class X-A certificates will be approximately $596,975,000. The Notional Amount of the Class X-HR certificates will equal the Certificate Balance of the Class A-HR certificates. The initial Notional Amount of the Class X-HR certificates will be approximately $54,000,000. The Notional Amount of the Class X-B certificates will equal the Certificate Balance of the Class B certificates. The initial Notional Amount of the Class X-B certificates will be approximately $37,799,000. The Notional Amount of the Class X-C certificates will equal the Certificate Balance of the Class C certificates. The initial Notional Amount of the Class X-C certificates will be approximately $37,799,000. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates. The initial Notional Amount of the Class X-D certificates will be approximately $45,148,000. The Notional Amount of the Class X-E certificates will equal the Certificate Balance of the Class E certificates. The initial Notional Amount of the Class X-E certificates will be approximately $20,999,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates. The initial Notional Amount of the Class X-F certificates will be approximately $9,450,000. The Notional Amount of the Class X-G certificates will equal the Certificate Balance of the Class G certificates. The initial Notional Amount of the Class X-G certificates will be approximately $37,798,889.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive Excess Interest received on any ARD Loan.

“Excess Interest” with respect to the ARD Loan is the interest accrued on the related outstanding principal balance at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans will be held by the Lower-Tier REMIC. The certificates (other than the Class V certificates) will be issued by the Upper-Tier REMIC (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the fourth business day following each

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Determination Date (each, a “Distribution Date”). The “Determination Date” will be the sixth day of each calendar month (or, if the sixth calendar day of that month is not a business day, then the next business day) commencing in June 2016.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)   the aggregate amount of all cash received on the Mortgage Loans (in the case of any Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA and any REO Property (including Compensating Interest Payments with respect to the Mortgage Loans required to be deposited by the master servicer) that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

•	all scheduled payments of principal and/or interest (the “Periodic Payments”) and any balloon payments paid by the borrowers of a Mortgage Loan that are due on a Due Date (without regard to grace periods) after the end of the related Collection Period (without regard to grace periods), excluding interest relating to periods prior to, but due after, the Cut-off Date;

•	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

•	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

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•	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

•	all yield maintenance charges and prepayment premiums;

•	all amounts deposited in the Collection Account in error;

•	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates); and

•	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)   P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)   with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately following the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class X-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates, in respect of interest, concurrently, as follows:

•	to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, from the Available Funds attributable to the Mortgage Loans in Loan Group 1 for such Distribution Date, up to an amount equal to, and pro rata in accordance with, the respective Interest Accrual Amount for such Classes;

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•	to the Class A-HR certificates, from the Available Funds attributable to the Mortgage Loan in Loan Group 2 for such Distribution Date, up to an amount equal to the respective Interest Distribution Amount for such Class; and

•	to the Class X-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates, from the Available Funds for such Distribution Date, without regard to Loan Groups, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amount for such Classes;

provided, however, if on any Distribution Date, the Available Funds are insufficient to pay in full the total amount of interest to be paid to any of the Classes described in this clause First, the Available Funds available for such Distribution Date will be allocated among all those Classes up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amount for such Classes, without regard to Loan Groups;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates, in reduction of the Certificate Balances thereof, in the following priority:

(i) to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, in an amount up to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-HR certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-HR certificates have been made on such Distribution Date, in the following priority:

(a)   first, to the Class A-SB certificates, until the Certificate Balance of the Class A-SB certificates has been reduced to the planned principal balance set forth on Annex D for such Distribution Date (the “Class A-SB Planned Principal Balance”);

(b)   then, to the Class A-1 certificates, until the Certificate Balance of the Class A-1 certificates has been reduced to zero;

(c)   then, to the Class A-2 certificates, until the Certificate Balance of the Class A-2 certificates has been reduced to zero;

(d)   then, to the Class A-3 certificates, until the Certificate Balance of the Class A-3 certificates has been reduced to zero;

(e)   then, to the Class A-4 certificates, until the Certificate Balance of the Class A-4 certificates has been reduced to zero; and

(f)    then, to the Class A-SB certificates, until the Certificate Balance of the Class A-SB certificates has been reduced to zero;

(ii)	to the Class A-HR certificates, in an amount up to the Group 2 Principal Distribution Amount for such Distribution Date and, after the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-HR certificates has been reduced to zero;:

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates, up to an amount equal to, and pro rata, based upon the aggregate unreimbursed Realized Losses previously allocated to each such class;

Fourth, to the Class A-M certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

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Fifth, to the Class A-M certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Sixth, to the Class A-M certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, to the Class B certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Ninth, to the Class B certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, to the Class C certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twelfth, to the Class C certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, to the Class D certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Fifteenth, to the Class D certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Eighteenth, to the Class E certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, to the Class F certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twenty-first, to the Class F certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class;

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Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, to the Class G certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twenty-fourth, to the Class G certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class; and

Twenty-fifth, to the Class R certificates as specified in the PSA.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, regardless of the allocation of principal payments described in priority Third above, the Principal Distribution Amount for such Distribution Date will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero, and without regard to the Class A-SB Planned Principal Balance. The “Crossover Date” is the Distribution Date on which the Certificate Balance of each of the Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates is (or will be) reduced to zero. None of the Class X Certificates will be entitled to any distribution of principal.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Regular Certificates for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate on the Class A-HR certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate on the Class A-M certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to [ ]%.

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The Pass-Through Rate for the Class X-A certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date. The Pass-Through Rate for the Class X-HR certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class A-HR certificates for such Distribution Date. The Pass-Through Rate for the Class X-B certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class B certificates for such Distribution Date. The Pass-Through Rate for the Class X-C certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class C certificates for such Distribution Date. The Pass-Through Rate for the Class X-D certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for such Distribution Date. The Pass-Through Rate for the Class X-E certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class E certificates for such Distribution Date. The Pass-Through Rate for the Class X-F certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for such Distribution Date. The Pass-Through Rate for the Class X-G certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class G certificates for such Distribution Date.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest, if any, with respect to the ARD Loan.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including a Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including a Non-Serviced Mortgage Loan) is equal to the related Mortgage Rate then in effect, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Monitor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

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“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates is the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month immediately preceding the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)   the Principal Shortfall for that Distribution Date,

(b)   the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)   the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)   Nonrecoverable Advances (including any servicing advance with respect to a Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)   Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the

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Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) the principal portion of any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related collection period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including the Non-Serviced Mortgage Loans), as the case may be, that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification, a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Group 1 Principal Distribution Amount” for any Distribution Date is an amount equal to the sum of (a) the Group 1 Principal Shortfall for such Distribution Date, (b) the Scheduled Principal Distribution Amount for all Mortgage Loans in Loan Group 1 for such Distribution Date and (c) the Unscheduled Principal Distribution Amount for all Mortgage Loans in Loan Group 1 for such Distribution Date; provided that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of (i) Nonrecoverable Advances (including any servicing advance with respect to a Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for such Distribution Date, (ii) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in Loan

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Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for such Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the Mortgage Loan in Loan Group 2 as described in clauses (i) and (ii) of the definition of “Group 2 Principal Distribution Amount” had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution Date; provided, further, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the Mortgage Loans in Loan Group 1 are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

For purposes of the definition of “Group 1 Principal Distribution Amount”, the term “Group 1 Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the certificate principal amount of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Group 1 Principal Distribution Amount on the preceding Distribution Date.

The “Group 2 Principal Distribution Amount” for any Distribution Date is an amount equal to the sum of (a) the Group 2 Principal Shortfall for such Distribution Date, (b) the Scheduled Principal Distribution Amount for the Mortgage Loan in Loan Group 2 for such Distribution Date and (c) the Unscheduled Principal Distribution Amount for the Mortgage Loan in Loan Group 2 for such Distribution Date; provided that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loan in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for such Distribution Date, (ii) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loan in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for such Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the Mortgage Loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of “Group 1 Principal Distribution Amount” had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution Date; provided, further, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the Mortgage Loan in Loan Group 2 are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

For purposes of the definition of “Group 2 Principal Distribution Amount”, the term “Group 2 Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the certificate principal amount of the Class A-HR certificates, exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Group 2 Principal Distribution Amount on the preceding Distribution Date.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

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Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received on such Mortgage Loan or advanced for such Distribution Date. With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Whole Loan on any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan or Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of Mortgage Loans”. If any Mortgage Loan or Whole Loan is paid in full or the Mortgage Loan or Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Whole Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee and Certificate Administrator/Trustee Fee payable each month, each REO Property (including any REO Property with respect to any Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including the related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including the related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to the ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement), all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower,

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Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges, default interest and Excess Interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

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Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest and Excess Interest then due and owing under such Mortgage Loan;

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Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On any Distribution Date, prepayment premiums and yield maintenance charges collected in respect of Mortgage Loans during the related Collection Period will be required to be distributed by the certificate administrator to the holders of the Class A-1 through Class D Certificates in the following manner: such holders will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class of Certificates on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates on such Distribution Date; (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the aggregate amount of the prepayment premiums or the yield maintenance charges, as applicable, collected on such principal prepayment during the related Collection Period.

Any yield maintenance charges or prepayment premiums collected during the related Collection Period remaining after such distributions described in the preceding paragraph (the “IO Group YM Distribution Amount”) will be allocated in the following manner:

(a)   first, to the Class X-A Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(b)   second, to the Class X-HR Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distribution to the Class A-HR Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(c)   third, to the Class X-B Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distribution to the Class B Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(d)   fourth, to the Class X-C Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distribution to the Class C Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(e)   fifth, to the Class X-D Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distribution to the Class D Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(f)    sixth, to the Class X-E Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distribution to the Class E Certificates on such

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Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(g)   seventh, to the Class X-F Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distribution to the Class F Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount; and

(h)   eighth, to the Class X-G Certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class X-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates described in (a) through (g) above.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for any of the Class A-1 through Class D Certificates will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, then the Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be one.

The yield rate with respect to any prepaid Mortgage Loan will be equal to the yield rate stated in the related loan documents, or if none is stated, will be the yield rate which, when compounded monthly, is equivalent to the yield, on the U.S. Treasury primary issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan. In the event that there are: (a) two or more U.S. Treasury issues with the same coupon, the issue with the lower yield will be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the maturity date for such prepaid Mortgage Loan, the issue with the earlier maturity date will be selected.

In the case of the Serviced Whole Loan, prepayment premiums or yield maintenance charges actually collected in respect of such Serviced Whole Loan will be allocated in the proportions described in the applicable intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus.

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below.

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The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	January 2021
Class A-2	May 2021
Class A-SB	September 2025
Class A-3	January 2026
Class A-4	February 2026
Class A-HR	November 2024
Class X-A	March 2026
Class X-HR	November 2024
Class X-B	April 2026
Class X-C	April 2026
Class A-M	March 2026
Class B	April 2026
Class C	April 2026

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in May 2058. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Intercreditor Agreement) in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees, any default interest and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Intercreditor Agreement) in whole or in part after the Determination Date (or, with respect to each Mortgage Loan or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees, any default interest and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”.

To the extent that the Prepayment Interest Excess for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the master servicer exceeds the Compensating Interest Payment for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the master servicer as of any Distribution Date, such excess

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amount (the “Net Prepayment Interest Excess”) will be payable to the master servicer as additional compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount, with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan, equal to the lesser of:

(i)	the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)	the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.0025% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loan or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan or Serviced Whole Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan or Serviced Whole Loan documents regarding principal prepayments (other than (t) in accordance with the terms of the loan documents, (u) the Non-Serviced Mortgage Loans, (v) subsequent to a default under the related Mortgage Loan documents (provided that the master servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard) or if the Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, (w) a previously Specially Serviced Loan with respect to which the special servicer has waived or amended the prepayment restrictions such that the related borrower is not required to prepay on a Due Date or pay interest that would have accrued on the amount prepaid through and including the last day of the interest accrual period occurring following the date of such prepayment), (x) at the request or with the consent of the special servicer or (i) with respect to the OZRE Leased Fee Portfolio Whole Loan, the OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative, or (ii) so long as a Control Termination Event has not occurred or is not continuing, and with respect to the Mortgage Loans other than an Excluded Loan, the OZRE Leased Fee Portfolio Whole Loan, the Directing Certificateholder, (y) pursuant to applicable law or a court order or (z) in connection with the payment of any insurance proceeds or condemnation awards unless the master servicer did not apply the proceeds thereof in accordance with the terms of the related loan documents and such failure causes the shortfall), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan or Serviced Whole Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to the Non-Serviced Mortgage Loans to the extent received from the related Non-Serviced Master Servicer (the aggregate of the Prepayment Interest

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Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among each class of Regular Certificates, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Subordinate Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Crossover Date, allocation of principal on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Crossover Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates that are still outstanding, pro rata, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates, the percentage interest in the issuing entity evidenced by the A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class G certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which the aggregate Certificate Balance of the Principal Balance Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) (any such deficit, a “Realized Loss”). The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal

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Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to Class G certificates;

second, to the Class F certificates;

third, to the Class E certificates;

fourth, to the Class D certificates;

fifth, to the Class C certificates;

sixth, to the Class B certificates; and

seventh, to the Class A-M certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class V or Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer or asset representations reviewer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee and Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero, except that the Class V certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the certificate administrator will be required to prepare and make available to each Certificateholder of record on the certificate administrator’s website a statement with respect to the related reporting period (the “Distribution Date Statement”) providing all information required under Regulation AB and in the form attached to the PSA relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans. The certificate administrator will include on each Distribution Date statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

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In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the Mortgage Loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the Mortgage Loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement containing information as to (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (http://www.usbank. com/abs), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the certificate administrator, the master servicer or the special servicer, as applicable, substantially in the forms provided in the PSA (which forms are subject to change) and including substantially the following information:

(1)     a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in the form Distribution Date Statement attached to the PSA;

(2)     a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)     a CREFC® historical loan modification and corrected mortgage loan report;

(4)     a CREFC® advance recovery report;

(5)     a CREFC® total loan report;

(6)     a CREFC® operating statement analysis report;

(7)     a CREFC® comparative financial status report;

(8)     a CREFC® net operating income adjustment worksheet;

(9)     a CREFC® real estate owned status report;

(10)   a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file; and

(15)   a CREFC® loan periodic update file.

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The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer, as applicable, regards as confidential, so long as such information is not required to be disclosed pursuant to Item 1125 of Regulation AB. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower or another party to the PSA or a party under an Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. The certificate administrator will be entitled to rely on such information provided to it by the master servicer or the special servicer without independent verification. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

On or before each Master Servicer Remittance Date, the master servicer will deliver to the certificate administrator by electronic means:

•	a CREFC® property file;

•	a CREFC® financial file;

•	a CREFC® loan setup file (with respect to the first Master Servicer Remittance Date only); and

•	a CREFC® loan periodic update file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan and Specially Serviced Loans) or special servicer (with respect to REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

•	Within 30 days after receipt of a quarterly operating statement, if any, commencing for the quarter ending September 30, 2016, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required) for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List). The master servicer (with respect to non-Specially Serviced Loans and Specially Serviced Loans) or the special servicer (with respect to REO Properties), as applicable, will deliver to the certificate administrator, the operating advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

•	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2016, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its reporting obligation described in clause (8) above. Such special servicer or the master servicer will deliver to the certificate administrator, the operating advisor

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and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the Directing Certificateholder (but only prior to the occurrence of a Consultation Termination Event), the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any person who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers a NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date statement; provided, however, that, if the special servicer obtains knowledge that it is a Borrower Party, the special servicer will nevertheless be a Privileged Person; provided, further, however, that the special servicer will not directly or indirectly provide any information solely related to any Excluded Special Servicer Loan (which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan) to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that any Excluded Controlling Class Holder will be permitted to obtain, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website).

Notwithstanding any provision to the contrary in the PSA, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, a Restricted Mezzanine Holder or any Borrower Party Affiliate.

“Borrower Party Affiliate" means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or a Restricted Mezzanine Holder, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Restricted Mezzanine Holder, as applicable, (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor or manager, as applicable, or (c) any other person owning, directly or indirectly, 25%

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or more of the beneficial interests in such Restricted Mezzanine Holder. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties other than such information with respect to such Excluded Controlling Class Loan that is aggregated with information on other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder (to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Loan Holder or a prospective purchaser of a certificate (or any investment advisor or manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, in which case such person will only receive access to the Distribution Date statements prepared by the certificate administrator, (iii) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The master servicer, the trustee and the certificate administrator may conclusively rely on the Investor Certification.

“Restricted Mezzanine Holder” means a holder of a related mezzanine loan that has been accelerated (unless (i) acceleration was automatic under such mezzanine loan, (ii) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender, and (iii) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or as to which the mezzanine lender has initiated foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by (i) the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons or (ii) any Borrower Party, in each case will be deemed

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not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to a Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor (which may be in the form of a standing order) to certain market data providers, such as BlackRock Financial Management, Inc., Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, Markit LLC and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or the special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or the special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with any such request, the master servicer or the special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Privileged Person and will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Certificateholders will not, however, be given access to or be permitted to request copies of, any Mortgage Files or Diligence Files.

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Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

•	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the closing date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

•	the following “SEC EDGAR filings”:

○	any reports on Forms 10-D, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

•	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files;

○	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator); and

○	the annual reports prepared by the operating advisor;

•	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by the special servicer;

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

•	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates;

○	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator;

○	any notice of resignation or termination of the master servicer or special servicer;

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○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

○	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred;

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any accountant’s attestation reports delivered to the certificate administrator;

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

○	the “Investor Q&A Forum”; and

○	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide a new Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling

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Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans of the issuing entity that were the subject of a demand to repurchase or replace due to a breach of one or more representations and warranties and (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer.

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports, the Mortgage Loans (excluding a Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries

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and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at “http://www.usbank.com/abs”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at (866) 252-4360.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statements and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer and the special servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses). Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

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Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)     2% in the case of the Class X-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-G certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)     in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer, operating advisor and asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date;

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective percentage interests.

Neither the Class V nor Class R certificates will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $100,000 and in integral multiples of $1 in excess of $100,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate

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administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to

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Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including

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central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of

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the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

190 South LaSalle Street, 7th Floor
Chicago, Illinois 60603
Attention: CFCRE 2016-C4

with a copy to:
cmbs.transactions@usbank.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investors is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a Certificateholder’s or Certificate Owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the applicable mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the custodian, among other things, the following documents (except that the documents with respect to the Non-Serviced Whole Loan (other than the original promissory note) will be held by the custodian under the Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)	the original Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an

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affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)	the original or a certified copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)	an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation); provided that with respect to the OZRE Leased Fee Portfolio Mortgage Loan, such assignments will be executed in blank until the earlier of (x) the OZRE Leased Fee Portfolio Companion Loan Securitization Date, and (y) 180 days after the Closing Date;

(iv)	the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)	an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation); provided that with respect to the OZRE Leased Fee Portfolio Mortgage Loan, such assignments will be executed in blank until the earlier of (x) the OZRE Leased Fee Portfolio Companion Loan Securitization Date, and (y) 180 days after the Closing Date;

(vi)	the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)	originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)	the original or a copy of the lender’s title insurance policy issued on the date of the origination of the Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property or a “marked-up” commitment to insure marked as binding and countersigned by the related insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved as binding in writing by the related title insurance company), or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

(ix)	any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(x)	an original assignment in favor of the trustee of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy of such assignment to be sent for filing);

(xi)	any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)	the original or a copy of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

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(xiii)	the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)	a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)	a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)	a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan; and

(xvii)	a copy of all related environmental reports that were received by the mortgage loan seller.

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) the OZRE Leased Fee Portfolio Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the applicable securitization on or about the OZRE Leased Fee Portfolio Companion Loan Securitization Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated Intralinks website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be included in the certificate administrator’s secure file system.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, collectively the following documents in electronic format:

(a)   A copy of each of the documents required to be in the related Mortgage File, and without duplication, a copy of each of the following documents:

(i) any indemnity relating to a Mortgage Loan or a Serviced Whole Loan;

(ii) any related mezzanine intercreditor agreement;

(iii) all related environmental insurance policies;

(b)   a copy of any engineering reports or property condition reports;

(c)   other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)   for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non disturbance agreements delivered to the related mortgage loan seller;

(e)   copies of all legal opinions (excluding attorney client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)    copies of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the origination of the related Mortgage Loan;

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(g)   a copy of the appraisal for the related Mortgaged Property(ies);

(h)   for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)     a copy of the applicable mortgage loan seller’s asset summary;

(j)     a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)    a copy of any zoning reports;

(l)     a copy of financial statements of the related mortgagor;

(m)  a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)   a copy of all UCC searches;

(o)   a copy of all litigation searches;

(p)   a copy of all bankruptcy searches;

(q)   a copy of the origination settlement statement;

(r)    a copy of any insurance consultant report;

(s)   a copy of organizational documents of the related mortgagor and any guarantor;

(t)    a copy of escrow statements related to escrow account balances as of the Mortgage Loan origination date, if not covered by the origination settlement statement;

(u)   a copy of any closure letter (environmental), if not covered by the environmental reports;

(v)   a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties if not covered by the environmental reports; and

(w)   a copy of the payment history with respect to such Mortgage Loan prior to the Closing Date;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan, the Diligence File will be required to include a statement to that effect; provided that no information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex C-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex C-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and such omission, breach or defect materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other

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than a “qualified mortgage” within the meaning of Code Section 860G(a)(3) but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x) such mortgage loan seller’s receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y) in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage, the earlier of (A) the discovery by any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(1)     cure such Material Defect in all material respects, at its own expense,

(2)     repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(3)     substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan and the related REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the related Whole Loans, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor, the asset representations reviewer and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension, if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to repurchase the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a Breach Notice as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report) and (iii) such delay precludes the mortgage loan seller from curing such Material Defect. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a

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REMIC or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan or the OZRE Leased Fee Portfolio Whole Loan and for so long as no Control Termination Event has occurred and is continuing, with respect to the OZRE Leased Fee Portfolio Whole Loan, the OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. In connection with any such determination with respect to any non-Specially Serviced Loan, the master servicer will promptly provide the special servicer, but in any event within the time frame and in the manner provided in the PSA, with the servicing file to the extent set forth in the PSA in order to permit the special servicer to calculate the Loss of Value Payment as set forth in the PSA. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, the MLPA provides that, with respect to each Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related seller repurchases the related Non-Serviced Companion Loan from the securitization trust holding such Non-Serviced Companion Loan, such seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Pari Passu Companion Loans contained in the securitization trust holding such Non-Serviced Companion Loan.

With respect to any Mortgage Loan a, “Purchase Price” equals to the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid), Workout Fees and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan and the related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, all reasonable out-of-pocket expenses incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator, the asset representations reviewer or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions” and (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan (or related REO Loan) (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period).

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a Material Defect exists that must, on the date of substitution:

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(a)   have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)   have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)   have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)   accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year and the actual number of days elapsed);

(e)   have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)    have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)   comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)   have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related servicing file;

(i)     have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)     constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller's expense);

(k)    not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date;

(l)     have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)  not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller);

(n)   have been approved, so long as a Control Termination Event has not occurred and is not continuing, by the Directing Certificateholder;

(o)   prohibit defeasance within two years of the Closing Date;

(p)   not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA as determined by an opinion of counsel;

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(q)   have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)    be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Monitor Fee Rate and the Operating Advisor Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee, the certificate administrator, the operating advisor, and the asset representations reviewer and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trust under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided, however, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and the amount of any fees and expenses of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the Mortgage Loan Purchase Agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

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Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of each Mortgage Loan (other than the Non-Serviced Mortgage Loans), any related Serviced Companion Loans and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and the related Intercreditor Agreement.

The Non-Serviced Mortgage Loans, the related Non-Serviced Companion Loan and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the Non-Serviced Master Servicer and the Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (other than the Non-Serviced Mortgage Loans), the related Serviced Companion Loans and any related REO Properties. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be read to include the servicing and administration of the related Serviced Companion Loans but not to include the Non-Serviced Mortgage Loans, the related Non-Serviced Companion Loans and any related REO Property. In the case of the Serviced Whole Loans, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—215 West 34th Street & 218 West 35th Street Whole Loan”, “—Renaissance Cincinnati Whole Loan”, “—AvidXchange Whole Loan”, “—Madbury Commons Whole Loan”, “—3 Executive Campus Whole Loan” and “—Home Depot – Elk Grove Village Whole Loan”.

Certain provisions of the Non-Serviced PSAs relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan and the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—OZRE Leased Fee Portfolio Whole Loan”, “—Hyatt Regency St. Louis at The Arch Whole Loan”, “—AG Life Time Fitness Portfolio Whole Loan”, “—One Commerce Plaza Whole Loan”, “—GFH Brennan Industrial Portfolio Whole Loan”, “—NMS Los Angeles Multifamily Portfolio Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans” below.

In general, (i) the master servicer will be responsible for the servicing and administration of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Companion Loans that are not Specially Serviced Loans (except for Special Servicer Decisions, Major Decisions and certain other matters as to which the processing and/or consent or other involvement of the special servicer is required), and (ii) the special servicer will be responsible for the servicing and administration of Specially Serviced Loans and REO Properties and for processing Special Servicer Decisions and Major Decisions.

The PSA requires the master servicer or the special servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Companion Loans and to follow the Servicing Standard with respect to such collection procedures. Consistent with the above, the master servicer or the special servicer may, in its discretion, waive any late payment fee or default interest in connection

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with any delinquent Periodic Payment or balloon payment with respect to any Mortgage Loan or Serviced Companion Loan it is servicing.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the custodian the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Certificateholder (so long as no Consultation Termination Event has occurred) and the related mortgage loan seller. The custodian’s review of the mortgage files and its certification with respect thereto will not be deemed to constitute “due diligence services” or a “third party due diligence report” as such terms are defined in Rule 17g-10 and 15Ga-2, respectively, promulgated by the Securities and Exchange Commission pursuant to the Exchange Act.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated Intralinks website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be included in the certificate administrator’s secure file system.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Mortgage Loans (excluding the Non-Serviced Mortgage Loans), any related Serviced Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

(1)     the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and

(2)     the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to; (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of timely recovery of principal and interest on a net present value basis

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on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity and the certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu nature of the related Companion Loan) as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)   any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, as the case may be, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)   the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)   the obligation, if any, of the master servicer to make advances;

(D)  the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)   the ownership, servicing or management for others of any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)   any debt that the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)  any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)   any obligation of the master servicer, the special servicer or one of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or one of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar non-defaulted debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of a Non-Serviced Mortgage Loan, the master servicer and special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

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Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and the Serviced Companion Loans to one or more third-party sub-servicers provided that the master servicer and the special servicer, as applicable, will not thereby be relieved of any of those obligations or duties under the PSA and will remain responsible for the acts or omissions of any such sub-servicers. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may assume or terminate such party’s rights and obligations (but only with cause with respect to a sub-servicer appointed by a mortgage loan seller (a “Mortgage Loan Seller Sub-Servicer”)) under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer or the certificate administrator pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to or a Serviced Companion Loan is part of the related pool), or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to or is backed by Serviced Companion Loans. No sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be non-recoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)     all Periodic Payments (other than the balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including the Non-Serviced Mortgage Loans) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

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(2)     in the case of each Mortgage Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including the Non-Serviced Mortgage Loans) or REO Loan (other than any portion of a REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to (but not including) the Distribution Date on which liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be, occurs. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been assessed with respect to any Mortgage Loan (or, in the case of any Non-Serviced Whole Loan, an appraisal reduction has been assessed in accordance with the related Non-Serviced PSA and the master servicer has notice of such Appraisal Reduction Amount), then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, yield maintenance charges, prepayment premiums or Excess Interest or with respect to any Companion Loan.

With respect to any Non-Serviced Whole Loan, if any servicer under the Non-Serviced PSA determines that a P&I Advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan. Similarly, with respect to any Non-Serviced Mortgage Loan, if the master servicer or special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related master servicer and related trustee under the related Non-Serviced PSA as such determination relates to any proposed P&I Advance with respect to any related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than the Non-Serviced Mortgage Loan) and related Companion Loan, as applicable, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the

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PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, neither the master servicer nor the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loan under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to Serviced Whole Loans. With respect to any Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make servicing advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—OZRE Leased Fee Portfolio Whole Loan”, “—Hyatt Regency St. Louis at The Arch Whole Loan”, “—AG Life Time Fitness Portfolio Whole Loan”, “—One Commerce Plaza Whole Loan”, “—GFH Brennan Industrial Portfolio Whole Loan” and “—NMS Los Angeles Multifamily Portfolio Whole Loan”.

Nonrecoverable Advances

Notwithstanding the foregoing, no party will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option, make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Mortgage Loan, to any master servicer or special servicer under the PSA governing any securitization trust into which the related Serviced Pari Passu Companion Loan is deposited, and, with respect to any Non-Serviced Mortgage Loan, the related master servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, (b) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (c) estimated future expenses, and (d) estimated timing of recoveries, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee, as applicable, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition,

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any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

Recovery of Advances

The master servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan (“Related Proceeds”). Each of the master servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of each Serviced Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. With respect to a Servicing Advance on a Serviced Whole Loan, the master servicer or the trustee, as applicable, will be entitled to reimbursement first, from amounts that would have been allocable to the holder of the related Mortgage Loan and any related Serviced Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the Servicing Advance is a Nonrecoverable Advance, from general collections of the issuing entity; provided that the master servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the holders of such Companion Loans.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of

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general collections deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of each Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account within two business days following receipt of properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Serviced Whole Loan Custodial Account”) with respect to each Serviced Whole Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of each Serviced Whole Loan in the related Serviced Whole Loan Custodial Account. The issuing entity will only be entitled to amounts on deposit in a Serviced Whole Loan Custodial Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Serviced Whole Loan Custodial Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

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With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the related Master Servicer Remittance Date, the Available Funds for such Distribution Date and any yield maintenance charges or prepayment premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account”, and an “Upper-Tier REMIC Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account), plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V certificates as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class V certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and to the extent not so applied, such gains will be held and applied to offset future Realized Losses, if any (as determined by the special servicer). Upon the termination of the trust, any remaining amounts will be distributed on the Class R Certificates.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

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The Collection Account, the Serviced Whole Loan Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer, as applicable, if any, will be payable to such person as additional compensation, and such person will be required to bear any losses resulting from their investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Serviced Whole Loan Custodial Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to the Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)	to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any prepayment premiums or yield maintenance charges attributable to the Mortgage Loans on the related Distribution Date, (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any, or (C) to the certificate administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”;

(ii)	to pay or reimburse the master servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)	to pay to the master servicer and the special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)	to pay itself any Net Prepayment Interest Excess;

(v)	to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(vi)	to pay to the asset representations reviewer the Asset Representations Reviewer Monitor Fee and any unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be paid by the issuing entity and is not received as part of the Purchase Price);

(vii)	to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(viii)	to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

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(ix)	to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the applicable mortgage loan seller’s obligations under the applicable section of the related MLPA;

(x)	to pay for any unpaid costs and expenses incurred by the issuing entity;

(xi)	to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account or, with respect to a Serviced Whole Loan, the related separate custodial account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xii)	to recoup any amounts deposited in the Collection Account in error;

(xiii)	to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiv)	to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xv)	to pay any applicable federal, state or local taxes imposed on either Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xvi)	to pay the CREFC® Intellectual Property Royalty License Fee;

(xvii)	to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xviii)	to pay the applicable mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement; and

(xix)	to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to the parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to the Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan’s share of any cost,

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expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Non-Serviced Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee and the Operating Advisor Fee that accrue with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The master servicer, special servicer, certificate administrator, trustee, operating advisor and asset representations reviewer will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the master servicer, special servicer, certificate administrator, trustee, operating advisor and asset representations reviewer from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the master servicer, special servicer, trustee, and operating advisor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Payment
Fees
Master Servicing Fee/master servicer	The Stated Principal Balance of each Mortgage Loan, REO Loan or Serviced Companion Loan multiplied by the Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan, REO Loan or Serviced Companion Loan.	Monthly	Payment of interest on the related Mortgage Loan, REO Loan or Serviced Companion Loan.

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Type/Recipient	Amount	Frequency	Source of Payment
Additional Master Servicing Compensation/master servicer	Prepayment interest excess (to the extent any excess exceeds the amount of any Prepayment Interest Shortfalls).	From time to time	Any actual prepayment interest excess.
Additional Master Servicing Compensation/master servicer	100% of any amounts collected for checks returned for insufficient funds.	From time to time	The related fees.
Additional Master Servicing Compensation/master servicer	All investment income earned on amounts on deposit in the Collection Account and certain custodial and reserve accounts and fees for insufficient funds on returned checks.	Monthly	The investment income.
Special Servicing Fee/special servicer	The Stated Principal Balance of each Specially Serviced Loan (including any related Serviced Companion Loan) and REO Loan multiplied by the Special Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan, REO Loan or Serviced Companion Loan.	Monthly	First out of collections on the related Mortgage Loan and REO Loan and then from general collections in the collection account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.
Workout Fee/special servicer	1.0% of each collection of principal and interest on each Corrected Loan (including any related Serviced Companion Loan), subject to a cap described under “—Special Servicing Compensation”.	Monthly	The related collection of principal or interest.
Liquidation Fee/special servicer	1.0% of each recovery of Liquidation Proceeds, net of certain expenses related to the liquidation and subject to a cap described, under “—Special Servicing Compensation”.	Upon receipt of Liquidation Proceeds	The related Liquidation Proceeds.

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Type/Recipient	Amount	Frequency	Source of Payment
Additional Servicing Compensation/master servicer and/or special servicer	All late payment fees and Net Default Interest, Modification Fees, assumption application fees, assumption, waiver consent and earnout fees, defeasance fees, review fees, demand fees, beneficiary statement charges and/or other similar items.(1)	From time to time	The related fees.
	Solely payable to the special servicer, all interest or other income earned on deposits in any REO Account.	Monthly	The investment income.
Certificate Administrator/Trustee Fee/certificate administrator/trustee	The Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans and REO Loans calculated on the same basis as interest accrues on the Mortgage Loans and REO Loans.	Monthly	Payment of interest on the related Mortgage Loan or REO Loan.
Operating Advisor Fee/operating advisor	The Operating Advisor Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans and the REO Loans (other than any Non-Serviced Mortgage Loans) calculated on the same basis as interest accrued on the Mortgage Loans and REO Loans.	Monthly	Payment of interest on the related Mortgage Loan or REO Loan.
Operating Advisor Consulting Fee/operating advisor	A fee in connection with each Major Decision for which the operating advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan or REO Loan.	From time to time	Paid by related borrower.

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Type/Recipient	Amount	Frequency	Source of Payment
Asset Representations Reviewer Monitor Fee/asset representations reviewer	The Asset Representations Reviewer Monitor Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans and the REO Loans (including the Non-Serviced Mortgage Loans) calculated on the same basis as the interest accrued on the Mortgage Loans and REO Loans.	Monthly	Payment of interest on the related Mortgage Loan or REO Loan
Asset Representations Reviewer Asset Review Fee/asset representations reviewer	A fee equal to a reasonable and customary fee charged by the asset representations reviewer, plus any related costs and expenses; provided that such fee will not be greater than the Asset Representations Reviewer Cap, subject to CPI adjustments.	From time to time	Payable by the related mortgage loan seller in connection with each Asset Review; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust.
CREFC® Intellectual Property Royalty License Fee	Amount of interest accrued during an Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the same balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to each Mortgage Loan during the related Interest Accrual Period.	Monthly	Payment of interest on the related Mortgage Loan.

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Type/Recipient	Amount	Frequency	Source of Payment
Expenses
Reimbursement of Servicing Advances/master servicer/trustee/ special servicer	To the extent of funds available, the amount of any Servicing Advances.	From time to time	Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.
Interest on Servicing Advances/master servicer/trustee	At Reimbursement Rate.	When Advance is reimbursed	First from late payment charges and default interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.
Reimbursement of P&I Advances/master servicer/trustee	To the extent of funds available, the amount of any P&I Advances.	From time to time	Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

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Type/Recipient	Amount	Frequency	Source of Payment
Interest on P&I Advances/master servicer/trustee	At Reimbursement Rate.	When Advance is reimbursed	First from late payment charges and default interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.
Expenses, including without limitation, indemnification expenses/trustee, certificate administrator, operating advisor, asset representations reviewer, master servicer and special servicer	Amounts for which the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the master servicer and the special servicer are entitled to indemnification or reimbursement.	From time to time	General collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations, or the Distribution Account.
Expenses of the issuing entity not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)	Based on third party charges.	From time to time	First from income on the related REO Property, if applicable, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	Allocable between the master servicer and the special servicer as provided in the PSA.

Pursuant to the PSA, any successor master servicer or special servicer assuming the obligations of the master servicer or special servicer under the PSA generally will be entitled to the compensation to which the master servicer or the special servicer would have been entitled to receive after such successor becomes the master servicer or the special servicer, as applicable. If no successor master servicer or special servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor master servicer or special servicer will be treated as Realized Losses. The PSA does not provide for any successor trustee to receive compensation in excess of that paid to its predecessor trustee.

“Net Default Interest” with respect to any Mortgage Loan and any Distribution Date, any default interest accrued on such Mortgage Loan during the preceding Collection Period, less amounts required to pay the master servicer, the special servicer or the trustee, as applicable, interest on the related Advances on the related Mortgage Loan at the Reimbursement Rate and to reimburse the issuing entity for certain additional expenses of the trust on the related Mortgage Loan (including fees of the Asset

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Reviewer with respect to Asset Reviews with respect to the related Mortgage Loan, Special Servicing Fees, Workout Fees and Liquidation Fees).

Master Servicing Compensation

Pursuant to the PSA, the master servicer will be entitled to withdraw the Master Servicing Fee for the Mortgage Loans from the Collection Account. The “Master Servicing Fee” will be payable monthly and will accrue at a rate per annum (the “Master Servicing Fee Rate”) that is a component of the Servicing Fee Rate. The “Servicing Fee” will be payable monthly and will accrue at a percentage rate per annum (the “Servicing Fee Rate”) equal to the Administrative Cost Rate set forth on Annex A under the heading “Administrative Cost Rate”, less the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Monitor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate, for each Mortgage Loan and will include the Master Servicing Fee and any fee for primary servicing functions payable to the master servicer or the applicable primary servicer. The Servicing Fee will be retained by the master servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan and Serviced Companion Loan, and to the extent any Servicing Fee remains unpaid at the liquidation of the related Mortgage Loan, from general collections in the Collection Account.

The master servicer will also be entitled to retain as additional servicing compensation for the Mortgage Loans that it is servicing (together with the Master Servicing Fee, “Servicing Compensation”)(i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing (and with respect to each Serviced Whole Loan, the related separate custodial account) and certain reserve accounts (to the extent consistent with the related Mortgage Loan documents); (ii) to the extent permitted by applicable law and the related Mortgage Loan documents, 100% of any Modification Fees related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans that do not involve a Major Decision or Special Servicer Decision, 50% of any Modification Fees related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans that involve one or more Major Decisions or Special Servicer Decisions, 100% of any defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any Modification Fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA), 100% of assumption fees with respect to Mortgage Loans (and the related Serviced Companion Loans) which do not involve a Major Decision or Special Servicer Decision, 50% of assumption fees with respect to Mortgage Loans (and the related Serviced Companion Loans) which involve a Major Decision or Special Servicer Decision (whether or not processed by the special servicer), 100% of beneficiary statement charges, demand fees or similar items (but not including prepayment premiums or yield maintenance charges) on all Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans, 100% of assumption application fees with respect to Mortgage Loans (and the related Serviced Companion Loans) for which the master servicer is processing the underlying assumption related transaction (whether or not the consent of the special servicer is required); (iii) Net Prepayment Interest Excess, if any; (iv) 100% of charges for checks returned for insufficient funds (with respect to any Mortgage Loan or Specially Serviced Loan); and (v) Net Default Interest and any late payment fees that accrued during a Collection Period on any Mortgage Loans (and the related Serviced Companion Loans, if applicable) that are not Specially Serviced Loans to the extent collected by the issuing entity and remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the issuing entity for certain expenses of the issuing entity relating to such Mortgage Loan. If a Mortgage Loan is a Specially Serviced Loan, the special servicer will be entitled to the full amount of any and all Modification Fees, or assumption fees or any other fees, as described below under “—Special Servicing Compensation”.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge reasonable review fees in connection with any borrower request.

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With respect to any of the fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer.

If the master servicer resigns or is terminated as the master servicer, then it will be entitled to retain the related excess servicing strip, except to the extent that any portion of such excess servicing strip is needed to compensate any replacement master servicer for assuming the duties of the master servicer, as the master servicer under the PSA. In the event that the master servicer resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of the master servicer as a primary servicer under the PSA. The initial master servicer will be entitled to transfer any such excess servicing strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

In connection with the Prepayment Interest Shortfall amount, the master servicer will be obligated to reduce its Servicing Compensation as provided under “Description of the Certificates—Prepayment Interest Shortfalls”.

The master servicer will pay all of its overhead expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement to the extent and as described in the PSA).

Special Servicing Compensation

Pursuant to the PSA, the special servicer will be entitled to certain fees for the Mortgage Loans that it is special servicing including the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The special servicer will not be entitled to retain any portion of the Excess Interest paid on any ARD Loan.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Loan at a rate equal to 0.25% per annum of the Stated Principal Balance of such Specially Serviced Loan or REO Loan, as applicable.

A “Workout Fee” will in general be payable with respect to each Corrected Loan and will be payable by the issuing entity out of each collection of interest and principal (including scheduled payments, prepayments (provided that a repurchase or substitution by a mortgage loan seller of a Mortgage Loan due to a Material Defect will not be considered a prepayment for purposes of this definition), balloon payments and payments at maturity, but excluding late payment charges, default interest and Excess Interest) received on the related Specially Serviced Loan that becomes a Corrected Loan, for so long as it remains a Corrected Loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a Specially Serviced Loan; provided that no Workout Fee will be payable by the issuing entity with respect to any Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (iii) of the definition of “Specially Serviced Loan” and no event of default actually occurs, unless the Mortgage Loan or Serviced Companion Loan is modified by the special servicer in accordance with the terms of the PSA or the Mortgage Loan subsequently qualifies as a Specially Serviced Loan for a reason other than under clause (iii) of the definition of “Specially Serviced Loan”; provided, further that if a Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related collection of principal and interest is received within 3 months following the related maturity date as a result of the

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related Mortgage Loan or Serviced Companion Loan being refinanced or otherwise repaid in full, the special servicer will not be entitled to collect a Workout Fee out of the proceeds received in connection with such workout if such fee would reduce the amount available for distributions to Certificateholders, but the special servicer may collect from the related borrower and retain (x) a workout fee, (y) such other fees as are provided for in the related Mortgage Loan documents and (z) other appropriate fees in connection with such workout. In addition, notwithstanding the foregoing, the total amount of Workout Fees payable by the issuing entity with respect to a Corrected Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that such Corrected Loan continues to perform throughout its term in accordance with the terms of the related workout) will be reduced by the amount of any and all related Offsetting Modification Fees received by the special servicer as additional servicing compensation relating to that Corrected Loan; provided that the special servicer will be entitled to collect such Workout Fees from the issuing entity until such time it has been fully paid such reduced amount. In addition, the Workout Fee will be subject to the cap described below.

The Workout Fee with respect to any such Corrected Loan will cease to be payable if such Corrected Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property later becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Whole Loan again becomes a Corrected Loan.

If the special servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to each Corrected Loan during the period that it had responsibility for servicing such Specially Serviced Loan when it became a Corrected Loan (or for any Specially Serviced Loan that had not yet become a Corrected Loan because as of the time that the special servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Loan) at the time of such termination or resignation (and the successor special servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Loan ceases to be payable in accordance with the preceding paragraph.

A “Liquidation Fee” will be payable by the issuing entity to the special servicer, except as otherwise described below, with respect to (i) each Specially Serviced Loan or REO Loan, (ii) each Mortgage Loan repurchased by a mortgage loan seller or (iii) each defaulted mortgage loan that is a Non-Serviced Mortgage Loan sold by the special servicer in accordance with the Agreement, in each case, as to which the special servicer obtains a full, partial or discounted payoff from the related borrower, a loan purchaser or mortgage loan seller, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Loan or REO Property as to which the special servicer recovered any proceeds (“Liquidation Proceeds”). The Liquidation Fee will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds (exclusive of any portion of such amount that represents penalty charges) and (2) $1,000,000; provided the total amount of a Liquidation Fee payable by the issuing entity with respect to any Specially Serviced Loan, REO Loan or Mortgage Loan in connection with any particular liquidation (or partial liquidation) will be reduced by the amount of any and all related Offsetting Modification Fees received by the special servicer as additional servicing compensation relating to that Specially Serviced Loan, REO Loan or Mortgage Loan. In addition, the Liquidation Fee will be subject to the cap described below.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

•	the purchase of any defaulted Mortgage Loan by the special servicer or the Directing Certificateholder or any Companion Loan Holder or any of their affiliates if within 90 days after the transfer of the defaulted Mortgage Loan to special servicing,

•	the purchase of all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan by the Sole Certificateholder, the Certificateholder owning a majority of the percentage interest of the then Controlling Class, the special servicer or the master servicer in connection with the termination of the issuing entity,

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•	a repurchase or replacement of a Mortgage Loan by a mortgage loan seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the PSA,

•	with respect to any Mortgage Loan that is subject to mezzanine indebtedness the purchase of such Mortgage Loan by the holder of the related mezzanine loan within 90 days after the first time that such holder’s option to purchase such Mortgage Loan becomes exercisable,

•	with respect to a Serviced Companion Loan that is subject to another securitization, (A) a repurchase or replacement of such Serviced Companion Loan by the applicable mortgage loan seller due to a breach of a representation or warranty or a document defect under the PSA for the trust that owns such Serviced Companion Loan prior to the expiration of the cure period (including any applicable extension thereof) set forth therein, or (B) a purchase of the Serviced Companion Loan pursuant to a clean-up call or similar liquidation under the PSA for the trust that owns such Serviced Companion Loan,

•	a Loss of Value Payment by a mortgage loan seller, if such payment is made prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the PSA, and

•	if a Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related Liquidation Proceeds are received within three (3) months following the related maturity date as a result of the related Mortgage Loan or Serviced Whole Loan being refinanced or otherwise repaid in full (provided that the special servicer may collect from the related borrower and retain (x) a liquidation fee, (y) such other fees as are provided for in the related Mortgage Loan documents and (z) other appropriate fees in connection with such liquidation).

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the special servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The special servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Loan.

If the special servicer resigns or is terminated, and prior or subsequent to such resignation or termination, either (A) a Specially Serviced Loan was liquidated or modified pursuant to an action plan submitted by the initial special servicer and approved (or deemed approved) by the Directing Certificateholder or the special servicer has determined to grant a forbearance, or (B) a Specially Serviced Loan being monitored by the special servicer subsequently became a Corrected Loan, then in either such event the special servicer (and not the successor special servicer) will be paid the related Workout Fee or Liquidation Fee, as applicable.

The total amount of Workout Fees and Liquidation Fees that are payable by the issuing entity with respect to each Mortgage Loan, Serviced Whole Loan or REO Loan throughout the period such Mortgage Loan or the Mortgage Loan relating to such Serviced Whole Loan (or REO Loan) is an asset of the issuing entity will be subject to an aggregate cap of $1,000,000. For the purposes of determining whether any such cap has been reached with respect to a special servicer and a Mortgage Loan, Serviced Whole Loan or REO Loan, only the Workout Fees and Liquidation Fees paid to such special servicer with respect to such Mortgage Loan, Serviced Whole Loan or REO Loan will be taken into account, and any Workout Fees or Liquidation Fees for any other Mortgage Loans, Serviced Whole Loans or REO Loans will not be taken into account.

In addition, the special servicer will also be entitled to retain, as additional servicing compensation:

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•	100% of any Modification Fees related to Specially Serviced Loans,

•	50% of any Modification Fees related to any consents, modifications, waivers, extensions or amendments of any Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans that involve one or more Major Decisions or Special Servicer Decisions (whether or not processed by the special servicer),

•	100% of any assumption fees and consent fees on Specially Serviced Loans,

•	50% of assumption fees and consent fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans that involve a Major Decision or Special Servicer Decision (whether or not processed by the special servicer),

•	100% of assumption application fees received with respect to the Mortgage Loans (and the related Serviced Companion Loans) for which the special servicer is processing the underlying assumption related transaction,

•	100% of beneficiary statement charges, demand fees or similar items (but not including prepayment premiums or yield maintenance charges) on Specially Serviced Loans,

•	any interest or other income earned on deposits in the REO Accounts, and

•	Net Default Interest and any late payment fees that accrued during a Collection Period on any Specially Serviced Loan to the extent collected by the issuing entity and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Specially Serviced Loan and to reimburse the issuing entity for certain expenses of the issuing entity with respect to such Specially Serviced Loan; provided, however, that with respect to a Mortgage Loan that has a related Serviced Companion Loan, Net Default Interest and late payment fees will be allocated as provided in and subject to the terms of the related intercreditor agreement and the applicable pooling and servicing agreement.

“Modification Fees” means, with respect to any Mortgage Loan or Serviced Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the related Mortgage Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer (other than all assumption fees, consent fees, assumption application fees, defeasance fees and similar fees). For each modification, restructure, extension, waiver or amendment in connection with the working out of a Specially Serviced Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan or Serviced Companion Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided that no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the borrower with respect to any Specially Serviced Loan or REO Loan.

“Sole Certificateholder” is any Certificateholder (or Certificateholders, provided they act in unanimity) holding 100% of the then-outstanding Certificates (including Certificates with Certificate Balances that have been actually or notionally reduced by any Realized Losses or Appraisal Reduction Amounts, but excluding the Class V and Class R certificates) or an assignment of the Voting Rights thereof; provided that the Certificate Balances or the Notional Amounts of the Class X-A, Class X-HR, Class X-B, Class X-C and Class X-D certificates and the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class A-M, Class B, Class C and Class D certificates have been reduced to zero; provided, further, that if the Certificateholders of the Class X-E, Class X-F and Class X-G certificates have assigned all of the Voting Rights of the Class X-E, Class X-F and Class X-G certificates to the Holder of 100% of the then-outstanding Class E, Class F and Class G certificates, then “Sole Certificateholder” means the Certificateholder of 100% of the Class E, Class F and Class G certificates.

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“Offsetting Modification Fees” means, with respect to any Mortgage Loan, Serviced Whole Loan or REO Loan and with respect to any Workout Fee or Liquidation Fee payable by the issuing entity, any and all Modification Fees collected by the special servicer as additional servicing compensation, but only to the extent that (1) such Modification Fees were earned and collected by the special servicer (A) in connection with the workout or liquidation (including partial liquidation) of a Specially Serviced Loan or REO Loan as to which the subject Workout Fee or Liquidation Fee became payable or (B) in connection with any workout of a Specially Serviced Loan that closed within the prior 18 months (determined as of the closing day of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) and (2) such Modification Fees were earned in connection with a modification, restructure, extension, waiver or amendment of such Mortgage Loan, Serviced Whole Loan or REO Loan at a time when such Mortgage Loan, Serviced Whole Loan or REO Loan was a Specially Serviced Loan.

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Whole Loan and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than Permitted Special Servicer/Affiliate Fees and compensation and other remuneration expressly provided for in the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any such services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property.

Disclosable Special Servicer Fees

The PSA will provide that, with respect to each Collection Period, the special servicer must deliver or cause to be delivered to the master servicer within 2 business days following the Determination Date, and the master servicer will deliver, to the extent it has received, to the certificate administrator, without charge and on the same day as the master servicer is required to deliver the CREFC® Investor Reporting Package for such Distribution Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates during the related Collection Period. Such report may omit any such information that has previously been delivered to the certificate administrator by the master servicer or the special servicer.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Whole Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan and any purchaser of any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Whole Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, if applicable, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”). The Certificate

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Administrator/Trustee Fee will be payable monthly from amounts received in respect of interest on each Mortgage Loan and REO Loan (prior to application of such interest payments to make payments on the certificates) and will accrue at a rate (the “Certificate Administrator/Trustee Fee Rate”), equal to 0.00600% per annum, and will be computed on the same accrual basis as interest accrues on the related Mortgage Loan or REO Loan and based on the Stated Principal Balance of the related Mortgage Loan or REO Loan as of the Due Date in the immediately preceding Collection Period. The Certificate Administrator/Trustee Fee will be paid to the certificate administrator and the certificate administrator will be required to remit to the trustee the trustee fee in accordance with the terms of the PSA from the Certificate Administrator/Trustee Fee. In addition, the trustee and certificate administrator will each be entitled to recover from the issuing entity all reasonable unanticipated expenses and disbursements incurred or made by such party in accordance with any of the provisions of the PSA, but not including routine expenses incurred in the ordinary course of performing its duties as trustee or certificate administrator, as applicable, under the PSA, and not including any expense, disbursement or advance as may arise from its willful misconduct, negligence, fraud or bad faith.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the operating advisor monthly from amounts received with respect to each Mortgage Loan and REO Loan (excluding the Non-Serviced Mortgage Loans and the OZRE Leased Fee Portfolio Mortgage Loan) and will accrue at a rate equal to the applicable Operating Advisor Fee Rate with respect to each such Mortgage Loan or REO Loan on the Stated Principal Balance of the related Mortgage Loan or REO Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan or REO Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” for each Interest Accrual Period is a per annum rate equal to 0.00309% per annum.

An Operating Advisor Consulting Fee will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 (or, such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan; provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related loan documents; but in no event may take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard provided that the master servicer or the special servicer, as applicable, will be required to consult on a non-binding basis with the operating advisor prior to any such waiver or reduction.

Asset Representations Reviewer Compensation

The asset representations reviewer fee (the “Asset Representations Reviewer Monitor Fee”) will be payable to the asset representations reviewer monthly from amounts received with respect to each Mortgage Loan and REO Loan (including the Non-Serviced Mortgage Loans) and will accrue at a rate equal to the applicable Asset Representations Reviewer Monitor Fee Rate with respect to each such loan

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on the Stated Principal Balance of the related loan and will be calculated on the same interest accrual basis as the related loan and prorated for any partial periods.

The “Asset Representations Reviewer Monitor Fee Rate” is a per annum rate equal to, with respect to each Mortgage Loan and REO Loan (including the Non-Serviced Mortgage Loans), 0.00030%.

With respect to each Delinquent Loan that is subject to an Asset Review, the asset representations reviewer will be entitled to a fee that is a reasonable and customary hourly fee charged by the asset representations reviewer or any successor asset representations reviewer for similar consulting assignments and any related costs and expenses; provided that the total payment to the asset representations reviewer will not be greater than the Asset Representations Reviewer Cap (the “Asset Representations Reviewer Asset Review Fee”). The Asset Representations Reviewer will be required to provide to the certificate administrator and the master servicer an officer’s certificate setting forth the Asset Representations Reviewer Asset Review Fee for the related Collection Period, provided that the Asset Representations Reviewer will not be required to deliver an officer’s certificate for any Collection Period in which no Asset Representations Reviewer Asset Review Fee is charged.

With respect to an individual Asset Review Trigger and the Mortgage Loans that are Delinquent Loans and are subject to an Asset Review (the “Subject Loans”), the “Asset Representations Reviewer Cap” will equal the sum of: (i) $9,500 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $1,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, taking into account the Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, for the year of the Closing Date and for the year of the occurrence of the Asset Review.

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable to the applicable asset representations reviewer under each Non-Serviced PSA with respect to the related Non-Serviced Mortgage Loan, although there may be differences in the calculations of such fees.

The related mortgage loan seller with respect to each Delinquent Loan that is subject to an Asset Review will be required to pay the portion of the Asset Representations Reviewer Asset Review Fee attributable to the Delinquent Loan contributed by it, as allocated on the basis of the hourly charges and costs and expenses incurred with respect to its related Delinquent Loans; provided that if the total charge for the asset representations reviewer on an hourly fee plus costs and expenses basis would exceed the Asset Representations Reviewer Cap, each mortgage loan seller’s required payment will be reduced pro rata according to its proportion of the total charges until the aggregate amount owed by all mortgage loan sellers is equal to the Asset Representations Reviewer Cap; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the special servicer, as applicable, of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller, and the master servicer or the special servicer, as applicable, will be required, to the extent consistent with the Servicing Standard, to pursue remedies against such mortgage loan seller in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

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CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan, REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(i)	the date on which such Mortgage Loan or Serviced Whole Loan becomes a Modified Mortgage Loan (as defined below),

(ii)	the 90th day following the occurrence of any uncured delinquency in Periodic Payments with respect to such Mortgage Loan or Serviced Whole Loan,

(iii)	receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan,

(iv)	the date on which the Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan becomes an REO Property, and

(v)	a payment default has occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the master servicer within 30 days after the default, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the directing certificateholder (but only for so long as no Consultation Termination Event has occurred)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan, and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date, unless extended by the special servicer in accordance with the Mortgage Loan documents or the PSA; and provided, further, if the related borrower has delivered to the master servicer, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the directing certificateholder (but only for so long as no Consultation Termination Event has occurred), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the special servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage

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Loan or Serviced Whole Loan), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment.

A “Modified Mortgage Loan” is any Specially Serviced Loan which has been modified by the special servicer in a manner that: (a) reduces or delays the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Periodic Payments with respect to such Mortgage Loan or Serviced Whole Loan); (b) except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as-is) of the property to be released; or (c) in the reasonable good faith judgment of the special servicer, otherwise materially impairs the value of the security for such Mortgage Loan or Serviced Companion Loan or reduces the likelihood of timely payment of amounts due thereon.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the master servicer (and, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal or conducts a valuation described below equal to the excess of:

(a)  the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)  the excess of:

(i)   the sum of:

•	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), minus such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, or (B) by an internal valuation performed by the special servicer with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000;

•	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and

•	all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

(ii)  the sum as of the Due Date occurring in the month of the date of determination of:

•	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate;

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•	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan;

•	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan, Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer or the trustee, as applicable); and

•	any other unpaid additional expenses of the issuing entity in respect of such Mortgage Loan or Serviced Whole Loan.

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Whole Loan with a Pari Passu Companion Loan will be allocated in accordance with the related Intercreditor Agreement or, if no allocation is specified in the related Intercreditor Agreement, then, pro rata, between the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances.

The special servicer will be required to, with respect to a Mortgage Loan or an applicable Serviced Whole Loan having a Stated Principal Balance of $2,000,000 or higher, order and use commercially reasonable efforts to obtain an appraisal, and with respect to a Mortgage Loan or an applicable Serviced Whole Loan having a Stated Principal Balance of less than $2,000,000, at its option, to (A) provide its good faith estimate (a “Small Loan Appraisal Estimate”) of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an Appraisal Reduction Amount for such Mortgage Loans or applicable Serviced Whole Loan, or (B) order and use commercially reasonable efforts to obtain an Updated Appraisal, in each case within 60 days of the occurrence of an Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event) (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the master servicer will be required to calculate and subsequently report to the special servicer, the certificate administrator, and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred), the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation. Such report will also be forwarded by the master servicer, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (ii) of the definition of Appraisal Reduction Event above, within 30 days), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least ten (10) business days after the special servicer’s delivery of such MAI appraisal or valuation to the master servicer. The special servicer, upon reasonable request, will be required to deliver to the master servicer any information in the special servicer’s possession reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount.

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Other than with respect to a Non-Serviced Mortgage Loan, contemporaneously with the earliest of (i) the effective date of any modification of the maturity date or extended maturity date, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Serviced Whole Loan or any other term thereof, any extension of the maturity date or extended maturity date of a Mortgage Loan or Serviced Whole Loan or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or Serviced Whole Loan; (ii) the occurrence of an Appraisal Reduction Event; (iii) a default in the payment of a balloon payment for which an extension has not been granted; or (iv) the date on which the special servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the special servicer will be required to use commercially reasonable efforts to obtain an Updated Appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent MAI appraiser (an “Updated Appraisal”) or a Small Loan Appraisal Estimate, as applicable, in each case within 60 days of such request, provided that, the special servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 9 months old.

For so long as a Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, the special servicer is required (i) within 30 days of the end of each 9-month period following the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such time period or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the master servicer is required to determine or redetermine, as applicable, and report to the special servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan and the special servicer by the master servicer. With respect to any Mortgage Loan, prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 9-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the master servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the master servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under the related Non-Serviced PSA in respect of any Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on a Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the related Non-Serviced PSA, each Non-Serviced Mortgage Loan will be treated together with each related Non-Serviced Companion Loan as a single Mortgage Loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise such Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to any Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the Non-Serviced Pari Passu Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances.

If any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount that becomes a Corrected Loan, and with respect to

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which no other Appraisal Reduction Event has occurred and is continuing, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class G certificates, second, to the Class F certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-M certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

For purposes of determining the Controlling Class, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates (i.e., first, to Class G certificates, second, to the Class F certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-M certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). With respect to any Appraisal Reduction Amount calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to obtain an appraisal within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount is warranted and, if so warranted, the master servicer will recalculate such Appraisal Reduction Amount based upon such supplemental appraisal. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount.

In addition, the Requesting Holders of any Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which an Appraisal Reduction Event has occurred if an event has occurred at, or with regard to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the special servicer within 60 days from receipt of the Requesting Holders’ written request; provided that the special servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at, or with regard to, the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the Appraised Value of the related Mortgaged Property or Mortgaged Properties. The right of the holders of an Appraised-Out Class to require the special servicer to order an additional appraisal as described in this paragraph will be limited to no more frequently than once in any 9-month period with respect to any Mortgage Loan.

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s Appraisal Reduction Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the most senior Control Eligible Certificates, if any, during such period.

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With respect to each Non-Serviced Mortgage Loan, the related directing certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—OZRE Leased Fee Portfolio Whole Loan”, “—Hyatt Regency St. Louis at The Arch Whole Loan”, “—AG Life Time Fitness Portfolio Whole Loan”, “—One Commerce Plaza Whole Loan”, “—GFH Brennan Industrial Portfolio Whole Loan”, “—NMS Los Angeles Multifamily Portfolio Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

In the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, as applicable (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property and any Non-Serviced Mortgage Loan), the master servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain the following insurance coverage (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the master servicer will be required to itself cause to be maintained) for the related Mortgaged Property: (a) except where the Mortgage Loan documents permit a borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or Serviced Whole Loan, as applicable, or the Stated Principal Balance of the Mortgage Loan or the Serviced Whole Loan, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and (b) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan documents.

Notwithstanding the foregoing,

(i)	the master servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless the trustee has an insurable interest and such insurance policy was (x) in effect at the time of the origination of such Mortgage Loan or the Serviced Whole Loan, as applicable, or (y) required by the related Mortgage Loan documents and is available at commercially reasonable rates; provided that the master servicer will be required to require the related borrower to maintain such insurance in the amount, in the case of clause (x), maintained at origination, and in the case of clause (y), required by such Mortgage Loan or Serviced Whole Loan, in each case, to the extent such amounts are available at commercially reasonable rates and to the extent the trustee has an insurable interest;

(ii)	if and to the extent that any Mortgage Loan document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the master servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the PSA;

(iii)	the master servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided that this will not limit the master servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the PSA;

(iv)	except as provided below, in no event will the master servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the special servicer subject to the discussion under “—The Directing Certificateholder” and “—The Operating Advisor” in this prospectus);

(v)	to the extent the master servicer itself is required to maintain insurance that the borrower does not maintain, the master servicer will not be required to maintain insurance other than what is available

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on a force-placed basis at commercially reasonable rates, and only to the extent the issuing entity as lender has an insurable interest thereon; and

(vi)	any explicit terrorism insurance requirements contained in the related Mortgage Loan documents are required to be enforced by the master servicer in accordance with the Servicing Standard (unless the special servicer and, if no Control Termination Event has occurred and is continuing, other than with respect to the OZRE Leased Fee Portfolio Whole Loan, the Directing Certificateholder, or, with respect to the OZRE Leased Fee Portfolio Whole Loan, the OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative, have consented to a waiver (including a waiver to permit the master servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan documents) in writing of that provision in accordance with the Servicing Standard); provided that the special servicer will be required to promptly notify the master servicer in writing of such waiver.

With respect to each REO Property, the special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the PSA (subject to the right of the special servicer to direct the master servicer to make a Servicing Advance for the costs associated with coverage that the special servicer determines to maintain, in which case the master servicer will be required to make that Servicing Advance (subject to the recoverability determination and Servicing Advance procedures described above under “—Advances” in this prospectus)) to the extent reasonably available at commercially reasonable rates and to the extent the trustee has an insurable interest (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan (other than a Non-Serviced Mortgage Loan), REO Loan or Serviced Whole Loan, as applicable (or such greater amount of coverage required by the related Mortgage Loan documents (unless such amount is not available or if no Control Termination Event has occurred and is continuing, the Directing Certificateholder (other than with respect to the OZRE Leased Fee Portfolio Whole Loan), or, with respect to the OZRE Leased Fee Portfolio Whole Loan, the OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative, has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months. However, the special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at a commercially reasonable rates and consistent with the Servicing Standard.

If either (x) the master servicer or the special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Whole Loans and the REO Properties, as applicable, as to which it is the master servicer or the special servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the PSA, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the master servicer or special servicer, as applicable, meetings the ratings requirements of the Rating Agencies set forth in the PSA, and the master servicer or the special servicer self-insures for its obligation to maintain the individual policies otherwise required, then the master servicer or special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the master servicer or the special servicer, as the case may be, that maintains such policy will be required, if there has not been maintained on any Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there has been one or more losses that would have been covered by such an individual policy, to promptly deposit into the Collection Account (or, with respect to a Serviced Whole Loan, the related separate custodial account), from its own funds, the

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amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Whole Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the master servicer determines that a Servicing Advance of such amounts would not be recoverable, that master servicer will be required to notify the trustee, the certificate administrator and the special servicer of such determination. Upon receipt of such notice, the master servicer (with respect to any Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan) and the special servicer (with respect to any Specially Serviced Loan or REO Property) will be required to determine (with the reasonable assistance of the master servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Companion Loan, the holder of the related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender). If the master servicer or the special servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and, in the case of any Serviced Companion Loan, the related Serviced Companion Loan noteholders, the special servicer (in the case of a determination by the special servicer) will be required to direct the master servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to a Serviced Whole Loan, the related custodial account) to the extent of available funds.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or any Serviced Whole Loan, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, any default arising by reason of the failure of the related borrower to maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, as to which the special servicer has determined, in accordance with the Servicing Standard and, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder (other than with respect to the OZRE Leased Fee Portfolio Whole Loan), or, with respect to the OZRE Leased Fee Portfolio, the related Directing Certificateholder, that either (i) such insurance is not available at commercially reasonable rates and the subject hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the geographic region in which such Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) such insurance is not available at any rate; provided that the Directing Certificateholder or OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative, as applicable, will not have more than 30 days to respond to the special servicer’s request for such consent; provided, further, that upon the special servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the Directing Certificateholder or OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative, as applicable, the special servicer will not be required to do so.

Modifications, Waivers and Amendments

The PSA will permit (a) as to Mortgage Loans that are not Specially Serviced Loans and actions that do not involve Major Decisions or Special Servicer Decisions (other than the items listed in clause (e)(i) and clause (e)(ii) of Special Servicer Decisions, which the master servicer will process, subject to special servicer consent or deemed consent as provided in the PSA), the master servicer or (b)(i) with respect to any Specially Serviced Loan or (ii) as to Major Decisions or Special Servicer Decisions (other than the items listed in clause (e)(i) and clause (e)(ii) of Special Servicer Decisions, which the master servicer will process, subject to special servicer consent or deemed consent as provided in the PSA) irrespective of

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whether such Mortgage Loan is a Specially Serviced Loan, the special servicer, in each case subject to the rights of the Directing Certificateholder or OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative, as applicable, and after consultation with the operating advisor to the extent described under “—The Operating Advisor” in this prospectus, to modify, waive or amend any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan if such modification, waiver or amendment (c)(i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Serviced Companion Loan pursuant to Treasury regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC, (B) result in the imposition of a tax upon either Trust REMIC or the issuing entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)) or (C) cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes.

Notwithstanding the foregoing, the master servicer and special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters that are Major Decisions or Special Servicer Decisions with respect to any non-Specially Serviced Loan.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan documents require the special servicer to calculate (or to approve the calculation of the related borrower of) the loan to value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any.

In no event, however, may the master servicer or the special servicer extend the maturity of any Mortgage Loan, Serviced Whole Loan or Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Mortgage Loan, Serviced Whole Loan or Specially Serviced Loan is secured solely or primarily by a ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease), the date 20 years prior to the expiration of the term of such ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease) (or 10 years prior to the expiration of such lease if the master servicer or the special servicer, as applicable, gives due consideration to the remaining term of the ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease) and such extension is in the best interest of the Certificateholders and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender) and, if no Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder (other than with respect to the OZRE Leased Fee Portfolio Whole Loan), or, with respect to the OZRE Leased Fee Portfolio Whole Loan, the OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative.

In addition, neither the master servicer nor the special servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, which collateral constitutes real property, unless the master servicer or the special servicer, as applicable, receives a Rating Agency Confirmation.

The consent of the special servicer is required to any modification, waiver or amendment that is a Major Decision or is Special Servicer Decision with regard to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is not a Specially Serviced Loan, and the special servicer will process (unless the special servicer and the master servicer mutually agree that the master servicer will process, as further described below) and consent to or refuse consent to, as applicable, all Major Decisions and Special Servicer Decisions. The special servicer will also be required to obtain the consent of the Directing Certificateholder or OZRE Leased Fee Portfolio Directing Certificateholder, as

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applicable, and will be required to consult with the operating advisor in connection with any such modification, waiver or amendment, to the extent described under “—The Directing Certificateholder” and “—The Operating Advisor”. With respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), the following actions will be subject to the special servicer’s processing and consent or, if mutually agreed to by the special servicer and the master servicer, the master servicer will be required to process such request subject to the consent of the special servicer as further described below (each of the following, a “Special Servicer Decision”):

(a)  approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements for leases in excess of the lesser of (i) 30,000 square feet and (ii) 30% of the net rentable area at the related Mortgaged Property;

(b)  approving any waiver regarding the receipt of financial statements (other than any waiver affecting the timing of receipt thereof; provided that such waiver does not involve permitting delivery of financial statements less than quarterly and more than 60 days after the end of the calendar quarter);

(c)  approving annual budgets for the related Mortgaged Property that provide for (i) increases in operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (ii) payments to affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Serviced Whole Loan);

(d)  approving material rights-of-way and material easements, and consent to subordination of the related Mortgage Loan or Serviced Whole Loan to such material rights-of-way or easements;

(e)  agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (ii) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment; provided that the foregoing is not otherwise a Major Decision;

(f)   in circumstances where no lender discretion is permitted other than confirming that the conditions in the applicable Mortgage Loan documents have been satisfied, any requests to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(g)  any requests for the disbursement of earnouts or holdback amounts with respect to (i) any Specially Serviced Loan that is not otherwise a Major Decision and (ii) the Mortgage Loans set forth in the PSA;

(h)  approving any proposed modification or waiver of any material provision in the related loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(i)   approving any casualty insurance settlements or condemnation settlements, and determining whether to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property; and

(j)   agreeing to any modification or amendment to any ground lease or any subordination, non-disturbance and attornment agreement relating to any ground lease or any entry into a new ground lease with respect to a Mortgaged Property or determining whether to cure any default by a borrower under a ground lease;

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provided, however, that with respect to clause (e) of this definition (1) the master servicer will be required to evaluate and process requests for any modifications described in sub-clauses (i) and (ii) of such clause (e) and obtain the consent or deemed consent of the special servicer as provided in the PSA and (2) the special servicer will be required to evaluate and process and/or consent to requests for any modifications described in sub-clause (iii) of such clause (e).

Upon receiving a request for any matter described in this section that constitutes a Special Servicer Decision or a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the Special Servicer Decision or Major Decision. In addition, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and the special servicer will determine in accordance with the Servicing Standard whether to cure any borrower defaults relating to ground leases.

Notwithstanding the foregoing, the master servicer and special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters (as well as any Major Decision) with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan). If the master servicer and special servicer mutually agree that the master servicer will process a Special Servicer Decision, the master servicer will be required to obtain the special servicer’s prior consent to such Special Servicer Decision.

The special servicer is also required to obtain the consent of the Directing Certificateholder (other than with respect to the OZRE Leased Fee Portfolio Whole Loan), or, with respect to the OZRE Leased Fee Portfolio Whole Loan, the related OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative, and will be required to consult with the operating advisor in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described under “—The Directing Certificateholder” and “—The Operating Advisor” in this prospectus. When the special servicer’s consent is required, the master servicer will be required to promptly provide the special servicer with written notice of any request for modification, waiver or amendment (and to the extent that the master servicer and the special servicer agree that the master servicer will process such modification, amendment or waiver) accompanied by the master servicer’s recommendation and analysis and any and all information in the master servicer’s possession that the special servicer may reasonably request to process or to grant or withhold such consent. When the special servicer’s processing and/or consent is required under the PSA, such consent will be deemed given 15 business days (or, in connection with an Acceptable Insurance Default, 90 days) after receipt (unless earlier objected to) by the special servicer from the master servicer of the master servicer’s written analysis and recommendation with respect to such proposed action together with such other information reasonably required by the special servicer. With respect to all Specially Serviced Loans and non-Specially Serviced Loans, the special servicer will be required to obtain, prior to consenting to such a proposed action of the master servicer, and prior to itself taking such action, the written consent of the Directing Certificateholder (other than with respect to the OZRE Leased Fee Portfolio Whole Loan) or, with respect to the OZRE Leased Fee Portfolio Whole Loan, the related Directing Certificateholder, which consent will be deemed given 10 business days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt (unless earlier objected to) by the Directing Certificateholder or OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative, as applicable, of the master servicer’s and/or special servicer’s, as applicable, written analysis and recommendation with respect to such waiver together with such other information reasonably required by the Directing Certificateholder.

The master servicer or the special servicer, as applicable, is required to notify the trustee, the certificate administrator, the Directing Certificateholder (other than during the period when a Consultation Termination Event has occurred and is continuing), the OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative (with respect to the OZRE Leased Fee Portfolio Whole Loan), the operating advisor (only if a Control Termination Event has occurred and is continuing),

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the depositor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), in writing, of any modification, waiver, material consent or amendment of any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan and the date of the modification and deliver a copy to the custodian for deposit in the related mortgage file, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within 10 business days) following the execution of the agreement.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan documents and intercreditor agreement, if any, such that neither the issuing entity as holder of the Mortgage Loan nor a holder of any related Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related Mortgage Loan documents and intercreditor agreement.

Any modification, waiver or amendment with respect to a Serviced Whole Loan may be subject to the consent of one or more holders of a related Serviced Companion Loan and the special servicer as described under “Description of the Mortgage Pool—The Whole Loans”.

See also “—The Directing Certificateholder” and “—The Operating Advisor” for a description of the Directing Certificateholder’s, the OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative’s and the Operating Advisor’s rights with respect to modifications, waivers and amendments and reviewing and approving the Asset Status Report.

Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will be responsible for determining whether to enforce any “due-on-sale” clauses contained in the Mortgage Loan documents or to provide its consent to any assumption and for the handling of all related processing and documentation, or, if mutually agreed to by the master servicer and the special servicer, the master servicer will be required to process such request subject to the consent of the special servicer. The special servicer will not be required to enforce any such “due-on-sale” clauses and in connection therewith will not be required to (1) accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) withhold its consent to any sale or transfer, if (x) such provision is not exercisable under applicable law or if the special servicer determines that the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y) the special servicer determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate or other applicable discount rate), than would enforcement of such clause. If the special servicer determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) that the conditions to sale or transfer have been satisfied, the master servicer or the special servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon and to release the original borrower; provided that (a) the credit status of the prospective transferee is in compliance with the Servicing Standard and criteria and the terms of the related Mortgage and (b) the special servicer has received a Rating Agency Confirmation (and, if the affected Mortgage Loan is part of a Serviced Whole Loan, a Rating Agency Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan) from Moody’s, Fitch or KBRA with respect to any Mortgage Loan that (A) represents more than 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) has a Stated Principal Balance that is more than $35,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000 or (D) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the special servicer will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization). To the extent not precluded by the Mortgage Loan

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documents, the special servicer may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the issuing entity; provided that in the case of a Serviced Whole Loan the special servicer or the master servicer, as applicable, will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loans. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under “—Modifications, Waivers and Amendments” above and “—Realization Upon Mortgage Loans” below.

The special servicer will be responsible for determining whether to enforce any “due-on-encumbrance” clauses contained in the Mortgage Loan documents or to provide its consent to any loan or encumbrance and for the handling of all related processing and documentation, or, if mutually agreed to by the master servicer and the special servicer, the master servicer will be required to process such request subject to the consent of the special servicer. The special servicer will not be required to enforce any such “due-on-encumbrance” clauses and in connection therewith will not be required to (1) accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) withhold its consent to any lien or encumbrance, if the special servicer (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the issuing entity or the holder of any Serviced Companion Loan, if applicable, or that the conditions to further encumbrance have been satisfied (other than in the case of a Non-Serviced Mortgage Loan) and (B) receives a prior Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan) from Moody’s, Fitch or KBRA with respect to any Mortgage Loan that (A) represents more than 2% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) has a Stated Principal Balance that is more than $20,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (D) has an aggregate loan-to-value ratio (including any existing and proposed additional debt) that is equal to or greater than 85%, (E) has an aggregate debt service coverage ratio (in each case, determined based upon the aggregate of the Stated Principal Balance of the related Mortgage Loan, any existing additional debt and the principal amount of the proposed additional lien) that is less than 1.20x, or (F) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the special servicer will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of the applicable other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization); provided that with respect to clauses (A), (B), (C), (D), (E) and (F), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for the requirement of a Rating Agency Confirmation to apply. To the extent not precluded by the Mortgage Loan documents, the special servicer may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the issuing entity; provided that in the case of a Serviced Whole Loan the special servicer or the master servicer, as applicable, will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loans. Neither the master servicer nor the special servicer will be responsible for enforcing a “due-on-sale” or a “due-on-encumbrance” clause with respect to any Non-Serviced Mortgage Loan.

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Notwithstanding the foregoing, without any other approval or consent, the master servicer (for non-Specially Serviced Loans) or the special servicer (for Specially Serviced Loans) may grant and process a borrower’s request for (i) consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose, (ii) consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement, and (iii) consent to any other matter that is not a Major Decision or Special Servicer Decision. In any such case, the master servicer or the special servicer, as applicable, will be entitled to 100% of the related fees.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months (commencing in 2017) and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2018 unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements beginning with calendar year end 2016 of the related Mortgaged Property. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

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Special Servicing Transfer Event

The Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Companion Loans and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans“. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(i)	either (x) with respect to any Mortgage Loan or Serviced Companion Loan, other than a balloon loan, a payment default has occurred on such Mortgage Loan or Serviced Companion Loan at its maturity date or, if the maturity date of such Mortgage Loan or Serviced Companion Loan has been extended in accordance with the PSA, a payment default occurs on such Mortgage Loan or Serviced Companion Loan at its extended maturity date or (y) with respect to a balloon loan, a payment default has occurred with respect to the related balloon payment; provided, that if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the master servicer or the special servicer, who will be required to promptly deliver a copy to the special servicer (in the case of receipt by the master servicer), the master servicer (in the case of receipt by the special servicer), the operating advisor, the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred and is continuing and other than with respect to the OZRE Leased Fee Portfolio Whole Loan), with respect to the OZRE Leased Fee Portfolio Whole Loan, the OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative, within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder consents (other than with respect to the OZRE Leased Fee Portfolio Whole Loan), with respect to the OZRE Leased Fee Portfolio Whole Loan, for so long as the OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date, unless extended by the special servicer in accordance with the Mortgage Loan documents, the PSA and any related Intercreditor Agreement; and provided, further, if the related borrower has delivered to the master servicer, or the special servicer who will be required to promptly delivered a copy to the special servicer (in the case of receipt by the master servicer), the master servicer (in the case of receipt by the special servicer), the operating advisor, the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred and is continuing and other than with respect to the OZRE Leased Fee Portfolio Whole Loan), with respect to the OZRE Leased Fee Portfolio Whole Loan, the OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the master servicer or the special servicer, as applicable, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the refinancing commitment;

(ii)	any monthly payment (other than a balloon payment or any other payment due under clause (i)(x) above in this definition) or any amount due on a monthly basis as an escrow payment or reserve funds, is 60 days or more delinquent;

(iii)	the master servicer or the special servicer (and, in the case of a determination by the special servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder (other than with respect to the OZRE Leased Fee Portfolio Whole Loan), with respect to the OZRE Leased Fee Portfolio Whole Loan, the OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative, and, with respect to any

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Serviced Whole Loan, in consultation with the related Serviced Companion Loan noteholders to the extent provided for in the related intercreditor agreement) determines in its reasonable business judgment, exercised in accordance with the Servicing Standard, that (x) a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or (y) any other default that is likely to impair the use or marketability of the related Mortgaged Property or the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, Serviced Companion Loan, is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a balloon payment, for at least 30 days;

(iv)	the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs;

(v)	the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property;

(vi)	the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(vii)	a default, of which the master servicer or the special servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the master servicer or the special servicer (and, in the case of the special servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder (and other than with respect to the OZRE Leased Fee Portfolio Whole Loan), with respect to the OZRE Leased Fee Portfolio Whole Loan, the OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative, and with respect to any Serviced Whole Loan, in consultation with the related Serviced Companion Loan noteholders to the extent provided for in the related Intercreditor Agreement) materially and adversely affects the interests of the Certificateholders or any holder of a Serviced Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan documents for such Mortgage Loan or Serviced Companion Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

(viii)	the master servicer or special servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each of clause (i) through (viii), a “Servicing Transfer Event”).

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. The

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master servicer will have no responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a “Corrected Loan”) (A) with respect to the circumstances described in clauses (i) and (ii) above, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the special servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured (as determined by the special servicer in accordance with the Servicing Standard) or waived by the special servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan. If any Specially Serviced Loan becomes a Corrected Loan, the special servicer will be required to transfer servicing of such Corrected Loan to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than the Non-Serviced Mortgage Loans) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

•	the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred and is continuing);

•	with respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or to the holder of the related Serviced Companion Loan;

•	the OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative;

•	the operating advisor (but only after the occurrence and during the continuance of a Control Termination Event);

•	the certificate administrator, the master servicer, the trustee; and

•	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

•	summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

•	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

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•	the most current rent roll and income or operating statement available for the related Mortgaged Property;

•	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

•	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

•	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

•	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

•	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

•	the appraised value of the related Mortgaged Properties (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

•	such other information as the special servicer deems relevant in light of the Servicing Standard.

If no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within ten business days) is not in the best interest of all the Certificateholders, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard.

If a Control Termination Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and for so long as no Consultation Termination Event has occurred, the Directing

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Certificateholder). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within ten (10) business days following the later of (i) receipt of such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and so long as no Consultation Termination Event has occurred, the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and so long as no Consultation Termination Event has occurred, the Directing Certificateholder), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)).

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, each of the Directing Certificateholder and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

Notwithstanding the foregoing, in the case of the OZRE Leased Fee Portfolio Whole Loan, only the OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative (without regard to whether a Control Termination Event or a Consultation Termination Event has occurred) may exercise the rights of the Directing Certificateholder described in this “—Asset Status Report” section, and neither the Directing Certificateholder nor the operating advisor will have any of the above described consent or (in the case of the operating advisor) consultation rights, as applicable, unless permitted under the related Intercreditor Agreement.

With respect to each Non-Serviced Mortgage Loan, the related directing certificateholder will have approval and consultation rights with respect to any asset status report prepared by the Non-Serviced Special Servicer with respect to each Non-Serviced Whole Loan under the Non-Serviced PSA that are substantially similar to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the

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Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the Serviced Companion Loan Holders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the Serviced Companion Loan Holders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such

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property. Generally, neither Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the Serviced Companion Loan Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. Within one business day following the end of each Collection Period, the special servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided, that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that it would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan Holder constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to realize a fair price. In the case of certain Non-Serviced Mortgage Loans, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the

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related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loan, the special servicer will be entitled to sell for a Liquidation Fee (with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. The special servicer is required to accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of either its Periodic Payments or its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the master servicer or special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Purchase Price, (ii) the offer is the highest offer received and (iii) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Loan Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists) and, in

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the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender), and the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender).

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the Excluded Special Servicer, if any, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Loan Holder or its representative, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Pari Passu Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Pari Passu Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA. See “Description of the Mortgage Pool—The Whole Loans—215 West 34th Street & 218 West 35th Street Whole Loan”, “—Renaissance Cincinnati Whole Loan”, “—AvidXchange Whole Loan”, “—Madbury Commons Whole Loan”, “—3 Executive Campus Whole Loan” and “—Home Depot – Elk Grove Village Whole Loan”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted Mortgage Loan under the related Non-Serviced PSA, the Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, will have the right to consent to such sale if the required notices and information regarding such sale are not provided to the special servicer in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as a Control Termination Event has not occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—OZRE Leased Fee Portfolio Whole Loan”, “—Hyatt Regency St. Louis at The Arch Whole Loan”, “—AG Life Time Fitness Portfolio Whole Loan”, “—One Commerce Plaza Whole Loan”, “—GFH Brennan Industrial Portfolio Whole Loan” and “—NMS Los Angeles Multifamily Portfolio Whole Loan”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all

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amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans other than any Excluded Loan or the OZRE Leased Fee Portfolio Whole Loan or (2) the special servicer, with respect to non-Specially Serviced Loans other than any Excluded Loan or the OZRE Leased Fee Portfolio Whole Loan, as to all matters for which the master servicer must obtain the consent or deemed consent of the special servicer (e.g., the Major Decisions) and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than any Excluded Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)  absent that selection, or

(2)  until a Directing Certificateholder is so selected, or

(3)  upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA.

The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder is expected to be RREF III Debt AIV, LP or another affiliate of Rialto Capital Advisors, LLC. In addition, Rialto Capital Advisors, LLC is an affiliate of the entity that is the initial controlling class certificateholder and the initial directing certificateholder under the COMM 2015-CCRE27 Pooling and Servicing Agreement, which governs the servicing and administration of the NMS Los Angeles Multifamily Portfolio Whole Loan.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

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The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class, or if no Class of Control Eligible Certificates meets the preceding requirement, the most senior Class of Control Eligible Certificates. The Controlling Class as of the Closing Date will be Class G certificates; provided that if, at any time, the Certificate Balance of all Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts allocable to such classes, has been reduced to zero, the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a Principal Balance greater than zero.

The “Control Eligible Certificates” will be any of the Class F and Class G certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder is identified, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

The Class F certificateholders that are the Controlling Class Certificateholders may waive its rights as the Controlling Class Certificateholders as described “—Control Termination Event and Consultation Termination Event “ below.

Major Decisions

Except as otherwise described under “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, (a) the master servicer will not be permitted to take any of the following actions unless it has obtained the consent of the special servicer and (b) prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any of the following actions and the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, as to which the Directing Certificateholder has objected in writing within ten business days (or thirty (30) days with respect to clause (x) below) after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the special servicer within such ten-business-day (or 30-day) period, the Directing Certificateholder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(a)  any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan as come into and continue in default;

(b)  any modification, consent to a modification or waiver of any monetary term (other than late payment charges or default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding late payment charges or default interest) of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole

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Loan or any extension of the maturity date of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan;

(c)  any sale of a defaulted Mortgage Loan (that is not a Non-Serviced Mortgage Loan), an REO Property (in each case, other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates” in this prospectus) for less than the applicable Repurchase Price;

(d)  any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(e)  any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than as required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan and for which there is no material lender discretion;

(f)   any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(g)  any property management company changes for which the lender is required to consent or approve under the Mortgage Loan documents (with respect to a Mortgage Loan or Serviced Whole Loan (i) with a Stated Principal Balance greater than $2,500,000 or (ii) where the successor property manager is affiliated with the borrower) or franchise changes for which the lender is required to consent or approve under the Mortgage Loan Documents (with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan);

(h)  releases of any escrow accounts, reserve accounts or letters of credit, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan and for which there is no material lender discretion;

(i)   any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan and for which there is no lender discretion;

(j)   any determination of an Acceptable Insurance Default;

(k)  the determination of the special servicer pursuant to clause (iii) or clause (vii) of the definition of “Specially Serviced Loan”;

(l)   any acceleration of a Mortgage Loan or Serviced Whole Loan following a default or an event of default with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or such Serviced Whole Loan, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related mortgagor or Mortgaged Property; and

(m) any modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender, holder of a Companion Loan or other subordinate debt holder related to a Mortgage Loan (including a Non-Serviced Mortgage Loan, to the extent consent rights with respect to such modification, waiver or amendment are granted to the holder of the Companion Loan or other subordinate debt under the related agreement) or such Serviced Whole Loan, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

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provided, further, that if the master servicer or the special servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to any applicable Serviced Whole Loan, the holders of any related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender) and the special servicer has made a reasonable effort to contact the Directing Certificateholder, the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response.

Subject to the terms and conditions of this section, including, without limitation, the proviso set forth at the conclusion of the immediately preceding paragraph, (a) the special servicer will process all requests for any matter that constitutes a “Major Decision” with respect to any Specially Serviced Loan and any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) and (b) the master servicer will process all requests for any matter that constitutes a “Major Decision” with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) if the master servicer and the special servicer have mutually agreed to have the master servicer process such request. Upon receiving a request for any matter that constitutes a Major Decision, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the related Major Decision.

Asset Status Report

The OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative (with respect to the OZRE Leased Fee Portfolio Whole Loan), or, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder, will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of Special Servicer

The OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative (with respect to the OZRE Leased Fee Portfolio Whole Loan), or, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of Special Servicer Without Cause” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

If a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the master servicer or the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any

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Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan, the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class F certificates have a Certificate Balance (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to Excluded Loans, a Control Termination Event will be deemed to exist.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Appraisal Reduction Amounts; or (ii) a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of Class F certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than

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the Control Eligible Certificates have been reduced to zero. With respect to Excluded Loans, a Consultation Termination Event will be deemed to exist.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class F certificates and the Class F certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time, the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of the Class F certificates, the successor Class F Certificateholder that is the Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the Controlling Class Certificateholder. The successor Class F certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class F certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class F certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of Class F certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Serviced Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the

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special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of Holders of Companion Loans

With respect to each Non-Serviced Whole Loan, the Directing Certificateholder will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the directing certificateholder of such Non-Serviced Whole Loan. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, has consultation rights with respect to certain major decisions relating to the Non-Serviced Whole Loans, and, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a Defaulted Loan under certain circumstances described under “—Sale of Defaulted Loans and REO Properties”. See “Description of the Mortgage Pool—The Whole Loans—OZRE Leased Fee Portfolio Whole Loan”, “—Hyatt Regency St. Louis at The Arch Whole Loan”, “—AG Life Time Fitness Portfolio Whole Loan”, “—One Commerce Plaza Whole Loan”, “—GFH Brennan Industrial Portfolio Whole Loan” and “—NMS Los Angeles Multifamily Portfolio Whole Loan”, and “—Servicing of the Non-Serviced Mortgage Loans” below.

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has consultation rights with respect to certain major decisions. See “Description of the Mortgage Pool—The Whole Loans—215 West 34th Street & 218 West 35th Street Whole Loan”, “—Renaissance Cincinnati Whole Loan”, “—AvidXchange Whole Loan”, “—Madbury Commons Whole Loan”, “—3 Executive Campus Whole Loan” and “—Home Depot – Elk Grove Village Whole Loan”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the Controlling Class (or, in the case of a Whole Loan, in the interests of one or more Companion Loan noteholders);

(c)  does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)  may take actions that favor the interests of the holders of the Controlling Class (or, in the case of a Whole Loan, in the interests of one or more Companion Loan noteholders) over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

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The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the accepted servicing practices or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent, and in accordance with the standard of care, set forth in the PSA, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights under the PSA for this transaction with respect to any Non-Serviced Whole Loan or the OZRE Leased Fee Portfolio Mortgage Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. However, Park Bridge Lender Services LLC is also the operating advisor under the COMM 2015-CCRE27 Pooling and Servicing Agreement, the CFCRE 2016-C3 Pooling and Servicing Agreement and COMM 2016-CCRE28 Pooling and Servicing Agreement, and, in that capacity, will have certain obligations and consultation rights with respect to the related Non-Serviced Special Servicer pursuant to the COMM 2015-CCRE27 Pooling and Servicing Agreement, the CFCRE 2016-C3 Pooling and Servicing Agreement and COMM 2016-CCRE28 Pooling and Servicing Agreement, that are substantially similar to those of the operating advisor under the PSA. It is expected that the operating advisor under the OZRE Leased Fee Portfolio Pooling and Servicing Agreement will have certain obligations and consultation rights with respect to the OZRE Leased Fee Portfolio Whole Loan which are substantially similar to those of the operating advisor under the PSA for this transaction. See “—Servicing of the Non-Serviced Mortgage Loans” below.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan and the OZRE Leased Fee Portfolio Mortgage Loan) or Serviced Whole Loan, unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the special servicer:

(a)        promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)        promptly reviewing each Final Asset Status Report; and

(c)        reviewing any Appraisal Reduction Amount and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating

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advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the special servicer and the Directing Certificateholder of such error).

The operating advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease changes and other similar actions that the special servicer may perform under the PSA and will have no obligations with respect to any Non-Serviced Mortgage Loan or the OZRE Leased Fee Portfolio Mortgage Loan.

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder which does not include any communication (other than the related Asset Status Report) between the special servicer and Directing Certificateholder with respect to such Specially Serviced Loan; provided that, so long as a Control Termination Event has not occurred and is not continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder (other than with respect to the OZRE Leased Fee Portfolio Whole Loan) or, with respect to the OZRE Leased Fee Portfolio Whole Loan, the OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative, has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the special servicer in accordance with the terms of the PSA.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loan and the OZRE Leased Fee Portfolio Mortgage Loan) or Serviced Whole Loan, while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)  the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)  the operating advisor will be required to consult (on a non-binding basis) with the special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)  the operating advisor will be required to prepare an annual report (if any Mortgage Loan other than the Non-Serviced Mortgage Loan or any Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) in the form attached to this prospectus as Annex B to be provided to the trustee, the master servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)  the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the special servicer.

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In connection with the performance of the duties described in clause (iv) above:

(1)  after the calculation but prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information and, in the case of the Appraisal Reduction Amount, only to the extent the master servicer has provided such information to the special servicer) to the operating advisor;

(2)  if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and special servicer or master servicer, as applicable, will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(3)  if the operating advisor and special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer or master servicer, as applicable, and the operating advisor and determine which calculation is to apply.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan (other than the OZRE Leased Fee Portfolio Whole Loan) for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Loan Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, the mortgage loan seller, the depositor, the servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, or any of their affiliates.

Annual Report

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance Report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans (other than the OZRE Leased Fee Portfolio Mortgage Loan) were Specially Serviced Loans in the prior calendar year) prepare an annual report in the form attached to this prospectus as Annex B to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year on a “platform-level basis” with respect to the resolution and liquidation of Specially Serviced Loans that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used in connection with the operating advisor’s annual report, the term “platform-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and/or liquidation of Specially Serviced Loans, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance Report, Attestation Report, Asset Status Report

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and other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least five (5) business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to the Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

Recommendation of the Replacement of the Special Servicer

After the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of the special servicer in the manner described in “—Replacement of Special Servicer Without Cause” and “―Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)	that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”) (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or a material factor in such rating action;

(ii)	that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)	that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, or a depositor, a trustee, a certificate administrator, master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates; and

(iv)	that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor will be obligated to keep confidential any Privileged Information received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with

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the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party, (iii) information subject to attorney-client privilege and (iv) any Asset Status Report or Final Asset Status Report.

The operating advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, as evidenced by an opinion of counsel (which will be an additional expense of the issuing entity) delivered to each of the master servicer, the special servicer, the Directing Certificateholder (other than with respect to an Excluded Loan), the OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative (with respect to the OZRE Leased Fee Portfolio Whole Loan), the operating advisor, the asset representations reviewer, the certificate administrator and the trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than

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25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the operating advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)   the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, either (i) the trustee may or (ii) upon the written direction of Certificateholders representing at least 25% of the Voting Rights of each class of certificates, the trustee will be required to promptly terminate all of the rights and obligations of the operating advisor under the PSA (other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination)), by written notice to the operating advisor and, upon such direction if applicable, appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the certificate administrator is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (only for so long as no Consultation Termination Event has occurred), any Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

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Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Certificates evidencing not less than 15% of the aggregate Voting Rights requesting a vote to terminate and replace the operating advisor with a proposed successor operating advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide written notice of such request to all Certificateholders and the operating advisor by posting such notice on its internet website and by mailing such notice to all Certificateholders. Upon the written direction of holders of more than 50% of the Voting Rights of the Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Certificates exercise their right to vote), the trustee will be required to terminate all of the rights and obligations of the operating advisor under the PSA by written notice to the operating advisor (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). The certificate administrator will be required to include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the certificate administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. The certificate administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the Class V certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, master servicer, special servicer, trustee, certificate administrator, the asset representations reviewer and the Directing Certificateholder, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

In addition, the operating advisor has the right to resign without cost or expense on or after any date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the issuing entity is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The operating advisor will provide all of the parties to the PSA and the Directing Certificateholder 30 days prior written notice of any such resignation. If the operating advisor resigns pursuant to the foregoing, then no replacement operating advisor will be appointed. The resigning operating advisor will be entitled to, and subject, to any rights and obligations that accrued under the PSA prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnification rights arising out of events occurring prior to its resignation.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

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In the event the operating advisor resigns or is terminated for any reason, it will remain entitled to any accrued and unpaid fees and reimbursement of operating advisor expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on either the CREFC® Delinquent Loan Status Report or the CREFC® Loan Periodic Update File delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, as applicable, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) or (3), deliver such information in a written notice (which may be via email) within two (2) business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.

With respect to any determination of whether to commence an Asset Review, an “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2) at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balances of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In particular, this pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. We believe it would not be appropriate for the delinquency of three (3) large loans to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. As a result, the percentage based on outstanding principal balance in clause (1) was set to exceed the portion of the aggregate outstanding balance of the Mortgage Pool represented by the three (3) largest Mortgage Loans in the pool. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count)

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are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to prior pools of commercial mortgage loans for which CCRE Lending (or its predecessors) was sponsor in a public offering of CMBS, the highest percentage of loans that were delinquent at least 60 days at the end of any reporting period between January 1, 2010 and March 31, 2016, was approximately 3.0%.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than the industry historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least sixty days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election“), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and all Certificateholders, and to conduct a solicitation of votes by Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review of Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote“), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or otherwise is in effect, (C) the certificate administrator has received any Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice“), the custodian (with respect to clauses (i) – (v) for non-Specially Serviced Loans), the master servicer (with respect to clause (vi) for non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vi)) after receipt of such notice from the certificate administrator, provide the following materials to the asset representations reviewer (collectively, with the Diligence Files, a copy of the prospectus, a copy of each

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related MLPA and a copy of the PSA included by the certificate administrator in its secure file system or posted to the certificate administrator’s website, as applicable, the “Review Materials“):

(i)	a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)	a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)	a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)	a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)	a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)	any other related documents or information that are reasonably requested by the asset representations reviewer to be delivered by the master servicer or the special servicer, as applicable, in the time frame as described below.

In addition, in the event that the asset representations reviewer determines that the Review Materials provided to it with respect to any Mortgage Loan are missing any documents or information required to complete any Test in connection with an Asset Review of such Mortgage Loan, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents and information, and request the master servicer or the special servicer, as applicable, promptly, but in no event later than ten (10) business days after receipt of such notification from the asset representations reviewer, to deliver to the asset representations reviewer such missing documents and information to the extent in its possession. In the event any missing documents or information are not provided by the master servicer or special servicer, as applicable, within such ten (10) business day period, the asset representations reviewer will request such documents or information from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents and information only to the extent such information is in the possession of such party.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith sole discretion (“Unsolicited Information“) relevant to the Asset Review, as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files included in the certificate administrator’s secure file system with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, is required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a

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Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials, or (ii) Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing information and documentation is not delivered to the asset representations reviewer by the applicable mortgage loan seller, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) within 10 days upon request as described above, the asset representations reviewer will list such missing information and documents in its preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing information and documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such information and documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period“) to remedy or otherwise refute the failure. Any information and documents provided or explanations given to support a conclusion that the representation and warranty has not failed a Test or that any missing information or documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within the later of (x) 60 days after the date on which access to the Diligence Files included in the certificate administrator’s secure file system is provided to the asset representations reviewer by the certificate administrator or (y) within the 10 days after the expiration of the Cure/Contest Period, to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, certificate administrator, master servicer and special servicer. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any information or documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) or the

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related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the information received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such information from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received by the certificate administrator, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than 2 business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to at all times be an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights of each class of certificates, the trustee will be required to promptly appoint a replacement asset representations reviewer as selected by the Certificateholders that is an Eligible Asset Representations Reviewer. The trustee may rely on a certification by the replacement asset representations advisor that it is an Eligible Asset Representations Reviewer. If the trustee is unable to appoint a successor asset representations reviewer at the direction of the Certificateholders as described above within 30 days of the termination of the asset representations reviewer, the depositor will be permitted to find a replacement.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Moody’s, Fitch, KBRA, DBRS, Inc., Morningstar Credit Ratings, LLC or Standard & Poor’s Ratings Services and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Moody’s, Fitch, KBRA, DBRS, Inc., Morningstar Credit Ratings, LLC or Standard & Poor’s Ratings Services has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA or the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any Privileged Information received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by

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the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception. In addition, the asset representations reviewer will be required to keep all documents and information in connection with an Asset Review that are provided by the related mortgage loan seller, the master servicer and the special servicer confidential and will not disclose such documents or information except (i) for purposes of complying with its duties and obligations under the PSA or (ii) (a) if such documents or information become generally available and known to the public other than as a result of a disclosure directly or indirectly by the asset representations reviewer, (b) it is reasonable and necessary for the asset representations reviewer to disclose such documents or information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such documents or information was already known to the asset representations reviewer and not otherwise subject to a confidentiality obligation and/or (d) the asset representations reviewer is required by law, rule, regulation, order, judgment or decree to disclose such document or information.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker-dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of their asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an established Eligible Asset Representations Reviewer, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) executes and delivers to the trustee and the certificate administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under the PSA from and after the date of such agreement and (C) is not be a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which the Asset Representations Reviewer Monitor Fee or the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party hereto and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or

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transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)	any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights; provided that if such failure is capable of being cured and the asset representations reviewer is diligently pursuing such cure, such 30 day period will be extended by an additional 30 days;

(ii)	any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)	any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)	the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)	the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice (which will be simultaneously delivered to the asset representations reviewer) of the occurrence of any Asset Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Reviewer Termination Event has been remedied.

Rights Upon Asset Reviewer Termination Event

If an Asset Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Reviewer Termination Event has not been remedied, then upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any

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Appraisal Reduction Amounts) the trustee will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. After such termination, upon the written direction of Certificateholders representing at least 25% of the Voting Rights of each class of certificates, the trustee will be required to promptly appoint a replacement asset representations reviewer as selected by the Certificateholders that is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of Special Servicer Without Cause

Except as limited by certain conditions described below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be

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replaced, with respect to the OZRE Leased Fee Portfolio Whole Loan, by the OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative and, except with respect to the OZRE Leased Fee Portfolio Whole Loan and prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder or the OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative, as applicable, appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees of any such termination incurred by the Directing Certificateholder will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of (i) holders of Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum or (ii) holders of Principal Balance Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates on an aggregate basis, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders; provided such successor special servicer is a Qualified Replacement Special Servicer, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Principal Balance Certificates on an aggregate basis.

“Non-Reduced Certificates” means any Class of Principal Balance Certificates then-outstanding for which (a)(1) the initial Certificate Balance of such class of certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such class of certificates, (y) any Appraisal Reduction Amounts allocated to such class of certificates and (z) any Realized Losses previously allocated to such class of certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such class of certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such class of certificates.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation

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that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) is not a special servicer that has been cited by Moody’s or KBRA as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination and (vii) currently has a special servicer rating of at least “CSS3” from Fitch.

In addition, after the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post the related report on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace the special servicer, the certificate administrator will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator obtains a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA) and the certificate administrator receives the requisite amount of affirmative votes within 180 days of the posting of notice of such vote to the certificate administrator’s website, the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it is a Borrower Party with respect to any Mortgage Loan or Whole Loan (any such Mortgage Loan or Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder be entitled to appoint (and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (unless such Excluded Special Servicer Loan is the OZRE Leased Fee Portfolio Mortgage Loan, in which case the related Directing Certificateholder will be entitled to appoint (and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA) (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. If an Excluded Special Servicer Loan is also an Excluded Loan, the largest Controlling Class Certificateholder (by Certificate Balance) that is not an Excluded Controlling Class Holder will be entitled to appoint (and replace with or without cause) the Excluded Special Servicer

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for the related Excluded Special Servicer Loan in accordance with the terms of the PSA. If a Control Termination Event has occurred and is continuing, neither the Directing Certificateholder nor any other Controlling Class Certificateholder will be entitled to remove or replace the Excluded Special Servicer with respect to any Excluded Special Servicer Loan. If a Control Termination Event has occurred and is continuing and prior to a Consultation Termination Event, the largest Controlling Class Certificateholder that is not an Excluded Controlling Class Holder will have the right to appoint the Excluded Special Servicer.

If a Consultation Termination Event has occurred and is continuing, upon resignation of the special servicer with respect to an Excluded Special Servicer Loan, such resigning special servicer will use reasonable efforts to appoint the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

If at any time a special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan will no longer be an Excluded Special Servicer Loan, (3) such special servicer will become the special servicer again for the such related Mortgage Loan and (4) such special servicer will be entitled all special servicing compensation with respect to such Mortgage Loan earned during such time on and after such Mortgage Loan is no longer an Excluded Special Servicer Loan.

The Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Loan (provided that that special servicer will remain entitled to all other special servicing compensation with respect all Mortgage Loans and Serviced Whole Loan which are not Excluded Special Servicer Loans).

No appointment of a special servicer will be effective until the depositor has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to each Non-Serviced Whole Loan, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the directing certificateholder appointed under the related Non-Serviced PSA (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—OZRE Leased Fee Portfolio Whole Loan”, “—Hyatt Regency St. Louis at The Arch Whole Loan”, “—AG Life Time Fitness Portfolio Whole Loan”, “—One Commerce Plaza Whole Loan”, “—GFH Brennan Industrial Portfolio Whole Loan” and “—NMS Los Angeles Multifamily Portfolio Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Master Servicer and Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)  with respect to the master servicer only, any failure by the master servicer (i) to make a required deposit to the Collection Account or to the separate custodial account for any Serviced Whole Loan on the day such deposit was first required to be made, which failure is not remedied within two business days, (ii) to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the master servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the master servicer does not timely make such remittances to the certificate administrator, the master servicer will be required to pay the

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certificate administrator for the account of the certificate administrator interest on any amount not timely remitted at the Reimbursement Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made) or (iii) to remit to any holder of a Serviced Companion Loan, as and when required by the PSA or the related intercreditor agreement, any amount required to be so remitted which failure continues for two business days;

(b)  with respect to the special servicer only, any failure by the special servicer to deposit into the REO Account on the day such deposit is required to be made and such failure continues unremedied for two business days, or to remit to the master servicer for deposit in the Collection Account (or, in the case of a Serviced Whole Loan, the related custodial account) any such remittance required to be made, under the PSA; provided, however, that the failure of the special servicer to remit such remittance to the master servicer will not be a Servicer Termination Event if such failure is remedied within two business days and if the special servicer has compensated the master servicer for any loss of income (at the Reimbursement Rate) on such amount suffered by the master servicer due to and caused by the late remittance of the special servicer and reimbursed the issuing entity for any resulting advance interest due to the master servicer;

(c)  any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (15 days in the case of the master servicer’s failure to make a Servicing Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the master servicer or the special servicer, as the case may be, pursuant to the PSA or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, by the Certificateholders of any Class, evidencing percentage interest aggregating not less than 25% of such Class or by such holder of a Serviced Companion Loan, if affected; provided, if that failure is capable of being cured and the master servicer or the special servicer, as applicable, is diligently pursuing that cure, that 15-, 30- or 45-day period, as applicable, will be extended an additional 30 days;

(d)  any breach on the part of the master servicer or the special servicer of any representation or warranty in the PSA which materially and adversely affects the interests of any class of certificateholders or holder of a Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer, the special servicer, the depositor and the trustee by the holders of Certificates of any Class, evidencing percentage interests aggregating not less than 25% of such Class or by such holder of a Serviced Companion Loan, if affected; provided, if that breach is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, as applicable, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)   either of Moody’s or KBRA has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or (ii) has placed one or more Classes of Certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such action has not been withdrawn by Moody’s or KBRA within 60 days) and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such action;

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(g) the master servicer or the special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h)  so long as the issuing entity is subject to Exchange Act reporting requirements, any failure by the master servicer or special servicer, as applicable, to deliver to the trustee and the certificate administrator (i) an annual certification regarding such servicer’s compliance with the terms of the PSA, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment by the time required under the PSA after any applicable grace period or (ii) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant (such entity, the “Sub-Servicing Entity”) retained by the master servicer or special servicer, as applicable (but excluding any Sub-Servicing Entity which the master servicer or special servicer has been directed to retain by a sponsor or mortgage loan seller) is required to deliver (after any applicable grace period) (any Sub-Servicing Entity will be terminated if it defaults in accordance with the provision of this clause (h)).

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, occurs and is continuing, then the trustee may, and at the written direction of (1) the holders of Certificates evidencing at least 25% of the aggregate Voting Rights, (2) other than with respect to the OZRE Leased Fee Portfolio Whole Loan, in the case of the special servicer, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, (3) with respect to the OZRE Leased Fee Portfolio Whole Loan, the OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative, (4) the depositor (with respect to clause (g) of the definition of “Servicer Termination Event”), the trustee will be required to terminate all of the rights (other than certain rights to indemnification, compensation and (in certain limited circumstances) the excess servicing strip as provided in the PSA) and obligations of the master servicer as master servicer or the special servicer as special servicer, as the case may be, under the PSA. In the case of a Servicer Termination Event pursuant to clause (f) of the definition thereof, the certificate administrator will be required to notify Certificateholders and Serviced Companion Loan noteholders of such Servicer Termination Event and request whether such Certificateholders and, if applicable, the Serviced Companion Loan noteholders favor such termination. Notwithstanding the foregoing, upon any termination of the master servicer or the special servicer, as applicable, under the PSA, the master servicer or the special servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the PSA.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the master servicer affects a Serviced Companion Loan or the holder thereof and the master servicer is not otherwise terminated or (b) if a nationally recognized statistical rating organization (“NRSRO”), as that term is defined in Section 3(a)(62) of the Exchange Act, engaged to rate any class of certificates backed, wholly or partially, by any Serviced Companion Loan qualifies, downgrades or withdraws its rating of such class of certificates, publicly citing servicing concerns with the master servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to request that the trustee direct the master servicer to appoint a sub-servicer (or if the related Serviced Whole Loan is currently being sub-serviced, then the trustee may direct the master servicer to replace such sub-servicer with a new sub-servicer but only if such original sub-servicer is in default (beyond any applicable cure periods) under the related sub-servicing agreement) that will be responsible for servicing the related Serviced Whole Loan; provided that the trustee will be required to direct the master servicer to obtain a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities) (at the expense of the requesting party) with respect to the appointment of such sub-servicer.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the special servicer affects a Serviced Companion Loan and the special servicer is not otherwise terminated or (b) if an NRSRO engaged to rate any class of certificates backed, wholly or partially, by any Serviced Companion Loan qualifies, downgrades or withdraws its rating of such class of certificates, citing servicing concerns

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with the special servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to direct that the trustee terminate the special servicer with respect to the related Serviced Whole Loan only, but no other Mortgage Loan.

On and after the date of termination following a Servicer Termination Event by the master servicer or the special servicer, the trustee will succeed to all authority and power of the master servicer or the special servicer, as applicable, under the PSA (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the master servicer or the special servicer, as applicable, would have been entitled. If the trustee is unwilling or unable so to act, or holders of Certificates evidencing (i) in the case of the master servicer, at least 25% of the aggregate Voting Rights, or (ii) in the case of the special servicer, at least 25% of the aggregate Voting Rights (or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (other than with respect to the OZRE Leased Fee Portfolio Whole Loan), with respect to the OZRE Leased Fee Portfolio Whole Loan, the OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative) so request, or, with respect to a Serviced Whole Loan, if an affected Serviced Companion Loan noteholder so requests, or if the trustee is not an “approved” servicer by any of the rating agencies for mortgage pools similar to the one held by the issuing entity, the trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that, (i) other than with respect to the OZRE Leased Fee Portfolio Whole Loan, for so long as no Control Termination Event has occurred and is continuing, has been approved by the Directing Certificateholder, and (ii) with respect to the OZRE Leased Fee Portfolio Whole Loan, has been approved by the OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative a (in each case, which approval may not be unreasonably withheld in the case of the appointment of a successor master servicer) to act as successor to the master servicer or the special servicer, as applicable, under the PSA; provided that the trustee must obtain a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities). Pending such appointment, the trustee is obligated to act in such capacity unless the trustee is prohibited by law from so acting. The trustee and any such successor may agree upon the servicing compensation to be paid; provided, that no such compensation may be in excess of that permitted to the terminated master servicer or special servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated master servicer or special servicer, additional amounts may be paid to such successor and such amounts in excess of that permitted the terminated master servicer or special servicer will be treated as Realized Losses. All reasonable costs and expenses of the trustee (including the cost of obtaining a Rating Agency Confirmation and any applicable indemnity) or the successor master servicer or successor special servicer incurred in connection with transferring the mortgage files to the successor master servicer or special servicer and amending the PSA to reflect such succession are required to be paid by the predecessor master servicer or the special servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor master servicer or special servicer (as the case may be) has not reimbursed the trustee or the successor master servicer or special servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the issuing entity; provided that the terminated master servicer or special servicer will not thereby be relieved of its liability for such expenses.

No Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA, the Certificates or the Mortgage Loans, unless, with respect to the PSA, such holder previously has given to the trustee a written notice of a default under the PSA, and of the continuance thereof, and unless the holders of Certificates of any Class affected thereby evidencing percentage interests of at least 25% of such Class, as applicable, have made written request of the trustee to institute such proceeding in its capacity as trustee under the PSA and have offered to the trustee such security or indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, failed or refused to institute such proceeding.

Neither the trustee nor the certificate administrator will have any obligation to make any investigation of matters arising under the PSA or to institute, conduct or defend any litigation under the PSA or in relation to it at the request, order or direction of any of the holders of Certificates, unless holders of

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certificates entitled to greater than 25% of the percentage interest of each affected class direct the trustee to do so and such holders of Certificates have offered to the trustee or the certificate administrator, as applicable security or indemnity reasonably satisfactory to the trustee or the certificate administrator, as applicable against the costs, expenses and liabilities which may be incurred in connection with such action.

Notwithstanding the foregoing discussion in this “—Rights upon Servicer Termination Event” section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events described in clause (f) under “—Servicer Termination Events” above, the master servicer will have the right, at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a successor master servicer in connection with whose appointment a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities) has been provided, in accordance with the terms set forth in the PSA, including that any successor master servicer fulfill the ratings requirements for successor master servicer set forth in the PSA.

In addition, the depositor may direct the trustee to terminate the master servicer upon 5 business days’ written notice if the master servicer fails to comply with certain of its reporting obligations under the PSA (subject to any applicable grace period).

Waiver of Servicer Termination Event

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates and each Serviced Companion Loan noteholder adversely affected by such Servicer Termination Event, except (a) a Servicer Termination Event under clause (g) of the definition of “Servicer Termination Events” may be waived only with the consent of the depositor and (b) a default in making any required deposits to or payments from the Collection Account, any Serviced Whole Loan Custodial Account or the Lower-Tier REMIC Distribution Account or in remitting payments as received, in each case in accordance with the PSA.

Resignation of the Master Servicer and Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, (i) other than with respect to the OZRE Leased Fee Portfolio Whole Loan, for so long as a Control Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Certificateholder, and (ii) with respect to the OZRE Leased Fee Portfolio Whole Loan, the approval of the OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative, which approval in each case will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of

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Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any legal action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), none of the trustee, the certificate administrator or the custodian will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee, the certificate administrator or the custodian has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under the related Non-Serviced PSA with respect to a Non-Serviced Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other Mortgage Loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or operating advisor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor and the operating advisor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the

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enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan, Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee, the certificate administrator and the custodian make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee, the certificate administrator and the custodian), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee, the certificate administrator and the custodian as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or any special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee, the certificate administrator and the custodian from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee, the certificate administrator nor the custodian, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee, the certificate administrator or the custodian, unless it is proven that the trustee, the certificate administrator or the custodian, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee, the certificate administrator nor the custodian, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, the certificate administrator and the custodian, or

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exercising any trust or power conferred upon the trustee, the certificate administrator and the custodian, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee, the certificate administrator and the custodian and any director, officer, employee, representative or agent of the trustee, the certificate administrator and the custodian, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee, the certificate administrator or the custodian in connection with their participation in the transaction and any act or omission of the trustee, the certificate administrator or the custodian relating to the exercise and performance of any of the powers and duties of the trustee, the certificate administrator and the custodian (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee, the certificate administrator or the custodian pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee, the certificate administrator or the custodian in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee, the certificate administrator or the custodian made in the PSA.

The rights, protections, exculpations and indemnities provided to the trustee and/or the certificate administrator above and in the PSA will also apply to the paying agent and the custodian as if they were expressly set forth for each of their benefits, mutatis mutandis.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to the applicable mortgage loan seller and the depositor. The master servicer (in the case of Mortgage Loans that are not Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPAs relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as the master servicer or the special servicer, as applicable, would require were it, in its individual capacity, the owner of the affected Mortgage Loan.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the special servicer will be required to determine whether at that time, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the special servicer determines that a Material Defect exists, the special servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor or, to the extent nonrecoverable, trust fund expenses. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

For the avoidance of doubt, none of the trustee, the custodian or the certificate administrator will be obligated to enforce the obligations of the applicable mortgage loan seller under the MLPA.

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Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the special servicer, and the special servicer will be required to promptly forward that Certificateholder Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the special servicer (the “Enforcing Servicer”) will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

An “Enforcing Party” is the person obligated to enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the directing certificateholder has actual knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller and the depositor. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

Resolution of a Repurchase Request

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), the provisions described below will apply. Receipt of the Repurchase Request will be deemed to occur two business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller made the Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”)

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to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator, who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). Such notice will be required to include a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, as well as notice that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder or OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative, as applicable.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will

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continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely delivers a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was delivered to the Enforcing Servicer, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the special servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation including, if applicable, between the Enforcing Party and the Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

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In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation (i) with respect to any loan other than the OZRE Leased Fee Portfolio Whole Loan with the Directing Certificateholder, provided that a Consultation Termination Event has not occurred and is continuing, and (ii) with respect to the OZRE Leased Fee Portfolio Whole Loan, with the OZRE Leased Fee Portfolio Pari Passu Companion Loan Controlling Class Representative and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the special servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Certificateholder (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed in lieu of foreclosure, or bankruptcy or other litigation).

Any out-of-pocket expenses required to be borne by the Enforcing Servicer in a mediation or arbitration will be reimbursed as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The Non-Serviced Mortgage Loans and any related REO Properties are being serviced and administered under related the Non-Serviced PSAs. Accordingly, the related Non-Serviced Master Servicer (or, if it fails to do so, the Non-Serviced Trustee) will (and, in certain urgent or emergency situations, the Non-Serviced Special Servicer may) generally make servicing advances, unless it is determined in accordance with the Non-Serviced PSA that such servicing advance would not be recoverable from related collections. However, no such party will make a P&I advance with respect to the

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related Non-Serviced Mortgage Loan. Each Non-Serviced Master Servicer will generally also remit collections on the Non-Serviced Mortgage Loan to or on behalf of the issuing entity for this securitization. However, the master servicer for this securitization will generally be obligated to compile reports that include information on such Non-Serviced Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the issuing entity as the holder of such Non-Serviced Mortgage Loan under the terms of the related Intercreditor Agreement and make P&I Advances with respect to the Non-Serviced Mortgage Loan, subject to any non-recoverability determination. The Non-Serviced PSAs and the PSA address similar servicing matters, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the Mortgaged Properties; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted Mortgage Loans; acquisition, operation, maintenance and disposition of REO Properties; servicing compensation; modifications, waivers, amendments and consents with respect to the serviced Mortgage Loans; servicing reports; servicer liability and indemnification; servicer resignation; servicer termination events; and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. In addition, the securitization transaction governing the servicing of each Non-Serviced Whole Loan is a rated commercial mortgage-backed securitization transaction that is rated by one or more nationally recognized statistical rating organizations. Nonetheless, the servicing arrangements under such Non-Serviced PSA differ in certain respects from the servicing arrangements under the PSA. For example, the provisions of the Non-Serviced PSA and the PSA differ with respect to, among other things, time periods and timing matters, terminology, allocation of duties between multiple servicers and other service providers, the specifics of particular servicer termination events, notices to and communications with applicable rating agencies and rating confirmation requirements. Below are certain matters regarding the servicing of the Non-Serviced Mortgage Loans for your consideration:

•	The master servicer, the special servicer, the certificate administrator and the trustee under the PSA will have no obligation or authority to (a) supervise any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, or any of the trustee, certificate administrator or operating advisor under any Non-Serviced PSA or (b) make Servicing Advances with respect to any Non-Serviced Mortgage Loan. The obligation of the master servicer for this securitization to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to the Non-Serviced Mortgage Loans is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or the applicable Non-Serviced Special Servicer.

•	Any advances made by the Non-Serviced Master Servicer and the Non-Serviced Trustee in respect of a monthly payment on a Non-Serviced Companion Loan may only be reimbursed out of future payments and collections on such Non-Serviced Companion Loan or, as and to the extent permitted under the related Non-Serviced PSA, on other loans included in the securitization trust holding such Non-Serviced Companion Loan but not out of payments or other collections on the Mortgage Loans.

•	Pursuant to the applicable Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the applicable Non-Serviced Mortgage Loan will be generally similar to the corresponding fee payable under the PSA.

•	The master servicer for this securitization will be required to make P&I Advances with respect to each Non-Serviced Mortgage Loan, unless it has determined that such Advance would not be recoverable from collections on the Non-Serviced Mortgage Loan.

•	Each Non-Serviced Master Servicer is obligated to make servicing advances with respect to the related Non-Serviced Whole Loan. If such Non-Serviced Master Servicer determines that a servicing advance it made with respect to the related Non-Serviced Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the related Non-Serviced Mortgage Loan and the related Non-Serviced

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Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on the mortgage loans in the related securitization trust holding such Non-Serviced Companion Loan.

•	With respect to the Non-Serviced Mortgage Loans, prior to the occurrence and continuance of any control event under the related Non-Serviced PSA, the applicable directing certificateholder will have the right to terminate the Non-Serviced Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor Non-Serviced Special Servicer.

•	In addition, with respect to the Non-Serviced Mortgage Loans (other than with respect to the OZRE Leased Fee Portfolio Whole Loan prior to the OZRE Leased Fee Portfolio Companion Loan Securitization Date), after the occurrence and during the continuance of any control termination event under the applicable Non-Serviced PSA, at the written direction of holders of principal balance certificates under such Non-Serviced PSA evidencing not less than 25% of the voting rights of such certificates (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of those certificates), a request can be made to vote to terminate the Non-Serviced Special Servicer and appoint a successor Non-Serviced Special Servicer.

•	In addition, with respect to the Non-Serviced Mortgage Loans, following the occurrence of a consultation termination event under the applicable Non-Serviced PSA, if the operating advisor under such Non-Serviced PSA determines that the applicable Non-Serviced Special Servicer is not performing its duties under the applicable Non-Serviced PSA or is otherwise not acting in accordance with the related servicing standard, the operating advisor under the applicable Non-Serviced PSA will have the right to recommend the replacement of the Non-Serviced Special Servicer.

•	If a Non-Serviced Mortgage Loan becomes a defaulted mortgage loan, then (subject to, in each case if and when applicable, the consent/consultation rights of the directing certificateholder of the Non-Serviced Whole Loan, the consultation rights of the issuing entity) the Non-Serviced Special Servicer will be required to take one of the following actions in response: (i) foreclose upon or otherwise comparably convert ownership of the related Mortgaged Properties; (ii) negotiate a workout with the related borrower; or (iii) sell the Non-Serviced Whole Loan in its entirety. The issuing entity, as the holder of the Non-Serviced Mortgage Loan, will have the right to consent to a sale of a defaulted mortgage loan in the event that the Non-Serviced Special Servicer fails to provide certain notices and information regarding such sale in accordance with the terms of the related Intercreditor Agreement. See “—Sale of Defaulted Loans and REO Properties” above and “Description of the Mortgage Pool—The Whole Loans— OZRE Leased Fee Portfolio Whole Loan—Sale of Defaulted Mortgage Loan”, “—Hyatt Regency St. Louis at The Arch Whole Loan—Sale of Defaulted Mortgage Loan”, “—AG Life Time Fitness Portfolio Whole Loan—Sale of Defaulted Mortgage Loan”, “—One Commerce Plaza Whole Loan—Sale of Defaulted Mortgage Loan”, “—GFH Brennan Industrial Portfolio Whole Loan—Sale of Defaulted Mortgage Loan” and “—NMS Los Angeles Multifamily Portfolio Whole Loan—Sale of Defaulted Mortgage Loan”.

•	With respect to the Non-Serviced Mortgage Loans, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the PSA.

•	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer (a) have substantially similar rights related to resignation and (b) are subject to servicer termination events substantially similar to those in the PSA.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if

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the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may also be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) (A) the applicable replacement master servicer or special servicer has been appointed as a master servicer or special servicer, as applicable, on a transaction-level basis on the closing date of a commercial mortgage loan securitization and, as of the date of such determination, is the master servicer or special servicer, as applicable, of such securitization, with respect to which Moody’s rated one or more classes of certificates and one or more classes of such certificates are still outstanding and rated by Moody’s and (B) Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in a CMBS transaction serviced by the applicable master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure

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to act or other event specified in this prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean each of Moody’s, Fitch and KBRA.

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA, and thereafter be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (only if an advance was made by the trustee in the applicable calendar year) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under

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the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (only if an advance was made by the trustee in the applicable calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

•	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

No Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders

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of certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result. See “—Dispute Resolution Provisions” above.

It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other of such certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, which priority or preference is not otherwise provided for in the PSA, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the Mortgage Loans remaining in the issuing entity, as described below or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, or the master servicer, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

Any holder of Certificates owning a majority of the percentage interest of the then Controlling Class, and, if such holder does not exercise its option, the special servicer and, if the special servicer does not exercise its option, the master servicer, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the issuing entity, and thereby effect termination of the issuing entity and early retirement of the then-outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date. Any such party may be an affiliate of the sponsor, depositor, issuing entity or other related party at the time it exercises such right. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the sum of, without duplication, (A) 100% of the outstanding principal balance of each Mortgage Loan included in the issuing entity as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the issuing entity as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and other servicing compensation, Certificate Administrator/Trustee Fees, CREFC® Intellectual Property Royalty License Fees, Operating Advisor Fees, Asset Representations Reviewer Monitor Fees and unpaid expenses of and indemnity amounts owed by the issuing entity. The issuing entity may also be terminated in connection with an exchange by the Sole Certificateholder of all the then-outstanding

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Certificates (excluding the Class R Certificates) (provided, that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class A-M, Class B, Class C and Class D Certificates are no longer outstanding) if the Sole Certificateholder compensates the certificate administrator for the amount of investment income the certificate administrator would have earned if the outstanding Certificate Balance of the then-outstanding Certificates (other than the Class X Certificates and Class R Certificates) were on deposit with the certificate administrator as of the first day of the current calendar month and the Sole Certificateholder pays to the master servicer an amount equal to (i) the product of (a) the prime rate, (b) the aggregate Certificate Balance of the then-outstanding Certificates (other than the Class X Certificates and Class R Certificates) as of the date of the exchange and (c) three, divided by (ii) 360, for the Mortgage Loans and any REO Properties remaining in the issuing entity; provided, further, that if the Sole Certificateholder has taken only an assignment of the Voting Rights of the Class X Certificates, the holders of the Class X Certificates will be entitled to receive a cash payment in consideration for an exchange of their Certificates. Following such termination, no further amount will be payable on the Certificates, regardless of whether any recoveries are received on the REO Properties. Notice of any such termination is required to be given promptly by the certificate administrator by mail to the Certificateholders with a copy to the master servicer, the special servicer, the operating advisor, the mortgage loan sellers, the trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Notice to the Certificateholders will be given at their addresses shown in the Certificate Registrar not more than 30 days, and not less than ten days, prior to the anticipated termination date. With respect to any book-entry Certificates, such notice will be mailed to DTC and beneficial owners of Certificates will be notified to the extent provided in the procedures of DTC and its participants.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a) to correct any defect or ambiguity in the PSA or in order to address any manifest error in any provision of the PSA;

(b) to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in this prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d) to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or either Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary

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or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e) to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f) to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g) to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h) to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of either Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i) to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website; and

(j) to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

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The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate percentage interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the Non-Serviced Intercreditor Agreement or the Non-Serviced Intercreditor Agreement without the consent of the holder of the related Non-Serviced Companion Loan(s).

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s, “A” by Fitch and “A” by KBRA (if rated by KBRA); provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s and “BBB” by Fitch, and its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s and “F1” by Fitch, and the master servicer maintains a rating of at least “A2” by Moody’s and “A+” by Fitch; provided, further, that if any such institution is not rated by KBRA, it maintains an equivalent (or higher) rating by any two other

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NRSROs (which may include Moody’s and/or Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 30 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of five (5) days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 180 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may appoint or petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to greater than 50% of the Voting Rights may, with cause (at any time with 5 business days prior written notice) or without cause (at any time with 30 days’ prior written notice), remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to greater than 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

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Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

Legal Aspects of Mortgage Loans in California

The following discussion summarizes certain legal aspects of mortgage loans secured or partially secured by real property in fifteen (15) properties representing approximately 11.0% of the Initial Pool Balance (by Allocated Loan Amount), and, which is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed receiver or by the applicable county’s sheriff under a judicial foreclosure. Following certain judicial foreclosure sales, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain limited cases including as relates to certain environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as an offset of an unpledged account constitute violations of the statute creating the “security first” and “one-action” rules. Violations of such rules may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, after a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered

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thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

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Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have

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addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the federal bankruptcy code. Although the reasoning and result of Durrett in respect of the federal bankruptcy code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the

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property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the Mortgage Loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in

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some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be

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applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the federal bankruptcy code.

Under the federal bankruptcy code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the federal bankruptcy code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the federal bankruptcy code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the federal bankruptcy code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the federal bankruptcy code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the federal bankruptcy code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to

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resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the federal bankruptcy code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The federal bankruptcy code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the federal bankruptcy code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the federal bankruptcy code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the federal bankruptcy code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

The federal bankruptcy code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the federal bankruptcy code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the federal bankruptcy code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the federal bankruptcy code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The federal bankruptcy code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of

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the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the federal bankruptcy code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The federal bankruptcy code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the federal bankruptcy code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the federal bankruptcy code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The federal bankruptcy code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the federal bankruptcy code. Under the federal bankruptcy code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of

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rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the federal bankruptcy code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the federal bankruptcy code or if certain other defenses in the federal bankruptcy code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was

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rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the federal bankruptcy code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the federal bankruptcy code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the federal bankruptcy code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for

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example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the federal bankruptcy code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator, “ however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute

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participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to

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pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon

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paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other

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things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

CCRE and its affiliates are playing several roles in this transaction. Cantor Fitzgerald & Co. and CastleOak Securities, L.P., underwriters, are affiliates of the CCRE Commercial Mortgage Securities LP, the depositor, CCRE, a sponsor and a mortgage loan seller, and Berkeley Point Capital LLC, a primary servicer. SG Americas Securities, LLC, one of the underwriters, is an affiliate of Société Générale, a sponsor and a mortgage loan seller.

Goldman Sachs Bank USA, an affiliate of Goldman, Sachs & Co., one of the underwriters, provides warehouse financing to certain affiliates of CCRE Lending through various repurchase facilities. It is anticipated that three (3) of the CCRE Mortgage Loans, with an aggregate principal balance of approximately $96,471,536 as of the Cut-off Date, will be subject to the repurchase facility prior to the Closing Date. Proceeds received by CCRE Lending in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties.

CCRE currently holds the OZRE Leased Fee Portfolio Companion Loans, and one of the AG Life Time Fitness Portfolio Companion Loans. However, CCRE intends to sell such Companion Loans in connection with one or more future securitizations.

Rialto Capital Advisors, LLC, the special servicer, also is currently the special servicer under the COMM 2015-CCRE27 Pooling and Servicing Agreement, which governs the servicing of the NMS Los Angeles Multifamily Portfolio Whole Loan. In addition, Rialto Capital Advisors, LLC is an affiliate of the entity that is the initial controlling class certificateholder and the initial controlling class representative under the COMM 2015-CCRE27 Pooling and Servicing Agreement.

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Rialto Capital Advisors, LLC is expected to act as the special servicer, and it or an affiliate assisted RREF III Debt AIV, LP and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date.

U.S. Bank provides warehouse financing to CCRE Lending through a repurchase facility. It is anticipated that three (3) of the CCRE Mortgage Loans, identified on Annex A-1 to this prospectus as Renaissance Cincinnati, GMR Portfolio and Marriott University Park, will be subject to the repurchase facility prior to the Closing Date. Proceeds received by CCRE Lending in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties.

U.S. Bank provides warehouse financing to BSP through a repurchase facility. Some or all of the BSP Mortgage Loans are (or as of the securitization closing date may be) subject to such repurchase facilities and other lending arrangements. If such is the case at the time the certificates are issued, then BSP will use the proceeds from its sale of the BSP Mortgage Loans to the depositor to, among other things, reacquire or otherwise obtain the release of the warehoused BSP Mortgage Loans from the repurchase agreement counterparties or other types of lenders free and clear of any liens. As of April 25, 2016, U.S. Bank was the repurchase agreement counterparty and the interim custodian of the loan documents with respect to three (3) of the BSP Mortgage Loans identified on Annex A-1 to this prospectus as Broadstone Plaza II, FBI Reno and New Candlelight Apartments. In addition, Wells Fargo is the interim custodian of the loan documents with respect to nine (9) of the BSP Mortgage Loans, which have an aggregate Cut-off Date Balance of $82,731,607.

Citibank, N.A., an affiliate of Citigroup Global Markets Inc., one of the underwriters, provides warehouse financing to certain affiliates of CCRE Lending through various repurchase facilities. It is anticipated that four (4) of the CCRE Mortgage Loans, with an aggregate principal balance of approximately $116,657,095 as of the Cut-off Date, will be subject to the repurchase facility prior to the Closing Date. Proceeds received by CCRE Lending in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties. Additionally, Citibank, N.A. is the certificate administrator under the CGCMT 2016-P3 Pooling and Servicing Agreement, pursuant to which the GFH Brennan Industrial Portfolio Whole Loan is serviced.

Wells Fargo Bank, National Association, the master servicer is also (i) the master servicer, certificate administrator, custodian, certificate registrar and 17g-5 information provider under the COMM 2016-CCRE28 Pooling and Servicing Agreement , pursuant to which the Hyatt Regency St. Louis at The Arch Whole Loan and the AG Life Time Fitness Portfolio Whole Loan are serviced, (ii) the master servicer, certificate administrator, custodian, certificate registrar and 17g-5 information provider under the CFCRE 2016-C3 Pooling and Servicing Agreement, pursuant to which the One Commerce Plaza Whole Loan is serviced and, prior to the Closing Date, pursuant to which the 215 West 34th Street & 218 West 35th Street Whole Loan is being serviced, (iii) the master servicer under the CGCMT 2016-P3 Pooling and Servicing Agreement, pursuant to which the GFH Brennan Industrial Portfolio Whole Loan is serviced and, prior to the Closing Date, pursuant to which the Home Depot - Elk Grove Village Whole Loan is being serviced and (iv) the trustee, certificate administrator, custodian and 17g-5 information provider under the COMM 2015-CCRE27 Pooling and Servicing Agreement, pursuant to which the NMS Los Angeles Multifamily Portfolio Whole Loan is serviced.

Pursuant to an interim servicing agreement between Wells Fargo Bank, National Association and Société Générale, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank, National Association acts as primary servicer with respect to certain mortgage loans owned by Société Générale from time to time, including, prior to their inclusion in the issuing entity, some or all of the Mortgage Loans that Société Générale will transfer to the depositor.

Wells Fargo Bank, National Association is the interim custodian of the loan files for all of the Mortgage Loans that Société Générale will transfer to the depositor.

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Park Bridge Lender Services, the operating advisor and the asset representations reviewer, is also the operating advisor under (i) the COMM 2015-CCRE27 Pooling and Servicing Agreement with respect to the NMS Los Angeles Multifamily Portfolio Whole Loan, (ii) the CFCRE 2016-C3 Pooling and Servicing Agreement with respect to the One Commerce Plaza Whole Loan, (iii) the COMM 2016-CCRE28 Pooling and Servicing Agreement with respect to the Hyatt Regency St. Louis at The Arch Whole Loan and the AG Life Time Fitness Portfolio Whole Loan and (iv) the CGCMT 2016-P3 Pooling and Servicing Agreement with respect to the GFH Brennan Industrial Portfolio Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Loan Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties.”

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which yield maintenance charges and prepayment premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans

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due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay yield maintenance charges or prepayment premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of companion loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a yield maintenance charge or prepayment premium in connection with a voluntary prepayment, any such yield maintenance charge or prepayment premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments of the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-HR certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-HR certificates were outstanding.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-HR certificates will generally be based upon the particular Loan Group in which the related Mortgage Loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-HR certificates will be particularly sensitive to prepayments on the Mortgage Loan in Loan Group 2.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the

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anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class
X-A	$ 596,975,000	A-1, A-2, A-SB, A-3, A-4 and A-M
X-HR	$ 54,000,000	A-HR
X-B	$ 37,799,000	B
X-C	$ 37,799,000	C
X-D	$ 45,148,000	D
X-E	$ 20,999,000	E
X-F	$ 9,450,000	F
X-G	$ 37,798,889	G

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or yield maintenance charges, release of property

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provisions, and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a yield maintenance charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the Allocated Loan Amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 10 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above. The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the related certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

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Interest-Only Class of Certificates	Class Notional Amount	Underlying Class
X-A	$ 596,975,000	A-1, A-2, A-SB, A-3, A-4 and A-M
X-HR	$ 54,000,000	A-HR
X-B	$ 37,799,000	B
X-C	$ 37,799,000	C
X-D	$ 45,148,000	D
X-E	$ 20,999,000	E
X-F	$ 9,450,000	F
X-G	$ 37,798,889	G

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Regular Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Regular Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The model used in this Memorandum is the Constant Prepayment Rate (“CPR”) model. The CPR model assumes that a group of Mortgage Loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables with respect to any particular Class, the column headed “0%” assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed “25%,” “50%,” “75%,” and “100%” assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s lockout period, defeasance period, yield maintenance period or prepayment premium lockout period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a lockout period, defeasance period, yield maintenance period or prepayment premium lockout period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a lockout period, defeasance period, yield maintenance period or prepayment premium lockout period will not prepay as a result of involuntary liquidations upon default or otherwise.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

413

•	scheduled Periodic Payments of principal and/or interest due at maturity on the Mortgage Loans will be received on a timely basis and will be distributed on the 10th day of the related month, beginning in June 2016;

•	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date, and will be adjusted as required pursuant to the definition of Mortgage Rate;

•	the Mortgage Loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

•	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPR set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);

•	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

•	the Closing Date occurs on May 18, 2016;

•	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;

•	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;

•	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;

•	no additional trust fund expenses are incurred;

•	no property releases (or related re-amortizations) occur;

•	the optional termination is not exercised;

•	there are no modifications or maturity date extensions in respect of the Mortgage Loans; and

•	there are no delinquencies in respect of the Mortgage Loans.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the

414

percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPRs.

Percentages of the Initial Certificate Balance
of the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
May 2017	82%	82%	82%	82%	82%
May 2018	62%	62%	62%	62%	62%
May 2019	40%	40%	40%	40%	40%
May 2020	15%	15%	15%	15%	15%
May 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	2.50	2.49	2.49	2.49	2.49

(1)	The weighted average life of the Class A-1 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 certificates.

Percentages of the Initial Certificate Balance
of the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
May 2017	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	4.84	4.83	4.82	4.81	4.68

(1)	The weighted average life of the Class A-2 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 certificates.

415

Percentages of the Initial Certificate Balance
of the Class A-SB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
May 2017	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	78%	78%	78%	78%	78%
May 2023	56%	56%	56%	56%	56%
May 2024	32%	32%	32%	32%	32%
May 2025	6%	6%	6%	6%	6%
May 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	7.22	7.22	7.22	7.22	7.22

(1)	The weighted average life of the Class A-SB certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A- SB certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A- SB certificates.

Percentages of the Initial Certificate Balance
of the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
May 2017	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.49	9.46	9.43	9.39	9.23

(1)	The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 certificates.

416

Percentages of the Initial Certificate Balance
of the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
May 2017	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.68	9.68	9.66	9.63	9.36

(1)	The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 certificates.

Percentages of the Initial Certificate Balance
of the Class A-HR Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
May 2017	99%	99%	99%	99%	99%
May 2018	98%	98%	98%	98%	98%
May 2019	96%	96%	96%	96%	96%
May 2020	94%	94%	94%	94%	94%
May 2021	92%	92%	92%	92%	92%
May 2022	91%	91%	91%	91%	91%
May 2023	89%	89%	89%	89%	89%
May 2024	87%	85%	82%	77%	0%
May 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	7.94	7.90	7.86	7.80	7.51

(1)	The weighted average life of the Class A-HR certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-HR certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-HR certificates.

417

Percentages of the Initial Certificate Balance
of the Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
May 2017	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.81	9.79	9.77	9.74	9.56

(1)	The weighted average life of the Class A-M certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-M certificates.

Percentages of the Initial Certificate Balance
of the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
May 2017	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.87	9.85	9.82	9.81	9.56

(1)	The weighted average life of the Class B certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B certificates.

418

Percentages of the Initial Certificate Balance
of the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
May 2017	100%	100%	100%	100%	100%
May 2018	100%	100%	100%	100%	100%
May 2019	100%	100%	100%	100%	100%
May 2020	100%	100%	100%	100%	100%
May 2021	100%	100%	100%	100%	100%
May 2022	100%	100%	100%	100%	100%
May 2023	100%	100%	100%	100%	100%
May 2024	100%	100%	100%	100%	100%
May 2025	100%	100%	100%	100%	100%
May 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.89	9.89	9.89	9.85	9.62

(1)	The weighted average life of the Class C certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C certificates.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPRs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from May 1, 2016 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPR model described under “—Weighted Average Life” above.

419

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price	Prepayment Assumption
(% of Initial Certificate Balance
of Class A-1 certificates)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price	Prepayment Assumption
(% of Initial Certificate Balance
of Class A-2 certificates)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class A-SB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price	Prepayment Assumption
(% of Initial Certificate Balance
of Class A-SB certificates)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price	Prepayment Assumption
(% of Initial Certificate Balance
of Class A-3 certificates)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

420

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price	Prepayment Assumption
(% of Initial Certificate Balance
of Class A-4 certificates)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class A-HR Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price	Prepayment Assumption
(% of Initial Certificate Balance
of Class A-HR certificates)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price	Prepayment Assumption
(% of Initial Notional Amount
of Class X-A certificates)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class X-HR Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price	Prepayment Assumption
(% of Initial Notional Amount
of Class X-HR certificates)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

421

Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price	Prepayment Assumption
(% of Initial Notional Amount
of Class X-B certificates)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class X-C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price	Prepayment Assumption
(% of Initial Notional Amount
of Class X-C certificates)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price	Prepayment Assumption
(% of Initial Certificate Balance
of Class A-M certificates)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price	Prepayment Assumption
(% of Initial Certificate Balance
of Class B certificates)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

422

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Purchase Price	Prepayment Assumption
(% of Initial Certificate Balance
of Class C certificates)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding Excess Interest) and certain other assets and will issue (i) classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class X-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-G, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interest” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each intercreditor agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualifications of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

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In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (i) the Excess Interest and the related distribution account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, and (ii) the Class V certificates will represent undivided beneficial interests in the Excess Interest and the related distribution account.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a three (3) month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security and reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

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A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. For purposes of Code Section 856(c)(5)(B), payments of

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principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is .. . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, 16 of the Mortgaged Properties securing or partially securing ten (10) Mortgage Loans representing 11.8% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interest Holder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interest Holder’s basis in the Regular Interest. Regular Interest Holders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interest Holders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interest Holders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Interests Holder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also

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includes the amount paid by an initial Regular Interest Holder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class[ __] certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat each class of Class X Certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided that it is assumed that the ARD Loan prepays on its anticipated prepayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interest Holders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. It is anticipated that the Class [ __] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions “, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full

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accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interest Holder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest only certificates, the preceding sentence may not apply in the case of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount

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accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interest Holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interest Holder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interest Holder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interest Holder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. Based on the foregoing, it is anticipated that the Class [ __] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s

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acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interest Holder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interest Holders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the principal balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interest Holders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield maintenance charges and prepayment premiums actually collected on the Mortgage Loans will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class X-A,

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Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-G, Class A-M, Class B, Class C and Class D certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of yield maintenance charges and prepayment premiums so allocated should be taxed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class X-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-G, Class A-M, Class B, Class C and Class D certificates, but it is not expected, for federal income tax reporting purposes, that yield maintenance charges and prepayment premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of yield maintenance charges and prepayment premiums. Yield maintenance charges and prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-HR, Class X-A, Class X-HR, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F, Class X-G, Class A-M, Class B, Class C and Class D certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of yield maintenance charges and prepayment premiums.

Sale or Exchange of Regular Interests

If a Regular Interest Holder sells or exchanges a Regular Interest, such Regular Interest Holder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interest Holder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interest Holder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interest Holder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to such Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution

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within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of a REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015.

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees and administrators authorized to represent REMICs in IRS audits and related procedures (“TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual

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interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a TMP’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and Treasury regulations so that holders of the Class R Certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to the Trust REMICs’ taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions.

Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interest Holders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three (3) full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a regular interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

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The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The trustee or certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the trustee or certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

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Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interest Holders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interest Holders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local and any other tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

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Class	Cantor Fitzgerald & Co.	SG Americas Securities LLC
Class A-1	$28,931,230	$3,575,770
Class A-2	$22,060,430	$2,726,570
Class A-SB	$41,352,960	$5,111,040
Class A-3	$178,000,000	$22,000,000
Class A-4	$204,895,800	$25,324,200
Class A-HR	$48,060,000	$5,940,000
Class X-A	$531,307,750	$65,667,250
Class X-HR	$48,060,000	$5,940,000
Class X-B	$33,641,110	$4,157,890
Class X-C	$33,641,110	$4,157,890
Class A-M	$56,067,330	$6,929,670
Class B	$33,641,110	$4,157,890
Class C	$33,641,110	$4,157,890

Class	CastleOak Securities, L.P.	Citigroup Global Markets Inc.	Goldman, Sachs & Co.
Class A-1	-	-	-
Class A-2	-	-	-
Class A-SB	-	-	-
Class A-3	-	-	-
Class A-4	-	-	-
Class A-HR	-	-	-
Class X-A	-	-	-
Class X-HR	-	-	-
Class X-B	-	-	-
Class X-C	-	-	-
Class A-M	-	-	-
Class B	-	-	-
Class C	-	-	-

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and will contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [__% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from May 1, 2016, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

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Expenses payable by the depositor are estimated at $[ ], excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Cantor Fitzgerald & Co., one of the underwriters, is an affiliate of the depositor and an affiliate of one of the sponsors and a primary servicer. CastleOak Securities, L.P., one of the underwriters, is an affiliate of the depositor and an affiliate of one of the sponsors and a primary servicer. SG Americas Securities, LLC, one of the underwriters, is an affiliate of Société Générale, which is a sponsor and mortgage loan seller.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is expected to be directed to affiliates of Cantor Fitzgerald & Co., CastleOak Securities, L.P. and SG Americas Securities, LLC, which are underwriters for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Cantor Fitzgerald & Co., of the purchase price for the Offered Certificates, the payment described in the next paragraph and the following payments: (i) the payment by the depositor to CCRE, an affiliate of Cantor Fitzgerald & Co. and CastleOak Securities, L.P., in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by CCRE, and (ii) the payment by the depositor to Société Générale, an affiliate of SG Americas Securities, LLC, in its capacity as a sponsor, of the purchase price for the mortgage loan sold to the depositor by Société Générale. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

As a result of the circumstances described above in this paragraph and the prior paragraph, Cantor Fitzgerald & Co., CastleOak Securities, L.P. and SG Americas Securities, LLC have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

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The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 110 East 59th Street, New York, New York 10022, Attention: Principal Executive Officer, or by telephone at (212) 938-5000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-207567) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with, or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engage in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other

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applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued an administrative exemption to Cantor Fitzgerald & Co., Final Authorization Number 2011-05E (June 6, 2011) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage

439

loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Cantor Fitzgerald & Co., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief:

First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”).

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities.

Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts

440

unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a Certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of Certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general

441

account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of Certificates.

Prospective investors should note that the California Public Employees’ Retirement System (“CalPERS”), which is a governmental plan, owns an indirect equity interest in the borrower under the Mortgage Loan identified in Annex A-1 to this prospectus as 601 West Polk. In addition, the California State Teachers’ Retirement System (“CalSTRS”), which is also a governmental plan, owns an indirect equity interest in the borrower under the Mortgage Loan identified in Annex A-1 to this prospectus as 5353 West Bell Road. Persons who have an ongoing relationship with CalPERS or CalSTRS should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Offered Certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered

442

Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the certificates and material federal income tax matters will be passed upon for the depositor and the underwriters by Cadwalader, Wickersham & Taft LLP.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the Rating Agencies engaged by the depositor to rate such Class of Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each distribution date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the distribution date in May 2058. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of yield maintenance charges, prepayment charges, prepayment premiums, prepayment fees or penalties or default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in

443

connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

444

INDEX OF DEFINED TERMS

17g-5 Information Provider	285
1986 Act	425
1996 Act	403
2015 Budget Act	432
2020 Exeter	144
215 West 34th Street & 218 West 35th
Street Companion Loans	190
215 West 34th Street & 218 West 35th
Street Intercreditor Agreement	190
215 West 34th Street & 218 West 35th
Street Mortgage Loan	189
215 West 34th Street & 218 West 35th
Street Mortgaged Property	189
215 West 34th Street & 218 West 35th
Street Non-Controlling Note Holders	191
215 West 34th Street & 218 West 35th
Street Noteholders	190
215 West 34th Street & 218 West 35th
Street Whole Loan	190
3 Executive Campus Companion Loan	206
3 Executive Campus Intercreditor
Agreement	206
3 Executive Campus Mortgage Loan	206
3 Executive Campus Mortgaged
Property	206
3 Executive Campus Non-Controlling
Note Holder	207
3 Executive Campus Noteholders	206
3 Executive Campus Whole Loan	206
401(c) Regulations	442
ABC	159
ABC Guaranty	159
ABC Leases	159
Acceptable Insurance Default	330
Acting General Counsel’s Letter	123
Actual/360 Basis	169
Actual/360 Loans	306
ADA	406
Additional Primary Servicing
Compensation	247, 252
Administrative Cost Rate	264
ADR	127
Advances	302
Affirmative Asset Review Vote	361
AG Life Time Fitness Portfolio
Companion Loans	192
AG Life Time Fitness Portfolio
Controlling Note	192
AG Life Time Fitness Portfolio Directing
Certificateholder	193
AG Life Time Fitness Portfolio
Intercreditor Agreement	192
AG Life Time Fitness Portfolio
Mortgage Loan	192
AG Life Time Fitness Portfolio
Mortgaged Properties	192
AG Life Time Fitness Portfolio Non-
Controlling Note Holder	193
AG Life Time Fitness Portfolio
Noteholders	192
AG Life Time Fitness Portfolio Whole
Loan	192
Allocated Loan Amount	127
ALTA	229
Annual Debt Service	127
Anticipated Repayment Date	169
Applicable Discount Premium	170
Appraisal Reduction Amount	324
Appraisal Reduction Event	323
Appraised Value	127
Appraised-Out Class	327
ARD Loan	169
Assessment of Compliance	386
Asset Representations Reviewer Asset
Review Fee	322
Asset Representations Reviewer Cap	322
Asset Representations Reviewer
Monitor Fee	321
Asset Representations Reviewer
Monitor Fee Rate	322
Asset Review	362
Asset Review Notice	361
Asset Review Quorum	361
Asset Review Report	363
Asset Review Report Summary	363
Asset Review Standard	363
Asset Review Trigger	360
Asset Review Vote Election	361
Asset Reviewer Termination Event	366
Asset Status Report	339
Assumed Final Distribution Date	272
Assumed Scheduled Payment	266
Attestation Report	386
Available Funds	259
AvidXchange Companion Loan	198
AvidXchange Intercreditor Agreement	198
AvidXchange Mortgage Loan	198
AvidXchange Mortgaged Property	198
AvidXchange Non-Controlling Note
Holder	199
AvidXchange Noteholders	198
AvidXchange Whole Loan	198
Balloon Balance	128
Balloon LTV	129

445

Base Interest Fraction	272
Beds	134
Benefit Plan Investors	439
Berkeley Point	242
Borrower Party	279
Borrower Party Affiliate	279
BPC Parties	247, 253
BPC Primary Serviced Mortgage Loans	245
BPC Primary Servicer Termination
Event	248
BPC Primary Servicing Agreement	245
BPC Serviced Companion Loans	245
Breach Notice	294
BRRD	123
BSP	217
BSP Data Tape	219
BSP Mortgage Loans	217
BSP Review Team	218
C(WUMP)O	17
CalPERS	442
CalSTRS	442
CCRE Data Tape	211
CCRE Deal Team	211
CCRE Lending	210
CCRE Mortgage Loans	210
CERCLA	403
Certificate Administrator/Trustee Fee	320
Certificate Administrator/Trustee Fee
Rate	321
Certificate Balance	258
Certificate Owners	287
Certificateholder	280
Certificateholder Quorum	368
Certificateholder Repurchase Request	378
Certifying Certificateholder	289
CFCRE 2016-C3 Asset
Representations Reviewer	196
CFCRE 2016-C3 Certificate
Administrator	196
CFCRE 2016-C3 Directing
Certificateholder	197
CFCRE 2016-C3 Master Servicer	196
CFCRE 2016-C3 Operating Advisor	196
CFCRE 2016-C3 Pooling and Servicing
Agreement	196
CFCRE 2016-C3 Special Servicer	196
CFCRE 2016-C3 Trustee	196
CGCMT 2016-P3 Directing
Certificateholder	202
CGCMT 2016-P3 Master Servicer	202
CGCMT 2016-P3 Pooling and
Servicing Agreement	202
CGCMT 2016-P3 Special Servicer	202
CGCMT 2016-P3 Trustee	202
Cha Cha	153
CID	166
CID Income	166
City	86, 137
Class A Certificates	257
Class A-SB Planned Principal Balance	261
Class X Certificates	257
Clearstream	286
Clearstream Participants	288
Closing Date	127
CMBS	53, 210
Code	125, 423
Collection Account	305
Collection Period	260
COMM 2015-CCRE27 Certificate
Administrator	204
COMM 2015-CCRE27 Depositor	251
COMM 2015-CCRE27 Directing
Certificateholder	205
COMM 2015-CCRE27 Master Servicer	204
COMM 2015-CCRE27 Operating
Advisor	188, 204
COMM 2015-CCRE27 Pooling and
Servicing Agreement	204
COMM 2015-CCRE27 Primary
Servicer	250
COMM 2015-CCRE27 Primary
Servicer Termination Event	254
COMM 2015-CCRE27 Primary
Servicing Agreement	250
COMM 2015-CCRE27 Special Servicer	204
COMM 2015-CCRE27 Trustee	204
COMM 2015-CCRE28 Directing
Certificateholder	188
COMM 2016-CCRE28 Asset
Representations Reviewer	192
COMM 2016-CCRE28 Certificate
Administrator	188
COMM 2016-CCRE28 Certificate
Administrator	192
COMM 2016-CCRE28 Master Servicer	188, 192
COMM 2016-CCRE28 Operating
Advisor	192
COMM 2016-CCRE28 Pooling and
Servicing Agreement	188
COMM 2016-CCRE28 Pooling and
Servicing Agreement	192
COMM 2016-CCRE28 Special Servicer	188
COMM 2016-CCRE28 Special Servicer	192
COMM 2016-CCRE28 Trustee	188
COMM 2016-CCRE28 Trustee	192
Communication Request	290
Companion Loan Holder	182
Companion Loans	126
Compensating Interest Payment	274
Consultation Termination Event	350
Control Eligible Certificates	347
Control Termination Event	350

446

Controlling Class	347
Controlling Class Certificateholder	346
Corrected Loan	339
County	146, 167
CPR	413
CREFC®	277
CREFC® Intellectual Property Royalty
License Fee	323
CREFC® Intellectual Property Royalty
License Fee Rate	323
CREFC® Reports	277
Crossover Date	263
CRR	109
CSC	153
Cure/Contest Period	363
Current LTV	128
Cut-off Date	126
Cut-off Date Balance	128
Cut-off Date LTV Ratio	128
Cut-off Date UW NCF	131
Debt Service Coverage Ratio	132
Defaulted Loan	344
Defeasance Deposit	173
Defeasance Loans	173
Defeasance Lock-Out Period	173
Defeasance Option	173
Definitive Certificate	286
Delinquent Loan	361
Depositaries	287
DEQ	147
Determination Date	259
Diligence File	292
Directing Certificateholder	346
Disclosable Special Servicer Fees	320
Discount Rate	170
Dispute Resolution Consultation	379
Dispute Resolution Cut-off Date	379
Distribution Accounts	306
Distribution Date	259
Distribution Date Statement	276
Dodd-Frank Act	110
DOL	439
DOR	166
DSCR	132, 213
DST	179
DST Borrower	179
DST Loans	179
DTC	286
DTC Participants	287
DTC Rules	288
Due Date	168, 260
Due Diligence Requirement	109
EBITDAR to Rent Ratio	174
EDGAR	438
EEA	109
Eligible Asset Representations
Reviewer	364
Eligible Operating Advisor	356
Enforcing Party	378
Enforcing Servicer	378
EPA	147, 151
ESA	148
Euroclear	286
Euroclear Operator	288
Euroclear Participants	288
Excess Interest	258
Excess Interest Distribution Account	306
Excess Prepayment Interest Shortfall	275
Exchange Act	209
Excluded Controlling Class Holder	279
Excluded Controlling Class Loan	280
Excluded Information	280
Excluded Loan	280
Excluded Plan	441
Excluded Special Servicer	369
Excluded Special Servicer Loan	369
Exemption	439
Exemption Rating Agency	440
FATCA	434
FDIA	122
FDIC	123, 239
FETL	18
FIEL	18
Final Asset Status Report	354
Final Dispute Resolution Election
Notice	379
Financial Promotion Order	15
FIRREA	124
Fitch	356
Flagship	167
FPO Persons	15
FSCMA	18
FSMA	16
Funds	239
Future PIP	149
Gain-on-Sale Reserve Account	306
Garn Act	405
Gastro One Mortgaged Properties	175
GFH Brennan Industrial Portfolio
Companion Loan	202
GFH Brennan Industrial Portfolio
Intercreditor Agreement	202
GFH Brennan Industrial Portfolio
Mortgage Loan	202
GFH Brennan Industrial Portfolio Non-
Controlling Noteholder	203
GFH Brennan Industrial Portfolio
Noteholders	202
GFH Brennan Industrial Portfolio
Whole Loan	202

447

GLA	128
Grantor Trust	50, 258, 424
Ground Leases	145
Group 1 Principal Distribution Amount	266
Group 1 Principal Shortfall	267
Group 2 Principal Distribution Amount	267
Group 2 Principal Shortfall	267
Hard Lockbox	128
High Net Worth Companies,
Unincorporated Associations, Etc.	15
Home Depot – Elk Grove Village
Companion Loan	208
Home Depot – Elk Grove Village
Intercreditor Agreement	208
Home Depot – Elk Grove Village
Mortgage Loan	207
Home Depot – Elk Grove Village
Noteholders	208
Home Depot – Elk Grove Village Whole
Loan	208
HUD	164
Hyatt Regency St. Louis at The Arch
Companion Loan	187
Hyatt Regency St. Louis at The Arch
Intercreditor Agreement	188
Hyatt Regency St. Louis at The Arch
Mortgage Loan	187
Hyatt Regency St. Louis at The Arch
Mortgaged Property	187
Hyatt Regency St. Louis at The Arch
Non-Controlling Note Holder	188
Hyatt Regency St. Louis at The Arch
Noteholders	188
Hyatt Regency St. Louis at The Arch
Whole Loan	188
Indirect Participants	287
Initial Loan Group 1 Balance	126
Initial Loan Group 2 Balance	126
Initial PIP	149
Initial Pool Balance	126
Initial Rate	169
Initial Requesting Certificateholder	378
In-Place Cash Management	128
Insurance and Condemnation
Proceeds	305
Intercreditor Agreement	182
Interest Accrual Amount	265
Interest Accrual Period	265
Interest Distribution Amount	265
Interest Payment Differential	171
Interest Reserve Account	306
Interest Shortfall	265
Interested Person	345
Intermediary	433
Investor Certification	280
Investor Q&A Forum	284
Investor Registry	285
IO Group YM Distribution Amount	271
IRB	167
IRB Parcel	167
KBRA	356
Largest Tenant	128
Largest Tenant Lease Expiration	128
Lease Amendment	159
Lennar	239
Lessee Entity	180
Lessor Entity	180
Life Time Lease	154
Life Time Property	154
Life Time Tenant	154
LIHTC	164
Liquidation Fee	317
Liquidation Proceeds	305, 317
Loan Group 1	126
Loan Group 2	126
Loan Groups	126
Loan Per Unit	128
Loan-Specific REMIC Distribution
Account	306
Loan-to-Value Ratio	128
Loan-to-Value Ratio at Maturity	129
Loss of Value Payment	295
Losses	247, 253
Lower-Tier Regular Interests	423
Lower-Tier REMIC	50
Lower-Tier REMIC Distribution Account	306
Lower-Tier REMICs	423
LTV	213
LTV Ratio	128
LTV Ratio at Maturity	129
LUR	148, 165
Madbury Commons Companion Loan	200
Madbury Commons Intercreditor
Agreement	200
Madbury Commons Mortgage Loan	200
Madbury Commons Mortgaged
Property	200
Madbury Commons Non-Controlling
Note Holder	201
Madbury Commons Noteholders	200
Madbury Commons Whole Loan	200
MAI	296
Major Decision	347
Marketed Interest	161
MAS	17
Master Servicer Remittance Date	301
Master Servicing Fee	315
Master Servicing Fee Rate	315
Master Subtenant	167
Master Tenant	139, 167
Material Defect	294
Maturity Date LTV Ratio	129

448

Mi Pueblo	153, 160
MLPA	290
Mobile Home Affiliate Loans	181
Modeling Assumptions	413
Modification Fees	319
Modified Mortgage Loan	324
Moody’s	356
Mortgage	126
Mortgage File	290
Mortgage Loan Seller Sub-Servicer	301
Mortgage Loans	126
Mortgage Note	126
Mortgage Pool	126
Mortgage Rate	265
Mortgaged Property	126
Most Recent NOI	130
MSA	130
Net Default Interest	314
Net Mortgage Rate	264
Net Operating Income	130
Net Prepayment Interest Excess	274
New Building	86, 137
NI 33-105	19
NMS Los Angeles Multifamily Portfolio
Companion Loans	204
NMS Los Angeles Multifamily Portfolio
Intercreditor Agreement	204
NMS Los Angeles Multifamily Portfolio
Mortgage Loan	203
NMS Los Angeles Multifamily Portfolio
Mortgaged Property	204
NMS Los Angeles Multifamily Portfolio
Non-Controlling Note Holder	205
NMS Los Angeles Multifamily Portfolio
Noteholders	204
NMS Los Angeles Multifamily Portfolio
Whole Loan	204
NOI	130
NOI Date	130
Non-Economic Facility	154
non-qualified intermediary	433
Nonrecoverable Advance	303
Non-Reduced Certificates	368
Non-Serviced Certificate Administrator	182
Non-Serviced Companion Loan	182
Non-Serviced Intercreditor Agreement	182
Non-Serviced Master Servicer	183
Non-Serviced Mortgage Loan	183
Non-Serviced PSA	183
Non-Serviced Special Servicer	183
Non-Serviced Trustee	183
Non-Serviced Whole Loan	183
Notional Amount	258
NRA	130
NRSRO	442
NRSRO	279, 372
NRSRO Certification	281
Occupancy	130
Occupancy Date	130
Offered Certificates	257
Office Depot	135
Offsetting Modification Fees	320
OID Regulations	426
OLA	123
One Commerce Plaza Companion
Loan	196
One Commerce Plaza Intercreditor
Agreement	196
One Commerce Plaza Mortgage Loan	196
One Commerce Plaza Mortgaged
Property	196
One Commerce Plaza Non-Controlling
Note Holder	197
One Commerce Plaza Noteholders	196
One Commerce Plaza Whole Loan	196
Operating Advisor Consulting Fee	321
Operating Advisor Fee	321
Operating Advisor Fee Rate	321
Operating Advisor Standard	355
Operating Advisor Termination Event	357
Original Balance	130
OZM	151
OZRE Leased Fee Portfolio
Controlling Note	185
OZRE Leased Fee Portfolio
Companion Loan Securitization Date	185
OZRE Leased Fee Portfolio
Companion Loans	185
OZRE Leased Fee Portfolio
Intercreditor Agreement	185
OZRE Leased Fee Portfolio Mortgage
Loan	185
OZRE Leased Fee Portfolio Mortgaged
Property	185
OZRE Leased Fee Portfolio Non-
Controlling Note Holder	186
OZRE Leased Fee Portfolio
Noteholders	185
OZRE Leased Fee Portfolio Pari Passu
Companion Loan Controlling
Class Representative	186
OZRE Leased Fee Portfolio Pooling
and Servicing Agreement	185
OZRE Leased Fee Portfolio Whole
Loan	185
P&I Advance	301
PADEP	151
Pads	134
Pari Passu Companion Loans	126
Park Bridge Financial	256
Park Bridge Lender Services	256
Participants	286

449

Parties in Interest	439
Pass-Through Rate	263
Patriot Act	407
PCIS Persons	15
Periodic Payments	259
Permitted Investments	259, 307
Permitted Special Servicer/Affiliate
Fees	320
PILOT	167
PILOT Parcel	146
PIPs	74, 148
Plans	438
PLL	147
PML	215
PRC	16
Preliminary Dispute Resolution Election
Notice	379
Prepayment Assumption	427
Prepayment Interest Excess	273
Prepayment Interest Shortfall	273
Prepayment Penalty Description	130
Prepayment Provision	130
Prime Rate	305
Principal Balance Certificates	257
Principal Distribution Amount	265
Principal Shortfall	267
Privileged Information	357
Privileged Information Exception	357
Privileged Person	279
Prohibited Prepayment	274
Promotion of Collective Investment
Schemes Exemptions Order	15
Proposed Course of Action	379
Proposed Course of Action Notice	378
Prospectus Directive	14
PSA	257
PSA Party Repurchase Request	378
PTCE	441
Purchase Price	295
QC	164
Qualification Criteria	220, 231
Qualified Intermediary	433
Qualified Replacement Special
Servicer	368
Qualified Substitute Mortgage Loan	295
RAC No-Response Scenario	384
Rated Final Distribution Date	273
Rating Agencies	385
Rating Agency Confirmation	384
RCM	239
RCRA LQG	147
REA	60
Realized Loss	275
Record Date	259
Registration Statement	438
Regular Certificates	257
Regular Interest Holder	426
Regular Interests	423
Regulation AB	386
Reimbursement Rate	305
Reinvestment Yield	170
Related Group	131
Related Proceeds	304
Release Date	173
Release Parcel	176
Release Price	174
relevant institutions	123
Relevant Member State	14
Relevant Persons	15
Relief Act	406
REMIC	423
REMIC Regulations	423
Renaissance Cincinnati Companion
Loan	194
Renaissance Cincinnati Intercreditor
Agreement	194
Renaissance Cincinnati Mortgage Loan	194
Renaissance Cincinnati Mortgaged
Property	194
Renaissance Cincinnati Non-
Controlling Note Holder	195
Renaissance Cincinnati Noteholders	194
Renaissance Cincinnati Whole Loan	194
REO Account	306
REO Loan	268
REO Property	338
Repurchase Request	378
Requesting Certificateholder	379
Requesting Holders	327
Requesting Investor	290
Requesting Party	384
Required Letter of Credit Amount	154
Requirements	406
Residual Certificates	257
Resolution Authorities	123
Resolution Failure	378
Resolved	378
Restricted Group	440
Restricted Mezzanine Holder	280
Restricted Party	357
Restriction Period	164
Retention Requirement	109
Review Materials	362
Revised Rate	169
RevPAR	131
Rialto	239
RMBS	234
Rooms	134
Rule 17g-5	281
Scheduled Principal Distribution
Amount	265
SEC	209

450

Securities Act	386
Securitization Accounts	307
Security Deposit Letter of Credit	154
SEL	215, 223
Senior Certificates	257
Serviced Companion Loan	184
Serviced Pari Passu Companion Loan	184
Serviced Whole Loan	184
Serviced Whole Loan Custodial
Account	305
Servicer Termination Event	370
Servicing Advances	302
Servicing Compensation	315
Servicing Fee	315
Servicing Fee Rate	315
Servicing Standard	300
Servicing Transfer Event	338
Severed Lease	145
SF	131
SFA	17
SFO	17
Sherwin Williams	167
Similar Law	439
Similar Requirements	110
Small Loan Appraisal Estimate	325
SMMEA	442
Société Générale	225
Société Générale Data Tape	230
Société Générale Deal Team	229
Société Générale Mortgage Loans	226
Soft Lockbox	131
Soft Springing Lockbox	131
Sole Certificateholder	319
Special Servicer Decision	332
Special Servicing Fee	316
Specially Serviced Loans	337
Springing Cash Management	131
Springing Deed Restriction	86, 137
Springing Lockbox	131
Sq. Ft.	131
Square Feet	131
SRB	124
SSM	124
Startup Day	424
Stated Principal Balance	268
Subject Loans	322
Subordinate Certificates	257
Sub-Servicing Agreement	301
Sub-Servicing Entity	372
Substitute Property	154
T-12	131
Tax Credit Property	167
Term to Maturity	131
Terms and Conditions	289
Tests	362
Title V	405
Workout Fee	316
TMPs	432
Trailing 12 NOI	130
TRIPRA	81
Trust REMIC	50
Trust REMICs	258, 423
TTM	131
U.S. Bank	233
U.S. Obligations	170
U.S. Person	434
UCC	393
UDSCR Threshold	175
Underwriter Entities	100
Underwriting Agreement	435
Underwritten EGI	134
Underwritten Expenses	131
Underwritten NCF	132
Underwritten NCF Debt Yield	131
Underwritten NCF DSCR	132
Underwritten Net Cash Flow	132
Underwritten Net Cash Flow DSCR	132
Underwritten Net Operating Income	132
Underwritten Net Operating Income
DSCR	134
Underwritten NOI	132
Underwritten NOI Debt Yield	132
Underwritten NOI DSCR	134
Underwritten Revenues	134
Unitary Ground Lease	145
Units	134
Unscheduled Principal Distribution
Amount	266
Unsolicited Information	362
Updated Appraisal	326
Upper-Tier REMIC	50, 423
Upper-Tier REMIC Distribution Account	306
USTs	148
USVI	124
UW EGI	134
UW Expenses	131
UW NCF	132
UW NCF Debt Yield	131
UW NCF DSCR	132
UW NOI	132
UW NOI Debt Yield	132
UW NOI DSCR	134
Village	152
Volcker Rule	110
Voting Rights	286
VRP	147
WAC Rate	264
Wachovia	235
WDOE	148
Weighted Average Mortgage Rate	134
Wells Fargo	235
Whole Loan	126, 182
Withheld Amounts	306
Workout-Delayed Reimbursement
Amount	305

451

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

[THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Net Mortgage	Interest	Original	Remaining	Original
Property			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Interest	Accrual	Term to	Term to	Amortization
Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(2)(3)	Balance($)(2)(3)	or ARD Balance($)	Type(4)(5)	Type	Rate	Fee Rate(6)	Rate	Basis	Maturity or ARD	Maturity or ARD	Term
Loan	1	OZRE Leased Fee Portfolio (34)	8.3%	58	CCRE	70,000,000	70,000,000	70,000,000	Other	Leased Fee	4.3000%	0.0318%	4.2682%	Actual/360	120	117	0
Property	1.01	300 Arboretum Place	0.6%	1	CCRE	5,078,236	5,078,236		Other	Leased Fee
Property	1.02	700 East Gate Drive	0.5%	1	CCRE	3,982,930	3,982,930		Other	Leased Fee
Property	1.03	6802 Paragon Place	0.4%	1	CCRE	3,684,211	3,684,211		Other	Leased Fee
Property	1.04	6800 Paragon Place	0.4%	1	CCRE	3,654,339	3,654,339		Other	Leased Fee
Property	1.05	2100 West Laburnum Avenue	0.3%	1	CCRE	2,648,649	2,648,649		Other	Leased Fee
Property	1.06	7501 Boulder View Drive	0.3%	1	CCRE	2,648,649	2,648,649		Other	Leased Fee
Property	1.07	7300 Beaufont Springs Drive	0.3%	1	CCRE	2,648,649	2,648,649		Other	Leased Fee
Property	1.08	4870 Sadler Road	0.3%	1	CCRE	2,130,868	2,130,868		Other	Leased Fee
Property	1.09	12015 Lee Jackson Memorial Highway	0.2%	1	CCRE	2,091,038	2,091,038		Other	Leased Fee
Property	1.10	6806 Paragon Place	0.2%	1	CCRE	2,071,124	2,071,124		Other	Leased Fee
Property	1.11	925 Harvest Drive	0.2%	1	CCRE	1,792,319	1,792,319		Other	Leased Fee
Property	1.12	555 Croton Road	0.2%	1	CCRE	1,692,745	1,692,745		Other	Leased Fee
Property	1.13	980 Harvest Drive	0.2%	1	CCRE	1,593,172	1,593,172		Other	Leased Fee
Property	1.14	309 Fellowship Road	0.2%	1	CCRE	1,354,196	1,354,196		Other	Leased Fee
Property	1.15	11781 Lee Jackson Memorial Highway	0.2%	1	CCRE	1,294,452	1,294,452		Other	Leased Fee
Property	1.16	305 Fellowship Road	0.1%	1	CCRE	1,204,836	1,204,836		Other	Leased Fee
Property	1.17	701 East Gate Drive	0.1%	1	CCRE	1,194,879	1,194,879		Other	Leased Fee
Property	1.18	920 Harvest Drive	0.1%	1	CCRE	1,194,879	1,194,879		Other	Leased Fee
Property	1.19	4880 Sadler Road	0.1%	1	CCRE	1,194,879	1,194,879		Other	Leased Fee
Property	1.20	1025 Boulders Parkway	0.1%	1	CCRE	1,194,879	1,194,879		Other	Leased Fee
Property	1.21	2201 Tomlynn Street	0.1%	1	CCRE	1,095,306	1,095,306		Other	Leased Fee
Property	1.22	2240-2250 Butler Pike	0.1%	1	CCRE	1,095,306	1,095,306		Other	Leased Fee
Property	1.23	7401 Beaufont Springs Drive	0.1%	1	CCRE	1,095,306	1,095,306		Other	Leased Fee
Property	1.24	2511 Brittons Hill Road	0.1%	1	CCRE	1,095,306	1,095,306		Other	Leased Fee
Property	1.25	4805 Lake Brook Drive	0.1%	1	CCRE	1,025,605	1,025,605		Other	Leased Fee
Property	1.26	4401 Fair Lakes Court	0.1%	1	CCRE	1,015,647	1,015,647		Other	Leased Fee
Property	1.27	2812 Emerywood Parkway	0.1%	1	CCRE	995,733	995,733		Other	Leased Fee
Property	1.28	9100 Arboretum Parkway	0.1%	1	CCRE	995,733	995,733		Other	Leased Fee
Property	1.29	500 Enterprise Road	0.1%	1	CCRE	935,989	935,989		Other	Leased Fee
Property	1.30	303 Fellowship Road	0.1%	1	CCRE	906,117	906,117		Other	Leased Fee
Property	1.31	9011 Arboretum Parkway	0.1%	1	CCRE	896,159	896,159		Other	Leased Fee
Property	1.32	910 Harvest Drive	0.1%	1	CCRE	896,159	896,159		Other	Leased Fee
Property	1.33	7325 Beaufont Springs Drive	0.1%	1	CCRE	896,159	896,159		Other	Leased Fee
Property	1.34	1 Progress Drive	0.1%	1	CCRE	796,586	796,586		Other	Leased Fee
Property	1.35	2260 Butler Pike	0.1%	1	CCRE	796,586	796,586		Other	Leased Fee
Property	1.36	140 West Germantown Pike	0.1%	1	CCRE	736,842	736,842		Other	Leased Fee
Property	1.37	307 Fellowship Road	0.1%	1	CCRE	736,842	736,842		Other	Leased Fee
Property	1.38	9210 Arboretum Parkway	0.1%	1	CCRE	657,183	657,184		Other	Leased Fee
Property	1.39	2221 Dabney Road	0.1%	1	CCRE	657,184	657,184		Other	Leased Fee
Property	1.40	9200 Arboretum Parkway	0.1%	1	CCRE	657,183	657,184		Other	Leased Fee
Property	1.41	815 East Gate Drive	0.1%	1	CCRE	637,269	637,269		Other	Leased Fee
Property	1.42	120 West Germantown Pike	0.1%	1	CCRE	627,312	627,312		Other	Leased Fee
Property	1.43	4364 South Alston Avenue	0.1%	1	CCRE	577,525	577,525		Other	Leased Fee
Property	1.44	308 Harper Drive	0.1%	1	CCRE	567,568	567,568		Other	Leased Fee
Property	1.45	2251 Dabney Road	0.1%	1	CCRE	557,610	557,610		Other	Leased Fee
Property	1.46	2212 Tomlynn Street	0.1%	1	CCRE	557,610	557,610		Other	Leased Fee
Property	1.47	2256 Dabney Road	0.1%	1	CCRE	448,080	448,080		Other	Leased Fee
Property	1.48	2246 Dabney Road	0.1%	1	CCRE	448,080	448,080		Other	Leased Fee
Property	1.49	2244 Dabney Road	0.1%	1	CCRE	438,122	438,122		Other	Leased Fee
Property	1.50	2130 Tomlynn Street	0.0%	1	CCRE	418,208	418,208		Other	Leased Fee
Property	1.51	2161 Tomlynn Street	0.0%	1	CCRE	398,293	398,293		Other	Leased Fee
Property	1.52	2248 Dabney Road	0.0%	1	CCRE	398,293	398,293		Other	Leased Fee
Property	1.53	2112 Tomlynn Street	0.0%	1	CCRE	368,421	368,421		Other	Leased Fee
Property	1.54	2277 Dabney Road	0.0%	1	CCRE	368,421	368,421		Other	Leased Fee
Property	1.55	9211 Arboretum Parkway	0.0%	1	CCRE	358,464	358,464		Other	Leased Fee
Property	1.56	2240 Dabney Road	0.0%	1	CCRE	199,147	199,147		Other	Leased Fee
Property	1.57	817 East Gate Drive	0.0%	1	CCRE	149,360	149,360		Other	Leased Fee
Property	1.58	161 Gaither Drive	0.0%	1	CCRE	149,360	149,360		Other	Leased Fee
Loan	2	Hyatt Regency St. Louis at The Arch (34) (35)	6.4%	1	CCRE	54,000,000	54,000,000	46,171,714	Hospitality	Full Service	4.5450%	0.0318%	4.5132%	Actual/360	120	102	360
Loan	3	215 West 34th Street & 218 West 35th Street (34)	5.4%	1	CCRE	45,000,000	45,000,000	45,000,000	Mixed Use	Retail/Leased Fee Hospitality	4.2210%	0.0149%	4.2061%	Actual/360	120	116	0
Loan	4	AG Life Time Fitness Portfolio (34) (35)	5.4%	10	CCRE	45,000,000	45,000,000	45,000,000	Retail	Single Tenant	4.9040%	0.0318%	4.8722%	Actual/360	120	115	0
Property	4.01	Life Time - Florham Park, NJ	0.8%	1	CCRE	6,667,784	6,667,784		Retail	Single Tenant
Property	4.02	Life Time - Westwood, MA	0.8%	1	CCRE	6,516,929	6,516,929		Retail	Single Tenant

A-1-1

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Net Mortgage	Interest	Original	Remaining	Original
Property			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Interest	Accrual	Term to	Term to	Amortization
Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(2)(3)	Balance($)(2)(3)	or ARD Balance($)	Type(4)(5)	Type	Rate	Fee Rate(6)	Rate	Basis	Maturity or ARD	Maturity or ARD	Term
Property	4.03	Life Time - Vernon Hills, IL	0.7%	1	CCRE	5,536,373	5,536,373		Retail	Single Tenant
Property	4.04	Life Time - Lakeville, MN	0.5%	1	CCRE	4,404,961	4,404,961		Retail	Single Tenant
Property	4.05	Life Time - Sterling, VA	0.5%	1	CCRE	4,057,995	4,057,995		Retail	Single Tenant
Property	4.06	Life Time - Vestavia Hills, AL	0.5%	1	CCRE	3,846,799	3,846,799		Retail	Single Tenant
Property	4.07	Life Time - Beachwood, OH	0.4%	1	CCRE	3,680,858	3,680,858		Retail	Single Tenant
Property	4.08	Life Time - Dublin, OH	0.4%	1	CCRE	3,469,661	3,469,661		Retail	Single Tenant
Property	4.09	Life Time - Ellisville, MO	0.4%	1	CCRE	3,424,405	3,424,405		Retail	Single Tenant
Property	4.10	Life Time - Woodstock, GA	0.4%	1	CCRE	3,394,234	3,394,234		Retail	Single Tenant
Loan	5	Renaissance Cincinnati (34)	4.1%	1	CCRE	34,200,000	34,035,002	25,864,621	Hospitality	Full Service	5.3190%	0.0324%	5.2866%	Actual/360	120	117	300
Loan	6	One Commerce Plaza (34)	3.9%	1	CCRE	33,000,000	32,854,864	27,424,409	Office	CBD	5.3335%	0.0318%	5.3017%	Actual/360	120	116	360
Loan	7	GMR Portfolio (36)	3.8%	8	CCRE	32,097,400	32,097,400	29,699,338	Office	Medical	5.2200%	0.0349%	5.1851%	Actual/360	120	119	360
Property	7.01	Marina Towers	1.1%	1	CCRE	9,270,000	9,270,000		Office	Medical
Property	7.02	Star Medical Center	1.1%	1	CCRE	9,250,000	9,250,000		Office	Medical
Property	7.03	1310 Wolf Park Drive	0.4%	1	CCRE	3,255,211	3,255,211		Office	Medical
Property	7.04	7668B Airways Boulevard	0.4%	1	CCRE	2,959,283	2,959,283		Office	Medical
Property	7.05	Surgical Institute of Michigan	0.3%	1	CCRE	2,850,000	2,850,000		Office	Medical
Property	7.06	1324 Wolf Park Drive	0.2%	1	CCRE	2,071,498	2,071,498		Office	Medical
Property	7.07	3350 North Germantown Road	0.2%	1	CCRE	1,361,270	1,361,270		Office	Medical
Property	7.08	2999 Centre Oak Way	0.1%	1	CCRE	1,080,138	1,080,138		Office	Medical
Loan	8	AvidXchange (34)	3.7%	2	CCRE	31,200,000	31,200,000	24,691,090	Mixed Use	Retail/Office	5.0940%	0.0349%	5.0591%	Actual/360	120	120	330
Property	8.01	AvidXchange Music Factory	2.7%	1	CCRE	22,650,000	22,650,000		Mixed Use	Retail/Office
Property	8.02	Silver Hammer Building	1.0%	1	CCRE	8,550,000	8,550,000		Mixed Use	Retail/Office
Loan	9	Madbury Commons (34)	3.5%	1	CCRE	29,000,000	29,000,000	25,631,746	Multifamily	Student Housing	4.9290%	0.0349%	4.8941%	Actual/360	120	116	360
Loan	10	GFH Brennan Industrial Portfolio (34)	3.4%	15	SG	28,512,500	28,512,500	26,316,469	Various	Various	5.0500%	0.0118%	5.0382%	Actual/360	120	118	360
Property	10.01	Cumberland	0.8%	1	SG	7,085,208	7,085,208		Office	Suburban
Property	10.02	UMIP Jefferson Hwy	0.4%	1	SG	3,121,237	3,121,237		Industrial	Manufacturing
Property	10.03	UMIP W 27th Street	0.3%	1	SG	2,793,507	2,793,507		Industrial	Manufacturing
Property	10.04	Main	0.3%	1	SG	2,528,202	2,528,202		Industrial	Warehouse/Manufacturing
Property	10.05	Trolley Industrial	0.2%	1	SG	2,060,016	2,060,016		Industrial	Warehouse/Distribution
Property	10.06	UMIP N 107th Street	0.2%	1	SG	1,810,317	1,810,317		Industrial	Warehouse
Property	10.07	Addison	0.2%	1	SG	1,451,375	1,451,375		Industrial	Warehouse/Manufacturing
Property	10.08	Pagemill	0.1%	1	SG	1,232,889	1,232,889		Industrial	Warehouse/Distribution
Property	10.09	UMIP Xeon Street	0.1%	1	SG	1,201,676	1,201,676		Industrial	Warehouse/Distribution
Property	10.10	8402-8440 Jackson	0.1%	1	SG	998,796	998,796		Industrial	Flex
Property	10.11	Jackson Pagosa	0.1%	1	SG	967,583	967,583		Industrial	Flex
Property	10.12	8520-8630 Jackson	0.1%	1	SG	936,371	936,371		Industrial	Flex
Property	10.13	Common	0.1%	1	SG	905,159	905,159		Industrial	Manufacturing
Property	10.14	8710-8768 Jackson	0.1%	1	SG	780,309	780,309		Industrial	Flex
Property	10.15	Dolton	0.1%	1	SG	639,854	639,854		Industrial	Warehouse/Manufacturing
Loan	11	NorCal Grocery Portfolio	3.2%	5	CCRE	26,500,000	26,471,536	22,203,883	Various	Various	5.6000%	0.0349%	5.5651%	Actual/360	120	119	360
Property	11.01	1745, 1775, 1799 Story Road	2.1%	1	CCRE	17,425,219	17,406,502		Mixed Use	Retail/Office
Property	11.02	1437 Freedom Boulevard	0.4%	1	CCRE	3,758,381	3,754,344		Retail	Single Tenant
Property	11.03	950 East Alisal Street	0.4%	1	CCRE	3,143,373	3,139,997		Retail	Single Tenant
Property	11.04	40 South Rengstorff Avenue	0.2%	1	CCRE	1,592,187	1,590,476		Retail	Single Tenant
Property	11.05	4340 Bond Street (Parking)	0.1%	1	CCRE	580,841	580,217		Other	Parking
Loan	12	NMS Los Angeles Multifamily Portfolio (34)	3.0%	6	CCRE	25,000,000	25,000,000	25,000,000	Multifamily	Various	4.9380%	0.0118%	4.9262%	Actual/360	120	112	0
Property	12.01	Luxe at 1548	0.7%	1	CCRE	5,666,667	5,666,667		Multifamily	Mid Rise
Property	12.02	Luxe at 1539	0.7%	1	CCRE	5,479,167	5,479,167		Multifamily	Mid Rise
Property	12.03	Luxe at 1759	0.6%	1	CCRE	4,895,833	4,895,833		Multifamily	Mid Rise
Property	12.04	NMS at Northridge	0.5%	1	CCRE	4,479,167	4,479,167		Multifamily	Garden
Property	12.05	NMS at Warner Center	0.4%	1	CCRE	3,187,500	3,187,500		Multifamily	Garden
Property	12.06	NMS at Superior	0.2%	1	CCRE	1,291,667	1,291,667		Multifamily	Garden
Loan	13	Broadstone Plaza II	2.9%	1	BSP	24,000,000	24,000,000	21,037,521	Retail	Anchored	4.5600%	0.0149%	4.5451%	Actual/360	120	114	360
Loan	14	Marketplace at Kapolei	2.7%	1	SG	22,613,000	22,613,000	20,807,736	Retail	Shadow Anchored	4.8500%	0.0149%	4.8351%	Actual/360	120	120	360
Loan	15	GSP MHP Portfolio II	2.6%	3	CCRE	21,940,000	21,723,756	17,874,769	Manufactured Housing Community	Manufactured Housing Community	4.7235%	0.0624%	4.6611%	Actual/360	120	112	360
Property	15.01	Grayson Village MHP	1.4%	1	CCRE	11,640,000	11,525,274		Manufactured Housing Community	Manufactured Housing Community
Property	15.02	Pleasant Hills MHP	1.0%	1	CCRE	8,825,000	8,738,019		Manufactured Housing Community	Manufactured Housing Community
Property	15.03	Northwood Manor MHP	0.2%	1	CCRE	1,475,000	1,460,462		Manufactured Housing Community	Manufactured Housing Community
Loan	16	Marriott University Park	2.5%	1	CCRE	21,400,000	21,340,243	16,494,424	Hospitality	Full Service	5.8600%	0.0349%	5.8251%	Actual/360	120	118	300

A-1-2

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Net Mortgage	Interest	Original	Remaining	Original
Property			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Interest	Accrual	Term to	Term to	Amortization
Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(2)(3)	Balance($)(2)(3)	or ARD Balance($)	Type(4)(5)	Type	Rate	Fee Rate(6)	Rate	Basis	Maturity or ARD	Maturity or ARD	Term
Loan	17	5353 West Bell Road	2.3%	1	BSP	19,700,000	19,700,000	19,700,000	Office	Suburban	4.1100%	0.0149%	4.0951%	Actual/360	120	116	0
Loan	18	Hilton Garden Inn Las Vegas	2.1%	1	SG	18,000,000	18,000,000	14,809,027	Hospitality	Select Service	5.0210%	0.0149%	5.0061%	Actual/360	120	120	360
Loan	19	Racine Dental	2.0%	1	CCRE	17,250,000	17,078,475	12,885,370	Office	Medical	4.9725%	0.0349%	4.9376%	Actual/360	120	114	300
Loan	20	3 Executive Campus (34)	2.0%	1	CCRE	16,650,000	16,650,000	13,733,547	Office	Suburban	5.1000%	0.0349%	5.0651%	Actual/360	120	120	360
Loan	21	Johnson Crossing & Shops at Westwind	2.0%	2	CCRE	16,395,000	16,395,000	13,523,213	Retail	Various	5.1000%	0.0624%	5.0376%	Actual/360	120	120	360
Property	21.01	Johnson Crossing	1.6%	1	CCRE	13,545,000	13,545,000		Retail	Anchored
Property	21.02	Shops at Westwind	0.3%	1	CCRE	2,850,000	2,850,000		Retail	Unanchored
Loan	22	Travelers Office Tower II	1.9%	1	BSP	16,000,000	16,000,000	16,000,000	Office	Suburban	4.6200%	0.0149%	4.6051%	Actual/360	120	116	0
Loan	23	601 West Polk	1.8%	1	BSP	15,000,000	15,000,000	15,000,000	Office	Data Center	4.4700%	0.0149%	4.4551%	Actual/360	120	119	0
Loan	24	Binz Building	1.8%	1	CCRE	14,750,000	14,750,000	6,119,509	Office	CBD	4.4100%	0.0349%	4.3751%	Actual/360	120	120	180
Loan	25	Home Depot - Elk Grove Village (34)	1.3%	1	SG	10,945,000	10,945,000	10,945,000	Retail	Anchored	4.6710%	0.0149%	4.6561%	Actual/360	120	114	0
Loan	26	Bailey’s Ridge Apartments	1.2%	1	BSP	10,180,000	10,111,896	8,432,418	Multifamily	Garden	5.2300%	0.0149%	5.2151%	Actual/360	120	114	360
Loan	27	Great Escape Plaza	1.2%	1	BSP	10,000,000	10,000,000	8,997,110	Retail	Anchored	4.7300%	0.0149%	4.7151%	Actual/360	120	116	360
Loan	28	36 Newburgh Road	1.1%	1	BSP	9,550,000	9,550,000	8,098,036	Industrial	Flex	5.1500%	0.0149%	5.1351%	Actual/360	120	118	360
Loan	29	Albuquerque Tortilla	1.1%	1	CCRE	9,375,000	9,343,164	7,793,406	Industrial	Warehouse/Distribution	5.3460%	0.0349%	5.3111%	Actual/360	120	117	360
Loan	30	Wharfside Village	1.1%	1	CCRE	9,000,000	9,000,000	8,656,459	Mixed Use	Retail/Multifamily	5.7500%	0.0349%	5.7151%	Actual/360	60	59	360
Loan	31	Fresenius Portfolio	1.0%	3	CCRE	8,800,000	8,800,000	8,111,175	Office	Medical	4.9600%	0.0349%	4.9251%	Actual/360	120	118	360
Property	31.01	Fresenius Farmville	0.4%	1	CCRE	3,444,677	3,444,677		Office	Medical
Property	31.02	Fresenius Albany	0.3%	1	CCRE	2,928,076	2,928,076		Office	Medical
Property	31.03	Fresenius Coweta County	0.3%	1	CCRE	2,427,247	2,427,247		Office	Medical
Loan	32	Yuma Mesa Shopping Center	0.9%	1	CCRE	7,575,000	7,559,542	6,327,995	Retail	Anchored	5.5000%	0.0349%	5.4651%	Actual/360	120	118	360
Loan	33	Colinas Del Bosque North	0.9%	1	BSP	7,500,000	7,458,568	6,210,920	Manufactured Housing Community	Manufactured Housing Community	5.2200%	0.0149%	5.2051%	Actual/360	120	115	360
Loan	34	Dallas Multifamily Portfolio	0.9%	2	BSP	7,375,000	7,375,000	5,819,627	Multifamily	Garden	5.4100%	0.0149%	5.3951%	Actual/360	120	116	300
Property	34.01	Mountain Creek View Apartments	0.7%	1	BSP	6,000,000	6,000,000		Multifamily	Garden
Property	34.02	Highland Hills	0.2%	1	BSP	1,375,000	1,375,000		Multifamily	Garden
Loan	35	Hampton Inn Palm Desert	0.8%	1	SG	7,000,000	7,000,000	5,690,406	Hospitality	Limited Service	4.6600%	0.0149%	4.6451%	Actual/360	120	120	360
Loan	36	Gables at Lakeside	0.8%	1	CCRE	7,000,000	6,970,439	6,507,500	Multifamily	Garden	5.5370%	0.0349%	5.5021%	Actual/360	60	56	360
Loan	37	Boardwalk Apartments	0.8%	1	CCRE	6,625,000	6,625,000	6,625,000	Multifamily	Garden	4.8455%	0.0349%	4.8106%	Actual/360	120	114	0
Loan	38	Athens Sentry Self Storage	0.7%	1	CCRE	6,075,000	6,075,000	5,828,981	Self Storage	Self Storage	5.4510%	0.0824%	5.3686%	Actual/360	60	60	360
Loan	39	Banderas Corporate Center (35)	0.7%	1	SG	5,700,000	5,700,000	4,660,427	Office	Suburban	4.8320%	0.0149%	4.8171%	Actual/360	120	120	360
Loan	40	Concord Place Apartments	0.4%	1	CCRE	3,120,000	3,108,910	2,573,367	Multifamily	Student Housing	5.1000%	0.0349%	5.0651%	Actual/360	120	117	360
Loan	41	Lakeview Terrace	0.3%	1	CCRE	2,580,000	2,571,081	2,138,236	Multifamily	Student Housing	5.2500%	0.0349%	5.2151%	Actual/360	120	117	360
Loan	42	Inland Suites Memphis	0.6%	2	CCRE	5,200,000	5,200,000	3,748,357	Hospitality	Extended Stay	5.5000%	0.0349%	5.4651%	Actual/360	120	120	276
Property	42.01	Inland Suites Elvis	0.3%	1	CCRE	2,785,714	2,785,714		Hospitality	Extended Stay
Property	42.02	Inland Suites Lamar	0.3%	1	CCRE	2,414,286	2,414,286		Hospitality	Extended Stay
Loan	43	Casa Bella Apartments	0.6%	1	BSP	4,700,000	4,700,000	3,913,964	Multifamily	Garden	5.4000%	0.0149%	5.3851%	Actual/360	120	120	360
Loan	44	Hurley Way	0.5%	1	CCRE	4,500,000	4,490,107	3,717,834	Office	Suburban	5.1500%	0.0824%	5.0676%	Actual/360	120	118	360
Loan	45	Stein Mart Plaza Westlake	0.5%	1	CCRE	4,100,000	4,079,148	3,061,422	Retail	Anchored	4.9650%	0.0549%	4.9101%	Actual/360	120	117	300
Loan	46	FBI Reno	0.5%	1	BSP	4,100,000	4,074,105	3,098,957	Office	Suburban	5.3000%	0.0149%	5.2851%	Actual/360	120	116	300
Loan	47	New Candlelight Apartments	0.5%	1	BSP	3,930,000	3,912,497	3,259,436	Multifamily	Garden	5.2700%	0.0649%	5.2051%	Actual/360	120	116	360
Loan	48	Marsh Creek Village	0.4%	1	CCRE	3,600,000	3,580,303	2,985,714	Mixed Use	Retail/Office	5.2670%	0.0349%	5.2321%	Actual/360	120	115	360
Loan	49	Wilco Center	0.3%	1	CCRE	2,800,000	2,781,210	2,318,182	Retail	Single Tenant	5.2145%	0.0349%	5.1796%	Actual/360	120	114	360
Loan	50	Frankfort Plaza	0.3%	1	BSP	2,550,000	2,536,143	2,117,099	Retail	Unanchored	5.3000%	0.0149%	5.2851%	Actual/360	120	115	360

A-1-3

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
											Pari Passu	Pari Passu
			Remaining		First				Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed
Property			Amortization	Origination	Payment	Maturity	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten
Flag	ID	Property Name	Term	Date	Date	or ARD Date	(Yes/No)	Maturity Date	Service($)(7)	Service($)(7)	Service($)	Service($)	Period	Lockbox(8)	Management(9)	Other Loans	Borrower	NOI DSCR(7)(10)(11)	NCF DSCR(7)(10)(11)
Loan	1	OZRE Leased Fee Portfolio (34)	0	02/04/2016	03/06/2016	02/06/2026	No	02/06/2026	254,317	3,051,806	384,201	4,610,406	117	Hard	In Place	No		1.74x	1.74x
Property	1.01	300 Arboretum Place
Property	1.02	700 East Gate Drive
Property	1.03	6802 Paragon Place
Property	1.04	6800 Paragon Place
Property	1.05	2100 West Laburnum Avenue
Property	1.06	7501 Boulder View Drive
Property	1.07	7300 Beaufont Springs Drive
Property	1.08	4870 Sadler Road
Property	1.09	12015 Lee Jackson Memorial Highway
Property	1.10	6806 Paragon Place
Property	1.11	925 Harvest Drive
Property	1.12	555 Croton Road
Property	1.13	980 Harvest Drive
Property	1.14	309 Fellowship Road
Property	1.15	11781 Lee Jackson Memorial Highway
Property	1.16	305 Fellowship Road
Property	1.17	701 East Gate Drive
Property	1.18	920 Harvest Drive
Property	1.19	4880 Sadler Road
Property	1.20	1025 Boulders Parkway
Property	1.21	2201 Tomlynn Street
Property	1.22	2240-2250 Butler Pike
Property	1.23	7401 Beaufont Springs Drive
Property	1.24	2511 Brittons Hill Road
Property	1.25	4805 Lake Brook Drive
Property	1.26	4401 Fair Lakes Court
Property	1.27	2812 Emerywood Parkway
Property	1.28	9100 Arboretum Parkway
Property	1.29	500 Enterprise Road
Property	1.30	303 Fellowship Road
Property	1.31	9011 Arboretum Parkway
Property	1.32	910 Harvest Drive
Property	1.33	7325 Beaufont Springs Drive
Property	1.34	1 Progress Drive
Property	1.35	2260 Butler Pike
Property	1.36	140 West Germantown Pike
Property	1.37	307 Fellowship Road
Property	1.38	9210 Arboretum Parkway
Property	1.39	2221 Dabney Road
Property	1.40	9200 Arboretum Parkway
Property	1.41	815 East Gate Drive
Property	1.42	120 West Germantown Pike
Property	1.43	4364 South Alston Avenue
Property	1.44	308 Harper Drive
Property	1.45	2251 Dabney Road
Property	1.46	2212 Tomlynn Street
Property	1.47	2256 Dabney Road
Property	1.48	2246 Dabney Road
Property	1.49	2244 Dabney Road
Property	1.50	2130 Tomlynn Street
Property	1.51	2161 Tomlynn Street
Property	1.52	2248 Dabney Road
Property	1.53	2112 Tomlynn Street
Property	1.54	2277 Dabney Road
Property	1.55	9211 Arboretum Parkway
Property	1.56	2240 Dabney Road
Property	1.57	817 East Gate Drive
Property	1.58	161 Gaither Drive
Loan	2	Hyatt Regency St. Louis at The Arch (34) (35)	360	10/08/2014	12/06/2014	11/06/2024	No	11/06/2024	275,056	3,300,670	280,149	3,361,793	6	Springing Hard	Springing	No		2.12x	1.80x
Loan	3	215 West 34th Street & 218 West 35th Street (34)	0	12/11/2015	02/06/2016	01/06/2026	No	01/06/2026	160,486	1,925,831	303,140	3,637,681	116	Hard	Springing	No		1.90x	1.88x
Loan	4	AG Life Time Fitness Portfolio (34) (35)	0	11/19/2015	01/06/2016	12/06/2025	No	12/06/2025	186,454	2,237,450	535,745	6,428,940	115	Hard	In Place	No		2.16x	1.99x
Property	4.01	Life Time - Florham Park, NJ
Property	4.02	Life Time - Westwood, MA

A-1-4

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
											Pari Passu	Pari Passu
			Remaining		First				Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed
Property			Amortization	Origination	Payment	Maturity	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten
Flag	ID	Property Name	Term	Date	Date	or ARD Date	(Yes/No)	Maturity Date	Service($)(7)	Service($)(7)	Service($)	Service($)	Period	Lockbox(8)	Management(9)	Other Loans	Borrower	NOI DSCR(7)(10)(11)	NCF DSCR(7)(10)(11)
Property	4.03	Life Time - Vernon Hills, IL
Property	4.04	Life Time - Lakeville, MN
Property	4.05	Life Time - Sterling, VA
Property	4.06	Life Time - Vestavia Hills, AL
Property	4.07	Life Time - Beachwood, OH
Property	4.08	Life Time - Dublin, OH
Property	4.09	Life Time - Ellisville, MO
Property	4.10	Life Time - Woodstock, GA
Loan	5	Renaissance Cincinnati (34)	297	01/28/2016	03/06/2016	02/06/2026	No	02/06/2026	206,337	2,476,047	137,558	1,650,698		Hard	Springing	No		1.94x	1.73x
Loan	6	One Commerce Plaza (34)	356	12/15/2015	02/06/2016	01/06/2026	No	01/06/2026	183,938	2,207,252	222,955	2,675,457		Hard	In Place	No		1.48x	1.30x
Loan	7	GMR Portfolio (36)	360	03/31/2016	05/06/2016	04/06/2026	No	04/06/2026	176,647	2,119,765			59	Hard	Springing	No		1.70x	1.57x
Property	7.01	Marina Towers
Property	7.02	Star Medical Center
Property	7.03	1310 Wolf Park Drive
Property	7.04	7668B Airways Boulevard
Property	7.05	Surgical Institute of Michigan
Property	7.06	1324 Wolf Park Drive
Property	7.07	3350 North Germantown Road
Property	7.08	2999 Centre Oak Way
Loan	8	AvidXchange (34)	330	04/22/2016	06/06/2016	05/06/2026	No	05/06/2026	175,916	2,110,995	117,278	1,407,330		Hard	Springing	No		1.65x	1.59x
Property	8.01	AvidXchange Music Factory
Property	8.02	Silver Hammer Building
Loan	9	Madbury Commons (34)	360	12/15/2015	02/06/2016	01/06/2026	No	01/06/2026	154,422	1,853,068	106,498	1,277,978	32	Springing Hard	Springing	No		1.33x	1.31x
Loan	10	GFH Brennan Industrial Portfolio (34)	360	02/09/2016	04/01/2016	03/01/2026	No	03/01/2026	153,934	1,847,205	215,953	2,591,431	58	Hard	Springing	No		1.51x	1.37x
Property	10.01	Cumberland
Property	10.02	UMIP Jefferson Hwy
Property	10.03	UMIP W 27th Street
Property	10.04	Main
Property	10.05	Trolley Industrial
Property	10.06	UMIP N 107th Street
Property	10.07	Addison
Property	10.08	Pagemill
Property	10.09	UMIP Xeon Street
Property	10.10	8402-8440 Jackson
Property	10.11	Jackson Pagosa
Property	10.12	8520-8630 Jackson
Property	10.13	Common
Property	10.14	8710-8768 Jackson
Property	10.15	Dolton
Loan	11	NorCal Grocery Portfolio	359	03/31/2016	05/06/2016	04/06/2026	No	04/06/2026	152,131	1,825,571				Hard	Springing	No		1.38x	1.32x
Property	11.01	1745, 1775, 1799 Story Road
Property	11.02	1437 Freedom Boulevard
Property	11.03	950 East Alisal Street
Property	11.04	40 South Rengstorff Avenue
Property	11.05	4340 Bond Street (Parking)
Loan	12	NMS Los Angeles Multifamily Portfolio (34)	0	08/21/2015	10/06/2015	09/06/2025	No	09/06/2025	104,304	1,251,646	396,355	4,756,254	112	Springing Soft	Springing	No		1.33x	1.31x
Property	12.01	Luxe at 1548
Property	12.02	Luxe at 1539
Property	12.03	Luxe at 1759
Property	12.04	NMS at Northridge
Property	12.05	NMS at Warner Center
Property	12.06	NMS at Superior
Loan	13	Broadstone Plaza II	360	11/02/2015	12/06/2015	11/06/2025	No	11/06/2025	122,462	1,469,539			30	Springing Hard	Springing	No	Yes - B	1.43x	1.34x
Loan	14	Marketplace at Kapolei	360	04/19/2016	06/01/2016	05/01/2026	Yes	05/01/2046	119,327	1,431,923			60	Hard	Springing	No		1.62x	1.56x
Loan	15	GSP MHP Portfolio II	352	08/13/2015	10/06/2015	09/06/2025	No	09/06/2025	114,099	1,369,191				Soft	Springing	No		1.34x	1.32x
Property	15.01	Grayson Village MHP
Property	15.02	Pleasant Hills MHP
Property	15.03	Northwood Manor MHP
Loan	16	Marriott University Park	298	02/22/2016	04/06/2016	03/06/2026	No	03/06/2026	136,055	1,632,659				Hard	Springing	No		1.69x	1.41x

A-1-5

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
											Pari Passu	Pari Passu
			Remaining		First				Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed
Property			Amortization	Origination	Payment	Maturity	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten
Flag	ID	Property Name	Term	Date	Date	or ARD Date	(Yes/No)	Maturity Date	Service($)(7)	Service($)(7)	Service($)	Service($)	Period	Lockbox(8)	Management(9)	Other Loans	Borrower	NOI DSCR(7)(10)(11)	NCF DSCR(7)(10)(11)
Loan	17	5353 West Bell Road	0	12/17/2015	02/06/2016	01/06/2026	No	01/06/2026	68,410	820,915			116	Hard	Springing	No	Yes - A	3.65x	3.65x
Loan	18	Hilton Garden Inn Las Vegas	360	04/08/2016	06/01/2016	05/01/2026	No	05/01/2026	96,859	1,162,308				Soft Springing Hard	Springing	No		2.07x	1.77x
Loan	19	Racine Dental	294	11/02/2015	12/06/2015	11/06/2025	No	11/06/2025	100,566	1,206,787				Hard	Springing	No		1.31x	1.30x
Loan	20	3 Executive Campus (34)	360	04/20/2016	06/06/2016	05/06/2026	No	05/06/2026	90,401	1,084,814	60,267	723,209		Soft Springing Hard	Springing	No		1.88x	1.66x
Loan	21	Johnson Crossing & Shops at Westwind	360	04/14/2016	06/06/2016	05/06/2026	No	05/06/2026	89,017	1,068,199				Hard	Springing	No	Yes - C	1.38x	1.31x
Property	21.01	Johnson Crossing
Property	21.02	Shops at Westwind
Loan	22	Travelers Office Tower II	0	12/23/2015	02/06/2016	01/06/2026	No	01/06/2026	62,456	749,467			116	Springing Hard	Springing	No		3.44x	2.76x
Loan	23	601 West Polk	0	03/24/2016	05/06/2016	04/06/2026	No	04/06/2026	56,651	679,813			119	Hard	Springing	No	Yes - A	2.88x	2.76x
Loan	24	Binz Building	180	04/08/2016	06/06/2016	05/06/2026	No	05/06/2026	112,159	1,345,911				Springing Hard	Springing	No		1.76x	1.60x
Loan	25	Home Depot - Elk Grove Village (34)	0	10/14/2015	12/01/2015	11/01/2025	No	11/01/2025	43,195	518,342	35,341	424,098	114	Hard	Springing	No		1.62x	1.58x
Loan	26	Bailey’s Ridge Apartments	354	10/28/2015	12/06/2015	11/06/2025	No	11/06/2025	56,088	673,060				Soft	Springing	No		1.35x	1.29x
Loan	27	Great Escape Plaza	360	12/15/2015	02/06/2016	01/06/2026	No	01/06/2026	52,044	624,531			44	Springing Hard	Springing	No	Yes - B	1.51x	1.42x
Loan	28	36 Newburgh Road	360	02/12/2016	04/06/2016	03/06/2026	No	03/06/2026	52,146	625,746			10	Hard	Springing	No		1.52x	1.52x
Loan	29	Albuquerque Tortilla	357	02/05/2016	03/06/2016	02/06/2026	No	02/06/2026	52,328	627,935				Springing Hard	Springing	No		1.48x	1.30x
Loan	30	Wharfside Village	360	03/30/2016	05/06/2016	04/06/2021	No	04/06/2021	52,522	630,259			23	Soft	Springing	No		1.51x	1.47x
Loan	31	Fresenius Portfolio	360	03/01/2016	04/06/2016	03/06/2026	No	03/06/2026	47,025	564,305			58	Hard	Springing	No		1.48x	1.43x
Property	31.01	Fresenius Farmville
Property	31.02	Fresenius Albany
Property	31.03	Fresenius Coweta County
Loan	32	Yuma Mesa Shopping Center	358	02/23/2016	04/06/2016	03/06/2026	No	03/06/2026	43,010	516,120				Hard	Springing	No		1.55x	1.42x
Loan	33	Colinas Del Bosque North	355	11/30/2015	01/06/2016	12/06/2025	No	12/06/2025	41,276	495,312				Springing Soft	Springing	No		1.40x	1.37x
Loan	34	Dallas Multifamily Portfolio	300	12/21/2015	02/06/2016	01/06/2026	No	01/06/2026	44,893	538,721			8	Springing Hard	Springing	No		1.63x	1.43x
Property	34.01	Mountain Creek View Apartments
Property	34.02	Highland Hills
Loan	35	Hampton Inn Palm Desert	360	04/06/2016	06/01/2016	05/01/2026	No	05/01/2026	36,137	433,638				Soft Springing Hard	Springing	No		2.62x	2.35x
Loan	36	Gables at Lakeside	356	12/30/2015	02/06/2016	01/06/2021	No	01/06/2021	39,908	478,895				Soft	Springing	No		1.36x	1.29x
Loan	37	Boardwalk Apartments	0	10/30/2015	12/06/2015	11/06/2025	No	11/06/2025	27,123	325,473			114	Springing Soft	Springing	No		2.07x	1.89x
Loan	38	Athens Sentry Self Storage	360	04/15/2016	06/06/2016	05/06/2021	No	05/06/2021	34,307	411,680			24	Soft	Springing	No		1.55x	1.51x
Loan	39	Banderas Corporate Center (35)	360	04/06/2016	06/01/2016	05/01/2026	No	05/01/2026	30,016	360,195				None	None	No		1.51x	1.33x
Loan	40	Concord Place Apartments	357	01/20/2016	03/06/2016	02/06/2026	No	02/06/2026	16,940	203,280				Springing Soft	Springing	Yes-A	Yes - C	1.40x	1.31x
Loan	41	Lakeview Terrace	357	01/20/2016	03/06/2016	02/06/2026	No	02/06/2026	14,247	170,962				Springing Soft	Springing	Yes-A	Yes - C	1.40x	1.31x
Loan	42	Inland Suites Memphis	276	04/18/2016	06/06/2016	05/06/2026	No	05/06/2026	33,243	398,916				Hard	Springing	No		1.94x	1.69x
Property	42.01	Inland Suites Elvis
Property	42.02	Inland Suites Lamar
Loan	43	Casa Bella Apartments	360	04/13/2016	06/06/2016	05/06/2026	No	05/06/2026	26,392	316,703				Soft	Springing	No		1.68x	1.54x
Loan	44	Hurley Way	358	02/11/2016	04/06/2016	03/06/2026	No	03/06/2026	24,571	294,854				Springing Hard	Springing	No		1.51x	1.33x
Loan	45	Stein Mart Plaza Westlake	297	01/26/2016	03/06/2016	02/06/2026	No	02/06/2026	23,885	286,616				Hard	Springing	No		1.91x	1.63x
Loan	46	FBI Reno	296	12/21/2015	02/06/2016	01/06/2026	No	01/06/2026	24,690	296,283				Springing Hard	Springing	No		1.68x	1.51x
Loan	47	New Candlelight Apartments	356	12/30/2015	02/06/2016	01/06/2026	No	01/06/2026	21,750	261,004				Springing Soft	Springing	No		1.67x	1.49x
Loan	48	Marsh Creek Village	355	11/17/2015	01/06/2016	12/06/2025	No	12/06/2025	19,917	239,007				Springing Hard	Springing	No		1.44x	1.38x
Loan	49	Wilco Center	354	10/07/2015	12/06/2015	11/06/2025	No	11/06/2025	15,400	184,802				Springing Hard	Springing	No		1.47x	1.31x
Loan	50	Frankfort Plaza	355	11/25/2015	01/06/2016	12/06/2025	No	12/06/2025	14,160	169,923				Springing Hard	Springing	No		1.73x	1.61x

A-1-6

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							FIRREA	Cut-Off
Property			Grace	Payment	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at						Year
Flag	ID	Property Name	Period(12)	Date	Value ($)(13)	As-of Date	(Yes/No)	Ratio(10)(11)(13)(14)	Maturity or ARD(10)(11)(13)(14)	Address	City	County	State	Zip Code	Built
Loan	1	OZRE Leased Fee Portfolio (34)	0	6	250,400,000	Various	Yes	70.2%	70.2%	Various	Various	Various	Various	Various	Various
Property	1.01	300 Arboretum Place			16,300,000	01/16/2016	Yes			300 Arboretum Place	North Chesterfield	Chesterfield	VA	23236	1988
Property	1.02	700 East Gate Drive			13,840,000	01/16/2016	Yes			700 East Gate Drive	Mount Laurel	Burlington	NJ	08054	1984
Property	1.03	6802 Paragon Place			11,775,000	01/16/2016	Yes			6802 Paragon Place	Richmond	Henrico	VA	23230	1998, 2000
Property	1.04	6800 Paragon Place			10,475,000	01/16/2016	Yes			6800 Paragon Place	Richmond	Henrico	VA	23230	1986
Property	1.05	2100 West Laburnum Avenue			8,100,000	01/16/2016	Yes			2100 West Laburnum Avenue	Richmond	Richmond City	VA	23227	1984
Property	1.06	7501 Boulder View Drive			8,425,000	01/08/2016	Yes			7501 Boulder View Drive	North Chesterfield	Chesterfield	VA	23225	1989
Property	1.07	7300 Beaufont Springs Drive			7,450,000	01/16/2016	Yes			7300 Beaufont Springs Drive	North Chesterfield	Chesterfield	VA	23225	1998
Property	1.08	4870 Sadler Road			6,218,099	01/16/2016	Yes			4870 Sadler Road	Glen Allen	Henrico	VA	23060	2000
Property	1.09	12015 Lee Jackson Memorial Highway			6,150,000	01/16/2016	Yes			12015 Lee Jackson Memorial Highway	Fairfax	Fairfax	VA	22033	1985
Property	1.10	6806 Paragon Place			5,950,000	01/16/2016	Yes			6806 Paragon Place	Richmond	Henrico	VA	23230	1998, 2000
Property	1.11	925 Harvest Drive			6,650,000	01/16/2016	Yes			925 Harvest Drive	Blue Bell	Montgomery	PA	19422	1990
Property	1.12	555 Croton Road			7,400,000	01/16/2016	Yes			555 Croton Road	King of Prussia	Montgomery	PA	19406	1999
Property	1.13	980 Harvest Drive			6,150,000	01/16/2016	Yes			980 Harvest Drive	Blue Bell	Montgomery	PA	19422	1988
Property	1.14	309 Fellowship Road			4,660,000	01/16/2016	Yes			309 Fellowship Road	Mount Laurel	Burlington	NJ	08054	1982
Property	1.15	11781 Lee Jackson Memorial Highway			3,950,000	01/16/2016	Yes			11781 Lee Jackson Memorial Highway	Fairfax	Fairfax	VA	22033	1982
Property	1.16	305 Fellowship Road			4,840,000	01/16/2016	Yes			305 Fellowship Road	Mount Laurel	Burlington	NJ	08054	1980
Property	1.17	701 East Gate Drive			4,380,000	01/16/2016	Yes			701 East Gate Drive	Mount Laurel	Burlington	NJ	08054	1986
Property	1.18	920 Harvest Drive			4,210,000	01/16/2016	Yes			920 Harvest Drive	Blue Bell	Montgomery	PA	19422	1989
Property	1.19	4880 Sadler Road			3,506,901	01/16/2016	Yes			4880 Sadler Road	Glen Allen	Henrico	VA	23060	1998, 2000
Property	1.20	1025 Boulders Parkway			4,050,000	01/16/2016	Yes			1025 Boulders Parkway	North Chesterfield	Chesterfield	VA	23225	1994
Property	1.21	2201 Tomlynn Street			3,675,000	01/16/2016	Yes			2201 Tomlynn Street	Richmond	Henrico	VA	23230	1990
Property	1.22	2240-2250 Butler Pike			4,200,000	01/16/2016	Yes			2240-2250 Butler Pike	Plymouth Meeting	Montgomery	PA	19462	1970-1984
Property	1.23	7401 Beaufont Springs Drive			4,175,000	01/16/2016	Yes			7401 Beaufont Springs Drive	North Chesterfield	Chesterfield	VA	23225	1996
Property	1.24	2511 Brittons Hill Road			3,675,000	01/16/2016	Yes			2511 Brittons Hill Road	Richmond	Henrico	VA	23230	1988
Property	1.25	4805 Lake Brook Drive			3,875,000	01/16/2016	Yes			4805 Lake Brook Drive	Glen Allen	Henrico	VA	23060	1995
Property	1.26	4401 Fair Lakes Court			3,050,000	01/16/2016	Yes			4401 Fair Lakes Court	Fairfax	Fairfax	VA	22033	1987
Property	1.27	2812 Emerywood Parkway			3,525,000	01/16/2016	Yes			2812 Emerywood Parkway	Richmond	Henrico	VA	23294	1979, 1998, 2000
Property	1.28	9100 Arboretum Parkway			3,325,000	01/16/2016	Yes			9100 Arboretum Parkway	North Chesterfield	Chesterfield	VA	23236	1988
Property	1.29	500 Enterprise Road			2,950,000	01/16/2016	Yes			500 Enterprise Road	Horsham	Montgomery	PA	19044	1991
Property	1.30	303 Fellowship Road			3,810,000	01/16/2016	Yes			303 Fellowship Road	Mount Laurel	Burlington	NJ	08054	1979
Property	1.31	9011 Arboretum Parkway			3,950,000	01/16/2016	Yes			9011 Arboretum Parkway	North Chesterfield	Chesterfield	VA	23236	1990
Property	1.32	910 Harvest Drive			3,360,000	01/16/2016	Yes			910 Harvest Drive	Blue Bell	Montgomery	PA	19422	1989
Property	1.33	7325 Beaufont Springs Drive			2,975,000	01/16/2016	Yes			7325 Beaufont Springs Drive	North Chesterfield	Chesterfield	VA	23225	1998
Property	1.34	1 Progress Drive			3,400,000	01/16/2016	Yes			1 Progress Drive	Horsham	Montgomery	PA	19044	1988
Property	1.35	2260 Butler Pike			3,210,000	01/16/2016	Yes			2260 Butler Pike	Plymouth Meeting	Montgomery	PA	19462	1984
Property	1.36	140 West Germantown Pike			2,850,000	01/16/2016	Yes			140 West Germantown Pike	Plymouth Meeting	Montgomery	PA	19462	1985
Property	1.37	307 Fellowship Road			2,500,000	01/16/2016	Yes			307 Fellowship Road	Mount Laurel	Burlington	NJ	08054	1981
Property	1.38	9210 Arboretum Parkway			2,600,000	01/16/2016	Yes			9210 Arboretum Parkway	North Chesterfield	Chesterfield	VA	23236	1988
Property	1.39	2221 Dabney Road			2,190,221	01/16/2016	Yes			2221 Dabney Road	Richmond	Henrico	VA	23230	1983
Property	1.40	9200 Arboretum Parkway			2,025,000	01/16/2016	Yes			9200 Arboretum Parkway	North Chesterfield	Chesterfield	VA	23236	1988
Property	1.41	815 East Gate Drive			2,364,963	01/16/2016	Yes			815 East Gate Drive	Mount Laurel	Burlington	NJ	08054	1986
Property	1.42	120 West Germantown Pike			2,420,000	01/16/2016	Yes			120 West Germantown Pike	Plymouth Meeting	Montgomery	PA	19462	1985
Property	1.43	4364 South Alston Avenue			1,930,000	01/16/2016	Yes			4364 South Alston Avenue	Durham	Durham	NC	27713	1985
Property	1.44	308 Harper Drive			2,020,000	01/16/2016	Yes			308 Harper Drive	Moorestown	Burlington	NJ	08057	1976
Property	1.45	2251 Dabney Road			1,884,779	01/16/2016	Yes			2251 Dabney Road	Richmond	Henrico	VA	23230	1983
Property	1.46	2212 Tomlynn Street			1,763,612	01/16/2016	Yes			2212 Tomlynn Street	Richmond	Henrico	VA	23230	1985
Property	1.47	2256 Dabney Road			1,500,000	01/16/2016	Yes			2256 Dabney Road	Richmond	Henrico	VA	23230	1983
Property	1.48	2246 Dabney Road			1,425,000	01/16/2016	Yes			2246 Dabney Road	Richmond	Henrico	VA	23230	1991
Property	1.49	2244 Dabney Road			1,425,000	01/16/2016	Yes			2244 Dabney Road	Richmond	Henrico	VA	23230	1995
Property	1.50	2130 Tomlynn Street			1,336,388	01/16/2016	Yes			2130 Tomlynn Street	Richmond	Henrico	VA	23230	1986, 1988
Property	1.51	2161 Tomlynn Street			1,800,000	01/16/2016	Yes			2161 Tomlynn Street	Richmond	Henrico	VA	23230	1985
Property	1.52	2248 Dabney Road			1,375,000	01/16/2016	Yes			2248 Dabney Road	Richmond	Henrico	VA	23230	1991
Property	1.53	2112 Tomlynn Street			1,200,000	01/16/2016	Yes			2112 Tomlynn Street	Richmond	Henrico	VA	23230	1984
Property	1.54	2277 Dabney Road			1,175,000	01/16/2016	Yes			2277 Dabney Road	Richmond	Henrico	VA	23230	1986
Property	1.55	9211 Arboretum Parkway			1,400,000	01/16/2016	Yes			9211 Arboretum Parkway	North Chesterfield	Chesterfield	VA	23236	1991
Property	1.56	2240 Dabney Road			600,000	01/16/2016	Yes			2240 Dabney Road	Richmond	Henrico	VA	23230	1984
Property	1.57	817 East Gate Drive			515,037	01/16/2016	Yes			817 East Gate Drive	Mount Laurel	Burlington	NJ	08054	1986
Property	1.58	161 Gaither Drive			490,000	01/16/2016	Yes			161 Gaither Drive	Mount Laurel	Burlington	NJ	08054	1987
Loan	2	Hyatt Regency St. Louis at The Arch (34) (35)	0	6	154,900,000	08/25/2015	Yes	70.4%	60.2%	315 Chestnut Street	St. Louis	St. Louis City	MO	63102	1907
Loan	3	215 West 34th Street & 218 West 35th Street (34)	0	6	240,000,000	10/30/2015	Yes	54.2%	54.2%	215 West 34th Street and 218 West 35th Street	New York	New York	NY	10001	2010-2015
Loan	4	AG Life Time Fitness Portfolio (34) (35)	0	6	305,200,000	Various	Yes	57.1%	57.1%	Various	Various	Various	Various	Various	Various
Property	4.01	Life Time - Florham Park, NJ			45,200,000	07/01/2015	Yes			14 Fernwood Road	Florham Park	Morris	NJ	07932	2008
Property	4.02	Life Time - Westwood, MA			43,500,000	08/06/2015	Yes			44 Harvard Street	Westwood	Norfolk	MA	02090	2015

A-1-7

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							FIRREA	Cut-Off
Property			Grace	Payment	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at						Year
Flag	ID	Property Name	Period(12)	Date	Value ($)(13)	As-of Date	(Yes/No)	Ratio(10)(11)(13)(14)	Maturity or ARD(10)(11)(13)(14)	Address	City	County	State	Zip Code	Built
Property	4.03	Life Time - Vernon Hills, IL			38,000,000	07/01/2015	Yes			680 Woodlands Parkway	Vernon Hills	Lake	IL	60061	2008
Property	4.04	Life Time - Lakeville, MN			29,800,000	07/01/2015	Yes			18425 Dodd Boulevard	Lakeville	Dakota	MN	55044	2007
Property	4.05	Life Time - Sterling, VA			28,000,000	07/01/2015	Yes			44610 Prentice Drive	Sterling	Loudoun	VA	20166	2008
Property	4.06	Life Time - Vestavia Hills, AL			25,700,000	07/01/2015	Yes			3051 Healthy Way	Vestavia Hills	Jefferson	AL	35243	2013
Property	4.07	Life Time - Beachwood, OH			24,800,000	07/01/2015	Yes			3850 Richmond Road	Beachwood	Cuyahoga	OH	44122	2010
Property	4.08	Life Time - Dublin, OH			23,900,000	07/01/2015	Yes			3825 Hard Road	Dublin	Franklin	OH	43016	2007
Property	4.09	Life Time - Ellisville, MO			23,300,000	07/01/2015	Yes			3058 Clarkson Road	Ellisville	St. Louis	MO	63017	2008
Property	4.10	Life Time - Woodstock, GA			23,000,000	07/01/2015	Yes			14200 Highway 92	Woodstock	Cherokee	GA	30188	2008
Loan	5	Renaissance Cincinnati (34)	0	6	89,700,000	10/30/2015	Yes	59.3%	48.1%	36 East 4th Street	Cincinnati	Hamilton	OH	45202	1901
Loan	6	One Commerce Plaza (34)	0	6	99,500,000	12/15/2015	Yes	73.0%	61.0%	99 Washington Avenue	Albany	Albany	NY	12210	1969
Loan	7	GMR Portfolio (36)	0	6	55,925,000	Various	Yes	57.4%	53.1%	Various	Various	Various	Various	Various	Various
Property	7.01	Marina Towers			15,450,000	01/21/2016	Yes			709 South Harbor City Boulevard	Melbourne	Brevard	FL	32901	1994
Property	7.02	Star Medical Center			17,600,000	02/10/2016	Yes			4100 Mapleshade Lane	Plano	Collin	TX	75075	2013
Property	7.03	1310 Wolf Park Drive			5,500,000	02/11/2016	Yes			1310 Wolf Park Drive	Germantown	Shelby	TN	38138	2001
Property	7.04	7668B Airways Boulevard			5,000,000	02/11/2016	Yes			7668B Airways Boulevard	Southaven	Desoto	MS	38671	2006
Property	7.05	Surgical Institute of Michigan			4,750,000	02/02/2016	Yes			33545 Cherry Hill Road	Westland	Wayne	MI	48186	1941
Property	7.06	1324 Wolf Park Drive			3,500,000	02/11/2016	Yes			1324 Wolf Park Drive	Germantown	Shelby	TN	38138	2003
Property	7.07	3350 North Germantown Road			2,300,000	02/11/2016	Yes			3350 North Germantown Road	Bartlett	Shelby	TN	38133	2009
Property	7.08	2999 Centre Oak Way			1,825,000	02/11/2016	Yes			2999 Centre Oak Way	Germantown	Shelby	TN	38138	2011
Loan	8	AvidXchange (34)	0	6	85,000,000	02/01/2016	Yes	61.2%	48.4%	Various	Charlotte	Mecklenburg	NC	28206	Various
Property	8.01	AvidXchange Music Factory			66,000,000	02/01/2016	Yes			900, 950 and 1000 NC Music Factory Boulevard	Charlotte	Mecklenburg	NC	28206	1920
Property	8.02	Silver Hammer Building			19,000,000	02/01/2016	Yes			817, 820 and 920 Hamilton Street	Charlotte	Mecklenburg	NC	28206	1987
Loan	9	Madbury Commons (34)	0	6	71,400,000	11/09/2015	Yes	68.6%	60.7%	17-21 Madbury Road	Durham	Strafford	NH	03824	2015
Loan	10	GFH Brennan Industrial Portfolio (34)	5	1	91,350,000	Various	Yes	75.0%	69.2%	Various	Various	Various	Various	Various	Various
Property	10.01	Cumberland			22,700,000	12/11/2015	Yes			5501-5523 North Cumberland Avenue	Chicago	Cook	IL	60656	1984
Property	10.02	UMIP Jefferson Hwy			10,000,000	12/15/2015	Yes			8401 Jefferson Highway	Maple Grove	Hennepin	MN	55369	1999
Property	10.03	UMIP W 27th Street			8,950,000	12/15/2015	Yes			7309 West 27th Street	St. Louis Park	Hennepin	MN	55426	1958
Property	10.04	Main			8,100,000	12/09/2015	Yes			6709 Main Street	Union	McHenry	IL	60180	1955, 2007, 2008
Property	10.05	Trolley Industrial			6,600,000	12/14/2015	Yes			22701 Trolley Industrial Drive	Taylor	Wayne	MI	48180	1999
Property	10.06	UMIP N 107th Street			5,800,000	12/16/2015	Yes			9160 North 107th Street	Milwaukee	Milwaukee	WI	53224	1990
Property	10.07	Addison			4,650,000	12/09/2015	Yes			11440 Addison Avenue	Franklin Park	Cook	IL	60131	1965
Property	10.08	Pagemill			3,950,000	12/10/2015	Yes			11477 Pagemill Road	Dallas	Dallas	TX	75243	1976
Property	10.09	UMIP Xeon Street			3,850,000	12/15/2015	Yes			11385 Xeon Street Northwest	Coon Rapids	Anoka	MN	55448	2002
Property	10.10	8402-8440 Jackson			3,200,000	12/11/2015	Yes			8402-8440 East 33rd Street	Indianapolis	Marion	IN	46226	1977
Property	10.11	Jackson Pagosa			3,100,000	12/11/2015	Yes			3316-3346 North Pagosa Court	Indianapolis	Marion	IN	46226	1977
Property	10.12	8520-8630 Jackson			3,000,000	12/11/2015	Yes			8520-8630 East 33rd Street	Indianapolis	Marion	IN	46226	1977
Property	10.13	Common			2,900,000	12/14/2015	Yes			16000 Common Road	Roseville	Macomb	MI	48066	1965
Property	10.14	8710-8768 Jackson			2,500,000	12/11/2015	Yes			8710-8768 East 33rd Street	Indianapolis	Marion	IN	46226	1979
Property	10.15	Dolton			2,050,000	12/09/2015	Yes			2150 Dolton Road	Calumet City	Cook	IL	60409	1986
Loan	11	NorCal Grocery Portfolio	0	6	38,780,000	Various	Yes	68.3%	57.3%	Various	Various	Various	CA	Various	Various
Property	11.01	1745, 1775, 1799 Story Road			25,500,000	10/13/2015	Yes			1745, 1775, 1799 Story Road	San Jose	Santa Clara	CA	95122	1961, 2001
Property	11.02	1437 Freedom Boulevard			5,500,000	10/13/2015	Yes			1437 Freedom Boulevard	Watsonville	Santa Cruz	CA	95076	1980
Property	11.03	950 East Alisal Street			4,600,000	10/13/2015	Yes			950 East Alisal Street	Salinas	Monterey	CA	93905	1964
Property	11.04	40 South Rengstorff Avenue			2,330,000	10/13/2015	Yes			40 South Rengstorff Avenue	Mountain View	Santa Clara	CA	94040	1954
Property	11.05	4340 Bond Street (Parking)			850,000	10/08/2015	Yes			4340 Bond Street	Oakland	Alameda	CA	94601	2008
Loan	12	NMS Los Angeles Multifamily Portfolio (34)	0	6	174,300,000	06/09/2015	Yes	68.8%	68.8%	Various	Various	Los Angeles	CA	Various	Various
Property	12.01	Luxe at 1548			37,100,000	06/09/2015	Yes			1548 6th Street	Santa Monica	Los Angeles	CA	90401	2009
Property	12.02	Luxe at 1539			35,930,000	06/09/2015	Yes			1539 4th Street	Santa Monica	Los Angeles	CA	90401	2008
Property	12.03	Luxe at 1759			32,110,000	06/09/2015	Yes			1759 Beloit Avenue	Los Angeles	Los Angeles	CA	90025	2009
Property	12.04	NMS at Northridge			29,290,000	06/09/2015	Yes			9710 Zelzah Avenue	Northridge	Los Angeles	CA	91325	1987
Property	12.05	NMS at Warner Center			20,920,000	06/09/2015	Yes			21021 Vanowen Street	Canoga Park	Los Angeles	CA	91303	1988
Property	12.06	NMS at Superior			8,450,000	06/09/2015	Yes			17089 Superior Street	Northridge	Los Angeles	CA	91325	2003
Loan	13	Broadstone Plaza II	0	6	36,300,000	09/12/2015	Yes	66.1%	58.0%	2779-2799 East Bidwell Street	Folsom	Sacramento	CA	95630	2002
Loan	14	Marketplace at Kapolei	5	1	30,150,000	12/21/2015	Yes	75.0%	69.0%	590 Farrington Highway	Kapolei	Honolulu	HI	96707	2002
Loan	15	GSP MHP Portfolio II	0	6	29,810,000	Various	Yes	72.9%	60.0%	Various	Various	Various	Various	Various	1970
Property	15.01	Grayson Village MHP			15,530,000	07/06/2015	Yes			17240 Dumfries Road	Dumfries	Prince William	VA	22026	1970
Property	15.02	Pleasant Hills MHP			11,780,000	06/26/2015	Yes			234 Hill Drive	Hamburg	Berks	PA	19526	1970
Property	15.03	Northwood Manor MHP			2,500,000	06/26/2015	Yes			1300 York Haven Road	York Haven	York	PA	17370	1970
Loan	16	Marriott University Park	0	6	29,700,000	12/01/2015	Yes	71.9%	55.5%	480 Wakara Way	Salt Lake City	Salt Lake	UT	84108	1987

A-1-8

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							FIRREA	Cut-Off
Property			Grace	Payment	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at						Year
Flag	ID	Property Name	Period(12)	Date	Value ($)(13)	As-of Date	(Yes/No)	Ratio(10)(11)(13)(14)	Maturity or ARD(10)(11)(13)(14)	Address	City	County	State	Zip Code	Built
Loan	17	5353 West Bell Road	0	6	49,500,000	12/04/2015	Yes	39.8%	39.8%	5353 West Bell Road	Glendale	Maricopa	AZ	85308	1981, 1992
Loan	18	Hilton Garden Inn Las Vegas	0	1	25,800,000	03/21/2016	Yes	69.8%	57.4%	7830 South Las Vegas Boulevard	Las Vegas	Clark	NV	89123	2004
Loan	19	Racine Dental	0	6	23,500,000	09/02/2015	Yes	72.7%	54.8%	1101 South Airline Road	Mount Pleasant	Racine	WI	53406	2014
Loan	20	3 Executive Campus (34)	5	6	39,700,000	01/22/2016	Yes	69.9%	57.7%	3 Executive Campus	Cherry Hill	Camden	NJ	08002	1976
Loan	21	Johnson Crossing & Shops at Westwind	0	6	22,000,000	11/20/2015	Yes	74.5%	61.5%	Various	Fond du Lac	Fond du Lac	WI	Various	2007
Property	21.01	Johnson Crossing			18,200,000	11/20/2015	Yes			1115 East Johnson Street	Fond du Lac	Fond du Lac	WI	54935	2007
Property	21.02	Shops at Westwind			3,800,000	11/20/2015	Yes			N6663 Rolling Meadows Drive	Fond du Lac	Fond du Lac	WI	54937	2007
Loan	22	Travelers Office Tower II	0	6	35,000,000	09/09/2015	Yes	45.7%	45.7%	26533 Evergreen Road	Southfield	Oakland	MI	48076	1987
Loan	23	601 West Polk	0	6	18,800,000	03/02/2016	Yes	63.8%	51.9%	601 West Polk Street	Chicago	Cook	IL	60607	1917, 1918, 1928
Loan	24	Binz Building	0	6	28,750,000	01/05/2016	Yes	51.3%	21.3%	1001 and 1015 Texas Avenue	Houston	Harris	TX	77002	1982
Loan	25	Home Depot - Elk Grove Village (34)	5	1	27,600,000	09/16/2015	Yes	72.1%	72.1%	600 Meacham Road	Elk Grove	Cook	IL	60007	1994
Loan	26	Bailey’s Ridge Apartments	0	6	12,800,000	10/09/2015	Yes	79.0%	65.9%	4750 Bailey’s Ridge Drive	Prince George	Prince George	VA	23875	1999
Loan	27	Great Escape Plaza	0	6	13,500,000	11/12/2015	Yes	74.1%	66.6%	17200-17290 Royalton Road	Strongsville	Cuyahoga	OH	44136	1996
Loan	28	36 Newburgh Road	0	6	13,400,000	11/05/2015	Yes	71.3%	60.4%	36 Newburgh Road	Hackettstown	Morris	NJ	07840	1976
Loan	29	Albuquerque Tortilla	0	6	12,500,000	11/05/2015	Yes	74.7%	62.3%	4300 Alexander Boulevard Northeast and 1700 Desert Surf Circle Northeast	Albuquerque	Bernalillo	NM	87107	1989
Loan	30	Wharfside Village	0	6	12,900,000	11/13/2015	Yes	69.8%	67.1%	4-A Cruz Bay	St John	Saint John	VI	00830	1987
Loan	31	Fresenius Portfolio	0	6	13,360,000	Various	Yes	65.9%	60.7%	Various	Various	Various	Various	Various	Various
Property	31.01	Fresenius Farmville			5,460,000	01/20/2016	Yes			500 Sunchase Boulevard	Farmville	Prince Edward	VA	23901	2016
Property	31.02	Fresenius Albany			4,300,000	01/18/2016	Yes			110 Logan Court	Albany	Dougherty	GA	31707	2015
Property	31.03	Fresenius Coweta County			3,600,000	01/22/2016	Yes			65 Francis Way	Sharpsburg	Coweta	GA	30277	2015
Loan	32	Yuma Mesa Shopping Center	0	6	10,100,000	12/15/2015	Yes	74.8%	62.7%	301 West 16th Street	Yuma	Yuma	AZ	85364	1960, 2015
Loan	33	Colinas Del Bosque North	0	6	11,500,000	12/15/2015	Yes	64.9%	54.0%	7700 Forest Hill Drive	Fort Worth	Tarrant	TX	76140	1971
Loan	34	Dallas Multifamily Portfolio	0	6	10,550,000	09/08/2015	Yes	69.9%	55.2%	Various	Dallas	Dallas	TX	75241	Various
Property	34.01	Mountain Creek View Apartments			8,425,000	09/08/2015	Yes			5821 Bonnie View Road	Dallas	Dallas	TX	75241	1971
Property	34.02	Highland Hills			2,125,000	09/08/2015	Yes			5850 Highland Hills Drive	Dallas	Dallas	TX	75241	1974
Loan	35	Hampton Inn Palm Desert	0	1	12,400,000	02/26/2016	Yes	56.5%	45.9%	74900 Gerald Ford Drive	Palm Desert	Riverside	CA	92211	2003
Loan	36	Gables at Lakeside	0	6	10,400,000	11/10/2015	Yes	67.0%	62.6%	1209 Bermuda Lakes Lane	Kissimmee	Osceola	FL	34741	1993
Loan	37	Boardwalk Apartments	0	6	10,310,000	09/03/2015	Yes	64.3%	64.3%	6400 Northwest Expressway	Oklahoma City	Oklahoma	OK	73132	1984
Loan	38	Athens Sentry Self Storage	0	6	9,875,000	03/01/2016	Yes	61.5%	59.0%	2375 Lexington Road	Athens	Clarke	GA	30605	2006
Loan	39	Banderas Corporate Center (35)	0	1	9,400,000	02/08/2016	Yes	60.6%	49.6%	30211 Avenida de las Banderas	Rancho Santa Margarita	Orange	CA	92688	1989
Loan	40	Concord Place Apartments	0	6	4,410,000	12/04/2015	Yes	72.2%	59.9%	151 Dawes Street	Oshkosh	Winnebago	WI	54901	2003
Loan	41	Lakeview Terrace	0	6	3,460,000	12/21/2015	Yes	72.2%	59.9%	1191 High Avenue	Oshkosh	Winnebago	WI	54901	1966
Loan	42	Inland Suites Memphis	0	6	8,400,000	Various	Yes	61.9%	44.6%	Various	Memphis	Shelby	TN	Various	2008
Property	42.01	Inland Suites Elvis			4,500,000	10/01/2015	Yes			1218 Winchester Road	Memphis	Shelby	TN	38116	2008
Property	42.02	Inland Suites Lamar			3,900,000	10/20/2015	Yes			3913 Lamar Avenue	Memphis	Shelby	TN	38118	2008
Loan	43	Casa Bella Apartments	0	6	7,625,000	01/21/2016	Yes	61.6%	51.3%	2970 Peavy Road	Dallas	Dallas	TX	75228	1974
Loan	44	Hurley Way	0	6	6,600,000	10/21/2015	Yes	68.0%	56.3%	2020 Hurley Way	Sacramento	Sacramento	CA	95825	1977
Loan	45	Stein Mart Plaza Westlake	0	6	6,400,000	12/05/2015	Yes	63.7%	47.8%	25001-25099 Center Ridge Road	Westlake	Cuyahoga	OH	44145	1975
Loan	46	FBI Reno	0	6	6,790,000	11/24/2015	Yes	60.0%	45.6%	980 Sandhill Road	Reno	Washoe	NV	89521	2005
Loan	47	New Candlelight Apartments	0	6	5,240,000	10/19/2015	Yes	74.7%	62.2%	1006 Harvard Drive Southeast	Warren	Trumbull	OH	44484	1974, 1981
Loan	48	Marsh Creek Village	0	6	4,800,000	08/27/2015	Yes	74.6%	62.2%	6780 Roswell Road	Sandy Springs	Fulton	GA	30328	2010
Loan	49	Wilco Center	0	6	3,750,000	08/06/2015	Yes	74.2%	61.8%	10409 Canyon Road East	Puyallup	Pierce	WA	98373	1995
Loan	50	Frankfort Plaza	0	6	4,000,000	10/16/2015	Yes	63.4%	52.9%	21000 Frankfort Square Road	Frankfort	Will	IL	60423	2008

A-1-9

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
				Net		Loan per Net
				Rentable Area	Units	Rentable Area						Second Most	Second	Second
Property			Year	(SF/Units/	of	(SF/Units/Rooms/	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent
Flag	ID	Property Name	Renovated	Rooms/Pads/Beds)(11)(15)	Measure	Pads/Beds) ($)(10)(15)	(# of payments)(16)(17)(18)(19)	Statements Date(20)	EGI ($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)
Loan	1	OZRE Leased Fee Portfolio (34)	Various	3,926,180	Sq. Ft.	45	L(27), YM1(87), O(6)
Property	1.01	300 Arboretum Place	NAP	214,209	Sq. Ft.	60
Property	1.02	700 East Gate Drive	NAP	119,272	Sq. Ft.	84
Property	1.03	6802 Paragon Place	NAP	143,783	Sq. Ft.	64
Property	1.04	6800 Paragon Place	NAP	146,365	Sq. Ft.	63
Property	1.05	2100 West Laburnum Avenue	NAP	128,301	Sq. Ft.	52
Property	1.06	7501 Boulder View Drive	NAP	136,654	Sq. Ft.	49
Property	1.07	7300 Beaufont Springs Drive	NAP	120,665	Sq. Ft.	55
Property	1.08	4870 Sadler Road	NAP	62,100	Sq. Ft.	86
Property	1.09	12015 Lee Jackson Memorial Highway	NAP	150,758	Sq. Ft.	35
Property	1.10	6806 Paragon Place	NAP	74,480	Sq. Ft.	70
Property	1.11	925 Harvest Drive	NAP	62,957	Sq. Ft.	71
Property	1.12	555 Croton Road	NAP	96,909	Sq. Ft.	44
Property	1.13	980 Harvest Drive	NAP	62,379	Sq. Ft.	64
Property	1.14	309 Fellowship Road	NAP	55,698	Sq. Ft.	61
Property	1.15	11781 Lee Jackson Memorial Highway	NAP	130,381	Sq. Ft.	25
Property	1.16	305 Fellowship Road	NAP	56,583	Sq. Ft.	53
Property	1.17	701 East Gate Drive	NAP	61,794	Sq. Ft.	49
Property	1.18	920 Harvest Drive	NAP	51,875	Sq. Ft.	58
Property	1.19	4880 Sadler Road	NAP	63,427	Sq. Ft.	47
Property	1.20	1025 Boulders Parkway	NAP	93,143	Sq. Ft.	32
Property	1.21	2201 Tomlynn Street	NAP	85,861	Sq. Ft.	32
Property	1.22	2240-2250 Butler Pike	NAP	52,229	Sq. Ft.	53
Property	1.23	7401 Beaufont Springs Drive	NAP	82,781	Sq. Ft.	33
Property	1.24	2511 Brittons Hill Road	NAP	132,548	Sq. Ft.	21
Property	1.25	4805 Lake Brook Drive	NAP	60,208	Sq. Ft.	43
Property	1.26	4401 Fair Lakes Court	NAP	55,828	Sq. Ft.	46
Property	1.27	2812 Emerywood Parkway	NAP	56,984	Sq. Ft.	44
Property	1.28	9100 Arboretum Parkway	NAP	58,446	Sq. Ft.	43
Property	1.29	500 Enterprise Road	NAP	66,751	Sq. Ft.	35
Property	1.30	303 Fellowship Road	NAP	53,768	Sq. Ft.	42
Property	1.31	9011 Arboretum Parkway	NAP	73,183	Sq. Ft.	31
Property	1.32	910 Harvest Drive	NAP	52,611	Sq. Ft.	43
Property	1.33	7325 Beaufont Springs Drive	NAP	77,648	Sq. Ft.	29
Property	1.34	1 Progress Drive	NAP	79,204	Sq. Ft.	25
Property	1.35	2260 Butler Pike	NAP	31,892	Sq. Ft.	63
Property	1.36	140 West Germantown Pike	NAP	25,357	Sq. Ft.	73
Property	1.37	307 Fellowship Road	NAP	54,073	Sq. Ft.	34
Property	1.38	9210 Arboretum Parkway	NAP	48,423	Sq. Ft.	34
Property	1.39	2221 Dabney Road	1994	45,250	Sq. Ft.	36
Property	1.40	9200 Arboretum Parkway	NAP	49,542	Sq. Ft.	33
Property	1.41	815 East Gate Drive	NAP	25,500	Sq. Ft.	63
Property	1.42	120 West Germantown Pike	NAP	30,574	Sq. Ft.	52
Property	1.43	4364 South Alston Avenue	NAP	57,245	Sq. Ft.	25
Property	1.44	308 Harper Drive	NAP	59,500	Sq. Ft.	24
Property	1.45	2251 Dabney Road	1994	42,000	Sq. Ft.	33
Property	1.46	2212 Tomlynn Street	NAP	45,353	Sq. Ft.	31
Property	1.47	2256 Dabney Road	NAP	33,413	Sq. Ft.	34
Property	1.48	2246 Dabney Road	NAP	33,271	Sq. Ft.	34
Property	1.49	2244 Dabney Road	NAP	33,050	Sq. Ft.	33
Property	1.50	2130 Tomlynn Street	NAP	29,700	Sq. Ft.	35
Property	1.51	2161 Tomlynn Street	NAP	41,550	Sq. Ft.	24
Property	1.52	2248 Dabney Road	NAP	30,184	Sq. Ft.	33
Property	1.53	2112 Tomlynn Street	NAP	23,850	Sq. Ft.	39
Property	1.54	2277 Dabney Road	NAP	50,400	Sq. Ft.	18
Property	1.55	9211 Arboretum Parkway	NAP	30,791	Sq. Ft.	29
Property	1.56	2240 Dabney Road	NAP	15,389	Sq. Ft.	32
Property	1.57	817 East Gate Drive	NAP	25,351	Sq. Ft.	15
Property	1.58	161 Gaither Drive	NAP	44,739	Sq. Ft.	8
Loan	2	Hyatt Regency St. Louis at The Arch (34) (35)	1986, 2008-2009	910	Rooms	119,780	L(23), YM1(90), O(7)	T-12 1/31/2016	51,899,629	37,685,978	14,213,651	12/31/2015	52,092,751	37,909,751
Loan	3	215 West 34th Street & 218 West 35th Street (34)	NAP	300,287	Sq. Ft.	433	L(28), D(87), O(5)	T-12 9/30/2015	8,218,511	2,648,416	5,570,095	12/31/2014	7,595,367	1,438,944
Loan	4	AG Life Time Fitness Portfolio (34) (35)	NAP	1,254,268	Sq. Ft.	139	L(29), YM1(87), O(4)
Property	4.01	Life Time - Florham Park, NJ	NAP	109,995	Sq. Ft.	235
Property	4.02	Life Time - Westwood, MA	NAP	128,000	Sq. Ft.	197

A-1-10

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
				Net		Loan per Net
				Rentable Area	Units	Rentable Area						Second Most	Second	Second
Property			Year	(SF/Units/	of	(SF/Units/Rooms/	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent
Flag	ID	Property Name	Renovated	Rooms/Pads/Beds)(11)(15)	Measure	Pads/Beds) ($)(10)(15)	(# of payments)(16)(17)(18)(19)	Statements Date(20)	EGI ($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)
Property	4.03	Life Time - Vernon Hills, IL	NAP	140,495	Sq. Ft.	153
Property	4.04	Life Time - Lakeville, MN	NAP	214,646	Sq. Ft.	79
Property	4.05	Life Time - Sterling, VA	NAP	112,110	Sq. Ft.	140
Property	4.06	Life Time - Vestavia Hills, AL	NAP	103,647	Sq. Ft.	144
Property	4.07	Life Time - Beachwood, OH	NAP	112,110	Sq. Ft.	127
Property	4.08	Life Time - Dublin, OH	NAP	109,045	Sq. Ft.	123
Property	4.09	Life Time - Ellisville, MO	NAP	112,110	Sq. Ft.	118
Property	4.10	Life Time - Woodstock, GA	NAP	112,110	Sq. Ft.	117
Loan	5	Renaissance Cincinnati (34)	2014	323	Rooms	175,619	L(27), D(89), O(4)	T-12 2/29/2016	19,228,076	10,840,461	8,387,615	12/31/2015	18,645,166	10,633,800
Loan	6	One Commerce Plaza (34)	2007	738,708	Sq. Ft.	98	L(28), D(87), O(5)	12/31/2015	15,029,046	6,644,271	8,384,775	12/31/2014	14,488,028	6,623,350
Loan	7	GMR Portfolio (36)	Various	161,269	Sq. Ft.	199	L(25), D(90), O(5)
Property	7.01	Marina Towers	2012	78,000	Sq. Ft.	119
Property	7.02	Star Medical Center	NAP	24,000	Sq. Ft.	385
Property	7.03	1310 Wolf Park Drive	NAP	12,629	Sq. Ft.	258
Property	7.04	7668B Airways Boulevard	NAP	11,423	Sq. Ft.	259
Property	7.05	Surgical Institute of Michigan	2009	15,018	Sq. Ft.	190
Property	7.06	1324 Wolf Park Drive	NAP	8,893	Sq. Ft.	233
Property	7.07	3350 North Germantown Road	NAP	6,306	Sq. Ft.	216
Property	7.08	2999 Centre Oak Way	NAP	5,000	Sq. Ft.	216
Loan	8	AvidXchange (34)	Various	239,106	Sq. Ft.	217	L(24), YM1(92), O(4)
Property	8.01	AvidXchange Music Factory	2006	182,703	Sq. Ft.	207		12/31/2015	4,994,584	653,007	4,341,578	12/31/2014	4,176,369	288,100
Property	8.02	Silver Hammer Building	2014	56,403	Sq. Ft.	253
Loan	9	Madbury Commons (34)	NAP	525	Beds	93,333	L(28), D(86), O(6)	T-3 1/31/2016 Ann.	6,628,900	1,581,984	5,046,916
Loan	10	GFH Brennan Industrial Portfolio (34)	Various	1,448,215	Sq. Ft.	47	L(26), D(90), O(4)	Various	9,850,160	3,041,792	6,808,367
Property	10.01	Cumberland	NAP	164,448	Sq. Ft.	104		12/31/2015	3,269,823	1,592,246	1,677,577
Property	10.02	UMIP Jefferson Hwy	NAP	104,262	Sq. Ft.	72		T-12 9/30/2015	690,711	31,292	659,419
Property	10.03	UMIP W 27th Street	1989	103,783	Sq. Ft.	65		T-12 9/30/2015	641,981	1,453	640,528
Property	10.04	Main	NAP	193,592	Sq. Ft.	31		T-3 9/30/2015 Ann.	767,840	117,348	650,492
Property	10.05	Trolley Industrial	NAP	160,035	Sq. Ft.	31		T-5 9/30/2015 Ann.	782,338	162,381	619,956
Property	10.06	UMIP N 107th Street	2011	82,124	Sq. Ft.	53		T-12 9/30/2015	595,284	159,602	435,682
Property	10.07	Addison	NAP	111,588	Sq. Ft.	31		T-12 9/30/2015	620,498	285,515	334,983	12/31/2014	620,407	287,847
Property	10.08	Pagemill	2012	90,364	Sq. Ft.	33		T-12 9/30/2015	351,340	93,757	257,583	12/31/2014	358,422	102,348
Property	10.09	UMIP Xeon Street	NAP	46,423	Sq. Ft.	62		T-12 9/30/2015	293,655	2,325	291,330
Property	10.10	8402-8440 Jackson	NAP	55,200	Sq. Ft.	43		T-12 9/30/2015	331,885	103,604	228,281
Property	10.11	Jackson Pagosa	NAP	81,000	Sq. Ft.	29		T-12 9/30/2015	312,808	91,752	221,056
Property	10.12	8520-8630 Jackson	NAP	81,000	Sq. Ft.	28		T-12 9/30/2015	336,640	97,891	238,749
Property	10.13	Common	1984, 1988, 1997, 2000	60,450	Sq. Ft.	36		T-12 9/30/2015	336,889	94,655	242,234	12/31/2014	303,807	62,204
Property	10.14	8710-8768 Jackson	NAP	43,200	Sq. Ft.	43		T-12 9/30/2015	267,499	107,801	159,698
Property	10.15	Dolton	NAP	70,746	Sq. Ft.	22		T-12 9/30/2015	250,969	100,170	150,799	12/31/2014	245,799	33,710
Loan	11	NorCal Grocery Portfolio	Various	183,393	Sq. Ft.	144	L(25), D(91), O(4)	12/31/2015	3,328,189	671,157	2,657,032	12/31/2014	3,273,002	742,906
Property	11.01	1745, 1775, 1799 Story Road	2002	104,606	Sq. Ft.	166		12/31/2015	2,286,823	500,051	1,786,772	12/31/2014	1,985,234	572,990
Property	11.02	1437 Freedom Boulevard	2004	31,453	Sq. Ft.	119		12/31/2015	354,400	72,084	282,316	12/31/2014	430,223	71,561
Property	11.03	950 East Alisal Street	2009	26,500	Sq. Ft.	118		12/31/2015	320,891	56,904	263,987	12/31/2014	445,067	55,635
Property	11.04	40 South Rengstorff Avenue	2008	6,642	Sq. Ft.	239		12/31/2015	161,415	22,308	139,107	12/31/2014	187,456	22,313
Property	11.05	4340 Bond Street (Parking)	NAP	14,192	Sq. Ft.	41		12/31/2015	204,660	19,810	184,850	12/31/2014	225,022	20,407
Loan	12	NMS Los Angeles Multifamily Portfolio (34)	Various	384	Units	312,500	L(32), D(85), O(3)	12/31/2015	10,750,798	3,036,716	7,714,082	12/31/2014	9,892,396	2,879,423
Property	12.01	Luxe at 1548	NAP	54	Units	503,704		12/31/2015	2,277,192	686,873	1,590,318	12/31/2014	1,967,666	621,427
Property	12.02	Luxe at 1539	NAP	62	Units	424,194		12/31/2015	2,283,687	596,681	1,687,007	12/31/2014	2,078,139	579,194
Property	12.03	Luxe at 1759	NAP	61	Units	385,246		12/31/2015	1,978,916	515,236	1,463,680	12/31/2014	1,832,189	478,574
Property	12.04	NMS at Northridge	2015	102	Units	210,784		12/31/2015	2,046,080	466,502	1,579,577	12/31/2014	1,917,154	466,678
Property	12.05	NMS at Warner Center	NAP	79	Units	193,671		12/31/2015	1,545,618	582,383	963,235	12/31/2014	1,510,708	552,010
Property	12.06	NMS at Superior	2015	26	Units	238,462		12/31/2015	619,306	189,041	430,265	12/31/2014	586,541	181,540
Loan	13	Broadstone Plaza II	NAP	118,112	Sq. Ft.	203	L(30), D(86), O(4)	12/31/2015	2,532,090	553,514	1,978,576	12/31/2014	2,530,273	545,591
Loan	14	Marketplace at Kapolei	NAP	64,150	Sq. Ft.	353	L(24), D(92), O(4)	T-12 2/29/2016	3,827,990	1,623,945	2,204,045	12/31/2015	3,833,964	1,634,000
Loan	15	GSP MHP Portfolio II	Various	613	Pads	35,438	L(32), D(85), O(3)	12/31/2015	2,863,672	954,822	1,908,850	12/31/2014	2,796,691	1,022,676
Property	15.01	Grayson Village MHP	NAP	156	Pads	73,880		12/31/2015	1,339,874	314,934	1,024,940	12/31/2014	1,316,469	291,164
Property	15.02	Pleasant Hills MHP	2004, 2015	354	Pads	24,684		12/31/2015	1,212,353	478,898	733,455	12/31/2014	1,164,588	527,313
Property	15.03	Northwood Manor MHP	NAP	103	Pads	14,179		12/31/2015	311,445	160,989	150,455	12/31/2014	315,634	204,200
Loan	16	Marriott University Park	2013	217	Rooms	98,342	L(26), D(90), O(4)	T-12 1/31/2016	11,538,786	8,716,972	2,821,814	12/31/2014	9,889,033	7,871,017

A-1-11

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
				Net		Loan per Net
				Rentable Area	Units	Rentable Area						Second Most	Second	Second
Property			Year	(SF/Units/	of	(SF/Units/Rooms/	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent
Flag	ID	Property Name	Renovated	Rooms/Pads/Beds)(11)(15)	Measure	Pads/Beds) ($)(10)(15)	(# of payments)(16)(17)(18)(19)	Statements Date(20)	EGI ($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)
Loan	17	5353 West Bell Road	2006	206,155	Sq. Ft.	96	L(28), D(88), O(4)	T-12 12/15/2015	3,185,095		3,185,095
Loan	18	Hilton Garden Inn Las Vegas	2007	155	Rooms	116,129	L(24), D(92), O(4)	T-12 2/29/2016	7,044,590	4,645,506	2,399,083	12/31/2015	6,920,954	4,598,976
Loan	19	Racine Dental	NAP	57,079	Sq. Ft.	299	L(30), D(85), O(5)	T-12 10/1/2015	1,701,000	34,020	1,666,980
Loan	20	3 Executive Campus (34)	2012	431,582	Sq. Ft.	64	L(24), D(93), O(3)	12/31/2015	6,708,396	4,215,275	2,493,121	12/31/2014	6,643,467	4,079,919
Loan	21	Johnson Crossing & Shops at Westwind	NAP	143,508	Sq. Ft.	114	L(24), D(91), O(5)	12/31/2015	2,065,644	517,660	1,547,984	12/31/2014	1,960,825	509,848
Property	21.01	Johnson Crossing	NAP	128,836	Sq. Ft.	105		12/31/2015	1,691,192	436,363	1,254,829	12/31/2014	1,603,400	425,682
Property	21.02	Shops at Westwind	NAP	14,672	Sq. Ft.	194		12/31/2015	374,452	81,297	293,155	12/31/2014	357,425	84,166
Loan	22	Travelers Office Tower II	2014	349,149	Sq. Ft.	46	L(28), D(88), O(4)	12/31/2015	3,573,204	2,159,019	1,414,185	12/31/2014	3,264,016	1,834,746
Loan	23	601 West Polk	2000	104,000	Sq. Ft.	144	L(25), D(90), O(5)
Loan	24	Binz Building	NAP	122,920	Sq. Ft.	120	L(24), YM1(92), O(4)	12/31/2015	4,053,789	1,687,176	2,366,613	12/31/2014	3,363,128	1,825,856
Loan	25	Home Depot - Elk Grove Village (34)	2004	187,145	Sq. Ft.	106	L(30), YM1(86), O(4)	T-12 8/31/2015	1,598,625	15,230	1,583,395	12/31/2014	1,598,625	15,000
Loan	26	Bailey’s Ridge Apartments	NAP	156	Units	64,820	L(30), D(86), O(4)	T-11 2/29/2016 Ann.	1,525,029	612,063	912,966	12/31/2014	1,488,841	642,649
Loan	27	Great Escape Plaza	NAP	54,271	Sq. Ft.	184	L(28), D(88), O(4)	T-12 1/31/2016	1,215,001	316,310	898,691	12/31/2014	655,120	314,323
Loan	28	36 Newburgh Road	1996	150,500	Sq. Ft.	63	L(26), D(90), O(4)	12/31/2015	978,250		978,250
Loan	29	Albuquerque Tortilla	1999, 2007	186,150	Sq. Ft.	50	L(27), D(89), O(4)	T-12 9/30/2015	899,339	174,165	725,174	12/31/2014	709,597	237,017
Loan	30	Wharfside Village	1992, 2004	30,570	Sq. Ft.	294	L(25), D(32), O(3)	12/31/2015	1,720,383	797,174	923,209	12/31/2014	1,531,157	690,788
Loan	31	Fresenius Portfolio	NAP	24,971	Sq. Ft.	352	L(26), D(91), O(3)
Property	31.01	Fresenius Farmville	NAP	10,085	Sq. Ft.	342
Property	31.02	Fresenius Albany	NAP	8,564	Sq. Ft.	342
Property	31.03	Fresenius Coweta County	NAP	6,322	Sq. Ft.	384
Loan	32	Yuma Mesa Shopping Center	NAP	91,767	Sq. Ft.	82	L(26), D(90), O(4)	T-12 11/30/2015	853,040	222,860	630,180	T-12 11/30/2014	739,427	192,906
Loan	33	Colinas Del Bosque North	2015	217	Pads	34,371	L(29), D(87), O(4)	T-12 3/31/2016	1,092,727	403,558	689,170	12/31/2014	678,236	292,572
Loan	34	Dallas Multifamily Portfolio	NAP	404	Units	18,255	L(28), D(88), O(4)	Various	2,340,410	1,382,931	957,479	12/31/2014	1,811,343	1,222,946
Property	34.01	Mountain Creek View Apartments	NAP	304	Units	19,737		T-12 2/29/2016	1,671,638	953,645	717,992	12/31/2014	1,310,136	756,123
Property	34.02	Highland Hills	NAP	100	Units	13,750		T-11 2/29/2016 Ann.	668,772	429,286	239,487	12/31/2014	501,207	466,823
Loan	35	Hampton Inn Palm Desert	2013-2015	88	Rooms	79,545	L(24), D(92), O(4)	T-12 2/29/2016	2,961,986	1,803,348	1,158,639	12/31/2015	2,959,910	1,741,866
Loan	36	Gables at Lakeside	2006	133	Units	52,409	L(28), D(29), O(3)	12/31/2015	1,665,741	1,019,307	646,434	12/31/2014	1,529,935	953,061
Loan	37	Boardwalk Apartments	NAP	192	Units	34,505	L(30), D(86), O(4)	12/31/2015	1,461,367	827,334	634,033	12/31/2014	1,435,546	741,840
Loan	38	Athens Sentry Self Storage	2008, 2011	104,650	Sq. Ft.	58	L(24), D(32), O(4)	12/31/2015	925,807	255,234	670,573	12/31/2014	841,785	247,285
Loan	39	Banderas Corporate Center (35)	NAP	40,359	Sq. Ft.	141	L(47), YM1(66), O(7)	12/31/2015	690,632	305,893	384,739	12/31/2014	641,551	295,645
Loan	40	Concord Place Apartments	NAP	57	Beds	54,542	L(27), YM1(88), O(5)	T-12 11/30/2015	501,868	208,936	292,932	12/31/2014	516,037	209,347
Loan	41	Lakeview Terrace	2001-2004	60	Beds	42,851	L(27), YM1(88), O(5)	T-12 11/30/2015	397,729	173,951	223,778	12/31/2014	354,011	176,192
Loan	42	Inland Suites Memphis	NAP	242	Rooms	21,488	L(24), D(92), O(4)	T-12 1/31/2016	1,963,122	1,111,619	851,503	12/31/2014	1,691,472	962,066
Property	42.01	Inland Suites Elvis	NAP	121	Rooms	23,022		T-12 1/31/2016	973,040	552,163	420,878	12/31/2014	932,637	478,192
Property	42.02	Inland Suites Lamar	NAP	121	Rooms	19,953		T-12 1/31/2016	990,081	559,456	430,625	12/31/2014	758,835	483,874
Loan	43	Casa Bella Apartments	2013	176	Units	26,705	L(24), D(92), O(4)	T-12 3/31/2016	1,283,221	719,771	563,450	12/31/2014	1,146,767	729,742
Loan	44	Hurley Way	2005	60,133	Sq. Ft.	75	L(26), D(90), O(4)	T-12 9/30/2015	873,773	380,377	493,396	12/31/2014	875,072	402,184
Loan	45	Stein Mart Plaza Westlake	NAP	100,505	Sq. Ft.	41	L(27), D(90), O(3)	T-12 11/30/2015	1,034,320	401,604	632,716	12/31/2014	998,587	438,568
Loan	46	FBI Reno	2011	31,169	Sq. Ft.	131	L(28), D(88), O(4)	T-11 3/31/2016 Ann.	669,390	147,092	522,299	12/31/2014	580,895	183,241
Loan	47	New Candlelight Apartments	NAP	156	Units	25,080	L(28), D(88), O(4)	T-12 2/29/2016	872,911	398,697	474,214	12/31/2014	848,181	386,883
Loan	48	Marsh Creek Village	NAP	20,794	Sq. Ft.	172	L(29), D(88), O(3)	T-12 6/30/2015	319,621	98,796	220,825	12/31/2014	285,361	78,082
Loan	49	Wilco Center	2015	43,894	Sq. Ft.	63	L(30), D(86), O(4)
Loan	50	Frankfort Plaza	NAP	23,107	Sq. Ft.	110	L(29), D(87), O(4)	12/31/2015	292,778	145,778	147,000

A-1-12

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Second	Third Most	Third	Third	Third
Property			Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten
Flag	ID	Property Name	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield (10)(11)(14)	Debt Yield (10)(11)(14)	Revenue($)	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF($)
Loan	1	OZRE Leased Fee Portfolio (34)						7.6%	7.6%	13,325,934	13,325,934		13,325,934			13,325,934
Property	1.01	300 Arboretum Place								1,004,050	1,004,050		1,004,050			1,004,050
Property	1.02	700 East Gate Drive								775,025	775,025		775,025			775,025
Property	1.03	6802 Paragon Place								693,077	693,077		693,077			693,077
Property	1.04	6800 Paragon Place								587,386	587,386		587,386			587,386
Property	1.05	2100 West Laburnum Avenue								499,549	499,549		499,549			499,549
Property	1.06	7501 Boulder View Drive								471,718	471,718		471,718			471,718
Property	1.07	7300 Beaufont Springs Drive								438,025	438,025		438,025			438,025
Property	1.08	4870 Sadler Road								365,896	365,896		365,896			365,896
Property	1.09	12015 Lee Jackson Memorial Highway								309,904	309,904		309,904			309,904
Property	1.10	6806 Paragon Place								350,350	350,350		350,350			350,350
Property	1.11	925 Harvest Drive								372,359	372,359		372,359			372,359
Property	1.12	555 Croton Road								413,179	413,179		413,179			413,179
Property	1.13	980 Harvest Drive								345,449	345,449		345,449			345,449
Property	1.14	309 Fellowship Road								261,263	261,263		261,263			261,263
Property	1.15	11781 Lee Jackson Memorial Highway								200,205	200,205		200,205			200,205
Property	1.16	305 Fellowship Road								271,265	271,265		271,265			271,265
Property	1.17	701 East Gate Drive								232,907	232,907		232,907			232,907
Property	1.18	920 Harvest Drive								223,857	223,857		223,857			223,857
Property	1.19	4880 Sadler Road								206,359	206,359		206,359			206,359
Property	1.20	1025 Boulders Parkway								204,350	204,350		204,350			204,350
Property	1.21	2201 Tomlynn Street								227,062	227,062		227,062			227,062
Property	1.22	2240-2250 Butler Pike								225,627	225,627		225,627			225,627
Property	1.23	7401 Beaufont Springs Drive								221,622	221,622		221,622			221,622
Property	1.24	2511 Brittons Hill Road								206,222	206,222		206,222			206,222
Property	1.25	4805 Lake Brook Drive								195,310	195,310		195,310			195,310
Property	1.26	4401 Fair Lakes Court								153,923	153,923		153,923			153,923
Property	1.27	2812 Emerywood Parkway								197,056	197,056		197,056			197,056
Property	1.28	9100 Arboretum Parkway								186,267	186,267		186,267			186,267
Property	1.29	500 Enterprise Road								149,659	149,659		149,659			149,659
Property	1.30	303 Fellowship Road								213,539	213,539		213,539			213,539
Property	1.31	9011 Arboretum Parkway								232,435	232,435		232,435			232,435
Property	1.32	910 Harvest Drive								178,756	178,756		178,756			178,756
Property	1.33	7325 Beaufont Springs Drive								150,211	150,211		150,211			150,211
Property	1.34	1 Progress Drive								172,612	172,612		172,612			172,612
Property	1.35	2260 Butler Pike								170,887	170,887		170,887			170,887
Property	1.36	140 West Germantown Pike								160,005	160,005		160,005			160,005
Property	1.37	307 Fellowship Road								140,070	140,070		140,070			140,070
Property	1.38	9210 Arboretum Parkway								152,677	152,677		152,677			152,677
Property	1.39	2221 Dabney Road								135,171	135,171		135,171			135,171
Property	1.40	9200 Arboretum Parkway								102,635	102,635		102,635			102,635
Property	1.41	815 East Gate Drive								126,025	126,025		126,025			126,025
Property	1.42	120 West Germantown Pike								128,867	128,867		128,867			128,867
Property	1.43	4364 South Alston Avenue								118,810	118,810		118,810			118,810
Property	1.44	308 Harper Drive								107,496	107,496		107,496			107,496
Property	1.45	2251 Dabney Road								116,320	116,320		116,320			116,320
Property	1.46	2212 Tomlynn Street								103,931	103,931		103,931			103,931
Property	1.47	2256 Dabney Road								92,833	92,833		92,833			92,833
Property	1.48	2246 Dabney Road								84,243	84,243		84,243			84,243
Property	1.49	2244 Dabney Road								83,683	83,683		83,683			83,683
Property	1.50	2130 Tomlynn Street								78,754	78,754		78,754			78,754
Property	1.51	2161 Tomlynn Street								105,766	105,766		105,766			105,766
Property	1.52	2248 Dabney Road								81,024	81,024		81,024			81,024
Property	1.53	2112 Tomlynn Street								71,282	71,282		71,282			71,282
Property	1.54	2277 Dabney Road								66,016	66,016		66,016			66,016
Property	1.55	9211 Arboretum Parkway								75,014	75,014		75,014			75,014
Property	1.56	2240 Dabney Road								36,940	36,940		36,940			36,940
Property	1.57	817 East Gate Drive								27,445	27,445		27,445			27,445
Property	1.58	161 Gaither Drive								23,566	23,566		23,566			23,566
Loan	2	Hyatt Regency St. Louis at The Arch (34) (35)	14,183,000	12/31/2014	54,263,754	39,334,318	14,929,436	12.9%	11.0%	31,848,435	51,899,629	37,807,612	14,092,017	2,075,985		12,016,032
Loan	3	215 West 34th Street & 218 West 35th Street (34)	6,156,423	12/31/2013	6,425,074	880,647	5,544,427	8.1%	8.0%	9,611,718	14,536,119	3,987,562	10,548,557	11,743	78,287	10,458,527
Loan	4	AG Life Time Fitness Portfolio (34) (35)						10.7%	9.9%	20,284,400	19,270,180	578,105	18,692,075	188,140	1,254,268	17,249,666
Property	4.01	Life Time - Florham Park, NJ								3,005,600	2,855,320	85,660	2,769,660	16,499	109,995	2,643,166
Property	4.02	Life Time - Westwood, MA								2,937,600	2,790,720	83,722	2,706,998	19,200	128,000	2,559,798

A-1-13

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Second	Third Most	Third	Third	Third
Property			Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten
Flag	ID	Property Name	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield (10)(11)(14)	Debt Yield (10)(11)(14)	Revenue($)	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF($)
Property	4.03	Life Time - Vernon Hills, IL								2,495,600	2,370,820	71,125	2,299,695	21,074	140,495	2,138,126
Property	4.04	Life Time - Lakeville, MN								1,985,600	1,886,320	56,590	1,829,730	32,197	214,646	1,582,888
Property	4.05	Life Time - Sterling, VA								1,829,200	1,737,740	52,132	1,685,608	16,817	112,110	1,556,681
Property	4.06	Life Time - Vestavia Hills, AL								1,734,000	1,647,300	49,419	1,597,881	15,547	103,647	1,478,687
Property	4.07	Life Time - Beachwood, OH								1,659,200	1,576,240	47,287	1,528,953	16,817	112,110	1,400,026
Property	4.08	Life Time - Dublin, OH								1,564,000	1,485,800	44,574	1,441,226	16,357	109,045	1,315,824
Property	4.09	Life Time - Ellisville, MO								1,543,600	1,466,420	43,993	1,422,427	16,817	112,110	1,293,501
Property	4.10	Life Time - Woodstock, GA								1,530,000	1,453,500	43,605	1,409,895	16,817	112,110	1,280,969
Loan	5	Renaissance Cincinnati (34)	8,011,366					14.1%	12.6%	13,431,211	19,175,540	11,176,549	7,998,991	872,487		7,126,504
Loan	6	One Commerce Plaza (34)	7,864,678	12/31/2013	14,685,372	6,632,739	8,052,633	9.9%	8.8%	11,671,771	13,659,326	6,441,931	7,217,395	110,806	738,708	6,367,881
Loan	7	GMR Portfolio (36)						11.2%	10.3%	3,921,612	3,891,505	282,620	3,608,885	33,857	253,926	3,321,102
Property	7.01	Marina Towers								1,104,675	1,110,288	107,824	1,002,464	15,600	117,000	869,864
Property	7.02	Star Medical Center								1,278,000	1,249,717	37,491	1,212,225	4,800	36,000	1,171,425
Property	7.03	1310 Wolf Park Drive								347,296	328,653	17,875	310,779	2,983	22,375	285,421
Property	7.04	7668B Airways Boulevard								314,131	297,269	16,168	281,101	2,698	20,238	258,165
Property	7.05	Surgical Institute of Michigan								380,000	434,774	77,657	357,117	3,004	22,527	331,587
Property	7.06	1324 Wolf Park Drive								228,994	216,701	11,785	204,916	2,101	15,756	187,059
Property	7.07	3350 North Germantown Road								149,767	141,727	7,708	134,020	1,490	11,172	121,358
Property	7.08	2999 Centre Oak Way								118,749	112,374	6,111	106,263	1,181	8,858	96,224
Loan	8	AvidXchange (34)						11.2%	10.8%	6,040,713	6,703,034	881,049	5,821,986	47,821	179,330	5,594,835
Property	8.01	AvidXchange Music Factory	3,888,269	12/31/2013	4,081,114	283,530	3,797,584			4,552,405	5,346,856	678,493	4,668,364	36,541	137,027	4,494,796
Property	8.02	Silver Hammer Building								1,488,308	1,356,178	202,556	1,153,622	11,281	42,302	1,100,039
Loan	9	Madbury Commons (34)						8.5%	8.4%	5,785,320	6,659,528	2,485,278	4,174,250	61,437		4,112,813
Loan	10	GFH Brennan Industrial Portfolio (34)						9.8%	8.9%	8,387,824	10,292,194	3,600,680	6,691,514	219,988	376,387	6,095,139
Property	10.01	Cumberland								2,411,006	3,407,080	1,566,741	1,840,338	9,867	49,334	1,781,137
Property	10.02	UMIP Jefferson Hwy								710,251	905,197	243,022	662,175	3,128	31,279	627,769
Property	10.03	UMIP W 27th Street								661,240	800,302	205,192	595,110		31,135	563,975
Property	10.04	Main								646,680	781,422	186,064	595,358			595,358
Property	10.05	Trolley Industrial								570,279	744,934	203,398	541,536	22,405	48,011	471,121
Property	10.06	UMIP N 107th Street								620,209	589,199	167,636	421,563	24,637	24,637	372,288
Property	10.07	Addison	332,560	12/31/2013	563,722	248,222	315,500			368,101	577,763	271,824	305,939	40,172	33,476	232,291
Property	10.08	Pagemill	256,074							271,092	368,536	104,855	263,681	28,916	27,109	207,655
Property	10.09	UMIP Xeon Street								301,498	378,826	110,310	268,516		13,927	254,590
Property	10.10	8402-8440 Jackson								337,451	333,684	93,008	240,676		16,560	224,116
Property	10.11	Jackson Pagosa								350,134	333,871	99,333	234,538		24,300	210,238
Property	10.12	8520-8630 Jackson								338,901	229,835	92,636	137,199	37,260	24,300	75,639
Property	10.13	Common	241,603							256,913	297,928	65,634	232,294	19,344	18,135	194,815
Property	10.14	8710-8768 Jackson								278,825	261,528	93,391	168,137	17,280	12,960	137,897
Property	10.15	Dolton	212,088	12/31/2013	212,218	96,630	115,588			265,245	282,089	97,636	184,453	16,979	21,224	146,250
Loan	11	NorCal Grocery Portfolio	2,530,096					9.5%	9.1%	2,948,704	3,410,386	898,379	2,512,007	40,412	64,293	2,407,302
Property	11.01	1745, 1775, 1799 Story Road	1,412,244							2,072,749	2,381,726	688,235	1,693,491	23,013	36,612	1,633,866
Property	11.02	1437 Freedom Boulevard	358,662							283,077	350,934	86,304	264,630	6,920	11,009	246,701
Property	11.03	950 East Alisal Street	389,432							265,000	318,283	70,317	247,966	5,830	9,275	232,861
Property	11.04	40 South Rengstorff Avenue	165,143							139,482	158,865	27,744	131,121	1,461	2,325	127,335
Property	11.05	4340 Bond Street (Parking)	204,615							188,396	200,578	25,779	174,799	3,188	5,072	166,539
Loan	12	NMS Los Angeles Multifamily Portfolio (34)	7,012,972	12/31/2013	8,993,590	2,958,570	6,035,021	6.7%	6.6%	11,281,164	10,840,983	2,859,551	7,981,432	96,000		7,885,432
Property	12.01	Luxe at 1548	1,346,239	12/31/2013	1,756,371	666,283	1,090,089			2,356,452	2,295,351	664,861	1,630,490	13,500		1,616,990
Property	12.02	Luxe at 1539	1,498,945	12/31/2013	1,804,980	562,268	1,242,712			2,288,160	2,302,133	600,505	1,701,628	15,500		1,686,128
Property	12.03	Luxe at 1759	1,353,615	12/31/2013	1,645,535	458,693	1,186,842			2,069,748	1,918,375	463,747	1,454,628	15,250		1,439,378
Property	12.04	NMS at Northridge	1,450,475	12/31/2013	1,811,387	500,842	1,310,544			2,166,168	2,117,713	459,280	1,658,433	25,500		1,632,933
Property	12.05	NMS at Warner Center	958,698	12/31/2013	1,395,433	582,091	813,342			1,711,020	1,576,256	493,471	1,082,785	19,750		1,063,035
Property	12.06	NMS at Superior	405,001	12/31/2013	579,885	188,393	391,492			689,616	631,155	177,687	453,468	6,500		446,968
Loan	13	Broadstone Plaza II	1,984,682	12/31/2013	2,133,393	561,169	1,572,224	8.8%	8.2%	2,293,812	2,660,431	559,013	2,101,418	17,717	118,613	1,965,088
Loan	14	Marketplace at Kapolei	2,199,963	12/31/2014	3,951,519	1,554,277	2,397,242	10.2%	9.9%	2,641,213	4,033,197	1,717,932	2,315,265	18,604	65,695	2,230,966
Loan	15	GSP MHP Portfolio II	1,774,015	12/31/2013	2,699,656	936,507	1,763,150	8.4%	8.3%	3,431,964	2,916,542	1,085,546	1,830,996	27,450		1,803,546
Property	15.01	Grayson Village MHP	1,025,306	12/31/2013	1,274,256	289,520	984,736			1,252,776	1,337,432	355,138	982,294	7,644		974,650
Property	15.02	Pleasant Hills MHP	637,275	12/31/2013	1,107,971	434,546	673,425			1,752,888	1,252,788	559,589	693,199	12,390		680,809
Property	15.03	Northwood Manor MHP	111,433	12/31/2013	317,429	212,440	104,989			426,300	326,322	170,819	155,503	7,416		148,087
Loan	16	Marriott University Park	2,018,015	12/31/2013	8,219,848	7,082,712	1,137,136	12.9%	10.8%	8,308,678	11,538,786	8,778,102	2,760,685	461,551		2,299,133

A-1-14

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Second	Third Most	Third	Third	Third
Property			Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten
Flag	ID	Property Name	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield (10)(11)(14)	Debt Yield (10)(11)(14)	Revenue($)	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF($)
Loan	17	5353 West Bell Road						15.2%	15.2%	3,185,095	3,025,840	30,000	2,995,840			2,995,840
Loan	18	Hilton Garden Inn Las Vegas	2,321,979	12/31/2014	6,370,240	4,552,202	1,818,038	13.4%	11.4%	5,784,040	7,025,342	4,619,562	2,405,780	351,267		2,054,513
Loan	19	Racine Dental						9.3%	9.2%	1,701,000	1,615,950	32,319	1,583,631	11,416		1,572,215
Loan	20	3 Executive Campus (34)	2,563,548	12/31/2013	5,305,136	3,086,429	2,218,707	12.3%	10.8%	7,479,438	7,894,267	4,492,382	3,401,885	86,135	323,006	2,992,745
Loan	21	Johnson Crossing & Shops at Westwind	1,450,977	12/31/2013	1,700,475	437,331	1,263,144	9.0%	8.5%	1,825,423	2,043,314	568,441	1,474,873	21,526	55,900	1,397,448
Property	21.01	Johnson Crossing	1,177,718	12/31/2013	1,380,280	354,454	1,025,826			1,528,649	1,681,421	482,737	1,198,684	19,325	41,228	1,138,131
Property	21.02	Shops at Westwind	273,259	12/31/2013	320,195	82,877	237,318			296,774	361,893	85,704	276,190	2,201	14,672	259,317
Loan	22	Travelers Office Tower II	1,429,270	12/31/2013	3,105,975	1,738,907	1,367,068	16.1%	12.9%	4,603,760	4,882,428	2,305,176	2,577,252	69,830	437,513	2,069,909
Loan	23	601 West Polk						13.0%	12.5%	2,068,560	2,012,632	55,388	1,957,244	26,000	52,000	1,879,244
Loan	24	Binz Building	1,537,272	12/31/2013	3,281,779	1,378,229	1,903,550	16.1%	14.6%	2,963,224	4,268,045	1,897,004	2,371,041	30,720	184,320	2,156,001
Loan	25	Home Depot - Elk Grove Village (34)	1,583,625	12/31/2013	1,598,625	15,000	1,583,625	7.7%	7.5%	1,598,625	1,566,653	39,433	1,527,219	35,558		1,491,662
Loan	26	Bailey’s Ridge Apartments	846,192	12/31/2013	1,442,667	677,885	764,782	9.0%	8.6%	1,432,338	1,503,077	594,695	908,381	39,000		869,381
Loan	27	Great Escape Plaza	340,797					9.4%	8.9%	1,013,817	1,254,062	313,543	940,519	8,141	43,417	888,961
Loan	28	36 Newburgh Road						10.0%	10.0%	1,000,825	970,817	19,405	951,412			951,412
Loan	29	Albuquerque Tortilla	472,580	12/31/2013	666,948	234,563	432,385	9.9%	8.7%	1,046,257	1,073,325	144,951	928,374	18,615	93,075	816,684
Loan	30	Wharfside Village	840,369	12/31/2013	1,550,254	715,756	834,499	10.6%	10.3%	1,646,271	1,753,650	801,144	952,506	10,296	18,120	924,090
Loan	31	Fresenius Portfolio						9.5%	9.2%	880,634	971,434	136,648	834,786	2,497	24,971	807,318
Property	31.01	Fresenius Farmville								344,770	365,796	38,685	327,111	1,009	10,085	316,017
Property	31.02	Fresenius Albany								293,582	336,527	58,483	278,044	856	8,564	268,624
Property	31.03	Fresenius Coweta County								242,282	269,112	39,480	229,632	632	6,322	222,677
Loan	32	Yuma Mesa Shopping Center	546,521					10.6%	9.7%	924,852	1,039,308	236,791	802,517	16,518	55,060	730,938
Loan	33	Colinas Del Bosque North	385,664					9.3%	9.1%	1,047,300	1,148,397	456,964	691,434	10,850		680,584
Loan	34	Dallas Multifamily Portfolio	588,397					11.9%	10.5%	2,937,672	2,362,927	1,486,493	876,434	104,332		772,102
Property	34.01	Mountain Creek View Apartments	554,013							2,108,352	1,713,673	1,010,546	703,127	78,432		624,695
Property	34.02	Highland Hills	34,384							829,320	649,254	475,947	173,307	25,900		147,407
Loan	35	Hampton Inn Palm Desert	1,218,044	12/31/2014	2,827,237	1,645,096	1,182,142	16.3%	14.6%	2,901,270	2,953,893	1,815,820	1,138,073	118,156		1,019,918
Loan	36	Gables at Lakeside	576,874	12/31/2013	1,445,938	858,196	587,742	9.4%	8.9%	1,533,900	1,665,741	1,013,527	652,214	33,250		618,964
Loan	37	Boardwalk Apartments	693,707	12/31/2013	1,404,543	801,223	603,320	10.2%	9.3%	1,570,116	1,461,367	787,452	673,915	57,600		616,315
Loan	38	Athens Sentry Self Storage	594,500	12/31/2013	770,602	249,497	521,104	10.5%	10.3%	974,292	925,807	287,375	638,432	15,698		622,735
Loan	39	Banderas Corporate Center (35)	345,906	12/31/2013	805,605	290,751	514,855	9.6%	8.4%	872,784	854,991	309,962	545,029	10,493	54,275	480,261
Loan	40	Concord Place Apartments	306,690	12/31/2013	480,744	224,280	256,464	9.2%	8.6%	516,108	504,703	227,091	277,613	17,100		260,513
Loan	41	Lakeview Terrace	177,819	12/31/2013	365,771	174,390	191,382	9.2%	8.6%	500,748	455,744	208,245	247,499	18,000		229,499
Loan	42	Inland Suites Memphis	729,406	12/31/2013	1,716,034	1,126,022	590,012	14.9%	13.0%	1,909,065	1,963,122	1,189,441	773,680	98,156		675,524
Property	42.01	Inland Suites Elvis	454,444	12/31/2013	951,247	583,682	367,564			947,211	973,040	590,509	382,531	48,652		333,879
Property	42.02	Inland Suites Lamar	274,961	12/31/2013	764,787	542,340	222,447			961,854	990,081	598,932	391,149	49,504		341,645
Loan	43	Casa Bella Apartments	417,025	T-11 12/31/2013 Ann.	940,122	821,877	118,245	11.3%	10.4%	1,396,488	1,283,501	750,700	532,802	44,000		488,802
Loan	44	Hurley Way	472,888	12/31/2013	677,682	389,970	287,712	9.9%	8.8%	1,017,657	832,029	385,504	446,525	13,831	39,086	393,608
Loan	45	Stein Mart Plaza Westlake	560,019	12/31/2013	926,572	368,092	558,480	13.4%	11.4%	987,113	917,528	371,252	546,276	30,152	50,253	465,872
Loan	46	FBI Reno	397,654	12/31/2013	579,465	179,919	399,546	12.2%	11.0%	649,491	685,483	186,754	498,728	6,234	44,040	448,454
Loan	47	New Candlelight Apartments	461,298	12/31/2013	806,365	491,026	315,339	11.1%	9.9%	894,960	862,136	426,389	435,747	46,644		389,103
Loan	48	Marsh Creek Village	207,279	12/31/2013	230,420	104,819	125,601	9.6%	9.2%	383,115	459,579	115,516	344,062	4,159	10,397	329,507
Loan	49	Wilco Center						9.8%	8.7%	296,285	462,117	190,654	271,462	6,584	21,947	242,931
Loan	50	Frankfort Plaza						11.6%	10.8%	342,397	459,953	165,324	294,629	3,464	18,378	272,787

A-1-15

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property			Ownership	Ground Lease	Ground Lease			Lease			Lease
Flag	ID	Property Name	Interest(21)	Expiration (22)	Extension Terms(22)	Largest Tenant(23)(24)(25)(26)(27)	SF	Expiration	2nd Largest Tenant(24)(26)(27)(28)	SF	Expiration
Loan	1	OZRE Leased Fee Portfolio (34)	Fee Simple	2/3/2114 for properties in New Jersey and 2/3/2115 for all others	None
Property	1.01	300 Arboretum Place	Fee Simple	02/03/2115	None	The Commonwealth of Virginia	79,183	12/31/2025	Old Dominion Truck Leasing, Inc.	22,136	09/30/2022
Property	1.02	700 East Gate Drive	Fee Simple	02/03/2114	None	ANMAC Mount Laurel Lease, LLC	49,638	01/31/2022	McCormick Taylor, Inc.	24,923	01/31/2028
Property	1.03	6802 Paragon Place	Fee Simple	02/03/2115	None	Verisk Health, Inc.	31,409	05/31/2023	RGN-Richmond I, LLC	15,390	10/31/2017
Property	1.04	6800 Paragon Place	Fee Simple	02/03/2115	None	The Commonwealth of Virginia	29,498	07/31/2018	BrownGreer, PLC	21,923	05/31/2016
Property	1.05	2100 West Laburnum Avenue	Fee Simple	02/03/2115	None	BB&T Insurance Services, Inc.	22,199	10/31/2021	MCV Associated Physicians	14,116	09/30/2023
Property	1.06	7501 Boulder View Drive	Fee Simple	02/03/2115	None	Nationwide Mutual Insurance Company	40,328	02/28/2021	NVR, Inc.	27,109	02/28/2018
Property	1.07	7300 Beaufont Springs Drive	Fee Simple	02/03/2115	None	Parallon Holdings, LLC	120,265	05/31/2022	Kim’s	400	08/31/2016
Property	1.08	4870 Sadler Road	Fee Simple	02/03/2115	None	Office Suites Plus Properties	15,930	07/31/2019	Apex Systems, Inc.	14,581	05/31/2022
Property	1.09	12015 Lee Jackson Memorial Highway	Fee Simple	02/03/2115	None	ManTech International Corp.	84,014	03/31/2020	Dynamic Animation Systems, Inc	10,539	08/31/2018
Property	1.10	6806 Paragon Place	Fee Simple	02/03/2115	None	Thompson, Siegel & Walmsley	26,618	08/31/2016	Joel Bieber, LLC	15,662	02/28/2019
Property	1.11	925 Harvest Drive	Fee Simple	02/03/2115	None	Elliott Greenleaf, P.C.	22,000	06/30/2019	Kilcoyne & Nesbitt, LLC	7,754	10/31/2020
Property	1.12	555 Croton Road	Fee Simple	02/03/2115	None	Cooper Neff Group, Inc.	13,556	12/31/2022	Wind River Holdings LP	10,600	12/31/2016
Property	1.13	980 Harvest Drive	Fee Simple	02/03/2115	None	NVR, Inc.	12,752	01/31/2020	Federal Deposit Insurance Corporation	9,574	08/31/2020
Property	1.14	309 Fellowship Road	Fee Simple	02/03/2114	None	RGN National Business Centers	19,172	04/30/2018	Selective Insurance	10,496	03/31/2022
Property	1.15	11781 Lee Jackson Memorial Highway	Fee Simple	02/03/2115	None	Serco Inc.	32,098	10/31/2017	CityWorth Mortgage, LLC	10,001	12/31/2022
Property	1.16	305 Fellowship Road	Fee Simple	02/03/2114	None	Sage Payroll Solutions, Inc.	19,454	08/31/2021	Weber Gallagher Simpson Stapleton	9,972	04/30/2023
Property	1.17	701 East Gate Drive	Fee Simple	02/03/2114	None	Foundations, Inc	16,696	06/30/2017	Mark Magrann Associates, Inc.	10,217	11/30/2018
Property	1.18	920 Harvest Drive	Fee Simple	02/03/2115	None	UBC Late Stage, Inc.	51,875	04/30/2023	NAP	NAP	NAP
Property	1.19	4880 Sadler Road	Fee Simple	02/03/2115	None	Hankins & Anderson, Inc.	43,695	09/30/2020	Massachusetts Mutual Life Insurance	19,732	11/30/2016
Property	1.20	1025 Boulders Parkway	Fee Simple	02/03/2115	None	Sentry Insurance	23,813	08/31/2016	Cegedim Inc.	13,681	07/31/2018
Property	1.21	2201 Tomlynn Street	Fee Simple	02/03/2115	None	Applied Industrial Technologies	13,700	09/30/2021	AWV Acquisition Corporation	11,263	07/31/2019
Property	1.22	2240-2250 Butler Pike	Fee Simple	02/03/2115	None	Wells Fargo Bank, N.A.	30,359	01/31/2017	Johnson Controls, Inc.	21,510	07/31/2021
Property	1.23	7401 Beaufont Springs Drive	Fee Simple	02/03/2115	None	Selective Insurance	30,113	09/30/2017	Barnes & Diehl, P.C.	10,920	08/31/2024
Property	1.24	2511 Brittons Hill Road	Fee Simple	02/03/2115	None	Central Virginia Health Network	67,728	01/31/2020	Ferguson Enterprises, Inc.	45,320	10/31/2022
Property	1.25	4805 Lake Brook Drive	Fee Simple	02/03/2115	None	OneMind Health, Inc.	12,485	02/29/2020	Dewberry Engineers Inc.	9,306	04/30/2021
Property	1.26	4401 Fair Lakes Court	Fee Simple	02/03/2115	None	Siemens Industry, Inc.	37,061	05/31/2022	The Wolf Group, PC	6,930	05/31/2020
Property	1.27	2812 Emerywood Parkway	Fee Simple	02/03/2115	None	ADP, LLC	12,051	10/31/2020	McGuireWoods LLP	11,344	01/31/2021
Property	1.28	9100 Arboretum Parkway	Fee Simple	02/03/2115	None	Columbia Healthcare	6,041	09/30/2017	Saunders, Patterson & Mack	5,098	02/28/2017
Property	1.29	500 Enterprise Road	Fee Simple	02/03/2115	None	Comcast of Pennsylvania LLC	66,751	08/31/2020	NAP	NAP	NAP
Property	1.30	303 Fellowship Road	Fee Simple	02/03/2114	None	Plymouth Rock Management Company	13,476	12/31/2025	Metro Commercial Real Estate, Inc.	8,297	05/31/2016
Property	1.31	9011 Arboretum Parkway	Fee Simple	02/03/2115	None	Crown Castle USA Inc.	13,437	02/28/2019	Alliance Engineering, Inc.	12,407	09/30/2020
Property	1.32	910 Harvest Drive	Fee Simple	02/03/2115	None	Kaplin Stewart Meloff Reiter & Stein	39,547	05/31/2021	Blue Bell Regional Realty, LLC	13,064	10/31/2017
Property	1.33	7325 Beaufont Springs Drive	Fee Simple	02/03/2115	None	Parallon Holdings, LLC	29,201	05/31/2022	Aon Service Corporation	15,351	11/30/2017
Property	1.34	1 Progress Drive	Fee Simple	02/03/2115	None	Combined Conditional Access	31,400	09/30/2021	Thomas Publishing Company, LLC	24,377	07/31/2026
Property	1.35	2260 Butler Pike	Fee Simple	02/03/2115	None	Pet360, Inc.	22,041	03/31/2025	Wells Fargo Bank, N.A.	9,449	01/31/2017
Property	1.36	140 West Germantown Pike	Fee Simple	02/03/2115	None	Exeter Property Group, LLC	7,264	05/31/2017	Health Care Consulting, Inc.	5,398	01/31/2020
Property	1.37	307 Fellowship Road	Fee Simple	02/03/2114	None	TTI, Inc.	6,323	09/30/2018	AKRF, Inc.	5,660	02/28/2017
Property	1.38	9210 Arboretum Parkway	Fee Simple	02/03/2115	None	Vulcan Construction Materials, LLC	12,589	02/28/2025	Bon Secours Richmond Health System	12,218	12/31/2016
Property	1.39	2221 Dabney Road	Fee Simple	02/03/2115	None	Lasership, Inc.	18,000	10/31/2018	Honeywell International, Inc.	10,200	10/31/2020
Property	1.40	9200 Arboretum Parkway	Fee Simple	02/03/2115	None	GS-03B-08334 ICE	18,952	07/21/2019	Youth & Family Services of Virginia, Inc.	16,489	09/30/2016
Property	1.41	815 East Gate Drive	Fee Simple	02/03/2114	None	Equifax Information Services LLC	8,899	MTM	Environmental Resolutions, Inc.	8,500	04/30/2023
Property	1.42	120 West Germantown Pike	Fee Simple	02/03/2115	None	Wolfson Group, Inc.	7,756	07/31/2020	Griswold International, LLC	6,728	02/28/2019
Property	1.43	4364 South Alston Avenue	Fee Simple	02/03/2115	None	Cato Research, Ltd.	30,572	04/30/2017	3-C Institute for Social Development, Inc.	21,831	10/31/2022
Property	1.44	308 Harper Drive	Fee Simple	02/03/2114	None	Sherman Silverstein Kohl Rose	13,975	07/31/2021	Cisco Systems, Inc.	11,488	03/31/2020
Property	1.45	2251 Dabney Road	Fee Simple	02/03/2115	None	Bonitz Flooring Group, Inc.	16,800	MTM	Concours Auto, LLC	8,400	01/31/2018
Property	1.46	2212 Tomlynn Street	Fee Simple	02/03/2115	None	PPD Development, LP	45,353	04/30/2022	NAP	NAP	NAP
Property	1.47	2256 Dabney Road	Fee Simple	02/03/2115	None	Accu-Tech Corporation	8,400	03/31/2022	Triangle Fastener Corporation	7,560	05/31/2017
Property	1.48	2246 Dabney Road	Fee Simple	02/03/2115	None	PPD Development, LP	33,271	04/30/2022	NAP	NAP	NAP
Property	1.49	2244 Dabney Road	Fee Simple	02/03/2115	None	PPD Development, LP	33,050	04/30/2022	NAP	NAP	NAP
Property	1.50	2130 Tomlynn Street	Fee Simple	02/03/2115	None	Robinson Export Import Company	14,100	06/30/2018	Old Dominion Security Company	6,600	05/31/2016
Property	1.51	2161 Tomlynn Street	Fee Simple	02/03/2115	None	Belfor USA Group, Inc.	12,150	01/31/2020	Lindenmeyr Munroe	8,400	MTM
Property	1.52	2248 Dabney Road	Fee Simple	02/03/2115	None	PPD Development, LP	28,072	04/30/2022	Gelacele LLC/ Gelati Celesti	2,112	01/31/2017
Property	1.53	2112 Tomlynn Street	Fee Simple	02/03/2115	None	Galls, LLC	7,050	07/31/2016	G.P.C. And Associates LC, t/a Smarter	3,600	11/30/2016
Property	1.54	2277 Dabney Road	Fee Simple	02/03/2115	None	West Home Health Care, Inc.	29,400	10/31/2016	Burton Brewing, LLC	8,400	06/30/2018
Property	1.55	9211 Arboretum Parkway	Fee Simple	02/03/2115	None	Alstom Power, Inc.	19,425	07/31/2022	Geosyntec Consultants, Inc.	5,232	06/30/2018
Property	1.56	2240 Dabney Road	Fee Simple	02/03/2115	None	PPD Development, LP	15,389	04/30/2022	NAP	NAP	NAP
Property	1.57	817 East Gate Drive	Fee Simple	02/03/2114	None	Probuild Company LLC	10,264	07/31/2019	Concentra Health Services, Inc	9,755	09/30/2024
Property	1.58	161 Gaither Drive	Fee Simple	02/03/2114	None	National Union Fire Insurance	7,542	12/31/2016	Nike USA, Inc.	6,970	08/31/2017
Loan	2	Hyatt Regency St. Louis at The Arch (34) (35)	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	3	215 West 34th Street & 218 West 35th Street (34)	Fee Simple			34th Hotel Ventures LLC	222,000	10/28/2083	DSW Shoes	37,108	01/31/2028
Loan	4	AG Life Time Fitness Portfolio (34) (35)	Fee Simple
Property	4.01	Life Time - Florham Park, NJ	Fee Simple			Life Time Fitness	109,995	06/30/2035	NAP	NAP	NAP
Property	4.02	Life Time - Westwood, MA	Fee Simple			Life Time Fitness	128,000	06/30/2035	NAP	NAP	NAP

A-1-16

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property			Ownership	Ground Lease	Ground Lease			Lease			Lease
Flag	ID	Property Name	Interest(21)	Expiration (22)	Extension Terms(22)	Largest Tenant(23)(24)(25)(26)(27)	SF	Expiration	2nd Largest Tenant(24)(26)(27)(28)	SF	Expiration
Property	4.03	Life Time - Vernon Hills, IL	Fee Simple			Life Time Fitness	140,495	06/30/2035	NAP	NAP	NAP
Property	4.04	Life Time - Lakeville, MN	Fee Simple			Life Time Fitness	214,646	06/30/2035	NAP	NAP	NAP
Property	4.05	Life Time - Sterling, VA	Fee Simple			Life Time Fitness	112,110	06/30/2035	NAP	NAP	NAP
Property	4.06	Life Time - Vestavia Hills, AL	Fee Simple			Life Time Fitness	103,647	06/30/2035	NAP	NAP	NAP
Property	4.07	Life Time - Beachwood, OH	Fee Simple			Life Time Fitness	112,110	06/30/2035	NAP	NAP	NAP
Property	4.08	Life Time - Dublin, OH	Fee Simple			Life Time Fitness	109,045	06/30/2035	NAP	NAP	NAP
Property	4.09	Life Time - Ellisville, MO	Fee Simple			Life Time Fitness	112,110	06/30/2035	NAP	NAP	NAP
Property	4.10	Life Time - Woodstock, GA	Fee Simple			Life Time Fitness	112,110	06/30/2035	NAP	NAP	NAP
Loan	5	Renaissance Cincinnati (34)	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	6	One Commerce Plaza (34)	Fee Simple			NYS OGS Department of Health (DOH)	166,700	Various	NYS Dept. of State	123,715	05/31/2018
Loan	7	GMR Portfolio (36)	Fee Simple
Property	7.01	Marina Towers	Fee Simple			First Choice Healthcare Solutions, Inc.	78,000	01/06/2026	NAP	NAP	NAP
Property	7.02	Star Medical Center	Fee Simple			Star Medical Center, LLC	24,000	02/01/2036	NAP	NAP	NAP
Property	7.03	1310 Wolf Park Drive	Fee Simple			Gastroenterology Center of the Midsouth, P.C.	12,629	01/01/2028	NAP	NAP	NAP
Property	7.04	7668B Airways Boulevard	Fee Simple			Gastroenterology Center of the Midsouth, P.C.	11,423	01/01/2028	NAP	NAP	NAP
Property	7.05	Surgical Institute of Michigan	Fee Simple			Surgical Institute of Michigan, LLC	15,018	03/01/2026	NAP	NAP	NAP
Property	7.06	1324 Wolf Park Drive	Fee Simple			Gastroenterology Center of the Midsouth, P.C.	8,893	01/01/2028	NAP	NAP	NAP
Property	7.07	3350 North Germantown Road	Fee Simple			Gastroenterology Center of the Midsouth, P.C.	6,306	01/01/2028	NAP	NAP	NAP
Property	7.08	2999 Centre Oak Way	Fee Simple			Gastroenterology Center of the Midsouth, P.C.	5,000	01/01/2028	NAP	NAP	NAP
Loan	8	AvidXchange (34)	Fee Simple
Property	8.01	AvidXchange Music Factory	Fee Simple			Live Nation	34,058	05/31/2019	AvidXchange	21,967	03/31/2021
Property	8.02	Silver Hammer Building	Fee Simple			AvidXchange	45,236	12/31/2030	Rick Lazes	6,017	MTM
Loan	9	Madbury Commons (34)	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	10	GFH Brennan Industrial Portfolio (34)	Fee Simple
Property	10.01	Cumberland	Fee Simple			Mellon Financial	36,448	05/31/2024	THR Property Mgmt.	14,866	04/30/2017
Property	10.02	UMIP Jefferson Hwy	Fee Simple			Aspen Research Corporation	104,262	05/31/2022	NAP	NAP	NAP
Property	10.03	UMIP W 27th Street	Fee Simple			Spectrum Plastics	103,783	05/31/2022	NAP	NAP	NAP
Property	10.04	Main	Fee Simple			Miceli Drapery	193,592	06/30/2035	NAP	NAP	NAP
Property	10.05	Trolley Industrial	Fee Simple			Jinny Beauty Supply	56,000	11/30/2021	Avanti Press	48,000	12/31/2020
Property	10.06	UMIP N 107th Street	Fee Simple			Roadrunner	82,124	10/31/2022	NAP	NAP	NAP
Property	10.07	Addison	Fee Simple			Wismarq Corporation	111,588	06/30/2024	NAP	NAP	NAP
Property	10.08	Pagemill	Fee Simple			Teco Metal Products	90,364	12/31/2023	NAP	NAP	NAP
Property	10.09	UMIP Xeon Street	Fee Simple			Roadrunner	46,423	01/31/2019	NAP	NAP	NAP
Property	10.10	8402-8440 Jackson	Fee Simple			The Book Table	27,600	03/31/2019	Crew2 Inc.	9,350	04/30/2017
Property	10.11	Jackson Pagosa	Fee Simple			Cavalier Distributing, Inc.	36,000	06/30/2018	Hamilton Exhibits	22,500	01/31/2018
Property	10.12	8520-8630 Jackson	Fee Simple			Trademark Surfaces LLC	22,500	01/31/2021	Stenno Carbon Co.	13,500	11/30/2017
Property	10.13	Common	Fee Simple			Dayco Products	60,450	12/31/2018	NAP	NAP	NAP
Property	10.14	8710-8768 Jackson	Fee Simple			Universal Enterprises	5,600	04/30/2018	Advanced Orthomolecular Research	5,600	05/31/2018
Property	10.15	Dolton	Fee Simple			US Glu-Lam, Inc.	70,746	07/31/2019	NAP	NAP	NAP
Loan	11	NorCal Grocery Portfolio	Fee Simple/Leasehold
Property	11.01	1745, 1775, 1799 Story Road	Fee Simple/Leasehold	12/31/2019	5 options, 5 years	Mi Pueblo Food Center	39,539	05/31/2029	Mi Pueblo, LLC	28,146	01/31/2026
Property	11.02	1437 Freedom Boulevard	Fee Simple			Mi Pueblo Food Center	31,453	05/31/2029	NAP	NAP	NAP
Property	11.03	950 East Alisal Street	Fee Simple			Mi Pueblo Food Center	26,500	05/31/2029	NAP	NAP	NAP
Property	11.04	40 South Rengstorff Avenue	Fee Simple			Mi Pueblo Food Center	6,642	05/31/2029	NAP	NAP	NAP
Property	11.05	4340 Bond Street (Parking)	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	12	NMS Los Angeles Multifamily Portfolio (34)	Fee Simple
Property	12.01	Luxe at 1548	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	12.02	Luxe at 1539	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	12.03	Luxe at 1759	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	12.04	NMS at Northridge	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	12.05	NMS at Warner Center	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	12.06	NMS at Superior	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	13	Broadstone Plaza II	Fee Simple			Ashley Furniture HomeStore	32,711	02/29/2024	Babies “R” Us	30,555	01/31/2018
Loan	14	Marketplace at Kapolei	Leasehold	10/21/2046	Two Options, 5 Years	Akzo Nobel Paints LLC	4,000	11/30/2017	Chin’s Kapolei Inc.	4,000	08/31/2024
Loan	15	GSP MHP Portfolio II	Fee Simple
Property	15.01	Grayson Village MHP	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	15.02	Pleasant Hills MHP	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	15.03	Northwood Manor MHP	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	16	Marriott University Park	Leasehold	12/31/2045	1 option, 10 years	NAP	NAP	NAP	NAP	NAP	NAP

A-1-17

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property			Ownership	Ground Lease	Ground Lease			Lease			Lease
Flag	ID	Property Name	Interest(21)	Expiration (22)	Extension Terms(22)	Largest Tenant(23)(24)(25)(26)(27)	SF	Expiration	2nd Largest Tenant(24)(26)(27)(28)	SF	Expiration
Loan	17	5353 West Bell Road	Fee Simple			CSAA Insurance Exchange	206,155	11/30/2025	NAP	NAP	NAP
Loan	18	Hilton Garden Inn Las Vegas	Fee Simple/Leasehold	02/01/2022	Five Options, 5 Years	NAP	NAP	NAP	NAP	NAP	NAP
Loan	19	Racine Dental	Fee Simple			Racine Dental Group, S.C.	57,079	10/31/2030	NAP	NAP	NAP
Loan	20	3 Executive Campus (34)	Fee Simple			Lockheed Martin	126,514	08/30/2021	Cooper Health System	61,140	09/30/2017
Loan	21	Johnson Crossing & Shops at Westwind	Fee Simple
Property	21.01	Johnson Crossing	Fee Simple			Festival Foods	78,141	09/30/2027	Planet Fitness	13,147	04/30/2024
Property	21.02	Shops at Westwind	Fee Simple			Sherwin-Williams	4,562	05/31/2017	MattressFirm	3,650	12/31/2019
Loan	22	Travelers Office Tower II	Fee Simple			R.L. Polk & Co.	139,224	05/31/2021	Accretive Health, Inc.	108,351	04/30/2026
Loan	23	601 West Polk	Fee Simple			TierPoint Illinois, LLC	104,000	12/16/2030	NAP	NAP	NAP
Loan	24	Binz Building	Fee Simple/Leasehold	12/31/2040	None	Abby Office Centers	11,267	08/31/2019	Lumina Geophysical, LLC	9,831	01/31/2020
Loan	25	Home Depot - Elk Grove Village (34)	Fee Simple			Home Depot	187,145	01/31/2020	NAP	NAP	NAP
Loan	26	Bailey’s Ridge Apartments	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	27	Great Escape Plaza	Fee Simple			Great Escape	27,220	02/28/2025	Men’s Wearhouse	4,981	02/28/2022
Loan	28	36 Newburgh Road	Fee Simple			Astrodyne TDI	150,500	12/31/2035	NAP	NAP	NAP
Loan	29	Albuquerque Tortilla	Fee Simple			Gruma Corporation	107,347	04/30/2021	Flagship Food Group	78,803	11/30/2024
Loan	30	Wharfside Village	Fee Simple			Vista Mare, LLC	4,000	08/31/2023	Parrot Club	2,803	09/30/2018
Loan	31	Fresenius Portfolio	Fee Simple
Property	31.01	Fresenius Farmville	Fee Simple			Fresenius Medical Care	10,085	12/31/2030	NAP	NAP	NAP
Property	31.02	Fresenius Albany	Fee Simple			Fresenius Medical Care	8,564	12/31/2030	NAP	NAP	NAP
Property	31.03	Fresenius Coweta County	Fee Simple			Fresenius Medical Care	6,322	11/30/2030	NAP	NAP	NAP
Loan	32	Yuma Mesa Shopping Center	Fee Simple			Big Lots	29,400	06/30/2021	Del Sol Market	24,560	04/30/2017
Loan	33	Colinas Del Bosque North	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	34	Dallas Multifamily Portfolio	Fee Simple
Property	34.01	Mountain Creek View Apartments	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	34.02	Highland Hills	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	35	Hampton Inn Palm Desert	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	36	Gables at Lakeside	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	37	Boardwalk Apartments	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	38	Athens Sentry Self Storage	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	39	Banderas Corporate Center (35)	Fee Simple			Regus Executive Suites	20,508	07/31/2019	Ensign Services, Inc.	5,618	07/31/2019
Loan	40	Concord Place Apartments	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	41	Lakeview Terrace	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	42	Inland Suites Memphis	Fee Simple
Property	42.01	Inland Suites Elvis	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	42.02	Inland Suites Lamar	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	43	Casa Bella Apartments	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	44	Hurley Way	Fee Simple			International Rescue Committee	5,570	12/31/2019	CL@S Information Services, Inc.	5,457	06/30/2019
Loan	45	Stein Mart Plaza Westlake	Fee Simple			Stein Mart	36,000	02/28/2019	United States EPA	17,198	06/30/2023
Loan	46	FBI Reno	Fee Simple			GSA - FBI	20,518	03/01/2026	Alston Construction Co., Inc.	5,705	08/31/2020
Loan	47	New Candlelight Apartments	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	48	Marsh Creek Village	Fee Simple			The Benoit Group	5,573	12/31/2031	Sky Gym	2,435	11/30/2017
Loan	49	Wilco Center	Fee Simple			Wilco Farmers	43,894	10/31/2031	NAP	NAP	NAP
Loan	50	Frankfort Plaza	Fee Simple			Westside Children’s Therapy	7,958	08/07/2020	Pete Mitchell’s	5,406	01/31/2022

A-1-18

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property					Lease			Lease			Lease		Occupancy
Flag	ID	Property Name	3rd Largest Tenant(24)(25)(26)	SF	Expiration	4th Largest Tenant(24)(25)(26)(27)	SF	Expiration	5th Largest Tenant(24)(27)	SF	Expiration	Occupancy	As-of Date
Loan	1	OZRE Leased Fee Portfolio (34)										90.4%	01/05/2016
Property	1.01	300 Arboretum Place	Midkiff, Muncie & Ross, P.C.	18,660	08/31/2023	All Risks, Ltd	18,540	06/30/2019	Harris, Hardy & Johnstone, P.C.	13,737	11/30/2024	100.0%	01/05/2016
Property	1.02	700 East Gate Drive	Ford Motor Company	7,197	04/30/2018	Reger Rizzo & Darnall LLP	3,727	05/31/2017	Selikoff & Cohen, P.A.	3,630	12/31/2022	84.4%	01/05/2016
Property	1.03	6802 Paragon Place	Parker, Pollard, Wilton & Peaden, P.C.	13,252	01/31/2021	Anchor Financial Group, LLC	11,903	01/31/2020	University of Richmond	11,577	05/31/2019	100.0%	01/05/2016
Property	1.04	6800 Paragon Place	Allied International Credit Corp	8,178	06/30/2023	Framme Law Firm PC	8,059	05/31/2021	Trust Mortgage Corporation	8,019	02/29/2020	88.4%	01/05/2016
Property	1.05	2100 West Laburnum Avenue	Golder Associates Inc.	10,938	08/31/2023	Boleman Law Firm, P.C.	9,175	05/31/2023	Dunlap & Partners Engineers, P.C.	7,157	06/30/2019	95.8%	01/05/2016
Property	1.06	7501 Boulder View Drive	The Community Foundation, Inc.	15,311	03/31/2018	Richmond 20MHz, LLC d/b/a NTELOS	9,372	01/31/2017	Good Neighbor Homes, Inc.	7,776	04/30/2020	88.8%	01/05/2016
Property	1.07	7300 Beaufont Springs Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/05/2016
Property	1.08	4870 Sadler Road	Murphy & McGonigle, P.C.	12,933	06/30/2021	Hankins & Anderson, Inc.	8,472	09/30/2020	American Office of Richmond	6,338	05/31/2020	100.0%	01/05/2016
Property	1.09	12015 Lee Jackson Memorial Highway	Customers Bancorp, Inc.	4,529	01/31/2019	XA Systems	2,572	04/30/2017	Ohio National Insurance	2,490	11/30/2023	72.2%	01/05/2016
Property	1.10	6806 Paragon Place	Spencer Shuford LLP	8,714	01/31/2019	CSC Leasing Co.	6,436	04/30/2021	Barnes & Diehl, P.C.	4,351	01/31/2019	91.2%	01/05/2016
Property	1.11	925 Harvest Drive	Guidi Homes, Inc.	7,405	06/30/2019	The Carney Group, Inc.	5,046	01/31/2017	Retired and Senior Volunteer Program	4,532	01/31/2017	93.4%	01/05/2016
Property	1.12	555 Croton Road	Mid-Atlantic Management Corporation	9,591	09/30/2022	Barry Wehmiller Design Group	7,476	02/28/2019	Truven Health Analytics, Inc.	6,779	06/30/2018	71.1%	01/05/2016
Property	1.13	980 Harvest Drive	PPD Development, LP	6,964	02/28/2021	Suburban Transit Network, Inc.	5,432	02/28/2019	Keystone Partners Group, LLC	5,077	01/31/2020	77.8%	01/05/2016
Property	1.14	309 Fellowship Road	Merchants Mutual Insurance Company	7,076	10/31/2019	USI Insurance Services, LLC	6,511	09/30/2020	Buzz Bee Toys, Inc.	4,926	06/30/2016	93.0%	01/05/2016
Property	1.15	11781 Lee Jackson Memorial Highway	Wireless Media Consulting, Inc	9,950	05/31/2021	Monarch Bank	9,627	03/31/2018	NAPA Management Services Corporation	9,165	02/28/2023	77.9%	01/05/2016
Property	1.16	305 Fellowship Road	The Receivable Management Services	8,752	MTM	Control Point Associates, Inc.	5,174	10/31/2020	Robson Forensics	4,053	05/31/2019	95.3%	01/05/2016
Property	1.17	701 East Gate Drive	AIG Claims, Inc.	10,135	12/31/2016	Cordell, LLC	4,263	08/31/2018	GS-03B-09342 OPM	3,997	12/07/2019	91.2%	01/05/2016
Property	1.18	920 Harvest Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/05/2016
Property	1.19	4880 Sadler Road	Verizon	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/05/2016
Property	1.20	1025 Boulders Parkway	Advanced Patient Advocacy	8,561	05/31/2019	Dunbar Milby Williams Pittman	7,760	06/30/2023	Wellspring Life Center, Inc.	7,325	MTM	84.4%	01/05/2016
Property	1.21	2201 Tomlynn Street	Capital Medical Supply, Inc.	10,001	01/31/2018	Hill-Rom Company, Inc.	9,555	09/30/2019	Pine Environmental Services	6,545	06/30/2016	95.0%	01/05/2016
Property	1.22	2240-2250 Butler Pike	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/05/2016
Property	1.23	7401 Beaufont Springs Drive	Virginia Cardiovascular Specialists	10,456	11/30/2017	Unboxed Technology, LLC	10,055	03/31/2017	US LEC Of Virginia LLC	6,640	03/31/2022	92.8%	01/05/2016
Property	1.24	2511 Brittons Hill Road	Dal-Tile Distribution, Inc.	19,500	07/31/2018	Verizon Virginia LLC	NAP	01/31/2018	NAP	NAP	NAP	100.0%	01/05/2016
Property	1.25	4805 Lake Brook Drive	Experis	7,689	09/30/2020	XPO Logistics, LLC	5,406	11/30/2019	Taradel, LLC	4,596	04/30/2019	73.9%	01/05/2016
Property	1.26	4401 Fair Lakes Court	Nelson Enterprise Technology Services	2,151	11/30/2019	The Severn Group, Inc.	1,709	05/31/2017	Fitness Center	559	12/31/2099	87.6%	01/05/2016
Property	1.27	2812 Emerywood Parkway	Bell Techlogix, Inc.	6,681	05/31/2016	Conquest Communications Group	6,474	01/31/2018	G4S Secure Solutions (USA) Inc	4,209	MTM	84.6%	01/05/2016
Property	1.28	9100 Arboretum Parkway	Mutual Of America	4,040	09/30/2018	Metro Systems Incorporated	3,872	09/30/2019	CMG Foundation	3,676	01/31/2018	100.0%	01/05/2016
Property	1.29	500 Enterprise Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/05/2016
Property	1.30	303 Fellowship Road	NWN Corporation	5,766	11/30/2020	Navitas Lease Corp.	4,409	01/31/2017	LCA Vision, Inc	4,260	02/28/2017	85.4%	01/05/2016
Property	1.31	9011 Arboretum Parkway	Total Quality Logistics, LLC	7,671	08/31/2018	Rollins Accounting & Inventory Services	5,460	10/31/2018	Automotive Parts & Services Holdings	5,153	02/28/2022	85.0%	01/05/2016
Property	1.32	910 Harvest Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/05/2016
Property	1.33	7325 Beaufont Springs Drive	Donley’s LLC	6,669	01/31/2022	NAP	NAP	NAP	NAP	NAP	NAP	66.0%	01/05/2016
Property	1.34	1 Progress Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	70.4%	01/05/2016
Property	1.35	2260 Butler Pike	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/05/2016
Property	1.36	140 West Germantown Pike	The Commonwealth of Pennsylvania	4,678	06/30/2019	Women’s Health Care Group	3,784	08/31/2020	Urology Health Specialists	2,640	08/31/2016	100.0%	01/05/2016
Property	1.37	307 Fellowship Road	Hannover RE Services, USA, Inc.	4,894	08/31/2017	RioCan Holdings USA Inc.	4,098	12/31/2017	RLS Logistics	2,975	08/31/2019	80.8%	01/05/2016
Property	1.38	9210 Arboretum Parkway	GS-03B-10223 USMC	8,121	06/23/2017	The Whiting-Turner Contracting	8,022	02/28/2019	AAA Mid-Atlantic Inc.	5,047	09/30/2019	100.0%	01/05/2016
Property	1.39	2221 Dabney Road	Pelon’s Baja Grill Corp.	7,200	05/31/2023	Frontline Marketing LLC	4,410	11/30/2018	William A. Royall	3,600	11/30/2018	100.0%	01/05/2016
Property	1.40	9200 Arboretum Parkway	Old Dominion Eye Foundation, Inc.	5,637	03/31/2021	Senior Healthcare LLC	4,850	01/31/2018	Virginia Blood Services	2,595	08/31/2016	100.0%	01/05/2016
Property	1.41	815 East Gate Drive	Sportech Racing, LLC	8,101	11/30/2025	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/05/2016
Property	1.42	120 West Germantown Pike	E & A Physical Therapy, Inc	5,369	06/30/2017	Plymouth Periodontics LLC	1,911	10/31/2019	Commonwealth of Pennsylvania	1,370	06/30/2019	79.9%	01/05/2016
Property	1.43	4364 South Alston Avenue	C-Accounting Solutions, Inc.	1,685	11/30/2018	MCI Communications Services, Inc.	658	07/31/2021	NAP	NAP	NAP	95.6%	01/05/2016
Property	1.44	308 Harper Drive	Robert Half International, Inc	6,949	07/31/2016	AmTrust North America, Inc.	3,276	MTM	GSH Group, Inc.	3,270	MTM	72.2%	01/05/2016
Property	1.45	2251 Dabney Road	PPD Development, LP	8,298	04/30/2022	Business Opps for the Blind	4,302	06/30/2017	Forshaw, Inc.	4,200	12/31/2017	100.0%	01/05/2016
Property	1.46	2212 Tomlynn Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/05/2016
Property	1.47	2256 Dabney Road	Tridium, Inc	5,040	MTM	The Veil Brewing Company, LLC	4,524	11/30/2020	Crossfit Addict LLC	4,200	08/31/2017	100.0%	01/05/2016
Property	1.48	2246 Dabney Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/05/2016
Property	1.49	2244 Dabney Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/05/2016
Property	1.50	2130 Tomlynn Street	Hearth & Home Technologies LLC	3,000	07/31/2017	Aldridge Installations, LLC	3,000	12/31/2016	Clarus Services, Inc.	3,000	08/31/2019	100.0%	01/05/2016
Property	1.51	2161 Tomlynn Street	Joseph W. Bliley Company	8,400	12/31/2019	DVA Healthcare Renal Care, Inc	4,200	05/31/2021	Sound Lab Inc.	4,200	MTM	100.0%	01/05/2016
Property	1.52	2248 Dabney Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/05/2016
Property	1.53	2112 Tomlynn Street	Charles A. Yancey T/A Cellar Door	3,450	10/31/2016	Ferrellgas, L.P.	3,300	08/31/2019	Arbon Equipment Corporation	3,300	12/31/2021	100.0%	01/05/2016
Property	1.54	2277 Dabney Road	Mid South Marketing, Inc	8,400	06/30/2018	Clayworks Supplies, Inc.	4,200	08/31/2020	NAP	NAP	NAP	100.0%	01/05/2016
Property	1.55	9211 Arboretum Parkway	Shepherd’s Heart Christian Fellowship	3,117	MTM	Seneca Insurance Company, Inc.	3,017	06/30/2017	NAP	NAP	NAP	100.0%	01/05/2016
Property	1.56	2240 Dabney Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/05/2016
Property	1.57	817 East Gate Drive	Environmental Resolutions, Inc.	434	04/30/2023	B&F Electrical Contractors Inc.	NAP	MTM	BTB Builders, LLC	NAP	MTM	80.7%	01/05/2016
Property	1.58	161 Gaither Drive	Contemporary Staffing Solutions	5,543	09/30/2022	CSX Transportation, Inc.	3,404	06/30/2017	Online Consulting, Inc.	2,566	10/31/2017	58.2%	01/05/2016
Loan	2	Hyatt Regency St. Louis at The Arch (34) (35)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	69.6%	01/31/2016
Loan	3	215 West 34th Street & 218 West 35th Street (34)	Planet Fitness	15,350	06/30/2030	Party City	11,865	10/31/2021	Joe Fresh	8,572	01/31/2021	100.0%	10/01/2015
Loan	4	AG Life Time Fitness Portfolio (34) (35)										100.0%	05/06/2016
Property	4.01	Life Time - Florham Park, NJ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	4.02	Life Time - Westwood, MA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016

A-1-19

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property					Lease			Lease			Lease		Occupancy
Flag	ID	Property Name	3rd Largest Tenant(24)(25)(26)	SF	Expiration	4th Largest Tenant(24)(25)(26)(27)	SF	Expiration	5th Largest Tenant(24)(27)	SF	Expiration	Occupancy	As-of Date
Property	4.03	Life Time - Vernon Hills, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	4.04	Life Time - Lakeville, MN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	4.05	Life Time - Sterling, VA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	4.06	Life Time - Vestavia Hills, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	4.07	Life Time - Beachwood, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	4.08	Life Time - Dublin, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	4.09	Life Time - Ellisville, MO	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	4.10	Life Time - Woodstock, GA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Loan	5	Renaissance Cincinnati (34)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	63.8%	02/29/2016
Loan	6	One Commerce Plaza (34)	NYS Higher Education	102,685	07/31/2017	NYS Department of Financial Services (DFS)	77,643	MTM	NYS Office of Temporary and Disability Assistance (OTDA)	63,884	MTM	96.4%	12/01/2015
Loan	7	GMR Portfolio (36)										100.0%	05/06/2016
Property	7.01	Marina Towers	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	7.02	Star Medical Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	7.03	1310 Wolf Park Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	7.04	7668B Airways Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	7.05	Surgical Institute of Michigan	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	7.06	1324 Wolf Park Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	7.07	3350 North Germantown Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	7.08	2999 Centre Oak Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Loan	8	AvidXchange (34)										95.2%	03/01/2016
Property	8.01	AvidXchange Music Factory	Label	16,206	06/30/2017	Industry, Inc.	14,028	08/31/2020	8.2.0	12,664	07/31/2021	93.7%	03/01/2016
Property	8.02	Silver Hammer Building	Charlotte-Mecklenburg Schools	4,500	06/30/2017	N.C. Guitar Works	650	05/31/2016	NAP	NAP	NAP	100.0%	03/01/2016
Loan	9	Madbury Commons (34)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/06/2015
Loan	10	GFH Brennan Industrial Portfolio (34)										95.7%	11/10/2015
Property	10.01	Cumberland	Ciorba Group	13,704	10/31/2018	Alliance Title Corporation	10,952	11/30/2017	Zynga	10,310	08/31/2019	91.3%	11/10/2015
Property	10.02	UMIP Jefferson Hwy	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/10/2015
Property	10.03	UMIP W 27th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/10/2015
Property	10.04	Main	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/10/2015
Property	10.05	Trolley Industrial	Tire Centers	32,000	08/31/2018	Lewis-Goetz	24,035	12/31/2019	NAP	NAP	NAP	100.0%	11/10/2015
Property	10.06	UMIP N 107th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/10/2015
Property	10.07	Addison	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/10/2015
Property	10.08	Pagemill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/10/2015
Property	10.09	UMIP Xeon Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/10/2015
Property	10.10	8402-8440 Jackson	Carpet Cushions & Supply	5,850	10/31/2016	NAP	NAP	NAP	NAP	NAP	NAP	77.5%	11/10/2015
Property	10.11	Jackson Pagosa	Total Plastics, Inc.	13,500	05/31/2019	Worldwide Filters, LLC	9,000	07/31/2018	NAP	NAP	NAP	100.0%	11/10/2015
Property	10.12	8520-8630 Jackson	Cinderella, Inc.	13,500	03/31/2019	NAP	NAP	NAP	NAP	NAP	NAP	61.1%	11/10/2015
Property	10.13	Common	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/10/2015
Property	10.14	8710-8768 Jackson	Internet Gaming Experts, LLC	5,600	12/31/2017	Archer	3,200	MTM	Fresenius USA Manufacturing	3,200	09/30/2016	90.7%	11/10/2015
Property	10.15	Dolton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/10/2015
Loan	11	NorCal Grocery Portfolio										99.1%	Various
Property	11.01	1745, 1775, 1799 Story Road	O’Reilly Auto Parts	17,629	07/31/2016	Harbor Freight Tools	13,331	09/30/2025	Patelco Credit Union	2,677	04/30/2018	98.5%	03/01/2016
Property	11.02	1437 Freedom Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	11.03	950 East Alisal Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	11.04	40 South Rengstorff Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	11.05	4340 Bond Street (Parking)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	12	NMS Los Angeles Multifamily Portfolio (34)										95.6%	02/09/2016
Property	12.01	Luxe at 1548	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	98.1%	02/09/2016
Property	12.02	Luxe at 1539	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.2%	02/09/2016
Property	12.03	Luxe at 1759	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	98.4%	02/09/2016
Property	12.04	NMS at Northridge	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	98.0%	02/09/2016
Property	12.05	NMS at Warner Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	89.9%	02/09/2016
Property	12.06	NMS at Superior	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	92.3%	02/09/2016
Loan	13	Broadstone Plaza II	Cost Plus - World Market	17,857	01/31/2018	Umpqua Bank	7,246	12/12/2017	Round Table Pizza	3,991	10/31/2017	98.4%	03/01/2016
Loan	14	Marketplace at Kapolei	Diagnostic Laboratory Services Inc.	4,000	09/30/2019	Fun Factory, LLC	3,965	07/14/2018	Hickam Federal Credit Union	3,450	12/11/2022	98.1%	02/29/2016
Loan	15	GSP MHP Portfolio II										78.6%	Various
Property	15.01	Grayson Village MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	99.4%	12/31/2015
Property	15.02	Pleasant Hills MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	71.8%	01/07/2016
Property	15.03	Northwood Manor MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	69.9%	01/07/2016
Loan	16	Marriott University Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	79.0%	01/31/2016

A-1-20

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property					Lease			Lease			Lease		Occupancy
Flag	ID	Property Name	3rd Largest Tenant(24)(25)(26)	SF	Expiration	4th Largest Tenant(24)(25)(26)(27)	SF	Expiration	5th Largest Tenant(24)(27)	SF	Expiration	Occupancy	As-of Date
Loan	17	5353 West Bell Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Loan	18	Hilton Garden Inn Las Vegas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	83.4%	02/29/2016
Loan	19	Racine Dental	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Loan	20	3 Executive Campus (34)	Freedom Home Mortgage	48,718	12/31/2018	CDW	31,121	02/28/2022	PrisMed of South Jersey	20,604	03/31/2018	95.1%	04/14/2016
Loan	21	Johnson Crossing & Shops at Westwind										88.9%	01/31/2016
Property	21.01	Johnson Crossing	Botanicals, LLC	4,758	04/30/2018	Agnesian Healthcare, Inc.	2,880	05/31/2018	Remax Heritage	2,150	MTM	87.7%	01/31/2016
Property	21.02	Shops at Westwind	Agnesian Healthcare, Inc.	2,000	02/28/2019	Enterprise Rent-A-Car	1,700	07/31/2018	Savvi Formalwear	1,560	01/31/2020	100.0%	01/31/2016
Loan	22	Travelers Office Tower II	Covisint Corp.	33,786	05/31/2026	The Albrecht Companies, LLC	32,936	11/30/2017	NAP	NAP	NAP	90.0%	03/31/2016
Loan	23	601 West Polk	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Loan	24	Binz Building	Avda	9,188	05/31/2020	Faubus Keller LLP	7,336	10/31/2019	Quasar Data Center	7,161	08/31/2022	89.5%	04/06/2016
Loan	25	Home Depot - Elk Grove Village (34)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/01/2016
Loan	26	Bailey’s Ridge Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.6%	02/29/2016
Loan	27	Great Escape Plaza	Audio Visions	4,639	12/31/2019	Verizon Wireless	4,572	07/31/2017	AAA East Central	4,313	12/31/2021	100.0%	02/01/2016
Loan	28	36 Newburgh Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Loan	29	Albuquerque Tortilla	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/31/2015
Loan	30	Wharfside Village	Waterfront Bistro	2,100	08/31/2023	Beach Bar	1,913	10/31/2025	Joe’s Rum Hut	1,518	08/31/2023	99.3%	03/01/2016
Loan	31	Fresenius Portfolio										100.0%	05/06/2016
Property	31.01	Fresenius Farmville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	31.02	Fresenius Albany	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	31.03	Fresenius Coweta County	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Loan	32	Yuma Mesa Shopping Center	Rent A Center	9,200	12/31/2020	Dancers Workshop	8,400	05/31/2016	Cali Pro Nails	2,450	08/31/2016	96.7%	09/30/2015
Loan	33	Colinas Del Bosque North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.9%	03/23/2016
Loan	34	Dallas Multifamily Portfolio										86.4%	04/04/2016
Property	34.01	Mountain Creek View Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	84.2%	04/04/2016
Property	34.02	Highland Hills	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.0%	04/04/2016
Loan	35	Hampton Inn Palm Desert	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	74.2%	02/29/2016
Loan	36	Gables at Lakeside	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	97.0%	10/30/2015
Loan	37	Boardwalk Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	87.0%	02/29/2016
Loan	38	Athens Sentry Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.6%	01/31/2016
Loan	39	Banderas Corporate Center (35)	Caterpillar Inc.	4,039	04/30/2020	Scientific Telephone Samples	3,943	08/31/2018	Zumtobel Lighting, Inc.	2,646	07/31/2018	100.0%	01/31/2016
Loan	40	Concord Place Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.0%	01/12/2016
Loan	41	Lakeview Terrace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	91.7%	01/12/2016
Loan	42	Inland Suites Memphis										78.9%	01/31/2016
Property	42.01	Inland Suites Elvis	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	78.5%	01/31/2016
Property	42.02	Inland Suites Lamar	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	79.3%	01/31/2016
Loan	43	Casa Bella Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	92.6%	03/29/2016
Loan	44	Hurley Way	EDCO Group, Inc.	5,244	03/31/2019	Barbizon School of San Francisco, Inc.	3,976	10/02/2020	Skyline Steel, LLC.	3,271	10/31/2018	85.5%	02/08/2016
Loan	45	Stein Mart Plaza Westlake	Remax Beyond 2000	4,860	06/30/2021	Consign Home Couture	4,233	09/11/2020	Thai Spice	2,890	12/31/2018	68.0%	01/20/2016
Loan	46	FBI Reno	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	84.1%	04/07/2016
Loan	47	New Candlelight Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.5%	03/24/2016
Loan	48	Marsh Creek Village	Get Fit Now	2,012	08/09/2017	A Touch of Lace	1,430	12/31/2016	Rejuvenate Body Spa	1,345	03/31/2017	81.6%	02/29/2016
Loan	49	Wilco Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Loan	50	Frankfort Plaza	Classical Martial Arts Academy	2,631	05/31/2020	Allstate	1,331	06/30/2019	Mystique Nail Salon	1,313	09/30/2021	91.9%	03/31/2016

A-1-21

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Upfront	Monthly	Upfront
Property			Replacement	Replacement	TI/LC
Flag	ID	Property Name	Reserves($)(29)	Reserves ($)(30)	Reserves ($)(29)
Loan	1	OZRE Leased Fee Portfolio (34)		Springing
Property	1.01	300 Arboretum Place
Property	1.02	700 East Gate Drive
Property	1.03	6802 Paragon Place
Property	1.04	6800 Paragon Place
Property	1.05	2100 West Laburnum Avenue
Property	1.06	7501 Boulder View Drive
Property	1.07	7300 Beaufont Springs Drive
Property	1.08	4870 Sadler Road
Property	1.09	12015 Lee Jackson Memorial Highway
Property	1.10	6806 Paragon Place
Property	1.11	925 Harvest Drive
Property	1.12	555 Croton Road
Property	1.13	980 Harvest Drive
Property	1.14	309 Fellowship Road
Property	1.15	11781 Lee Jackson Memorial Highway
Property	1.16	305 Fellowship Road
Property	1.17	701 East Gate Drive
Property	1.18	920 Harvest Drive
Property	1.19	4880 Sadler Road
Property	1.20	1025 Boulders Parkway
Property	1.21	2201 Tomlynn Street
Property	1.22	2240-2250 Butler Pike
Property	1.23	7401 Beaufont Springs Drive
Property	1.24	2511 Brittons Hill Road
Property	1.25	4805 Lake Brook Drive
Property	1.26	4401 Fair Lakes Court
Property	1.27	2812 Emerywood Parkway
Property	1.28	9100 Arboretum Parkway
Property	1.29	500 Enterprise Road
Property	1.30	303 Fellowship Road
Property	1.31	9011 Arboretum Parkway
Property	1.32	910 Harvest Drive
Property	1.33	7325 Beaufont Springs Drive
Property	1.34	1 Progress Drive
Property	1.35	2260 Butler Pike
Property	1.36	140 West Germantown Pike
Property	1.37	307 Fellowship Road
Property	1.38	9210 Arboretum Parkway
Property	1.39	2221 Dabney Road
Property	1.40	9200 Arboretum Parkway
Property	1.41	815 East Gate Drive
Property	1.42	120 West Germantown Pike
Property	1.43	4364 South Alston Avenue
Property	1.44	308 Harper Drive
Property	1.45	2251 Dabney Road
Property	1.46	2212 Tomlynn Street
Property	1.47	2256 Dabney Road
Property	1.48	2246 Dabney Road
Property	1.49	2244 Dabney Road
Property	1.50	2130 Tomlynn Street
Property	1.51	2161 Tomlynn Street
Property	1.52	2248 Dabney Road
Property	1.53	2112 Tomlynn Street
Property	1.54	2277 Dabney Road
Property	1.55	9211 Arboretum Parkway
Property	1.56	2240 Dabney Road
Property	1.57	817 East Gate Drive
Property	1.58	161 Gaither Drive
Loan	2	Hyatt Regency St. Louis at The Arch (34) (35)		Springing
Loan	3	215 West 34th Street & 218 West 35th Street (34)		979
Loan	4	AG Life Time Fitness Portfolio (34) (35)		Springing
Property	4.01	Life Time - Florham Park, NJ
Property	4.02	Life Time - Westwood, MA

A-1-22

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Upfront	Monthly	Upfront
Property			Replacement	Replacement	TI/LC
Flag	ID	Property Name	Reserves($)(29)	Reserves ($)(30)	Reserves ($)(29)
Property	4.03	Life Time - Vernon Hills, IL
Property	4.04	Life Time - Lakeville, MN
Property	4.05	Life Time - Sterling, VA
Property	4.06	Life Time - Vestavia Hills, AL
Property	4.07	Life Time - Beachwood, OH
Property	4.08	Life Time - Dublin, OH
Property	4.09	Life Time - Ellisville, MO
Property	4.10	Life Time - Woodstock, GA
Loan	5	Renaissance Cincinnati (34)		The greater of (i) 2.0% of 1/12 or prior year’s gross revenues through and including 6/6/2016, 3.0% of 1/12 or prior year’s gross revenues beginning 7/6/2016 through and including 6/6/2017, 4.0% of 1/12 or prior year’s gross revenues beginning on 7/6/2017 through and including 6/6/2018, 5.0% of prior year’s gross revenues beginning on 7/6/2018 through and including the maturity date.
Loan	6	One Commerce Plaza (34)		9,234
Loan	7	GMR Portfolio (36)		2,821	380,889
Property	7.01	Marina Towers
Property	7.02	Star Medical Center
Property	7.03	1310 Wolf Park Drive
Property	7.04	7668B Airways Boulevard
Property	7.05	Surgical Institute of Michigan
Property	7.06	1324 Wolf Park Drive
Property	7.07	3350 North Germantown Road
Property	7.08	2999 Centre Oak Way
Loan	8	AvidXchange (34)		3,985	750,000
Property	8.01	AvidXchange Music Factory
Property	8.02	Silver Hammer Building
Loan	9	Madbury Commons (34)		5,120	64,278
Loan	10	GFH Brennan Industrial Portfolio (34)		18,103	123,800
Property	10.01	Cumberland
Property	10.02	UMIP Jefferson Hwy
Property	10.03	UMIP W 27th Street
Property	10.04	Main
Property	10.05	Trolley Industrial
Property	10.06	UMIP N 107th Street
Property	10.07	Addison
Property	10.08	Pagemill
Property	10.09	UMIP Xeon Street
Property	10.10	8402-8440 Jackson
Property	10.11	Jackson Pagosa
Property	10.12	8520-8630 Jackson
Property	10.13	Common
Property	10.14	8710-8768 Jackson
Property	10.15	Dolton
Loan	11	NorCal Grocery Portfolio		3,368
Property	11.01	1745, 1775, 1799 Story Road
Property	11.02	1437 Freedom Boulevard
Property	11.03	950 East Alisal Street
Property	11.04	40 South Rengstorff Avenue
Property	11.05	4340 Bond Street (Parking)
Loan	12	NMS Los Angeles Multifamily Portfolio (34)		8,000
Property	12.01	Luxe at 1548
Property	12.02	Luxe at 1539
Property	12.03	Luxe at 1759
Property	12.04	NMS at Northridge
Property	12.05	NMS at Warner Center
Property	12.06	NMS at Superior
Loan	13	Broadstone Plaza II		1,476
Loan	14	Marketplace at Kapolei	1,550	1,550	5,475
Loan	15	GSP MHP Portfolio II		2,288
Property	15.01	Grayson Village MHP
Property	15.02	Pleasant Hills MHP
Property	15.03	Northwood Manor MHP
Loan	16	Marriott University Park		Springing

A-1-23

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Upfront	Monthly	Upfront
Property			Replacement	Replacement	TI/LC
Flag	ID	Property Name	Reserves($)(29)	Reserves ($)(30)	Reserves ($)(29)
Loan	17	5353 West Bell Road		Springing
Loan	18	Hilton Garden Inn Las Vegas	23,482	1/12 of 4.0% of prior year’s gross revenues
Loan	19	Racine Dental		Springing
Loan	20	3 Executive Campus (34)	34,466	7,178
Loan	21	Johnson Crossing & Shops at Westwind		1,794	100,000
Property	21.01	Johnson Crossing
Property	21.02	Shops at Westwind
Loan	22	Travelers Office Tower II
Loan	23	601 West Polk		Springing
Loan	24	Binz Building		2,560	75,451
Loan	25	Home Depot - Elk Grove Village (34)		Springing	18,889
Loan	26	Bailey’s Ridge Apartments		3,250
Loan	27	Great Escape Plaza		678
Loan	28	36 Newburgh Road		Springing
Loan	29	Albuquerque Tortilla		1,551
Loan	30	Wharfside Village		858
Loan	31	Fresenius Portfolio	24,971	416
Property	31.01	Fresenius Farmville
Property	31.02	Fresenius Albany
Property	31.03	Fresenius Coweta County
Loan	32	Yuma Mesa Shopping Center		1,377	350,000
Loan	33	Colinas Del Bosque North		904
Loan	34	Dallas Multifamily Portfolio	40,853	10,100
Property	34.01	Mountain Creek View Apartments
Property	34.02	Highland Hills
Loan	35	Hampton Inn Palm Desert	9,846	1/12 of 4.0% of prior year’s gross revenues
Loan	36	Gables at Lakeside		2,771
Loan	37	Boardwalk Apartments		4,800
Loan	38	Athens Sentry Self Storage		1,308
Loan	39	Banderas Corporate Center (35)	874	874	4,523
Loan	40	Concord Place Apartments		1,425
Loan	41	Lakeview Terrace		1,500
Loan	42	Inland Suites Memphis		1/12 of 5.0% of next year’s estimated gross revenues
Property	42.01	Inland Suites Elvis
Property	42.02	Inland Suites Lamar
Loan	43	Casa Bella Apartments	787,375	3,667
Loan	44	Hurley Way		1,153
Loan	45	Stein Mart Plaza Westlake		2,513
Loan	46	FBI Reno		519
Loan	47	New Candlelight Apartments		3,887
Loan	48	Marsh Creek Village		347	90,500
Loan	49	Wilco Center		549
Loan	50	Frankfort Plaza		289	92,500

A-1-24

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront
Property			TI/LC	Tax
Flag	ID	Property Name	Reserves ($)(30)(31)	Reserves ($)(29)
Loan	1	OZRE Leased Fee Portfolio (34)	Springing
Property	1.01	300 Arboretum Place
Property	1.02	700 East Gate Drive
Property	1.03	6802 Paragon Place
Property	1.04	6800 Paragon Place
Property	1.05	2100 West Laburnum Avenue
Property	1.06	7501 Boulder View Drive
Property	1.07	7300 Beaufont Springs Drive
Property	1.08	4870 Sadler Road
Property	1.09	12015 Lee Jackson Memorial Highway
Property	1.10	6806 Paragon Place
Property	1.11	925 Harvest Drive
Property	1.12	555 Croton Road
Property	1.13	980 Harvest Drive
Property	1.14	309 Fellowship Road
Property	1.15	11781 Lee Jackson Memorial Highway
Property	1.16	305 Fellowship Road
Property	1.17	701 East Gate Drive
Property	1.18	920 Harvest Drive
Property	1.19	4880 Sadler Road
Property	1.20	1025 Boulders Parkway
Property	1.21	2201 Tomlynn Street
Property	1.22	2240-2250 Butler Pike
Property	1.23	7401 Beaufont Springs Drive
Property	1.24	2511 Brittons Hill Road
Property	1.25	4805 Lake Brook Drive
Property	1.26	4401 Fair Lakes Court
Property	1.27	2812 Emerywood Parkway
Property	1.28	9100 Arboretum Parkway
Property	1.29	500 Enterprise Road
Property	1.30	303 Fellowship Road
Property	1.31	9011 Arboretum Parkway
Property	1.32	910 Harvest Drive
Property	1.33	7325 Beaufont Springs Drive
Property	1.34	1 Progress Drive
Property	1.35	2260 Butler Pike
Property	1.36	140 West Germantown Pike
Property	1.37	307 Fellowship Road
Property	1.38	9210 Arboretum Parkway
Property	1.39	2221 Dabney Road
Property	1.40	9200 Arboretum Parkway
Property	1.41	815 East Gate Drive
Property	1.42	120 West Germantown Pike
Property	1.43	4364 South Alston Avenue
Property	1.44	308 Harper Drive
Property	1.45	2251 Dabney Road
Property	1.46	2212 Tomlynn Street
Property	1.47	2256 Dabney Road
Property	1.48	2246 Dabney Road
Property	1.49	2244 Dabney Road
Property	1.50	2130 Tomlynn Street
Property	1.51	2161 Tomlynn Street
Property	1.52	2248 Dabney Road
Property	1.53	2112 Tomlynn Street
Property	1.54	2277 Dabney Road
Property	1.55	9211 Arboretum Parkway
Property	1.56	2240 Dabney Road
Property	1.57	817 East Gate Drive
Property	1.58	161 Gaither Drive
Loan	2	Hyatt Regency St. Louis at The Arch (34) (35)		1,815,000
Loan	3	215 West 34th Street & 218 West 35th Street (34)	Springing	290,167
Loan	4	AG Life Time Fitness Portfolio (34) (35)	Springing
Property	4.01	Life Time - Florham Park, NJ
Property	4.02	Life Time - Westwood, MA

A-1-25

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront
Property			TI/LC	Tax
Flag	ID	Property Name	Reserves ($)(30)(31)	Reserves ($)(29)
Property	4.03	Life Time - Vernon Hills, IL
Property	4.04	Life Time - Lakeville, MN
Property	4.05	Life Time - Sterling, VA
Property	4.06	Life Time - Vestavia Hills, AL
Property	4.07	Life Time - Beachwood, OH
Property	4.08	Life Time - Dublin, OH
Property	4.09	Life Time - Ellisville, MO
Property	4.10	Life Time - Woodstock, GA
Loan	5	Renaissance Cincinnati (34)		73,500
Loan	6	One Commerce Plaza (34)	70,793	351,334
Loan	7	GMR Portfolio (36)	Springing	434,000
Property	7.01	Marina Towers
Property	7.02	Star Medical Center
Property	7.03	1310 Wolf Park Drive
Property	7.04	7668B Airways Boulevard
Property	7.05	Surgical Institute of Michigan
Property	7.06	1324 Wolf Park Drive
Property	7.07	3350 North Germantown Road
Property	7.08	2999 Centre Oak Way
Loan	8	AvidXchange (34)	14,944	126,459
Property	8.01	AvidXchange Music Factory
Property	8.02	Silver Hammer Building
Loan	9	Madbury Commons (34)		287,612
Loan	10	GFH Brennan Industrial Portfolio (34)	31,366	690,386
Property	10.01	Cumberland
Property	10.02	UMIP Jefferson Hwy
Property	10.03	UMIP W 27th Street
Property	10.04	Main
Property	10.05	Trolley Industrial
Property	10.06	UMIP N 107th Street
Property	10.07	Addison
Property	10.08	Pagemill
Property	10.09	UMIP Xeon Street
Property	10.10	8402-8440 Jackson
Property	10.11	Jackson Pagosa
Property	10.12	8520-8630 Jackson
Property	10.13	Common
Property	10.14	8710-8768 Jackson
Property	10.15	Dolton
Loan	11	NorCal Grocery Portfolio	5,358	92,500
Property	11.01	1745, 1775, 1799 Story Road
Property	11.02	1437 Freedom Boulevard
Property	11.03	950 East Alisal Street
Property	11.04	40 South Rengstorff Avenue
Property	11.05	4340 Bond Street (Parking)
Loan	12	NMS Los Angeles Multifamily Portfolio (34)		633,333
Property	12.01	Luxe at 1548
Property	12.02	Luxe at 1539
Property	12.03	Luxe at 1759
Property	12.04	NMS at Northridge
Property	12.05	NMS at Warner Center
Property	12.06	NMS at Superior
Loan	13	Broadstone Plaza II	9,884	65,112
Loan	14	Marketplace at Kapolei	5,475	94,449
Loan	15	GSP MHP Portfolio II		86,486
Property	15.01	Grayson Village MHP
Property	15.02	Pleasant Hills MHP
Property	15.03	Northwood Manor MHP
Loan	16	Marriott University Park		100,917

A-1-26

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront
Property			TI/LC	Tax
Flag	ID	Property Name	Reserves ($)(30)(31)	Reserves ($)(29)
Loan	17	5353 West Bell Road
Loan	18	Hilton Garden Inn Las Vegas		33,767
Loan	19	Racine Dental	Springing
Loan	20	3 Executive Campus (34)	35,890	69,948
Loan	21	Johnson Crossing & Shops at Westwind	4,602	129,583
Property	21.01	Johnson Crossing
Property	21.02	Shops at Westwind
Loan	22	Travelers Office Tower II
Loan	23	601 West Polk	Springing
Loan	24	Binz Building	10,240	219,167
Loan	25	Home Depot - Elk Grove Village (34)	Commencing on the first payment date, $18,889 through and including the payment date in January 2017; $25,556 commencing on the payment date occurring in February 2017 through and including the payment date in April 2018; $28,889 commencing on the payment date in May 2018 through and including the payment date in July 2019; $3,119.08 commencing on the payment date in February 2020 and continuing until the Maturity Date.
Loan	26	Bailey’s Ridge Apartments		7,045
Loan	27	Great Escape Plaza	4,523	26,131
Loan	28	36 Newburgh Road	Springing
Loan	29	Albuquerque Tortilla	7,756
Loan	30	Wharfside Village	1,510	40,000
Loan	31	Fresenius Portfolio	Springing	29,573
Property	31.01	Fresenius Farmville
Property	31.02	Fresenius Albany
Property	31.03	Fresenius Coweta County
Loan	32	Yuma Mesa Shopping Center	4,588	6,667
Loan	33	Colinas Del Bosque North		9,432
Loan	34	Dallas Multifamily Portfolio		23,222
Property	34.01	Mountain Creek View Apartments
Property	34.02	Highland Hills
Loan	35	Hampton Inn Palm Desert		27,667
Loan	36	Gables at Lakeside		23,750
Loan	37	Boardwalk Apartments		54,750
Loan	38	Athens Sentry Self Storage		40,667
Loan	39	Banderas Corporate Center (35)	4,523	21,103
Loan	40	Concord Place Apartments		33,333
Loan	41	Lakeview Terrace		23,333
Loan	42	Inland Suites Memphis		86,500
Property	42.01	Inland Suites Elvis
Property	42.02	Inland Suites Lamar
Loan	43	Casa Bella Apartments		51,029
Loan	44	Hurley Way	3,257	13,500
Loan	45	Stein Mart Plaza Westlake	4,188	47,573
Loan	46	FBI Reno	Springing	23,311
Loan	47	New Candlelight Apartments		34,210
Loan	48	Marsh Creek Village	866	10,474
Loan	49	Wilco Center	1,829	12,667
Loan	50	Frankfort Plaza	Springing	31,643

A-1-27

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront	Monthly	Upfront	Upfront	Monthly	Other	Environmental
Property			Tax	Insurance	Insurance	Engineering	Other Reserves	Other	Reserves	Report
Flag	ID	Property Name	Reserves ($)(30)	Reserves($)(29)	Reserves ($)(30)	Reserve($)(29)	($)(19)(29)	Reserves ($)(30)	Description	Date(32)
Loan	1	OZRE Leased Fee Portfolio (34)	Springing		Springing			Springing	Major Tenant Reserve (Springing Monthly: Excess Cash Flow); PLL Policy Reserve (Springing Monthly: 26,018.67 for 12 payment dates)
Property	1.01	300 Arboretum Place								10/07/2015
Property	1.02	700 East Gate Drive								10/20/2015
Property	1.03	6802 Paragon Place								10/09/2015
Property	1.04	6800 Paragon Place								10/09/2015
Property	1.05	2100 West Laburnum Avenue								10/15/2015
Property	1.06	7501 Boulder View Drive								10/08/2015
Property	1.07	7300 Beaufont Springs Drive								10/08/2015
Property	1.08	4870 Sadler Road								09/20/2015
Property	1.09	12015 Lee Jackson Memorial Highway								10/19/2015
Property	1.10	6806 Paragon Place								10/09/2015
Property	1.11	925 Harvest Drive								10/20/2015
Property	1.12	555 Croton Road								10/08/2015
Property	1.13	980 Harvest Drive								10/20/2015
Property	1.14	309 Fellowship Road								10/20/2015
Property	1.15	11781 Lee Jackson Memorial Highway								10/19/2015
Property	1.16	305 Fellowship Road								10/20/2015
Property	1.17	701 East Gate Drive								10/20/2015
Property	1.18	920 Harvest Drive								10/20/2015
Property	1.19	4880 Sadler Road								09/20/2015
Property	1.20	1025 Boulders Parkway								10/08/2015
Property	1.21	2201 Tomlynn Street								01/05/2016
Property	1.22	2240-2250 Butler Pike								10/09/2015
Property	1.23	7401 Beaufont Springs Drive								10/08/2015
Property	1.24	2511 Brittons Hill Road								10/12/2015
Property	1.25	4805 Lake Brook Drive								09/20/2015
Property	1.26	4401 Fair Lakes Court								10/19/2015
Property	1.27	2812 Emerywood Parkway								10/12/2015
Property	1.28	9100 Arboretum Parkway								10/07/2015
Property	1.29	500 Enterprise Road								10/05/2015
Property	1.30	303 Fellowship Road								10/20/2015
Property	1.31	9011 Arboretum Parkway								10/07/2015
Property	1.32	910 Harvest Drive								10/20/2015
Property	1.33	7325 Beaufont Springs Drive								10/08/2015
Property	1.34	1 Progress Drive								10/06/2015
Property	1.35	2260 Butler Pike								10/09/2015
Property	1.36	140 West Germantown Pike								10/08/2015
Property	1.37	307 Fellowship Road								10/20/2015
Property	1.38	9210 Arboretum Parkway								10/07/2015
Property	1.39	2221 Dabney Road								01/05/2016
Property	1.40	9200 Arboretum Parkway								10/07/2015
Property	1.41	815 East Gate Drive								10/20/2015
Property	1.42	120 West Germantown Pike								10/08/2015
Property	1.43	4364 South Alston Avenue								09/20/2015
Property	1.44	308 Harper Drive								10/20/2015
Property	1.45	2251 Dabney Road								01/05/2016
Property	1.46	2212 Tomlynn Street								01/05/2016
Property	1.47	2256 Dabney Road								01/05/2016
Property	1.48	2246 Dabney Road								01/05/2016
Property	1.49	2244 Dabney Road								01/05/2016
Property	1.50	2130 Tomlynn Street								01/05/2016
Property	1.51	2161 Tomlynn Street								01/05/2016
Property	1.52	2248 Dabney Road								01/05/2016
Property	1.53	2112 Tomlynn Street								01/05/2016
Property	1.54	2277 Dabney Road								01/05/2016
Property	1.55	9211 Arboretum Parkway								10/07/2015
Property	1.56	2240 Dabney Road								01/05/2016
Property	1.57	817 East Gate Drive								10/20/2015
Property	1.58	161 Gaither Drive								10/20/2015
Loan	2	Hyatt Regency St. Louis at The Arch (34) (35)	151,250		Springing					11/04/2015
Loan	3	215 West 34th Street & 218 West 35th Street (34)	290,167	24,490	12,245		225,000	Springing	Planet Fitness Free Rent Reserve (Upfront: 225,000); FF&E Reserve (Monthly: Springing)	11/12/2015
Loan	4	AG Life Time Fitness Portfolio (34) (35)	Springing		Springing	1,879,873		Springing	Life Time Fitness Reserve (Future one-time deposit: Springing)
Property	4.01	Life Time - Florham Park, NJ								07/06/2015
Property	4.02	Life Time - Westwood, MA								07/06/2015

A-1-28

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront	Monthly	Upfront	Upfront	Monthly	Other	Environmental
Property			Tax	Insurance	Insurance	Engineering	Other Reserves	Other	Reserves	Report
Flag	ID	Property Name	Reserves ($)(30)	Reserves($)(29)	Reserves ($)(30)	Reserve($)(29)	($)(19)(29)	Reserves ($)(30)	Description	Date(32)
Property	4.03	Life Time - Vernon Hills, IL								07/06/2015
Property	4.04	Life Time - Lakeville, MN								07/06/2015
Property	4.05	Life Time - Sterling, VA								07/06/2015
Property	4.06	Life Time - Vestavia Hills, AL								07/06/2015
Property	4.07	Life Time - Beachwood, OH								07/06/2015
Property	4.08	Life Time - Dublin, OH								07/06/2015
Property	4.09	Life Time - Ellisville, MO								07/06/2015
Property	4.10	Life Time - Woodstock, GA								07/06/2015
Loan	5	Renaissance Cincinnati (34)	24,500	61,508	9,371	2,606	3,675,000	Springing	Earnout Reserve (Upfront: 3,500,000); Seasonality Reserve (Upfront: 175,000, Monthly: Springing); PIP Reserve (Monthly: Springing); Franchise Agreement Reserve (Monthly: Springing)	11/05/2015
Loan	6	One Commerce Plaza (34)	175,667	126,466	15,808			Borrower shall pay on each monthly payment date the lessor of (i) 131,339 and (ii) all Excess Cash for the applicable Interest Period to the MTM Reserve	MTM Reserve (Monthly: Lesser of (i) 131,339 and (ii) all excess cash for the applicable interest period)	08/04/2015
Loan	7	GMR Portfolio (36)	Springing	14,630	Springing			Springing	Occupancy Reserve (Springing Monthly: Excess Cash Flow); Star Medical Center TI/LC Reserve (Future one-time deposit: Springing)
Property	7.01	Marina Towers								02/23/2016
Property	7.02	Star Medical Center								02/23/2016
Property	7.03	1310 Wolf Park Drive								02/23/2016
Property	7.04	7668B Airways Boulevard								02/23/2016
Property	7.05	Surgical Institute of Michigan								02/23/2016
Property	7.06	1324 Wolf Park Drive								02/23/2016
Property	7.07	3350 North Germantown Road								02/23/2016
Property	7.08	2999 Centre Oak Way								02/23/2016
Loan	8	AvidXchange (34)	14,051	28,967	14,483	55,000	5,849,503	Springing	Live Nation Reserve (Upfront: 4,753,758); Landlord Obligations Reserve (Upfront: 1,095,745); Occupancy Reserve (Springing Monthly: Excess Cash Flow)
Property	8.01	AvidXchange Music Factory								04/06/2016
Property	8.02	Silver Hammer Building								04/06/2016
Loan	9	Madbury Commons (34)	95,871	87,953	8,795		10,014	Springing	Saxbys Coffee Rent Abatement Reserve (Upfront: 10,014); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	11/17/2015
Loan	10	GFH Brennan Industrial Portfolio (34)	140,956	40,892	8,011		15,057		Roadrunner Tax Reserve
Property	10.01	Cumberland								12/01/2015
Property	10.02	UMIP Jefferson Hwy								12/01/2015
Property	10.03	UMIP W 27th Street								12/01/2015
Property	10.04	Main								12/01/2015
Property	10.05	Trolley Industrial								12/01/2015
Property	10.06	UMIP N 107th Street								12/01/2015
Property	10.07	Addison								12/01/2015
Property	10.08	Pagemill								12/01/2015
Property	10.09	UMIP Xeon Street								12/01/2015
Property	10.10	8402-8440 Jackson								12/01/2015
Property	10.11	Jackson Pagosa								12/01/2015
Property	10.12	8520-8630 Jackson								12/01/2015
Property	10.13	Common								12/01/2015
Property	10.14	8710-8768 Jackson								12/01/2015
Property	10.15	Dolton								12/01/2015
Loan	11	NorCal Grocery Portfolio	30,833	7,811	2,604	68,969	37,592	Springing	Ground Rent Reserve (Upfront: 37,592, Monthly: Springing); Mi Pueblo Sales Reserve (Monthly: Springing); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Property	11.01	1745, 1775, 1799 Story Road								10/19/2015
Property	11.02	1437 Freedom Boulevard								10/19/2015
Property	11.03	950 East Alisal Street								10/19/2015
Property	11.04	40 South Rengstorff Avenue								10/19/2015
Property	11.05	4340 Bond Street (Parking)								10/19/2015
Loan	12	NMS Los Angeles Multifamily Portfolio (34)	79,167	52,199	10,440	199,100
Property	12.01	Luxe at 1548								08/12/2015
Property	12.02	Luxe at 1539								07/20/2015
Property	12.03	Luxe at 1759								08/12/2015
Property	12.04	NMS at Northridge								08/12/2015
Property	12.05	NMS at Warner Center								08/12/2015
Property	12.06	NMS at Superior								08/12/2015
Loan	13	Broadstone Plaza II	21,704	25,941	Springing		146,525	Springing	Unfunded Obligations Reserve (Upfront: 130,029); Gap Rent Reserve (Upfront: 16,496); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	09/22/2015
Loan	14	Marketplace at Kapolei	23,612	13,750	2,292		49,650	30,958	Free Rent Reserve (Upfront: 49,650); Ground Rent Reserve (Monthly: 30,958)	12/23/2015
Loan	15	GSP MHP Portfolio II	21,621		Springing	18,875
Property	15.01	Grayson Village MHP								08/11/2015
Property	15.02	Pleasant Hills MHP								08/12/2015
Property	15.03	Northwood Manor MHP								08/11/2015
Loan	16	Marriott University Park	25,229	10,401	5,200	52,350	2,683,663	Springing	Initial PIP Reserve (Upfront: 2,423,863); Future PIP Reserve (Upfront: 200,000, Monthly: the greater of 1/12 of an annual amount equal to 7% of Gross Income from Operations for the previous Fiscal Year and 62,500, subject to a cap of 2,611,240); Ground Lease Reserve (Upfront: 59,800); Seasonality Reserve (Monthly: Springing)	01/13/2016

A-1-29

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront	Monthly	Upfront	Upfront	Monthly	Other	Environmental
Property			Tax	Insurance	Insurance	Engineering	Other Reserves	Other	Reserves	Report
Flag	ID	Property Name	Reserves ($)(30)	Reserves($)(29)	Reserves ($)(30)	Reserve($)(29)	($)(19)(29)	Reserves ($)(30)	Description	Date(32)
Loan	17	5353 West Bell Road	Springing		Springing			Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	12/09/2015
Loan	18	Hilton Garden Inn Las Vegas	11,256	57,692	8,242		1,556,365	Springing	Room Refresh Reserve (Upfront: 1,550,000); Ground Rent Reserve (Upfront: 6,365.33, Monthly: Springing); Franchise Reserve (Springing Monthly: Excess Cash Flow)	03/24/2016
Loan	19	Racine Dental	Springing		Springing					09/15/2015
Loan	20	3 Executive Campus (34)	69,948	56,952	8,136	12,406	3,212,330	Springing	Outstanding TI/LC Reserve (Upfront: 2,101,396); Compas Reserve (Upfront: 1,010,934); Free Rent Reserve (Upfront: 100,000); Tenant Reserve (Springing Monthly: Excess Cash Flow)	04/18/2016
Loan	21	Johnson Crossing & Shops at Westwind	25,917	8,948	2,983	16,125		Springing	Occupancy Reserve (Springing Monthly: Excess Cash Flow)
Property	21.01	Johnson Crossing								11/23/2015
Property	21.02	Shops at Westwind								11/23/2015
Loan	22	Travelers Office Tower II	Springing		Springing		1,243,761		Free Rent Reserve (Upfront: 1,243,761)	09/11/2015
Loan	23	601 West Polk	Springing		Springing		3,000,000	Springing	Unfunded Obligations Reserve (Upfront: 3,000,000); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	03/11/2016
Loan	24	Binz Building	43,833	11,615	3,872	137,225	15,000	Springing	Ground Rent Reserve (Upfront: 15,000, Monthly: Springing)	12/22/2015
Loan	25	Home Depot - Elk Grove Village (34)	Springing		Springing			Springing	Special Rollover Reserve (Springing Monthly: Excess Cash Flow)	09/21/2015
Loan	26	Bailey’s Ridge Apartments	7,045	22,617	2,827	119,713				10/19/2015
Loan	27	Great Escape Plaza	13,065		Springing			Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	10/20/2015
Loan	28	36 Newburgh Road	Springing		Springing			Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	02/02/2016
Loan	29	Albuquerque Tortilla	5,250	12,626	2,525		75,000	Springing	Flagship Foods Reserve (Upfront: 75,000); Occupancy Reserve (Springing Monthly: Excess Cash Flow)	11/11/2015
Loan	30	Wharfside Village	5,000	18,099	9,049	2,875		Springing	Specified Tenant Rollover Reserve (Springing Monthly: Excess Cash Flow); Occupancy Reserve (Springing Monthly: Excess Cash Flow)	04/01/2016
Loan	31	Fresenius Portfolio	7,393	1,590	795	938
Property	31.01	Fresenius Farmville								02/12/2016
Property	31.02	Fresenius Albany								02/12/2016
Property	31.03	Fresenius Coweta County								02/11/2016
Loan	32	Yuma Mesa Shopping Center	6,667	8,433	2,108	203,878		Springing	Occupancy Reserve (Springing Monthly: Excess Cash Flow)	02/17/2016
Loan	33	Colinas Del Bosque North	4,716	5,396	1,799					10/22/2015
Loan	34	Dallas Multifamily Portfolio	11,611	125,838	10,486	159,148	600,000		NOI Holdback (Upfront: 600,000)
Property	34.01	Mountain Creek View Apartments								09/14/2015
Property	34.02	Highland Hills								09/15/2015
Loan	35	Hampton Inn Palm Desert	6,917	7,895	1,974	4,200				03/03/2016
Loan	36	Gables at Lakeside	7,917	12,401	2,480	27,656	57,153		Condominium Common Charge Reserve (Upfront: 57,153.38)	12/11/2015
Loan	37	Boardwalk Apartments	6,083	34,447	6,889	5,625				09/21/2015
Loan	38	Athens Sentry Self Storage	5,083	1,170	1,170					01/06/2016
Loan	39	Banderas Corporate Center (35)	5,276		888		128,382	Springing	Free Rent Reserve (Upfront: 128,382); Special Rollover Reserve (Springing Monthly: Excess Cash Flow)	02/10/2016
Loan	40	Concord Place Apartments	6,667	14,438	1,203	9,438				12/14/2015
Loan	41	Lakeview Terrace	4,667	10,464	872	17,750				12/22/2015
Loan	42	Inland Suites Memphis	13,000	18,200	4,550
Property	42.01	Inland Suites Elvis								11/02/2015
Property	42.02	Inland Suites Lamar								11/02/2015
Loan	43	Casa Bella Apartments	6,379	38,045	7,609					02/02/2016
Loan	44	Hurley Way	4,500	10,021	1,253	142,750				11/18/2015
Loan	45	Stein Mart Plaza Westlake	11,893	16,582	1,507	64,768				01/20/2016
Loan	46	FBI Reno	3,885	1,210	605			Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	12/01/2015
Loan	47	New Candlelight Apartments	5,702		Springing	27,375				10/26/2015
Loan	48	Marsh Creek Village	3,491	4,652	581					09/09/2015
Loan	49	Wilco Center	6,333	1,110	101		939,980		Wilco Tenant Improvement Reserve (Upfront: 483,452); Return of Equity Reserve (Upfront: 456,527.57)	09/30/2015
Loan	50	Frankfort Plaza	6,329		Springing			Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	10/22/2015

A-1-30

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

								Existing		Future Debt
Property			Engineering	Loan				Additional Debt		Permitted
Flag	ID	Property Name	Report Date	Purpose	Sponsor(33)	Guarantor	Previous Securitization	Amount	Existing Additional Debt Description	Type
Loan	1	OZRE Leased Fee Portfolio (34)		Acquisition	Och-Ziff Real Estate Fund III, L.P.; Och-Ziff Real Estate Parallel Fund III A, L.P.; Och-Ziff Real Estate Parallel Fund III B, L.P.; Och-Ziff Real Estate Parallel Fund III D, L.P.; Och-Ziff Real Estate Parallel Fund III E, L.P.	Och-Ziff Real Estate Fund III, L.P.; Och-Ziff Real Estate Parallel Fund III A, L.P.; Och-Ziff Real Estate Parallel Fund III B, L.P.; Och-Ziff Real Estate Parallel Fund III D, L.P.; Och-Ziff Real Estate Parallel Fund III E, L.P.		105,750,000	Pari Passu Debt	NAP
Property	1.01	300 Arboretum Place	10/20/2015
Property	1.02	700 East Gate Drive	10/20/2015
Property	1.03	6802 Paragon Place	10/20/2015
Property	1.04	6800 Paragon Place	10/20/2015
Property	1.05	2100 West Laburnum Avenue	10/20/2015
Property	1.06	7501 Boulder View Drive	10/20/2015
Property	1.07	7300 Beaufont Springs Drive	10/20/2015
Property	1.08	4870 Sadler Road	10/20/2015
Property	1.09	12015 Lee Jackson Memorial Highway	10/20/2015
Property	1.10	6806 Paragon Place	10/20/2015
Property	1.11	925 Harvest Drive	10/20/2015
Property	1.12	555 Croton Road	10/20/2015
Property	1.13	980 Harvest Drive	10/20/2015
Property	1.14	309 Fellowship Road	10/20/2015
Property	1.15	11781 Lee Jackson Memorial Highway	10/20/2015
Property	1.16	305 Fellowship Road	10/20/2015
Property	1.17	701 East Gate Drive	10/20/2015
Property	1.18	920 Harvest Drive	10/20/2015
Property	1.19	4880 Sadler Road	10/20/2015
Property	1.20	1025 Boulders Parkway	10/20/2015
Property	1.21	2201 Tomlynn Street	10/20/2015
Property	1.22	2240-2250 Butler Pike	10/20/2015
Property	1.23	7401 Beaufont Springs Drive	10/20/2015
Property	1.24	2511 Brittons Hill Road	10/20/2015
Property	1.25	4805 Lake Brook Drive	10/20/2015
Property	1.26	4401 Fair Lakes Court	10/20/2015
Property	1.27	2812 Emerywood Parkway	10/20/2015
Property	1.28	9100 Arboretum Parkway	10/20/2015
Property	1.29	500 Enterprise Road	10/20/2015
Property	1.30	303 Fellowship Road	10/20/2015
Property	1.31	9011 Arboretum Parkway	10/20/2015
Property	1.32	910 Harvest Drive	10/20/2015
Property	1.33	7325 Beaufont Springs Drive	10/20/2015
Property	1.34	1 Progress Drive	10/20/2015
Property	1.35	2260 Butler Pike	10/20/2015
Property	1.36	140 West Germantown Pike	10/20/2015
Property	1.37	307 Fellowship Road	10/20/2015
Property	1.38	9210 Arboretum Parkway	10/20/2015
Property	1.39	2221 Dabney Road	10/20/2015
Property	1.40	9200 Arboretum Parkway	10/20/2015
Property	1.41	815 East Gate Drive	10/20/2015
Property	1.42	120 West Germantown Pike	10/20/2015
Property	1.43	4364 South Alston Avenue	10/20/2015
Property	1.44	308 Harper Drive	10/20/2015
Property	1.45	2251 Dabney Road	10/20/2015
Property	1.46	2212 Tomlynn Street	10/20/2015
Property	1.47	2256 Dabney Road	10/20/2015
Property	1.48	2246 Dabney Road	10/20/2015
Property	1.49	2244 Dabney Road	10/20/2015
Property	1.50	2130 Tomlynn Street	10/20/2015
Property	1.51	2161 Tomlynn Street	10/20/2015
Property	1.52	2248 Dabney Road	10/20/2015
Property	1.53	2112 Tomlynn Street	10/20/2015
Property	1.54	2277 Dabney Road	10/20/2015
Property	1.55	9211 Arboretum Parkway	10/20/2015
Property	1.56	2240 Dabney Road	10/20/2015
Property	1.57	817 East Gate Drive	10/20/2015
Property	1.58	161 Gaither Drive	10/20/2015
Loan	2	Hyatt Regency St. Louis at The Arch (34) (35)	09/01/2015	Acquisition	Oaktree Real Estate Opportunities Fund VI, L.P.; Oaktree Real Estate Opportunities Fund VI (Parallel), L.P.; Oaktree Real Estate Opportunities VI (Parallel 2), L.P.; Clearview Hotel Capital	Kline Hotel Holdings, LLC; Clearview Hotel Capital, LLC	COMM 2012-MVP	55,000,000	Pari Passu Debt	Mezzanine
Loan	3	215 West 34th Street & 218 West 35th Street (34)	12/07/2015	Refinance	Jack Dushey	Jack Dushey		85,000,000	Pari Passu Debt	NAP
Loan	4	AG Life Time Fitness Portfolio (34) (35)		Acquisition	AG Net Lease III Corp.; AG Net Lease III (SO) Corp.	AG Net Lease III Corp.; AG Net Lease III (SO) Corp.		129,300,000	Pari Passu Debt	Mezzanine
Property	4.01	Life Time - Florham Park, NJ	07/06/2015
Property	4.02	Life Time - Westwood, MA	07/06/2015

A-1-31

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

								Existing		Future Debt
Property			Engineering	Loan				Additional Debt		Permitted
Flag	ID	Property Name	Report Date	Purpose	Sponsor(33)	Guarantor	Previous Securitization	Amount	Existing Additional Debt Description	Type
Property	4.03	Life Time - Vernon Hills, IL	07/06/2015
Property	4.04	Life Time - Lakeville, MN	07/06/2015
Property	4.05	Life Time - Sterling, VA	07/06/2015
Property	4.06	Life Time - Vestavia Hills, AL	07/06/2015
Property	4.07	Life Time - Beachwood, OH	07/06/2015
Property	4.08	Life Time - Dublin, OH	07/06/2015
Property	4.09	Life Time - Ellisville, MO	07/06/2015
Property	4.10	Life Time - Woodstock, GA	07/06/2015
Loan	5	Renaissance Cincinnati (34)	11/05/2015	Refinance	Sussex Holdings, LLC; Columbia Sussex Corporation	Sussex Holdings, LLC; Columbia Sussex Corporation		22,690,001	Pari Passu Debt	NAP
Loan	6	One Commerce Plaza (34)	06/22/2015	Refinance	Leah Weiss; The LW Trust	Leah Weiss; The LW Trust	CSMC 2007-C5	39,824,078	Pari Passu Debt	NAP
Loan	7	GMR Portfolio (36)		Acquisition/Refinance	Global Medical REIT Inc.	Global Medical REIT Inc.	COMM 2012-LC4		None	NAP
Property	7.01	Marina Towers	02/23/2016				COMM 2012-LC4
Property	7.02	Star Medical Center	02/23/2016
Property	7.03	1310 Wolf Park Drive	02/23/2016
Property	7.04	7668B Airways Boulevard	02/23/2016
Property	7.05	Surgical Institute of Michigan	02/23/2016
Property	7.06	1324 Wolf Park Drive	02/23/2016
Property	7.07	3350 North Germantown Road	02/23/2016
Property	7.08	2999 Centre Oak Way	02/23/2016
Loan	8	AvidXchange (34)		Refinance	Richard J. Lazes; Noah F. Lazes	Richard J. Lazes; Noah F. Lazes		20,800,000	Pari Passu Debt	NAP
Property	8.01	AvidXchange Music Factory	03/31/2016
Property	8.02	Silver Hammer Building	03/31/2016
Loan	9	Madbury Commons (34)	11/13/2015	Refinance	Eamonn T. Healy; Kenneth Rubin; Barrett Bilotta	Eamonn T. Healy; Kenneth Rubin; Barrett Bilotta		20,000,000	Pari Passu Debt	NAP
Loan	10	GFH Brennan Industrial Portfolio (34)		Acquisition	Principals of Brennan Investment Group: Michael Brennan, Samuel Mandarino, Scott McKibben, Robert Vanecko, Eduardo Paneque, Troy MacMane, Tod Greenwood, Allen Crosswell; GFH Financial Group B.S.C.	Michael Brennan; Samuel Mandarino; Scott McKibben; Robert Vanecko; Eduardo Paneque; Troy Macmane; Tod Greenwood; Allen Crosswell		40,000,000	Pari Passu Debt	NAP
Property	10.01	Cumberland	12/01/2015
Property	10.02	UMIP Jefferson Hwy	12/01/2015
Property	10.03	UMIP W 27th Street	12/01/2015
Property	10.04	Main	12/01/2015
Property	10.05	Trolley Industrial	12/01/2015
Property	10.06	UMIP N 107th Street	12/01/2015
Property	10.07	Addison	12/01/2015
Property	10.08	Pagemill	12/01/2015
Property	10.09	UMIP Xeon Street	12/01/2015
Property	10.10	8402-8440 Jackson	12/01/2015
Property	10.11	Jackson Pagosa	12/01/2015
Property	10.12	8520-8630 Jackson	12/01/2015
Property	10.13	Common	12/01/2015
Property	10.14	8710-8768 Jackson	12/01/2015
Property	10.15	Dolton	12/01/2015
Loan	11	NorCal Grocery Portfolio		Refinance	Juvenal Chavez; Maria E. Chavez; Chavez Family Living Trust, u/t/a dated August 19,1999, as Amended and Restated on April 5, 2010	Juvenal Chavez; Maria E. Chavez; Chavez Family Living Trust, u/t/a dated August 19,1999, as Amended and Restated on April 5, 2010			None	NAP
Property	11.01	1745, 1775, 1799 Story Road	02/23/2016
Property	11.02	1437 Freedom Boulevard	10/16/2015
Property	11.03	950 East Alisal Street	02/23/2016
Property	11.04	40 South Rengstorff Avenue	02/23/2016
Property	11.05	4340 Bond Street (Parking)	10/19/2015
Loan	12	NMS Los Angeles Multifamily Portfolio (34)		Refinance	Naum Neil Shekhter; Margot V. Shekhter	Naum Neil Shekhter; Margot V. Shekhter	Various	95,000,000	Pari Passu Debt	NAP
Property	12.01	Luxe at 1548	06/23/2015
Property	12.02	Luxe at 1539	06/23/2015				FREMF 2010-K9
Property	12.03	Luxe at 1759	06/23/2015				FREMF 2011-K11
Property	12.04	NMS at Northridge	08/12/2015				FREMF 2012-K709
Property	12.05	NMS at Warner Center	06/23/2015				COMM 2007-C9
Property	12.06	NMS at Superior	08/12/2015
Loan	13	Broadstone Plaza II	09/23/2015	Refinance	Alan C. Fox	Alan C. Fox	GECMC 2006-C1		None	NAP
Loan	14	Marketplace at Kapolei	12/23/2015	Refinance	Sam Rahim Siam; Sam Rahim Siam and Shekofeh E. Ahari, as trustees of the Sam and Shekofeh Siam Revocable Trust u/d/t April 5, 2001; Behzad Bandari; Behzad Bandari, as trustee of the Behzad Bandari Revocable Trust, u/d/t dated September 10, 2001	Sam Rahim Siam; Sam Rahim Siam and Shekofeh E. Ahari, as trustees of the Sam and Shekofeh Siam Revocable Trust u/d/t April 5, 2001; Behzad Bandari; Behzad Bandari, as trustee of the Behzad Bandari Revocable Trust, u/d/t dated September 10, 2001	JPMCC 2007-LDPX		None	NAP
Loan	15	GSP MHP Portfolio II		Refinance	Frank T. Perano	Frank T. Perano	WBCMT 2005-C21		None	NAP
Property	15.01	Grayson Village MHP	07/10/2015				WBCMT 2005-C21
Property	15.02	Pleasant Hills MHP	07/10/2015				WBCMT 2005-C21
Property	15.03	Northwood Manor MHP	07/10/2015				WBCMT 2005-C21
Loan	16	Marriott University Park	12/16/2015	Acquisition	John D. Forbess; Elayne K. Garber, M.D.	John D. Forbess; Elayne K. Garber, M.D.			None	NAP

A-1-32

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

								Existing		Future Debt
Property			Engineering	Loan				Additional Debt		Permitted
Flag	ID	Property Name	Report Date	Purpose	Sponsor(33)	Guarantor	Previous Securitization	Amount	Existing Additional Debt Description	Type
Loan	17	5353 West Bell Road	12/07/2015	Acquisition	Datacore Fund L.P.	Datacore Fund L.P.			None	NAP
Loan	18	Hilton Garden Inn Las Vegas	03/24/2016	Refinance	Daniel Coletti; Natalie Coletti as Trustee of the D.C. Properties Irrevocable Trust; 314SG, LLC	Daniel Coletti; Natalie Coletti as Trustee of the D.C. Properties Irrevocable Trust; 314SG, LLC	GCCFC 2006-GG7		None	NAP
Loan	19	Racine Dental	09/10/2015	Acquisition	Leonardo Simpser; Luis Maizel	Leonardo Simpser; Luis Maizel			None	NAP
Loan	20	3 Executive Campus (34)	03/11/2016	Refinance	David Ekstein	David Ekstein		11,100,000	Pari Passu Debt	NAP
Loan	21	Johnson Crossing & Shops at Westwind		Refinance	J. Peter Jungbacker	J. Peter Jungbacker			None	NAP
Property	21.01	Johnson Crossing	11/24/2015
Property	21.02	Shops at Westwind	11/24/2015
Loan	22	Travelers Office Tower II	09/11/2015	Refinance	Francis Greenburger	Francis Greenburger			None	NAP
Loan	23	601 West Polk	03/11/2016	Acquisition	TechCore, LLC	TechCore, LLC			None	NAP
Loan	24	Binz Building	07/20/2015	Refinance	Behrouz Aframian; Parviz Aframian; Jacob Cohen; Ebby Shakib	Behrouz Aframian; Parviz Aframian; Jacob Cohen; Ebby Shakib	JPMCC 2006-CB14		None	NAP
Loan	25	Home Depot - Elk Grove Village (34)	09/22/2015	Refinance	Lloyd Goldman; Craig Koenigsberg	Lloyd Goldman; Craig Koenigsberg	LBUBS 2005-C7	8,955,000	Pari Passu Debt	NAP
Loan	26	Bailey’s Ridge Apartments	10/19/2015	Acquisition	Matthew A. Mills; Nathaniel P. Maurer	Matthew A. Mills; Nathaniel P. Maurer			None	NAP
Loan	27	Great Escape Plaza	10/21/2015	Acquisition	Alan C. Fox	Alan C. Fox	BSCMS 2005-PWR8		None	NAP
Loan	28	36 Newburgh Road	02/02/2016	Acquisition	Gramercy Property Trust	Gramercy Property Trust			None	NAP
Loan	29	Albuquerque Tortilla	11/11/2015	Refinance	Gerald P. Peters	Gerald P. Peters			None	NAP
Loan	30	Wharfside Village	11/19/2015	Acquisition	Joseph DeCourcy	Joseph DeCourcy			None	NAP
Loan	31	Fresenius Portfolio		Acquisition	Louis J. Rogers	Louis J. Rogers			None	NAP
Property	31.01	Fresenius Farmville	01/27/2016
Property	31.02	Fresenius Albany	01/27/2016
Property	31.03	Fresenius Coweta County	01/27/2016
Loan	32	Yuma Mesa Shopping Center	12/14/2015	Refinance	Craig William Clark, Jr.	Craig William Clark, Jr.			None	NAP
Loan	33	Colinas Del Bosque North	10/23/2015	Refinance	David Zulejkic; Ron S. Jones	David Zulejkic; Ron S. Jones	WBCMT 2006-C27		None	NAP
Loan	34	Dallas Multifamily Portfolio		Acquisition/Refinance	Rajab Ali; Ali Akberali Gowani	Rajab Ali; Ali Akberali Gowani			None	NAP
Property	34.01	Mountain Creek View Apartments	09/15/2015
Property	34.02	Highland Hills	09/11/2015
Loan	35	Hampton Inn Palm Desert	03/03/2016	Refinance	Poornima C. Bhakta; Poornima C. Bhakta, as Trustee of The Poornima C. Bhakta Living Trust dated October 22, 2014; Sejal C. Bhakta; Parth C. Bhakta	Poornima C. Bhakta; Poornima C. Bhakta, as Trustee of The Poornima C. Bhakta Living Trust dated October 22, 2014; Sejal C. Bhakta; Parth C. Bhakta	GCCFC 2006-GG7		None	NAP
Loan	36	Gables at Lakeside	11/18/2015	Refinance	Michael J. Uccellini	Michael J. Uccellini			None	NAP
Loan	37	Boardwalk Apartments	09/14/2015	Refinance	BWL Investments, L.L.C.	BWL Investments, L.L.C.			None	NAP
Loan	38	Athens Sentry Self Storage	02/25/2016	Acquisition	Dahn Corporation	Dahn Corporation			None	NAP
Loan	39	Banderas Corporate Center (35)	02/10/2016	Refinance	Kevin S. Pitts	Kevin S. Pitts			None	Mezzanine
Loan	40	Concord Place Apartments	01/19/2016	Refinance	J. Peter Jungbacker	J. Peter Jungbacker			None	NAP
Loan	41	Lakeview Terrace	12/22/2015	Refinance	J. Peter Jungbacker	J. Peter Jungbacker	WBCMT 2005-C20		None	NAP
Loan	42	Inland Suites Memphis		Refinance	Timothy L. O’Byrne	Timothy L. O’Byrne			None	NAP
Property	42.01	Inland Suites Elvis	11/02/2015
Property	42.02	Inland Suites Lamar	11/02/2015
Loan	43	Casa Bella Apartments	02/02/2016	Refinance	Ray Lawson; David Lawson	Ray Lawson; David Lawson			None	NAP
Loan	44	Hurley Way	10/28/2015	Refinance	Edward Barkett	Edward Barkett	CD 2006-CD3		None	NAP
Loan	45	Stein Mart Plaza Westlake	12/23/2015	Refinance	Brian L. Burton; Barry Sands	Brian L. Burton; Barry Sands	CSMC 2006-C2		None	NAP
Loan	46	FBI Reno	11/30/2015	Acquisition	A. Philip Auerbach; David Chazen	A. Philip Auerbach; David Chazen			None	NAP
Loan	47	New Candlelight Apartments	10/28/2015	Refinance	Nathan Pollack	Nathan Pollack	JPMCC 2006-CB14		None	NAP
Loan	48	Marsh Creek Village	08/31/2015	Acquisition	Eddy Benoit, Jr.	Eddy Benoit, Jr.			None	NAP
Loan	49	Wilco Center	08/21/2015	Refinance	Roger V. Miller; Owen Carlson; Juanita Carlson; Marilyn Carlson	Roger V. Miller; Owen Carlson; Juanita Carlson; Marilyn Carlson			None	NAP
Loan	50	Frankfort Plaza	10/22/2015	Recapitalization	James A. Magnanenzi	James A. Magnanenzi			None	NAP

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CFCRE 2016-C4
FOOTNOTES TO ANNEX A-1

(1)	CCRE—Cantor Commercial Real Estate Lending, L.P. or one of its affiliates; SG - Société Générale ; BSP – Benefit Street Partners CRE Finance LLC

(2)	Loan No. 1 – OZRE Leased Fee Portfolio – The Original Balance ($) and Cut-off Date Balance ($) of $70.0 million represents the aggregate original principal amount of the non-controlling Note A-1, Note A-4 and Note A-5 of a $175.75 million whole loan evidenced by eight pari passu notes. The related pari passu companion loans have an aggregate original principal balance of $105.75 million and are evidenced by one controlling note (Note A-2) and four non-controlling notes (Note A-3, Note A-6, Note A-7 and Note A-8). All notes are held by CCRE.

Loan No. 2 – Hyatt Regency St. Louis at The Arch – The Original Balance ($) and Cut-off Date Balance ($) of $54.0 million represents the non-controlling Note A-2 of a $109.0 million whole loan evidenced by two pari passu notes. The pari passu companion loan is the controlling Note A-1 in the original principal balance of $55.0 million, which was contributed to the COMM 2016-CCRE28 securitization trust.

Loan No. 3 – 215 West 34th Street & 218 West 35th Street – The Original Balance ($) and Cut-off Date Balance ($) of $45.0 million represents the controlling Note A-1 of a $130.0 million whole loan evidenced by three pari passu notes. The related pari passu companion loans have an aggregate original principal balance of $85.0 million and are evidenced by two non-controlling notes (Note A-2 and Note A-3). The non-controlling Note A-3 was contributed to CGCMT 2016-GC36 securitization trust and the non-controlling note, Note A-2 was contributed to the CFCRE 2016-C3 securitization trust.

Loan No. 4 – AG Life Time Fitness Portfolio – The Original Balance ($) and Cut-off Date Balance ($) of $45.0 million represents the non-controlling Note A-3 and A-4-1 of a $174.3 million whole loan evidenced by four pari passu notes. The related pari passu companion loans have an aggregate original principal balance of $129.3 million and are evidenced by one controlling note, (Note A-1) and two non-controlling notes (Note A-2 and Note A-4-2). The controlling Note A-1 was contributed to the COMM 2016-CCRE28 securitized trust, the non-controlling Note A-2 was contributed to the CFCRE 2016-C3 securitized trust and Note A-4-2 is held by CCRE.

Loan No. 5 – Renaissance Cincinnati – The Original Balance ($) of $34.2 million and Cut-off Date Balance ($) of approximately $34.0 million represents the controlling Note A-1 of a $57.0 million whole loan evidenced by two pari passu notes. The related pari passu companion loan has an original principal balance of $22.8 million and is evidenced by one non-controlling note (Note A-2). Note A-2 is held by CCRE.

Loan No. 6 – One Commerce Plaza – The Original Balance ($) of $33.0 milion and Cut-off Date Balance ($) of approximately $32.9 million represents the non-controlling Note A-2 of a $73.0 million whole loan evidenced by two pari passu notes. The related pari passu companion loan has an original principal balance of $40.0 million and is evidenced by one controlling note (Note A-1). Note A-1 was contributed to the CFCRE 2016-C3 securitization trust.

Loan No. 8 – AvidXchange – The Original Principal Balance ($) and Cut-off Date Balance ($) of $31.2 million represents the controlling Note A-1 of a $52.0 million whole loan evidenced by two pari passu notes. The related pari passu companion loan has an original principal balance of $20.8 million and is evidence by one non-controlling note (Note A-2). Note A-2 is held by CCRE.

Loan No. 9 – Madbury Commons – The Original Balance ($) and Cut-off Date Balance ($) of $29.0 million represents the controlling Note A-1 of a $49.0 million whole loan evidenced by two pari passu notes. The related pari passu companion loan has an original principal balance of $20.0 million and is evidenced by one non-controlling note (Note A-2). Note A-2 is held by CCRE.

Loan No. 10 – GFH Brennan Industrial Portfolio – The Original Balance ($) and Cut-off Date Balance ($) of approximately $28.5 million represents the non-controlling Note A-2 of an approximately $68.5 million whole loan evidenced by two pari passu notes. The related pari passu companion loan has an original principal balance of $40.0 million and is evidenced by one controlling note (Note A-1). Note A-1 was contributed to the CGCMT 2016-P3 transaction.

Loan No. 12 – NMS Los Angeles Multifamily Portfolio – The Original Balance ($) and Cut-off Date Balance ($) of $25.0 million represents the non-controlling Note A-3 of a $120.0 million whole loan evidenced by three pari passu notes. The related pari passu companion loans have an aggregate original principal balance of $95.0 million and are evidenced by the controlling note (Note A-1) and non-controlling note (Note A-2). Note A-1 was contributed to the COMM 2015-CCRE27 securitized trust and Note A-2 was contributed to the CFCRE 2016-C3 securitized trust.

Loan No. 20 – 3 Executive Campus – The Original Balance ($) and Cut-off Date Balance ($) of approximately $16.7 million represents the controlling Note A-1 of approximately $27.8 million whole loan evidenced by two pari passu notes. The related pari passu companion loan has an original principal balance of $11.1 million and is evidenced by one non-controlling note (Note A-2). Note A-2 is held by CCRE.

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Loan No. 25 – Home Depot - Elk Grove Village – The Original Balance ($) and Cut-off Date Balance ($) of approximately $10.9 million represents the controlling Note A-1 of a $19.9 million whole loan evidenced by two pari passu notes. The related pari passu companion loan has an original principal balance of approximately $9.0 million and is evidenced by one non-controlling note (Note A-2). Note A-2 was contributed to the CGCMT 2016-P3 transaction.

(3)	With respect to any Mortgaged Property securing a multi-property Mortgage Loan, the amounts listed under the headings “Original Balance ($)” and “Cut-off Date Balance ($)” reflect the Allocated Loan Amount related to such Mortgaged Property.

(4)	Loan No. 3 – 215 West 34th Street & 218 West 35th Street – The borrower owns a fee simple interest in (i) approximately 78,287 sq. ft. of retail space and (ii) a leased fee interest in the land and improvements consisting of a 222,000 sq. ft. hotel, subject to a 68-year space lease on the improvements with a tenant (an affiliate of the borrower) who operates a recently developed 350-room Renaissance by Marriott hotel.

Loan No. 8 – AvidXchange – The borrower owns a fee simple interest in (i) 124,505 sq. ft. of office space, (ii) 70,703 sq. ft. of retail space and (iii) 43,898 sq. ft. of music venue space.

Loan No. 9. – Madbury Commons – The borrower owns a fee simple interest in (i) a 525-bed student housing property and (ii) 42,859 sq. ft. of ground floor retail space.

Loan No. 30 – Wharfside Village – The borrower owns a fee simple interest in (i) 18,258 sq. ft. of retail space, (ii) 19 multifamily units with a total of 11,790 sq. ft. and (iii) 660 sq. ft. of storage space.

Loan No. 45 – Stein Mart Plaza Westlake – The borrower owns a fee simple interest in (i) 53,958 sq. ft. of retail space, (ii) 22,058 sq. ft. of office space, (iii) 4,885 sq. ft. of restaurant space, (iv) 1,125 sq. ft. of beauty salon/ personal service space and (v) 18,479 sq. ft. of warehouse space.

Loan No. 48 – Marsh Creek Village – The borrower owns a fee simple interest in (i) 15,221 sq. ft. of retail space and (ii) 5,573 sq. ft. of office space.

(5)	Loan No. 1 – OZRE Leased Fee Portfolio – The 2277 Dabney Road Mortgaged Property is subject to a Land Use Restriction (“LUR”) which, among other conditions, (i) prohibits use of the Mortgaged Property for residential purposes or for daycare, school or playground purposes for children under the age of 16, (ii) prohibits the use of groundwater for any purpose other than environmental monitoring and testing and (iii) requires development of a worker health and safety plan prior to any excavation, utility installation or construction activities.

(6)	The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub-servicing fee, trustee/certificate administrator fee, asset representations reviewer fee, operating advisor fee and CREFC® license fee with respect to each Mortgage Loan. For purposes of this Annex A-1, the definition of Administrative Fee Rate as it relates to any Non-Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement.

(7)	Annual Debt Service, Monthly Debt Service, Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date are shown based on the interest only payments during the 12-month period following the Cut-off Date (or, in the case of Monthly Debt Service, the average of such interest only payments).

(8)	“Hard” generally means each tenant is required to transfer its rent directly to the lender-controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over-the-counter cash and equivalents are deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager must collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan documents), each tenant will be required to transfer its rent directly to a lender-controlled lockbox. “Soft Springing Hard” means that the borrower has established a lockbox account that will be under lender control and the borrower or property manager must collect rents from the tenants and then deposit those rents into such lockbox account. Upon a trigger event (as specified in the related Mortgage Loan documents), each tenant will be required to transfer its rent directly into a lender-controlled lockbox.

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(9)	“In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan documents).

(10)	Loan No. 1 – OZRE Leased Fee Portfolio – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 2 – Hyatt Regency St. Louis at The Arch – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 3 – 215 West 34th Street & 218 West 35th Street – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 4 – AG Life Time Fitness Portfolio – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 5 – Renaissance Cincinnati – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 6 – One Commerce Plaza – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 8 – AvidXchange – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 9 – Madbury Commons – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 10 – GFH Brennan Industrial Portfolio – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 12 – NMS Los Angeles Multifamily Portfolio – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 20 – 3 Executive Campus – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 25 – Home Depot - Elk Grove Village – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan in the aggregate.

A-1-36

(11)	Loan No. 40 and Loan No. 41 – Concord Place Apartments and Lakeview Terrace – The loans are cross-collateralized and cross-defaulted. As such, Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated on an aggregate basis.

(12)	The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A-1 to this preliminary prospectus.

(13)	Loan No. 1 – OZRE Leased Fee Portfolio – Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) with respect to the loan is based on the value of $250.4 million, which assumes the “As Portfolio” value as of January 16, 2016. The Cut-off Date LTV Ratio based on the approximately $242.0 million “As Is” value is 72.6%.

Loan No. 12 – NMS Los Angeles Multifamily Portfolio – Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) with respect to the loan is based on the value of $174.3 million, which assumes the “As Portfolio” value as of June 9, 2015. The Cut-off Date LTV Ratio based on the $163.8 million “As Is” value is 73.3%.

Loan No. 16 – Marriott University Park – Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) with respect to the loan is based on a value of $29.7 million, which assumes the “Hypothetical As Is” as of December 1, 2015. The Cut-off Date LTV Ratio based on the $27.1 million “As Is” value is 78.7%.

Loan No. 22 – Travelers Office Tower II – The 2nd Largest Tenant, Accretive Health, Inc., is currently performing capital improvements at the property. The borrower will reimburse the cost of such tenant improvements up to $1,440,000 for which the sponsor has provided a completion guaranty. The “As Is” value of $35,000,000 as of September 9, 2015 concluded in the appraisal assumes that the $1,440,000 tenant improvement obligation will be fully utilized as planned.

Loan No. 23 – 601 West Polk – The sole tenant, TierPoint Illinois, LLC, is performing capital improvements at the property which the borrower will reimburse up to $10,040,000. The $10,040,000 is comprised of a $7,040,000 guaranty from the related guarantor and a $3,000,000 Unfunded Obligations cash reserve which was collected at loan closing. The $3,000,000 reserve may only be drawn upon after the $7,040,000 guaranty funds have been fully released. The planned capital improvements are scheduled for completion prior to January 1, 2017. In order to achieve the “Market Value As Complete & Stabilized” of $28,900,000 by January 1, 2017 as concluded in the appraisal, the $10,040,000 amount needs to be utilized as currently planned, which would result in an LTV of 51.9%. The “As Is” value of $18,800,000 as of March 2, 2016 concluded in the appraisal is based on none of the planned $10,040,000 improvements being completed, in which case neither the $7,040,000 guaranty nor the $3,000,000 reserve would be spent. This results in a net loan balance of $12,000,000 (net of the $3,000,000 reserve) on an $18,800,000 “As Is” Appraised Value for a Cut-off Date LTV of 63.8%. The LTV Ratio at Maturity or ARD Balance ($) is calculated using the Maturity or ARD Balance ($) of $15,000,000 and the “Market Value As Complete & Stabilized” of $28,900,000 as the capital improvements are expected to be completed and the property is expected to stabilize prior to loan maturity.

Loan No. 33 – Colinas Del Bosque North – The “As Complete” value dated December 15, 2015 is $11,500,000, which includes an estimated value of $100,000 for completion of the Community Center. Such work has been completed and is reflected in the value.

Loan No. 34 – Dallas Multifamily Portfolio - Highland Hills – The “Hypothetical As If Repaired” value dated September 8, 2015 is $2,125,000 which includes an estimated value of $200,000 for immediate repairs. The lender reserved $159,148 for immediate repairs at closing. Such repairs have been completed and the reserve funds have been disbursed to the borrower.

(14)	Loan No. 5 – Renaissance Cincinnati – An Earnout Reserve of $3,500,000 is to be released to the borrowers provided, among other things, (i) the borrowers deliver a written request for disbursement prior to March 6, 2020, (ii) no event of default has occurred and is then continuing, (iii) no cash management period is then continuing, (iv) the Mortgaged Property achieves $19,500,000 in departmental revenue on a trailing 12-month basis and (v) the Mortgaged Property achieves a $6,270,000 net cash flow utilizing (x) the greater of (a) actual taxes paid or (b) a tax expense of $862,117 and (y) an FF&E reserve of 4.50%. The borrowers’ right to a release of the Earnout Reserve will expire if the above requirements are not achieved prior to March 6, 2020, at which point the funds will stay in the reserve and serve as additional collateral for the loan and can be applied against the principal balance at loan maturity or upon an Event of Default.

Loan No. 34 – Dallas Multifamily Portfolio – The Dallas Multifamily Portfolio Loan was structured with an NOI Holdback of $600,000 to be released to the borrower provided, among other things, (i) a written request for disbursement is submitted, (ii) no default or event of default exists, (iii) gross revenues at the Mountain Creek View Apartments property for the trailing 12 months are at least $1,575,000, (iv) disbursement date is after June 21, 2016, (v) debt yield is greater than or equal to 9.5% (based on underwritten net cash flow), (vi) title cure has occurred and (vii) lender has received officer’s certificate of completion.

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(15)	Loan No. 1 – OZRE Leased Fee Portfolio – The collateral for the OZRE Leased Fee Portfolio Mortgage Loan consists of the borrower’s fee interest in the OZRE Leased Fee Portfolio Mortgaged Properties. Neither the tenants’ leasehold interests nor the improvements are part of the collateral.

Loan No. 3 – 215 West 34th Street & 218 West 35th Street – The collateral for the 215 West 34th Street & 218 West 35th Street Mortgage Loan consists of (i) the borrower’s fee simple interest in approximately 78,287 sq. ft. of retail space and (ii) the borrower’s leased fee interest in the land and improvements consisting of a 222,000 sq. ft. hotel, subject to a 68-year space lease on the improvements with a tenant (an affiliate of the borrower) who operates a recently developed 350-room Renaissance by Marriott hotel.

Loan No. 5 – Renaissance Cincinnati – In connection with benefits to the Mortgaged Property from federal and state level tax credits, ownership of the Mortgaged Property was bifurcated into a fee interest, held by the Bartlett Building, LLC borrower, and a leasehold interest, held by the CP Cincinnati OP, LLC borrower. Each of the entities is a co-borrower under the related notes and Mortgage Loan documents and, due to the overlapping structure, the ownership interest is deemed a fee interest.

Loan No. 11 – NorCal Grocery Portfolio – The 1745, 1775, 1799 Story Road Mortgaged Property consists of (i) the borrower’s leasehold interest in the 1745 Story Road parcel, improved with a 39,539 sq. ft. building (100.0% occupied by a grocery store operated by tenant, Mi Pueblo Food Center) and (ii) a fee interest in the remaining portion of such Mortgaged Property (the 1775, 1799 Story Road parcel, improved with a 65,067 sq. ft. multi-tenant retail building). The related ground lease has an expiration date of December 31, 2019, with five five-year renewal options extending the terms through December 31, 2044. Annual ground rent is $155,980 through year end 2016, at which point the rent will be recalculated at a “Market Rent” (as determined by the parties to the ground lease or pursuant to an appraisal in the event the parties cannot agree), with 10% base rent increases in each of the subsequent five-year option periods.

Loan No. 15 – GSP MHP Portfolio II – The Pleasant Hills MHP Mortgaged Property is subject to a ground lease with an expiration date of July 1, 2045 and no lease extension options. The Northwood Manor MHP Mortgaged Property is subject to a ground lease with an expiration date of July 1, 2045 and no lease extension options. The fee owner for each Mortgaged Property joined the Mortgage and, due to the overlapping structure, the ownership interest is deemed a fee interest.

Loan No. 16 – Marriott University Park – The Marriott University Park Mortgaged Property is subject to a ground lease with an original expiration date of December 31, 2045 and has one, 10-year lease extension option. Annual ground rent for 2016 is the greater of (i) $353,401.17 (the “Minimum Rent”) and (ii) a percentage of revenue over certain thresholds set forth in the related ground lease. The Minimum Rent is subject to a schedule of fixed annual escalations described in the ground lease.

Loan No. 24 – Binz Building – The collateral for the Binz Building Mortgage Loan consists of (i) the borrower’s leasehold interest in the portion of the Mortgage Property improved by a 122,920 sq. ft. office building and by its fee simple interest in the remaining portion improved by an attached 415 space parking garage. The related ground lease has an expiration date of December 31, 2040 and does not have any lease extension option. Annual ground rent is currently $55,000, and will increase to $60,000 per annum effective January 1, 2017.

Loan No. 29 – Albuquerque Tortilla – In connection with a payment-in-lieu of taxes (“PILOT”) agreement, the borrower transferred its fee simple interest in a portion of the Mortgaged Property (the “PILOT Parcel”) occupied by Flagship Food Group to Bernalillo County, New Mexico (the “County”) and the County leased back to the borrower the leasehold interest in such parcel. At the expiration (or earlier termination of the PILOT agreement, the County is required to reconvey its fee simple interest in the PILOT Parcel to the borrower for payment of $1.00 (plus any unpaid PILOT or other outstanding fees). The County joined the Mortgage Loan deed of trust for purposes of mortgaging its fee simple interest in the PILOT Parcel.

(16)	Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.

“D(x)” means may be defeased for x payments.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date or anticipated repayment date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio mortgage loan) under various circumstances, as described in this preliminary prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this preliminary prospectus.

(17)	Loan No. 1 – OZRE Leased Fee Portfolio – The lockout period for yield maintenance will be at least 27 payment dates beginning with and including the first payment date of March 6, 2016. Yield maintenance of the full $175.75 million OZRE Leased Fee Portfolio Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) February 4, 2019. The assumed lockout period of 27

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payments is based on the expected CFCRE 2016-C4 securitization closing date in May 2016. The actual lockout period may be longer.

Loan No. 4 – AG Life Time Fitness Portfolio – The lockout period for yield maintenance will be at least 29 payment dates beginning with and including the first payment date of January 6, 2016. Yield maintenance of the full $174.3 million AG Life Time Fitness Portfolio Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) January 6, 2019. The assumed lockout period of 29 payments is based on the expected CFCRE 2016-C4 securitization closing date in May 2016. The actual lockout period may be longer.

Loan No. 5 – Renaissance Cincinnati – The lockout period for defeasance will be at least 27 payment dates beginning with and including the first payment date of March 6, 2016. Prepayment of the full $57.0 million Renaissance Cincinnati Whole Loan is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) March 6, 2020. The assumed lockout period of 27 payments is based on the expected CFCRE 2016-C4 securitization closing date in May 2016. The actual lockout period may be longer.

Loan No. 8 – AvidXchange – The lockout period for yield maintenance will be at least 24 payment dates beginning with and including the first payment date of June 6, 2016. Yield maintenance of the full $52.0 million AvidXchange Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) June 6, 2018. The assumed lockout period of 24 payments is based on the expected CFCRE 2016-C4 securitization closing date in May 2016. The actual lockout period may be longer.

Loan No. 9 – Madbury Commons - The lockout period for defeasance will be at least 28 payment dates beginning with and including the first payment date of February 6, 2016. Prepayment of the full $49.0 million Madbury Commons Whole Loan is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) February 6, 2020. The assumed lockout period of 28 payments is based on the expected CFCRE 2016-C4 securitization closing date in May 2016. The actual lockout period may be longer.

Loan No. 20 – 3 Executive Campus - The lockout period for defeasance will be at least 24 payment dates beginning with and including the first payment date of June 6, 2016. Prepayment of the full $27.75 million 3 Executive Campus Whole Loan is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) June 6, 2020. The assumed lockout period of 24 payments is based on the expected CFCRE 2016-C4 securitization closing date in May 2016. The actual lockout period may be longer.

(18)	Loan No. 1 – OZRE Leased Fee Portfolio – Any time during the loan, the borrower may obtain the release of an individual Mortgaged Property provided, among other things, (i) no event of default has occurred and is continuing, (ii) after giving effect to each such release, (a) the DSCR for the remaining Mortgaged Properties is not less than the greater of (1) 1.55x or (2) the DSCR immediately prior to the release and (b) the DY for the remaining properties is not less than the greater of (1) 6.77% or (2) the DY immediately preceding the release, and (iv) the borrower partially prepays the Mortgage Loan in an amount equal to the applicable release price as stated in the loan documents, together with the applicable yield maintenance premium.

Loan No. 4 – AG Life Time Fitness Portfolio – The AG Life Time Fitness Portfolio Loan allows the borrower any time after the expiration of the lockout period to obtain the release of up to five individual Mortgaged Properties upon a bona fide third-party sale or in connection with the termination of a tenant lease due to a casualty and condemnation provided, among other things, (i) no event of default has occurred and is continuing, (ii) the borrower pays the release amount, together with the applicable yield maintenance premium and (iii) after giving effect to such release, (a) the debt service coverage ratio is greater than or equal to the greater of (x) 2.10x and (y) the debt service coverage ratio immediately prior to the release and (b) the EBITDAR to Rent Ratio of the tenant is equal to or greater than EBITDAR to Rent Ratio prior to the release.

Loan No. 7 – GMR Portfolio – After the expiration of the lockout period, the borrowers may obtain the release of an individual Mortgaged Property provided, among other things, (i) after giving effect to such release, (a) the DSCR for the remaining properties is not less than the greater of (1) the DSCR immediately preceding such release and (2) 1.45x, (b) the LTV for the remaining properties is not greater than the lesser of (1) the LTV immediately preceding such release and (2) 60.0% and (c) the borrowers partially defease the Mortgage Loan in an amount equal to the greater of (1) 130% of the allocated loan amount for the released Mortgaged Property or (2) 95% of the net sales proceeds from the released Mortgaged Property. Notwithstanding anything to the contrary in the foregoing, (i) the 1310 Wolf Park Drive Mortgaged Property, 7668B Airways Boulevard Mortgaged Property, 1324 Wolf Park Drive Mortgaged Property, 3350 North Germantown Road Mortgaged Property and 2999 Centre Oak Way Mortgaged Property (collectively, the “Gastro One Mortgaged Properties”) must be defeased at the same time and (ii) in no event may the Star Medical Center Mortgaged Property be defeased last.

Loan No. 8 – AvidXchange – The AvidXchange Portfolio Mortgage Loan allows at any date after the expiration of the lockout period, the borrowers may obtain the release of the Silver Hammer Building property provided, among other things, (i) the DSCR for the remaining property is not less than the greater of the DSCR immediately preceding such release and 1.59x, (ii) the Debt Yield for the remaining property is not less than the greater of the Debt Yield immediately preceding such release and 10.8% and (iii) the LTV for the remaining property is not greater than the lesser of the LTV immediately preceding such release and 61.2%.

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Loan No. 10 – GFH Brennan Industrial Portfolio – The GFH Brennan Industrial Portfolio Mortgage Loan permits the borrower at any time after the expiration of the lockout period to obtain the release of an individual property provided, among other things, (i) the combined DSCR of the properties remaining subject to the lien of the mortgage loan equals or exceed the greater of (a) 1.30x or (b) the DSCR immediately prior to the release and (ii) borrower partially defeases the mortgage loan in an amount equal to the applicable Release Amount.

Loan No. 12 – NMS Los Angeles Multifamily Portfolio – The NMS Los Angeles Multifamily Portfolio Loan allows, on any time after the expiration of the lockout period and prior to the open period, the borrower may obtain the release of an individual property upon a bona fide third-party sale provided, among other things, (i) no event of default has occurred and is continuing, (ii) the borrower partially defeases in an amount equal to the greater of (a) 125% of the Allocated Loan Amount with respect to such individual Mortgaged Property and (b) 100% of the Net Sales Proceeds with respect to such individual Mortgaged Property, (iii) the combined LTV of the remaining Mortgaged Properties is less than or equal to the lesser of (a) 68.8% or (b) the LTV immediately prior to the release, (iv) the combined DSCR of the remaining Mortgaged Properties is equal to or exceeds the greater of (a) 1.20x or (b) the DSCR immediately prior to the release, (v) the combined Debt Yield of the remaining Mortgaged Properties is equal to or exceeds the greater of (a) 6.0% or (b) the Debt Yield immediately prior to the release and (vi) prior to the release of the Luxe at 1548 or Luxe at 1539 Mortgaged Properties, the borrower is required to release two of the following Mortgaged Properties: (a) the Beloit Mortgaged Property, (b) the NMS at Warner Center Mortgaged Property or (c) the NMS at Northridge Mortgaged Property before releasing any Santa Monica Properties.

Loan No. 15 – GSP MHP Portfolio II - At any time after the expiration of the lockout period, the borrower may obtain the release of an individual Mortgaged Property provided, among other things, (i) the borrower partially defeases in an amount equal to the greater of (a) 120% of the Allocated Loan Amount with respect to such individual Mortgaged Property and (b) 100% of the Net Sales Proceeds with respect to such individual Mortgaged Property, (ii) after giving effect to such release, (a) the DSCR of the remaining Mortgaged Properties is no less than the greater of (x) 1.30x and (y) the DSCR immediately prior to the release and (b) the LTV ratio of the remaining properties is no more than the lesser of (x) 75.0% and (y) the LTV ratio immediately prior to the release and (iii) the Grayson Village MHP Mortgaged Property shall not be released until after the release of both the Northwood Manor MHP Mortgaged Property and the Pleasant Hills MHP Mortgaged Property.

Loan No. 21 – Johnson Crossing & Shops at Westwind – After the expiration of the lockout period and prior to the open prepayment date, the borrower may obtain the release of an individual Mortgaged Property provided, among other things, (i) with respect to the Johnson Crossing Mortgaged Property, (a) the borrower partially defeases in an amount equal to the greater of (1) 110% of the outstanding principal balance for such released Mortgaged Property and (2) an amount such that, after giving effect to such release, (x) the LTV ratio for the remaining Mortgaged Property is equal to or less than 70.0% and (y) each of the debt yield and pro forma debt yield for the remaining Mortgaged Property is greater than or equal to 9.0% and (ii) with respect to the Shops at Westwind Mortgaged Property, (a) the borrower partially defeases in an amount equal to the greater of (1) 120% of the outstanding principal balance for such released Mortgaged Property and (2) an amount such that, after giving effect to such release (x) the LTV ratio for the remaining Mortgaged Property is equal to or less than 50.0% and (y) each of the debt yield and pro forma debt yield is greater than or equal to 14.0%.

Loan No. 25 – Home Depot - Elk Grove Village – The Home Depot Elk Grove Village Mortgage Loan allows the borrowers to release the designated release parcel at any time during the term of the mortgage loan provided, among other things, (i) payment of the applicable release price and yield maintenance premium, and (ii) upon release of the release parcel, the DSCR is equal to or greater than 1.35x.

Loan No. 27 – Great Escape Plaza – The borrower may release an unimproved outparcel at any time provided REMIC requirements and other conditions in the loan documents are met.

Loan No. 31 – Fresenius Portfolio – Any time after the expiration of the lockout period and prior to the open period, the borrower may obtain the release of an individual Mortgaged Property upon a bona fide third-party sale provided, among other things, (i) after giving effect to such release the combined DSCR of the remaining Mortgaged Properties is equal to or exceeds the greater of (a) 1.25x or (b) the DSCR immediately prior to the release, (ii) the LTV for the remaining properties is not greater than 70.0% and (iii) borrower partially defeases the Mortgage Loan in an amount equal to the greater of (a) $4,305,847, for the Fresenius Farmville Mortgaged Property, (2) $3,660,095 for the Fresenius Albany Mortgaged Property, or (3) $3,034,059 for the Fresenius Coweta County Mortgaged Property as the same may be reduced pro rata by amortization, and (b) the net sales proceeds from the released property.

Loan No. 34 – Dallas Multifamily Portfolio – Any time after the expiration of the lockout period and prior to the open period, the borrower may obtain the release of one or both properties through a bona fide third-party sale and a payment of 125% of the allocated loan amount in defeasance collateral provided, among other things, (i) the DSCR for the remaining property is not less than the greater of the DSCR immediately preceding the partial release and the DSCR as of the note date and (ii) the LTV for the remaining property shall not exceed the lesser of the LTV immediately preceding such release and the LTV as of the note date.

Loan No. 40 and Loan No. 41 – Concord Place Apartments and Lakeview Terrace – At any time after the expiration of the lockout period, the borrower may obtain the release of an individual Mortgaged Property provided, among other things, (i) the borrower pays the applicable release amount, together with the applicable yield maintenance premium (ii) after giving effect to such release, the debt yield of the remaining property is greater than or equal to 9.25% on both a trailing 12 month and pro forma basis, and (iii) such release is accompanied by the transfer of fee title to such release property.

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(19)	Loan No. 5 – Renaissance Cincinnati – The Renaissance Cincinnati Loan was structured with an earnout reserve of $3,500,000. The borrowers may obtain the release of the earnout reserve funds provided, among other things, (i) the borrowers delivers a written request for disbursement prior to March 6, 2020, (ii) no event of default has occurred and is then continuing, (iii) no cash management period is then continuing (iv) the Mortgaged Property achieves $19,500,000 in total revenue on a trailing 12-month basis and (v) the Mortgaged Property achieves a $6,270,000 net cash flow utilizing a tax expense of (a) the greater of (x) actual taxes paid by the borrowers and (y) $862,117 and (b) an FF&E reserve of 4.50%. In the event the earnout conditions are not met prior to March 6, 2020 the borrower’s ability to receive the earnout reserve will expire, at which point the funds will stay in the reserve and serve as additional collateral for the loan and can be applied against the principal balance at loan maturity or upon an event of default.

Loan No. 34 – Dallas Multifamily Portfolio – The Dallas Multifamily Portfolio Loan was structured with an NOI Holdback of $600,000 to be released to the borrower provided, among other things, (i) a written request for disbursement is submitted, (ii) no default or event of default exists, (iii) gross revenues at the Mountain Creek View Apartments property for the trailing 12 months are at least $1,575,000, (iv) disbursement date is after June 21, 2016, (v) debt yield is greater than or equal to 9.5% (based on underwritten net cash flow), (vi) title cure has occurred and (vii) lender has received officer’s certificate of completion.

(20)	Loan No. 26 – Bailey’s Ridge Apartments – Most recent financials are for the 11 months from March 2015 to February 2016, excluding October 2015, annualized. The borrower acquired the Property in October 2015 and was not able to obtain the October 2015 operating statements from the seller.

Loan No. 27 – Great Escape Plaza – Most recent financials are for the 12 months from January 2015 to January 2016, excluding December 2015. The borrower acquired the Property in December 2015 and was not able to obtain the December 2015 operating statements from the seller.

Loan No. 34 – Dallas Multifamily Portfolio – Most recent financials for the Highland Hills property are for the 11 months from March 2015 to February 2016, excluding December 2015, annualized. The borrower acquired the Property in December 2015 and was not able to obtain the December 2015 operating statements from the seller.

Loan No. 46 – FBI Reno – Most recent financials are for the 11 months from April 2015 to March 2016, excluding December 2015, annualized. The borrower acquired the Property in December 2015 and was not able to obtain the December 2015 operating statements from the seller.

(21)	Loan No. 1 – OZRE Leased Fee Portfolio – With respect to the Properties located in Virginia, Pennsylvania and North Carolina, the ground lease has a term of 99 years with a lease expiration date of February 3, 2115 and with respect to the Properties located in New Jersey, the ground lease has a term of 98 years with a lease expiration of February 3, 2114. Annual ground rent is currently 11,894,564 with annual increases of 2.5% for the first 10 years. For every 10-year period thereafter, the borrower (as ground lessor) is entitled to elect whether the annual increase to the then-current rent will be (i) 2.5% or (ii) an amount determined by CPI escalation.

Loan No. 5 – Renaissance Cincinnati – The loan is collateralized by the fee simple interest in the Renaissance Cincinnati Property. In connection with benefits to the Mortgaged Property from federal and state level tax credits, ownership of the Mortgaged Property was bifurcated into a fee ownership interest, held by the Bartlett Building, LLC borrower, and a leasehold interest, held by the CP Cincinnati OP, LLC borrower. Each of the entities is a co-borrower under the related notes and Mortgage Loan documents and, due to the overlapping structure, the ownership interest is deemed a fee interest.

Loan No. 15 – GSP MHP Portfolio II – The Pleasant Hills MHP Mortgaged Property has a ground lease with an expiration date of July 1, 2045 and has no extension options. The Northwood Manor MHP Mortgaged Property has a ground lease with an expiration date of July 1, 2045 and has no extension options. The fee owner for each Mortgaged Property joined the Mortgage and, due to the overlapping structure, the ownership interest is deemed a fee interest.

(22)	The following Mortgaged Properties consist, in whole or in part, of the respective borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests:

Loan No. 11 – NorCal Grocery Portfolio – 1745, 1775, 1799 Story Road – The 1745, 1775, 1799 Story Road Mortgaged Property consists of (i) the borrower’s leasehold interest in the 1745 Story Road parcel, improved with a 39,539 sq. ft. building (100.0% occupied by a grocery store operated by tenant, Mi Pueblo Food Center) and (ii) a fee interest in the remaining portion of such Mortgaged Property (the 1775,1799 Story Road parcel, improved with a 65,067 sq. ft. multi-tenant retail building). The related ground lease has an expiration date of December 31, 2019, with five, five-year renewal options extending the terms through December 31, 2044. The lease was amended in 2014 and the current annual ground rent is $155,980 through year end 2016, at which point the rent will be recalculated at a “Market Rent,” (as determined by the parties to the ground lease or pursuant to an appraisal in the event the parties cannot agree) with 5% base rent increases in first two years of the first renewal period per ground lease modified May 1, 2014.

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Loan No. 14 – Marketplace at Kapolei – The Marketplace at Kapolei property is subject to a ground lease with an expiration date of October 21, 2046 and two five-year extension options. The annual ground rent is $371,495.

Loan No. 16 – Marriott University Park – The property is ground leased from the University of Utah. The ground lease has an original expiration of December 31, 2045 and has one 10-year extension option. Annual ground rent for 2016 is the greater of (i) $353,401.17 (the “Minimum Rent”) and (ii) a percentage of revenue over certain thresholds set forth in the related ground lease. The Minimum Rent is subject to a schedule of fixed annual escalations described in the ground lease.

Loan No. 18 – Hilton Garden Inn Las Vegas – The Hilton Garden Inn Las Vegas property is subject to a ground lease on 25,056 Sq. ft. of additional parking with expiration date of February 1, 2022 and five five-year extension options. Monthly ground rent is $6,000 for years one through three; increasing by 3.0% each year thereafter.

Loan No. 24 – Binz Building – The collateral for the Binz Building Mortgaged Loan consists of (i) the borrowers’ leasehold interest in the portion of the Mortgaged Property improved by a 122,920 sq. ft. office building and by its fee simple interest in the portion improved by an attached 415 space parking garage. The term related ground lease has an expiration date of December 31, 2040 and does not have any extension option. Annual ground rent is currently $55,000, and will increase to $60,000 per annum effective January 1, 2017.

(23)	Loan No. 3 – 215 West 34th Street & 218 West 35th Street – The Largest Tenant, 34th Hotel Ventures LLC, which is an affiliate of the borrower, leases approximately 73.9% of the net rentable area at the Mortgaged Property under a 68-year space lease to operate a recently developed Renaissance by Marriott hotel.

Loan No. 30 – Wharfside Village – The Largest Tenant, Vista Mare, LLC, the 3rd Largest Tenant, Waterfront Bistro and the 5th Largest Tenant, Joe’s Rum Hut, are affiliates of the borrower and collectively occupy approximately 24.9% of the net rentable area at the Mortgaged Property as a restaurant. Additionally, Pay 2 Park, an affiliate of the borrower, leases 45 parking spaces at the Mortgaged Property to lease out as a public parking lot.

Loan No. 48 – Marsh Creek Village – The Largest Tenant, The Benoit Group, which is an affiliate of the borrower, leases approximately 26.8% of net rentable area at the Mortgaged Property as office space.

(24)	The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if landlord violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely. In addition to the foregoing, the following are early non-contingent termination options for those tenants listed in Annex A-1:

Loan No. 10 – GFH Brennan Industrial Portfolio – Cumberland – The Largest Tenant, Mellon Financial, may terminate the lease at any time after May 31, 2021 by giving at least 12 months written notice to the landlord.

Loan No. 10 – GFH Brennan Industrial Portfolio – 8710-8768 Jackson – The 2nd Largest Tenant, Advanced Orthomolecular Research, has one option to terminate effective April 30, 2017 assuming notice of intention to terminate is delivered to the landlord no later than January 30, 2017.

Loan No. 10 – GFH Brennan Industrial Portfolio – Jackson Pagosa – The 2nd Largest Tenant, Hamilton Exhibits, may terminate the lease at any time after January 1, 2017 by giving at least six months written notice to the landlord.

Loan No. 11 – NorCal Grocery Portfolio – 1745, 1775, 1799 Story Road – The 4th Largest Tenant, Harbor Freight Tools has a one-time right to terminate the lease at any time prior to the last day of the 48th full calendar month following the rent commencement date if the tenant’s gross sales at the premises do not exceed $3.5 million during the 25th - 36th month time period. If the lease is terminated under this clause, the lease may terminate on the last day of the 60th full calendar month following the rent commencement date (March 2020). Upon termination the tenant is responsible for a fee representing 50% of the commissions, 50% of the legal fees paid by the landlord to negotiate the lease and $79,986 (1/2 of the base rent abatement).

Loan No. 13 – Broadstone Plaza II – The Largest Tenant, Ashley Furniture HomeStore, has the right to terminate if utility services are cut off or discontinued by landlord for a period of more than seven days. The tenant, without waiving or yielding its right to seek any other remedies available to it by law or under equity, shall have the right to terminate the lease upon three days’ notice to landlord provided that utilities are not restored by the end of that three day period. The 2nd Largest Tenant, Babies “R” Us has the right to terminate if, during the last three years of the lease term, the cost of compliance with any legal requirements with respect to any particular instance of compliance exceeds $50,000, only provided that the Landlord declines to pay any costs in excess of $50,000.

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Loan No. 20 – 3 Executive Campus – The 4th Largest Tenant, CDW may terminate the lease on the last day of the 68th month of the term, by giving at least nine months written notice to the landlord.

Loan No. 22 – Travelers Office Tower II – The Largest Tenant, R.L. Polk & Co., has an ongoing contraction option for approximately 41,446 sq. ft. (11.9% of net rentable area) starting in November 2016 with 9 months’ notice and payment of a $741,793 estimated termination fee. The 2nd Largest Tenant, Accretive Health, Inc. has a one-time contraction option for 33,786 sq. ft. (9.7% of net rentable area) in May 2020 with 12 months’ notice and payment of a $1,407,370 estimated termination fee. The 3rd Largest Tenant, Covisint Corp. has a one-time termination option for 33,786 sq. ft. (9.7% of net rentable area) in May 2021 with 12 months’ notice and payment of a $1,738,193 estimated termination fee. For the same period, Covisint Corp. also has the option to contract its premises up to 10,135 sq. ft. with 12 months’ notice and payment of a $505,581 estimated fee.

Loan No. 24 – Binz Building – The 3rd Largest Tenant, Avda, has a one-time option to terminate the lease between October 1, 2016 and March 1, 2017, with prior written notice of not less than four months. Upon exercise of the termination option, tenant must pay a cancelation fee equal to the sum of (i) three months’ base rent following termination, (ii) all unamortized tenant improvement costs in connection with the expansion premises and (iii) the unamortized portion of 6% of brokerage commissions incurred in connection with the extension term.

Loan No. 27 – Great Escape Plaza – The 2nd Largest Tenant, Men’s Wearhouse, has the right to terminate should the Largest Tenant (Great Escape, operating in the former Border’s space) or tenants equating to 30% or more of the remaining shopping center cease operating for six consecutive months, and tenant has been paying a reduced rent for one year following the failure to operate. The 2nd Largest Tenant also has the right to terminate if the landlord violates the tenant’s exclusive use clause and such violation is not cured within 30 days with 30 days written notice to the landlord.

Loan No. 30 – Wharfside Village –The 2nd Largest Tenant, Parrot Club, may, at its option, terminate the lease within six months of any lottery contract termination, provided that the tenant must pay a termination fee equal to the sum of four months’ base rent calculated as an average of the last three months of rent paid by tenant prior to the issuance of the notice of termination by the government of the U.S. Virgin Islands.

Loan No. 39 – Banderas Corporate Center – The Largest Tenant, Regus Executive Suites, may terminate if tenant is required to make capital improvements during the last two years of the lease, with 90 days’ prior written notice if such costs exceed six months’ of base rent unless the borrower pays the difference between the actual cost of such improvements and six months of base rent.

Loan No. 39 – Banderas Corporate Center – The 2nd Largest Tenant, Ensign Services, Inc., may terminate if tenant is required to make capital improvements during the last two years of the lease, with 90 days’ prior written notice if such costs exceed six months of base rent unless the borrower pays the difference between the actual cost of such improvements and six months’ of base rent.

Loan No. 39 – Banderas Corporate Center – The 4th Largest Tenant, Scientific Telephone Samples, may terminate if tenant is required to make capital improvements during the last two years of the lease, with 90 days’ prior written notice if such costs exceed six months’ of base rent unless the borrower pays the difference between the actual cost of such improvements and six months of base rent.

Loan No. 39 – Banderas Corporate Center – The 5th Largest Tenant, Zumtobel Lighting, Inc., may terminate if tenant is required to make capital improvements during the last two years of the lease, with 90 days’ prior written notice if such costs exceed six months of base rent unless the borrower pays the difference between the actual cost of such improvements and six months’ of base rent.

Loan No. 44 – Hurley Way – The 2nd Largest Tenant, CL@S Information Services, Inc. has a one-time right to terminate after the 36th month, July 1, 2017, upon 90 days prior notice and payment of a termination fee of $12,977. CL@S Information Services, Inc. has been at the property since 2004, expanded in 2008, and most recently renewed in 2014.

Loan No. 44 – Hurley Way – The 3rd Largest Tenant, EDCO Group, Inc., has a one-time option to terminate effective on midnight of the last day of the 36th complete calendar month October 31, 2016 of the original term provided that the tenant (i) provides six months prior notice and (ii) pays a termination fee equal to the sum of the remaining unamortized tenant improvements, leasing commissions and free rent, plus three months’ base rent totaling $20,451.60.

Loan No. 45 – Stein Mart Plaza Westlake –The 2nd Largest Tenant, United States EPA has the option to terminate any time after June 30, 2018 and effective with 90 days’ written notice.

Loan No. 46 – FBI Reno – The Largest Tenant, GSA - FBI, has an ongoing termination option after March 1, 2021 with 90 days’ notice.

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(25)	The following major tenants (listed on Annex A-1) are currently subleasing all or a significant portion of its leased space:

Loan No. 3 – 215 West 34th Street & 218 West 35th Street – The 4th Largest Tenant, Party City, subleases the entirety of its space from Duane Reade, whose lease is guaranteed by Walgreens. The lease for Duane Reade expires on October 31, 2031 with one 10-year extension option. The sublease between Party City and Duane Reade commenced on February 1, 2012 and expires on October 31, 2021 with two five-year extension options. Annual rent under the Duane Reade lease of $90.60 per sq. ft. was underwritten. Annual rent under the Party City sublease is approximately $94.82 per sq. ft.

Loan No. 7 – GMR Portfolio - Marina Towers – The Mortgaged Property is 100.0% occupied by six tenants. Marina Towers, LLC will master lease the entire building for 10 years at a lease rate of $14.16 per sq. ft. NNN. 65% of the space is currently subleased to third party tenants. Marina Towers, LLC is a wholly-owned subsidiary of First Choice Healthcare Solutions, Inc. (FCHS). FCHS has been at this location since 2001 originally occupying 19,000 sq. ft. and has expanded into their current space over the years which now totals 27,000 sq. ft. FCHS plans to continue expanding in the building upon rollover of current tenants.

Loan No. 7 – GMR Portfolio – Surgical Institute of Michigan – The related borrower is a joint-venture owned 49% by physician interests and 51% by Surgical Management Professionals (“SMP”). The Facility is 100% occupied by two tenants: the Surgical Institute of Michigan (9,455 SF) and Affiliates in Urology (5,562 SF). Surgical Institute of Michigan master leases the entire building and subleases to Affiliates in Urology.

Loan No. 10 – GFH Brennan Industrial Portfolio - Main – The Largest Tenant, Miceli Drapery, subleases a total of 49,200 sq. ft. to four tenants: BTS 5, Inc. (45,600 sq. ft.), Riekes Container Corporation (1,500 sq. ft.), Dorina So-Good, Inc. (1,500 sq. ft.) and Illinois Railway Museum (600 sq. ft.).

Loan No. 13 – Broadstone Plaza II – The 4th Largest Tenant, Umpqua Bank, is currently subleasing 1,411 sq. ft. to Gamestop (sublease expires October 31, 2016) and 1,130 sq. ft. to Sport Clips (sublease expires March 31, 2018, but is terminable upon expiration of the Umpqua Bank Master Lease on December 12, 2017).

Loan No. 14 – Marketplace at Kapolei – The 3rd Largest Tenant, Diagnostic Laboratory Services Inc., subleases approximately 2,550 sq. ft. of its space to Kapolei Family Center Inc.

Loan No. 19 – Racine Dental – There is a sublease for approximately 1,000 sq. ft. for $500 per month assuming a one day per week usage (or $1,000 per month if the option for a second day per week is exercised), which is essentially renting a dental chair and the space around it. The sublease is for one year and is used by a local dental surgeon. The lease rate is subject to an increase of 3.0% of the annual base rent year over year. Option to renew five successive additional terms of one year each.

Loan No. 23 – 601 West Polk – The sole tenant, TierPoint Illinois, LLC, subleases approximately 33.9% of the net rentable area to three subtenants, France Telecom, Orange S.A. (15,000 sq. ft. through February 28, 2021), Kozy, Inc.( 10,275 sq. ft. through March 31, 2017) and Comcast (10,000 sq. ft. through June 30, 2016). An additional sublease has been executed with Trinity Healthcare, which will assume occupancy on June 12, 2016, at which time the property will be approximately between 48.1% and 52.9% subleased.

Loan No. 25 – Home Depot - Elk Grove Village – The Largest Tenant, Home Depot, subleases approximately 39,166 sq. ft. of its space to Staples and Aldi.

(26)	The following major tenants shown on Annex A-1 have abated, free or prepaid rent:

Loan No. 3 – 215 West 34th Street & 218 West 35th Street – At origination, the borrower deposited $225,000 into a free rent reserve for waived rent obligations due to the 3rd Largest Tenant, Planet Fitness, which will commence paying rent on May 15, 2016.

Loan No. 22 – Travelers Office Tower II – The 2nd Largest Tenant, Accretive Health, Inc., has free rent of $52,500 per month from May 2016 through April 2017 on their expansion space. Lender escrowed these funds at closing, with monthly releases as the abatement draws down.

Loan No. 39 – Banderas Corporate Center – The Largest Tenant, Regus Executive Suites, has three months of free rent remaining, which takes effect March 1, 2019 through May 31, 2019.

Loan No. 44 – Hurley Way – The 4th Largest Tenant, Barbizon School of San Francisco, Inc. received a four month rent concession upon expansion of the premises effective June 2015 for each December from 2015 – 2018.

A-1-44

(27)	The tenants shown in the Annex A-1 have signed leases but may or may not be open for business as of the cutoff date of the securitization.

Loan No. 6 – One Commerce Plaza – Various departments of the New York State government collectively lease approximately 75.8% of the net rentable area at the Mortgaged Property. A portion of this space, representing approximately 32.9% of the net rentable area at the Mortgaged Property is leased on a month-to-month basis to the New York State Department of Health, the New York State Office of Temporary and Disability Assistance and the New York State Department of Financial Services. The borrower has negotiated the economic terms for 10-year replacement leases for all month-to-month space with each of the related departments. A lease with the New York State Department of Health, representing approximately 22.6% of the net rentable area at the Mortgaged Property, has already been signed by the borrower and is awaiting countersignature by the New York State Comptroller. It is anticipated that final execution will occur in January 2016, and that the remaining two leases will be in substantially the same form. A reserve was established at origination, into which the borrower is obligated to make monthly deposits of an amount equal to the lesser of (i) $131,338.75, or (ii) all excess cash for the applicable interest period.

Loan No. 48 – Marsh Creek Village – The Largest Tenant, The Benoit Group, is not yet in occupancy; however, their lease was executed contemporaneously with the Mortgage Loan closing. Additionally, rent for the tenant commenced as of day of closing, and the lease is fully guaranteed by the loan guarantor, Eddy Benoit, Jr.

(28)	Loan No. 20 - 3 Executive Campus - The 2nd Largest Tenant, Cooper Health System, leasing approximately 14.2% of the net rentable area at the Mortgaged Property, is paying rent but is dark in most of its space and currently occupies approximately 1.5% of the net rentable area at the Mortgaged Property

(29)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

(30)	All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related Mortgage Loan documents.

(31)	Loan No. 6 – One Commerce Plaza – From the First Payment Date through the 36th Payment Date, the TI/LC Reserve monthly deposit will be $70,793, and from the 37th Payment Date through the Maturity Date, the monthly deposit will be $61,559.

Loan No. 20 – 3 Executive Campus – From the First Payment Date until the 35th Payment Date, the TI/LC Reserve monthly deposit will be $35,890, and from the 36th Payment Date in through the Maturity Date, the monthly deposit will be $26,917.

(32)	Environmental Insurance In Lieu of Phase II

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full
1	OZRE Leased Fee Portfolio	$70,000,000	8.3%	$219,505	Yes

(33)	Loan No. 6 – One Commerce Plaza – The borrowers, 99 Washington LLC and One Commerce Plaza LLC are structured as tenants-in-common and are both New York limited liability companies. The sponsors of the borrowers and the nonrecourse carve-out guarantors are Leah Weiss and The LW Trust.

Loan No. 14 – Marketplace at Kapolei – The borrowers, Kapolei Marketplace, LLC and Kapolei-57, LLC, are structured as tenants-in-common and are both Delaware limited liability companies. The sponsors of the borrowers and the nonrecourse carve-out guarantors are Sam Rahim Siam; Sam Rahim Siam and Shekofeh E. Ahari, as trustees of the Sam and Shekofeh Siam Revocable Trust u/d/t April 5, 2001; Behzad Bandari; Behzad Bandari, as trustee of the Behzad Bandari Revocable Trust, u/d/t dated September 10, 2001.

Loan No. 24 – Binz Building – The borrowers, Houston Binz Investment, LLC, Binz 1001 Texas Avenue, LLC, 26 Tierra Binz, LLC and Royal Investors Binz, LLC are all Delaware limited liability companies. The sponsors of the borrowers and the nonrecourse carve-out guarantors are Behrouz Aframian, Parviz Aframian, Jacob Cohen and Ebby Shakib.

Loan No. 25 – Home Depot - Elk Grove Village – The borrowers, BLDG Elk Grove HD LLC, BLDG Elk Grove HD II LLC, Feiga II/HD, LLC and Court Street Associates/HD, LLC, are structured as tenants-in-common and are Delaware limited liability companies. The sponsors of the borrowers and the nonrecourse carve-out guarantors are Lloyd Goldman and Craig Koenigsberg.

A-1-45

(34)	Summary of Existing Pari Passu Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut- off Date Balance	Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Whole Loan U/W NCF DSCR	Whole Loan Cut- off Date LTV Ratio	Whole Loan Cut- off Date U/W NOI Debt Yield
1	OZRE Leased Fee Portfolio	$70,000,000	$105,750,000	$175,750,000	1.74x	70.2%	7.6%
2	Hyatt Regency St. Louis at the Arch	$54,000,000	$55,000,000	$109,000,000	1.80x	70.4%	12.9%
3	215 West 34th Street & 218 West 35th Street	$45,000,000	$85,000,000	$130,000,000	1.88x	54.2%	8.1%
4	AG Life Time Fitness Portfolio	$45,000,000	$129,300,000	$174,300,000	1.99x	57.1%	10.7%
5	Renaissance Cincinnati	$34,035,002	$22,690,001	$56,725,004	1.73x	59.3%	14.1%
6	One Commerce Plaza	$32,854,864	$39,824,078	$72,678,942	1.30x	73.0%	9.9%
8	AvidXchange	$31,200,000	$20,800,000	$52,000,000	1.59x	61.2%	11.2%
9	Madbury Commons	$29,000,000	$20,000,000	$49,000,000	1.31x	68.6%	8.5%
10	GFH Brennan Industrial Portfolio	$28,512,500	$40,000,000	$68,512,500	1.37x	75.0%	9.8%
12	NMS Los Angeles Multifamily Portfolio	$25,000,000	$95,000,000	$120,000,000	1.31x	68.8%	6.7%
20	3 Executive Campus	$16,650,000	$11,100,000	$27,750,000	1.66x	69.9%	12.3%
25	Home Depot — Elk Grove Village	$10,945,000	$8,955,000	$19,900,000	1.58x	72.1%	7.7%

(35)	Summary of Future Mezzanine Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Debt Yield
2	Hyatt Regency St. Louis at The Arch	$54,000,000	6.4%	Yes	1.93x	NAP	11.8%
4	AG Life Time Fitness Portfolio	$45,000,000	5.4%	Yes	2.30x	58.25%	11.5%
39	Banderas Corporate Center	$5,700,000	0.7%	Yes	1.20x	75.0%	NAP

(36)	Loan No. 7 – GMR Portfolio – A property known as 2020 Exeter Road is also collateral for the loan. The GMR Portfolio Loan documents provide for the free release of this property at any time and the lender did not include this property (or any related rents) in the underwriting of this loan, Appraised Value ($) or in the calculation of Net Rentable Area (SF/Units/Rooms/Pads/Beds).

A-1-46

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

Distribution of Cut-off Date Balances(1)

						Weighted Averages

Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)
$2,536,143	–	$9,999,999	23	$132,490,216	15.8%	5.2429%	107	1.51x	67.3%	57.5%
$10,000,000	–	$19,999,999	11	$164,630,372	19.6%	4.7508%	117	2.00x	63.4%	52.6%
$20,000,000	–	$29,999,999	8	$198,661,035	23.7%	5.0609%	116	1.36x	70.8%	62.5%
$30,000,000	–	$39,999,999	4	$130,187,266	15.5%	5.2443%	118	1.55x	62.7%	52.7%
$40,000,000	–	$70,000,000	4	$214,000,000	25.5%	4.4722%	113	1.84x	64.1%	61.6%
Total/Weighted Average			50	$839,968,889	100.0%	4.9073%	114	1.66x	65.8%	58.0%

Distribution of Mortgage Rates(1)

Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)
4.1100%	–	4.7499%	12	$308,118,756	36.7%	4.4348%	114	1.93x	63.2%	57.4%
4.7500%	–	5.2499%	21	$344,251,214	41.0%	5.0227%	117	1.54x	67.0%	59.3%
5.2500%	–	5.8600%	17	$187,598,919	22.3%	5.4714%	110	1.45x	68.1%	56.6%
Total/Weighted Average			50	$839,968,889	100.0%	4.9073%	114	1.66x	65.8%	58.0%

A-2-1

Property Type Distribution(1)(3)

						Weighted Averages

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstand- ing Pool Balance	Number of Units/Rooms/ Pads/NRA/ Beds	Cut-off Date Balance per # of Units/ Rooms/Pads/ NRA/Beds	Mortgage Rate	Stated Remaining Term (Mos.)(2)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)
Office	22	$194,280,159	23.1%	2,491,942	$151	4.8965%	118	96.4%	1.88x	61.2%	51.3%
Suburban	7	$73,699,420	8.8%	1,282,995	$83	4.7197%	118	94.1%	2.35x	55.7%	50.0%
Medical	12	$57,975,875	6.9%	243,319	$277	5.1076%	117	100.0%	1.47x	63.2%	54.8%
CBD	2	$47,604,864	5.7%	861,628	$105	5.0474%	117	94.3%	1.39x	66.3%	48.7%
Data Center	1	$15,000,000	1.8%	104,000	$144	4.4700%	119	100.0%	2.76x	63.8%	51.9%
Retail	23	$154,393,859	18.4%	2,145,322	$176	4.9168%	117	97.3%	1.60x	67.2%	61.2%
Anchored	6	$70,128,690	8.3%	680,636	$144	4.8307%	116	94.9%	1.41x	70.6%	62.0%
Single Tenant	14	$56,266,026	6.7%	1,362,757	$146	5.0243%	116	100.0%	1.86x	59.6%	57.4%
Shadow Anchored	1	$22,613,000	2.7%	64,150	$353	4.8500%	120	98.1%	1.56x	75.0%	69.0%
Unanchored	2	$5,386,143	0.6%	37,779	$154	5.1942%	118	96.2%	1.45x	69.3%	57.5%
Hospitality	7	$139,575,245	16.6%	1,935	$123,972	5.0375%	112	72.0%	1.74x	66.8%	54.9%
Full Service	3	$109,375,245	13.0%	1,450	$132,973	5.0424%	110	69.6%	1.70x	67.2%	55.5%
Select Service	1	$18,000,000	2.1%	155	$116,129	5.0210%	120	83.4%	1.77x	69.8%	57.4%
Limited Service	1	$7,000,000	0.8%	88	$79,545	4.6600%	120	74.2%	2.35x	56.5%	45.9%
Extended Stay	2	$5,200,000	0.6%	242	$21,597	5.5000%	120	78.9%	1.69x	61.9%	44.6%
Mixed Use	6	$106,186,806	12.6%	695,363	$306	4.8684%	113	97.7%	1.65x	60.6%	54.4%
Retail/Office	4	$52,186,806	6.2%	364,506	$198	5.2746%	119	95.5%	1.49x	64.5%	52.3%
Retail/Leased Fee Hospitality	1	$45,000,000	5.4%	300,287	$433	4.2210%	116	100.0%	1.88x	54.2%	54.2%
Retail/Multifamily	1	$9,000,000	1.1%	30,570	$294	5.7500%	59	99.3%	1.47x	69.8%	67.1%
Multifamily	16	$99,374,824	11.8%	2,243	$136,160	5.0840%	111	95.3%	1.37x	69.5%	62.8%
Garden	10	$48,653,166	5.8%	1,424	$71,523	5.2148%	106	92.2%	1.44x	70.0%	62.4%
Student Housing	3	$34,679,991	4.1%	642	$86,113	4.9681%	116	98.8%	1.31x	69.2%	60.6%
Mid Rise	3	$16,041,667	1.9%	177	$440,394	4.9380%	112	97.2%	1.31x	68.8%	68.8%
Other	59	$70,580,217	8.4%	3,940,372	$51	4.3107%	117	91.5%	1.74x	70.2%	70.1%
Leased Fee	58	$70,000,000	8.3%	3,926,180	$51	4.3000%	117	91.5%	1.74x	70.2%	70.2%
Parking	1	$580,217	0.1%	14,192	$41	5.6000%	119	NAP	1.32x	68.3%	57.3%
Industrial	16	$40,320,456	4.8%	1,620,417	$51	5.1423%	118	98.4%	1.39x	74.1%	65.5%
Warehouse/Distribution	4	$13,837,745	1.6%	482,972	$47	5.2499%	117	100.0%	1.32x	74.8%	64.5%
Flex	5	$13,233,060	1.6%	410,900	$55	5.1222%	118	95.0%	1.48x	72.3%	62.8%
Manufacturing	3	$6,819,903	0.8%	268,495	$64	5.0500%	118	100.0%	1.37x	75.0%	69.2%
Warehouse/Manufacturing	3	$4,619,431	0.5%	375,926	$30	5.0500%	118	100.0%	1.37x	75.0%	69.2%
Warehouse	1	$1,810,317	0.2%	82,124	$53	5.0500%	118	100.0%	1.37x	75.0%	69.2%
Manufactured Housing Community	4	$29,182,324	3.5%	830	$46,064	4.8504%	113	88.5%	1.33x	70.9%	58.5%
Self Storage	1	$6,075,000	0.7%	104,650	$58	5.4510%	60	93.6%	1.51x	61.5%	59.0%
Total/Weighted Average	154	$839,968,889	100.0%			4.9073%	114	91.9%	1.66x	65.8%	58.0%

A-2-2

Geographic Distribution(1)(4)

				Weighted Averages

State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)
California	15	$ 92,661,642	11.0%	5.0120%	116	1.40x	66.5%	59.2%
Northern(5)	7	$ 54,961,642	6.5%	5.1091%	117	1.33x	67.3%	57.5%
Southern(5)	8	$ 37,700,000	4.5%	4.8704%	115	1.51x	65.3%	61.6%
New York	2	$ 77,854,864	9.3%	4.6905%	116	1.64x	62.1%	57.1%
New York City	1	$ 45,000,000	5.4%	4.2210%	116	1.88x	54.2%	54.2%
Remaining New York State	1	$ 32,854,864	3.9%	5.3335%	116	1.30x	73.0%	61.0%
Virginia	40	$ 75,521,066	9.0%	4.5517%	116	1.61x	70.9%	66.9%
Ohio	6	$ 59,177,166	7.0%	5.1417%	117	1.69x	62.9%	53.2%
Missouri	2	$ 57,424,405	6.8%	4.5664%	103	1.81x	69.6%	60.0%
Illinois	8	$ 45,722,154	5.4%	4.7652%	117	1.96x	67.8%	61.8%
Texas	7	$ 44,766,457	5.3%	4.9986%	118	1.51x	59.6%	43.4%
New Jersey	13	$ 43,751,141	5.2%	4.8820%	118	1.70x	68.3%	61.3%
Wisconsin	6	$ 40,963,784	4.9%	5.0540%	117	1.31x	73.5%	58.8%
North Carolina	3	$ 31,777,525	3.8%	5.0796%	120	1.59x	61.4%	48.8%
New Hampshire	1	$ 29,000,000	3.5%	4.9290%	116	1.31x	68.6%	60.7%
Arizona	2	$ 27,259,542	3.2%	4.4955%	117	3.03x	49.5%	46.2%
Hawaii	1	$ 22,613,000	2.7%	4.8500%	120	1.56x	75.0%	69.0%
Pennsylvania	13	$ 22,356,376	2.7%	4.4932%	115	1.55x	71.4%	65.5%
Nevada	2	$ 22,074,105	2.6%	5.0725%	119	1.72x	68.0%	55.2%
Michigan	4	$ 21,815,175	2.6%	4.7568%	117	2.42x	51.2%	49.9%
Utah	1	$ 21,340,243	2.5%	5.8600%	118	1.41x	71.9%	55.5%
Georgia	5	$ 18,404,860	2.2%	5.1715%	98	1.55x	64.5%	59.8%
Florida	2	$ 16,240,439	1.9%	5.3561%	92	1.45x	61.5%	57.2%
Tennessee	6	$ 12,968,117	1.5%	5.3323%	119	1.62x	59.2%	49.7%
Minnesota	4	$ 11,521,382	1.4%	4.9942%	117	1.61x	68.2%	64.6%
New Mexico	1	$ 9,343,164	1.1%	5.3460%	117	1.30x	74.7%	62.3%
Virgin Islands	1	$ 9,000,000	1.1%	5.7500%	59	1.47x	69.8%	67.1%
Oklahoma	1	$ 6,625,000	0.8%	4.8455%	114	1.89x	64.3%	64.3%
Massachusetts	1	$ 6,516,929	0.8%	4.9040%	115	1.99x	57.1%	57.1%
Alabama	1	$ 3,846,799	0.5%	4.9040%	115	1.99x	57.1%	57.1%
Indiana	4	$ 3,683,060	0.4%	5.0500%	118	1.37x	75.0%	69.2%
Mississippi	1	$ 2,959,283	0.4%	5.2200%	119	1.57x	57.4%	53.1%
Washington	1	$ 2,781,210	0.3%	5.2145%	114	1.31x	74.2%	61.8%
Total/Weighted Average	154	$839,968,889	100.0%	4.9073%	114	1.66x	65.8%	58.0%

Distribution of Cut-off Date LTV Ratios(1)

						Weighted Averages

Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)
39.8%	–	54.9%	4	$ 95,450,000	11.4%	4.2942%	117	2.35x	49.4%	44.7%
55.0%	–	59.9%	4	$ 118,132,402	14.1%	5.0950%	117	1.82x	57.8%	52.8%
60.0%	–	64.9%	11	$ 92,647,964	11.0%	5.0400%	115	1.76x	62.3%	51.2%
65.0%	–	69.9%	11	$ 175,757,081	20.9%	5.1001%	111	1.41x	68.4%	60.4%
70.0%	–	79.0%	20	$ 357,981,442	42.6%	4.8798%	114	1.51x	72.6%	63.9%
Total/Weighted Average			50	$ 839,968,889	100.0%	4.9073%	114	1.66x	65.8%	58.0%

Distribution of Maturity Date or ARD LTV Ratios(1)(2)

						Weighted Averages

Range of Maturity Date or ARD LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date LTV Ratio(3)
21.3%	–	49.9%	10	$ 141,738,255	16.9%	4.8717%	118	2.07x	54.8%	43.7%
50.0%	–	54.9%	7	$ 123,870,586	14.7%	4.7406%	117	1.78x	59.9%	53.6%
55.0%	–	59.9%	11	$ 175,081,877	20.8%	5.1644%	115	1.60x	65.8%	57.2%
60.0%	–	64.9%	14	$ 213,095,775	25.4%	4.9689%	111	1.47x	71.2%	61.0%
65.0%	–	72.1%	8	$ 186,182,396	22.2%	4.7328%	114	1.54x	72.1%	69.2%
Total/Weighted Average			50	$ 839,968,889	100.0%	4.9073%	114	1.66x	65.8%	58.0%

A-2-3

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)

						Weighted Averages

Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)
1.29x	–	1.39x	19	$277,151,809	33.0%	5.0809%	114	1.32x	71.0%	61.2%
1.40x	–	1.44x	5	$ 55,074,785	6.6%	5.4013%	117	1.42x	71.5%	59.3%
1.45x	–	1.54x	6	$ 37,311,602	4.4%	5.4042%	94	1.50x	67.2%	59.2%
1.55x	–	1.99x	16	$412,730,693	49.1%	4.7491%	116	1.74x	63.8%	57.3%
2.00x	–	2.49x	1	$ 7,000,000	0.8%	4.6600%	120	2.35x	56.5%	45.9%
2.50x	–	3.65x	3	$ 50,700,000	6.0%	4.3775%	117	3.11x	48.8%	45.2%
Total/Weighted Average			50	$839,968,889	100.0%	4.9073%	114	1.66x	65.8%	58.0%

Original Terms to Maturity or ARD(1)(2)

						Weighted Averages

Original Terms to Maturity or ARD in Months			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(3)
60			3	$ 22,045,439	2.6%	5.6003%	58	1.42x	66.6%	63.4%
120			47	$817,923,450	97.4%	4.8886%	116	1.67x	65.8%	57.9%
Total/Weighted Average			50	$839,968,889	100.0%	4.9073%	114	1.66x	65.8%	58.0%

Distribution of Remaining Terms to Maturity or ARD(1)(2)

						Weighted Averages

Range of Remaining Terms to Maturity or ARD in Months			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(3)
56	–	117	31	$ 543,939,561	64.8%	4.7907%	112	1.70x	65.3%	59.3%
118	–	120	19	$ 296,029,328	35.2%	5.1215%	119	1.59x	66.8%	55.6%
Total/Weighted Average			50	$ 839,968,889	100.0%	4.9073%	114	1.66x	65.8%	58.0%

Distribution of Underwritten NOI Debt Yields(1)

						Weighted Averages

Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)
6.7%	–	8.9%	7	$ 225,668,756	26.9%	4.5222%	115	1.57x	66.6%	63.4%
9.0%	–	9.9%	17	$ 196,228,053	23.4%	5.2015%	115	1.33x	71.9%	61.1%
10.0%	–	12.4%	15	$ 208,967,687	24.9%	5.1224%	114	1.66x	63.9%	57.2%
12.5%	–	16.3%	11	$ 209,104,393	24.9%	4.8318%	114	2.06x	61.3%	50.0%
Total/Weighted Average			50	$ 839,968,889	100.0%	4.9073%	114	1.66x	65.8%	58.0%

Amortization Types(1)

						Weighted Averages

Amortization Type			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV Ratio(2)(3)
Amortizing Balloon			29	$ 345,675,989	41.2%	5.2008%	116	1.48x	67.7%	54.4%
Interest Only			9	$ 253,270,000	30.2%	4.5021%	116	2.04x	60.5%	59.8%
Interest Only, then Amortizing			11	$ 218,409,900	26.0%	4.9185%	109	1.52x	68.1%	60.6%
Interest Only, then Amortizing, ARD			1	$ 22,613,000	2.7%	4.8500%	120	1.56x	75.0%	69.0%
Total/Weighted Average			50	$ 839,968,889	100.0%	4.9073%	114	1.66x	65.8%	58.0%

A-2-4

FOOTNOTES TO ANNEX A-2

(1) With respect to the OZRE Leased Fee Portfolio Mortgage Loan, Hyatt Regency St. Louis at The Arch Mortgage Loan, 215 West 34th Street & 218 West 35th Street Mortgage Loan, AG Life Time Fitness Portfolio Mortgage Loan, Renaissance Cincinnati Mortgage Loan, One Commerce Plaza Mortgage Loan, AvidXchange Mortgage Loan, Madbury Commons Mortgage Loan, GFH Brennan Industrial Portfolio Mortgage Loan, NMS Los Angeles Multifamily Portfolio Mortgage Loan, 3 Executive Campus Mortgage Loan and Home Depot – Elk Grove Village Mortgage Loan, LTV, DSCR, Debt Yield and Cut-off Balance per Units/Rooms/NRA/Pads/Beds calculations include the related pari passu companion loan(s).

(2) In the case of one mortgage loan, representing 2.7% of the initial pool balance, which has an anticipated repayment date, the Stated Remaining Term (Mos.) and Maturity Date or ARD LTV Ratio are through the related anticipated repayment date.

(3) With respect to three mortgage loans, representing 3.6% of the initial pool balance, the Cut-off Date LTV Ratios and Maturity Date or ARD LTV Ratios have been calculated based on the “as complete,” “hypothetical as is” or “hypothetical as if repaired” value. With respect to two mortgage loans, representing 11.3% of the initial outstanding principal balance, the Cut-off Date LTV Ratios and Maturity Date or ARD LTV Ratios have been calculated based on the “as portfolio” value. With respect to two mortgage loans, representing 5.8% of the initial outstanding principal balance, the Cut-off Date LTV Ratios have been calculated net of a related earnout or holdback reserve. With respect to one loan, representing 1.8% of the initial outstanding principal balance, the Maturity Date or ARD LTV Ratio has been calculated based on the “as stabilized” value. For additional information, see the Footnotes to Annex A-1.

(4) Reflects allocated loan amount for properties securing multi-property mortgage loans.

(5) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

A-2-5

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ANNEX A-3

DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION

A-3-1

VA, PA, NJ, NC	Collateral Asset Summary – Loan No. 1 OZRE Leased Fee Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 70.2% 1.74x 7.6%

A-3-2

VA, PA, NJ, NC	Collateral Asset Summary – Loan No. 1 OZRE Leased Fee Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 70.2% 1.74x 7.6%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Acquisition
Sponsors:	Och-Ziff Real Estate Fund III, L.P.; Och-Ziff Real Estate Parallel Fund III A, L.P.; Och-Ziff Real Estate Parallel Fund III B, L.P.; Och-Ziff Real Estate Parallel Fund III D, L.P.; Och-Ziff Real Estate Parallel Fund III E, L.P.
Borrower:	MAP Fee Owner LLC
Original Balance(1):	$70,000,000
Cut-off Date Balance(1):	$70,000,000
% by Initial UPB:	8.3%
Interest Rate:	4.3000%
Payment Date:	6th of each month
First Payment Date:	March 6, 2016
Maturity Date:	February 6, 2026
Amortization:	Interest Only
Additional Debt(1):	$105,750,000 Pari Passu Debt
Call Protection(2)(3):	L(27), YM1(87), O(6)
Lockbox / Cash Management:	Hard / In Place

Reserves(4)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing

Financial Information(5)(6)
Cut-off Date Balance / Sq. Ft.:	$45
Balloon Balance / Sq. Ft.:	$45
Cut-off Date LTV(7):	70.2%
Balloon LTV(7):	70.2%
Underwritten NOI DSCR(8):	1.74x
Underwritten NCF DSCR(8):	1.74x
Underwritten NOI Debt Yield:	7.6%
Underwritten NCF Debt Yield:	7.6%
Contractual NOI Debt Yield at Balloon(9):	8.5%
Contractual NCF Debt Yield at Balloon(9):	8.5%

Financial Information – Look Through(10)
In-Place/Budget NOI DSCR:	4.77x
In-Place/Budget NCF DSCR:	4.16x
In-Place/Budget NOI Debt Yield:	20.8%
In-Place/Budget NCF Debt Yield:	18.1%

Property Information
Single Asset / Portfolio:	Portfolio of 58 properties
Property Type(6):	Leased Fee
Collateral(6):	Fee Simple
Location:	VA, PA, NJ, NC
Year Built / Renovated(6):	Various / Various
Total Sq. Ft.(6):	3,926,180
Property Management:	Self-managed
Underwritten NOI:	$13,325,934
Underwritten NCF:	$13,325,934
Appraised Value:	$250,400,000
Appraisal Date:	January 2016

Ground Lease
In Place Contractual Ground Rent:	$11,894,564
Loan Term Average Ground Rent:	$13,325,934
Year 10 Contractual Ground Rent:	$14,854,680
Ground Lease Expiration(11):	February 3, 2114/February 3, 2115

Historical Occupancy(6)
Most Recent Occupancy:	90.4% (January 5, 2016)
2015 Occupancy:	89.4% (June 30, 2015)
2014 Occupancy:	90.3% (December 31, 2014)
2013 Occupancy:	88.1% (December 31, 2013)
(1)	The OZRE Leased Fee Portfolio Whole Loan is evidenced by eight pari passu notes in the aggregate original principal amount of $175.75 million. The non-controlling Notes A-1, A-4 and A-5, with an aggregate original principal balance of $70.0 million, will be included in the CFCRE 2016-C4 mortgage trust. The related companion loans have an aggregate original principal balance of $105.75 million and are evidenced by one controlling note and four non-controlling notes. For additional information on the pari passu companion loans, see “The Loan” below.
(2)	Partial release is permitted. See “Partial Release” below.
(3)	The lockout period for yield maintenance will be at least 27 payment dates beginning with and including the first payment date of March 6, 2016. Prepayment of the $175.75 million OZRE Leased Fee Portfolio Whole Loan is permitted in whole with payment of yield maintenance after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) February 4, 2019. The assumed lockout period of 27 payments is based on the expected CFCRE 2016-C4 securitization closing date in May 2016. The actual lockout period may be longer.
(4)	See “Initial Reserves” and “Ongoing Reserves” below.
(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate OZRE Leased Fee Portfolio Whole Loan.
(6)	The collateral for the OZRE Leased Fee Portfolio Whole Loan represents the fee simple interest in the land (and not the related improvements). Year built and renovated, square footage and occupancy are based on the improvements, which are not collateral for the OZRE Leased Fee Portfolio Whole Loan.
(7)	The portfolio Appraised Value of $250.4 million reflects a premium of 5.9% attributed to the aggregate value of the OZRE Leased Fee Portfolio as a whole. The sum of the value of each of the OZRE Leased Fee Portfolio Properties on an individual basis is approximately $236.4 million, which represents a Cut-off Date LTV and Balloon LTV of 74.3%.
(8)	The NOI DSCR and NCF DSCR based on the in-place contractual ground rent is 1.55x.
(9)	Contractual NOI and NCF Debt Yield at Balloon based on the Year 10 Contractual Ground Rent.
(10)	Based on the in-place/budget NOI/NCF, excluding Ground Lease payments, for the leasehold improvements (which are not collateral) and the OZRE Leased Fee Portfolio Whole Loan.
(11)	Ten Properties located in New Jersey have a lease expiration of February 3, 2114.

A-3-3

VA, PA, NJ, NC	Collateral Asset Summary – Loan No. 1 OZRE Leased Fee Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 70.2% 1.74x 7.6%

Portfolio Summary(1)
Property	Location	Property Type	Year Built	Sq. Ft.	# of Tenants	Occupancy	Allocated Loan Amount ($)(2)	Allocated Loan Amount (%)	Appraised Value(3)
300 Arboretum Pl	N. Chesterfield, VA	Office	1988	214,209	20	100.0%	$12,750,000	7.3%	$16,300,000
700 East Gate Dr	Mount Laurel, NJ	Office	1984	119,272	12	84.4%	$10,000,000	5.7%	$13,840,000
6802 Paragon Pl	Richmond, VA	Office	1998, 2000	143,783	22	100.0%	$9,250,000	5.3%	$11,775,000
6800 Paragon Pl	Richmond, VA	Office	1986	146,365	27	88.4%	$9,175,000	5.2%	$10,475,000
7501 Boulder View Dr	N. Chesterfield, VA	Office	1989	136,654	14	88.8%	$6,650,000	3.8%	$8,425,000
2100 West Laburnum Ave	Richmond, VA	Office	1984	128,301	34	95.8%	$6,650,000	3.8%	$8,100,000
7300 Beaufont Springs Dr	N. Chesterfield, VA	Office	1998	120,665	3	100.0%	$6,650,000	3.8%	$7,450,000
4870 Sadler Rd	Glen Allen, VA	Office	2000	62,100	8	100.0%	$5,350,000	3.0%	$6,218,099
12015 Lee Jackson Mem Hwy	Fairfax, VA	Office	1985	150,758	8	72.2%	$5,250,000	3.0%	$6,150,000
6806 Paragon Pl	Richmond, VA	Office	1998, 2000	74,480	7	91.2%	$5,200,000	3.0%	$5,950,000
925 Harvest Dr	Blue Bell, PA	Office	1990	62,957	11	93.4%	$4,500,000	2.6%	$6,650,000
555 Croton Rd	King of Prussia, PA	Office	1999	96,909	14	71.1%	$4,250,000	2.4%	$7,400,000
980 Harvest Dr	Blue Bell, PA	Office	1988	62,379	8	77.8%	$4,000,000	2.3%	$6,150,000
309 Fellowship Rd	Mount Laurel, NJ	Office	1982	55,698	8	93.0%	$3,400,000	1.9%	$4,660,000
11781 Lee Jackson Mem Hwy	Fairfax, VA	Office	1982	130,381	16	77.9%	$3,250,000	1.8%	$3,950,000
305 Fellowship Rd	Mount Laurel, NJ	Office	1980	56,583	8	95.3%	$3,025,000	1.7%	$4,840,000
701 East Gate Dr	Mount Laurel, NJ	Office	1986	61,794	10	91.2%	$3,000,000	1.7%	$4,380,000
920 Harvest Dr	Blue Bell, PA	Office	1989	51,875	1	100.0%	$3,000,000	1.7%	$4,210,000
1025 Boulders Pkwy	N. Chesterfield, VA	Office	1994	93,143	13	84.4%	$3,000,000	1.7%	$4,050,000
4880 Sadler Rd	Glen Allen, VA	Office	1998, 2000	63,427	3	100.0%	$3,000,000	1.7%	$3,506,901
2240-2250 Butler Pike	Plymouth Mtng, PA	Office	1970-1984	52,229	3	100.0%	$2,750,000	1.6%	$4,200,000
7401 Beaufont Springs Dr	N. Chesterfield, VA	Office	1996	82,781	7	92.8%	$2,750,000	1.6%	$4,175,000
2511 Brittons Hill Rd	Richmond, VA	Industrial	1988	132,548	4	100.0%	$2,750,000	1.6%	$3,675,000
2201 Tomlynn St	Richmond, VA	Industrial	1990	85,861	13	95.0%	$2,750,000	1.6%	$3,675,000
4805 Lake Brook Dr	Glen Allen, VA	Office	1995	60,208	8	73.9%	$2,575,000	1.5%	$3,875,000
4401 Fair Lakes Ct	Fairfax, VA	Office	1987	55,828	8	87.6%	$2,550,000	1.5%	$3,050,000
2812 Emerywood Pkwy	Richmond, VA	Office	1979-2000	56,984	8	84.6%	$2,500,000	1.4%	$3,525,000
9100 Arboretum Pkwy	N. Chesterfield, VA	Office	1988	58,446	26	100.0%	$2,500,000	1.4%	$3,325,000
500 Enterprise Rd	Horsham, PA	Office	1991	66,751	1	100.0%	$2,350,000	1.3%	$2,950,000
303 Fellowship Rd	Mount Laurel, NJ	Office	1979	53,768	9	85.4%	$2,275,000	1.3%	$3,810,000
9011 Arboretum Pkwy	N. Chesterfield, VA	Office	1990	73,183	15	85.0%	$2,250,000	1.3%	$3,950,000
910 Harvest Dr	Blue Bell, PA	Office	1989	52,611	2	100.0%	$2,250,000	1.3%	$3,360,000
7325 Beaufont Springs Dr	N. Chesterfield, VA	Office	1998	77,648	4	66.0%	$2,250,000	1.3%	$2,975,000
1 Progress Dr	Horsham, PA	Office	1988	79,204	2	70.4%	$2,000,000	1.1%	$3,400,000
2260 Butler Pike	Plymouth Mtng, PA	Office	1984	31,892	3	100.0%	$2,000,000	1.1%	$3,210,000
140 West Germantown Pike	Plymouth Mtng, PA	Office	1985	25,357	8	100.0%	$1,850,000	1.1%	$2,850,000
307 Fellowship Rd	Mount Laurel, NJ	Office	1981	54,073	15	80.8%	$1,850,000	1.1%	$2,500,000
9210 Arboretum Pkwy	N. Chesterfield, VA	Office	1988	48,423	6	100.0%	$1,650,000	0.9%	$2,600,000
2221 Dabney Rd	Richmond, VA	Industrial	1983	45,250	6	100.0%	$1,650,000	0.9%	$2,190,221
9200 Arboretum Pkwy	N. Chesterfield, VA	Office	1988	49,542	6	100.0%	$1,650,000	0.9%	$2,025,000
815 East Gate Dr	Mount Laurel, NJ	Office	1986	25,500	3	100.0%	$1,600,000	0.9%	$2,364,963
120 West Germantown Pike	Plymouth Mtng, PA	Office	1985	30,574	6	79.9%	$1,575,000	0.9%	$2,420,000
4364 South Alston Ave	Durham, NC	Office	1985	57,245	4	95.6%	$1,450,000	0.8%	$1,930,000
308 Harper Dr	Moorestown, NJ	Office	1976	59,500	7	72.2%	$1,425,000	0.8%	$2,020,000
Continued on next page

A-3-4

VA, PA, NJ, NC	Collateral Asset Summary – Loan No. 1 OZRE Leased Fee Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 70.2% 1.74x 7.6%

Portfolio Summary (continued)(1)
Property	Location	Property Type	Year Built	Sq. Ft.	# of Tenants	Occupancy	Allocated Loan Amount ($)(2)	Allocated Loan Amount (%)	Appraised Value(3)
2251 Dabney Rd	Richmond, VA	Industrial	1983	42,000	5	100.0%	$1,400,000	0.8%	$1,884,779
2212 Tomlynn St	Richmond, VA	Industrial	1985	45,353	1	100.0%	$1,400,000	0.8%	$1,763,612
2256 Dabney Rd	Richmond, VA	Industrial	1983	33,413	6	100.0%	$1,125,000	0.6%	$1,500,000
2246 Dabney Rd	Richmond, VA	Industrial	1991	33,271	1	100.0%	$1,125,000	0.6%	$1,425,000
2244 Dabney Rd	Richmond, VA	Industrial	1995	33,050	1	100.0%	$1,100,000	0.6%	$1,425,000
2130 Tomlynn St	Richmond, VA	Industrial	1986, 1988	29,700	5	100.0%	$1,050,000	0.6%	$1,336,388
2161 Tomlynn St	Richmond, VA	Industrial	1985	41,550	6	100.0%	$1,000,000	0.6%	$1,800,000
2248 Dabney Rd	Richmond, VA	Industrial	1991	30,184	2	100.0%	$1,000,000	0.6%	$1,375,000
2112 Tomlynn St	Richmond, VA	Industrial	1984	23,850	6	100.0%	$925,000	0.5%	$1,200,000
2277 Dabney Rd	Richmond, VA	Industrial	1986	50,400	4	100.0%	$925,000	0.5%	$1,175,000
9211 Arboretum Pkwy	N. Chesterfield, VA	Office	1991	30,791	4	100.0%	$900,000	0.5%	$1,400,000
2240 Dabney Rd	Richmond, VA	Industrial	1984	15,389	2	100.0%	$500,000	0.3%	$600,000
817 East Gate Dr	Mount Laurel, NJ	Office	1986	25,351	6	80.7%	$375,000	0.2%	$515,037
161 Gaither Dr	Mount Laurel, NJ	Office	1987	44,739	5	58.2%	$375,000	0.2%	$490,000
Total				3,926,180	475	90.4%	$175,750,000	100.0%	$236,425,000
Portfolio Value									$250,400,000
(1)	The collateral for the OZRE Leased Fee Portfolio represents the fee simple interests in the land (and not the related improvements) but Property Type, Year Built, Sq. Ft., # of Tenants and Occupancy in the table above are shown based on the non-collateral leasehold improvements.

(2)	Based on the OZRE Leased Fee Portfolio Whole Loan amount.

(3)	The portfolio Appraised Value of $250.4 million reflects a premium of 5.9% attributed to the aggregate value of the OZRE Leased Fee Portfolio as a whole. The sum of the value of each of the OZRE Leased Fee Portfolio Properties on an individual basis is $236,425,000.

The Loan. The OZRE Leased Fee Portfolio whole loan (the “OZRE Leased Fee Portfolio Whole Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the underlying land beneath a 3,926,180 sq. ft., 58-property portfolio of office and industrial properties located in four states and subject to a unitary 98/99-year ground lease (each a “Property” or an “OZRE Leased Fee Portfolio Property”, and collectively, the “OZRE Leased Fee Portfolio Properties”) with an aggregate original and cut-off date principal balance of $175.75 million. The OZRE Leased Fee Portfolio loan is evidenced by the non-controlling Notes A-1, A-4 and A-5, with an aggregate original principal balance of $70.0 million (the “OZRE Leased Fee Portfolio Loan”), which will be included in the CFCRE 2016-C4 mortgage trust. The five related companion pari passu loans have an aggregate original balance of $105.75 million and are evidenced by one controlling note and four non-controlling notes that are expected to be held by CCRE or an affiliate and contributed to a future securitization trust.

The relationship between the holders of the OZRE Leased Fee Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–OZRE Leased Fee Portfolio Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$50,000,000	$50,000,000	CFCRE 2016-C4	No
Note A-2	$40,000,000	$40,000,000	CCRE	Yes
Note A-3	$40,000,000	$40,000,000	CCRE	No
Note A-4	$10,000,000	$10,000,000	CFCRE 2016-C4	No
Note A-5	$10,000,000	$10,000,000	CFCRE 2016-C4	No
Notes A-6, A-7, A-8	$25,750,000	$25,750,000	CCRE	No
Total	$175,750,000	$175,750,000

The OZRE Leased Fee Portfolio Loan has a 10-year term and interest only payments for the term of the loan borrower. The OZRE Leased Fee Portfolio accrues interest at a fixed rate of 4.3000%. Loan proceeds along with approximately $15.7 million of sponsor equity were used to acquire the OZRE Leased Fee Portfolio Properties as part of a larger transaction (see “Sources and Uses” below) and pay closing costs. Based on the portfolio appraised value of $250.4 million as of January 2016, the Cut-off Date LTV ratio is 70.2%. The most recent prior financings of the OZRE Leased Fee Portfolio Properties were not included in a securitization.

A-3-5

VA, PA, NJ, NC	Collateral Asset Summary – Loan No. 1 OZRE Leased Fee Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 70.2% 1.74x 7.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan (OZRE Leased Fee Portfolio)	$175,750,000	41.0%	Allocated Purchase Price (OZRE Leased Fee Portfolio)(1)	$184,815,376	43.1%
Sponsor Equity (OZRE Leased Fee Portfolio)	$15,717,555	3.7%	Closing Costs (OZRE Leased Fee Portfolio)	$6,652,178	1.6%

Mortgage Loan (Leasehold Interest)(2)	$180,800,000	42.2%	Allocated Purchase Price (Leasehold Interest)	$198,270,821	46.2%
Och-Ziff Equity (Leasehold Interest)	$28,304,610	6.6%	Closing Costs (Leasehold Interest)	$39,138,399	9.1%
Brandywine Implied Equity (Leasehold Interest)	$28,304,610	6.6%
Total Sources	$428,876,775	100.0%	Total Uses	$428,876,775	100.0%
(1)	At origination of the OZRE Leased Fee Portfolio Whole Loan, the borrower acquired 100% of the fee interest in the underlying land beneath the 58 property portfolio, each of which is subject to a Ground Lease. See “Ground Lease” below.

(2)	Simultaneous with origination of the OZRE Leased Fee Portfolio Whole Loan, the owner of the leasehold interest mortgaged its leasehold interest in the improvements on each of the OZRE Leased Fee Portfolio Properties.

On February 4, 2016, simultaneous with the closing of the OZRE Leased Fee Portfolio Whole Loan, the ownership interests in the 58 Properties were bifurcated into fee simple and leasehold interests. The borrower acquired the fee simple interests in the OZRE Leased Fee Portfolio Properties for an allocated total cost of approximately $191.5 million, and an affiliate of the borrower, acquired a 50% ownership interest in the leasehold interests (with Brandywine retaining a 50% interest and day-to-day control) for an allocated total cost of approximately $237.4 million. The Sources and Uses above represent both the acquisition of the fee simple interests and the leasehold interests (which are not collateral for the OZRE Leased Fee Portfolio Whole Loan and are separately encumbered by a first mortgage).

Based on the OZRE Leased Fee Portfolio Whole Loan and the allocated cost (purchase price and closing costs) for the fee simple interests of approximately $191.5 million, the loan-to-cost is 91.8%. Based on the OZRE Leased Fee Portfolio Whole Loan and the total capitalization of approximately $428.9 million, the implied loan-to-total capitalization is 41.0%.

The Borrower / Sponsors. The borrower is Map Fee Owner LLC, a single purpose Delaware limited liability company, structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsors of the borrower and nonrecourse carve-out guarantors are Och-Ziff Real Estate Fund III L.P., Och-Ziff Real Estate Parallel Fund III A, L.P., Och-Ziff Real Estate Parallel Fund III B, L.P., Och-Ziff Real Estate Parallel Fund III D, L.P. and Och-Ziff Real Estate Parallel Fund III E, L.P (collectively, the “OZRE III Funds”) on a joint and several basis.

The OZRE III Funds are controlled by a single general partner, Och-Ziff Real Estate Capital III, L.P. (“Och-Ziff Real Estate”), which is an affiliate of one of the largest alternative asset managers in the world (“Och-Ziff”). As of December 31, 2015, Och-Ziff had $45.5 billion of assets under management with approximately $2.0 billion in real estate funds. Och-Ziff Real Estate was founded by Steven E. Orbuch to make investments in real estate and real estate related assets. Och-Ziff Real Estate has acquired over $5 billion of real estate assets including eight million square feet of office and industrial property, over 10,000 multifamily and senior housing units, 7,000 hotel rooms and seven million square feet of retail assets throughout the United States.

The Properties. The OZRE Leased Fee Portfolio Properties consist of the borrower’s fee simple interest in the underlying land beneath a 3,926,180 sq. ft., 58-property portfolio of office (44 Properties; 83.6% of NRA; 89.4% of the allocated loan amount) and industrial properties (14 Properties; 16.3% of NRA; 10.6% of the allocated loan amount). The OZRE Leased Fee Portfolio Properties are subject to a 99-year Ground Lease (98 years for New Jersey Properties) (as described below under “Ground Lease”). The OZRE Leased Fee Portfolio Properties are located in four metropolitan statistical areas (“MSA”): Richmond-Petersburg, VA MSA (33 Properties), Philadelphia, PA MSA (21 Properties), Washington, DC MSA (3 Properties) and Durham-Chapel Hill, NC MSA (1 Property). The OZRE Leased Fee Portfolio Properties are leased to Map Ground Lease Owner LLC (the “Ground Lessee”) who in turn leases the properties to office and industrial tenants. As of January 5, 2016, the improvements at the OZRE Leased Fee Portfolio Properties were 90.4% leased to 475 tenants, with no individual tenant representing more than 4.4% of the net rentable area. The top tenants at the improvements include PPD Development, LLC (172,237 sq. ft.; 4.4% of NRA), Parallon Holdings, LLC (149,466 sq. ft.; 3.8% of NRA) and the Commonwealth of Virginia (110,815 sq. ft.; 2.8% of NRA).

A-3-6

VA, PA, NJ, NC	Collateral Asset Summary – Loan No. 1 OZRE Leased Fee Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 70.2% 1.74x 7.6%

MSA Summary
MSA	# of Properties	Sq. Ft.(1)	Occupancy(1)	U/W NCF(2)	Allocated Loan Amount(3)	Appraised Value(4)	LTV	U/W NCF DY
Richmond-Petersburg, VA	33	2,362,952	94.5%	$7,823,233	$105,400,000	$135,125,000	78.0%	7.4%
Philadelphia, PA(5)	21	1,169,016	85.9%	$4,719,859	$57,850,000	$86,220,000	67.1%	8.2%
Washington, DC(6)	3	336,967	76.9%	$664,032	$11,050,000	$13,150,000	84.0%	6.0%
Durham-Chapel Hill, NC	1	57,245	95.6%	$118,810	$1,450,000	$1,930,000	75.1%	8.2%
Total	58	3,926,180	90.4%	$13,325,934	$175,750,000	$236,425,000	74.3%	7.6%
Portfolio Value						$250,400,000	70.2%
(1)	Reflects sq. ft. and occupancy of the improvements, which are not collateral for the OZRE Leased Fee Portfolio Whole Loan.

(2)	U/W NCF based on the average ground rent payment due under the Ground Lease.

(3)	Based on OZRE Leased Fee Portfolio Whole Loan.

(4)	The portfolio Appraised Value of $250.4 million reflects a premium attributed to the aggregate value of the OZRE Leased Fee Portfolio Properties as a whole. The sum of the value of each of the OZRE Leased Fee Portfolio Properties on an individual basis is $236,425,000.

(5)	Includes 10 Properties located in New Jersey that are within the Philadelphia, PA MSA.

(6)	Includes three Properties located in Virginia that are within the Washington, DC MSA.

Non-Collateral Improvements Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	44	161,025	4.1%	161,025	4.1%	$11.40	3.2%	3.2%
2016	47	265,794	6.8%	426,819	10.9%	$16.70	7.8%	11.0%
2017	87	463,447	11.8%	890,266	22.7%	$17.85	14.5%	25.5%
2018	69	381,909	9.7%	1,272,175	32.4%	$15.75	10.6%	36.1%
2019	60	356,291	9.1%	1,628,466	41.5%	$17.69	11.1%	47.1%
2020	51	533,785	13.6%	2,162,251	55.1%	$17.79	16.7%	63.8%
2021	35	328,711	8.4%	2,490,962	63.4%	$16.56	9.5%	73.3%
2022	29	618,623	15.8%	3,109,585	79.2%	$13.03	14.1%	87.5%
2023	17	198,062	5.0%	3,307,647	84.2%	$17.62	6.1%	93.6%
2024	5	39,244	1.0%	3,346,891	85.2%	$13.88	1.0%	94.5%
2025	6	138,430	3.5%	3,485,321	88.8%	$15.97	3.9%	98.4%
2026	1	24,377	0.6%	3,509,698	89.4%	$14.00	0.6%	99.0%
Thereafter	24	41,446	1.1%	3,551,144	90.4%	$13.47	1.0%	100.0%
Vacant	NAP	375,036	9.6%	3,926,180	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	475	3,926,180	100.00%			$16.05	100.00%

(1)	Rollover schedule based on the leases for tenants occupying space at the improvements, which are not collateral for the OZRE Leased Fee Portfolio Whole Loan.

Ground Lease. The OZRE Leased Fee Portfolio Properties are subject to a Ground Lease, which was executed at origination of the OZRE Leased Fee Portfolio Whole Loan (the “Ground Lease”). The Ground Lessee is 50% owned by but not day-to-day controlled by affiliates of the borrower and 50% owned by and day-to-day controlled by Brandywine Realty Trust (“Brandywine”). See “Property Management” below for additional information relating to Brandywine.

At origination, the borrower delivered a true lease opinion with respect to the Ground Lease. With respect to the OZRE Leased Fee Portfolio Properties located in Virginia, Pennsylvania and North Carolina, the Ground Lease has a term of 99 years with a lease expiration date of February 3, 2115 and with respect to the OZRE Leased Fee Portfolio Properties located in New Jersey, the Ground Lease has a term of 98 years with a lease expiration of February 3, 2114. Annual ground rent is currently $11,894,564 with annual increases of 2.5% for the first 10 years. For every 10-year period thereafter, the borrower (as ground lessor) is entitled to elect whether the annual increase to the then-current rent will be (i) 2.5% or (ii) an amount determined by the consumer price index escalation for the most recent 12-month period, subject to lender approval.

The Ground Lessee has a one-time option to purchase the borrower’s leased fee interest effective February 4, 2026 at a price to be determined at the then prevailing fair market value (based on criteria specified in the Ground Lease), subject to a floor of $330.0 million. The OZRE Leased Fee Portfolio Whole Loan is required to be paid in full prior to the exercise of the purchase option.

The Ground Lessee has the right to voluntarily transfer less than all of its leasehold interest in one or more OZRE Leased Fee Portfolio Properties to a third party and to cause those transferred OZRE Leased Fee Portfolio Properties to be removed from the Ground Lease,

A-3-7

VA, PA, NJ, NC	Collateral Asset Summary – Loan No. 1 OZRE Leased Fee Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 70.2% 1.74x 7.6%

and to be instead demised under an identical new ground lease between that third party, as ground lessee, and the borrower, as ground lessor. Any such transfer is subject to the borrower’s consent (which may not be unreasonably withheld, except that the borrower may withhold its consent in its sole and absolute discretion if the transfer: (i) would be to a person who violates OFAC or similar representations or who does not possess experience owning and operating properties like the OZRE Leased Fee Portfolio Ground Lease substantially equivalent to that of the Ground Lessee, or (ii) would result in the ratio of net operating income from the OZRE Leased Fee Portfolio Properties subject to the Ground Lease (following such transfer) or the new lease, respectively, when compared to the rent payable under such lease, to be less than 1.75x, as determined by the borrower, the OZRE Leased Fee Portfolio Whole Loan agreement provides for lender consent to any transfers which require the consent of the borrower.) Any involuntary transfer of the leasehold estate which occurred due to a foreclosure or similar remedial action by the leasehold lender, or the first voluntary transfer by such lender following acquisition of title, or any severed lease created in connection therewith, is permitted without the consent of the borrower. The ground lessee has pledged their interest as security for an unrelated loan.

Environmental Matters. According to the Phase I environmental reports dated from September 2015 to January 2016, there are no recognized environmental conditions or recommendations for further action at the OZRE Leased Fee Portfolio Properties other than the recommendations for (i) the development of an in-place asbestos operations and maintenance plan for certain OZRE Leased Fee Portfolio Properties, (ii) the establishment of a reserve account (as described below under “Ongoing Reserves”) related to the environmental insurance policy (the “PLL Policy”) (as described below) and (iii) with respect to the 2277 Dabney Road Property (which is subject to a voluntary remediation program), the report recommended that the borrower obtain closure and record a deed restriction. See “Description of the Mortgage Loan Pool – Environmental Considerations” in the Preliminary Prospectus.

In lieu of providing an environmental indemnity from OZRE III Funds, the borrower provided an environmental insurance policy in connection with the origination of the OZRE Leased Fee Whole Loan. For additional information, see “Ongoing Reserves” below and “Description of the Mortgage Pool – Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

The Market. The OZRE Leased Fee Portfolio Properties are located in Virginia, Pennsylvania, New Jersey and North Carolina.

Market Overview(1)
MSA	Submarket	NRA(2)	In-Place Rent(2)	Market Rent(3)	In-Place Vacancy(2)	Market Vacancy
Raleigh / Durham, NC	RTP / RDU	57,245	$17.64	$19.95	4.4%	12.8%
Philadelphia	North Burlington County	556,278	$10.83	$13.19	15.8%	9.6%
Philadelphia	Plymouth Mtg. / Blue Bell	369,874	$19.54	$22.50	6.5%	11.2%
Philadelphia	Horsham / Willow Grove	145,955	$11.38	$22.75	16.1%	11.2%
Philadelphia	King of Prussia / Wayne	96,909	$16.39	$25.47	28.9%	11.2%
Washington, DC	Fairfax Center	336,967	$22.37	$28.12	21.9%	15.5%
Richmond VA	Innsbrook	185,735	$20.11	$18.84	8.5%	9.0%
Richmond VA	Midlothian Corridor	985,485	$14.53	$16.06	7.9%	8.6%
Richmond VA	Scott’s Add / West End Ind	641,819	$7.02	$6.86	0.7%	6.5%
Richmond VA	Glenside / Broad St.	421,612	$17.66	$17.96	7.7%	9.0%
Richmond VA	West End	128,301	$15.22	$15.41	4.6%	9.0%
Total / Wtd Avg.:		3,926,180	$14.52	$16.64	9.6%	9.5%
(1)	Source: Appraisals.

(2)	Based on in-place NNN rent for tenants occupying space at the improvements and in-place vacancy for the improvements, which are not collateral for the OZRE Leased Fee Portfolio Whole Loan.

(3)	Based on the appraisals’ concluded market rent for the improvements at the OZRE Leased Fee Portfolio Properties.

Cash Flow Analysis.

In-Place Ground Rent Cash Flow Analysis
	In Place Ground Rent(1)	U/W(2)	Year 10 Contractual
Base Rent(3)	$11,894,564	$13,325,934	$14,854,680
Value of Vacant Space	N/A	N/A	N/A
Net Operating Income / Net Cash Flow	$11,894,564	$13,325,934	$14,854,680
(1)	The NOI and NCF DSCR based on the In Place Ground Rent is 1.55x.

(2)	Based on the average ground rent through the OZRE Leased Fee Portfolio Loan term.

(3)	Base Rent represents the ground rent that is paid on the 58 OZRE Leased Fee Portfolio Properties.

A-3-8

VA, PA, NJ, NC	Collateral Asset Summary – Loan No. 1 OZRE Leased Fee Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 70.2% 1.74x 7.6%

Cash Flow Analysis of Non-Collateral Improvements(1)
	2012	2013	2014	2015	In-Place/ Budget(2)	In-Place/ Budget PSF
Base Rent	$50,984,116	$51,138,867	$49,921,676	$51,409,704	$57,005,550	$14.52
Value of Vacant Space	0	0	0	0	$7,355,637	$1.87
Gross Potential Rent	$50,984,116	$51,138,867	$49,921,676	$51,409,704	$64,361,187	$16.39
Total Recoveries	8,674,973	8,807,735	8,853,860	9,445,509	9,139,235	2.33
Total Other Income	1,337,883	1,032,078	635,980	633,382	383,411	0.10
Less: Vacancy	0	0	0	0	(9,726,724)	(2.48)
Effective Gross Income	$60,996,972	$60,978,680	$59,411,516	$61,488,595	$64,157,108	$16.34
Total Operating Expenses	25,132,968	25,516,841	26,106,844	26,811,288	27,582,608	7.03
Net Operating Income	$35,864,004	$35,461,839	$33,304,672	$34,677,307	$36,574,500	$9.32
TI/LC	0	0	0	0	3,926,444	1.00
Capital Expenditures	0	0	0	0	785,289	0.20
Net Cash Flow	$35,864,004	$35,461,839	$33,304,672	$34,677,307	$31,862,767	$8.12
(1)	Based on the cash flow of the improvements of the OZRE Leased Fee Portfolio Properties. Neither the cash flow nor the improvements are collateral for the OZRE Leased Fee Portfolio Loan.

(2)	Look-Through In-Place/Budget based on January 2016 rent roll for tenants at the improvements with vacant units leased-up to assumed market rents and approximately $1.3 million in rent steps through January 2017. Total Recoveries and Total Operating Expenses are based on the borrower’s 2016 budget, inclusive of a 4% management fee. Look-Through In-Place also includes a 15.1% market vacancy adjustment, $1.00 per sq. ft. in TI/LCs and $0.20 in Capital Expenditures. Look-Through In-Place/Budget excludes ground rent payments due under the Ground Lease.

Property Management. The OZRE Leased Fee Portfolio Properties are self-managed by the borrower. The improvements located at the OZRE Leased Fee Portfolio Properties are managed by Brandywine, pursuant to an agreement between Brandywine and the Ground Lessee. Brandywine is one of the largest, full-service, integrated real estate companies in the country. Founded in 1994 and based in Radnor, Pennsylvania, Brandywine is organized as a real estate investment trust which invests in office, mixed-use, and industrial properties. As of June 30, 2015, Brandywine owned 199 properties (the OZRE Leased Fee Portfolio Properties account for 33.7%), including 167 office properties and 20 industrial facilities, containing an aggregate of approximately 25.1 million net rentable sq. ft.

Lockbox / Cash Management.  The OZRE Leased Fee Portfolio Whole Loan is structured with a hard lockbox and in place cash management. Pursuant to the Ground Lease, the Ground Lessee is required to make monthly rent payments into the lender controlled lockbox account, which payments will be transferred on the next business day to the lender controlled cash management account. On each due date, any amounts remaining after payment of debt service and require reserves will be transferred to the borrower. During the continuance of a Cash Trap Period, all excess cash will be swept into an excess cash flow reserve and held by the lender as additional collateral for the OZRE Leased Fee Portfolio Whole Loan.

A “Cash Trap Period” will occur (i) during any event of default, (ii) during any bankruptcy action of the borrower, guarantor, or property manager, (iii) upon an event of default under the Ground Lease (or a severed ground lease, if applicable), (iv) upon Ground Lessee’s delivery of written notice of its intention to terminate the Ground Lease (or a severed ground lease, if applicable), other than in connection with a partial release effectuated in accordance with the terms of the OZRE Leased Fee Portfolio Whole Loan documents, (v) upon the institution of legal action by the borrower or the Ground Lessee seeking to terminate or cancel the Ground Lease (or any severed ground lease, if applicable) without lender consent, (vi) upon a Ground Lease Termination or (vii) upon the occurrence of any bankruptcy action with respect to Ground Lessee.

A “Ground Lease Termination” will exist when (a) the Ground Lease (or any severed ground lease, if applicable) has been terminated, cancelled or otherwise ceases to remain in full force and effect as to any portion of the OZRE Leased Fee Portfolio Properties, other than in connection with a partial release, and/or (b) title to and/or possession of all or any portion of the improvements has been returned to or otherwise acquired by the borrower.

Initial Reserves. None.

Ongoing Reserves.  Upon the occurrence of a Ground Lease Termination, the borrower will be required to deposit amounts for replacement reserves equal to $65,503 into a replacement reserve account and TI/LC reserves equal to $327,392 into a TI/LC reserve account.

In the event that the Ground Lease Trigger Period has commenced and is continuing and the Ground Lessee is not paying taxes and/or insurance premiums (or otherwise self-insuring) as required under the Ground Lease, the borrower will be required to deposit 1/12 of the annual taxes and/or 1/12 of the insurance premiums necessary to bind coverage required by the loan documents (in each case, as determined by the lender) into a tax and insurance reserve account.

A-3-9

VA, PA, NJ, NC	Collateral Asset Summary – Loan No. 1 OZRE Leased Fee Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 70.2% 1.74x 7.6%

If the Ground Lease has been partially terminated as described above under “Ground Lease”, and the related severed lease is subject to a Ground Lease Termination, the borrower is required to deposit an allocated amount of each reserve described above for such severed property.

If at any time all or any portion of the improvements to any OZRE Leased Fee Portfolio Property becomes subject to one or more leases to a tenant that leases 20% or more of the aggregate net rentable square footage or in-place rents of the improvements at the OZRE Leased Fee Portfolio Properties as a whole, the borrower will be required to deposit all excess cash flow with lender to be used to pay any reimbursement costs associated with re-tenanting such space, commencing on any of the following dates that is (i) 30 days from the date such tenant ceases operations at its leased premises, (ii) the date such tenant provides notice to vacate or not renew its lease or (iii) the date such tenant is involved in a bankruptcy action.

In the event that as of March 5, 2022, the borrower has not paid the premium required to extend the PLL Policy for three additional years the borrower is required to deposit $26,019 each month for 12 months (commencing March 6, 2022), into a lender controlled escrow account (the “PLL Policy Escrow”), which amount may be used to pay premium amounts due in connection with the extension of the PLL Policy period for an additional three years.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness. None.

Partial Release. Any time during the term of the OZRE Leased Fee Portfolio Whole Loan, the borrower may obtain the release of an individual OZRE Leased Fee Portfolio Property if, (i) the debt service coverage ratio as calculated under the loan documents after the release is at least than the greater of (a) 1.55x (the debt service coverage ratio based on the year one ground rent payment) and (b) the debt service coverage ratio immediately prior to such release, (ii) the debt yield as calculated under the loan documents after the release is at least the greater of (a) 6.77% (the debt yield based on the year one ground rent payment) and (b) the debt yield immediately preceding such release, and (iii) the borrower partially prepays the OZRE Leased Fee Portfolio Whole Loan in an amount equal to the applicable Release Amount, together with the applicable yield maintenance premium.

The “Release Amount” means (i) with respect to each of 300 Arboretum Place, 6802 Paragon Place, 6800 Paragon Place, 7501 Boulder View Drive, 2100 West Laburnum Avenue, 7300 Beaufont Springs Drive, 4870 Sadler Road, 12015 Lee Jackson Memorial Highway, 6806 Paragon Place, 4880 Sadler Road, 7401 Beaufont Springs Drive, 4805 Lake Brook Drive, and 4401 Fair Lakes Court, 125% of the related allocated loan amount and (ii) with respect to any other release, 105% of the related allocated loan amount, or if prior release prices paid are greater than or equal to $17,575,000, in the aggregate, 120% of the related allocated loan amount.

A-3-10

VA, PA, NJ, NC	Collateral Asset Summary – Loan No. 1 OZRE Leased Fee Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 70.2% 1.74x 7.6%

MI
Detroit
Cleveland
OH
Columbus
Cincinnati
Pittsburgh
PA
Binghamton
NY
Scranton
MA
Boston
Hartford
CT
Providence
RI
Bridgeport
New York
Newark
NJ
Philadelphia
11 13 18 29 32 34
12 22 35 36 42
2 14 16 17 30 37 41 44 57 58
Baltimore
Washington, D.C.
MD
DE
9 15 26
8 19 25
3 4 5 10 21 24 27 39 45 46 47 48 49 50 51 52 53 54 56
1 6 7 20 23 28 31 33 38 40 55
Charleston
WV
Richmond
VA
Norfolk
Atlantic Ocean
Knoxville
NC
43
Raleigh
Charlotte
SC
CARTIFACT

OZRE Leased Fee Portfolio

#	Property Name	Address	City/State	Zip Code
1	300 Arboretum Place	300 Arboretum Place	North Chesterfield, VA	23236
2	700 East Gate Drive	700 East Gate Drive	Mount Laurel, NJ	08054
3	6802 Paragon Place	6802 Paragon Place	Richmond, VA	23230
4	6800 Paragon Place	6800 Paragon Place	Richmond, VA	23230
5	2100 West Laburnum Avenue	2100 West Laburnum Avenue	Richmond, VA	23227
6	7501 Boulder View Drive	7501 Boulder View Drive	North Chesterfield, VA	23225
7	7300 Beaufont Springs Drive	7300 Beaufont Springs Drive	North Chesterfield, VA	23225
8	4870 Sadler Road	4870 Sadler Road	Glen Allen,VA	23060
9	12015 Lee Jackson Memorial Highway	12015 Lee Jackson Memorial Highway	Fairfax, VA	22033
10	6806 Paragon Place	6806 Paragon Place	Richmond, VA	23230
11	925 Harvest Drive	925 Harvest Drive	Blue Bell, PA	19422
12	555 Croton Road	555 Croton Road	King of Prussia, PA	19406
13	980 Harvest Drive	980 Harvest Drive	Blue Bell, PA	19422
14	309 Fellowship Road	309 Fellowship Road	Mount Laurel, NJ	08054
15	11781 Lee Jackson Memorial Highway	11781 Lee Jackson Memorial Highway	Fairfax, VA	22033
16	305 Fellowship Road	305 Fellowship Road	Mount Laurel, NJ	08054
17	701 East Gate Drive	701 East Gate Drive	Mount Laurel, NJ	08054
18	920 Harvest Drive	920 Harvest Drive	Blue Bell, PA	19422
19	4880 Sadler Road	4880 Sadler Road	Glen Allen, VA	23060
20	1025 Boulders Parkway	1025 Boulders Parkway	North Chesterfield, VA	23225
21	2201 Tomlynn Street	2201 Tomlynn Street	Richmond, VA	23230
22	2240-2250 Butler Pike	2240-2250 Butler Pike	Plymouth Meeting, PA	19462
23	7401 Beaufont Springs Drive	7401 Beaufont Springs Drive	North Chesterfield, VA	23225
24	2511 Brittons Hill Road	2511 Brittons Hill Road	Richmond, VA	23230
25	4805 Lake Brook Drive	4805 Lake Brook Drive	Glen Allen, VA	23060
26	4401 Fair Lakes Court	4401 Fair Lakes Court	Fairfax, VA	22033
27	2812 Emerywood Parkway	2812 Emerywood Parkway	Richmond, VA	23294
28	9100 Arboretum Parkway	9100 Arboretum Parkway	North Chesterfield, VA	23236
29	500 Enterprise Road	500 Enterprise Road	Horsham, PA	19044
30	303 Fellowship Road	303 Fellowship Road	Mount Laurel, NJ	08054
31	9011 Arboretum Parkway	9011 Arboretum Parkway	North Chesterfield, VA	23236
32	910 Harvest Drive	910 Harvest Drive	Blue Bell, PA	19422
33	7325 Beaufont Springs Drive	7325 Beaufont Springs Drive	North Chesterfield, VA	23225
34	1 Progress Drive	1 Progress Drive	Horsham, PA	19044
35	2260 Butler Pike	2260 Butler Pike	Plymouth Meeting, PA	19462
36	140 West Germantown Pike	140 West Germantown Pike	Plymouth Meeting, PA	19462
37	307 Fellowship Road	307 Fellowship Road	Mount Laurel, NJ	08054
38	9210 Arboretum Parkway	9210 Arboretum Parkway	North Chesterfield, VA	23236
39	2221 Dabney Road	2221 Dabney Road	Richmond, VA	23230
40	9200 Arboretum Parkway	9200 Arboretum Parkway	North Chesterfield, VA	23236
41	815 East Gate Drive	815 East Gate Drive	Mount Laurel, NJ	08054
42	120 West Germantown Pike	120 West Germantown Pike	Plymouth Meeting, PA	19462
43	4364 South Alston Avenue	4364 South Alston Avenue	Durham, NC	27713
44	308 Harper Drive	308 Harper Drive	Moorestown, NJ	08057
45	2251 Dabney Road	2251 Dabney Road	Richmond, VA	23230
46	2212 Tomlynn Street	2212 Tomlynn Street	Richmond, VA	23230
47	2256 Dabney Road	2256 Dabney Road	Richmond, VA	23230
48	2246 Dabney Road	2246 Dabney Road	Richmond, VA	23230
49	2244 Dabney Road	2244 Dabney Road	Richmond, VA	23230
50	2130 Tomlynn Street	2130 Tomlynn Street	Richmond, VA	23230
51	2161 Tomlynn Street	2161 Tomlynn Street	Richmond, VA	23230
52	2248 Dabney Road	2248 Dabney Road	Richmond, VA	23230
53	2112 Tomlynn Street	2112 Tomlynn Street	Richmond, VA	23230
54	2277 Dabney Road	2277 Dabney Road	Richmond, VA	23230
55	9211 Arboretum Parkway	9211 Arboretum Parkway	North Chesterfield, VA	23236
56	2240 Dabney Road	2240 Dabney Road	Richmond, VA	23230
57	817 East Gate Drive	817 East Gate Drive	Mount Laurel, NJ	08054
58	161 Gaither Drive	161 Gaither Drive	Mount Laurel, NJ	08054

A-3-11

315 Chestnut Street St. Louis, MO 63102	Collateral Asset Summary – Loan No. 2 Hyatt Regency St. Louis at The Arch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,000,000 70.2% 1.80x 12.9%

A-3-12

315 Chestnut Street St. Louis, MO 63102	Collateral Asset Summary – Loan No. 2 Hyatt Regency St. Louis at The Arch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,000,000 70.4% 1.80x 12.9%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Acquisition
Sponsors(1):	Oaktree Real Estate Opportunities Fund VI, L.P.; Oaktree Real Estate Opportunities Fund VI (Parallel), L.P.; Oaktree Real Estate Opportunities VI (Parallel 2), L.P.; Clearview Hotel Capital
Borrower:	Arch Hotel Project Owner, LLC
Original Balance(2):	$54,000,000
Cut-off Date Balance(2):	$54,000,000
% by Initial UPB:	6.4%
Interest Rate:	4.5450%
Payment Date:	6th of each month
First Payment Date:	December 6, 2014
Maturity Date:	November 6, 2024
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt(2)(3):	$55,000,000 Pari Passu Debt; Future Mezzanine Debt Permitted
Call Protection:	L(23), YM1(90), O(7)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$1,815,000	$151,250
Insurance:	$0	Springing
FF&E:	$0	Springing

Financial Information(5)
Cut-off Date Balance / Room:	$119,780
Balloon Balance / Room:	$102,416
Cut-off Date LTV:	70.4%
Balloon LTV:	60.2%
Underwritten NOI DSCR(6):	2.12x
Underwritten NCF DSCR(6):	1.80x
Underwritten NOI Debt Yield:	12.9%
Underwritten NCF Debt Yield:	11.0%
Underwritten NOI Debt Yield at Balloon:	15.1%
Underwritten NCF Debt Yield at Balloon:	12.9%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	St. Louis, MO
Year Built / Renovated:	1907 / 1986, 2008-2009
Total Rooms:	910
Property Management:	Hyatt Corporation
Underwritten NOI:	$14,092,017
Underwritten NCF:	$12,016,032
Appraised Value:	$154,900,000
Appraisal Date:	August 25, 2015

Historical NOI
Most Recent NOI:	$14,213,651 (T-12 January 31, 2016)
2015 NOI:	$14,183,000 (December 31, 2015)
2014 NOI:	$14,929,436 (December 31, 2014)
2013 NOI:	$11,974,265 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	69.6% (January 31, 2016)
2015 Occupancy:	70.4% (December 31, 2015)
2014 Occupancy:	71.8% (December 31, 2014)
2013 Occupancy:	73.0% (December 31, 2013)

(1)	The nonrecourse carve-out guarantors are Kline Hotel Holdings, LLC and Clearview Hotel Capital, LLC. See “The Borrower / Sponsors” below.

(2)	The Hyatt Regency St. Louis Whole Loan is evidenced by two pari passu notes, the non-controlling Note A-2, with an original principal balance of $54.0 million, which will be included in the CFCRE 2016-C4 mortgage trust, and the controlling Note A-1, with an original principal balance of $55.0 million, which was included in the COMM 2016-CCRE28 mortgage trust.

(3)	See “Future Mezzanine or Subordinate Indebtedness Permitted” below.

(4)	See “Initial Reserves” and “Ongoing Reserves” below.

(5)	DSCR, LTV, Debt Yield and Balance / Room calculations are based on the aggregate Hyatt Regency St. Louis Whole Loan.

(6)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.81x and 2.39x, respectively.

A-3-13

315 Chestnut Street St. Louis, MO 63102	Collateral Asset Summary – Loan No. 2 Hyatt Regency St. Louis at The Arch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,000,000 70.4% 1.80x 12.9%

The Loan. The Hyatt Regency St. Louis at The Arch loan (the “Hyatt Regency St. Louis Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 910-room, full service hotel located in St. Louis, Missouri (the “Hyatt Regency St. Louis Property”). The Hyatt Regency St. Louis Loan has an original principal balance of $54.0 million and represents the non-controlling Note A-2 of a $109.0 million whole loan (the “Hyatt Regency St. Louis Whole Loan”). The Hyatt Regency St. Louis Whole Loan is evidenced by two pari passu notes, the non-controlling Note A-2, with an original principal balance of $54.0 million, which will be included in the CFCRE 2016-C4 mortgage trust, and the controlling Note A-1, with an original principal balance of $55.0 million, which was included in the COMM 2016-CCRE28 mortgage trust.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-2	$54,000,000	$54,000,000	CFCRE 2016-C4	No
Note A-1	$55,000,000	$55,000,000	COMM 2016-CCRE28	Yes
Total	$109,000,000	$109,000,000

The Hyatt Regency St. Louis Whole Loan has a 10-year term and subsequent to a 24-month interest only period, amortizes on a 30-year schedule. The Hyatt Regency St. Louis Loan accrues interest at a fixed rate equal to 4.5450% and has a cut-off date balance of $54.0 million. The Hyatt Regency St. Louis Whole Loan proceeds, in addition to approximately $27.0 million of cash equity from the loan sponsors, were used to purchase the Hyatt Regency St. Louis Property for $133.5 million, fund upfront reserves of approximately $1.8 million and pay closing costs of approximately $0.7 million. Based on the appraised value of $154.9 million as of August 25, 2015, the cut-off date LTV ratio is 70.4%. The most recent prior financing of the Hyatt Regency St. Louis Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$109,000,000	80.2%	Purchase Price	$133,500,000	98.2%
Sponsor Equity	$26,975,140	19.8%	Reserves	$1,815,000	1.3%
			Closing Costs	$660,140	0.5%
Total Sources	$135,975,140	100.0%	Total Uses	$135,975,140	100.0%

The Borrower / Sponsors. The borrower, Arch Hotel Project Owner, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The borrower is controlled by a joint venture between the affiliated entities that are controlled by Oaktree Capital Management, L.P. and Kline Hotel Holdings, LLC (which is ultimately controlled by Jon Kline, who is the sole member of Clearview Hotel Capital, LLC). The nonrecourse carve-out guarantors are Kline Hotel Holdings, LLC and Clearview Hotel Capital, LLC, jointly and severally.

Founded in 1955, Oaktree Capital Management (“Oaktree”) is a global investment management firm with over 900 employees across 17 offices. Oaktree’s global clients are approximately 100 of the 300 largest global pension plans, 74 of the 100 largest U.S. pension plans, 350 endowments and foundations, 14 sovereign wealth funds and 38 of the 50 primary state retirement plans in the United States.  As of September 30, 2015, Oaktree had approximately $100.0 billion in assets under management.

Clearview Hotel Capital, LLC (“Clearview”) is a hotel investment company founded in 2007 by Jon Kline, the current president of Clearview. Clearview has a 15 hotel portfolio comprised of over 6,000 rooms in which they have invested approximately $700.0 million. Jon Kline’s personal equity in the borrower is held in Kline Hotel Holdings, LLC and Kline Real Estate Investors, LLC, both members of the joint venture that controls the borrower.

The Property. The Hyatt Regency St. Louis Property is a 910-room full service hotel located in downtown St. Louis, Missouri. Situated adjacent to the iconic Gateway Arch and Jefferson Expansion Memorial Park, the Hyatt Regency St. Louis Property encompasses 1.70 acres and approximately 1.1 million sq. ft., making it the second largest hotel by room count in downtown St. Louis behind the 917-room Marriott St. Louis Grand Hotel. The 18-story Hyatt Regency St. Louis Property hotel includes five restaurants and lounges (Ruth’s Chris Steak House, Red Kitchen Bar, Brewhouse Sports Bar, Starbucks and Regency Club), a three-level underground parking garage with approximately 285 spaces and a FedEx operated business center.

Additionally, The Hyatt Regency St. Louis Property contains one of the largest meeting and banquet facilities in the market with approximately 80,000 sq. ft. of meeting space, including two ballrooms totaling more than 36,000 sq. ft. The meeting and ballroom space is predominately located on the second and fourth floors with additional event space located on the 18th floor. The 18th floor also features an outdoor terrace overlooking the Gateway Arch and the Mississippi River. Guest rooms at the Hyatt Regency St. Louis Property are located on floors five through 18 and are located on the north and south towers, forming a “U”-shape.

A-3-14

315 Chestnut Street St. Louis, MO 63102	Collateral Asset Summary – Loan No. 2 Hyatt Regency St. Louis at The Arch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,000,000 70.4% 1.80x 12.9%

Meeting/Banquet Facilities(1)
Meeting Room	Floor	Area (Sq. Ft.)
Prefunction Space	2nd & 4th	23,325
Grand Ballroom	4th	19,758
Regency Ballroom	2nd	16,800
Sterling & Mills Studios	2nd & 4th	9,856
Gateway Meeting	18th	3,872
Park View	4th	3,300
Gateway Terrace	18th	2,968
Total Meeting Space		79,879
(1) Source: Appraisal.

The Hyatt Regency St. Louis Property was developed in 1986 as an Adam’s Mark Hotel. In 2008-2009 the Hyatt Regency St. Louis Property underwent an approximately $62.0 million ($68,132 per room) renovation and change of flag to the Hyatt Regency brand. The 2008-2009 renovation replaced all of the hotel’s soft goods and included approximately $24.4 million of guest room upgrades and $16.0 million of common area upgrades. From 2010-2013, the Hyatt Regency St. Louis Property underwent approximately $5.0 million (approximately $5,495 per room) of additional capital improvements including more than $1.5 million for guest room upgrades, $707,000 for food and beverage improvements and $716,000 for information technology upgrades including the installation of high speed internet access.

The Hyatt Regency St. Louis Property is managed by the Hyatt Corporation pursuant to a management agreement (the “Hyatt Regency St. Louis Property Management Agreement”) that runs through December 31, 2028 with two 10-year renewal options remaining.

The Hyatt Regency St. Louis Property is located in the Riverfront Hotel Community Improvement District (“CID”) and is eligible for certain associated financial benefits. The CID permits the related borrower to collect a special tax of 1.0% on total revenues until September 2029, which proceeds the Missouri Department of Revenue (“DOR”) is required to transfer to a designated CID trustee.  The CID trustee is obligated to make biannual disbursements from these proceeds to the borrower (the “CID Income”), subject to a cap equal to a $6.5 million amortizing note receivable plus interest of 7.0000%.  To evidence the cap, the borrower was awarded a $6.5 million note receivable by the DOR which, if not fully paid off by September 2029, will expire without any cash settlement (or balloon payment). The CID Income is underwritten as a contra-expense equal to 1.0% of total underwritten revenue.

Environmental Matters. The Phase I environmental report dated November 4, 2015 recommended no further action at the Hyatt Regency St. Louis Property.

The Market. The Hyatt Regency St. Louis Property is located in downtown St. Louis, immediately west of the Mississippi River and adjacent to the Jefferson National Expansion Memorial; a 91-acre park, and home to the Gateway Arch, which attracts approximately 2.6 million visitors per year. The Gateway Arch and surrounding area is currently undergoing a $380 million transformation as part of the CityArchRiver initiative in celebration on the Gateway Arch’s 50th anniversary. The Hyatt Regency St. Louis Property is situated within walking distance of various other local attraction and demand generators, including Busch Stadium, home of the St. Louis Cardinals, and America’s Center Convention Complex. The complex has four facilities including the Cervantes Convention Center, Edward Jones Dome, St. Louis Executive Conference Center and Ferrara Theatre. Cervantes has five exhibit halls, a 28,000 sq. ft. ballroom and 80 versatile meeting rooms. Ferrara Theatre is a 1,411-seat venue that hosts lectures and musical concerts.

The St. Louis metropolitan statistical area (“MSA”) had a population of 2.8 million as of 2014, making it the 19th largest metropolitan region in the country. The MSA’s unemployment rate fell to 5.8% as of May 2015, a 0.7% decrease from the prior year, which is slightly above the nation’s unemployment rate of 5.5%. The two largest employment sectors are trade, transportation & utilities and education & health services, together representing 36.4% of total employment. Nationally recognized companies with either headquarters or major regional offices in St. Louis include Anheuser-Busch, Edward Jones, Wells Fargo Advisors, Bank of America and Boeing.

According to a third party hospitality research report, as of December 31, 2015, the Hyatt Regency St. Louis Property was reported as having Occupancy, ADR and RevPAR of 70.4%, $138.31 and $97.32, respectively. The Hyatt Regency St. Louis Property reported penetration rates of 114.3%, 97.5% and 111.5% for Occupancy, ADR and RevPAR, respectively. The competitive set includes Crowne Plaza St. Louis Downtown, Hilton St. Louis at The Ballpark, Westin St. Louis, Marriott St. Louis Grand Hotel and Hilton St. Louis Downtown at the Arch.

A-3-15

315 Chestnut Street St. Louis, MO 63102	Collateral Asset Summary – Loan No. 2 Hyatt Regency St. Louis at The Arch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,000,000 70.4% 1.80x 12.9%

Historical Occupancy, ADR, RevPAR – Competitive Set(1)
	Hyatt Regency St. Louis Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
T-12 December 2015	70.4%	$138.31	$97.32	61.6%	$141.79	$87.30	114.3%	97.5%	111.5%
T-12 December 2014	71.8%	$133.10	$95.60	64.7%	$135.98	$88.04	110.9%	97.9%	108.6%
T-12 December 2013	73.0%	$121.02	$88.30	64.6%	$127.57	$82.42	112.9%	94.9%	107.1%
T-12 December 2012	69.4%	$110.88	$76.95	62.1%	$122.87	$76.33	111.7%	90.2%	100.8%
(1)	Source: Hospitality research report.

Competitive Set(1)
Name	Hyatt Regency St. Louis Property	Marriott St. Louis Grand Hotel	Hilton St. Louis at The Ballpark	Hilton St. Louis Downtown at The Arch	Westin St. Louis	Crowne Plaza St. Louis Downtown	Doubletree St. Louis Union Station Hotel
# of Rooms	910	917	670	195	255	440	537
Location	St. Louis, MO	St. Louis, MO	St. Louis, MO	St. Louis, MO	St. Louis, MO	St. Louis, MO	St. Louis, MO
Year Opened	2008	1917	1979	2005	2001	1975	1985
Occupancy(2)	70.4%	63.0%	71.0%	71.0%	82.0%	50.0%	55.0%
ADR(2)	$138.31	$135.00	$137.00	$145.00	$177.20	$82.00	$130.60
RevPAR(2)	$97.32	$85.05	$97.27	$102.95	$145.30	$41.00	$71.83
Meeting Space	79,879	55,000	40,000	5,000	13,075	16,255	100,000
Restaurant	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Café/Lounge	Yes	Yes	No	Yes	Yes	Yes	Yes
Swimming Pool	No	Yes	Yes	No	No	Yes	Yes
Fitness Center	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Gift/Sundry Shop	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Business Center	Yes	Yes	Yes	Yes	Yes	Yes	Yes
(1)	Source: Appraisal.

(2)	Occupancy, ADR and RevPAR for the Hyatt Regency St. Louis Property are as of T-12 December 2015 from a hospitality research report. Occupancy, ADR and RevPAR for the competitive set are estimated as of T-12 December 2014 from the appraisal.

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	T-12 1/31/2016	U/W	U/W per Room(1)
Occupancy	73.0%	71.8%	70.4%	69.6%	69.6%
ADR	$121.03	$133.09	$138.32	$137.81	$137.81
RevPAR	$88.30	$95.60	$97.32	$95.89	$95.89
Room Revenue	$29,330,459	$31,753,044	$32,325,472	$31,848,435	$31,848,435	$34,998
F&B Revenue	17,573,163	19,587,473	17,505,396	17,772,903	17,772,903	19,531
Other Revenue(2)	2,626,908	2,923,237	2,261,883	2,278,291	2,278,291	2,504
Total Revenue	$49,530,530	$54,263,754	$52,092,751	$51,899,629	$51,899,629	$57,033
Operating Expenses	22,563,149	23,604,684	21,634,388	21,457,369	21,457,369	23,580
Undistributed Expenses	13,364,483	14,160,211	14,474,085	14,406,068	14,462,447	15,893
Gross Operating Profit	$13,602,898	$16,498,858	$15,984,278	$16,036,192	$15,979,813	$17,560
Total Fixed Charges	1,628,633	1,569,422	1,801,278	1,822,541	1,887,796	2,075
Net Operating Income	$11,974,265	$14,929,436	$14,183,000	$14,213,651	$14,092,017	$15,486
FF&E	1,915,156	2,095,159	2,010,966	2,000,820	2,075,985	2,281
Net Cash Flow	$10,059,109	$12,834,277	$12,172,034	$12,212,831	$12,016,032	$13,204
(1)	U/W per Room is based on a total of 910 rooms.

(2)	Other Revenue includes parking revenue, rental revenue and other miscellaneous items.

A-3-16

315 Chestnut Street St. Louis, MO 63102	Collateral Asset Summary – Loan No. 2 Hyatt Regency St. Louis at The Arch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,000,000 70.4% 1.80x 12.9%

Property Management. The Hyatt Regency St. Louis Property is managed by the Hyatt Corporation.

Lockbox / Cash Management. The Hyatt Regency St. Louis Whole Loan is structured with a springing hard lockbox and springing cash management. A hard lockbox, in-place cash management and an excess cash flow sweep will be triggered upon (i) an event of default or (ii) the failure of the borrower after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of at least 1.10x until the debt service coverage ratio after the end of two consecutive calendar quarters is at least equal to 1.15x.

Initial Reserves. At origination, the borrower deposited $1,815,000 into a tax reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to make deposits of 1/12 of the required annual taxes, which currently equates to $151,250, into a tax reserve account. Additionally, if (i) an event of default exists, (ii) the Hyatt Regency St. Louis Property is not being insured under an acceptable blanket insurance policy, (iii) the blanket insurance policy premiums are not being paid annually in advance or (iv) the borrower has not given the lender evidence of an acceptable renewal policy at least two business days prior to the current policy’s expiration date, then the borrower will be required to deposit on each payment date 1/12 of the estimated insurance premiums for the following 12 months. Furthermore, if the Hyatt Corporation is not reserving for FF&E expenditures in accordance with the provisions in the Hyatt Regency St. Louis Property Management Agreement or the lender has not been given first priority security interest in the FF&E reserves, the borrower is required to reserve a monthly FF&E reserve of 4.0% of 1/12 of the projected annual gross revenues of the Hyatt Regency St. Louis Property.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. The Hyatt Regency St. Louis Whole Loan documents permit future mezzanine financing after November 6, 2016, provided among other things, based on the Hyatt Regency St. Louis Whole Loan and the related mezzanine loan, (i) the debt service coverage ratio is greater than or equal to 1.93x and (ii) the debt yield is no less than 11.8%.

A-3-17

315 Chestnut Street St. Louis, MO 63102	Collateral Asset Summary – Loan No. 2 Hyatt Regency St. Louis at The Arch	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$54,000,000 70.4% 1.80x 12.9%

St. Peters
St. Charles
Bridgeton
Florissant
Hazelwood
Lambert-St Louis International Airport
Maryland Heights
Overland
St. Louis
Creve Coeur
Clayton
Chesterfield
Des Peres
Webster Groves
Ballwin
Kirkwood
Cahokia
Fenton
COLUMBUS SQUARE
RIVERSIDE NORTH
Four Seasons
Lumiere Place Casino
Hotel Lumiere
M.L.K. BRIDGE
LACLEDES LANDING
EADS BRIDGE
St Louis Convention Center
Edward Jones Dome
Ramada Plaza Hotel
St Louis Post Dispatch
M.L.K. DR
CONVENTION PLAZA
Drury Inn & Suites
LUCAS AVE
Globe News Paper Bldg
America's Center
Embassy Suites
555 Wash.
Hampton Inn
WASHINGTON AVE
Lucas Lofts
Renaissance Grand
Merchandise Apartments
US Bank Plaza
Mercantile Exchange
Gateway EDI
WS Hotel
WASHINGTON AVE / GARMENT
ST CHARLES ST
Orpheum Theater
Federal Reserve
Hyatt Regency
St. Louis at The Arch
315 Chestnut Street
St. Louis, MO 63102
LOCUST ST
St Louis Library
St. Louis
Old Post Office
Railway Exchange Building
Marquette Bldg
Mansion House
1111 Olive
OLIVE ST
Hilton St Louis
Crowne Plaza
Mark Twain Hotel
Laclede Gas
CENTRAL BUSINESS DISTRICT
PINE ST
Soldiers Memorial Military Museum
Kaufman Park
Eternal Flame Park
One AT&T Center
CHESTNUT ST
Gateway One
Old Courthouse
Park over the Highway (2015)
The Gateway Arch
CIVIC CENTER
Civil Courts
Poelker Park
Gateway Mall
Kiener Plaza
MARKET ST
Peabody Opera House
Mel Carnahan Courthouse
Bank of America Plaza
700 Market
Hilton St Louis at the Ballpark
Greensfelder Building
Drury Plaza Hotel at the Arch
Jefferson National Expansion Memorial
St Louis City Hall
WALNUT ST
Scottrade Center
City Jail
US District Court
Ballpark Village
Old Cathedral
Millennium Hotel
CUPPLES STATION / BALLPARK
CLARK AVE
St Louis Fire Dept.
Westin St Louis
SPRUCE ST
Robert A. Young Federal Building
Sheraton St Louis City Center
Busch Stadium
CHOUTEAU
Mississippi River
CARTIFACT
MAP © 2015 CARTIFACT · DATA © OSM

A-3-18

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A-3-19

215 West 34th Street and 218 West 35th Street New York, NY 10001	Collateral Asset Summary – Loan No. 3 215 West 34th Street & 218 West 35th Street (Retail / Leased Fee)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 54.2% 1.88x 8.1%

A-3-20

215 West 34th Street and 218 West 35th Street New York, NY 10001	Collateral Asset Summary – Loan No. 3 215 West 34th Street & 218 West 35th Street (Retail / Leased Fee)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 54.2% 1.88x 8.1%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	Jack Dushey
Borrower:	34th Street Penn Association LLC
Original Balance(1):	$45,000,000
Cut-off Date Balance(1):	$45,000,000
% by Initial UPB:	5.4%
Interest Rate:	4.2210%
Payment Date:	6th of each month
First Payment Date:	February 6, 2016
Maturity Date:	January 6, 2026
Amortization:	Interest Only
Additional Debt(1):	$85,000,000 Pari Passu Debt
Call Protection(2):	L(28), D(87), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$290,167	$290,167
Insurance:	$24,490	$12,245
Replacement:	$0	$979
TI/LC:	$0	Springing
FF&E:	$0	Springing
Planet Fitness Free Rent:	$225,000	$0

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$433
Balloon Balance / Sq. Ft.:	$433
Cut-off Date LTV:	54.2%
Balloon LTV:	54.2%
Underwritten NOI DSCR:	1.90x
Underwritten NCF DSCR:	1.88x
Underwritten NOI Debt Yield:	8.1%
Underwritten NCF Debt Yield:	8.0%
Underwritten NOI Debt Yield at Balloon:	8.1%
Underwritten NCF Debt Yield at Balloon:	8.0%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Retail / Leased Fee Hospitality
Collateral(5):	Fee Simple
Location:	New York, NY
Year Built / Renovated:	2010–2015 / NAP
Total Sq. Ft.(5):	300,287
Property Management:	Jenel Management Corp.
Underwritten NOI(6):	$10,548,557
Underwritten NCF:	$10,458,527
Appraised Value(7):	$240,000,000
Appraisal Date:	October 30, 2015

Historical NOI(6)
Most Recent NOI:	$5,570,095 (T-12 September 30, 2015)
2014 NOI:	$6,156,423 (December 31, 2014)
2013 NOI:	$5,544,427 (December 31, 2013)
2012 NOI:	$4,295,387 (December 31, 2012)

Historical Occupancy(8)
Most Recent Occupancy:	100.0% (October 1, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
(1)	The 215 West 34th Street & 218 West 35th Street Whole Loan is evidenced by three pari passu notes in the aggregate original principal amount of $130.0 million. The controlling Note A-1, with an original principal balance of $45.0 million, will be included in the CFCRE 2016-C4 mortgage trust. The related companion loans have an aggregate original principal balance of $85.0 million and are evidenced by two non-controlling notes. For additional information on the pari passu companion loans, see “The Loan” below.
(2)	There are no releases permitted.
(3)	See “Initial Reserves” and “Ongoing Reserves” below.
(4)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate 215 West 34th Street & 218 West 35th Street Whole Loan.
(5)	The borrower owns (i) a fee simple interest in approximately 78,287 sq. ft. of retail space and (ii) a leased fee interest in the land and improvements consisting of a 222,000 sq. ft. hotel, subject to a 68-year lease on the improvements with a tenant (an affiliate of the borrower) who operates a recently developed 350-key Renaissance by Marriott hotel.
(6)	The increase from Historical NOI to Underwritten NOI is primarily the result of the commencement of (i) ground rent associated with the hotel improvements and (ii) retail rent associated with Planet Fitness. Both spaces were developed in 2015.
(7)	The appraisal concluded a $240.0 million “As-Is” appraised value comprised of $175.7 million for the retail component and $64.3 million for the leased fee hotel component. Additionally, the appraisal concluded a land value of $196.0 million for the entire site.
(8)	The 215 West 34th Street & 218 West 35th Street Property was developed in stages between 2010 and 2015. Historical Occupancy reflects the occupancy based on the available sq. ft. at that time.

A-3-21

215 West 34th Street and 218 West 35th Street New York, NY 10001	Collateral Asset Summary – Loan No. 3 215 West 34th Street & 218 West 35th Street (Retail / Leased Fee)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 54.2% 1.88x 8.1%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Leased Fee Hotel – Renaissance by Marriott(2)	NR/NR/NR	222,000	73.9%	$10.64	19.7%	10/28/2083
DSW Shoes	NR/NR/NR	37,108	12.4%	$90.39	28.0%	1/31/2028
Planet Fitness(3)	NR/NR/NR	15,350	5.1%	$58.63	7.5%	6/30/2030
Party City(4)	NR/Baa2/BBB(5)	11,865	4.0%	$104.09	10.3%	10/31/2021
Joe Fresh(6)	NR/NR/BBB	8,572	2.9%	$285.92	20.5%	1/31/2021
Payless Shoes	NR/NR/NR	5,392	1.8%	$310.00	14.0%	1/31/2022
Total Occupied Collateral		300,287	100.0%	$39.88	100.0%
Vacant		0	0.0%
Total		300,287	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The borrower has a leased fee interest in the land and improvements consisting of a 350-key, 222,000 sq. ft. hotel, subject to a 68-year lease with 34th Hotel Ventures LLC, an affiliate of the borrower, which tenant operates the hotel. U/W Base Rent per sq. ft. represents the tenant’s average rent through the 215 West 34th Street & 218 West 35th Street Whole Loan term.
(3)	Planet Fitness is in occupancy but not paying rent. Rent commences in May 2016. At origination, the borrower deposited $225,000 into a Planet Fitness Free Rent reserve account for such free rent. See “Initial Reserves” herein.
(4)	Party City subleases the entirety of its space from Duane Reade, whose lease is guaranteed by Walgreens. The lease for Duane Reade expires on 10/31/2031 with one 10-year extension option. The sublease between Party City and Duane Reade commenced on February 23, 2012 and expires on October 31, 2021 with a 10-year extension option. The average annual rent under the Duane Reade lease of $104.09 per sq. ft. was underwritten. Annual rent under the Party City sublease is approximately $94.82 per sq. ft.
(5)	Reflects Walgreens’ rating, which is the parent company of Duane Reade.
(6)	The Joe Fresh space is currently dark but current on rent payments. The tenant intends to sublease its space as a result of a corporate initiative to close brick and mortar locations in the U.S. (including two recently vacated locations on 5th Avenue in New York City). The lease through 2021 is guaranteed by Loblaw Companies Limited (TSE:L) (“Loblaw”) (rated NR/NR/BBB by Fitch/Moody’s/S&P), the parent company of Joe Fresh. Loblaw is the largest food retailer in Canada. Further, the tenant has a marketing agreement in-place with the borrower to re-lease the space under which, Joe Fresh (guaranteed by Loblaw) is responsible for up to $66 per sq. ft. in tenant improvements, any leasing commissions and up to six months of free rent in the event the space is re-leased. In-place base rent under the Joe Fresh lease is $278.94 per sq. ft., which is approximately 10.4% below the appraisal’s concluded market rent of $311.34 per sq. ft.
Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	2	20,437	6.8%	20,437	6.8%	$180.36	30.8%	30.8%
2022	1	5,392	1.8%	25,829	8.6%	$310.00	14.0%	44.7%
2023	0	0	0.0%	25,829	8.6%	$0.00	0.0%	44.7%
2024	0	0	0.0%	25,829	8.6%	$0.00	0.0%	44.7%
2025	0	0	0.0%	25,829	8.6%	$0.00	0.0%	44.7%
2026	0	0	0.0%	25,829	8.6%	$0.00	0.0%	44.7%
Thereafter	3	274,458	91.4%	300,287	100.0%	$24.11	55.3%	100.0%
Vacant	NAP	0	0.0%	300,287	100.0%	NAP	NAP
Total / Wtd. Avg.	6	300,287	100.0%			$39.88	100.0%

(1)	Certain tenants may have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

A-3-22

215 West 34th Street and 218 West 35th Street New York, NY 10001	Collateral Asset Summary – Loan No. 3 215 West 34th Street & 218 West 35th Street (Retail / Leased Fee)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 54.2% 1.88x 8.1%

The Loan. The 215 West 34th Street & 218 West 35th Street whole loan (the “215 West 34th Street & 218 West 35th Street Whole Loan”) is a fixed rate loan with an original principal balance of $130.0 million secured by a 40-story mixed-use tower located between 7th and 8th Avenue in New York, New York (the “215 West 34th Street & 218 West 35th Street Property”) comprised of (i) the borrower’s fee simple interest in 78,287 sq. ft. of retail space and (ii) the borrower’s leased fee interest in the land and improvements consisting of a 222,000 sq. ft. hotel, subject to a 68-year lease (the “Hotel Lease”) with 34th Hotel Ventures LLC, an affiliate of the borrower, which tenant (the “Hotel Improvements Leasehold Owner”) operates a 350-key Renaissance by Marriott hotel. The 215 West 34th Street & 218 West 35th Street loan is evidenced by the controlling Note A-1, with an original principal balance of $45.0 million (the “215 West 34th Street & 218 West 35th Street Loan”), which will be included in the CFCRE 2016-C4 mortgage trust. The pari passu non-controlling Note A-2 and Note A-3 with a combined aggregate original balance of $85.0 million were contributed to the CGCMT 2016-GC36 and CFCRE 2016-C3 securitization trusts, respectively.

The relationship between the holders of the 215 West 34th Street & 218 West 35th Street Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–215 West 34th Street & 218 West 35th Street Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$45,000,000	$45,000,000	CFCRE 2016-C4	Yes
Note A-2	$45,000,000	$45,000,000	CGCMT 2016-GC36	No
Note A-3	$40,000,000	$40,000,000	CFCRE 2016-C3	No
Total	$130,000,000	$130,000,000

The 215 West 34th Street & 218 West 35th Street Whole Loan has a 10-year term and is interest only throughout the term. The 215 West 34th Street & 218 West 35th Street Loan accrues interest at a fixed rate equal to 4.2210% and has a cut-off date balance of $45.0 million. Loan proceeds were used to retire existing debt of approximately $42.8 million, fund upfront reserves, pay closing costs and return approximately $80.2 million of equity to the borrower sponsor. Based on the “As-Is” appraised value of $240.0 million as of October 30, 2015 the cut-off date LTV ratio is 54.2%. The most recent financing of the 215 West 34th Street & 218 West 35th Street Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$130,000,000	100.0%	Return of Equity(1)	$80,161,596	61.7%
			Loan Payoff	$42,803,420	32.9%
			Closing Costs	$6,495,327	5.0%
			Reserves	$539,657	0.4%
Total Sources	$130,000,000	100.0%	Total Uses	$130,000,000	100.0%
(1)	Since 2012, the borrower sponsor has invested approximately $126.0 million to develop the 215 West 34th Street & 218 West 35th Street Property, which includes approximately $20.0 million for the retail component.

The Borrower / Sponsor.  The borrower, 34th Street Penn Association LLC, is a single purpose New York limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The borrower is an entity controlled via a joint partnership between the Dushey, Adjmi and Cayre families. The sponsor of the borrower and nonrecourse carve-out guarantor is Jack Dushey.

Jack Dushey is the founder and chairman of Jenel Management Corporation (“Jenel”). Founded in 1985, Jenel is a privately held real estate investment and management company based in New York City. Jenel owns and manages over 90 properties totaling more than 3.0 million sq. ft. consisting primarily of retail space.

The Adjmi family’s portfolio consists of over 100 retail, office, shopping centers, residential and development projects, totaling approximately 12.0 million sq. ft. The Cayre family owns and manages over 2.5 million sq. ft. of commercial real estate.

The Property. The 215 West 34th Street & 218 West 35th Street Property is a Class A, 40-story mixed-use tower located between 7th Avenue and 8th Avenue in New York, New York. The first four floors (plus the basement floor) are comprised of 78,287 sq. ft. of retail space that is 100.0% leased to five tenants. A portion of the fourth floor and all of the fifth through 40th floors (totaling 220,000 sq. ft.), are leased to the Hotel Improvements Leasehold Owner and are occupied by a recently developed 350-key Renaissance by Marriott Hotel.

A-3-23

215 West 34th Street and 218 West 35th Street New York, NY 10001	Collateral Asset Summary – Loan No. 3 215 West 34th Street & 218 West 35th Street (Retail / Leased Fee)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 54.2% 1.88x 8.1%

Retail Improvements (78,287 sq. ft., 26.1% of NRA, 80.3% of U/W Base Rent)

Developed in phases between January 2012 and December 2015, the retail portion of the 215 West 34th Street & 218 West 35th Street Property features 78,287 sq. ft. of retail space located on the ground floor as well as three upper levels and a lower sub-grade level. Approximately 62,937 sq. ft. has frontage along 34th Street and 15,350 sq. ft. has frontage along 35th Street. The retail space is currently 100.0% leased to five tenants with suite sizes ranging from 5,392 sq. ft. to 37,108 sq. ft.

The largest retail tenant, DSW Shoes, occupies 37,108 sq. ft., or 47.4% of retail NRA and accounts for 34.9% of retail underwritten base rent. The second largest retail tenant, Planet Fitness, occupies 15,350 sq. ft., 19.6% of retail NRA and accounts for 9.4% of retail underwritten base rent. The third largest retail tenant, Party City (subleased from Duane Reade), occupies 11,865 sq. ft., or 15.2% of retail NRA and accounts for 12.8% of retail underwritten base rent.

Leased Fee Hotel Improvements (222,000 sq. ft., 73.9% of NRA, 19.7% of U/W Base Rent)

Developed between July 2013 and December 2015, the hotel portion of the 215 West 34th Street & 218 West 35th Street Property features 222,000 sq. ft. of hotel improvements situated on floors four through 40. The 350-key hotel, which is not part of the collateral for the 215 West 34th Street & 218 West 35th Street Whole Loan, opened for business on March 21, 2016 and operates as a Renaissance by Marriott. Hotel amenities include a full-service restaurant and lounge, 8,000 sq. ft. deck with a retractable roof, access to the Planet Fitness gym and five meeting rooms totaling 4,500 sq. ft. of total meeting space, among other things.

The hotel improvements are 100.0% leased to the Hotel Improvements Leasehold Owner, which consists of three members: (i) Jenel Management Corp. (approximately 60.0% and the managing member), an affiliate of the borrower, (ii) Stonebridge Companies (approximately 20.0%) and (iii) Kenneth Hart (approximately 20.0%). In May 2013, the Hotel Improvements Leasehold Owner executed a 68-year lease with a rent commencement date of November 1, 2015 and lease expiration of October 28, 2083. Initial annual lease payment is approximately $2.3 million, with 10.0% escalations every six years.

The hotel is subject to a 30-year franchise agreement with Marriott International, Inc. and is managed by 365 Management Company, LLC, a subsidiary of Stonebridge Companies (“Stonebridge”). Founded in 1991, Stonebridge is a privately owned, hotel owner, operator and developer headquartered near Denver, Colorado. The company’s current portfolio includes 45 hotels with 7,000 rooms nationwide.

Environmental Matters. The Phase I environmental report dated November 12, 2015 recommended no further action at the 215 West 34th Street & 218 West 35th Street Property.

The Market. The 215 West 34th Street & 218 West 35th Street Property is situated along West 34th Street in the Penn Station/Herald Square neighborhood of New York, New York. The neighborhood includes Penn Station, the Empire State Building, Madison Square Garden, Hudson Yards (currently under construction) and the 34th Street retail corridor, which features Macy’s, H&M, Zara, Gap, Uniqlo, Old Navy and Banana Republic. The 215 West 34th Street & 218 West 35th Street Property is located less than one block from the 1,2,3 and A,C,E trains. According to a third party report, the hourly foot traffic on the northwest corner of 7th Avenue and West 34th Street in August 2014 was approximately 17,000 individuals.

Retail Improvements

The 215 West 34th Street & 218 West 35th Street Property is located in the Penn Plaza retail submarket of Manhattan’s midtown area. As of 2Q 2015, the Penn Plaza submarket reported an average rental rate of $119.76 with a vacancy rate of 1.8%. The appraisal determined a blended retail market rent to be $141.11 per sq. ft., which is approximately 18.5% above in-place retail base rent, with a vacancy rate of 3.0%.

The appraisal analyzed a set of 10 comparable retail leases within the immediate competitive area of the 215 West 34th Street & 218 West 35th Street Property. The appraisal indicated that grade-level retail rents for the 215 West 34th Street & 218 West 35th Street Property would range from $350 to $400 per sq. ft. and off-grade spaces would range from $75 to $150 per sq. ft. The below chart represents the blended rent for each comparable tenant.

A-3-24

215 West 34th Street and 218 West 35th Street New York, NY 10001	Collateral Asset Summary – Loan No. 3 215 West 34th Street & 218 West 35th Street (Retail / Leased Fee)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 54.2% 1.88x 8.1%

Comparable Set(1)
Property	Tenant	Start Date	Size (Sq. Ft.)	Rental Rate
215 West 34th Street & 218 West 35th Street Property	Various	Various	78,287(2)	$122.78(3)
5 Penn Plaza	TD Bank	May 2015	3,882	$400.00
1400 Broadway	Chipotle	February 2015	2,901	$151.28
1 Herald Square	Verizon	December 2014	6,600	$666.67
5 Penn Plaza	CVS	August 2014	9,655	$300.00
44 West 34th Street	Lush	June 2014	3,326	$375.30
32 West 34th Street	Journeys Shoes	November 2013	7,200	$243.06
1333 Broadway	Urban Outfitters	June 2013	50,456	$122.88
1 Herald Square	H&M	June 2013	50,700	$364.79
144 West 37th Street	Balade	May 2015	2,500	$57.60
498 Seventh Avenue	JBLA Fashion	May 2015	4,369	$41.29

(1)	Source: Appraisal.
(2)	Represents the total sq. ft. of the retail component.
(3)	Represents the weighted average U/W base rent for the retail component.

Leased Fee Hospitality Improvements

The hotel, which is not part of the collateral for the 215 West 34th Street & 218 West 35th Street Whole Loan, is a full-service hotel situated in Midtown Manhattan.

The Hotel Improvements Leasehold Owner’s projected year-one budget net cash flow, inclusive of a 4.0% FF&E adjustment, is approximately $13.6 million. This excludes the approximately $2.3 million ground rent payment, which represents approximately 6.7% of budgeted total revenue.

Cash Flow Analysis of Non-Collateral Improvements(1)
	Year 1 Budget	Budget per Room(2)
Occupancy	79.0%
ADR	$318.00
RevPAR	$251.22

Room Revenue	$32,181,282	$91,947
F&B Revenue	900,000	2,571
Other Revenue	633,558	1,810
Total Revenue	$33,714,840	$96,328
Operating Expenses	7,149,426	20,427
Undistributed Expenses	9,255,738	26,445
Gross Operating Profit	$17,309,676	$49,456
Total Fixed Charges	2,391,227	6,832
Net Operating Income	$14,918,449	$42,624
FF&E(3)	1,348,594	3,853
Net Cash Flow	$13,569,855	$38,771
(1)	Source: Hotel Improvements Leasehold Owner.
(2)	Based on 350 Keys.
(3)	Assumes 4.0% FF&E.

According to a third party market research firm, the competitive set for the hotel component reported occupancy, ADR and RevPAR of 92.2%, $290.52 and $267.73, respectively, as of November 2015. The competitive set includes the Courtyard New York Manhattan 5th Avenue, Courtyard New York Manhattan Times Square, Renaissance New York Times Square Hotel, Westin New York @ Times Square, Hilton Times Square, Kimpton Hotel Eventi and the Residence Inn New York Manhattan Times Square.

A-3-25

215 West 34th Street and 218 West 35th Street New York, NY 10001	Collateral Asset Summary – Loan No. 3 215 West 34th Street & 218 West 35th Street (Retail / Leased Fee)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 54.2% 1.88x 8.1%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 9/30/2015	U/W(1)	U/W PSF
Retail Base Rent(1)	$4,970,794	$6,256,913	$7,244,378	$7,632,024	$9,611,718	$32.01
Leased Fee Hospitality Base Rent(2)	0	0	0	0	2,362,500	7.87
Value of Vacant Space	0	0	0	0	0	0.00
Gross Potential Rent	$4,970,794	$6,256,913	$7,244,378	$7,632,024	$11,974,218	$39.88
Total Recoveries	36,843	168,161	350,989	586,487	2,876,763	9.58
Less: Vacancy(3)	0	0	0	0	(314,862)	(1.05)
Effective Gross Income	$5,007,637	$6,425,074	$7,595,367	$8,218,511	$14,536,119	$48.41
Total Operating Expenses	712,250	880,647	1,438,944	2,648,416	3,987,562	13.28
Net Operating Income	$4,295,387	$5,544,427	$6,156,423	$5,570,095	$10,548,557	$35.13
TI/LC	0	0	0	0	78,287	0.26
Capital Expenditures	0	0	0	0	11,743	0.04
Net Cash Flow(4)	$4,295,387	$5,544,427	$6,156,423	$5,570,095	$10,458,527	$34.83
(1)	U/W Retail Base Rent represents base rent associated with the retail component, which includes $125,547 in contractual rent steps through December 31, 2016 and rent averaging of $160,054 for Party City (Duane Reade).
(2)	U/W Leased Fee Hospitality Base Rent represents base rent associated with the hotel component, which includes rent averaging of $112,500 through the 215 West 34th Street & 218 West 35th Street Loan term. In May 2013, the Hotel Improvements Leasehold Owner executed a 68-year lease with an expiration of October 2083. Current annual base rent is $2.25 million with 10.0% escalations every six years.
(3)	U/W Vacancy represents a 3.3% vacancy adjustment on the Gross Potential Rent for the retail component, which is in line with the appraisal’s conclusion. The retail component is 100.0% leased to five retail tenants.
(4)	The increase in Net Cash Flow from T-12 9/30/2015 to U/W is primarily the result of the rent commencement associated with the newly constructed hotel improvements and the lease with Planet Fitness.

Property Management. The 215 West 34th Street & 218 West 35th Street Property is managed by Jenel Management Corp., an affiliate of the borrower.

Lockbox / Cash Management. The 215 West 34th Street & 218 West 35th Street Whole Loan is structured with a hard lockbox and springing cash management. In place cash management will occur upon (i) an event of default, (ii) any bankruptcy action of the borrower, guarantor or property manager or (iii) the failure by the borrower after the end of two consecutive calendar quarters to maintain an NOI debt yield of at least 6.0% until the NOI debt yield is at least equal to 6.5% for two consecutive calendar quarters. A full excess cash flow sweep will occur upon the commencement of an event in clauses (i) or (ii) above.

Initial Reserves. At loan origination, the borrower deposited (i) $290,167 into tax reserve account, (ii) $24,490 into an insurance reserve account and (iii) $225,000 into a Planet Fitness free rent reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves in an amount equal to (i) 1/12 of the estimated annual real estate taxes, which currently equates to $290,167, (ii) 1/12 of the estimated annual insurance premiums, which currently equates to $12,245, (iii) $979 into a replacement reserve account and (iv) if at any time during the term of the 215 West 34th Street & 218 West 35th Street Loan, the NOI debt yield is less than 6.0%, $6,530 monthly into a rollover reserve account. If the Hotel Lease is terminated, the borrower is required to deposit an amount equal to the greater of (i) 4.0% of the prior month’s gross revenues and (ii) the then-current amount required by the franchise agreement for capital expenditures and the repair and replacement of FF&E.

Notwithstanding the foregoing, so long as no Hotel Lease Trigger has occurred and the Hotel Improvements Leasehold Owner maintains and pays for directly the insurance for the hotel component, the amount that the borrower is required to deposit under the 215 West 34th Street & 218 West 35th Street Loan for insurance premiums will be reduced to an amount equal to 1/12 of the insurance premiums for the retail component and the building (excluding the hotel component).

A “Hotel Lease Trigger” will commence upon (i) an event of default under the Hotel Lease, (ii) written notice by the Hotel Improvements Leasehold Owner of its intention to terminate the Hotel Lease, (iii) after either the borrower or Hotel Improvements Leasehold Owner terminates or cancels the Hotel Lease through legal action without lender consent, (iv) after the Hotel Lease is terminated or cancelled and/or is not in full force and effect or (v) after any bankruptcy or insolvency of the Hotel Improvements Leasehold Owner.

As of the origination of the 215 West 34th Street & 218 West 35th Street Whole Loan, the hotel component had not yet received a temporary certificate of occupancy. On January 29, 2016, the hotel component received its temporary certificate of occupancy.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

A-3-26

215 West 34th Street and 218 West 35th Street New York, NY 10001	Collateral Asset Summary – Loan No. 3 215 West 34th Street & 218 West 35th Street (Retail / Leased Fee)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 54.2% 1.88x 8.1%

A-3-27

215 West 34th Street and 218 West 35th Street New York, NY 10001	Collateral Asset Summary – Loan No. 3 215 West 34th Street & 218 West 35th Street (Retail / Leased Fee)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 54.2% 1.88x 8.1%

215 West 34th Street &
218 West 35th Street
215 West 34th Street and
218 West 35th Street
New York, NY 10001
DIAMOND ROW
RESTAURANT ROW
THEATER DISTRICT
MIDTOWN
NOMAD
FUR DISTRICT
FLATIRON DISTRICT
W 42ND STREET
E 42ND STREET
W 34TH STREET
E 34TH STREET
W 23RD STREET
TENTH AVENUE
NINTH AVENUE
EIGHTH AVENUE
SEVENTH AVENUE
SIXTH AVENUE
FIFTH AVENUE
MADISON AVENUE
BROADWAY
Manhattan Plaza
Theater Row East
Port Authority Bus Terminal
New York Times Building
E-Walk
Times Square
Conde-Nast
Bank of America Tower
Grace Bldg
HBO
500 Fifth
Bryant Park
New York Public Library
Pennsylvania Building
Macy's Herald Square
Herald Square Building
Empire State Building
One Penn Plaza
Moynihan Station
Madison Square Garden
Penn Station
Pennsylvania Hotel
Manhattan Mall (A&S Plaza)
Greeley Square
5 MW by Brookfield
Manhattan West by Brookfield
United States Postal Service Morgan Station
Fashion Institute Of Technology
The Central High School
Madison Square Park
Flatiron Bldg
LINCOLN TUNNEL ENTRANCE & EXIT
New York
MANHATTAN
Midtown
Times Square
Carnegie Hall
Rockefeller Center
United Nations
Empire State Building
Upper West Side
Upper East Side
Metropolitan Museum of Art
Central Park
West New York
Astoria
Long Island City
Hoboken
Jersey City
NYU
SoHo
Financial District
BROOKLYN
CARTIFACT

A-3-28

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A-3-29

NJ, MA, IL, MN, VA, AL, OH, MO, GA	Collateral Asset Summary – Loan No. 4 AG Life Time Fitness Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 57.1% 1.99x 10.7%

A-3-30

NJ, MA, IL, MN, VA, AL, OH, MO, GA	Collateral Asset Summary – Loan No. 4 AG Life Time Fitness Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 57.1% 1.99x 10.7%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose(1):	Acquisition
Sponsors:	AG Net Lease III Corp.; AG Net Lease III (SO) Corp.
Borrower:	AGNL Exercise, L.L.C.
Original Balance(2):	$45,000,000
Cut-off Date Balance(2):	$45,000,000
% by Initial UPB:	5.4%
Interest Rate:	4.9040%
Payment Date:	6th of each month
First Payment Date:	January 6, 2016
Maturity Date:	December 6, 2025
Amortization:	Interest Only
Additional Debt(2)(3):	$129,300,000 Pari Passu Debt; Future Mezzanine Debt Permitted
Call Protection(4)(5):	L(29), YM1(87), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(6)
	Initial	Quarterly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Required Repairs(7):	$1,879,873	NAP

Financial Information(8)
Cut-off Date Balance / Sq. Ft.:	$139
Balloon Balance / Sq. Ft.:	$139
Cut-off Date LTV:	57.1%
Balloon LTV:	57.1%
Underwritten NOI DSCR:	2.16x
Underwritten NCF DSCR:	1.99x
Underwritten NOI Debt Yield:	10.7%
Underwritten NCF Debt Yield:	9.9%
Underwritten NOI Debt Yield at Balloon:	10.7%
Underwritten NCF Debt Yield at Balloon:	9.9%

Property Information
Single Asset / Portfolio:	Portfolio of 10 properties
Property Type:	Single Tenant Retail
Collateral:	Fee Simple
Location:	NJ, MA, IL, MN, VA, AL, OH, MO, GA
Year Built / Renovated:	2007-2015 / NAP
Total Sq. Ft.:	1,254,268
Property Management:	Life Time Fitness
Underwritten NOI:	$18,692,075
Underwritten NCF:	$17,249,666
Appraised Value:	$305,200,000
Appraisal Date:	July-August 2015

Historical NOI(1)
In Place NOI(9):	$20,284,400
2014 NOI:	NAV
2013 NOI:	NAV
2012 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (May 6, 2016)
2014 Occupancy(10):	100.0% (December 31, 2014)
2013 Occupancy(10):	100.0% (December 31, 2013)
2012 Occupancy(10):	100.0% (December 31, 2012)
(1)	In June 2015, the sole tenant, Life Time Fitness executed a sale-leaseback transaction with the borrower sponsors. Proceeds from the AG Life Time Fitness Portfolio Loan were used to pay down the line of credit that financed the sale-leaseback. As a result, Historical NOI is not available.

(2)	The AG Life Time Fitness Portfolio Whole Loan is evidenced by five pari passu notes in the aggregate original principal amount of $174.3 million. The non-controlling Notes A-3 and A-4-1, with an aggregate original principal balance of $45.0 million, will be included in the CFCRE 2016-C4 mortgage trust. The related companion loans have an aggregate original principal balance of $129.3 million and are evidenced by one controlling note and three non-controlling notes. For additional information on the pari passu companion loans, see “The Loan” below.

(3)	See “Future Mezzanine or Subordinate Indebtedness Permitted” below.

(4)	Partial release is permitted. See “Partial Release” below.

(5)	The lockout period for yield maintenance will be at least 29 payment dates beginning with and including the first payment date of January 6, 2016. Yield maintenance of the full $174.3 million AG Life Time Fitness Portfolio Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) January 6, 2019. The assumed lockout period of 29 payments is based on the expected CFCRE 2016-C4 securitization closing date in May 2016. The actual lockout period may be longer.

(6)	See “Initial Reserves” and “Ongoing Reserves” below. Springing reserves are deposited on a quarterly basis.

(7)	The borrower deposited $1,879,873 into a required repairs reserve account, which represents approximately 110.0% of the engineer’s estimated immediate repairs.

(8)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate AG Life Time Fitness Portfolio Whole Loan.

(9)	In Place NOI represents the current annualized triple-net rent pursuant to a unitary lease covering all of the AG Life Time Fitness Portfolio Properties that commenced in June 2015 and expires in June 2035.

(10)	The 100.0% occupancy figures for 2012-2014 exclude the Westwood property, which was built in 2015 and the 100.0% occupancy figure for 2012 excludes the Vestavia Hills property, which was built in 2013.

A-3-31

NJ, MA, IL, MN, VA, AL, OH, MO, GA	Collateral Asset Summary – Loan No. 4 AG Life Time Fitness Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 57.1% 1.99x 10.7%

Portfolio Summary
Property	Location	Year Built	Sq. Ft.	Allocated Loan Amount ($)(1)	Allocated Loan Amount (%)	Appraised Value(2)	Occupancy(3)
Florham Park	Florham Park, NJ	2008	109,995	$25,826,550	14.8%	$45,200,000	100.0%
Westwood	Westwood, MA	2015	128,000	$25,242,239	14.5%	$43,500,000	100.0%
Vernon Hills	Vernon Hills, IL	2008	140,495	$21,444,217	12.3%	$38,000,000	100.0%
Lakeville	Lakeville, MN	2007	214,646	$17,061,884	9.8%	$29,800,000	100.0%
Sterling	Sterling, VA	2008	112,110	$15,717,968	9.0%	$28,000,000	100.0%
Vestavia Hills	Vestavia Hills, AL	2013	103,647	$14,899,933	8.5%	$25,700,000	100.0%
Beachwood	Beachwood, OH	2010	112,110	$14,257,191	8.2%	$24,800,000	100.0%
Dublin	Dublin, OH	2007	109,045	$13,439,155	7.7%	$23,900,000	100.0%
Ellisville	Ellisville, MO	2008	112,110	$13,263,862	7.6%	$23,300,000	100.0%
Woodstock	Woodstock, GA	2008	112,110	$13,147,000	7.5%	$23,000,000	100.0%
Total / Wtd. Avg.			1,254,268	$174,300,000	100.0%	$305,200,000	100.0%
(1)	Based on the AG Life Time Fitness Portfolio Whole Loan amount.

(2)	The appraisal assigned a hypothetical “dark value” of $220.9 million. The Cut-off Date LTV based on the hypothetical “dark value” is approximately 78.9%.

(3)	Occupancy as of May 6, 2016.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent	Lease Expiration(3)

Life Time Fitness	NR/Caa1/B	1,254,268	100.0%	$16.17	100.0%	6/30/2035
Total Occupied Collateral		1,254,268	100.0%	$16.17	100.0%
Vacant		0	0.0%
Total		1,254,268	100.0%

(1)	The sole tenant under the lease is Healthy Way of Life III, LLC. Life Time Fitness Inc. (“Life Time Fitness”), the parent company, has guaranteed the obligations of the tenant under the lease. The Moody’s rating shown is the Senior Unsecured (Domestic) class. The Moody’s LT Corporate Family rating is “B2.” Ratings shown are of the parent company. For the purposes of this disclosure, “tenant” refers to Life Time Fitness.

(2)	U/W Base Rent PSF represents Life Time Fitness’ current annual rent of $16.17 per sq. ft. Per the terms of its lease, base rent will increase by 9.93% effective July 1, 2020 and increase by 10.0% every five years thereafter. The lease is structured with four five-year renewal options and no termination options (other than in connection with certain casualty and condemnation events).

(3)	The AG Life Time Fitness Portfolio Properties are currently 100.0% occupied by Life Time Fitness pursuant to a unitary lease covering all of the AG Life Time Fitness Portfolio Properties that expires in June 2035.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(1)	% U/W Base Rent Expiring	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	1	1,254,268	100.0%	1,254,268	100.0%	$16.17	100.0%	100.0%
Vacant	NAP	0	0.0%	1,254,268	100.0%	NAP	NAP
Total / Wtd. Avg.	1	1,254,268	100.0%			$16.17	100.0%

(1)	Annual U/W Base Rent PSF represents Life Time Fitness’ current annual rent of $16.17 per sq. ft. Per the terms of its lease, base rent will increase by 9.93% effective July 1, 2020 and increase by 10.0% every five years thereafter. The lease is structured with four five-year renewal options and no termination options (other than in connection with certain casualty and condemnation events).

A-3-32

NJ, MA, IL, MN, VA, AL, OH, MO, GA	Collateral Asset Summary – Loan No. 4 AG Life Time Fitness Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 57.1% 1.99x 10.7%

The Loan. The AG Life Time Fitness Portfolio loan (the “AG Life Time Fitness Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 1,254,268 sq. ft., 10-property portfolio of fitness centers located in nine states (each a “Property” or an “AG Life Time Fitness Portfolio Property”, and collectively, the “AG Life Time Fitness Portfolio Properties”) with an original and cut-off date principal balance of $45.0 million, and represents the non-controlling Notes A-3 and A-4-1 of a $174.3 million whole loan (the “AG Life Time Fitness Portfolio Whole Loan”). The AG Life Time Fitness Portfolio Whole Loan is evidenced by five pari passu notes. Note A-1, Note A-2 and Note A-4-2 are pari passu companion loans with an aggregate original balance of $129.3 million. The pari passu controlling Note A-1 and non-controlling Note A-2 were included in the COMM 2016-CCRE28 and CFCRE 2016-C3 securitization trusts, respectively. The non-controlling Note A-4-2 with an original balance of $29.3 million is expected to be held by CCRE or an affiliate and contributed to a future securitization trust.

The relationship between the holders of the AG Life Time Fitness Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–AG Life Time Fitness Portfolio Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$60,000,000	$60,000,000	COMM 2016-CCRE28	Yes
Note A-2	$40,000,000	$40,000,000	CFCRE 2016-C3	No
Note A-3, A-4-1	$45,000,000	$45,000,000	CFCRE 2016-C4	No
Note A-4-2	$29,300,000	$29,300,000	CCRE	No
Total	$174,300,000	$174,300,000

The AG Life Time Fitness Portfolio Whole Loan has a 10-year term and requires interest only payments for the term of the loan. The AG Life Time Fitness Portfolio Whole Loan accrues interest at a fixed rate equal to 4.9040%. In June 2015, the borrower sponsors purchased the AG Life Time Fitness Portfolio Properties for approximately $298.3 million from Life Time Fitness and subsequently leased each of the AG Life Time Fitness Portfolio Properties back to the sole tenant. The borrower sponsors financed the sale-leaseback transaction with approximately $127.3 million in equity as well as the funding from a line of credit. Loan proceeds were used to pay off the borrower sponsors’ line of credit, fund upfront reserves of approximately $1.9 million and pay closing costs. Based on the portfolio appraised value of $305.2 million as of July and August 2015, the cut-off date LTV ratio is 57.1%. The most recent prior financings of the AG Life Time Fitness Portfolio Properties were not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$174,300,000	57.8%	Purchase Price(1)	$298,300,000	98.9%
Sponsor Equity	$127,278,004	42.2%	Reserves	$1,879,873	0.6%
			Closing Costs	$1,398,131	0.5%
Total Sources	$301,578,004	100.0%	Total Uses	$301,578,004	100.0%
(1)	In June 2015, the sole tenant, Life Time Fitness, executed a sale-leaseback transaction with the borrower sponsors. Proceeds from the AG Life Time Fitness Portfolio Whole Loan were used to pay down the line of credit that financed the sale-leaseback.

The Borrower / Sponsors. The borrower is AGNL Exercise, L.L.C., a single purpose Delaware limited liability company, structured to be bankruptcy-remote, with two independent directors in its organizational structure. The borrower, borrower sponsors and the nonrecourse carve-out guarantors are AG Net Lease III (SO) Corp. (7.3%) and AG Net Lease III Corp. (92.7%), on a several basis only. Such carve-out guarantors are severally liable for their respective guarantor percentage share based on their proportionate indirect ownership interest in the borrower (indicated above), which percentage may change in connection with permitted transfers. In addition, with respect to environmental liability pursuant to the environmental indemnity agreement, the borrower and the guarantors’ liability is limited to the outstanding principal balance of the AG Life Time Fitness Portfolio Loan (at the time the liability occurs) multiplied by the allocated loan amount percentage for the affected Property.

AG Net Lease III Corp. and AG Net Lease III (SO) Corp. are subsidiaries of Angelo, Gordon & Co. Angelo, Gordon & Co. is a privately held registered investment advisor dedicated to alternative investing founded in 1988 that currently manages assets of approximately $27.0 billion. Since 1993, Angelo, Gordon & Co. has acquired over $13.0 billion of properties.

The Properties. The AG Life Time Fitness Portfolio Properties consist of 10 Class A single tenant fitness centers containing 1,254,268 sq. ft. located in New Jersey, Massachusetts, Illinois, Minnesota, Ohio (two properties), Alabama, Virginia, Georgia and Missouri. The AG Life Time Fitness Portfolio Properties were built-to-suit by the tenant between 2007 and 2015 and range in size from 103,647 to 214,646 sq. ft. with an average size of 125,427 sq. ft. The AG Life Time Fitness Portfolio Properties operate as full-service health clubs with amenities such as indoor and outdoor swimming pools, racquetball and squash courts, basketball courts, weight training areas, yoga and cycle studio rooms, day care facilities, men’s and women’s locker rooms, cafes and spas.

A-3-33

NJ, MA, IL, MN, VA, AL, OH, MO, GA	Collateral Asset Summary – Loan No. 4 AG Life Time Fitness Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 57.1% 1.99x 10.7%

Collateral Summary
Property	State	Open Date	Sq. Ft.		Proximate City
Florham Park	NJ	November 2008	109,995		New York City – 26.4 miles
Westwood	MA	July 2015	128,000		Boston – 19.5 miles
Vernon Hills	IL	September 2008	140,495		Chicago – 34.4 miles
Lakeville	MN	June 2007	214,646	(1)	Minneapolis – 23.3 miles
Sterling	VA	October 2008	112,110		Washington D.C. – 30.3 miles
Vestavia Hills	AL	April 2013	103,647		Birmingham – 8.3 miles
Beachwood	OH	January 2010	112,110		Cleveland – 15.3 miles
Dublin	OH	April 2007	109,045		Columbus – 15.6 miles
Ellisville	MO	June 2008	112,110		St. Louis – 23.9 miles
Woodstock	GA	June 2008	112,110		Atlanta – 30.6 miles
Total / Wtd. Avg.			1,254,268
(1)	Includes a 98,547 sq. ft. indoor tennis facility

Life Time Fitness Amenities Summary(1)
	Florham Park	Westwood	Vernon Hills	Lakeville	Sterling	Vestavia Hills	Beachwood	Dublin	Ellisville	Woodstock
Current Level	Onyx	Diamond	Onyx	Gold	Platinum	Platinum	Gold	Gold	Gold	Gold
LifeCafé	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
LifeSpa	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Medi-spa	No	No	Yes	Yes	Yes	Yes	No	Yes	No	No
LifeClinic	No	No	No	Yes	No	No	No	Yes	No	No
Activity Center	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Child Center	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Rock Wall	Yes	No	Yes	Yes	Yes	No	Yes	Yes	Yes	Yes
Indoor Pool	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Outdoor Pool	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Basketball Courts	2	2	2	2	2	2	2	2	0	2
Studios	2	2	2	2	2	2	2	2	2	2
Cycle Studios	1	1	1	1	1	1	1	1	1	1
Yoga Studios	1	1	1	1	1	1	1	1	1	1
Pilates	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Racquetball	No	No	No	No	Yes	No	No	Yes	No	No
Squash	Yes	No	Yes	Yes	No	No	No	Yes	No	Yes
Tennis	No	No	No	Yes	No	Yes	No	No	No	No
(1)	Source: Appraisal.

Life Time Fitness is a privately held, health and lifestyle company that was founded in 1992. As of November 1, 2015, Life Time Fitness operates 118 centers in 26 states and 35 markets in the United States and Canada. The company offers programs for adults and children in group fitness, yoga, swimming, running, racquetball, squash, tennis, pilates, martial arts, rock climbing, cycling, basketball, and personal training, and also offers weight-loss, nutrition and chiropractic services. Through its LifeCafés, LifeSpas and website, the company also offers nutritional products and educational classes and seminars. In addition, the company publishes a magazine under the Experience Life name that includes articles on nutrition and healthy eating, health and wellness, exercise and active adventure, stress-management and personal development.

As of year-end 2014, Life Time Fitness reported revenues of approximately $1.29 billion, which were approximately 7.0% greater than 2013 revenues.

The Lease. Concurrent with the sale-leaseback transaction, Healthy Way of Life III, LLC, a subsidiary of Life Time Fitness executed a 20-year, triple-net unitary lease, that is guaranteed by Life Time Fitness (the “Lease”). The Lease expires on June 30, 2035, provides for base rent of $20,284,400 ($16.17 per sq. ft.) with contractual increases of 9.93% effective July 1, 2020 and 10.0% every five years thereafter and is structured with four five-year renewal options and no termination options (other than in connection with certain casualty and condemnation events).

The Lease provides the sole tenant with certain limited rights to discontinue operations for a period of less than 180 days (excluding renovations, remodeling or other construction), provided tenant continues to meet all of its obligations under the Lease, including the payment of rent and that during (A) the first five years of the Lease, only one Property may go dark, (B) years 6-10, up to two Properties may go dark, (C) years 11-15, only one Property may go dark and (D) years 16-20 up to two Properties may go dark; provided, however, at no time may more than one Property be dark.

A-3-34

NJ, MA, IL, MN, VA, AL, OH, MO, GA	Collateral Asset Summary – Loan No. 4 AG Life Time Fitness Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 57.1% 1.99x 10.7%

If the sole tenant discontinues operations for more than 180 days, the applicable Property will be deemed a “Non-Economic Facility”, and the tenant is required to (i) deliver, as a security deposit, a letter of credit in an amount equal to two months’ rent (such amount, the “Required Letter of Credit Amount”, and such letter of credit, the “Security Deposit Letter of Credit”) and (ii) either substitute an acceptable replacement property (a “Substitute Property”) for the Non-Economic Facility (provided that only three Substitute Properties are permitted during the initial 10 years of the lease term) or, at borrower’s direction, arrange for a sale of the Non-Economic Property. See “Partial Release” and “Substitution” below.

The tenant will be in default under the Lease in the event that the tenant (i) has not resumed operations at the Non-Economic Facility within nine months after the Property was deemed to be a Non-Economic Facility, (ii) has not provided a Substitute Property prior to the date which is (x) nine months after the Property was deemed to be a Non-Economic Facility, or (y) nine months after the date that borrower instructed the tenant to offer such Non-Economic Facility for sale, or (iii) has not sold the Non-Economic Facility within nine months after the date that borrower instructed the tenant to offer such property for sale. All such terms, conditions and obligations described in this paragraph and the immediately preceding paragraph, are each a “Non-Economic Facility Obligation.”

Once a Property is deemed a Non-Economic Facility, until such Property is substituted or sold as described above, the borrower has the right to terminate the Lease with respect to such Non-Economic Facility and equitably reduce the annual rent by the applicable rent reduction percentage.

Under the Lease, the tenant may change the use at any Property from fitness and fitness/health club related activities to medical office.

Under the Lease the tenant has the right, without borrower or lender consent, to, among other things, (i) assign the Lease to an entity that (a) has a credit rating of not less than “BBB” from S&P, “Baa2” from Moody’s or the equivalent, or (b) delivers an acceptable letter of credit to the borrower in the amount of 12 months of annual rent due under the Lease, which letter of credit is required to be renewed on an annual basis throughout the term of the Lease, (ii) mortgage its leasehold interest, and (iii) make material alterations to a Property; provided that structural alterations generally require the consent of the borrower, which consent may not be unreasonably withheld, conditioned or delayed.

Environmental Matters. The Phase I environmental reports dated July 6, 2015 recommended no further action at the AG Life Time Fitness Portfolio Properties.

The Market. The AG Life Time Fitness Portfolio Properties are located in Ohio, New Jersey, Massachusetts, Illinois, Minnesota, Virginia, Alabama, Missouri and Georgia.

Market Overview(1)
			Rental Rate PSF
Mortgaged Property	Population(2)	Average Household Income(2)	Actual	Market(3)
Florham Park	150,012	$167,618	$27.32	$29.25
Westwood	140,652	$122,070	$22.95	$22.75
Vernon Hills	132,610	$143,690	$17.76	$17.25
Lakeville	122,270	$101,969	$9.25	$10.00
Sterling	177,442	$144,381	$16.32	$17.25
Vestavia Hills	140,302	$107,404	$16.73	$17.50
Beachwood	261,248	$73,646	$14.80	$16.00
Dublin	135,754	$109,414	$14.34	$15.00
Ellisville	120,703	$124,806	$13.77	$14.50
Woodstock	131,910	$114,140	$13.65	$13.75
Wtd. Avg.			$16.17	$16.78
(1)	Source: Appraisal.

(2)	Based on a five-mile radius as of 2014.

(3)	Based on the appraisal’s concluded market rent for the AG Life Time Fitness Portfolio Properties.

A-3-35

NJ, MA, IL, MN, VA, AL, OH, MO, GA	Collateral Asset Summary – Loan No. 4 AG Life Time Fitness Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 57.1% 1.99x 10.7%

Cash Flow Analysis.

Cash Flow Analysis (1)
	In Place	U/W	U/W PSF
Base Rent(2)	$20,284,400	$20,284,400	$16.17
Value of Vacant Space	0	0	0.00
Gross Potential Rent	$20,284,400	$20,284,400	$16.17
Total Recoveries	0	0	0.00
Total Other Income	0	0	0.00
Less: Vacancy(3)	0	1,014,220	0.81
Effective Gross Income	$20,284,400	$19,270,180	$15.36
Total Operating Expenses	0	578,105	0.46
Net Operating Income	$20,284,400	$18,692,075	$14.90
TI/LC	1,254,268	1,254,268	1.00
Capital Expenditures	188,140	188,140	0.15
Net Cash Flow	$18,841,992	$17,249,666	$13.75
(1)	In June 2015, the sole tenant, Life Time Fitness executed a sale-leaseback transaction with the borrower sponsors. As a result, historical cash flows are not available.

(2)	U/W Base Rent PSF represents Life Time Fitness’ current annual rent of $16.17 per sq. ft. Per the terms of its lease, base rent will increase by 9.93% effective July 1, 2020 and increase by 10.0% every five years thereafter. The Lease is structured with four five-year renewal options and no termination options.

(3)	U/W Vacancy represents 5.0% of Base Rent. The AG Life Time Fitness Portfolio Properties are currently 100.0% occupied as of May 6, 2016 by Life Time Fitness pursuant to a unitary lease covering all of the AG Life Time Fitness Portfolio Properties that expires in June 2035.

Property Management. The AG Life Time Fitness Portfolio Properties are managed by the tenant, Life Time Fitness.

Lockbox / Cash Management.  The AG Life Time Fitness Portfolio Whole Loan is structured with a hard lockbox and in place cash management. Pursuant to its Lease, the tenant is required to make annual rent payments in quarterly installments. Each quarterly installment of rent is required to be held in a lender controlled cash management account. On each due date occurring immediately after a rent payment date, the loan documents provide that the next two monthly debt service payment amounts will be held in the interest reserve account to be applied to debt service during the months that a rent payment date has not occurred, and any excess amounts will be transferred to the borrower’s operating account.

During a Waterfall Period, any springing reserve amounts together with, among other things, operating expenses, will be applied to payment under the AG Life Time Fitness Portfolio Whole Loan and any excess cash flow will be returned to the borrower. During a Cash Trap Period, all excess cash, after application of funds as required under the loan agreement, will be retained by the lender and held as additional collateral for the AG Life Time Fitness Portfolio Loan.

A “Waterfall Period” will occur (i) upon a Cash Trap Period, (ii) upon the failure of the borrower after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of at least 1.50x until the debt service coverage ratio is at least 1.55x for two consecutive calendar quarters or (iii) upon the borrower obtaining mezzanine financing.

A “Cash Trap Period” will occur (i) during any event of default, (ii) during any bankruptcy action of the borrower, guarantors, property manager or the tenant under the Lease or (iii) upon a Life Time Fitness Lease Event.

A “Life Time Fitness Lease Event” will occur (i) upon the occurrence of any bankruptcy action with respect to Life Time Fitness (or the tenant subsidiary), (ii) during the occurrence of any breach or violation of a Non-Economic Facility Obligation or (iii) if the Lease is terminated, expires or is surrendered (except with respect to a partial release or substitution as described under “Partial Release” and “Substitution” below).

Initial Reserves. At loan origination, the borrower deposited $1,879,873 into a required repairs reserve account, which represents approximately 110.0% of the engineer’s estimated immediate repairs.

Ongoing Reserves.  During the occurrence of a Waterfall Period, the borrower is required to deposit quarterly reserves on each payment date after a rent payment date in an amount equal to (i) 1/4 of the estimated annual real estate taxes into a tax reserve account, (ii) 1/4 of the estimated annual insurance premiums into an insurance reserve account, (iii) $47,025 ($0.15 per sq. ft. annually) into the replacement reserve account and (iv) $313,502 ($1.00 per sq. ft. annually) into the TI/LC reserve account. In addition, in the event tenant goes dark and is required to deposit with borrower a Security Deposit Letter of Credit (as more particularly described above, under “The Lease”), the borrower is required to deposit with the lender cash in the Required Letter of Credit Amount, which will

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NJ, MA, IL, MN, VA, AL, OH, MO, GA	Collateral Asset Summary – Loan No. 4 AG Life Time Fitness Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 57.1% 1.99x 10.7%

be deposited into the Life Time Fitness reserve account. In lieu of cash, the borrower may (i) deliver to the lender an acceptable letter of credit in an amount equal to the Required Letter of Credit Amount or (ii) grant the lender a first lien and security interest in the Security Deposit Letter of Credit.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  The AG Life Time Fitness Portfolio Whole Loan documents permit an approved mezzanine loan in an amount not to exceed $17.43 million, provided that, among other things, the mezzanine loan (i) has a term that is coterminous with the AG Life Time Fitness Portfolio Whole Loan and (ii) based on the combined principal balances, (a) the loan to value ratio is no more than 58.25%, (b) the debt service coverage ratio is equal to or greater than 2.30x and (c) the debt yield is equal to or greater than 11.50%.

Partial Release. At any time after the lockout period, the borrower may obtain the release of up to five individual AG Life Time Fitness Portfolio Properties, provided, among other things, (i) the borrower pays the Release Amount and (ii) after giving effect to such release, (a) the debt service coverage ratio is greater than or equal to the greater of (x) 2.10x and (y) the debt service coverage ratio immediately prior to the release and (b) the EBITDAR to Rent Ratio of the tenant is equal to or greater than EBITDAR to Rent Ratio prior to the release.

The “Release Amount” means (i) 110% of the applicable allocated loan amount (identified in the “Portfolio Summary” chart above) for the first three Properties to be released and (ii) 115% of the applicable allocated loan amount for the next two Properties to be released, in each case, together with the applicable yield maintenance premium and costs.

“EBITDAR” means for any period, earnings (as defined under GAAP) from continuing operations before payment of federal, state and local taxes, plus interest expense, depreciation and amortization and rents, in each case for such period, computed and calculated in accordance with GAAP.

“EBITDAR to Rent Ratio” means, as of any date, the ratio calculated by lender of (i) the EBITDAR of AG Life Time Fitness Portfolio Properties for the twelve (12) month period ending with the most recently completed calendar quarter, to (ii) the rental payments made by Life Time Fitness to the borrower under the Lease for such period.

Substitution. In connection with the partial release of an individual Property that is in connection with a transfer of such Property to the tenant or another third party, the borrower may substitute up to three Substitute Properties as collateral for the AG Life Time Fitness Portfolio Whole Loan provided, among other things, (i) no event of default has occurred and is continuing, (ii) the Substitute Property has a fair market value that is equal to or greater than the value of the Property being released, (iii) the annual rent and EBITDAR of the Substitute Property is equal to or greater than that of the Property being released and (iv) the Substitute Property is required to have the same allocated unpaid principal balance as the Property being released.

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NJ, MA, IL, MN, VA, AL, OH, MO, GA	Collateral Asset Summary – Loan No. 4 AG Life Time Fitness Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 57.1% 1.99x 10.7%

CARTIFACT
CANADA
MN
Minneapolis
WI
MI
Milwaukee
IA
Des Moines
Chicago
Detroit
Cleveland
Buffalo
NY
Albany
VT
NH
ME
Portland
Manchester
MA
Boston
Hartford
CT
RI
Providence
New York
PA
Trenton
Philadelphia
NJ
MD
Baltimore
DE
Washington DC
Indianapolis
Columbus
OH
IN
Cincinnati
Kansas City
MO
IL
St Louis
Louisville
WV
VA
Richmond
KY
Nashville
Knoxville
TN
Durham
Charlotte
NC
AR
Memphis
Chattanooga
Little Rock
Columbia
SC
Atlanta
Birmingham
Macon
MS
AL
GA
Charleston
Shreveport
Jackson
Montgomery
Savannah
TX
LA
Atlantic Ocean
Mobile
Tallahassee
Jacksonville
Lafayette
New Orleans
FL
Orlando
Gulf of Mexico
Tampa
1
2
3
4
5
6
7
8
9
10

AG Life Time Fitness Portfolio

#	Property Name	Address	City/State	Zip Code
1	Life Time - Florham Park, NJ	14 Fernwood Road	Florham Park, NJ	07932
2	Life Time - Westwood, MA	44 Harvard Street	Westwood, MA	02090
3	Life Time - Vernon Hills, IL	680 Woodlands Parkway	Vernon Hills, IL	60061
4	Life Time - Lakeville, MN	18425 Dodd Boulevard	Lakeville, MN	55044
5	Life Time - Sterling, VA	44610 Prentice Drive	Sterling, VA	20166
6	Life Time - Vestavia Hills, AL	3051 Healthy Way	Vestavia Hills, AL	35243
7	Life Time - Beachwood, OH	3850 Richmond Road	Beachwood, OH	44122
8	Life Time - Dublin, OH	3825 Hard Road	Dublin, OH	43016
9	Life Time - Ellisville, MO	3058 Clarkson Road	Ellisville, MO	63017
10	Life Time - Woodstock, GA	14200 Highway 92	Woodstock, GA	30188

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A-3-39

36 East 4th Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 5 Renaissance Cincinnati	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,035,002 59.3% 1.73x 14.1%

A-3-40

36 East 4th Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 5 Renaissance Cincinnati	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,035,002 59.3% 1.73x 14.1%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsors:	Sussex Holdings, LLC; Columbia Sussex Corporation
Borrowers:	Bartlett Building, LLC; CP Cincinnati OP, LLC
Original Balance(1):	$34,200,000
Cut-off Date Balance(1):	$34,035,002
% by Initial UPB:	4.1%
Interest Rate:	5.3190%
Payment Date:	6th of each month
First Payment Date:	March 6, 2016
Maturity Date:	February 6, 2026
Amortization:	300 months
Additional Debt(1):	$22,690,001 Pari Passu Debt
Call Protection(2):	L(27), D(89), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$73,500	$24,500
Insurance:	$61,508	$9,371
FF&E:	$0	Variable(4)
Required Repairs:	$2,606	NAP
Earnout(5):	$3,500,000	NAP
Seasonality:	$175,000	Springing

Financial Information(6)
Cut-off Date Balance / Room:	$175,619
Balloon Balance / Room:	$133,460
Cut-off Date LTV(7):	59.3%
Balloon LTV(7):	48.1%
Underwritten NOI DSCR:	1.94x
Underwritten NCF DSCR:	1.73x
Underwritten NOI Debt Yield:	14.1%
Underwritten NCF Debt Yield:	12.6%
Underwritten NOI Debt Yield at Balloon(8):	18.6%
Underwritten NCF Debt Yield at Balloon(8):	16.5%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral(9):	Fee Simple
Location:	Cincinnati, OH
Year Built / Renovated:	1901 / 2014
Total Rooms:	323
Property Management:	Columbia Sussex Management, LLC
Underwritten NOI:	$7,998,991
Underwritten NCF:	$7,126,504
“As-Is” Appraised Value(7):	$89,700,000
“As-Is” Appraisal Date(7):	October 30, 2015
“As-Stabilized” Appraised Value(7):	$95,700,000
“As-Stabilized” Appraisal Date(7):	October 30, 2017

Historical NOI(10)
Most Recent NOI:	$8,387,615 (T-12 February 29, 2016)
2015 NOI:	$8,011,366 (December 31, 2015)
2014 NOI:	NAP
2013 NOI:	NAP

Historical Occupancy(10)
Most Recent Occupancy:	63.8% (T-12 February 29, 2016)
2015 Occupancy:	61.9% (December 31, 2015)
2014 Occupancy:	NAP
2013 Occupancy:	NAP

(1)	The Renaissance Cincinnati Whole Loan is evidenced by two pari passu notes in the aggregate original principal amount of $57.0 million. The controlling Note A-1 with an original principal amount of $34.2 million will be included in the CFCRE 2016-C4 mortgage trust The non-controlling Note A-2 with an original balance of $22.8 million will not be included in the trust and is expected to be held by CCRE or an affiliate and contributed in a future securitization. For additional information on the pari passu companion loan, see “The Loan” below.

(2)	The lockout period for defeasance will be at least 27 payment dates beginning with and including the first payment date of March 6, 2016. Defeasance of the full $57.0 million Renaissance Cincinnati Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) March 6, 2020. The assumed lockout period of 27 payments is based on the expected CFCRE 2016-C4 securitization closing date in May 2016. The actual lockout period may be longer.

(3)	See “Initial Reserves” and “Ongoing Reserves” below.

(4)	See “Ongoing Reserves” below.

(5)	Amounts in the Earnout reserve will be released to the borrowers prior to March 6, 2020, provided, among other things, (i) departmental revenue based on the trailing 12 months is greater than or equal to $19.5 million, (ii) the earnout net cash flow as calculated according to the loan documents is greater than or equal to $6.27 million, (iii) no event of default has occurred and is then continuing and (iv) no cash management period is then continuing.

(6)	DSCR, LTV, Debt Yield and Balance / Room calculations are based on the aggregate Renaissance Cincinnati Whole Loan.

(7)	Cut-off Date LTV is calculated net of the $3.5 million Earnout reserve and using the “As-Is” appraisal value. Based on the “As Stabilized” Appraised Value, the Cut-off Date LTV and Balloon LTV are 59.3% and 45.0%, respectively. The Cut-off Date LTV based on the “As-Is” Appraised Value and Renaissance Cincinnati Whole Loan is 63.2%.

(8)	Underwritten NOI Debt Yield at Balloon and Underwritten NCF Debt Yield at Balloon based on the 2016 unabated taxes of approximately $862,000 are 17.2% and 15.2%, respectively.

(9)	In connection with the receipt of historic tax credits, the Renaissance Cincinnati Property was bifurcated into a fee ownership interest and a leasehold ownership interest. One of the borrowers, Bartlett Building, LLC, owns the fee interest and the other borrower, CP Cincinnati OP, LLC owns the leasehold interest. Each of the borrowers are co-borrowers under the related notes and the Renaissance Cincinnati Loan documents and due to the overlapping structure, the ownership interest is deemed a fee interest.

(10)	The borrower sponsors acquired the building in 2013 and subsequently completed a full renovation to convert the property to a full service Renaissance Marriott. The Renaissance Cincinnati opened in July 2014. As a result, Historical NOI and Historical Occupancy are not applicable prior to such time.

A-3-41

36 East 4th Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 5 Renaissance Cincinnati	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,035,002 59.3% 1.73x 14.1%

The Loan. The Renaissance Cincinnati loan (the “Renaissance Cincinnati Loan”) is a fixed rate loan secured by the borrowers’ fee simple and leasehold interest in a 323-room, full service hotel located in Cincinnati, Ohio (the “Renaissance Cincinnati Property”). The Renaissance Cincinnati Loan has an original principal balance of $34.2 million and represents the controlling Note A-1 of a $57.0 million whole loan (the “Renaissance Cincinnati Whole Loan”). The Renaissance Cincinnati Whole Loan is evidenced by two pari passu notes, the controlling Note A-1, with an original principal balance of $34.2 million, which will be included in the CFCRE 2016-C4 mortgage trust, and the non-controlling Note A-2, with an original principal balance of $22.8 million, which will be included in a future securitization trust.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$34,200,000	$34,035,002	CFCRE 2016-C4	Yes
Note A-2	$22,800,000	$22,690,001	CCRE	No
Total	$57,000,000	$56,725,004

The Renaissance Cincinnati Loan has a 10-year term and amortizes on a 25-year schedule. The Renaissance Cincinnati Loan accrues interest at a fixed rate equal to 5.3190% and has a cut-off date balance of approximately $34.0 million. The Renaissance Cincinnati Whole Loan proceeds were used to retire existing debt of approximately $48.8 million, fund upfront reserves of approximately $3.8 million, pay closing costs and return approximately $3.2 million of equity to the borrowers. Based on the “As-Is” appraised value of $89.7 million as of October 30, 2015 and net of the $3.5 million earnout reserve, the cut-off date LTV is 59.3%.The most recent prior financing of the Renaissance Cincinnati Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$57,000,000	100.0%	Loan Payoff	$48,838,636	85.7%
			Reserves	$3,812,614	6.7%
			Closing Costs	$1,173,285	2.1%
			Return of Equity	$3,175,466	5.6%
Total Sources	$57,000,000	100.0%	Total Uses	$57,000,000	100.0%

The Borrowers / Sponsors. The borrowers, Bartlett Building, LLC and CP Cincinnati OP, LLC, are single purpose Delaware limited liability companies structured to be bankruptcy-remote each with two independent directors in its organizational structure. The sponsors of the borrowers and nonrecourse carve-out guarantors are Sussex Holdings, LLC and Columbia Sussex Corporation, jointly and severally, (collectively, “Columbia Sussex”). Founded in 1972, Columbia Sussex is a privately-owned company specializing in owning and operating hospitality properties. Currently, the borrowers own and manage a $2.6 billion portfolio of 39 hospitality assets with the majority having Marriott flags.

The Property. The Renaissance Cincinnati Property is an 18-story, 323-room full service hotel located in Cincinnati, Ohio. Originally developed in 1901 as an office building, the borrower sponsors acquired the building in 2013 and subsequently completed a full renovation to convert the property to a full service Renaissance Marriott for a total cost of approximately $51.9 million. ($160,681 per key). The Renaissance Cincinnati Property opened in July 2014. The room mix consists of 115 king-bedded rooms, 154 queen/queen-bedded rooms, 41 suites and 13 ADA guestrooms.

Amenities throughout the hotel include a fitness center, full-service business center, lounge, 12,290 sq. ft. of meeting space that can accommodate eight different breakout rooms and host up to 700 individuals, wireless internet in public spaces, concierge service and valet parking. Additionally, the Renaissance Cincinnati Property features the D. Burnham’s, a casual dining restaurant offering three-meals per day.

The market mix for the Renaissance Cincinnati Property is comprised of approximately 60.0% commercial clients, 30.0% meeting & group and 10.0% leisure. The largest commercial accounts include Ernst & Young, Proctor & Gamble, Accenture, Deloitte, and Fidelity Investments, among others.

In 2013, the borrowers renewed a 20-year franchise agreement with Marriott International, Inc. The franchise agreement expires in July 2034.

Environmental Matters. The Phase I environmental report dated November 5, 2015 recommended the implementation of an asbestos operation and maintenance plan and mold and moisture operation and maintenance plan at the Renaissance Cincinnati Property, which are currently in place.

A-3-42

36 East 4th Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 5 Renaissance Cincinnati	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,035,002 59.3% 1.73x 14.1%

The Market. The Renaissance Cincinnati Property is located at the intersection of East 4th Street and Walnut Street in the central business district (“CBD”) of Cincinnati, Ohio. The CBD contains more than 22 million sq. ft. of office space and over 60,000 full-time employees. Fortune 500 companies’ headquarters within a 1-mile radius of the Renaissance Cincinnati Property include Kroger, Procter & Gamble, Macy’s, Omnicare, Fifth Third Bancorp, American Financial Group, Western & Southern Financial Group and Dunnhumby.

Major projects in the downtown Cincinnati area include the development of The Banks along the riverfront. The first phase of development opened in April 2011 and includes approximately 300 apartments, 80,000 sq. ft. of retail space and over 3,300 parking spaces. Additionally, General Electrics, as part of The Banks development, announced in 2014 that they will develop a new U.S. Global Operations Center expected to produce up to 2,000 jobs. In 2014, Cincinnati was the largest metropolitan statistical area in Ohio with a population of more than 2.1 million and a median household income of $54,330.

Local area demand drivers include Cincinnati/Northern Kentucky International Airport (15.2 miles), Paul Brown Stadium (0.6 miles), Great American Ball Park (0.3 miles), U.S. Bank Arena (0.5 miles), Horseshoe Cincinnati Casino (1.2 miles), Over-the-Rhine (1.1 miles) and Aronoff Center (0.3 miles). In particular, the Renaissance Cincinnati Property is located within approximately 15.2 miles of Cincinnati/Northern Kentucky International Airport, the busiest airport in Kentucky serving the greater Cincinnati metropolitan area.

For the 12 months ending in February 29, 2016, the Renaissance Cincinnati Property was reported as having occupancy, ADR and RevPAR of 63.8%, $179.02 and $114.26, respectively.

Historical Occupancy, ADR, RevPAR – Competitive Set(1)(2)
	Renaissance Cincinnati			Competitive Set(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Year to Date	55.8%	$171.65	$95.70	60.9%	$146.73	$89.30	91.6%	117.0%	107.2%
Trailing 3 Month	52.9%	$168.57	$89.25	56.7%	$145.63	$82.50	93.5%	115.8%	108.2%
Trailing 12 Month	63.8%	$179.02	$114.26	69.8%	$159.86	$111.51	91.5%	112.0%	102.5%
(1)	Source: hospitality research report.

(2)	As of February 29, 2016.

(3)	Includes The Cincinnatian Hotel, Hyatt Regency Cincinnati, Hilton Cincinnati Netherland Plaza, Westin Cincinnati, Marriott Cincinnati @ Rivercenter, Residence Inn Cincinnati Downtown and 21c Museum Hotel Cincinnati.

A-3-43

36 East 4th Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 5 Renaissance Cincinnati	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,035,002 59.3% 1.73x 14.1%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2015	T-12 2/29/2016	U/W	U/W per Room(2)
Occupancy	61.9%	63.8%	63.8%
ADR	$178.22	$178.51	$178.51
RevPAR	$110.32	$113.93	$113.93

Room Revenue	$13,005,912	$13,468,009	$13,431,211	$41,583
F&B Revenue	4,601,206	4,680,648	4,667,859	14,452
Other Revenue(3)	1,038,048	1,079,419	1,076,470	3,333
Total Revenue	$18,645,166	$19,228,076	$19,175,540	$59,367
Operating Expenses	6,019,570	6,146,126	6,129,333	18,976
Undistributed Expenses	4,324,655	4,418,534	4,611,853	14,278
Gross Operating Profit	$8,300,941	$8,663,416	$8,434,354	$26,113
Total Fixed Charges(4)	289,575	275,801	435,363	1,348
Net Operating Income	$8,011,366	$8,387,615	$7,998,991	$24,765
FF&E	745,807	769,137	872,487	2,701
Net Cash Flow	$7,265,559	$7,618,478	$7,126,504	$22,063
(1)	The borrowers acquired the building in 2013 and subsequently completed a full renovation to convert the property to a full service Renaissance Marriott. The Renaissance Cincinnati opened in July 2014. As a result, cash flows prior to 2015 are not applicable.

(2)	U/W per Room is based on a total of 323 rooms.

(3)	Other Revenue includes telephone revenue, parking revenue and vending machines, among other things.

(4)	The Renaissance Cincinnati Property is subject to a 12-year tax exemption by the City of Cincinnati from any increase in assessed value through 2026. Taxes were underwritten based on the actual in-place abated taxes of $291,932 (which includes the 25% payment due to the board of education). The unabated taxes payable in 2016 would be approximately $862,000.

Property Management. The Renaissance Cincinnati Property is managed by Columbia Sussex Management, LLC, an affiliate of the borrowers.

Lockbox / Cash Management.  The Renaissance Cincinnati Loan is structured with a hard lockbox and springing cash management. In place cash management is required upon (i) an event of default, (ii) a bankruptcy action of the borrowers, guarantors or the property manager, (iii) the failure of the borrowers after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of at least 1.20x until the debt service coverage ratio after the end of two consecutive calendars is at least equal to 1.25x or (iv) 12 months prior to the expiration of the franchise agreement or immediately if the franchise agreement has been terminated (“Cash Management Period”). A full excess cash sweep will occur upon the continuation of the events specified in clauses (i) and (ii) or if the borrowers fail after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of at least 1.15x until the debt service coverage ratio after the end of two consecutive calendar quarters is at least 1.20x (“Cash Trap Period”).

Initial Reserves.  At loan origination, the borrowers deposited (i) $73,500 into a tax reserve account, (ii) $61,508 into an insurance reserve account, (ii) $2,606 into a required repairs reserve account, which represents 125% of the engineer’s recommendation, (iii) $175,000 into a seasonality reserve account and (iv) $3,500,000 into an earnout reserve account.

The borrowers may request the disbursement of amounts in the earnout reserve on any date prior to March 6, 2020, provided, among other things, (i) total revenue based on the trailing 12 months is greater than or equal to $19.5 million, (ii) the earnout net cash flow is greater than or equal to $6.27 million, (iii) no event of default has occurred and is then continuing and (iv) no Cash Management Period is then continuing.

The Renaissance Cincinnati Loan documents require that the earnout net cash flow be determined based on a 4.5% FF&E reserve collection of gross income and the greater of (i) actual taxes paid and (ii) $862,117.

A-3-44

36 East 4th Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 5 Renaissance Cincinnati	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,035,002 59.3% 1.73x 14.1%

Ongoing Reserves.  On a monthly basis, the borrowers are required to make deposits of (i) 1/12 of the required annual taxes, which currently equates to $24,500, (ii) 1/12 of the required insurance premiums, which currently equates to $9,371 and (iii) with respect to the FF&E reserve account, 1/12 of (a) 2.0% of such year’s gross income through June 6, 2016, (b) 3.0% of such year’s gross income from July 6, 2016 through June 6, 2017, (c) 4.0% of such year’s gross income from July 6, 2017 through June 6, 2018 and (d) 5.0% of such year’s gross income thereafter.

In the event that the Renaissance Cincinnati Property fails to maintain a debt service coverage ratio of 1.10x based on the net cash flow in the months of December through February, then on each payment date occurring in July, August, September and October, to the extent the balance of the seasonality reserve account is less than $740,000, the borrowers are required to make deposits of (i) excess cash flow if a Cash Trap Period is continuing or (ii) a monthly amount based on the aggregate difference between the Renaissance Cincinnati Property’s actual cash flow in the months of December through February and an amount that would achieve a debt service coverage ratio of 1.10x in such months, respectively, divided evenly across the four months requiring deposits.

Additionally, excess cash flow will be deposited into a franchise agreement reserve account if (i) as of any payment date, the franchise agreement has a remaining term of less than 12 months or has been terminated and (ii) the balance of the franchise agreement reserve account and FF&E reserve account is collectively less than $3,230,000. Additionally, if any future PIP work is required by the current franchise agreement or a replacement franchise agreement, the borrowers will deposit 110.0% of the estimated costs for any PIP less the amount then on deposit in the FF&E reserve account and the franchise agreement reserve account.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None.

A-3-45

36 East 4th Street Cincinnati, OH 45202	Collateral Asset Summary – Loan No. 5 Renaissance Cincinnati	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,035,002 59.3% 1.73x 14.1%

Renaissance Cincinnati
36 East 4th Street
Cincinnati, OH 45202
Cincinnati
OHIO
KENTUCKY
Covington
Ohio River
MOUNT AUBURN
OVER-THE-RHINE
MAIN STREET
MOUNT ADAMS
SHOPPING DISTRICT
DOWNTOWN
FOURTH STREET
Music Hall
Washington Park
Horseshoe Casino
Cincinnati Art Museum
Eden Park
Playhouse in the Park
City Hall
Aronoff Center
Fountain Square
Macys
Saks Fifth Ave
Duke Energy Convention Center
Taft Theatre
Taft Museum of Art
Bicentennial Commons
US Bank Arena
Great American Ball Park
National Underground Railroad Freedom Center
The Banks
Paul Brown Stadium
Smale Riverfront Park
Courtyard Cincinnati Covington
Jackson Hill Park
West Chester
Sharonville
Loveland
Kenwood
Norwood
Florence
CARTIFACT

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A-3-47

99 Washington Avenue Albany, NY 12210	Collateral Asset Summary – Loan No. 6 One Commerce Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,854,864 73.0% 1.30x 9.9%

A-3-48

99 Washington Avenue Albany, NY 12210	Collateral Asset Summary – Loan No. 6 One Commerce Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,854,864 73.0% 1.30x 9.9%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsors:	Leah Weiss; The LW Trust
Borrowers:	99 Washington LLC; One Commerce Plaza LLC
Original Balance(1):	$33,000,000
Cut-off Date Balance(1):	$32,854,864
% by Initial UPB:	3.9%
Interest Rate:	5.3335%
Payment Date:	6th of each month
First Payment Date:	February 6, 2016
Maturity Date:	January 6, 2026
Amortization:	360 months
Additional Debt(1):	$39,824,078 Pari Passu Debt
Call Protection:	L(28), D(87), O(5)
Lockbox / Cash Management:	Hard / In Place

Reserves(2)
	Initial	Monthly
Taxes:	$351,334	$175,667
Insurance:	$126,466	$15,808
Replacement:	$0	$9,234
TI/LC:	$0	Variable(3)
MTM Reserve:	$0	Lesser of (i) $131,339, and (ii) all excess cash

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$98
Balloon Balance / Sq. Ft.:	$82
Cut-off Date LTV:	73.0%
Balloon LTV:	61.0%
Underwritten NOI DSCR:	1.48x
Underwritten NCF DSCR:	1.30x
Underwritten NOI Debt Yield:	9.9%
Underwritten NCF Debt Yield:	8.8%
Underwritten NOI Debt Yield at Balloon:	11.9%
Underwritten NCF Debt Yield at Balloon:	10.5%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Albany, NY
Year Built / Renovated:	1969 / 2007
Total Sq. Ft.:	738,708
Property Management:	Carrow Real Estate Services, LLC
Underwritten NOI:	$7,217,395
Underwritten NCF:	$6,367,881
Appraised Value:	$99,500,000
Appraisal Date:	December 15, 2015

Historical NOI
Most Recent NOI:	$8,384,775 (December 31, 2015)
2014 NOI:	$7,864,678 (December 31, 2014)
2013 NOI:	$8,052,633 (December 31, 2013)
2012 NOI:	$7,651,669 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	96.4% (December 1, 2015)
2014 Occupancy	91.0% (December 31, 2014)
2013 Occupancy:	94.8% (December 31, 2013)
2012 Occupancy:	94.5% (December 31, 2012)
(1)	The One Commerce Plaza Whole Loan is evidenced by two pari passu notes in the aggregate original principal amount of $73.0 million. The non-controlling Note A-2, with an original principal balance of $33.0 million and cut-off balance of approximately $32.9 million, will be included in the CFCRE 2016-C4 securitization trust. The controlling Note A-1, with an original principal balance of $40.0 million and cut-off balance of approximately $39.8 million was contributed to the CFCRE 2016-C3 securitization trust.

(2)	See “Initial Reserves” and “Ongoing Reserves” below.

(3)	Monthly deposit of $70,793 for the first three years; $61,559 per month thereafter.

(4)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate One Commerce Plaza Whole Loan.

A-3-49

99 Washington Avenue Albany, NY 12210	Collateral Asset Summary – Loan No. 6 One Commerce Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,854,864 73.0% 1.30x 9.9%

The Loan. The One Commerce Plaza loan (the “One Commerce Plaza Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in a 20-story office building consisting of 738,708 sq. ft. located at 99 Washington Avenue in Albany, New York (the “One Commerce Plaza Property”) with an original principal balance of $33.0 million and represents the non-controlling Note A-2 of a $73.0 million whole loan (the “One Commerce Plaza Whole Loan”). The One Commerce Plaza Whole Loan is evidenced by two pari passu notes, the controlling Note A-1, with an original principal balance of $40.0 million, which was included in the CFCRE 2016-C3 securitization trust, and the non-controlling Note A-2, with an original principal balance of $33.0 million, which will be included in the CFCRE 2016-C4 securitization trust.

The relationship between the holders of the One Commerce Plaza Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–One Commerce Plaza Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$40,000,000	$39,824,078	CFCRE 2016-C3	Yes
Note A-2	$33,000,000	$32,854,864	CFCRE 2016-C4	No
Total	$73,000,000	$72,678,942

The One Commerce Plaza Loan has a 10-year term and amortizes on a 30-year schedule. The One Commerce Plaza Loan accrues interest at a fixed rate equal to 5.3335% and has a cut-off date balance of approximately $32.9 million. The One Commerce Plaza Whole Loan proceeds were used to retire existing debt of approximately $69.0 million, pay closing costs of approximately $3.6 million, and fund reserves of approximately $0.5 million. Based on the appraised value of $99.5 million as of December 15, 2015, the cut-off date LTV is 73.0%. The most recent prior financing of the One Commerce Plaza Property was included in the CSMC 2007-C5 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$73,000,000	100.0%	Loan Payoff	$68,990,140	94.5%
Sponsor Equity	$30,516	0.0%	Closing Costs	$3,562,576	4.9%
			Reserves	$477,800	0.7%
Total Sources	$73,030,516	100.0%	Total Uses	$73,030,516	100.0%

The Borrowers / Sponsors. The borrowers are 99 Washington LLC and One Commerce Plaza LLC as tenants-in-common. 99 Washington LLC and One Commerce Plaza LLC are each New York limited liability companies structured to be bankruptcy remote with two independent directors in their organizational structures. The sponsors of the borrowers and the nonrecourse carve-out guarantors are Leah Weiss and The LW Trust, an irrevocable trust.

Leah Weiss has been actively involved in real estate for the last 35 years with Weiss Realty. Weiss Realty is a family based real estate firm with a portfolio of 37 properties totaling approximately 3.7 million sq. ft. and 858 units located across New York and New Jersey.

The Property. The One Commerce Plaza Property is a 20-story, 738,708 sq. ft. office building located in Albany, New York. Originally developed in 1969, the borrower sponsors acquired the One Commerce Plaza Property in 2005. Over the last ten years, the borrower sponsors invested approximately $16.6 million in capital expenditures, which included common area renovations, heating system upgrades, roof replacement, and replacement of the marble façade, among other improvements.

The One Commerce Plaza Property is located in the west-central area of the Albany central business district, across the street from the New York State Capitol Building and adjoining West Capitol Park. Albany is the state capital of New York; accordingly, the nineteen state government departments and one hundred agencies within the New York State government create a significant amount of demand throughout the entire downtown office, retail and hotel markets and have been a major driver of occupancy at the One Commerce Plaza Property.

As of December 1, 2015, the One Commerce Plaza Property was 96.4% occupied to 47 tenants. Various offices of New York State (“NYS”) (rated AA+/Aa1/AA+ by Fitch/Moody’s/S&P) currently occupy a total of 559,791 sq. ft., or 75.8% of net rentable area (“NRA”). Of the space occupied by NYS, 243,304 sq. ft. or 32.9% of GLA is leased on a month-to-month basis with lease renewals currently out for signature. The largest tenant by NRA, NYS OGS Department of Health (“DOH”), occupies 166,700 sq. ft., or 22.6% of total NRA, 12.6% of that on a month-to-month basis, and accounts for 19.4% of underwritten base rent. In February 2016, DOH received all applicable New York State approvals to extend their lease on all 166,700 sq. ft. through February 28, 2026 however, the lease is not yet effective. The second largest tenant by NRA, NYS Dept. of State, occupies 123,715 sq. ft. or 16.7% of total NRA, and accounts for 19.7% of underwritten base rent. The third largest tenant by NRA, NYS Higher Education, occupies 102,685 sq. ft., or 13.9% of total NRA, and accounts for 14.4% of underwritten base rent.

A-3-50

99 Washington Avenue Albany, NY 12210	Collateral Asset Summary – Loan No. 6 One Commerce Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,854,864 73.0% 1.30x 9.9%

The largest non-NYS tenant, Whiteman Osterman & Hana LLP, occupies 57,751 sq. ft. or 7.8% of total NRA, and accounts for 10.6% of underwritten base rent. Whiteman Osterman & Hana LLP, has been at the One Commerce Plaza Property since 1989 and recently executed an early five-year lease extension, extending its term from August 2018 through July 2023 with no termination options.

Environmental Matters. The Phase I environmental report dated August 4, 2015 recommended no further action at the One Commerce Plaza Property. For additional information, see “Description of the Mortgage Pool–Environmental Conditions” in the Preliminary Prospectus.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration(2)

NYS OGS Department of Health (DOH)	AA+/Aa1/AA+	166,700	22.6%	$13.00(3)	19.4%	Various(4)(5)
NYS Dept. of State	AA+/Aa1/AA+	123,715	16.7%	$17.85	19.7%	5/31/2018
NYS Higher Education	AA+/Aa1/AA+	102,685	13.9%	$15.72	14.4%	7/31/2017
NYS - Department of Financial Services (DFS)	AA+/Aa1/AA+	77,643	10.5%	$13.00(3)	9.0%	MTM(4)
NYS - Office of Temporary and Disability Assistance (OTDA)	AA+/Aa1/AA+	70,870	9.6%	$13.00(3)	8.2%	Various(4)(5)
Total Major Tenants		541,613	73.3%	$14.62	70.8%
Remaining Tenants		170,659	23.1%	$19.18	29.2%
Total Occupied Tenants		712,272	96.4%	$15.72	100.0%
Vacant		26,436	3.6%
Total		738,708	100.0%

(1)	Certain ratings are those of the state whether or not the state guarantees the lease.

(2)	New York State government leases contain customary appropriation clauses.

(3)	Ten year lease extensions for the month-to-month tenants shown above are currently out for signature or in the case of the DOH tenant, not yet effective. The month-to-month leases are being underwritten to a rent of $13.00 per sq. ft. based on the current leases that are out for signature which is less than the current rent of $14.92 per sq. ft. on a month-to-month basis. In February 2016, DOH received all applicable New York State approvals to extend their lease on all 166,700 sq. ft. through February 28, 2026 however, the lease is not yet effective.

(4)	The One Commerce Plaza Loan is structured with a cash flow sweep tied to the extension of the DOH, DFS and OTDA month-to-month leases shown above. Until the MTM Reserve Release Conditions have been satisfied, the borrowers are required to deposit a monthly amount equal to the lesser of (i) $131,339, or (ii) all excess cash. As of March 2016, the borrowers failed to satisfy the MTM Reserve Release Conditions and a full excess cash flow sweep has commenced until such a time that the MTM Reserve Release Conditions have been satisfied. See “Ongoing Reserves” below.

(5)	DOH currently leases 43,228 sq. ft. expiring December 31, 2016, 30,462 sq. ft. expiring July 31, 2017 and 93,010 sq. ft. on a month-to-month basis. OTDA currently leases 6,986 sq. ft. expiring March 31, 2018 and 63,884 sq. ft. on a month-to-month basis.

A-3-51

99 Washington Avenue Albany, NY 12210	Collateral Asset Summary – Loan No. 6 One Commerce Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,854,864 73.0% 1.30x 9.9%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM(2)	11	244,459	33.1%	244,459	33.1%	$12.88	28.1%	28.1%
2016	5	50,772	6.9%	295,231	40.0%	$14.78	6.7%	34.8%
2017	8	151,005	20.4%	446,236	60.4%	$15.25	20.6%	55.4%
2018	8	142,869	19.3%	589,105	79.7%	$18.26	23.3%	78.7%
2019	5	28,920	3.9%	618,025	83.7%	$19.77	5.1%	83.8%
2020	1	1,327	0.2%	619,352	83.8%	$22.41	0.3%	84.1%
2021	1	4,043	0.5%	623,395	84.4%	$19.00	0.7%	84.8%
2022	2	18,898	2.6%	642,293	86.9%	$18.07	3.1%	87.8%
2023	3	62,129	8.4%	704,422	95.4%	$20.58	11.4%	99.3%
2024	0	0	0.0%	704,422	95.4%	$0.00	0.0%	99.3%
2025	2	4,125	0.6%	708,547	95.9%	$20.19	0.7%	100.0%
2026	0	0	0.0%	708,547	95.9%	$0.00	0.0%	100.0%
2027	0	0	0.0%	708,547	95.9%	$0.00	0.0%	100.0%
Thereafter	1	3,725	0.5%	712,272	96.4%	$0.00	0.0%	100.0%
Vacant	NAP	26,436	3.6%	738,708	100.0%	NAP	NAP
Total / Wtd. Avg.	47	738,708	100.0%			$15.72	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(2)	Includes DOH, DFS and OTDA tenants which currently have 10-year lease extensions out for signature. The One Commerce Plaza Loan is structured with a cash flow sweep tied to the extension of the DOH, DFS and OTDA month-to-month leases. Until the MTM Reserve Release Conditions have been satisfied, the borrowers are required to deposit a monthly amount equal to the lesser of (i) $131,339, or (ii) all excess cash. As of March 2016, the borrowers failed to satisfy the MTM Reserve Release Conditions and a full excess cash flow sweep has commenced until such a time that the MTM Reserve Release Conditions have been satisfied. See “Ongoing Reserves” below.

Major Tenants.

NYS OGC Department of Health (DOH) (166,700 sq. ft.; 22.6% of NRA; 19.4% of U/W Base Rent) The New York State Department of Health (“DOH”) (rated AA+/Aa1/AA+ by Fitch/Moody’s/S&P) was established in 1901 to provide services promoting the health of all New Yorkers. Services include ensuring access to high-quality, affordable health care; programs to reduce chronic diseases (cancer, heart disease, obesity, diabetes, etc.); promoting maternal, infant and child health; anti-tobacco initiatives; assuring a healthy environment (environmental programs and surveillance, water quality, lead, etc.); and eliminating health disparities, ensuring high-quality, affordable services to all New Yorkers across all populations. DOH has been in tenancy at the One Commerce Plaza Property since 2004.

NYS Dept. of State (123,715 sq. ft.; 16.7% of NRA; 19.7% of U/W Base Rent) The New York State Department of State (“DOS”) (rated AA+/Aa1/AA+ by Fitch/Moody’s/S&P) was established in 1778. Its responsibilities entail compiling state agency rules and regulations, publishing information on the State Constitution, the Great Seal of New York, and other state documents, as well as designing and managing Governor Cuomo’s Regional Economic Development Council. The DOS also handles strategic investments to spur economic growth within New York. DOS has been in tenancy at the One Commerce Plaza Property since 2007.

NYS Higher Education (102,685 sq. ft.; 13.9% of NRA; 14.4% of U/W Base Rent) The New York State Office of Higher Education (“OHE”) (rated AA+/Aa1/AA+ by Fitch/Moody’s/S&P) is an arm of the New York State Education Department. Its responsibilities entail coordinating New York’s higher education system and managing partnerships in order to: improve educational opportunities for students, prepare teachers across the state, protect the public’s investment in education, and collect and publish accurate and timely educational information. OHE has been in tenancy at the One Commerce Plaza Property since 1997.

NYS Department of Financial Services (DFS) (77,643 sq. ft.; 10.5% of NRA; 9.0% of U/W Base Rent) The New York State Department of Financial Services (“DFS”) (rated AA+/Aa1/AA+ by Fitch/Moody’s/S&P) was created by transferring the functions of the New York State Banking Department and the New York State Insurance Department into a new department. This transfer of functions became official on October 3, 2011. DFS has been in tenancy at the One Commerce Plaza Property since 2002.

NYS Office of Temporary and Disability Assistance (OTDA) (70,870 sq. ft.; 9.6% of NRA; 8.2% of U/W Base Rent) The New York State Office of Temporary and Disability Assistance (“OTDA”) (rated AA+/Aa1/AA+ by Fitch/Moody’s/S&P) is responsible for supervising programs that provide assistance and support to eligible families and individuals. OTDA’s functions include: Providing temporary cash assistance; providing assistance in paying for food; providing heating assistance; overseeing New York State’s child support

A-3-52

99 Washington Avenue Albany, NY 12210	Collateral Asset Summary – Loan No. 6 One Commerce Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,854,864 73.0% 1.30x 9.9%

enforcement program; determining certain aspects of eligibility for Social Security Disability benefits; supervising homeless housing and services programs; and providing assistance to certain immigrant populations. OTDA has been in tenancy at the One Commerce Plaza Property since 2001.

The Market. The One Commerce Plaza Property is located in the Albany Central Business District (“CBD”) submarket of the greater Albany/Schenectady/ Troy market, approximately 150 miles north of New York City, 250 miles south of Montreal and 165 miles west of Boston. The Albany/Schenectady/Troy metropolitan area is the fourth largest in the state. Albany is the capital of New York with its largest employer being the State of New York, with nineteen state government departments and one hundred agencies. The Albany MSA had an estimated population of 880,000 in 2014. As of July 2015, the unemployment rate for Albany was 4.8%, below the New York State unemployment rate of 6.0% and down nearly 2.5% from its peak of 7.3% in 2012.

The One Commerce Plaza Property is located 1.1 miles away from Interstate-787, providing access to Albany International Airport, and 1.5 miles away from Interstate-90. The One Commerce Plaza Property is located directly across the street from the New York State Capitol building in Albany’s CBD. The immediate surrounding area is comprised primarily of corporate and state government offices. Prominent nearby land uses include West Capitol Park, East Capitol Park, City of Albany Academy Park, and State of New York Lafayette Park, as well as many of Albany’s largest buildings including the NYS Department of Education Building, NYS Retirement System Building, NYS Alfred E. Smith Building, NYS Capitol Building, City Hall, and Empire State Plaza (which includes the Empire State Plaza Convention Center, The Egg, and Corning Tower).

As of Q2 2015, the Albany CBD office submarket reported an average asking rent of $15.13 per sq. ft. with a 7.0% vacancy rate. The appraiser analyzed a set of seven recent leases in comparable buildings and concluded a market rent of $19.00 per sq. ft. for private sector leases. The appraisal concluded that given the credit worthiness and lack of tenant improvement allowance given, the pending New York State lease renewal rate of $13.00 per sq. ft. while below rents paid by private sector companies, is in-line with market parameters for government leases.

Rent Comparables(1)
Building	Class	Size (NRA)	Year Built/ Renovated	Lease Date	Floor	Tenant	Total Size (Sq. Ft.)	Base Rent	Lease Type
677 Broadway	A	177,038	2004 / NAV	5/14	2	677 Prime	2,350	$16.08	Modified Gross
39 North Pearl Street	B	54,220	1920 / 2005	1/14	4	Cooper Erving & Savage LLP	9,204	$19.92	Modified Gross
99 Pine Street	B	99,053	1850 / 1982	10/13	2	Featherstonhaugh, Wiley & Clyne, LLP	8,473	$16.00	Modified Gross
39 North Pearl Street	B	54,220	1920 / 2005	10/13	2	Center for Economic Growth	3,665	$16.00	Modified Gross
66 South Pearl Street	B	245,935	1990 / NAV	3/13	8	Confidential	20,000	$18.00	Modified Gross
30 South Pearl Street	B	247,200	1986 / NAV	1/13	14	Wells Fargo Advisors	11,840	$18.00	Modified Gross
40 Beaver Street	B	38,169	1920 / NAV	9/12	-	Confidential	14,100	$21.50	Modified Gross
Total / Wtd. Avg.:							69,632	$18.55

(1)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	2015	U/W	U/W PSF
Base Rent(1)	$11,385,050	$11,853,450	$11,329,635	$11,866,790	$11,193,443	$15.15
Value of Vacant Space	0	0	0	0	$478,329	$0.65
Gross Potential Rent	$11,385,050	$11,853,450	$11,329,635	$11,866,790	$11,671,771	$15.80
Total Recoveries	1,800,504	1,778,263	1,821,522	2,103,632	1,575,107	$2.13
Other Income	1,306,221	1,053,659	1,336,871	1,058,624	1,058,624	$1.43
Less: Vacancy(2)	0	0	0	0	(646,176)	(0.87)
Effective Gross Income	$14,491,775	$14,685,372	$14,488,028	$15,029,046	$13,659,326	$18.49
Total Operating Expenses	6,840,106	6,632,739	6,623,350	6,644,271	6,441,931	$8.72
Net Operating Income	$7,651,669	$8,052,633	$7,864,678	$8,384,775	$7,217,395	$9.77
TI/LC	0	0	0	0	$738,708	$1.00
Capital Expenditures	0	0	0	0	$110,806	$0.15
Net Cash Flow	$7,651,669	$8,052,633	$7,864,678	$8,384,775	$6,367,881	$8.62
(1)	U/W Base Rent is based on the rent roll dated December 1, 2015 and includes $29,276 in rent bumps through August 21, 2016. Ten-year lease extensions for 42.7% of NRA (including 32.9% of the NRA subject to month-to-month leases) are currently out for signature. The month-to-month office leases are being underwritten to a rent of $13.00 per sq. ft. based on the current leases that are out for signature which is less than the current rent of $14.92 per sq. ft. on a month-to-month basis.

(2)	U/W Vacancy is based on an economic vacancy of 4.9%, which is in-line with the appraisal’s conclusion. As of December 1, 2015, the One Commerce Plaza Property was 96.4% occupied. The month-to-month office leases are being underwritten to a rent of $13.00 per sq. ft. based on the current leases that are out for signature.

A-3-53

99 Washington Avenue Albany, NY 12210	Collateral Asset Summary – Loan No. 6 One Commerce Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,854,864 73.0% 1.30x 9.9%

Property Management. The One Commerce Plaza Property is managed by Carrow Real Estate Services, LLC, a third party management company.

Lockbox / Cash Management. The One Commerce Plaza Loan is structured with a hard lockbox and in place cash management. The tenants have been instructed to deposit all rents into the lockbox account controlled by the lender that was established at origination. Unless a Cash Trap Period has occurred, all amounts of excess cash in the clearing account will be swept into the borrowers’ account.

A “Cash Trap Period” will occur upon (i) an event of default, (ii) the failure by the borrowers after the end of one calendar quarter to maintain a debt service coverage ratio of at least 1.25x, (iii) the occurrence of a NYS Lease Trigger, or (iv) failure by the borrower to satisfy the MTM Reserve Release Conditions prior to the payment date occurring in March 2016 and will end if, (a) with respect to (i) above, the default is cured, (b) with respect to (ii) above, if for a period of two consecutive calendar quarters, the debt service coverage ratio is equal to or greater than 1.25x, (c) with respect to (iii) above, upon the occurrence of a NYS Lease Trigger Cure or (d) with respect to (iv) above, the date upon which the borrowers satisfy in full the MTM Reserve Release Conditions. At such time that any Cash Trap Period ends, any funds held in the excess cash reserve account will be returned to the borrowers; however, any deposits made into the excess cash trap reserve account triggered by clauses (ii) and (iii) above will be retained in the excess cash trap reserve account for the remainder of the One Commerce Plaza Whole Loan term.

A “NYS Lease Trigger” means the occurrence of any of the following: (x) the earlier to occur of (i) 12 months prior to the then current expiration date of any Acceptable NYS Tenant Lease or (ii) the date upon which any tenant under an Acceptable NYS Tenant Lease delivers to the borrowers a written notice or otherwise indicates its intention that it will not renew its respective lease for the entire space demised thereunder, and (y) the debt service coverage ratio is less than 1.25x.

A NYS Lease Trigger will end (such date, the “NYS Lease Trigger Cure”), on the date that the borrowers have (i) renewed or extended the applicable Acceptable NYS Tenant Lease (for all of its respective space for a term of not less than five years, in a form acceptable to the lender), or entered into a new lease with an acceptable replacement tenant and delivered to the lender (A) a copy of such renewal or new lease, (B) an acceptable tenant estoppel certificate, (C) evidence that all leasing brokerage commissions payable by the borrower have been paid and (D) a subordination, non-disturbance and attornment agreement from each such replacement tenant in form and substance satisfactory to the lender, and (ii) the debt service coverage ratio is equal to or greater than 1.25x.

”Acceptable NYS Tenant Lease” means, (i) with respect to the DOH, a lease by and between the borrower and DOH and demising in the aggregate 166,700 sq. ft. as set forth in the One Commerce Plaza Loan agreement, (ii) with respect to OTDA, a lease by and between the borrowers and OTDA, demising in the aggregate 70,870 sq. ft. as set forth in the One Commerce Plaza Loan agreement and (iii) with respect to the DFS, a lease by and between the borrowers and DFS, and demising in the aggregate 77,643 sq. ft. as set forth in the One Commerce Plaza Loan agreement, provided that each Acceptable NYS Tenant Lease must be in form and substance and upon terms reasonably acceptable to the lender, for a term of not less than 10 years, and for a net effective rent of not less than $13.00 per sq. ft..

“MTM Reserve Release Conditions” mean the satisfaction in full of the following conditions: (i) no event of default exists and remains uncured, (ii) no Cash Trap Period is continuing and (iii) the borrowers have delivered to the lender a copy of each of the Acceptable NYS Tenant Leases, together with the applicable acceptable tenant estoppel certificates, subordination, nondisturbance and attornment agreements and other evidence necessary for a NYS Lease Trigger Cure with respect to an Acceptable NYS Tenant Lease.

Initial Reserves. At origination, the borrowers deposited (i) $351,334 into a tax reserve account and (ii) $126,466 into an insurance reserve account.

Ongoing Reserves. On a monthly basis, the borrowers are required to deposit (i) 1/12 of the estimated annual real estate taxes, which currently equates to $175,667, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $15,808, into an insurance reserve account, (iii) $9,234 ($0.15 per sq. ft. annually) into a replacement reserve account, and (iv) with respect to the rollover reserve account, the borrowers are required to make monthly deposits of (x) $70,793 through and including January 6, 2019, and (y) $61,559 thereafter. The total collection in the rollover reserve will be capped at $3,500,000, which cap is removed if occupancy falls below 88.0% and the debt service coverage ratio is less than 1.25x.

As of March 2016, the borrowers failed to satisfy the MTM Reserve Release Conditions and a full excess cash flow sweep has commenced until such time that the MTM Reserve Release Conditions have been satisfied.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

A-3-54

99 Washington Avenue Albany, NY 12210	Collateral Asset Summary – Loan No. 6 One Commerce Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,854,864 73.0% 1.30x 9.9%

A-3-55

99 Washington Avenue Albany, NY 12210	Collateral Asset Summary – Loan No. 6 One Commerce Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,854,864 73.0% 1.30x 9.9%

One Commerce Plaza
99 Washington Avenue
Albany, NY 12210
Kingston
Watertown
Montpelier
Littleton
ME
Brunswick
Portland
NY
VT
NH
Syracuse
Manchester
Ithaca
Oneonta
Albany
MA
Boston
Binghamton
Hartford
Providence
Scranton
New Haven
PA
Hazleton
New York
Atlantic Ocean
Philadelphia
Mill Road Acres Golf Course
Crossroads Center
LATHAM
Latham Circle Mall
HASWELL RD
ALBANY INTERNATIONAL AIRPORT
TROY SCHENECTADY RD
Hoffman's Playland
MAXWELL RD
WOLF RD
Colonie
Newtonville
Schuyler Meadows Country Club
Siena College
WATERVLIET ARSENAL
Windsor Plaza
The Crossings Of Colonie
SPRING ST RD
SAND CREEK RD
Colonie Center
St Agnes Cemetery
Northway Shopping Center
Rensselaer Lake Preserve & Park
ROESSLEVILLE
OSBORNE RD
ALBANY SHAKER RD
Loudonville
WASHINGTON AVE
Crossgates Commons
CENTRAL AVE
LOUDON RD
Crossgates Mall
EVERETT RD
West Albany Park
Menands
Hudson River
Stuyvesant Plaza
University of Albany
Westgate Plaza
Wolferts Roost Country Club
NY State Office Complex
BROADWAY
WESTERN AVE
College Of Saint Rose
Albany
CLINTON AVE
NORTH END
Washington Park
NEW SCOTLAND AVE
Albany Medical Center Hospital
St. Peter's Hospital
NY State Capitol
Albany City Hall
Governor Nelson A. Rockefeller Empire State Plaza
The Egg
NEW SCOTLAND RD
New York State Museum
Capital Hills At Albany
WHITEHALL RD
Lincoln Park
WHITEHALL
DOWNTOWN ALBANY
ALBANY- RENSSELAER AMTRAK STATION
Normanside Country Club
Hoffman Park
DELAWARE AVE
Rensselaer
Graceland Cemetery
State University of NY-Albany-East
S PEARL ST
Delmar
KENWOOD AVE
PORT OF ALBANY
CARTIFACT

A-3-56

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-57

FL, MI, MS, TN, TX	Collateral Asset Summary – Loan No. 7 GMR Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,097,400 57.4% 1.57x 11.2%

A-3-58

FL, MI, MS, TN, TX	Collateral Asset Summary – Loan No. 7 GMR Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,097,400 57.4% 1.57x 11.2%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose(1):	Acquisition / Refinance
Sponsor:	Global Medical REIT Inc.
Borrowers:	GMR Memphis, LLC; GMR Plano, LLC; GMR Melbourne, LLC; GMR Westland, LLC
Original Balance:	$32,097,400
Cut-off Date Balance:	$32,097,400
% by Initial UPB:	3.8%
Interest Rate:	5.2200%
Payment Date:	6th of each month
First Payment Date:	May 6, 2016
Maturity Date:	April 6, 2026
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection(2):	L(25), D(90), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$434,000	Springing
Insurance:	$14,630	Springing
Replacement:	$0	$2,821
TI/LC:	$380,889	Springing
Occupancy:	$0	Springing
Star Medical Center TI/LC:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$199
Balloon Balance / Sq. Ft.:	$184
Cut-off Date LTV:	57.4%
Balloon LTV:	53.1%
Underwritten NOI DSCR(4):	1.70x
Underwritten NCF DSCR(4):	1.57x
Underwritten NOI Debt Yield:	11.2%
Underwritten NCF Debt Yield:	10.3%
Underwritten NOI Debt Yield at Balloon:	12.2%
Underwritten NCF Debt Yield at Balloon:	11.2%
Property Information
Single Asset / Portfolio(5):	Portfolio of eight properties
Property Type:	Medical Office
Collateral:	Fee Simple
Location:	FL, MI, MS, TN, TX
Year Built / Renovated:	Various / Various
Total Sq. Ft.(5):	161,269
Property Management:	Self-managed
Underwritten NOI(5):	$3,608,885
Underwritten NCF(5):	$3,321,102
Appraised Value(5):	$55,925,000
Appraisal Date:	Various

Historical NOI(6)
Most Recent NOI:	NAV
2014 NOI:	NAV
2013 NOI:	NAV
2012 NOI:	NAV

Historical Occupancy (6)
Most Recent Occupancy:	100.0% (May 6, 2016)
2014 Occupancy	NAV
2013 Occupancy:	NAV
2012 Occupancy:	NAV

(1)	Loan proceeds along with the borrowers’ equity were used to facilitate the acquisition of two properties, the refinance of a loan secured by one property and the recapitalization of the borrowers following the all cash acquisition of five of the properties on December 31, 2015. See “Sources and Uses” below.

(2)	Partial Release is permitted. See “Partial Release” below.

(3)	See “Initial Reserves” and “Ongoing Reserves” below.

(4)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.12x and 1.96x, respectively.

(5)	A property known as 2020 Exeter Road is also collateral for the GMR Portfolio Loan. However, the GMR Portfolio Loan documents provide for the free release of this parcel at any time and the lender did not include this parcel (or any related rents) in the underwriting of this loan, Appraised Value or in the calculation of Total Sq. Ft. See “Partial Release” below.

(6)	Historical NOI and Occupancy are not available. The borrowers acquired the GMR Portfolio Properties between December 2015 and March 2016 in sale-leaseback transactions. The GMR Portfolio Properties are currently each leased to a single tenant under a triple-net lease.

A-3-59

FL, MI, MS, TN, TX	Collateral Asset Summary – Loan No. 7 GMR Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,097,400 57.4% 1.57x 11.2%

Portfolio Summary(1)
Property Name	Location	Allocated Loan Amount	% of Allocated Loan Amount	Sq. Ft.	Year Built / Renovated	Appraised Value	Occupancy
Marina Towers	Melbourne, FL	$9,270,000	28.9%	78,000	1994 / 2012	$15,450,000	100.0%
1310 Wolf Park Drive(2)(3)	Germantown, TN	$3,255,211	10.1%	12,629	2001 / NAP	$5,500,000	100.0%
7668B Airways Boulevard(2)(3)	Southaven, MS	$2,959,283	9.2%	11,423	2006 / NAP	$5,000,000	100.0%
1324 Wolf Park Drive(2)(3)	Germantown, TN	$2,071,498	6.5%	8,893	2003 / NAP	$3,500,000	100.0%
3350 North Germantown Road(2)(3)	Bartlett, TN	$1,361,270	4.2%	6,306	2009 / NAP	$2,300,000	100.0%
2999 Centre Oak Way(2)(3)	Germantown, TN	$1,080,138	3.4%	5,000	2011 / NAP	$1,825,000	100.0%
Star Medical Center	Plano, TX	$9,250,000	28.8%	24,000	2013 / NAP	$17,600,000	100.0%
Surgical Institute of Michigan	Westland, MI	$2,850,000	8.9%	15,018	1941 / 2009	$4,750,000	100.0%
Total		$32,097,400		161,269		$55,925,000	100.0%
(1)	A property known as 2020 Exeter Road is also collateral for the GMR Portfolio Loan. However the GMR Portfolio Loan documents provide for the free release of this property at any time and the lender did not include this property (or any related rents) in the underwriting of this loan or in the calculation of total sq. ft. or total appraised value. See “Partial Release” below.

(2)	Gastroenterology Center of the Midsouth, P.C. (“Gastro One”) is the sole tenant at five Properties (1310 Wolf Park Drive, 7668B Airways Boulevard, 1324 Wolf Park Drive, 3350 North Germantown Road and 2999 Centre Oak Way (collectively the “Gastro One Properties”)), which collectively have a net rentable area (sq. ft.) of 44,251. The Gastro One Properties have a combined Allocated Loan Amount of $10,727,400.

(3)	The individual property Allocated Loan Amounts shown in the table above are allocated based on the Appraised Value.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Property	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
First Choice Healthcare Solutions, Inc.(1)	NR/NR/NR	Marina Towers	78,000	48.4%	$14.16	28.2%	1/6/2026
Gastro One(2)	NR/NR/NR	Various	44,251	27.4%	$26.19	29.6%	1/1/2028
Star Medical Center, LLC	NR/NR/NR	Star Medical Center	24,000	14.9%	$53.25	32.6%	2/1/2036
Surgical Institute of Michigan, LLC(3)	NR/NR/NR	Surgical Institute of Michigan	15,018	9.3%	$25.30	9.7%	3/1/2026
Total Occupied Tenants			161,269	100.0%	$24.32	100.0%
Vacant			0	0.0%
Total			161,269	100.0%
(1)	The Marina Towers Property is 100% leased to Marina Towers, LLC, which is a wholly owned subsidiary of First Choice Healthcare Solutions, Inc. (“FCHS”). FCHS subleases 65% of the Marina Towers Property to third party tenants but is responsible for all rents due under the lease with the borrowers. The lender underwrote the terms of the Marina Towers, LLC lease.

(2)	Gastro One is the sole tenant at five Properties (see footnote (2) to the Portfolio Summary table above).

(3)	The Surgical Institute of Michigan subleases 5,562 sq. ft. to Affiliates in Urology but is responsible for all rents due under the lease with the borrowers. The lender underwrote the terms of the Surgical Institute of Michigan lease.

A-3-60

FL, MI, MS, TN, TX	Collateral Asset Summary – Loan No. 7 GMR Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,097,400 57.4% 1.57x 11.2%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	2	93,018	57.7%	93,018	57.7%	$15.96	37.9%	37.9%
Thereafter	6	68,251	42.3%	161,269	100.0%	$35.71	62.1%	100.0%
Vacant	NAP	0	0.0%	161,269	100.0%	NAP	NAP
Total / Wtd. Avg.	8	161,269	100.0%			$24.32	100.0%

(1)	Certain tenants may have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

The Loan. The GMR Portfolio loan (the “GMR Portfolio Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in a 161,269 sq. ft. eight-property portfolio of medical office buildings located in Florida, Michigan, Mississippi, Tennessee and Texas (each a “Property”, collectively, the “GMR Portfolio Properties” or the “Properties”) with an original principal balance of approximately $32.1 million. The GMR Portfolio Loan is structured with a 10-year term and 60 months of interest only payments before amortizing on a 30-year schedule. The GMR Portfolio Loan accrues interest at a fixed rate equal to 5.2200% and has a cut-off date balance of approximately $32.1 million. At origination, three separate transactions took place: loan proceeds along with the borrowers’ equity were used to facilitate (i) the acquisition of the Marina Towers Property and the Surgical Institute of Michigan Property for a total purchase price of $20.2 million, (ii) the $9.2 million refinance of a loan secured by the Star Medical Center Property, which was recently acquired for $17.5 million on January 28, 2016 and (iii) the recapitalization of the borrowers following the all cash acquisition of the Gastro One Properties for $20 million on December 31, 2015. Proceeds of the GMR Portfolio Loan were also used to pay closing costs of approximately $0.6 million, fund reserves of approximately $0.8 million and return approximately $1.3 million of equity to the borrowers. Based on the total appraised value of approximately $55.9 million, the cut-off date LTV is 57.4%. One of the GMR Portfolio Properties, the Marina Towers Property, was previously securitized in the COMM 2012-LC4 transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$32,097,400	100.0%	Purchase Price(1)	$20,200,000	62.9%
			Loan Payoff(2)	$9,240,577	28.8%
			Return of Equity(3)	$1,254,812	3.9%
			Reserves	$829,519	2.6%
			Closing Costs	$572,492	1.8%
Total Sources	$32,097,400	100.0%	Total Uses	$32,097,400	100.0%
(1)	Acquisition of Marina Towers Property and Surgical Institute of Michigan Property.

(2)	Refinance of a loan secured by the Star Medical Center Property, which was recently acquired for $17.5 million on January 28, 2016.

(3)	The borrower purchased the Gastro One Properties in an all cash acquisition for $20 million on December 31, 2015.

The Borrowers / Sponsor. The borrowers, GMR Memphis, LLC, GMR Plano, LLC, GMR Melbourne, LLC and GMR Westland, LLC are all single purpose Delaware limited liability companies structured to be bankruptcy-remote. The sponsor of the borrowers and the nonrecourse carve-out guarantor is Global Medical REIT Inc. (“GMR”).

GMR is a non-traded REIT that acquires, owns and leases medical facility real estate assets to market leading medical providers Currently Global Medical REIT Inc. owns 10 properties. The CEO of Global Medical REIT, David Young, has over 35 years of experience in the healthcare industry working in technical/professional and senior roles at Fortune 200 Corporations and healthcare start-up companies.

The Properties & Tenants. The GMR Portfolio Properties consist of eight medical office properties totaling 161,269 sq. ft. located in Florida, Michigan, Mississippi, Tennessee and Texas. The GMR Portfolio Properties are currently 100.0% leased to four unaffiliated tenants (with Gastro One as the sole tenant at five of the Properties) on triple-net leases at an average rental rate of $24.32 per sq. ft.

A-3-61

FL, MI, MS, TN, TX	Collateral Asset Summary – Loan No. 7 GMR Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,097,400 57.4% 1.57x 11.2%

Marina Towers (78,000 sq. ft.; 48.4% of NRA; 28.2% of U/W Base Rent)

The Marina Towers Property is a Class A/B 78,000 sq. ft. single tenant office building, built in 1994 and most recently renovated in 2012, located in Melbourne, Florida. The Marina Towers Property consists of one six-story building that includes a medical center facility as well as an above and below ground structured parking for 182 vehicles. The Marina Towers Property benefits from an easement from an adjacent property to the north for surface parking that accommodates 78 vehicles. The Marina Towers Property is located approximately six miles east of Interstate 95 and one mile east of Melbourne International Airport. The Marina Towers Property is 100.0% leased to FCHS through 2026 at a lease rate of $14.16 per sq. ft. triple-net. FCHS subleases 65% of the space to third party tenants, but it is responsible for all rents due under the lease with the borrowers. Subleasing tenants include UBS ($25.96 per sq. ft. 10.8% of net rentable area), Modus Operandi ($19.50 per sq. ft. 18.6% of net rentable area), Support Systems ($26.52 per sq. ft. 8.5% of net rentable area) and Clear Choice Health ($22.50 per sq. ft. 10.5% of net rentable area), among others. The FCHS lease has a rental rate of $14.16 per sq. ft. annually and expires in January 2026.

The Marina Towers Property, which was owned by the founder of FCHS since 2003, is the FCHS headquarters and location of FCHS’s flagship Medical Center of Excellence (“Medical Center”) operated by FCHS subsidiary First Choice Medical Group (“FCMG”). FCHS has been at this location since 2001, originally occupying approximately 19,000 sq. ft. and has expanded into its current space, which now totals 27,000 sq. ft. At The Marina Towers Property, FCMG currently employs eight physicians and operates as a multi-specialty group that specializes in the delivery of musculoskeletal medicine and rehabilitative care.

Gastro One Properties (44,251 sq. ft.; 27.4% of NRA; 29.6% of U/W Base Rent).

Gastroenterology Center of the Midsouth, P.C. (“Gastro One”), which was established in 1996, is the largest gastroenterology practice in the Memphis Metro area, with 33 physicians and 10 locations, five of which are collateral for the GMR Portfolio Loan. The 1310 Wolf Park Drive, 7668B Airways Boulevard, 1324 Wolf Park Drive, 3350 North Germantown Road and 2999 Centre Oak Way Properties (“Gastro One Properties”) collectively have a net rentable area (sq. ft.) of 44,251, which equates to 27.4% of the total net rentable area. The Gastro One Properties were built-to-suit by Gastro One and have been 100.0% occupied by Gastro One since the completion of construction.

Gastro One and Memphis Gastroenterology, two of the area’s largest gastroenterology practices, merged in July 2014 forming the single largest gastroenterology practice in the Memphis Metro area and one of the largest physician groups in the country. The physicians and staff of Gastro One specialize in the treatment of all gastrointestinal disorders. Gastro One is an independent practice not owned or affiliated with any hospital system, though its doctors have privileges at the following hospitals in the Mid-South: Baptist Memphis, Baptist Desoto, Baptist Collierville, Methodist Germantown, Methodist North, Methodist Olive Branch, St. Francis Park and St. Francis Bartlett.

1310 Wolf Park Drive (12,629 sq. ft.; 7.8% of NRA; 8.9% of U/W Base Rent)

The 1310 Wolf Park Drive Property is a 12,629 sq. ft. medical office building located in Germantown, Tennessee, approximately 14 miles east of the Memphis CBD. The 1310 Wolf Park Drive Property consists of one single-story building that was built in 2001 and is 100.0% occupied by Gastro One. The Gastro One lease has a rental rate of $27.50 per sq. ft. annually and expires in January 2028.

7668B Airways Boulevard (11,423 sq. ft.; 7.1% of NRA; 8.0% of U/W Base Rent)

The 7668B Airways Boulevard Property is an 11,423 sq. ft. medical office/surgery center in Southaven, Mississippi, approximately 13 miles south of the Memphis CBD. The 7668B Airways Boulevard Property consists of one single-story building that was built in 2006 and is 100.0% occupied by Gastro One. The Gastro One lease has a rental rate of $27.50 per sq. ft. annually and expires in January 2028.

1324 Wolf Park Drive (8,893 sq. ft.; 5.5% of NRA; 5.8% of U/W Base Rent)

The 1324 Wolf Park Drive Property is an 8,893 sq. ft. medical office building located in Germantown, Tennessee, approximately 14 miles east of the Memphis CBD. The 1324 Wolf Park Drive Property consists of one single-story building that was built in 2003 and is 100.0% occupied by Gastro One. The Gastro One lease has a rental rate of $25.75 per sq. ft. annually and expires in January 2028.

3350 North Germantown Road (6,306 sq. ft.; 3.9% of NRA; 3.8% of U/W Base Rent)

The 3350 North Germantown Road Property is a 6,306 sq. ft. medical office building located in Bartlett, Tennessee, approximately 15 miles northeast of the Memphis CBD. The 3350 North Germantown Road Property consists of one single-story building that was built in 2009 and is 100.0% occupied by Gastro One. The Gastro One lease has a rental rate of $23.75 per sq. ft. annually and expires in January 2028.

2999 Centre Oak Way (5,000 sq. ft.; 3.1% of NRA; 3.0% of U/W Base Rent)

The 2999 Centre Oak Way Property is a 5,000 sq. ft. medical office building located in Germantown, Tennessee, approximately 14 miles southeast of the Memphis CBD. The Property consists of one 1.5-story building that was built in 2011 and is 100.0% occupied by Gastro One. The Gastro One lease has a rental rate of $23.75 per sq. ft. annually and expires in January 2028.

A-3-62

FL, MI, MS, TN, TX	Collateral Asset Summary – Loan No. 7 GMR Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,097,400 57.4% 1.57x 11.2%

Star Medical Center (24,000 sq. ft.; 14.9% of NRA; 32.6% of U/W Base Rent)

The Star Medical Center Property is a 24,000 sq. ft. single-tenant medical office/acute care surgical building located in Plano, Texas, approximately 20 miles north of the Dallas central business district (“CBD”). The property was built-to-suit by Star Medical Center in 2013 and includes four operating rooms and seven private 24-hour patient rooms, along with administrative staff, general exam rooms and imaging facilities. The facility provides medical services including orthopedic surgery, gastroenterology, gynecology, spine surgery, and urology. The Star Medical Center lease has a rental rate of $53.25 per sq. ft. annually and expires in February 2036.

Star Medical Center, LLC is a joint venture between Dr. Douglas Won, among other physician partners, and Lumin Health. Dr. Won is a spine surgeon, as well as the founder and CEO of Lumin Health. Lumin Health has 15 locations throughout the Dallas-Fort Worth area, including the Star Medical Center Property. The facility specializes in orthopedic surgery, gynecology, spine surgery, general surgery, gastroenterology and urology. Lumin Health, founded in 2013, is a vertically integrated, physician driven healthcare system. Lumin Health currently owns and manages three tiers of integrated delivery: an acute care facility, a multispecialty physician practice with consultation network, and primary and urgent care with emergency care under development.

Surgical Institute of Michigan (15,018 sq. ft.; 9.3% of NRA; 9.7% of U/W Base Rent)

The Surgical Institute of Michigan Property is a 15,018 sq. ft. medical office building and ambulatory surgery center. The Surgical Institute of Michigan Property consists of one two-story building originally constructed in 1941 as a residence and was redeveloped in 1994 as a medical office building. In 2010, the previous owner spent $2.2 million to add an ambulatory surgery center. The ambulatory surgery center contains two operating rooms, exam rooms and a recovery room. Specialty services provided at The Surgical Institute of Michigan Property include spine surgery, general surgery, otolaryngology, gastroenterology, urology and pain management. The Surgical Institute of Michigan Property contains 48 surface parking spaces, including reserved handicapped spaces. The Surgical Institute of Michigan Property is 100.0% occupied by two tenants: The Surgical Institute of Michigan (“SIM”) (9,455 sq. ft.) and Affiliates in Urology (5,562 sq. ft.). The Surgical Institute of Michigan leases the entire building from the borrower and subleases a portion of the Property to Affiliates in Urology. SIM is responsible for all rents due under the lease with the borrower. The SIM lease has a rental rate of $25.30 per sq. ft. annually and expires in March 2026.

SIM is a joint venture owned 49% by physician interests, and 51% by Surgical Management Professionals (“SMP”). SMP is a surgery center and physician owned hospital acquisition, management and development company. Founded in 2010, SIM comprises a multidisciplinary team of surgeons, anesthesiologists, registered nurses, operating room technicians and clinical support staff. SIM specialties include spine surgery, general surgery, otolaryngology, gastroenterology, urology and pain management

Environmental Matters. The Phase I environmental reports dated February 23, 2016 recommended no further action at any of the GMR Portfolio Properties, other than requiring the borrower to implement and maintain an ACM O&M Plan with respect to the Surgical Institute of Michigan Property.

The Market. The GMR Portfolio Properties are located in Florida, Michigan, Mississippi, Tennessee and Texas.

Market Overview(1)
				Rental Rate PSF
Property	Location	Population(2)	Median Household Income(2)	Actual	Market	Market Occupancy(3)(4)
Marina Towers	Melbourne, FL	38,650	$35,939	$14.16	$14.25	77.0%
Star Medical Center	Plano, TX	110,917	$67,568	$53.25	$53.25	100.0%
1310 Wolf Park Drive	Germantown, TN	56,308	$76,645	$27.50	$27.50	99.1%
7668B Airways Boulevard	Southaven, MS	51,826	$49,310	$27.50	$27.50	99.1%
Surgical Institute of Michigan	Westland, MI	113,771	$41,578	$25.30	$25.30	100.0%
1324 Wolf Park Drive	Germantown, TN	56,308	$76,645	$25.75	$25.75	99.1%
3350 North Germantown Road	Bartlett, TN	55,681	$65,875	$23.75	$23.75	99.1%
2999 Centre Oak Way	Germantown, TN	47,242	$92,248	$23.75	$23.75	99.1%
Wtd. Avg.				$24.32	$24.36	88.6%
(1)	Source: Appraisals.

(2)	Based on a three-mile radius as of 2015.

(3)	Market Occupancy based on the appraisals’ average occupancy for rent comparables.

(4)	The GMR Portfolio Properties are 100.0% occupied as of April 4, 2016.

A-3-63

FL, MI, MS, TN, TX	Collateral Asset Summary – Loan No. 7 GMR Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,097,400 57.4% 1.57x 11.2%

Cash Flow Analysis.

Cash Flow Analysis(1)
	In-Place	U/W	U/W PSF
Base Rent(2)	$3,921,612	$3,921,612	$24.32
Value of Vacant Space	0	0	0.00
Gross Potential Rent	$3,921,612	$3,921,612	$24.32
Total Recoveries	168,179	282,620	1.75
Less: Vacancy (3)	0	(312,727)	(1.94)
Effective Gross Income	$4,089,791	$3,891,505	$24.13
Total Operating Expenses	168,179	282,620	1.75
Net Operating Income	$3,921,612	$3,608,885	$22.38
TI/LC	253,926	253,926	1.57
Capital Expenditures	33,857	33,857	0.21
Net Cash Flow	$3,633,829	$3,321,102	$20.59
(1)	Historical NOI is not available. The borrowers acquired the GMR Portfolio Properties between December 2015 and March 2016 in sale-leaseback transactions. The GMR Portfolio Properties are currently each leased to a single tenant under a triple-net lease.

(2)	The U/W Base Rent is based on in-place contractual leases.

(3)	U/W Vacancy represents a blended 7.4% of Gross Potential Rent across the GMR Portfolio Properties.

Property Management. The GMR Portfolio Properties are all self-managed and are subject to triple net leases.

Lockbox / Cash Management. The GMR Portfolio Loan is structured with a hard lockbox and springing cash management. In place cash management and an excess cash flow sweep will occur upon the commencement of a Cash Management Period.

A “Cash Management Period” will occur (i) any event of default, (ii) any bankruptcy action of a borrower, principal, guarantor or property manager, (iii) the failure of the borrowers after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of at least 1.35x until such debt service coverage ratio is at least 1.40x for 2 consecutive calendar quarters, or (iv) the occurrence of a Lease Trigger Period.

A “Lease Trigger Period” will commence upon (i) any tenant failing to continuously operate, (ii) any tenant or any guarantor under a lease being subject of a bankruptcy action, (iii) any tenant giving notice of its intent to (or actually does) terminate its lease or vacate or surrender its premises, (iv) any lease terminating or expiring, or (v) 12 months prior to any lease expiration date or the date which such tenant is required to provide notice of its intent to renew or terminate the lease.

During the continuance of a Lease Trigger Period, excess cash flow will be deposited into the Occupancy Reserve capped at (i) $1,441,570, if the Lease Trigger Period relates to the Gastro One Lease; (ii) $785,443, if the Lease Trigger Period relates to the Star Medical Center Lease; (iii) $1,866,103, if the Lease Trigger Period relates to the Marina Towers Lease; or (iv) $394,469, if a Lease Trigger Period relates to the Surgical Institute of Michigan Lease. If the Lease Trigger relates to more than one tenant, the cap amount will be the combined total of the amounts set forth in preceding clause for each such tenant.

Initial Reserves. At origination, the borrowers deposited (i) $434,000 into a tax reserve account, (ii) $14,630 into an insurance reserve account and (iii) $380,889 into a TI/LC reserve account.

Ongoing Reserves. On a monthly basis, the borrowers are required to deposit $2,821 into a replacement reserve account, subject to a cap of $169,284.

The borrowers are required to deposit monthly tax and insurance reserves in an amount equal to 1/12 of the taxes payable in the next 12 months and in an amount equal to 1/12 of the insurance premiums payable in the next 12 months are required (i) if the lease is no longer in full force or effect, (ii) upon the occurrence of a Cash Management Period, (iii) upon the occurrence of an event of default under the lease, (iv) with respect to taxes only, if a tenant no longer pays taxes directly or fails to deliver evidence of such payment to lender or (v) with respect to insurance premiums only, if a tenant no longer pays insurance premiums directly, or fails to deliver evidence of such payment to lender.

A-3-64

FL, MI, MS, TN, TX	Collateral Asset Summary – Loan No. 7 GMR Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,097,400 57.4% 1.57x 11.2%

The borrowers are required to deposit $21,160 each month into a TI/LC reserve account, if at any time from and after the payment date in November 2017, (i) the amounts available in the TI/LC reserve account do not exceed $1,269,630, (ii) an event of default has occurred and is continuing or (iii) less than 85% of the total floor area of the GMR Portfolio Properties is occupied by tenants open for business, paying full contractual rent and not subject to any bankruptcy action or in default. The required TI/LC reserve monthly deposits for each property are as follows: Star Medical Center Property $3,000, Marina Towers Property $9,750, Surgical Institute of Michigan Property $1,877.25 and Gastro One Property $6,533.25.

The Star Medical lease provides that the tenant may expand the Star Medical Center Property by 6,400 sq. ft. The GMR Portfolio Loan documents provide that in the event Star Medical requests borrowers’ approval of an architect in connection with such construction, the borrowers are required to promptly notify lender of such request and borrowers are required, within 20 business days, to deposit $2,750,000 into a TI/LC reserve account or deposit an acceptable letter of credit in such amount with lender.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. After the expiration of the lockout period, the borrowers may obtain the release of an individual GMR Portfolio Property provided, among other things, (i) the debt service coverage ratio for the remaining properties is not less than the greater of the debt service coverage ratio immediately preceding such release and 1.45x, (ii) the loan-to-value for the remaining properties does not exceed the lesser of the loan-to-value immediately preceding such release and 60.0%, and (iii) the borrowers partially defease the GMR Portfolio Loan in an amount equal to the greater of 130% of the allocated loan amount for the released property or 95% of the net sales proceeds from the released property. The GMR Portfolio Loan documents do not allow the individual release of a single Gastro One Property, however the five Gastro One Properties in the GMR Portfolio can be released collectively, subject to the release provisions above. In addition, the Star Medical Center Property may not be released until after the release of the other GMR Portfolio Properties.

In addition, the borrowers have the right to obtain the free release of the 2020 Exeter Road parcel from the lien of the mortgage at any time. The lender and appraiser did not include this parcel (or any related rents) in the underwriting or valuation of the GMR Portfolio Loan and none of the GMR Portfolio Loan balance has been attributed to the 2020 Exeter Road parcel.

A-3-65

FL, MI, MS, TN, TX	Collateral Asset Summary – Loan No. 7 GMR Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,097,400 57.4% 1.57x 11.2%

Melbourne
MELBOURNE INT'L AIRPORT (MLB)
Atlantic Ocean
Indian River
Holmes Regional Medical Center
Melbourne Shopping Center
Melbourne Square Mall
The Shoppes of West Melbourne
Andretti Thrill Park
Plano
Preston Shepard Place
The Medical Center of Plano
Baylor Scott & White Medical Center - Plano
University of Texas At Dallas
W PARK BLVD
W PLANO PKY
W 15TH ST
FRANKFORD RD
MCCALLUM BLVD
W CAMPBELL RD
COIT RD
PRESTON RD
Memphis
Bartlett
Lakeland
Arlington
Germantown
MEMPHIS INTERNATIONAL AIRPORT
TENNESSEE
MISSISSIPPI
Olive Branch
Southaven
Livonia
Westland
Dearborn Heights
Wayne
Inkster
Romulus
Taylor
DETROIT METROPOLITAN WAYNE COUNTY AIRPORT
Garden City Hospital
1
2
3
4
5
6
7
8

GMR Portfolio

#	Property Name	Address	City/State	Zip Code
1	Marina Towers	709 South Harbor City Boulevard	Melbourne, FL	32901
2	Star Medical Center	4100 Mapleshade Lane	Plano, TX	75075
3	1310 Wolf Park Drive	1310 Wolf Park Drive	Germantown, TN	38138
4	7668B Airways Boulevard	7668B Airways Boulevard	Southaven, MS	38671
5	Surgical Institute of Michigan	33545 Cherry Hill Road	Westland, MI	48186
6	1324 Wolf Park Drive	1324 Wolf Park Drive	Germantown, TN	38138
7	3350 North Germantown Road	3350 North Germantown Road	Bartlett, TN	38133
8	2999 Centre Oak Way	2999 Centre Oak Way	Germantown, TN	38138

A-3-66

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A-3-67

Various Charlotte, NC 28206	Collateral Asset Summary – Loan No. 8 AvidXchange	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,200,000 61.2% 1.59x 11.2%

A-3-68

Various Charlotte, NC 28206	Collateral Asset Summary – Loan No. 8 AvidXchange	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,200,000 61.2% 1.59x 11.2%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsors:	Noah F. Lazes; Richard J. Lazes
Borrowers:	Fiber Mills, LLC; Music Factory Condominiums, LLC; Silver Hammer Properties, LLC
Original Balance(1):	$31,200,000
Cut-off Date Balance(1):	$31,200,000
% by Initial UPB:	3.7%
Interest Rate:	5.0940%
Payment Date:	6th of each month
First Payment Date:	June 6, 2016
Maturity Date:	May 6, 2026
Amortization:	330 months
Additional Debt(1):	$20,800,000 Pari Passu Debt
Call Protection(2)(3):	L(24), YM1(92), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$126,459	$14,051
Insurance:	$28,967	$14,483
Replacement:	$0	$3,985
TI/LC:	$750,000	$14,944
Landlord Obligations:	$1,095,745	$0
Live Nation Reserve:	$4,753,758	$0
Required Repairs:	$55,000	NAP

Financial Information(5)
Cut-off Date Balance / Sq. Ft.:	$217
Balloon Balance / Sq. Ft.:	$172
Cut-off Date LTV:	61.2%
Balloon LTV:	48.4%
Underwritten NOI DSCR:	1.65x
Underwritten NCF DSCR:	1.59x
Underwritten NOI Debt Yield:	11.2%
Underwritten NCF Debt Yield:	10.8%
Underwritten NOI Debt Yield at Balloon:	14.1%
Underwritten NCF Debt Yield at Balloon:	13.6%

Property Information
Single Asset / Portfolio:	Portfolio of two properties
Property Type:	Retail / Office
Collateral:	Fee Simple
Location:	Charlotte, NC
Year Built / Renovated:	Various / Various
Total Sq. Ft.:	239,106
Property Management:	ARK Ventures, Inc.
Underwritten NOI:	$5,821,986
Underwritten NCF:	$5,594,835
Appraised Value:	$85,000,000
Appraisal Date:	February 1, 2016

Historical NOI(6)
Most Recent NOI:	$4,341,578 (December 31, 2015)
2014 NOI:	$3,888,269 (December 31, 2014)
2013 NOI:	$3,797,584 (December 31, 2013)
2012 NOI:	NAV

Historical Occupancy(6)
Most Recent Occupancy:	95.2% (March 1, 2016)
2015 Occupancy:	100.0% (December 31, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)

(1)	The AvidXchange Whole Loan is evidenced by two pari passu notes in the aggregate original principal amount of $52.0 million. The controlling Note A-1, with an original principal balance of $31.2 million will be included in the CFCRE 2016-C4 securitization trust, and the non-controlling Note A-2, with an original balance of $20.8 million, is currently held by CCRE or an affiliate and is expected to be included in a future securitization trust. For additional information on the pari passu companion loan, see “The Loan” below.

(2)	Partial release is permitted. See “Partial Release” below.

(3)	The lockout period for yield maintenance will be at least 24 payment dates beginning with and including the first payment date of June 6, 2016. Prepayment of the full $52.0 million AvidXchange Whole Loan is permitted in whole with payment of a yield maintenance premium after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes that last pari passu note to be securitized and (ii) June 6, 2018. The assumed lockout period of 24 payments is based on the expected CFCRE 2016-C4 securitization closing date in May 2016. The actual lockout period may be longer.

(4)	See “Initial Reserves” and “Ongoing Reserves” below.

(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate AvidXchange Whole Loan.

(6)	Historical NOI and 2013-2015 Occupancy exclude the Silver Hammer Building Property as it was converted to multi-tenant office use in 2014.

A-3-69

Various Charlotte, NC 28206	Collateral Asset Summary – Loan No. 8 AvidXchange	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,200,000 61.2% 1.59x 11.2%

Portfolio Summary
Property Name	Property Type	Allocated Loan Amount	Sq. Ft.	Year Built/ Renovated	Appraised Value	Occupancy(1)
AvidXchange Music Factory	Retail/Office	$37,750,000	182,703	1920 / 2006	$66,000,000	93.7%
Silver Hammer Building	Retail/Office	$14,250,000	56,403	1987 / 2014	$19,000,000	100.0%
Total		$52,000,000	239,106		$85,000,000
(1)	Occupancy based on the rent rolls dated March 1, 2016.

The Loan. The AvidXchange whole loan (the “AvidXchange Whole Loan”) is a fixed rate loan with an original principal balance of $52.0 million, secured by the borrowers’ fee simple interest in two adjacent buildings, the AvidXchange Music Factory (the “AvidXchange Music Factory Property”) and the Silver Hammer Building (the “Silver Hammer Building Property”), totaling 239,106 sq. ft. of office and retail space located Charlotte, North Carolina (collectively, the “AvidXchange Properties”). The AvidXchange Loan (“the “AvidXchange Loan”), evidenced by the controlling Note A-1, has an original principal balance of $31.2 million and will be included in the CFCRE 2016-C4 securitization trust. The pari passu non-controlling Note A-2, with an original principal balance of $20.8 million, is currently held by CCRE or an affiliate and is expected to be included in a future securitization trust.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$31,200,000	$31,200,000	CFCRE 2016-C4	Yes
Note A-2	$20,800,000	$20,800,000	CCRE	No
Total	$52,000,000	$52,000,000

The AvidXchange Whole Loan has a 10-year term and amortizes on a 27.5-year schedule. The AvidXchange Loan accrues interest at a fixed rate equal to 5.0940% and has a cut-off date balance of $31.2 million. The AvidXchange Whole Loan proceeds were used to retire existing debt of approximately $44.3 million, fund reserves of approximately $6.8 million, and pay closing costs of approximately $0.9 million. Based on the portfolio appraised value of $85.0 million as of February 1, 2016, the cut-off date LTV is 61.2%. The most recent prior financing of the AvidXchange Properties was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$52,000,000	100.0%	Loan Payoff	$44,297,917	85.2%
			Reserves	$6,809,928	13.1%
			Closing Costs	$892,155	1.7%
Total Sources	$52,000,000	100.0%	Total Uses	$52,000,000	100.0%

The Borrowers / Sponsors. The borrowers, Fiber Mills, LLC, Music Factory Condominiums, LLC and Silver Hammer Properties, LLC are each a single purpose North Carolina limited liability company structured to be bankruptcy-remote each with two independent directors in its organizational structure. The sponsors of the borrowers and the nonrecourse carve-out guarantors are Richard Lazes, co-founder and CEO of ARK Group, and Noah Lazes, co-founder, President, and COO of ARK Group.

ARK Group is a Charlotte-based real estate and entertainment company with extensive experience in the development and operation of multi-themed entertainment complexes, multi-family residential projects, restaurants, nightclubs, and live music venues. As of March 1, 2016, ARK Group owns eight properties with an approximate aggregate value of $122 million. The borrower sponsors’ current cost bases in the AvidXchange Music Factory Property and the Silver Hammer Building Property are $35.1 million and $5.1 million, respectively.

Three tenants, Ark Pub (2.5% of NRA; 4.9% of U/W Base Rent), Rick Lazes (2.5% of NRA; 2.6% of U/W Base Rent), and ARK Management, Inc. (0.4% of NRA; 0.3% of U/W Base Rent) are all affiliates of the borrower sponsor.

The Property. The AvidXchange Properties are comprised of two adjacent buildings, the AvidXchange Music Factory Property and the Silver Hammer Building Property. The AvidXchange Properties include 123,855 sq. ft. of office space, 71,353 sq. ft. of retail space, and 43,898 sq. ft. of music venue space.

AvidXchange Music Factory (182,703 sq. ft.; 76.4% of NRA; 78.3% of U/W Base Rent) The AvidXchange Music Factory Property is a 9.6-acre mixed-use development comprised of 70,703 sq. ft. of retail space, 68,102 sq. ft. of office space, and 43,898 sq. ft. of music venue space, 11,500 sq. ft. of which is vacant.

A-3-70

Various Charlotte, NC 28206	Collateral Asset Summary – Loan No. 8 AvidXchange	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,200,000 61.2% 1.59x 11.2%

Built in stages from 1920 through the 1950’s, the AvidXchange Music Factory Property operated as a textile mill until the borrower sponsors’ acquisition in 2001. After an extensive rehabilitation and renovation, the property opened as the North Carolina Music Factory in phases, starting in 2006 with the final phase delivered in 2015, and maintained 100.0% occupancy as each phase was delivered. In 2016, AvidXchange bought the naming rights to the development, and the property was renamed the AvidXchange Music Factory in conjunction with the development of the company’s new headquarters adjacent to the property.

As of March 1, 2016, the AvidXchange Music Factory Property was 93.7% occupied by 25 tenants. The AvidXchange Music Factory Property’s 70,703 sq. ft. of retail space is 100.0% leased to 10 tenants and accounts for 36.8% of the AvidXchange Properties’ underwritten base rent. Retail tenants include various nightlife and dining destinations including Label (6.8% of NRA; 13.1% of U/W Base Rent), 8.2.0 (5.3% of NRA; 4.4% of U/W Base Rent), and VBGB Uptown (1.8% of NRA; 2.2% of U/W Base Rent). The AvidXchange Music Factory Property’s 68,102 sq. ft. of office space is 100.0% leased to 13 tenants and accounts for 22.6% of the AvidXchange Properties’ underwritten base rent. Office tenants include AvidXchange (9.2% of NRA; 9.8% of U/W Base Rent), Industry, Inc. (9.2% of NRA; 4.6% of UW Base Rent) and Creative Loafing (2.0% of NRA; 1.1% of U/W Base Rent).

Live Nation (NYSE: LYV) currently operates two of the music venues, The Uptown Amphitheater (“Uptown Amphitheater”) and The Fillmore (“The Fillmore”), and is negotiating an amendment to extend the current lease for The Fillmore and expand the leased premises an additional 11,500 sq. ft. to occupy a third venue. The AvidXchange Whole Loan is structured with a holdback tied to the execution of the Live Nation Lease Amendment. See “Live Nation Reserve” below.

Silver Hammer Building (56,403 sq. ft.; 23.6% of NRA; 25.6% of U/W Base Rent) The Silver Hammer Building Property is comprised of 55,753 sq. ft. of office space and 650 sq. ft. of retail space located adjacent to the AvidXchange Music Factory Property. Built in 1987, the Silver Hammer Building Property operated as a movie production studio until the borrower sponsor’s 2014 conversion to a multi-tenant office. As of March 1, 2016, the Silver Hammer Building Property is 100.0% occupied by four tenants, the largest of which is AvidXchange (18.9% of NRA; 20.2% of U/W Base Rent).

Environmental Matters. The Phase I environmental report dated April 6, 2016 recommended no further action at either of the properties, other than requiring the borrowers to implement and maintain O&M Plans for ACMs and LBPs and to operate the properties in accordance with certain Brownfield requirements. Additionally, the borrower obtained an environmental insurance policy at closing. For additional information, see “Description of the Mortgage Pool–Environmental Conditions” in the Preliminary Prospectus.

Tenant Summary
Tenant	Tenant Type	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Major Tenants
AvidXchange	Office	NR/NR/NR	67,203	28.1%	$26.01	30.1%	Various(2)
Live Nation	Other/Office	NR/B3/BB-	34,058	14.2%	$23.62	13.8%	Various(3)
Industry, Inc.	Office	NR/NR/NR	22,086	9.2%	$12.18	4.6%	Various(4)
Label	Retail	NR/NR/NR	16,206	6.8%	$46.94	13.1%	6/30/2017
8.2.0	Retail	NR/NR/NR	12,664	5.3%	$20.16	4.4%	7/31/2021
Total Major Tenants			152,217	63.7%	$25.21	66.0%
Remaining Tenants			75,389	31.5%	$26.19	34.0%
Total Occupied Collateral			227,606	95.2%	$25.54	100.0%
Vacant			11,500	4.8%
Total			239,106	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	AvidXchange leases 45,236 sq. ft. of office space in the Silver Hammer Building Property expiring December 31, 2030 pursuant to the lease amendment, and 21,967 sq. ft. of office space in AvidXchange Music Factory Property expiring March 31, 2021.

(3)	Live Nation leases 32,398 sq. ft. of music venue space expiring March 31, 2019 and 1,660 sq. ft. of office space expiring October 31, 2019, both at the AvidXchange Music Factory Property.

(4)	Industry, Inc. leases 14,028 sq. ft. of office space expiring 8/31/2020 and 8,058 sq. ft. of office space expiring 10/31/2019 at the AvidXchange Music Factory Property.

A-3-71

Various Charlotte, NC 28206	Collateral Asset Summary – Loan No. 8 AvidXchange	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,200,000 61.2% 1.59x 11.2%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	6,017	2.5%	6,017	2.5%	$25.50	2.6%	2.6%
2016	3	3,536	1.5%	9,553	4.0%	$17.06	1.0%	3.7%
2017	5	29,210	12.2%	38,763	16.2%	$37.77	19.0%	22.7%
2018	3	11,618	4.9%	50,381	21.1%	$31.99	6.4%	29.1%
2019	7	45,541	19.0%	95,922	40.1%	$23.21	18.2%	47.2%
2020	5	36,615	15.3%	132,537	55.4%	$17.58	11.1%	58.3%
2021	5	39,733	16.6%	172,270	72.0%	$27.30	18.7%	77.0%
2022	1	0	0.0%	172,270	72.0%	$0.00	0.7%	77.7%
2023	0	0	0.0%	172,270	72.0%	$0.00	0.0%	77.7%
2024	0	0	0.0%	172,270	72.0%	$0.00	0.0%	77.7%
2025	0	0	0.0%	172,270	72.0%	$0.00	0.0%	77.7%
2026	0	0	0.0%	172,270	72.0%	$0.00	0.0%	77.7%
2027	0	0	0.0%	172,270	72.0%	$0.00	0.0%	77.7%
Thereafter	2	55,336	23.1%	227,606	95.2%	$23.46	22.3%	100.0%
Vacant	NAP	11,500	4.8%	239,106	100.0%	NAP	NAP
Total / Wtd. Avg.	32	239,106	100.0%			$25.54	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

Major Tenants.

AvidXchange (67,203 sq. ft.; 28.1% of NRA; 30.1% of U/W Base Rent) AvidXchange provides accounts payable and payment automation solutions for businesses. The company was founded in 2000 and services more than 5,200, generally midmarket companies, clients throughout North America, in automating invoice and payment processes. AvidXchange recently completed a $225 million minority growth financing led by Bain Capital Ventures and has been recognized as one of the 50 fastest-growing private companies in the Charlotte area for four consecutive years, ranked among Deloitte’s 2015 Fast 500, and was among the top 100 technology companies in North America by Red Herring. AvidXchange has been in tenancy at both the AvidXchange Music Factory Property (21,967 sq. ft.) and the Silver Hammer Building Property (45,236 sq. ft.) since 2016 and 2014, respectively. AvidXchange is currently headquartered in midtown Charlotte, and is in the process of constructing a new 200,000 sq. ft. headquarters across the street from the AvidXchange Music Factory Property. The new headquarters is anticipated to serve at least 600 new employees and is expected to be completed in 2017.

Live Nation Worldwide, Inc. (34,058 sq. ft.; 14.2% of NRA; 13.8% of U/W Base Rent) Live Nation Worldwide, Inc. (“Live Nation”) is the world’s leading live entertainment company. Live Nation owns, operates, has exclusive booking rights for or has an equity interest in 167 venues, including House of Blues music venues and notable locations such as the Hollywood Palladium, the Ziggo Dome in Amsterdam, and 3Arena in Ireland. In their fiscal year 2015, Live Nation achieved revenue of approximately $7.3 billion compared to approximately $6.9 billion in 2014. Live Nation leases the space at AvidXchange Music Factory Property that is operated as two music venues, Uptown Amphitheater and The Fillmore, and is negotiating an amendment to expand its leased premises for an additional 11,500 sq. ft. to operate a third venue.

The Uptown Amphitheater is a 5,000 person capacity outdoor amphitheater with views of the Charlotte skyline, premium box seats, indoor VIP areas, private bars, elevated lawn seating, and a Bourbon Street-style concession area which is operated by Wolfgang Puck. The Fillmore is an indoor venue with a capacity of 2,000 that is themed in the tradition of the legendary Fillmore venue in San Francisco. The Fillmore Charlotte features the iconic music venue’s trademark décor including red oak hardwood floors, red painted interior, vintage posters of legendary live music performances, and state-of-the-art lighting and sound systems. In 2015, paid attendance at The Fillmore and Uptown Amphitheater collectively totaled 214,139 people, an increase of 2.7% over 2014.

Industry, Inc. (22,086 sq. ft.; 9.2% of NRA; 4.6% of U/W Base Rent) Industry, Inc. is a shared office environment designed for creative professionals, technology professionals, freelancers, small businesses and other independent workers. The space offers both private offices as well as flexible workspaces and is generally leased to startup companies, small companies, and remote workers who may be with larger firms outside of the Charlotte market. Industry, Inc. also has a designated event space to accommodate larger events, workshops, meetings or parties.

A-3-72

Various Charlotte, NC 28206	Collateral Asset Summary – Loan No. 8 AvidXchange	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,200,000 61.2% 1.59x 11.2%

Label (16,206 sq. ft.; 6.8% of NRA; 13.1% of U/W Base Rent) Label is an upscale, bi-level nightspot with host DJs and live music. Over $8.5 million ($525 per sq. ft.), including $6.5 million of tenant contributions, was invested in the build out of the space which was designed by the same architect who designed LIV at the Fontainebleau in Miami. Label is reportedly achieving over $5.0 million in annual sales with sales steadily increasing each year since Label opened in 2012.

8.2.0 (12,664 sq. ft.; 5.3% of NRA; 4.4% of U/W Base Rent) 8.2.0 is a restaurant and entertainment concept that includes a mix of offerings with an upscale karaoke lounge for 50, arcade with retro-style games, multiple bars and a vegan-friendly pizza parlor. 8.2.0 is an affiliated concept of the VBGB Beer Hall & Garden, which is also located at the AvidXchange Music Factory Property. VBGB Beer Hall & Garden saw 2015 sales of $3.4 million ($778 per sq. ft.), a 19% increase over 2014. The 8.2.0 lease was executed July 2015 and rent payments have commenced though the space is not yet open for business.

The Market. The AvidXchange Properties are located in the northern portion of the Charlotte central business district, also known as Center City. Center City, which has more than 100,000 daytime employees and 25 million annual visitors, is experiencing an increase in development on its north side in response to the draw of the AvidXchange Music Factory Property and an increased volume of public investment in that area. Additionally, a luxury, 205-unit multifamily project is under construction immediately east of the AvidXchange Properties. Charlotte is in the process of extending the LYNX Blue Line, which the city anticipates will be operational (in 2017) which will connect Center City and the University of North Carolina, Charlotte campus with the AvidXchange Properties. Additional economic drivers in the area include the recently renovated Bank of America Stadium (home of the Carolina Panthers), Time Warner Cable Arena (home of the Charlotte Hornets), the NASCAR Hall of Fame and the Charlotte Convention Center.

The estimated 2015 population in a one, three and five-mile radius of the AvidXchange Properties was estimated to be 15,455, 86,244 and 228,095, respectively. The estimated 2015 average household income in a one, three and five-mile radius of the AvidXchange Properties was estimated to be $80,993, $70,848 and $68,750, respectively. As of July 2015, the Charlotte metropolitan statistical area’s unemployment rate was 6.0%, below the North Carolina State unemployment rate of 6.3% and down 60 basis points from July 2014.

The appraiser analyzed a set of five recent office leases negotiated in comparable buildings in the AvidXchange Properties’ competitive market. These comparable leases range in size from 2,300 sq. ft. to 9,331 sq. ft. and have terms ranging from five to 10 years. The comparables exhibit a range of rents from $18.50 per sq. ft. to $28.00 per sq. ft., with an average of $21.87 per sq. ft., slightly below the underwritten office rent of $22.53 per sq. ft.

Office Rent Comparables(1)
Building	Class	Size (NRA)	Year Built/ Renovated	Lease Date	Tenant	Total Size (Sq. Ft.)	Base Rent	Lease Type
Carolina School Supply Building	B	27,142	1930 / 2000	1/15	Red Line Design	9,331	$18.50	Gross
Dunavant Place	A	15,500	2015 / NAP	9/14	Listing	3,485	$28.00	Modified Gross
SouthBorough	A	28,000	2008 / NAP	11/14	Confidential	2,300	$24.00	Gross
Carolina School Supply	B	26,272	1930 / 2000	11/14	River & Associates	4,998	$19.85	Gross
Historic Textile Supply	B	25,500	1920 / 1998	8/14	Geosyntec Consultants, Inc.	4,228	$19.00	Modified Gross
Total / Average:						24,342	$21.87

(1) Source: Appraisal.

The appraisal analyzed a set of five recent retail leases negotiated in comparable buildings in the AvidXchange Music Factory’s competitive market. These comparable leases range in size from 1,844 sq. ft. to 5,420 sq. ft. and have terms ranging from six to 10 years. The comparables exhibit a range of rents from $25.00 per sq. ft. to $35.00 per sq. ft., with an average of $31.50 per sq. ft., above the underwritten retail rent of $30.11 per sq. ft.

Retail Rent Comparables(1)
Building	Year Built	Lease Date	Tenant	Total Size (Sq. Ft.)	Base Rent	Lease Type
1531 East Boulevard	1921	1/14	Mayobird	5,420	$35.00	Net
South Tryon Square	1961	12/15	Dean and Delucca	3,773	$27.50	Net
Bank of America Plaza	1977	9/15	Confidential	3,650	$35.00	Net
Bank of America Plaza	1977	9/15	Confidential	1,844	$25.00	Net
1616 Center	2015	11/15	Confidential	2,400	$35.00	Net
Total / Average:				17,087	$31.50

(1) Source: Appraisal.

A-3-73

Various Charlotte, NC 28206	Collateral Asset Summary – Loan No. 8 AvidXchange	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,200,000 61.2% 1.59x 11.2%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2013	2014	2015	U/W	U/W PSF
Base Rent(2)	$3,399,624	$3,417,522	$4,141,372	$5,811,954	$24.31
Value of Vacant Space	0	0	0	228,758	$0.96
Gross Potential Rent	$3,399,624	$3,417,522	$4,141,372	$6,040,713	$25.26
Total Recoveries	274,608	259,978	260,505	299,223	$1.25
Other Income	406,882	498,869	592,707	825,795	$3.45
Less: Vacancy(3)	0	0	0	(462,697)	($1.94)
Effective Gross Income	$4,081,114	$4,176,369	$4,994,584	$6,703,034	$28.03
Total Operating Expenses	283,530	288,100	653,007	881,049	$3.68
Net Operating Income	$3,797,584	$3,888,269	$4,341,578	$5,821,986	$24.35
TI/LC	0	0	0	$179,330	$0.75
Capital Expenditures	0	0	0	$47,821	$0.20
Net Cash Flow	$3,797,584	$3,888,269	$4,341,578	$5,594,835	$23.40
(1)	Historical Net Cash Flows exclude the Silver Hammer Building Property as it was converted to multi-tenant office use in 2014.

(2)	U/W Base Rent is based on the rent roll dated March 1, 2016. Rent bumps were underwritten through April 31, 2017, as well as a scheduled rent decrease for Ark Pub which results in a $22,823 deficit to the rent roll dated March 1, 2016.

(3)	U/W Vacancy is based on an economic vacancy of 7.3%, which is above the appraisal’s concluded a stabilized vacancy of 5.0%. As of March 1, 2016, the AvidXchange Properties are 95.2% leased.

Property Management. The AvidXchange Properties are managed by ARK Ventures, Inc., an affiliate of the sponsors.

Lockbox / Cash Management. The AvidXchange Whole Loan is structured with a hard lockbox and springing cash management. A full excess cash sweep will occur upon (i) an event of default, (ii) any bankruptcy action of borrower, principal, guarantor or manager has occurred, (iii) the failure by the borrower after the end of two calendar quarters to maintain a debt service coverage ratio of at least 1.15x, or (iv) the occurrence of a Lease Trigger Period and will end if, (a) with respect to (i) above, the default is cured, (b) with respect to (ii) above, in the case of a bankruptcy action of manager only, if borrower replaces the manager with a qualified qanager under a replacement management agreement, (c) with respect to (iii) above, if for a period of two consecutive calendar quarters, the debt service coverage ratio is equal to or greater than 1.25x, or (d) with respect to (iv) above, lender receives an acceptable lease extension or acceptable replacement lease for such demised space which triggered the applicable Lease Trigger Period.

A “Lease Trigger Period” will occur: (i) with respect to tenants Uptown Amphitheater and The Fillmore, the date which is the earlier to occur of (A) six calendar months prior to the expiration date under such tenant’s lease, (B) the date set forth in such tenant’s lease on or before which such tenant is required to notify the borrowers of its intent to either renew or terminate its lease, (C) tenant fails to continuously operate, (D) tenant, or the guarantor of such tenant’s lease obligations, is the subject of a bankruptcy action, (E) tenant gives notice of its intent to terminate its lease or to vacate or surrender its demised premises or otherwise vacates or surrenders its demised premises or (F) such tenant’s lease terminates or expires; and/or (ii) with respect to the AvidXchange leases, (A) such tenant fails to continuously operate at both the AvidXchange Music Factory Property and the Silver Hammer Building Property, (B) such tenant, or the guarantor of any such tenant’s obligations under such tenant’s lease, is the subject of a bankruptcy action, (C) such tenant gives notice of its intent to terminate its lease or to vacate or surrender its demised premises or otherwise vacates or surrenders its demised premises, but with respect to the AvidXchange lease at the AvidXchange Music Factory Property, only if such tenant’s corporate headquarters, anticipated to be constructed adjacent to the AvidXchange Properties, has not yet been completed (as determined by lender in its reasonable discretion), at the time of such notice or surrender, as applicable, or (D) such tenant’s lease terminates or expires, but with respect to AvidXchange lease at the AvidXchange Music Factory Property, only if such tenant’s corporate headquarters has not yet been completed (as determined by lender in its reasonable discretion), at the time of such termination or expiration, as applicable. A Lease Trigger Period will end on the date that the lender receives an acceptable lease extension or acceptable replacement lease for such demised space which triggered the applicable Lease Trigger Period.

Initial Reserves. At loan origination, the borrowers deposited (i) $126,459 into a tax reserve account, (ii) $28,967 into an insurance reserve account, (iii) $55,000 into a required repairs account, (iv) $750,000 into a TI/LC reserve account, (v) $1,095,745 into a Landlord Obligations reserve account for outstanding TI’s owed to AvidXchange and La Revolucion, and (vi) $4,753,758 into a Live Nation reserve account.

A-3-74

Various Charlotte, NC 28206	Collateral Asset Summary – Loan No. 8 AvidXchange	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,200,000 61.2% 1.59x 11.2%

The AvidXchange Whole Loan documents provide that amounts in the Live Nation reserve account may be disbursed to the borrowers after The Fillmore lease is amended (the “Live Nation Lease Amendment”) to extend the lease through 2024 or longer and expand the leased premises to include 11,500 sq. ft. of recently vacated space (“Expansion Premises”). In the event The Fillmore lease is not amended (as described above), AvidXchange Whole Loan documents provide that the lender may make partial disbursements as follows: (i) $2,000,000, if the Expansion Premises is leased to another tenant at the same or higher rent that would have been paid under the Live Nation Lease Amendment, or for a rent which would result in a debt yield and a proforma debt yield equal to at least 10.8%, (ii) $2,753,758, if the The Fillmore lease is extended or renewed through 2024 or longer; and (iii) $2,753,758, if the entire demised premises under the The Fillmore lease is leased to another tenant at the same or better rent than the rent that would have been paid under the Live Nation Lease Amendment, or for a rent which would result in a debt yield and a proforma debt yield equal to at least 10.8%.

Ongoing Reserves. On a monthly basis, the borrowers are required to deposit (i) 1/12 of the estimated annual real estate taxes, which currently equates to $14,051, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $14,483, into an insurance reserve account, (iii) $3,985 ($0.20 per sq. ft. annually) into a replacement reserve account, and (iv) $14,944 ($0.75 per sq. ft. annually) into a TI/LC reserve account, capped at $1,000,000, which cap is removed upon an event of default or if occupancy falls below 85.0%. The AvidXchange Whole Loan documents provide that after Label extends or renews its lease for at least three additional years proceeds in excess of $250,000 in the TI/LC reserve account will be disbursed to borrowers (to reimburse Label for the cost of tenant improvements performed prior to the loan origination date).

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. After the expiration of the lockout period, the borrowers may obtain the release of The Silver Hammer Building Property only provided, among other things, (i) the DSCR for the remaining property is not less than the greater of the DSCR immediately preceding such release and 1.59x, (ii) the DY for the remaining property is not less than the greater of the DY immediately preceding such release and 10.8%, (iii) the LTV for the remaining property is not greater than the lesser of the LTV immediately preceding such release and 61.2%, and (iv) the borrowers partially prepay the AvidXchange Whole Loan in an amount equal to the greater of 100% of net sales proceeds or 125% of the allocated loan amount of the Silver Hammer Building Property plus the applicable yield maintenance premium.

Tax Credits / Master Lease Structure. The renovation of the AvidXchange Music Factory Property permitted the Fiber Mills, LLC borrower to qualify for state and federal historic tax credits totalling approximately 1.26 million. In connection with the tax credits, the Fiber Mills, LLC borrower master leased the entire AvidXchange Music Factory Property (not including the portion of this Mortgaged Property leased by V13G13 Uptown (4,370 square feet) (the “Tax Credit Property”) to an affiliate of the borrower (the “Master Tenant”), who in turn subleased the Tax Credit Property to another affiliate of the borrower (the “Master Subtenant”). The Master Subtenant leases the Tax Credit Property to commercial tenants. On June 29, 2007, Master Subtenant entered into an operating agreement with the Master Tenant and the Sherwin Williams Company (“Sherwin Williams”). Sherwin Williams contributed capital in exchange for a 99.9%, non-controlling interest in the Master Tenant (which provides Sherwin Williams with the benefit of federal and state tax credits). The maximum amount of tax credits that remain subject to disallowance or recapture is (i) with respect to the state tax credits, $96,878 and (ii) with respect to the federal tax credits, $591,600. As of October 2, 2017, no state or federal tax credits recognized by Sherwin Williams will be subject to disallowance or recapture. Until March 1, 2018, the master lease and master sublease may not be terminated. Effective as of the loan origination, each of the Master Tenant and Master Subtenant have agreed to deposit all rent received under the master lease, the master sublease and from commercial tenants at the Tax Credit Property to the lender controlled clearing account and applied in accordance with terms of loan documents.

A-3-75

Various Charlotte, NC 28206	Collateral Asset Summary – Loan No. 8 AvidXchange	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,200,000 61.2% 1.59x 11.2%

A-3-76

Various Charlotte, NC 28206	Collateral Asset Summary – Loan No. 8 AvidXchange	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,200,000 61.2% 1.59x 11.2%

Charlotte
FOURTH WARD
THIRD WARD
FIRST WARD
SECOND WARD
UPTOWN
SEVERSVILLE
WESLEY HEIGHTS
Johnson C Smith University
Johnson and Wales University - Charlotte
Bank of America Stadium
Discovery Place
Charlotte Convention Center
Time Warner Cable Arena
Federal Reserve
Three Wells Fargo Center
Duke Energy Center
BofA Corporate Center
Charlotte-Mecklenburg Gov Center
American Legion Memorial Stadium
Central Piedmont Community College
7th Street Station
CTC/Arena
3rd Street/ Convention Center
Stonewall
Carson
CATS - LYNX BLUE LINE
Huntersville
Concord
Stanley
Mt Holly
Harrisburg
Lowell
Belmont
Charlotte
Mint Hill
Matthews
Pineville
Tega Cay
Weddington
Lake Park
Indian Trail
Hemby Bridge

AvidXchange

#	Property Name	Address	City/State	Zip Code
1	AvidXchange Music Factory	900, 950 and 1000 NC Music Factory Blvd	Charlotte, NC	28206
2	Silver Hammer Building	817, 820 and 920 Hamilton Street	Charlotte, NC	28206

A-3-77

17 – 21 Madbury Road Durham, NH 03824	Collateral Asset Summary – Loan No. 9 Madbury Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,000,000 68.6% 1.31x 8.5%

A-3-78

17 – 21 Madbury Road Durham, NH 03824	Collateral Asset Summary – Loan No. 9 Madbury Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,000,000 68.6% 1.31x 8.5%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsors:	Eamonn T. Healy; Kenneth Rubin; Barrett Bilotta
Borrower:	GP Madbury 17, LLC
Original Balance(1):	$29,000,000
Cut-off Date Balance(1):	$29,000,000
% by Initial UPB:	3.5%
Interest Rate:	4.9290%
Payment Date:	6th of each month
First Payment Date:	February 6, 2016
Maturity Date:	January 6, 2026
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt(1):	$20,000,000 Pari Passu Debt
Call Protection(2):	L(28), D(86), O(6)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$287,612	$95,871
Insurance:	$87,953	$8,795
Replacement:	$0	$5,120
TI/LC:	$64,278	$0
Rent Abatement:	$10,014	$0

Financial Information(4)
Cut-off Date Balance / Bed(5):	$93,333
Balloon Balance / Bed(5):	$82,493
Cut-off Date LTV:	68.6%
Balloon LTV:	60.7%
Underwritten NOI DSCR(6):	1.33x
Underwritten NCF DSCR(6):	1.31x
Underwritten NOI Debt Yield:	8.5%
Underwritten NCF Debt Yield:	8.4%
Underwritten NOI Debt Yield at Balloon:	9.6%
Underwritten NCF Debt Yield at Balloon:	9.5%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type(5):	Student Housing Multifamily
Collateral:	Fee Simple
Location:	Durham, NH
Year Built / Renovated:	2015 / NAP
Total Beds(5):	525
Property Management:	Golden Goose Property Management, LLC
Underwritten NOI:	$4,174,250
Underwritten NCF:	$4,112,813
Appraised Value:	$71,400,000
Appraisal Date:	November 9, 2015

Historical NOI(7)
Most Recent NOI:	$5,046,916 (T-3 January 31, 2016 Ann.)
2015 NOI:	NAP
2014 NOI:	NAP
2013 NOI:	NAP

Historical Occupancy(7)
Most Recent Occupancy:	100.0% (November 6, 2015)
2015 Occupancy:	NAP
2014 Occupancy:	NAP
2013 Occupancy:	NAP
(1)	The Madbury Commons Whole Loan is evidenced by two pari passu notes in the aggregate original principal amount of $49,000,000. The controlling Note A-1, with an original principal balance of $29.0 million, will be included in the CFCRE 2016-C4 mortgage trust. The non-controlling Note A-2, with an original principal balance of $20.0 million, is expected to be held by CCRE or an affiliate and contributed to a future securitization trust.

(2)	The lockout period for defeasance will be at least 28 payment dates beginning with and including the first payment date of February 6, 2016. Defeasance of the full $49.0 million Madbury Commons Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) February 6, 2020. The assumed lockout period of 28 payments is based on the expected CFCRE 2016-C4 securitization closing date in May 2016. The actual lockout period may be longer.

(3)	See “Initial Reserves” and “Ongoing Reserves” below.

(4)	DSCR, LTV, Debt Yield and Balance / Bed calculations are based on the aggregate Madbury Commons Whole Loan.

(5)	The collateral consists of 525 beds, as well as 42,859 sq. ft. of ground floor commercial space.

(6)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and the Underwritten NCF DSCR are 1.70x and 1.68x, respectively.

(7)	Construction of the Madbury Commons Property was completed in August 2015. As a result, Historical NOI and Historical Occupancy are not applicable. In addition, the most recent occupancy does not include the retail component at the Madbury Commons Property.

A-3-79

17 – 21 Madbury Road Durham, NH 03824	Collateral Asset Summary – Loan No. 9 Madbury Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,000,000 68.6% 1.31x 8.5%

The Loan. The Madbury Commons loan (the “Madbury Commons Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 525-bed student housing property with 42,859 sq. ft. of retail space located in Durham, New Hampshire (the “Madbury Commons Property”) with an original and cut-off date principal balance of $29.0 million, and represents the controlling Note A-1 of a $49.0 million whole loan (the “Madbury Commons Whole Loan”). The Madbury Commons Whole Loan is evidenced by two pari passu notes: the controlling Note A-1, which will be included in the CFCRE 2016-C4 mortgage trust, and the non-controlling Note A-2, with an original principal balance of $20.0 million, which will not be included in the trust and is expected to be held by CCRE or an affiliate and contributed to a future securitization trust

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$29,000,000	$29,000,000	CFCRE 2016-C4	Yes
Note A-2	$20,000,000	$20,000,000	CCRE	No
Total	$49,000,000	$49,000,000

The Madbury Commons Whole Loan has a 10-year term and amortizes on a 30-year schedule following an initial 36-month interest only period. The Madbury Commons Whole Loan accrues interest at a fixed rate equal to 4.9290%. Loan proceeds were used to retire existing debt of approximately $37.1 million, fund upfront reserves of approximately $0.4 million, pay closing costs and return approximately $8.8 million of equity to the borrower sponsors. Based on the appraised value of $71.4 million as of November 9, 2015, the cut-off date LTV ratio is 68.6%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$49,000,000	100.0%	Loan Payoff	$37,138,304	75.8%
			Return of Equity	$8,765,322	17.9%
			Closing Costs	$2,646,516	5.4%
			Reserves	$449,858	0.9%
Total Sources	$49,000,000	100.0%	Total Uses	$49,000,000	100.0%

The Borrowers / Sponsors. The borrower is GP Madbury 17, LLC a single purpose New Hampshire limited liability company, structured to be bankruptcy-remote, with one independent director in its organizational structure. The sponsors of the borrower and the nonrecourse carve-out guarantors are Eamonn T. Healy, Kenneth Rubin and Barrett Bilotta on a joint and several basis.

Eamonn T. Healy, Kenneth Rubin and Barrett Bilotta are the principals of Golden Goose Capital, a developer, owner and manager of student housing properties. Golden Goose Capital maintains a portfolio of student housing properties around the campus of the University of New Hampshire (“UNH”) totaling 788 beds. The borrower sponsors developed the Madbury Commons Property for a total cost of $45.2 million.

The Property. The Madbury Commons Property is a Class A, student housing property totaling 525 beds (126 units), located in Durham, New Hampshire. The property is situated adjacent to the UNH campus. The newly constructed property was developed in 2015, and features four first-floor retail spaces totaling 42,859 sq. ft. in addition to the 126 residential units. The Madbury Commons Property is located across the street from the student union, as well as the new Paul College of Business. All academic buildings as well as the athletic facilities are within walking distance of the Madbury Commons Property.

The residential component of the Madbury Commons Property features unit types ranging from two to six bedrooms, with an average unit size of approximately 1,065 sq. ft. Each unit is furnished. Amenities include a washer/dryer, flat screen television, stainless steel appliances, granite countertops, climate control and video intercom system. Utilities, cable television, and Wi-Fi are also included in the rent. Additionally, the borrower plans to open a new on-site fitness center in the summer of 2016.

As of November 6, 2015 the student housing component of the Madbury Commons Property was 100% leased for the 2015/2016 school year with parental guarantees on most of the leases.

The retail component of the Madbury Commons Property features four, ground-floor commercial units. As of December 1, 2015, the retail component was 94.2% occupied by the University of New Hampshire, Saxbys Coffee, and Kennebunk Savings Bank.

A-3-80

17 – 21 Madbury Road Durham, NH 03824	Collateral Asset Summary – Loan No. 9 Madbury Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,000,000 68.6% 1.31x 8.5%

Madbury Commons Property Unit Mix Summary(1)
Unit Type	# of Units	# of Beds	% of Total	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF
2 Bedroom / 1 Bath	2	5	1.0%	100.0%	727	$980	$1.34
3 Bedroom / 1 Bath	7	23	4.4%	100.0%	842	$955	$1.13
3 Bedroom / 2 Bath	7	28	5.3%	100.0%	1028	$911	$0.89
4 Bedroom / 2 Bath	93	378	72.0%	100.0%	1,038	$916	$0.89
5 Bedroom / 2 Bath	15	79	15.0%	100.0%	1,358	$919	$0.68
6 Bedroom / 2 Bath	2	12	2.3%	100.0%	1,390	$915	$0.66
Total / Wtd. Avg.	126	525	100.0%	100.0%	1,065	$918	$0.86
(1)	Based on unit mix provided by the borrower for the 2015/2016 school year.

(2)	Per bed.

Commercial Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

University of New Hampshire	NR/Aa3/NR	37,000	86.3%	$24.37	94.7%	11/30/2035
Kennebunk Savings Bank	NR/NR/NR	1,785	4.2%	$17.94	3.4%	10/31/2025
Saxbys Coffee	NR/NR/NR	1,574	3.7%	$11.85	2.0%	12/6/2025
Total Occupied Collateral		40,359	94.2%	$23.60	100.0%
Vacant		2,500	5.8%
Total		42,859	100.0%

(1)	Based on rent roll as of December 1, 2015.

(2)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.

Environmental Matters. The Phase I environmental report dated November 17, 2015 recommended no further action at the Madbury Commons Property.

The Market. The Madbury Commons Property is located in Durham, New Hampshire, adjacent to the UNH campus. Founded in 1866, UNH is the largest university in New Hampshire with a student population of 14,891 students. Additionally, UNH is a large employer in the Durham metropolitan statistical area, employing over approximately 4,000 staff members. In 2015, the population and median household income in Durham, New Hampshire were 15,290 and $71,582, respectively.

As of November 6, 2015, there are currently 14,891 students enrolled at the UNH Durham Campus. On-campus housing at UNH currently features 28 residence halls containing approximately 6,000 beds. This allows only approximately 40% of the student body to live on campus. The average monthly rent at the Madbury Commons Property is $918 per bed. The appraisal concluded an average monthly rent of $941 per bed for the subject property, which is based on either the average pre-leased rent for the 2016/2017 school year or a 2.0% increase over the in-place rents. In addition, 97% of the beds at the Madbury Commons Property are preleased for the 2016-2017 school year as of April 4, 2016.

The appraisal identified six comparable student housing properties within the UNH market. A summary of the six comparable properties is shown in the chart below.

Competitive Set(1)
Name	Madbury Commons	University Edge Main St	The Lodges at West	10 Pette Brooke	Cottages of Durham	University Downtown	Rivers Edge Apartments
Walk to Campus (Minutes)	5	8	23	5	38	7	32
Year Built	2015	2015	2014	2013	2011	2010	2009
Total Occupancy	100%	96%	100%	100%	98%	100%	100%
No. of Beds	525	197	460	60	619	120	112
No. of Units	126	54	143	15	141	26	48
Avg. SF / Unit(1)	1,065	1,318	1,115	1,387	1,383	1,060	1,066
Avg. Monthly Rent / Bed(1)	$918	$895	$989	$856	$806	$756	$730
(1)	Source: Appraisal and borrower.

A-3-81

17 – 21 Madbury Road Durham, NH 03824	Collateral Asset Summary – Loan No. 9 Madbury Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,000,000 68.6% 1.31x 8.5%

Cash Flow Analysis.

Cash Flow Analysis(1)
	T-3 1/31/2016 Ann.	U/W	U/W Per Bed(2)
Residential Gross Potential Rent(3)	$5,814,700	$5,785,320	$11,020
Residential Vacancy(4)	0	(289,266)	(551)
Residential Net Rental Income	$5,814,700	$5,496,054	$10,469
Commercial Income(5)	801,380	1,077,167	2,052
Commercial Vacancy(6)	0	(71,193)	(136)
Commercial Net Rental Income	$801,380	$1,005,974	$1,916
Other Income	12,820	157,500	300
Effective Gross Income	$6,628,900	$6,659,528	$12,685
Total Operating Expenses	1,581,984	2,485,278	4,734
Net Operating Income	$5,046,916	$4,174,250	$7,951
Capital Expenditures	0	61,437	117
Net Cash Flow	$5,046,916	$4,112,813	$7,834
(1)	Construction on the Madbury Commons Property was completed in August 2015. As such, historical financials are not applicable.

(2)	The Madbury Commons Property contains 525 beds.

(3)    Residential Gross Potential Rent is based on in-place rent roll for the 2015/2016 school year.

(4)	Residential Vacancy represents 5.0% of gross potential rent. The residential portion of the Madbury Commons Property is currently 100% occupied and the appraisal concluded an economic vacancy rate of 4.0%.

(5)	Commercial Income is based on executed leases with the University of New Hampshire, Saxbys Coffee and Kennebunk Savings Bank. The University of New Hampshire U/W rent was averaged over the loan term.

(6)	Represents the in-place commercial economic vacancy.

Property Management. The Madbury Commons Property is managed by Golden Goose Property Management, LLC, a New Hampshire limited liability company and an affiliate of the borrower.

Lockbox / Cash Management. The Madbury Commons Loan is structured with a springing hard lockbox and springing cash management. A hard lockbox, in place cash management and an excess cash flow sweep will occur upon a Cash Management Period.

A “Cash Management Period” will occur upon (i) an event of default, (ii) a bankruptcy action of the borrower, managing member of the borrower, guarantor or property manager, (iii) the failure of the borrower after the end of two consecutive calendar quarters to maintain an actual debt service coverage ratio of at least 1.10x until the debt service coverage ratio is at least equal to 1.15x for two consecutive calendar quarters or (iv) the occurrence of a Lease Sweep Period. During a Cash Management Period, all excess cash will be held by the lender as additional collateral for the Madbury Commons Loan.

A “Lease Sweep Period” will occur upon the first monthly payment date following (i) the date that the Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date, (ii) receipt by the borrower of notice from the tenant under the Lease Sweep Lease (such tenant, a “Lease Sweep Tenant”) that it intends to exercise any right of early termination, (iii) the date that a Lease Sweep Tenant goes dark, fails to open for business during customary hours or fails to be in physical possession of its space, (iv) a default under the Lease Sweep Lease that continues beyond any applicable notice or cure period or (v) the occurrence of a Lease Sweep Tenant insolvency proceeding.

A-3-82

17 – 21 Madbury Road Durham, NH 03824	Collateral Asset Summary – Loan No. 9 Madbury Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,000,000 68.6% 1.31x 8.5%

A “Lease Sweep Lease” means (i) the UNH lease and/or (ii) any replacement tenant lease with respect to the space demised pursuant to the UNH lease.

Initial Reserves. At origination, the borrower deposited (i) $287,612 into a tax reserve account, (ii) $87,953 into an insurance reserve account, (iii) $64,278 into a TI/LC reserve account and (iv) $10,014 into a Saxbys Coffee rent abatement account.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $95,871, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $8,795, into an insurance reserve account and (iii) $5,120 (approximately $117 per bed annually) into a replacement reserve account. Additionally, on each due date during a Lease Sweep Period, all excess cash will be deposited into a lease sweep reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

A-3-83

17 – 21 Madbury Road Durham, NH 03824	Collateral Asset Summary – Loan No. 9 Madbury Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,000,000 68.6% 1.31x 8.5%

Madbury Commons
17-21 Madbury Road
Durham, NH 03824
University of New Hampshire
Durham
Dover
Portsmouth
NEW HAMPSHIRE
MAINE
PORTSMOUTH INTERNATIONAL AIRPORT AT PEASE
PORTSMOUTH NAVAL SHIPYARD
Great Bay
Little Bay
Atlantic Ocean
Shaws Plaza Shopping Center
Dover Pediatrics
Janetos Shopping Plaza
Pine Hill Cemetery
Vaughan Woods Memorial State Park
Newington Center Historic District
Fox Run Mall
Newington Mall Shopping Center
Durgan Square
Great Bay National Wildlife Refuge
Warner House
Plaza 800
Portsmouth Public Library
Portsmouth Regional Hospital
South Cemetery
Calvary Cemetery
Pease Golf Course
Wentworth By The Sea Country Club
Odiorne Point State Park
Portsmouth Country Club
Water Country
Rockingham Country Club
Breakfast Hill Golf Club
Golf Club of New England
LITTLEWORTH RD
KNOX MARSH RD
DURHAM RD
LEE RD
MAIN ST
PISCATAQUA RD
NEWMARKET RD
DOVER POINT RD
GULF RD
HAROLD L DOW HWY
GOODWIN RD
STATE RD
DOW HWY
WOODBURY AVE
GRANT RD
ASH SWAMP RD
PISCASSIC RD
PORTSMOUTH AVE
GREENLAND RD
OCEAN RD
MIDDLE ST
SAGAMORE RD
WHIPPLE RD
WALLIS RD
WASHINGTON RD
GROVE RD
WEST RD
SOUTH RD
POST RD
Concord
Wells
Portsmouth
NH
Manchester
Dublin
Broad Sound
Nashua
Lowell
Gloucester
Westford
Salem
MA
Acton
Woburn
Lynn
Massachusetts Bay
Boston
Worcester
Framingham
Quincy
Stillings Hall
Stoke Hall
Smith Hall
Sawyer Hall
UNIVERISTY OF NEW HAMPSHIRE
President's House
MADBURY RD
MAIN ST
PETTEE BROOK LN
Huddleston Hall
Memorial Union Building
Fairchild Hall
Hetzel Hall
Mills Hall
Alexander Hall
Durham Post Office
Devine Hall
Engelhardt Hall
Durham Marketplace
CARTIFACT
MAP © 2016 CARTIFACT · DATA © OSM

A-3-84

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A-3-85

IL, IN, MI, MN, TX, WI	Collateral Asset Summary – Loan No. 10 GFH Brennan Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,512,500 75.0% 1.37x 9.8%

A-3-86

IL, IN, MN, MI, WI, TX	Collateral Asset Summary – Loan No. 10 GFH Brennan Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,512,500 75.0% 1.37x 9.8%

Mortgage Loan Information
Loan Seller:	SG
Loan Purpose:	Acquisition
Sponsors:	Principals of Brennan Investment Group: Michael Brennan, Samuel Mandarino, Scott McKibben, Robert Vanecko, Eduardo Paneque, Troy MacMane, Tod Greenwood, Allen Crosswell; GFH Financial Group B.S.C.
Borrower:	GFG NC 1 LLC
Original Balance(1):	$28,512,500
Cut-off Date Balance(1):	$28,512,500
% by Initial UPB:	3.4%
Interest Rate:	5.0500%
Payment Date:	1st of each month
First Payment Date:	April 1, 2016
Maturity Date:	March 1, 2026
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt(1):	$40,000,000 Pari Passu Debt
Call Protection(2):	L(26), D(90), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$690,386	$140,956
Insurance:	$40,892	$8,011
Replacement:	$0	$18,103
TI/LC:	$123,800	$31,366
Roadrunner Tax:	$15,057	$0

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$47
Balloon Balance / Sq. Ft.:	$44
Cut-off Date LTV:	75.0%
Balloon LTV:	69.2%
Underwritten NOI DSCR(5):	1.51x
Underwritten NCF DSCR(5):	1.37x
Underwritten NOI Debt Yield:	9.8%
Underwritten NCF Debt Yield:	8.9%
Underwritten NOI Debt Yield at Balloon:	10.6%
Underwritten NCF Debt Yield at Balloon:	9.6%
Property Information
Single Asset / Portfolio:	Portfolio of 15 properties
Property Type:	Various
Collateral:	Fee Simple
Location:	IL, IN, MN, MI, WI, TX
Year Built / Renovated:	Various / Various
Total Sq. Ft.:	1,448,215
Property Management:	Brennan Management LLC
Underwritten NOI:	$6,691,514
Underwritten NCF:	$6,095,139
Appraised Value:	$91,350,000
Appraisal Date:	Various

Historical NOI
Most Recent NOI(6):	$6,808,367 (T-12 September 30, 2015)
2015 NOI:	NAV
2014 NOI:	NAV
2013 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	95.7% (November 10, 2015)
2015 Occupancy	NAV
2014 Occupancy:	NAV
2013 Occupancy:	NAV
(1)	The GFH Brennan Industrial Portfolio Whole Loan is evidenced by two pari passu notes. The non-controlling Note A-2, with an original principal balance of $28,512,500, which will be included in the CFCRE 2016-C4 mortgage trust, and the controlling Note A-1 with an original principal balance of $40,000,000, which was included in the CGCMT 2016-P3 mortgage trust.

(2)	Partial release is permitted. See “Partial Release” below.

(3)	See “Initial Reserves” and “Ongoing Reserves” below.

(4)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate GFH Brennan Industrial Portfolio Whole Loan.

(5)	Based on the amortizing debt service payments. Based on current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.91x and 1.74x, respectively.

(6)	Most Recent NOI for the Cumberland, Main and Trolley Industrial properties are for the 12 months ended December 31, 2015, the three months ended September 30, 2015 and the five months ended September 30, 2015, respectively.

A-3-87

IL, IN, MI, MN, TX, WI	Collateral Asset Summary – Loan No. 10 GFH Brennan Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,512,500 75.0% 1.37x 9.8%

Portfolio Summary
Property Name – Location	Allocated Cut-off Date Principal Balance(1)	% of Allocated Cut-off Date Principal Balance	Occupancy(2)	Year Built/ Renovated(3)(4)	Net Rentable Area (Sq. Ft.)	Appraised Value
Cumberland - Chicago, IL	$17,025,000	24.8%	91.3%	1984 / NAP	164,448	$22,700,000
UMIP Jefferson Hwy - Maple Grove, MN	$7,500,000	10.9%	100.0%	1999 / NAP	104,262	$10,000,000
UMIP W 27th Street - St. Louis Park, MN	$6,712,500	9.8%	100.0%	1958 / 1989	103,783	$8,950,000
Main - Union, IL	$6,075,000	8.9%	100.0%	Various / NAP	193,592	$8,100,000
Trolley Industrial - Taylor, MI	$4,950,000	7.2%	100.0%	1999 / NAP	160,035	$6,600,000
UMIP N 107th Street - Milwaukee, WI	$4,350,000	6.3%	100.0%	1990 / 2011	82,124	$5,800,000
Addison - Franklin Park, IL	$3,487,500	5.1%	100.0%	1965 / NAP	111,588	$4,650,000
Pagemill - Dallas, TX	$2,962,500	4.3%	100.0%	1976 / 2012	90,364	$3,950,000
UMIP Xeon Street - Coon Rapids, MN	$2,887,500	4.2%	100.0%	2002 / NAP	46,423	$3,850,000
8402-8440 Jackson - Indianapolis, IN	$2,400,000	3.5%	77.5%	1977 / NAP	55,200	$3,200,000
Jackson Pagosa - Indianapolis, IN	$2,325,000	3.4%	100.0%	1977 / NAP	81,000	$3,100,000
8520-8630 Jackson - Indianapolis, IN	$2,250,000	3.3%	61.1%	1977 / NAP	81,000	$3,000,000
Common - Roseville, MI	$2,175,000	3.2%	100.0%	1965 / Various	60,450	$2,900,000
8710-8768 Jackson - Indianapolis, IN	$1,875,000	2.7%	90.7%	1979 / NAP	43,200	$2,500,000
Dolton - Calumet City, IL	$1,537,500	2.2%	100.0%	1986 / NAP	70,746	$2,050,000
Total/Weighted Average	$68,512,500	100.0%	95.7%		1,448,215	$91,350,000
(1)	Based on the entire GFH Brennan Industrial Portfolio Whole Loan.

(2)	Based on physical occupancy as of November 10, 2015.

(3)	The Main property in Union, Illinois was built over three phases which were completed in 1955, 2007 and 2008.

(4)	The Common property in Roseville, Michigan was renovated in 1984, 1988, 1997 and 2000.

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent PSF	Lease Expiration
Miceli Drapery(1)(2)	NR / NR / NR	193,592	13.4%	$633,996	8.3%	$3.27	6/30/2035
Roadrunner(3)	NR / NR / NR	128,547	8.9%	$903,699	11.8%	$7.03	10/31/2022
Wismarq Corporation	NR/ NR / NR	111,588	7.7%	$368,101	4.8%	$3.30	6/30/2024
Aspen Research Corporation(2)	NR / NR / NR	104,262	7.2%	$682,671	8.9%	$6.55	5/31/2022
Spectrum Plastics	NR / NR / NR	103,783	7.2%	$641,981	8.4%	$6.19	5/31/2022
Teco Metal Products(2)	NR / NR / NR	90,364	6.2%	$248,501	3.2%	$2.75	12/31/2023
US Glu-Lam, Inc.	NR / NR / NR	70,746	4.9%	$243,927	3.2%	$3.45	7/31/2019
Dayco Products(2)	NR / NR / NR	60,450	4.2%	$272,025	3.5%	$4.50	12/31/2018
Eight Largest Tenants		863,332	59.6%	$3,994,901	52.1%	$4.63
Remaining Tenants		522,609	36.1%	$3,675,663	47.9%	$7.03
Vacant		62,274	4.3%	$0	0.0%	$0.00
Total / Wtd. Avg. All Tenants		1,448,215	100.0%	$7,670,564	100.0%	$5.53
(1)	Miceli Drapery located at the Main property in Union, Illinois, subleases a total of 49,200 sq. ft., or approximately 25.4% of the total property to four tenants. BTS 5, Inc. (45,600 sq. ft.), Riekes Container Corporation (1,500 sq. ft.), Dorina So-Good, Inc. (1,500 sq. ft.) and Illinois Railway Museum (600 sq. ft.) combine to pay annual rent of approximately $226,011.

(2)	Aspen Research Corporation has two five-year renewal options. Miceli Drapery has one 10-year renewal option. Dayco Products has one five-year renewal option. Teco Metal Products has one five-year renewal option.

(3)	Roadrunner has two leases at the GFH Brennan Industrial Portfolio Properties. One lease is at the UMIP Xeon Street property for 46,423 sq. ft., expiring January 31, 2019. The second lease is at the UMIP N 107th Street property for 82,124 sq. ft., expiring October 31, 2022. Roadrunner has one 5-year renewal option for the lease at the UMIP N 107th Street property.

A-3-88

IL, IN, MI, MN, TX, WI	Collateral Asset Summary – Loan No. 10 GFH Brennan Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,512,500 75.0% 1.37x 9.8%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	U/W Base Rent	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	3,200	0.2%	3,200	0.2%	$24,800	$7.75	0.3%	0.3%
2016	11	31,598	2.2%	34,798	2.4%	$334,852	$10.60	4.4%	4.7%
2017	16	75,926	5.2%	110,724	7.6%	$716,360	$9.43	9.3%	14.0%
2018	12	193,218	13.3%	303,942	21.0%	$1,059,632	$5.48	13.8%	27.8%
2019	12	225,046	15.5%	528,988	36.5%	$1,345,422	$5.98	17.5%	45.4%
2020	1	48,000	3.3%	576,988	39.8%	$148,077	$3.08	1.9%	47.3%
2021	3	78,500	5.4%	655,488	45.3%	$270,956	$3.45	3.5%	50.8%
2022	4	295,517	20.4%	951,005	65.7%	$2,006,300	$6.79	26.2%	77.0%
2023	1	90,364	6.2%	1,041,369	71.9%	$248,501	$2.75	3.2%	80.2%
2024	3	150,980	10.4%	1,192,349	82.3%	$881,669	$5.84	11.5%	91.7%
2025	0	0	0.0%	1,192,349	82.3%	$0	$0.00	0.0%	91.7%
2026	0	0	0.0%	1,192,349	82.3%	$0	$0.00	0.0%	91.7%
Thereafter	1	193,592	13.4%	1,385,941	95.7%	$633,996	$3.27	8.3%	100.0%
Vacant	NAP	62,274	4.3%	1,448,215	100.0%	$0	$0.00	0.0%
Total / Wtd.	65	1,448,215	100.0%			$7,670,564	$5.53	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

The following table presents certain information relating to the major tenants at the GFH Brennan Industrial Portfolio Properties:

	Tenant Description	Renewal/Extension Options
Roadrunner

Roadrunner (NYSE: RRTS) is a publicly traded transportation and logistics service provider offering a full suite of solutions, including customized and expedited less-than-truckload, truckload logistics, transportation management solutions, intermodal solutions, freight consolidation, inventory management, expedited services, international freight forwarding, customs brokerage, and comprehensive global supply chain solutions. Roadrunner has over 35,000 customers including large national accounts in addition to a primary focus on small to mid-size shippers, with 37 locations across the United States. Roadrunner occupies both the UMIP N 107th Street and UMIP Xeon Street properties.

1, 5-year option (UMIP N 107th Street property only)

Aspen Research Corporation

Aspen Research Corporation is a privately held company that provides contract research and development services in the area of product lifecycle. It offers technology and product development, material, testing and analysis, regulatory compliance, product life prediction, quality initiatives and problem solving services. Aspen Research Corporation serves medical, building products, food and food packaging, industrial products, transportation/recreational, electronic/electrical and consumer products industries in the United States and internationally. The company was founded in 1986 and its headquarters is located at the UMIP Jefferson Hwy property. Aspen Research Corporation is a former subsidiary of Andersen Corporation.

2, 5-year options

Spectrum Plastics	Spectrum Plastics is a privately held, plastic manufacturing company founded in 1958. Spectrum Plastics provides product development, rapid prototyping, rapid tooling, injection molding, contract manufacturing and packaging/assembly services for plastic products. The company offers products to the medical industry, defense industry and aerospace industry. Its headquarters and sole location is located at the UMIP W 27th Street property in St. Louis Park, Minnesota. As of September 3, 2013, Spectrum Plastics Group, Inc. operates as a subsidiary of Pexco LLC. Pexco LLC is currently owned by Odyssey Investment Partners, LLC, a private equity firm.	None

Miceli Drapery	Miceli Drapery is a family owned, private company founded in 1965. The tenant’s location at the Main property in Union, Illinois serves as the company’s headquarters and its sole location. Miceli Drapery creates custom-made, quality drapery, bedding and soft good products dedicated to the hospitality industry. Miceli Drapery is a full service manufacturer and has delivered hundreds of projects for major four and five star hotel brands across the United States.	1, 10-year option

Mellon Financial

Mellon Financial is a financial service company founded in 1869 and located at Cumberland property in Chicago, Illinois. Mellon Financial provides various banking and financial services to corporations, institutions, government bodies and individuals in the United States and Europe. It offers asset management solutions, wealth management services, accounting services, accounts payable streamlining and outsourcing, corporate card services, disbursement services, foreign exchange payments, investment banking, investment solutions, trade banking and various other

2, 5-year options

A-3-89

IL, IN, MI, MN, TX, WI	Collateral Asset Summary – Loan No. 10 GFH Brennan Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,512,500 75.0% 1.37x 9.8%

financial solutions. On July 1, 2007, Mellon Financial was acquired by The Bank of New York Mellon Corporation, a publicly traded company (NYSE: BK).

Wismarq Corporation

Wismarq Corporation is a privately owned industrial company located at the Addison property. Founded in 1982, Wismarq is a leading provider of contract/toll coating materials, textures and colors for residential building products and other markets. It provides steel, aluminum, acrylic, polyester and vinyl coatings for steel and aluminum products across the midwestern United States. The company serves a diverse set of customers through its manufacturing facilities in Wisconsin, Illinois, Pennsylvania and Tennessee. The majority shareholder is Peninsula Pacific Strategic Partners LLC, a private equity firm.

None

Dayco Products

Dayco Products is a privately held automotive company founded in 1905 and located at the Common property. Dayco Products, formerly known as Dayco Corporation, is headquartered in Troy, Michigan. The company is a leader in the research, design, manufacturing and distribution of essential engine products, drive systems and services for automobiles, trucks, construction and agriculture industry. Specialties include automotive, industrial, aftermarket, snowmobile, ATV, lawn and garden, hose and hydraulics. Dayco’s product line includes belts, hoses, tensioners and other components for industrial companies and auto makers. The company focuses on original equipment and the aftermarket, supplying a variety of parts such as pulleys and dampers to construction, automotive and machinery companies.

1, 5-year option

Teco Metal Products	Teco Metal Products was founded in 1997 and is located at the Pagemill property in Dallas, Texas, the company’s sole location and headquarters. Teco Metal Products is a Dallas, Texas based manufacturing company specializing in the fabrication of roof curbs and associated products. Teco Metal Products also manufactures adapters including vibration isolation roof curbs, multi-zone replacement curbs, unit modifications, coil coatings and HVAC curbs. Teco Metal Products services companies across the U.S. and Canada.	1, 5-year option

The Loan. The GFH Brennan Industrial Portfolio loan (the “GFH Brennan Industrial Portfolio Loan”) is part of a whole loan (the “GFH Brennan Industrial Portfolio Whole Loan”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in 14 industrial properties and one office property, located across six states including Illinois, Minnesota, Indiana, Michigan, Wisconsin and Texas (the “GFH Brennan Industrial Portfolio Properties”). The GFH Brennan Industrial Portfolio Loan, which is evidenced by Note A-2 and represents the non-controlling interest in the GFH Brennan Industrial Portfolio Whole Loan, has an outstanding principal balance as of the cut-off date of $28,512,500 and represents approximately 3.4% of the Initial Pool Balance. The related companion loan (the “GFH Brennan Industrial Portfolio Companion Loan”), which is evidenced by Note A-1 and represents the controlling interest in the GFH Brennan Industrial Portfolio Whole Loan, has an outstanding principal balance as of the cut-off date of $40,000,000. The $40,000,000 Note A-1 was contributed to the CGCMT 2016-P3 securitization trust.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$40,000,000	$40,000,000	CGCMT 2016-P3	Yes
Note A-2	$28,512,500	$28,512,500	CFCRE 2016-C4	No
Total	$68,512,500	$68,512,500

The GFH Brennan Industrial Portfolio Whole Loan was originated by Société Générale on February 9, 2016, has an outstanding principal balance as of the cut-off date of $68,512,500 and accrues interest at an interest rate of 5.0500% per annum. The proceeds of the GFH Brennan Industrial Portfolio Whole Loan were used to acquire the GFH Brennan Industrial Portfolio Properties, pay origination costs and fund reserves.

A-3-90

IL, IN, MI, MN, TX, WI	Collateral Asset Summary – Loan No. 10 GFH Brennan Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,512,500 75.0% 1.37x 9.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$68,512,500	69.5%	Purchase Price	$92,962,000	94.4%
Sponsor Equity	$26,198,991	26.6%	Other Uses(2)	$2,839,963	2.9%
Other Sources(1)	$3,801,606	3.9%	Closing Costs	$1,840,999	1.9%
			Reserves	$870,136	0.9%
Total Sources	$98,513,097	100.0%	Total Uses	$98,513,097	100.0%
(1)	Other Sources include a borrower credit for earnest money, capital reserve credit, prepaid rent, TI obligations, and tenant security deposits. Initial deposits from the Principals of Brennan Investment Group (as defined below) and GFH Financial Group B.S.C. that were used to fund the borrower (GFG NC 1 LLC) are also included in Other Uses.

(2)	Other Uses include a return of earnest money deposits and excess funds.

The Borrower / Sponsors.  The borrower is GFG NC 1 LLC, a single purpose, multiple-asset Delaware limited liability company with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the GFH Brennan Industrial Portfolio Whole Loan. The nonrecourse carve-out guarantors include Michael Brennan, Samuel Mandarino, Scott McKibben, Robert Vanecko, Eduardo Paneque, Troy MacMane, Tod Greenwood and Allen Crosswell (the “Principals of Brennan Investment Group”) on a joint and several basis.

Sponsors include the Principals of Brennan Investment Group and GFH Financial Group B.S.C. The Principals of Brennan Investment Group are experienced industrial real estate investors and currently manage a portfolio of approximately 203 properties across 22 states, totaling over 23.2 million sq. ft. of industrial space. GFH Financial Group B.S.C. is an internationally recognized investment bank based in Bahrain. GFH Financial Group B.S.C. focuses on wealth management, commercial banking, asset management and real estate development. GFH Financial Group B.S.C. is listed on a number of international stock exchanges, including the Bahrain Stock Exchange, Kuwait Stock Exchange and the Dubai Financial Market.

The Properties. The GFH Brennan Industrial Portfolio Properties consist of 14 industrial properties and one office property totaling 1,448,215 rentable sq. ft., located in six states, including Illinois, Minnesota, Indiana, Michigan, Wisconsin and Texas. The GFH Brennan Industrial Portfolio Properties were assembled by affiliates of the borrower sponsors between 2011 and 2015 and sold to the borrower in February 2016. The GFH Brennan Industrial Portfolio Properties range in size from 43,200 sq. ft. to 193,592 sq. ft. Nine of the 15 GFH Brennan Industrial Portfolio Properties are occupied by single tenants and the remaining six are leased to between three and 29 tenants. No tenant at the GFH Brennan Industrial Portfolio Properties represents greater than 13.4% of total sq. ft. or 11.8% of underwritten base rent. As of November 10, 2015, the GFH Brennan Industrial Portfolio Properties were 95.7% occupied by tenants in an array of industries including transportation and logistics, soft goods, chemicals, steel and aluminum products, financial services, wood products and others.

Environmental Matters. Based on the Phase I environmental reports dated December 1, 2015, there were no recognized environmental conditions related to any of the GFH Brennan Industrial Portfolio Properties.

A-3-91

IL, IN, MI, MN, TX, WI	Collateral Asset Summary – Loan No. 10 GFH Brennan Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,512,500 75.0% 1.37x 9.8%

The Market. The following table presents certain market information related to each of the GFH Brennan Industrial Portfolio Properties.

Market Overview
Property Name – Location	Property Type	Specific Property Type	U/W Base Rent PSF(1)(2)	Market Rent PSF(1)	Most Recent Occupancy	Market Occupancy
Cumberland - Chicago, IL	Office	Suburban	$13.52 NNN	$13.50 NNN	91.3%	83.0%
UMIP Jefferson Hwy - Maple Grove, MN	Industrial	Manufacturing	$6.55 NNN	$6.50 NNN	100.0%	92.7%
UMIP W 27th Street - St. Louis Park, MN	Industrial	Manufacturing	$6.19 NNN	$6.00 NNN	100.0%	92.7%
Main - Union, IL	Industrial	Warehouse/Manufacturing	$3.27 NNN	$3.00 NNN	100.0%	93.2%
Trolley Industrial - Taylor, MI	Industrial	Warehouse/Distribution	$3.48 NNN	$3.50 NNN	100.0%	92.0%
UMIP N 107th Street - Milwaukee, WI	Industrial	Warehouse	$7.40 Gross	$7.50 Gross	100.0%	93.8%
Addison - Franklin Park, IL	Industrial	Warehouse/Manufacturing	$3.30 NNN	$3.50 NNN	100.0%	93.2%
Pagemill - Dallas, TX	Industrial	Warehouse/Distribution	$2.75 NNN	$3.00 NNN	100.0%	92.7%
UMIP Xeon Street - Coon Rapids, MN	Industrial	Warehouse/Distribution	$6.37 NNN	$5.75 NNN	100.0%	92.7%
8402-8440 Jackson - Indianapolis, IN	Industrial	Flex	$6.22 MG	$6.17 MG	77.5%	94.1%
Jackson Pagosa - Indianapolis, IN	Industrial	Flex	$4.25 MG	$4.50 MG	100.0%	94.1%
8520-8630 Jackson - Indianapolis, IN	Industrial	Flex	$4.41 MG	$4.45 MG	61.1%	94.1%
Common - Roseville, MI	Industrial	Manufacturing	$4.50 NNN	$4.50 NNN	100.0%	89.3%
8710-8768 Jackson - Indianapolis, IN	Industrial	Flex	$6.34 NNN	$6.50 NNN	90.7%	94.1%
Dolton - Calumet City, IL	Industrial	Warehouse/Manufacturing	$3.45 MG	$3.41 MG	100.0%	93.2%
Weighted Average					95.7%	91.8%
(1)	U/W Base Rent PSF and Market Rent PSF for the Dolton property exclude cell tower rent.

(2)	U/W Base Rent PSF excludes rent steps.

Cash Flow Analysis.

Cash Flow Analysis(1)
	TTM 9/30/2015(2)	U/W	U/W PSF
Base Rent	$7,891,010	$7,670,564	$5.30
Contractual Rent Steps(3)	0	204,054	0.14
Value of Vacant Space	0	513,207	0.35
Gross Potential Rent	$7,891,010	$8,387,824	$5.79
Total Recoveries(4)	1,941,131	2,751,866	1.90
Other Income(5)	18,019	7,167	0.00
Less: Vacancy(6)	0	(854,664)	(0.59)
Effective Gross Income	$9,850,160	$10,292,194	$7.11
Real Estate Taxes(4)	1,589,152	2,015,246	1.39
Insurance(4)	72,811	96,133	0.07
Management Fee	322,486	350,301	0.24
Other Operating Expenses	1,057,343	1,139,000	0.79
Total Operating Expenses	$3,041,792	$3,600,680	$2.49

Net Operating Income	$6,808,367	$6,691,514	$4.62
TI/LC	0	376,387	0.26
Capital Expenditures	0	219,988	0.15
Net Cash Flow	$6,808,367	$6,095,139	$4.21
(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Trailing 12-month period is as of September 30, 2015 with the exception of the following GFH Brennan Industrial Portfolio Properties: Cumberland (Trailing 12 months as of December 31, 2015), Main (Trailing three months annualized as of September 30, 2015) and Trolley Industrial (Trailing five months annualized as of September 30, 2015).

(3)	Contractual Rent Steps are underwritten based upon contractual rent steps through December 31, 2016, and total $204,054.

(4)	U/W Total Recoveries, Real Estate Taxes and Insurance are inclusive of real estate taxes and insurance paid directly by the tenant. Tenants at the UMIP Jefferson Hwy, UMIP W 27th Street and UMIP Xeon Street properties paid their real estate taxes directly as reflected in the trailing 12-months September 30, 2015 historical statements. This explains the majority of the increase in the U/W Total Recoveries, Real Estate Taxes and Insurance compared to the trailing 12-months September 30, 2015 amounts.

(5)	Other Income includes late fees and miscellaneous income.

(6)	U/W Vacancy is based on an economic vacancy of 7.7% of Gross Potential Rent, Total Recoveries and Other Income. Per rent rolls dated November 10, 2015, in-place physical occupancy is 95.7%.

A-3-92

IL, IN, MI, MN, TX, WI	Collateral Asset Summary – Loan No. 10 GFH Brennan Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,512,500 75.0% 1.37x 9.8%

Property Management.  The GFH Brennan Industrial Portfolio Properties are currently managed by Brennan Management LLC. Under the GFH Brennan Industrial Portfolio Whole Loan documents, the GFH Brennan Industrial Portfolio Properties may not be managed by any party other than Brennan Management LLC; provided, however, the borrower can replace Brennan Management LLC with a property manager upon notice to the lender, provided that the replacement property manager meets certain criteria and is reasonably approved by the lender in writing, or is otherwise approved by the lender in writing (which approval may be conditioned upon receipt of a rating agency confirmation). The lender has the right to terminate the management agreement and replace the property manager or require that the borrower terminates the management agreement and replace the property manager if (a) the property manager becomes a debtor in any bankruptcy proceeding, (b) the property manager has engaged in gross negligence, malfeasance, willful misconduct or (c) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

Lockbox / Cash Management. The GFH Brennan Industrial Portfolio Whole Loan is structured with a hard lockbox with springing cash management. The GFH Brennan Industrial Portfolio Whole Loan documents require the borrower to direct all tenants to pay rent directly to a lender-controlled lockbox account and require that all other rents and other receivables received by the borrower with respect to the GFH Brennan Industrial Portfolio Properties be promptly deposited into such lockbox account following receipt. So long as a Cash Management Period is not in effect, all funds in the lockbox account are required to be swept on a daily basis to the borrower’s operating account. During the continuance of a Cash Management Period, all funds in the lockbox account are required to be transferred on a daily basis to a lender-controlled cash management account, and if no event of default under the GFH Brennan Industrial Portfolio Whole Loan documents is continuing, applied to pay debt service and operating expenses of the GFH Brennan Industrial Portfolio Properties and to fund required reserves in accordance with the GFH Brennan Industrial Portfolio Whole Loan documents. After the foregoing disbursements are made and so long as a Cash Management Period is continuing, all excess cash is trapped in an excess cash account and held as additional collateral for the GFH Brennan Industrial Portfolio Whole Loan. During the continuance of an event of default under the GFH Brennan Industrial Portfolio Whole Loan documents, the lender may apply any funds in the cash management account to amounts payable under the GFH Brennan Industrial Portfolio Whole Loan and/or toward the payment of expenses of the GFH Brennan Industrial Portfolio Properties, in such order of priority as the lender may determine.

A “Cash Management Period” means a period commencing upon (i) the occurrence of an event of default under the GFH Brennan Industrial Portfolio Whole Loan documents and continuing until the same is cured, or (ii) the date that the trailing 12-month debt service coverage ratio is less than 1.10x and continuing until the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, or (iii) March 1, 2026.

Initial Reserves.   At origination, the borrower funded reserves of (i) $690,386 for real estate taxes, (ii) $40,892 for insurance, (iii) $123,800 for tenant improvements and leasing commissions and (iv) $15,057 for two installments of real estate taxes for the adjacent parcel that shares a tax lot with the UMIP N 107th Street property.

Ongoing Reserves.   On each monthly due date, the borrower is required to pay to the lender (i) an initial payment of $140,956 through August 2016, with payments resetting to one-twelfth of the taxes that the lender estimates will be payable over the then succeeding 12-month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period (iii) a tenant improvements and leasing commissions reserve (the “Leasing Reserve”) in an amount equal to the lesser of (a) one-twelfth of the product obtained by multiplying $0.30 by the aggregate number of rentable square feet of space at the GFH Brennan Industrial Portfolio Properties, excluding any property that has a tenant lease that extends for at least two years past the stated maturity date and (b) the amount by which funds on deposit in the Leasing Reserve is less than $1,500,000 and (iv) a replacement reserve in an amount equal to $18,103.

Current Mezzanine or Subordinate Indebtedness.   None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. After the expiration of the lockout period, the borrower may obtain the release of an individual property from the lien of the mortgage (and the related loan documents) in connection with a partial release upon satisfaction of certain conditions including but not limited to: (A) partial defeasance by the borrower in an amount equal to the Release Amount (as defined below), for the individual property to be released and (B) after such release the debt service coverage ratio of the remaining properties must not be less than the UDSCR Threshold (as defined below) provided that if the debt service coverage ratio would after such release be less than the UDSCR Threshold, the borrower may still obtain the release by partially defeasing the loan in an amount equal to the amount that would cause the debt service coverage ratio to be no less than the UDSCR Threshold for the remaining properties.

“Release Amount” will mean the sum of (A) (x) if, after giving effect to the release of the property in question, the aggregate net rentable area of all of the GFH Industrial Portfolio Properties released up to such date (including the property in question) is less than 10% of the total net rentable area of all the GFH Industrial Portfolio Properties on the date hereof, the Release Amount will be 100% of the allocated loan amount for such property or (y) if, after giving effect to the release of the property in question, the aggregate net rentable area of all of the GFH Brennan Industrial Portfolio Properties released up to such date (including the property in question) is

A-3-93

IL, IN, MI, MN, TX, WI	Collateral Asset Summary – Loan No. 10 GFH Brennan Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,512,500 75.0% 1.37x 9.8%

equal to or greater than 10% of the total net rentable area of all the GFH Brennan Industrial Portfolio Properties on the date hereof, the Release Amount will be 120% of the allocated loan amount for such property plus (B) the amount, if any, necessary to reduce the outstanding principal balance such that the remaining GFH Brennan Industrial Portfolio Properties (after giving effect to the subject release) achieve the UDSCR Threshold.

“UDSCR Threshold” means the greater of (x) 1.30x and (y) the underwritten debt service coverage ratio immediately preceding a release provided that clause (y) will be waived if at the time of such release, and giving effect to such release the underwritten debt service coverage ratio is at least 2.00x.

A-3-94

IL, IN, MI, MN, TX, WI	Collateral Asset Summary – Loan No. 10 GFH Brennan Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,512,500 75.0% 1.37x 9.8%

MAP © 2016 CARTIFACT · DATA © OSM
CARTIFACT
Minneapolis
MINNESOTA
WISCONSIN
Madison
Milwaukee
MICHIGAN
Lansing
Detroit
IOWA
Des Moines
Omaha
Lincoln
Chicago
ILLINOIS
Springfield
INDIANA
Indianapolis
OHIO
Columbus
Cincinnati
Kansas City
St. Louis
MISSOURI
KANSAS
Louisville
KENTUCKY
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OKLAHOMA
Dallas
TEXAS
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GFH Brennan Industrial Portfolio

#	Property Name	Address	City/State	Zip Code
1	Cumberland	5501-5523 North Cumberland Avenue	Chicago, IL	60656
2	UMIP Jefferson Hwy	8401 Jefferson Highway	Maple Grove, MN	55369
3	UMIP W 27th Street	7309 West 27th Street	St. Louis Park, MN	55426
4	Main	6709 Main Street	Union, IL	60180
5	Trolley Industrial	22701 Trolley Industrial Drive	Taylor, MI	48180
6	UMIP N 107th Street	9160 North 107th Street	Milwaukee, WI	53224
7	Addison	11440 Addison Avenue	Franklin Park, IL	60131
8	Pagemill	11477 Pagemill Road	Dallas, TX	75243
9	UMIP Xeon Street	11385 Xeon Street Northwest	Coon Rapids, MN	55448
10	8402-8440 Jackson	8402-8440 East 33rd Street	Indianapolis, IN	46226
11	Jackson Pagosa	3316-3346 North Pagosa Court	Indianapolis, IN	46226
12	8520-8630 Jackson	8520-8630 East 33rd Street	Indianapolis, IN	46226
13	Common	16000 Common Road	Roseville, MI	48066
14	8710-8768 Jackson	8710-8768 East 33rd Street	Indianapolis, IN	46226
15	Dolton	2150 Dolton Road	Calumet City, IL	60409

A-3-95

Various, CA	Collateral Asset Summary – Loan No. 11 NorCal Grocery Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,471,536 68.3% 1.32x 9.5%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsors(1):	Juvenal Chavez; Maria E. Chavez; Chavez Family Living Trust, u/t/a dated August 19, 1999, as Amended and Restated on April 5, 2010
Borrower:	Cha Cha Real Estate Holdings, LLC
Original Balance:	$26,500,000
Cut-off Date Balance:	$26,471,536
% by Initial UPB:	3.2%
Interest Rate:	5.6000%
Payment Date:	6th of each month
First Payment Date:	May 6, 2016
Maturity Date:	April 6, 2026
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$92,500	$30,833
Insurance:	$7,811	$2,604
Replacement:	$0	$3,368
TI/LC:	$0	$5,358
Required Repairs:	$68,969	NAP
Ground Rent(3):	$37,592	Springing
Mi Pueblo Sales(4):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$144
Balloon Balance / Sq. Ft.:	$121
Cut-off Date LTV:	68.3%
Balloon LTV:	57.3%
Underwritten NOI DSCR:	1.38x
Underwritten NCF DSCR:	1.32x
Underwritten NOI Debt Yield:	9.5%
Underwritten NCF Debt Yield:	9.1%
Property Information
Single Asset / Portfolio:	Portfolio of five properties
Property Type:	Various
Collateral(3):	Fee Simple / Leasehold
Location:	Various, CA
Year Built / Renovated:	1954 – 2008 / 2002 – 2009
Total Sq. Ft.(5):	183,393
Property Management:	Self-managed
Underwritten NOI:	$2,512,007
Underwritten NCF:	$2,407,302
Appraised Value:	$38,780,000
Appraisal Date:	October, 2015

Historical NOI
Most Recent NOI:	$2,657,032 (December 31, 2015)
2014 NOI:	$2,530,096 (December 31, 2014)
2013 NOI:	NAV
2012 NOI:	NAV

Historical Occupancy(6)
Most Recent Occupancy:	99.1% (March - April 2016)
2015 Occupancy:	99.1%
2014 Occupancy:	97.2%
2013 Occupancy:	100.0%
(1)	Juvenal Chavez, the nonrecourse carve-out guarantor, indirectly owns a 50% non-controlling interest in the two largest tenants, collectively occupying approximately 72.1% of the net rentable area at the properties.
(2)	In place cash management and an excess cash flow sweep are required upon (i) an event of default, (ii) any bankruptcy action of the borrower, principal, guarantor or property manager, (iii) failure by the borrower, after the end of any calendar quarter, to maintain a debt service coverage ratio of at least 1.15x for two consecutive calendar quarters until the debt service coverage ratio is at least 1.20x for two consecutive calendar quarters or (iv) the commencement of a Lease Sweep Period. A “Lease Sweep Period” will commence (a) upon the earlier of (i) the date that is 12 months prior to the expiration of the lease with a tenant that leases 15% of the space or pays a base rent in excess of 5% of the gross income from operations (a “Major Lease Tenant”) or (ii) the date the Major Lease Tenant is required to give notice of its exercise of a renewal option (and such renewal has not been exercised), (b) the date on which the Major Lease Tenant terminates, cancels or surrenders its lease or upon borrower’s receipt of notice by a Major Lease Tenant of its intent to surrender, cancel or terminate its lease, (c) on the date that the Major Lease Tenant ceases operating its business at the property or (d) upon a default by Major Lease Tenant under its lease beyond any applicable cure period.
(3)	A portion of the property identified on Annex A-1 to the Preliminary Prospectus as 1745, 1775, 1799 Story Road is subject to a ground lease. On each monthly payment date during a cash management period, the borrower is required to deposit ground rent due each month into the Ground Rent Reserve. The monthly ground rent is $12,998 through year end 2016, provided that effective January 1, 2017, the rent will be recalculated at a market rent (as determined by the parties to the ground lease or pursuant to an appraisal in the event the parties cannot agree). Upon each renewal term, the rent will increase 10% from the current rent.
(4)	The borrower is required to deposit $7,654 with lender each month following any payment date after which, (i) any Mi Pueblo Food Center (“Mi Pueblo”) tenant has a trailing 12-month annual sales revenue below the thresholds set forth in the mortgage loan agreement or (ii) the borrower has failed to submit to lender an acceptable sales report for this tenant (as required under the loan documents).
(5)	The property identified on Annex A-1 to the Preliminary Prospectus as 4340 Bond Street (Parking) is a 14,192 sq. ft. parking lot that is leased to a non-collateral Mi Pueblo grocery store. Cash flow at this property consists of rent payments from the non-collateral store.
(6)	Historical Occupancy excludes the 4340 Bond Street (Parking) property.

TRANSACTION HIGHLIGHTS
■	Property. The NorCal Grocery Portfolio consists of three single-tenant Mi Pueblo grocery stores, a multi-tenant retail center anchored by a Mi Pueblo grocery store and a parking lot leased to a Mi Pueblo grocery store that is not collateral for the loan. The five properties collectively total 183,393 sq. ft. and are located throughout Northern California. The NorCal Grocery Portfolio properties were developed between 1954 and 2008, and as of March 1, 2016 and May 6, 2016 are 99.1% occupied. All of the properties are situated along major retail corridors with average daily traffic counts greater than 46,000 vehicles per day and are surrounded by complementary retail development.
■	Market & Location. The 1745, 1775, 1799 Story Road property and 40 South Rengstorff Avenue property are both located in the South Bay / San Jose market which had a 2015 population of approximately 2.0 million and as of 3Q 2015, a vacancy rate of 4.0% and a rental rate of $29.23 per sq. ft. The 1437 Freedom Boulevard property is located in the Santa Cruz / Watsonville market which had a 2015 population of approximately 269.8 thousand and as of 2Q 2015, a vacancy rate of 3.4% and a rental rate of $19.96 per sq. ft. The 950 East Alisal Street property is in the Monterey County market which had a 2015 population of approximately 434.8 thousand and as of 3Q 2015, a vacancy rate of 3.2% and a rental rate of $17.01 per sq. ft. The 4340 Bond Street (Parking) is in the Oakland East Bay retail market which had a 2015 population of approximately 2.7 million and as of 3Q 2015, a vacancy rate of 2.7% and rental rate of $22.73 per sq. ft.
■	Tenancy. The weighted average sales per sq. ft. for all of the Mi Pueblo properties in the collateral as of February 2016 is $677 and an average occupancy cost of 2.28%. Mi Pueblo is a leading neighborhood grocery store with 19 store locations throughout the San Francisco Bay Area, Central Valley and Monterey Bay Peninsula. It is known for its authentic Latino shopping experience and brings fresh-food markets of Mexico and Latin America to the area. In 2009, the National Grocers Association named it an “Outstanding Community Based Retailer.”
■	Guarantor. Juvenal Chavez, the nonrecourse carve-out guarantor, founded the food center, Mi Pueblo in 1991 and now has a 50% non-controlling interest in the company which had revenue of approximately $300 million in 2015.

A-3-96

Various, CA	Collateral Asset Summary – Loan No. 12 NMS Los Angeles Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 68.8% 1.31x 6.7%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsors:	Naum Neil Shekhter; Margot V. Shekhter
Borrowers:	NMS 1539, LLC; NMS 1548, LLC; NMS 1759, LLC; NMS Superior Apartments, LLC; NMS Warner Center, LLC; NMS Northridge, LLC
Original Balance(1):	$25,000,000
Cut-off Date Balance(1):	$25,000,000
% by Initial UPB:	3.0%
Interest Rate:	4.9380%
Payment Date:	6th of each month
First Payment Date:	October 6, 2015
Maturity Date:	September 6, 2025
Amortization:	Interest Only
Additional Debt(1):	$95,000,000 Pari Passu Debt
Call Protection(2):	L(32), D(85), O(3)
Lockbox / Cash Management(3):	Springing Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$633,333	$79,167
Insurance:	$52,199	$10,440
Replacement:	$0	$8,000
Required Repairs:	$199,100	NAP

Financial Information(4)
Cut-off Date Balance / Unit:	$312,500
Balloon Balance / Unit:	$312,500
Cut-off Date LTV(5):	68.8%
Balloon LTV(5):	68.8%
Underwritten NOI DSCR:	1.33x
Underwritten NCF DSCR:	1.31x
Underwritten NOI Debt Yield:	6.7%
Underwritten NCF Debt Yield:	6.6%
(1)	The NMS Los Angeles Multifamily Portfolio whole loan is evidenced by three pari passu notes in the aggregate original principal amount of $120.0 million (The “NMS Los Angeles Multifamily Portfolio Whole Loan”). The non-controlling Note A-3 with an aggregate principal balance of $25.0 million will be included in the CFCRE 2016-C4 mortgage trust. The controlling Note A-1, with an original principal balance of $65.0 million, was included in the COMM 2015-CCRE27 trust and the non-controlling Note A-2, with an original principal balance of $30.0 million, was included in the CFCRE 2016-C3 trust. The relationship between the holders of the NMS Los Angeles Multifamily Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool – The Whole Loans – NMS Los Angeles Multifamily Portfolio Whole Loan” in the Preliminary Prospectus.

Property Information
Single Asset / Portfolio:	Portfolio of six properties
Property Type:	Multifamily
Collateral:	Fee Simple
Location:	Various, CA
Year Built / Renovated:	1987-1988, 2003, 2008-2009 / 2015
Total Units:	384
Property Management:	NMS Properties, Inc.
Underwritten NOI:	$7,981,432
Underwritten NCF:	$7,885,432
Appraised Value(5)(6):	$174,300,000
Appraisal Date:	June 9, 2015

Historical NOI
Most Recent NOI:	$7,714,082 (December 31, 2015)
2014 NOI:	$7,012,972 (December 31, 2014)
2013 NOI:	$6,035,021 (December 31, 2013)
2012 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	95.6% (February 9, 2016)
2015 Occupancy:	92.2% (December 31, 2015)
2014 Occupancy:	94.8% (December 31, 2014)
2013 Occupancy:	94.8% (December 31, 2013)
(2)	After the lockout period, the borrowers may obtain the release of any NMS Los Angeles Multifamily Portfolio property, provided, among other things, the borrowers deliver defeasance collateral in an amount equal to the greater of (a) 125% of the related allocated loan amount for the individual property being released, (b) 100% of the net sales proceeds with respect to such property or (c) the amount necessary to satisfy the requirements that (i) the combined LTV of the remaining properties is less than or equal to the lesser of (x) 68.8% or (y) the LTV immediately prior to the release, (ii) the combined DSCR of the remaining properties is at least equal to the greater of (x) 1.20x or (y) the DSCR immediately prior to the release, (iii) the combined debt yield of the remaining properties is at least equal to the greater of (x) 6.0% or (y) the debt yield immediately prior to the release. Notwithstanding the foregoing, the loan documents require that two of the following properties: (A) the Luxe at 1759 property, (B) the NMS at Warner Center property or (C) the NMS at Northridge property be released before a release of the Luxe at 1548 property or Luxe at 1539 Property is permitted.
(3)	A soft lockbox, in place cash management and a cash trap period will occur (i) during an event of default, (ii) during any bankruptcy action of the borrowers, guarantors or property manager or (iii) upon the failure of the borrowers after the end of two consecutive calendar quarters to maintain an aggregate NMS Los Angeles Multifamily Portfolio loan debt service coverage ratio of at least 1.20x until the debt service coverage ratio is at least 1.25x for two consecutive calendar quarters.
(4)	DSCR, LTV, Debt Yield and Balance/Unit calculations are based on the aggregate NMS Los Angeles Multifamily Portfolio Whole Loan.
(5)	The portfolio Appraised Value of $174.3 million reflects a premium attributed to the aggregate value of the NMS Los Angeles Multifamily Portfolio as a whole. The sum of the value of each of the NMS Los Angeles Multifamily Portfolio Properties on an individual basis is $163.8 million, which represents a Cut-off Date LTV and Balloon LTV of 73.3%.
(6)	The loan sponsors delivered a $7.0 million evergreen letter of credit as additional collateral related to a springing deed restriction. The Cut-off Date LTV based on the (i) NMS Los Angeles Multifamily Portfolio Loan net of the $7.0 million letter of credit and (ii) the Appraised Value of $174.3 million adjusted for the hypothetical values of $31.1 million and $26.33 million is 67.1% and 69.1% respectively. See “Description of the Mortgage Pool – Certain Terms and Conditions of the Mortgage Loans – Multifamily Properties” in the Preliminary Prospectus.

TRANSACTION HIGHLIGHTS
■	Properties. The NMS Los Angeles Multifamily Portfolio consists of six Class A mid-rise and garden style multifamily properties totaling 384 units located in Santa Monica, Northridge, Los Angeles and Canoga Park, California. As of February 9, 2016 the properties were 95.6% occupied. The NMS Los Angeles Multifamily Portfolio properties are equipped with various mixes of luxury amenities and fixtures including pools, jacuzzis, fitness rooms, saunas, stainless steel appliances, loft-style high ceilings, in-unit washers and dryers, central A/C and heating and on-site management and maintenance.
■	Market & Location. The NMS Los Angeles Multifamily properties are located in Los Angeles County. The Luxe at 1548 and Luxe at 1539 properties are located in Santa Monica in West Los Angeles. The estimated 2015 population and median household income within a five-mile radius for Luxe at 1548 were 428,511 and $69,889 and for Luxe at 1539 were 419,112 and $70,180 respectively. The Luxe at 1759 property is located in West Los Angeles. The estimated 2015 population and median household income within a five-mile radius of the property were 598,596 and $68,451, respectively. The NMS at Northridge and NMS at Superior properties are located in Northridge, within the San Fernando Valley. The estimated 2015 population and median household income within a five-mile radius for NMS at Northridge were 583,649 and $53,692, and for NMS at Superior it was 584,359 and $53,707, respectively. NMS at Warner Center is located in Canoga Park, within the San Fernando Valley, and the estimated 2015 population and median household income within a five-mile radius were 445,276 and $61,411, respectively.
■	The Borrowers / Sponsors. The sponsors of the borrower and the nonrecourse carve-out guarantors are Naum Neil Shekhter and Margot V. Shekhter. Naum Neil Shekhter is the founder and CEO of NMS Properties, which is a privately owned real estate development and management firm that manages more than 50 properties with approximately 2000 apartment units and 320,000 sq. ft. of retail and commercial space in the Los Angeles area.

A-3-97

2779-2799 East Bidwell Street Folsom, CA 95630	Collateral Asset Summary – Loan No. 13 Broadstone Plaza II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 66.1% 1.34x 8.8%

Mortgage Loan Information
Loan Seller:	BSP
Loan Purpose:	Refinance
Sponsor:	Alan C. Fox
Borrower:	Broadstone Plaza 02, L.P.
Original Balance:	$24,000,000
Cut-off Date Balance:	$24,000,000
% by Initial UPB:	2.9%
Interest Rate:	4.5600%
Payment Date:	6th of each month
First Payment Date:	December 6, 2015
Maturity Date:	November 6, 2025
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(30), D(86), O(4)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$65,112	$21,704
Insurance(2):	$25,941	Springing
Replacement:	$0	$1,476
TI/LC:	$0	$9,884
Unfunded Obligations:	$130,029	$0
Gap Rent:	$16,496	$0
Lease Sweep(3):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$203
Balloon Balance / Sq. Ft.:	$178
Cut-off Date LTV:	66.1%
Balloon LTV:	58.0%
Underwritten NOI DSCR(4):	1.43x
Underwritten NCF DSCR(4):	1.34x
Underwritten NOI Debt Yield:	8.8%
Underwritten NCF Debt Yield:	8.2%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Folsom, CA
Year Built / Renovated:	2002 / NAP
Total Sq. Ft.:	118,112
Property Management:	ACF Property Management, Inc.
Underwritten NOI(5):	$2,101,418
Underwritten NCF:	$1,965,088
Appraised Value:	$36,300,000
Appraisal Date:	September 12, 2015

Historical NOI
Most Recent NOI(5):	$1,978,576 (December 31, 2015)
2014 NOI:	$1,984,682 (December 31, 2014)
2013 NOI:	$1,572,224 (December 31, 2013)
2012 NOI:	$2,007,273 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	98.4% (March 1, 2016)
2014 Occupancy:	94.5% (December 31, 2014)
2013 Occupancy(6):	94.0% (December 31, 2013)
2012 Occupancy(6):	66.2% (December 31, 2012)
(1)	A hard lockbox will be established and in-place cash management will commence upon the occurrence of (i) an event of default, (ii) DSCR being less than 1.15x, (iii) Babies “R” Us or Cost Plus – World Market (each a “Specified Tenant”) goes dark or files bankruptcy, or (iv) 12 months prior to the lease expiration of a Specified Tenant if such tenant fails to give notice to renew or extend its lease for a term no less than five years (clauses (iii) and (iv) together comprise the “Specified Tenant Sweep Event”).
(2)	The borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance account upon (i) an event of default, (ii) if an acceptable blanket insurance policy is no longer in place and (iii) borrower fails to provide evidence of timely payment of all insurance premiums.
(3)	On each monthly payment date during a Specified Tenant Sweep Event, the borrower will be required to deposit all excess cash into the Lease Sweep reserve account. In lieu of an excess cash flow sweep (except if a Specified Tenant bankruptcy event has occurred or continuing), the borrower can post $170,000 for Babies “R” Us and $280,000 for Cost Plus - World Market in cash or a letter of credit as additional collateral for the loan.
(4)	Based on amortizing debt service payments. Based on the current interest only payments for the mortgage loan, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.89x and 1.77x, respectively.
(5)	The increase from Most Recent NOI to Underwritten NOI is primarily a result of rent steps through March 2017.
(6)	The increase from 2012 Occupancy to 2013 Occupancy is primarily a result of Ashley Furniture HomeStore moving into the property in 2013.

TRANSACTION HIGHLIGHTS
■	Property. Broadstone Plaza II is a 98.4% occupied (as of March 1, 2016), five-building, 118,112 sq. ft. multi-tenant anchored retail center located in Folsom, California. Built in 2002, Broadstone Plaza II is a component of the larger Broadstone Plaza, a power center comprised of 465,668 sq. ft. and anchored by tenants including Home Depot, PetSmart, Michaels, Ross Dress For Less and Old Navy, which are not part of the collateral for the Broadstone Plaza II loan. The three junior anchors at the property are Ashley Furniture HomeStore (27.7% NRA, lease expires 2/29/2024), Babies “R” Us (25.9% NRA, lease expires 1/31/2018) and Cost Plus - World Market (15.1% NRA, lease expires 1/31/2018). In-line tenants include Starbucks, Jamba Juice, GNC, Cold Stone Creamery, Umpqua Bank, UPS and other local and national tenants.
■	Market & Location. The Broadstone Plaza II property is located in Folsom, California, which is approximately 26 miles northeast of Sacramento. The property can be accessed by Highway 50, which connects the immediate neighborhood to Interstate 5 and Interstate 80. According to a third party market research firm, the Folsom Retail submarket as of Q1 2016 has a vacancy rate of 1.3% and asking rental rates of $36.00 per sq. ft. for retail power centers. Within a three-mile radius, the estimated population in 2015 was 61,075 and the estimated average household income was $118,550.
■	Property Management. The property manager, ACF Property Management, Inc., was formed in 1968 and manages and owns 77 properties in 11 states totaling over seven million sq. ft. with an estimated value of $1.5 billion. ACF Property Management, Inc. is based in Studio City, California and manages properties located in California, Colorado, Arizona, Texas, Kansas and Washington.
■	Sponsor. The borrower sponsor and nonrecourse carve-out guarantor for this transaction is Alan C. Fox, the principal of ACF Property Management, Inc. Formed in 1968, ACF Property Management currently owns and controls 77 properties in 11 states totaling over seven million sq. ft. with an estimated value of $1.5 billion. The president of ACF, Alan C. Fox has more than 40 years of real estate experience and a net worth in excess of $245 million, with approximately $40.7 million in liquidity as of December 31, 2015. See also “Description of the Mortgage Pool-Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

A-3-98

590 Farrington Highway Kapolei, HI 96707	Collateral Asset Summary – Loan No. 14 Marketplace at Kapolei	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,613,000 75.0% 1.56x 10.2%

Mortgage Loan Information
Loan Seller:	SG
Loan Purpose:	Refinance
Sponsors(1):	Various
Borrowers:	Kapolei Marketplace, LLC; Kapolei-57, LLC
Original Balance:	$22,613,000
Cut-off Date Balance:	$22,613,000
% by Initial UPB:	2.7%
Interest Rate(2):	4.8500%
Payment Date:	1st of each month
First Payment Date:	June 1, 2016
Maturity Date:	May 1, 2046
Anticipated Repayment Date(2):	May 1, 2026
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management(3):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$94,449	$23,612
Insurance:	$13,750	$2,292
Replacement:	$1,550	$1,550
TI/LC(4):	$5,475	$5,475
Ground Rent(5):	$0	$30,958
Free Rent:	$49,650	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$353
Balloon Balance / Sq. Ft.:	$324
Cut-off Date LTV:	75.0%
Balloon LTV:	69.0%
Underwritten NOI DSCR(6):	1.62x
Underwritten NCF DSCR(6):	1.56x
Underwritten NOI Debt Yield:	10.2%
Underwritten NCF Debt Yield:	9.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Shadow Anchored Retail
Collateral(5):	Leasehold
Location:	Kapolei, HI
Year Built / Renovated:	2002 / NAP
Total Sq. Ft.:	64,150
Property Management:	Cynthia Lau; Pacific Property Group Inc.
Underwritten NOI(7):	$2,315,265
Underwritten NCF:	$2,230,966
Appraised Value:	$30,150,000
Appraisal Date:	December 21, 2015

Historical NOI(7)
Most Recent NOI:	$2,204,045 (T-12 February 29, 2016)
2015 NOI:	$2,199,963 (December 31, 2015)
2014 NOI:	$2,397,242 (December 31, 2014)
2013 NOI:	$2,108,237 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	98.1% (February 29, 2016)
2015 Occupancy:	93.0% (December 31, 2015)
2014 Occupancy:	94.8% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
(1)	The nonrecourse carve-out guarantors and borrower sponsors are: Sam Rahim Siam; Sam Rahim Siam and Shekofeh E. Ahari, as trustees of the Sam and Shekofeh Siam Revocable Trust u/d/t April 5, 2001; Behzad Bandari; Behzad Bandari, as trustee of the Behzad Bandari Revocable Trust, u/d/t dated September 10, 2001, joint and several.
(2)	After the anticipated repayment date, interest on the unpaid principal balance will accrue at the adjusted interest rate, a rate per annum equal to the greater of (i) 4.8500% plus two percentage points or (ii) the treasury rate plus five percentage points, from and including the anticipated repayment date.
(3)	Cash management will commence upon the occurrence of (i) the anticipated repayment date, (ii) a default or an event of default or (iii) the failure of the borrowers to maintain the debt service coverage ratio of at least 1.20x as of the end of any calculation date. A cash management period as described in clause (iii) will end at such time that the debt service coverage is at least equal to 1.20x at the end of each of two consecutive calculation dates.
(4)	The TI/LC reserve is subject to a $200,000 cap.
(5)	The Marketplace at Kapolei property is subject to a ground lease with an expiration date of October 21, 2046 and two five-year renewal options. The current annual ground rent is $371,495 which increases approximately 14.5% every five years through 2031.
(6)	Based on the amortizing debt service payments. Based on current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.08x and 2.01x, respectively.
(7)	The increase in Underwritten NOI is largely due to forward starting rent for Orange Theory Fitness effective October 1, 2016 and rent steps through February 1, 2017.

TRANSACTION HIGHLIGHTS
■	Retail Location. The property is located along Farrington Highway, where the average daily traffic count is approximately 24,772 vehicles. This retail corridor is the home to several national retailers and restaurants including Walmart, Target, Kmart, Starbucks, Chili’s, McDonald’s, and Outback Steakhouse. In addition, the property is shadow anchored by Safeway and is immediately adjacent to one of only two grocery-anchored centers in Kapolei.
■	Market and Demographics. Over the past 15 years, the EWA development plan district found within a three-mile radius of the property has experienced a population growth with a compound annual growth rate of 2.8%, compared to an overall compound growth rate of 0.9% for the entire island of Oahu. Median household income within a three-mile radius of the property is $95,653, which exceeds the median household income of Honolulu county. According to a market statistics provider, the submarket reported an average rental rate of $48.37 per sq. ft. triple-net, a 10.7% increase from the prior year. Submarket vacancy was reported at 2.4% in Q4 2015 and average vacancy has remained below 5.0% since Q4 2013.
■	Occupancy history and tenant retention. As of February 29, 2016, the property is 98.1% leased to 38 tenants. The Property has experienced strong occupancy with an average occupancy above 94% over the last four years. As of February 2016, 26 of the 38 retail tenants (excluding the space occupied by the property manager) had renewed their leases at least once. Further, 18 tenants, who occupy 49.9% of the net rentable area, have been in occupancy at the property for more than 10 years.
■	Experienced sponsorship. The current sponsorship group has owned the property for over 10 years. Mr. Siam and Mr. Bandari have over 53 years of real estate investment experience. As of December 2015, the borrower sponsors reported a combined net worth of $71.3 million and liquidity of approximately $3.53 million.

A-3-99

VA, PA	Collateral Asset Summary – Loan No. 15 GSP MHP Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,723,756 72.9% 1.32x 8.4%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	Frank T. Perano
Borrowers:	Northwood Manor Management, LLC; Grayson Village Management, LLC; Pleasant Hills Management, LLC
Original Balance:	$21,940,000
Cut-off Date Balance:	$21,723,756
% by Initial UPB:	2.6%
Interest Rate:	4.7235%
Payment Date:	6th of each month
First Payment Date:	October 6, 2015
Maturity Date:	September 6, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection(1):	L(32), D(85), O(3)
Lockbox / Cash Management(2):	Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$86,486	$21,621
Insurance(3):	$0	Springing
Replacement:	$0	$2,288
Required Repairs:	$18,875	NAP

Financial Information
Cut-off Date Balance / Pad:	$35,438
Balloon Balance / Pad:	$29,159
Cut-off Date LTV:	72.9%
Balloon LTV:	60.0%
Underwritten NOI DSCR:	1.34x
Underwritten NCF DSCR:	1.32x
Underwritten NOI Debt Yield:	8.4%
Underwritten NCF Debt Yield:	8.3%

Property Information
Single Asset / Portfolio:	Portfolio of three properties
Property Type:	Manufactured Housing Community
Collateral:	Fee Simple
Location:	VA, PA
Year Built / Renovated:	1970 / 2004, 2015
Total Pads:	613
Property Management:	GSP Management Co.; York Community Management
Underwritten NOI:	$1,830,996
Underwritten NCF:	$1,803,546
Appraised Value:	$29,810,000
Appraisal Date:	June - July, 2015

Historical NOI
Most Recent NOI:	$1,908,850 (December 31, 2015)
2014 NOI:	$1,774,015 (December 31, 2014)
2013 NOI:	$1,763,150 (December 31, 2013)
2012 NOI:	$1,720,355 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	78.6% (December 2015 - January 2016)
2014 Occupancy:	79.4% (December 31, 2014)
2013 Occupancy:	79.7% (December 31, 2013)
2012 Occupancy:	81.0% (December 31, 2012)
(1)	After the expiration of the lockout period, the borrowers may obtain the release of a property upon a bona fide third-party sale provided, among other things, (i) the borrower partially defeases in an amount equal to the greater of (a) 120.0% of the allocated loan amount for such property and (b) 100.0% of the net sales proceeds, (ii) after giving effect to such release, (a) the DSCR of the remaining properties is no less than the greater of (x) 1.30x and (y) the DSCR immediately prior to the release and (b) the loan to value ratio of the remaining properties is no more than the lesser of (x) 75.0% and (y) the loan to value ratio immediately prior to the release and (iii) the Grayson Village MHP may not be released until after the release of both Northwood Manor MHP and Pleasant Hills MHP properties.
(2)	In place cash management will be triggered upon the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrowers, principal, guarantor or property manager, or (iii) failure by the borrowers, after the end of two calendar quarters to maintain a debt service coverage ratio of at least 1.10x until the DSCR is at least 1.25x for four consecutive calendar quarters.
(3)	The borrowers will be required to deposit 1/12 of the annual insurance premiums into the insurance account (i) upon an event of default, (ii) if an acceptable blanket insurance policy is no longer in place or (iii) if the borrowers fail to provide evidence of the payment of all insurance premiums.

TRANSACTION HIGHLIGHTS
■	Portfolio. GSP MHP Portfolio II is a portfolio of three manufactured housing communities located in Hamburg and York Haven, Pennsylvania and Dumfries, Virginia. The portfolio contains a total of 613 pads; 156 pads (99.4% occupied as of December 31, 2015) at the Grayson Village MHP property, 354 pads (71.8% occupied as of January 7, 2016) at the Pleasant Hills MHP property which was most recently renovated in 2015 and 103 pads (69.9% occupied as of January 7, 2016) at the Northwood Manor MHP property.
■	Market & Location. The Grayson Village MHP property is located in Dumfries, Virginia within Prince William County. The property is accessible via I-95, which is located less than a mile to the north. The town of Dumfries is located approximately 25 miles south of Washington D.C. and is in the Washington metropolitan area. Within a five-mile radius of the property, the population in 2015 was 130,236 and the median household income was $92,732. The Pleasant Hills MHP property is located in Hamburg, Pennsylvania, within the Reading, Pennsylvania statistical area. Within a five-mile radius of the Pleasant Hills MHP property, the 2015 population was 16,442 and the median household income was $55,841. The Northwood Manor MHP property is located in York Haven, Pennsylvania within the York-Hanover combined statistical area. As of the 2010 census, the York-Hanover combined statistical area had a population of 434,972. The property is approximately two miles from Intersection 83 which connects York Haven to Harrisburg in the north, and York in the south. York Haven is home to the Brunner Island coal-fired electrical generation plant which is located approximately five miles from the property.
■	Sponsor. Frank T. Perano has over 30 years of experience owning and operating manufactured housing communities. His portfolio consists of 73 properties throughout Pennsylvania and Delaware.

A-3-100

ANNEX B

FORM OF OPERATING ADVISOR ANNUAL REPORT

Report Date: Report will be delivered annually no later than [INSERT DATE].

Transaction: CFCRE 2016-C4

Operating Advisor: Park Bridge Lender Services LLC

Special Servicer: Rialto Capital Advisors, LLC
Directing Certificateholder: Rialto Capital Advisors, LLC

I.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement dated as of May 1, 2016 (the “Pooling and Servicing Agreement”), among Wells Fargo Bank, National Association as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, U.S. Bank National Association, as Trustee and Certificate Administrator, and Park Bridge Lender Services LLC, as Operating Advisor and Asset Representations Reviewer, as well as the items listed below, the Operating Advisor has undertaken a limited review of the Special Servicer’s operational activities in light of the Servicing Standard and the requirements of the Pooling and Servicing Agreement with respect to the resolution and/or liquidation of the Specially Serviced Loans and provides this Operating Advisor Annual Report.

No information or any other content included in this Operating Advisor Annual Report contravenes any provision of the Pooling and Servicing Agreement. This Operating Advisor Annual Report sets forth the Operating Advisor’s assessment of the Special Servicer's performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans during the prior calendar year.

Subject to the restrictions in the Pooling and Servicing Agreement, this Operating Advisor Annual Report (A) identifies any material deviations, if any (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of Specially Serviced Loans and (B) complies with all of the confidentiality requirements described in the Pooling and Servicing Agreement.

In connection with the assessment set forth in this report, the Operating Advisor:

1.     Reviewed any annual compliance statement delivered to the Operating Advisor pursuant to Section 10.11 the Pooling and Servicing Agreement and the following issues were noted therein: [ ]

Operating Advisor Actions:

2.     Reviewed any annual independent public accountants’ servicing report delivered to the Operating Advisor pursuant to Section 10.13 of the Pooling and Servicing Agreement and the following issues were noted therein: [ ]

Operating Advisor Actions:

3.     Reviewed any [Final] Asset Status Report and other information or communications delivered to the Operating Advisor and the following issues were noted therein: [ ]

Operating Advisor Actions:

Based on such review and/or consultation with the Special Servicer and performance of the other obligations of the Operating Advisor under the Pooling and Servicing Agreement, the Operating Advisor [does, does not] believe there are material violations of the Special Servicer's compliance with its obligations under the Pooling and Servicing Agreement.

B-1

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement as described herein.

PARK BRIDGE LENDER SERVICES LLC

By:	Park Bridge Advisors LLC
Its Sole Member

By: Park Bridge Financial LLC
Its Sole Member

By:
Name:
Title:

B-2

ANNEX C-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each Mortgage Loan Seller will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the issuing entity, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex C-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex C-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any

C-1-1

such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by Mortgage Loan Seller on or after April 26, 2016.

(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust constitutes a legal, valid and binding assignment to the Trust. Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex C-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this prospectus to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy

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for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth in Annex C-2, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

(8)	Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or

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any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)	Condition of Property. Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)	Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.

(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan Seller to Purchaser or its servicer.

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(15)	No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to the MLPA has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Mortgage Loan Seller to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of any one of the following: (i) at least “A-:VIII” from A.M. Best Company, (ii) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (iii) at least “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the SEL or PML, as applicable.

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The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)	No Encroachments. To Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Mortgage Loan Seller.

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(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or Whole Loan, as applicable) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or Whole Loan, if applicable) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)	Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure

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immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release (reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan) is not equal to at least 80% of the principal balance of the Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

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In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(28)	Financial Reporting and Rent Rolls. Each Mortgage requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Borrower are in the form of an annual combined balance sheet of the Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex C-2; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the

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unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this prospectus or the exceptions thereto set forth in Annex C-2, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule C-1 to Annex C-2, or future permitted mezzanine debt in each case as set forth on Schedule C-2 to Annex C-2 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule C-3 to this Annex C-2 or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due,

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including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

(34)	Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns, Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage

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Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

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(35)	Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)	Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex C-1.

(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex C-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)	Organization of Borrower. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Borrower that is an Affiliate of another Borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in

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drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the MLPA to be contained therein.

(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except as set forth in Schedule C-3 to Annex C-2.

(44)	Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by Mortgage Loan Seller to the related Borrower other than in accordance with the Loan Documents, and, to Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)	Compliance with Anti-Money Laundering Laws. Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth in this prospectus, the actual state of knowledge or belief of the Seller, its officers and employees

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directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in this prospectus.

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ANNEX C-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Cantor Commercial Real Estate Lending, L.P.
Rep. No. on Annex C-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(3) Mortgage Provisions	AvidXchange – AvidXchange Music Factory – Loan No. 8.01	In connection with state and federal tax credits with respect to a portion of the AvidXchange Music Factory Mortgaged Property (such portion, the “Tax Credit Property”), one of the borrowers (Fiber Mills LLC) master leased the Tax Credit Property to an affiliate of the borrower (the “Master Tenant”), who in turn subleased the Tax Credit Property to another affiliate of the borrower (the “Master Subtenant”). In connection with this structure, the Mortgage Loan documents are subject to two subordination, non-disturbance and attornment agreements that restrict the remedies the lender has against the Master Tenant and the Master Subtenant until March 1, 2018, including that the master lease and master sub-lease structure may not be terminated until that date and restricts the ability of a transferee to assume ownership of the Tax Credit Property until March 1, 2018.
(6) Permitted Liens; Title Insurance	OZRE Leased Fee Portfolio – Loan No. 1

The ground lessee, Map Ground Lease Owner LLC, has a one-time option to purchase the entire portfolio of Mortgaged Properties in whole on February 4, 2026 or such other date as may be mutually agreed to by the Borrower and the ground lessee for a purchase price equal to the greater of (x) the then-current fair market value of the portfolio (based on criteria specified in the ground lease) and (y) $330,000,000, provided, among other conditions, (i) the ground lessee provides written notice to the Borrower no later than ninety days and no greater than 180 days prior to February 4, 2026 and (ii) the Borrower prepays the Mortgage Loan in full, together with the applicable yield maintenance premium. The purchase option has not been subordinated to the Mortgage Loan.

The 2277 Dabney Road Mortgaged Property is subject to a recorded Land Use Restriction that (i) prohibits the use of the Mortgaged Property for residential purposes or for daycare, school or playground purposes for children under the age of 16, (ii) prohibits the use of groundwater at the Mortgaged Property for any purpose other than environmental monitoring and testing and (iii) requires development of a worker health and safety plan prior to excavation, utility installation or construction activities.

(6) Permitted Liens; Title Insurance	Hyatt Regency St. Louis at The Arch – Loan No. 2	Hyatt Corporation, the hotel manager, has a right of first offer to purchase the entire Mortgaged Property in the event the borrower offers the entire Mortgaged Property for sale. The right of first offer does not apply to a foreclosure or a deed-in-lieu of foreclosure.

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Cantor Commercial Real Estate Lending, L.P.
Rep. No. on Annex C-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Permitted Liens; Title Insurance	AG Life Time Fitness Portfolio – Loan No. 4	Life Time Fitness, the sole tenant, has a right of first offer to purchase any entire Mortgaged Property in the event the borrower offers such entire Mortgaged Property for sale to any non-affiliate. The right of first offer does not apply to a foreclosure or a deed-in-lieu of foreclosure.
(6) Permitted Liens; Title Insurance	Renaissance Cincinnati – Loan No. 5	The franchisor, Marriott International, Inc., has a right of first refusal to purchase either the fee or leasehold interest in the Mortgaged Property, as the case may be, in the event of a proposed transfer of such interest or a controlling direct or indirect interest in the applicable borrower to a competitor of the franchisor. The right of first refusal does apply to a transfer to a competitor in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a competitor under the Mortgage Loan documents.
(6) Permitted Liens; Title Insurance	NorCal Grocery Portfolio – Loan No. 11	A sole tenant at four of the Mortgaged Properties and the largest tenant at one of the Mortgaged Properties, Mi Pueblo LLC, has a right of first refusal to purchase the Borrower’s interest in any individual Mortgaged Property (in whole, but not in part, except with respect to the Mortgaged Property identified on Annex A-1 as 1745, 1775, 1799 Story Road, in which case Mi Pueblo LLC has a right to purchase either the 1745 Story Road parcel or the 1775-1799 Story Road parcel individually) in the event the Borrower is willing to accept a bona fide offer from any unaffiliated third party (other than in connection with an offer from Victory Park Capital (“VCP”) or any affiliate of VPC). Each right of first refusal has been subordinated to the Mortgage Loan and does not apply to a transfer in connection with a foreclosure or deed-in-lieu of foreclosuressss
(6) Permitted Liens; Title Insurance	NMS Los Angeles Multifamily Portfolio - Luxe at 1548 – Loan No. 12.01	The Mortgaged Property is subject to a springing deed restriction by the City of Santa Monica to provide 19 units of affordable housing. The Mortgage Loan sponsors agreed with the city to build a multifamily building at a nearby location (the “New Building”) and provide the affordable housing units at that property (which property will not be collateral for the NMS Los Angeles Multifamily Portfolio Mortgage Loan). In the event the sponsors have not made affordable housing units available at the New Building, the city may require that the borrowers lease 19 units at the Mortgaged Property to low income tenants as units become vacant.

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Cantor Commercial Real Estate Lending, L.P.
Rep. No. on Annex C-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Permitted Liens; Title Insurance	Marriott University Park – Loan No. 16	MIF, LLC, the franchisor, has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or a controlling direct or indirect interest in the Borrower to a competitor of the franchisor. The right of first refusal does apply to a transfer to a competitor in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a competitor under the Mortgage Loan documents.
(6) Permitted Liens; Title Insurance	Racine Dental – Loan No. 19

Racine Dental Group, S.C., the sole tenant, has a right of first refusal to purchase all or any portion of the Mortgaged Property in the event the borrower receives an offer to purchase such portion of the Mortgaged Property, which right has been subordinated to the Mortgage Loan and does not apply to a transfer in connection with a foreclosure or a deed-in-lieu of foreclosure.

The Mortgaged Property is subject to a recorded declaration that requires the borrower to transfer a portion of the Mortgaged Property (consisting of an approximately eight foot strip of land at the north side of the Mortgaged Property parallel to Kinzie Avenue) to the Village of Mt. Pleasant in the event the Village elects to construct a non-motorized trail in this area. In addition, the declaration requires that the borrower construct and maintain a five foot wide sidewalk along the westerly edge of the Mortgaged Property, which sidewalk is to begin north of the main ingress / egress driveway.

(8) Assignment of Leases, Rents and Profits	AvidXchange – AvidXchange Music Factory – Loan No. 8.01	The underlying leases for the Tax Credit Property were collaterally assigned by the Master Subtenant to the Master Tenant (the “Master Subtenant ALR”) and by the Master Tenant to the related borrower (the “Master Tenant ALR”), who in turn assigned the Master Subtenant ALR, the Master Tenant ALR and the master lease to the lender.
(12) Condemnation	Racine Dental – Loan No. 19	The Mortgaged Property is subject to a recorded declaration that requires the borrower to transfer a portion of the Mortgaged Property (consisting of an approximately eight foot strip of land at the north side of the Mortgaged Property parallel to Kinzie Avenue) to the Village of Mt. Pleasant in the event the Village elects to construct a non-motorized trail in this area. In addition, the declaration requires that the borrower construct and maintain a five foot wide sidewalk along the westerly edge of the Mortgaged Property, which sidewalk is to begin north of the main ingress / egress driveway.
(12) Condemnation	Wilco Center – Loan No. 49	A road project has been proposed by the Pierce County Department of Public Works along Canyon Road East, which may lead to a condemnation of a portion of the Mortgaged Property along its western boundary.

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Cantor Commercial Real Estate Lending, L.P.
Rep. No. on Annex C-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(16) Insurance	Hyatt Regency St. Louis at The Arch – Loan No. 2	The Mortgage Loan documents provide that the borrower has the right to hold and disburse proceeds in connection with any repair or restoration of the Mortgaged Property (the “Restoration”) if net proceeds are less than $7,250,000 (which threshold exceeds 5% of the outstanding principal balance of the Mortgage Loan).
(16) Insurance	GMR Portfolio – Loan No. 7	A property known as 2020 Exeter (which is collateral for the Mortgage Loan but which is anticipated to be released from the lien of the Mortgage and was not considered in the underwriting of the Mortgage Loan and is not being shown as a Mortgaged Property on Annex A-1) is insured under a policy obtained by the condominium association of which this property is subject. The policy does not meet the Insurance Rating Requirements or coverage amounts set forth under this representation. Additionally, such policy does not name the lender as an additional insured or require notice to the lender prior to termination or cancellation of the policy.
(16) Insurance	AvidXchange – AvidXchange Music Factory – Loan No. 8.01	Under the terms of Subordination, Non-Disturbance and Attornment Agreements (each, an “SNDA”) entered into with Label, the third largest tenant at the Mortgaged Property, and with Eight Asian, LLC, a smaller tenant at the Mortgaged Property, in the event either tenant’s lease is terminated as a result of a casualty, such tenant will be entitled to a proportionate share of insurance proceeds for the unamortized cost of any initial tenant improvements.
(16) Insurance	Racine Dental – Loan No. 19	The borrower is required to maintain business interruption insurance only at times during which the Racine Dental Group, S.C. lease (or any replacement lease) allows for rent abatement or an early right to terminate the lease following damage to the Mortgaged Property.
(24) Local Law Compliance	Madbury Commons – Loan No. 9	The Mortgaged Property has a temporary certificate of occupancy. Borrower has not yet received a new permanent certificate of occupancy (“CO”) (which new permanent CO is required due to the construction of the Mortgaged Property, which was completed in or about August 2015). The Mortgage Loan documents require the Borrower to use best efforts to obtain a new permanent CO.
(24) Local Law Compliance	AG Life Time Fitness Portfolio - Lakeville, MN – Loan No. 4.04	Certain fire code violations are open at the Lakeville Mortgaged Property. The Mortgage Loan documents require the borrower to cure, or to cause the sole tenant at the Mortgaged Property to cure, all open fire code violations.

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Cantor Commercial Real Estate Lending, L.P.
Rep. No. on Annex C-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(24) Local Law Compliance	GSP MHP Portfolio II – Grayson Village MHP - Loan No. 15.01 GSP MHP Portfolio II – Northwood Manor MHP – Loan No. 15.03

The Grayson Village MHP Mortgaged Property is legal non-conforming as to use. If the cost to restore a structure to its condition prior to destruction or damage exceeds 50% of the cost to reconstruct the entire structure, such structure may only be restored in accordance with the current zoning code. If the cost to restore a structure does not exceed 50% of the cost to reconstruct the entire structure, such structure may be restored to its prior condition provided any such restoration is commenced within six months and completed within 12 months of the date of such casualty.

The Northwood Manor MHP Mortgaged Property is legal non-conforming as to use. If a structure is involuntarily damaged or destroyed, such structure may be restored to its prior condition provided (i) restoration must begin within one year of the date of such casualty and continue without interruption and (ii) the restored structure may not exceed the prior height, area or volume, or increase any dimensional nonconformities.

(24) Local Law Compliance	Marriott University Park – Loan No. 16	Under the local zoning code, the Mortgaged Property is legal non-conforming as to use. Such code provides that if a non-conforming structure is voluntarily demolished or abandoned for over a year, the non-complying use cannot be resumed. Notwithstanding the foregoing, because the fee interest in the Mortgaged Property is owned by the State of Utah, according to the zoning report and a letter from the senior city counsel, the local zoning division does not have authority to enforce the local zoning code as long as the fee interest in the Mortgaged Property is owned by the State of Utah.
(25) Licenses and Permits	Madbury Commons – Loan No. 9	The Mortgaged Property has a temporary certificate of occupancy. Borrower has not yet received a new permanent certificate of occupancy (“CO”) (which new permanent CO is required due to the construction of the Mortgaged Property, which was completed in or about August 2015). The Mortgage Loan documents require the Borrower to use best efforts to obtain a new permanent CO.
(26) Recourse Obligations	OZRE Leased Fee Portfolio – Loan No. 1	The Mortgage Loan is not recourse to the Borrower or the Guarantor for misapplication (as opposed to misappropriation or conversion) of rents, insurance proceeds or condemnation awards. Additionally, the Mortgage Loan is not recourse to the Guarantor for breach of the environmental covenants contained in the Mortgage Loan documents; instead, the Borrower obtained an environmental insurance policy from Allied World Assurance Company that expires on February 4, 2026, has a $50,000 deductible and a limit of $10,000,000 per occurrence and in the aggregate. Policy premiums through February 4, 2026 have been paid in full.

C-2-5

Cantor Commercial Real Estate Lending, L.P.
Rep. No. on Annex C-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(26) Recourse Obligations	Renaissance Cincinnati – Loan No. 5	The Mortgage Loan is not recourse to the Borrower or the Guarantor for misapplication (as opposed to misappropriation or conversion) of rents, insurance proceeds or condemnation awards.
(26) Recourse Obligations	NMS Los Angeles Multifamily Portfolio – Loan No. 12	The Mortgage Loan provides for recourse for misappropriation of rents only during a Cash Management Period (as defined in the Loan Documents) or if such rents are paid more than one month in advance.
(26) Recourse Obligations	Racine Dental – Loan No. 19	The Mortgage Loan is not recourse to the Borrower or Guarantor for misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards in the event such (i) is caused by a person that holds a ministerial position and (ii) has been cured by the Borrower.
(27) Mortgage Releases	OZRE Leased Fee Portfolio – Loan No. 1	The Mortgage Loan documents permit the release of an individual Mortgaged Property that is not designated as a “Core Asset” in the Mortgage Loan documents upon the prepayment of an amount equal to 105% of the related allocated loan amount in the event that the aggregate sum of all release prices prepaid in connection with a partial release (including the Mortgaged Property then to be released) is less than $17,575,000. The Mortgage Loan documents permit the release of other individual Mortgaged Properties in compliance with the allocated loan amount percentage included in the representation. Any such releases must comply with the REMIC requirements.
(27) Mortgage Releases	Johnson Crossing & Shops at Westwind – Loan No. 21	The Mortgage Loan documents permit the release of an individual Mortgaged Property upon the delivery of defeasance collateral equal to a percentage of the then outstanding loan amount allocated to such Mortgaged Property (rather than equal to at least 110% of the original allocated loan amount). Any release must comply with the REMIC requirements.
(27) Mortgage Releases	Fresenius Portfolio – Loan No. 31	The Mortgage Loan documents do not set forth an allocated loan amount for any of the individual Mortgaged Properties. The release amount required is an amount equal to the greater of (a) 100% of the net sales proceeds for the Mortgaged Property to be released and (b)(1) $4,305,846.65, for the Fresenius Farmville Mortgaged Property, (2) $3,660,094.72, for the Fresenius Albany Mortgaged Property or (3) $3,034,058.63, for the Fresenius Coweta County Mortgaged Property, in each case, as may be reduced pro rata by amortization. Any such releases must comply with the REMIC requirements.

C-2-6

Cantor Commercial Real Estate Lending, L.P.
Rep. No. on Annex C-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(31) Single Purpose Entity	AG Life Time Fitness Portfolio - Lakeville, MN – Loan No. 4.04	The owner of four of the Life Time Fitness Portfolio Properties (Moma LLC) transferred its sole membership interest in each such Mortgaged Property to the borrower to effectuate the transfer of such Mortgaged Properties to the borrower. After the transfer of membership interests, Moma LLC was merged with the borrower. Moma LLC has not owned any property other than the Mortgaged Properties that were transferred to the borrower.
(31) Single Purpose Entity	AvidXchange – Loan No. 8	The Fiber Mills LLC borrower is a recycled SPE which previously owned certain property adjacent to the AvidXchange Music Factory Mortgaged Property, which property was conveyed to a third party prior to the origination of the Mortgage Loan.
(31) Single Purpose Entity	Yuma Mesa Shopping Center – Loan No. 32	The Borrower is a recycled single-purpose entity that previously owned three adjacent parcels which were transferred to the City of Yuma (in lieu of condemnation by eminent domain) prior to the origination of the Mortgage Loan.
(32) Defeasance	Johnson Crossing & Shops at Westwind – Loan No. 21	The Mortgage Loan documents permit the release of an individual Mortgaged Property upon the delivery of defeasance collateral equal to a percentage of the then outstanding loan amount allocated to such Mortgaged Property (rather than equal to at least 110% of the original allocated loan amount).
(34) Ground Leases	NorCal Grocery Portfolio - 1745, 1775, 1799 Story Road – Loan No. 11.01	A portion of the Mortgaged Property is subject to a ground lease that has a fully extended expiration date, after the exercise of all renewal options, of December 31, 2044 (which is less than 20 years beyond the stated maturity date of the related Mortgage Loan).
(34) Ground Leases	Binz Building – Loan No. 24

A portion of the Mortgaged Property is subject to a ground lease that has an expiration date of December 31, 2040 (which is less than 20 years beyond the stated maturity date of the related Mortgage Loan).

Additionally, the lender’s right to cure any defaults under the ground lease is limited to (i) 30 days with respect to monetary defaults and (ii) 120 days with respect to non-monetary defaults, regardless of whether any such default is curable or 120 days is enough time to cure or gain possession. However, the lender has the right to enter into a new ground lease within 30 days after any termination, provided that, in addition to curing any monetary defaults, the lender cures any non-monetary defaults reasonably susceptible to cure by the lender within a reasonable period of time

C-2-7

Cantor Commercial Real Estate Lending, L.P.
Rep. No. on Annex C-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(39) Organization of Borrower	Johnson Crossing & Shops at Westwind – Loan No. 21 Concord Place Apartments – Loan No. 40 Lakeview Terrace – Loan No. 41	The Borrowers are affiliated entities.
(39) Organization of Borrower	Wharfside Village – Loan No. 30	The Borrower is organized under the laws of the United States Virgin Islands.

C-2-8

SCHEDULE C-1

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P.

LOANS WITH EXISTING MEZZANINE DEBT

None

C-2-9

SCHEDULE C-2

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P.

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Hyatt Regency St. Louis at The Arch

AG Life Time Fitness Portfolio

C-2-10

SCHEDULE C-3

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P.

CROSSED MORTGAGE LOANS

Concord Place Apartments
Lakeview Terrace

C-2-11

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Société Générale
Rep. No. on Annex C-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Permitted Liens; Title Insurance	GFH Brennan Industrial Portfolio – Loan No. 10	The sole tenant at the Mortgaged Property known as UMIP West 27th Street, Spectrum Plastics Group, has the option to purchase the Mortgaged Property for a purchase price equal to the greater of $4,050,000 or the fair market value of the Mortgaged Property. The tenant must provide notice by June 1, 2021 in order to exercise its purchase option and may then purchase the Mortgaged Property between April 1, 2022 and May 31, 2022, provided that all conditions for an individual property release and partial defeasance under the Loan Documents are satisfied. The tenant’s purchase option survives in the event of a foreclosure so long as the tenant is not in default under the lease at the time of foreclosure.
(6) Permitted Liens; Title Insurance	Home Depot - Elk Grove Village – Loan No. 25	The single tenant, Home Depot USA, Inc., has the option to purchase the Mortgaged Property if the borrower, at any time during the current lease term, receives a bona fide offer to purchase all or part of the Mortgaged Property.
(16) Insurance	Home Depot - Elk Grove Village – Loan No. 25	The loan documents require that in the event of a casualty, the Mortgaged Property’s single tenant (“Home Depot”) is responsible for restoring, repairing, replacing or rebuilding the Mortgaged Property, regardless of whether insurance proceeds are available. The borrower has approval rights regarding all restoration, repair, replacement and rebuilding plans and recourse should any insurance proceeds be misappropriated. In the event of a casualty, Home Depot is neither entitled to rent abatement nor lease termination.
(17) Access; Utilities; Separate Tax Lots	GFH Brennan Industrial Portfolio – Loan No. 10

With respect to the Mortgaged Property known as UMIP N 107th Street, a vacant portion of the Mortgaged Property (the “Side Lot”) was purchased in January 2016 from a third party adjacent property owner. Documentation for a lot line adjustment to separate the tax parcels has been filed with the local authority and will take effect in December 2016, when 2017 tax bills are released. To mitigate risks associated with the Side Lot not being a separate tax lot from the third party land at closing, the lender has taken a tax escrow in an amount equal to two months of taxes, covering taxes for the entire tax parcel, including the portion still owned by the third-party seller. The borrower is required to replenish the tax escrow if it is ever used. The tax escrow will be released to the borrower once the lot line adjustment is effectuated and the borrower delivers an endorsement to the lender’s title policy that the Side Lot is a separate tax lot. Additionally, the Loan Documents provide recourse from the borrower and guarantors for any losses the lender may suffer due to the fact that part of the Mortgaged Property is not on a separate tax lot.

C-2-12

Société Générale
Rep. No. on Annex C-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(31) Single Purpose Entity	Marketplace at Kapolei – Loan No. 14	The Mortgage Loan has a Cut-off Date Stated Principal Balance of $22,613,000, but the lender did not receive a non-consolidation opinion of the borrower in connection with the closing of the Mortgage Loan.
(31) Single Purpose Entity	Hampton Inn Palm Desert – Loan No. 35	In lieu of a distribution of proceeds, the borrower has made two loans to shareholders (who are also guarantors) in the aggregate principal amount of $2,000,000.

C-2-13

SCHEDULE C-1

Société Générale

LOANS WITH EXISTING MEZZANINE DEBT

None

C-2-14

SCHEDULE C-2

Société Générale

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Banderas Corporate Center

C-2-15

SCHEDULE C-3

Société Générale

CROSSED MORTGAGE LOANS

None

C-2-16

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Benefit Street Partners CRE Finance LLC
Rep. No. on Annex C-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(5) Lien; Valid Assignment	Casa Bella Apartments – Loan No. 43	There is a judgment lien against the related borrower in the amount of $15,000. The $15,000 judgment was entered in connection with a personal injury action relating to the Mortgaged Property that has been settled pursuant to an agreement for judgment. The related borrower has provided (1) copies of checks as evidence that the final judgment has been satisfied, and (2) a representation that all amounts have been fully paid and delivered in accordance with the final judgment and that the action underlying the judgment has been settled. The Mortgage Loan documents require the borrower to use commercially reasonable efforts to clear such judgment of record within 60 days of origination of the Mortgage Loan (by approximately June 12, 2016).
(6) Permitted Liens; Title Insurance	5353 West Bell Road – Loan No. 17	The sole tenant at the Mortgaged Property, CSAA Insurance Exchange, has a right of first offer to purchase the Mortgaged Property, which tenant must accept or decline within 30 days of receipt of notice of the sponsor’s intent to sell to third parties . Pursuant to a subordination, non-disturbance and attornment agreement, the right of first refusal has been subordinated to the remedies of the lender (i.e. foreclosure or transfer in lieu thereof) and the first sale by the lender after the lender has received title.
(10) Condition of Property	36 Newburgh Road – Loan No. 28	The engineer report identified material roof repair requirements, estimated to cost approximately $525,000. Pursuant to the lease, the tenant is responsible for all repairs and maintenance at the Mortgaged Property. Pursuant to the related Mortgage Loan agreement, in lieu of reserving for the repairs, the guarantor is guaranteeing the cost of the work ($525,000); however, such guaranty will terminate upon the earlier of (i) completion of the roof repair and (ii) the borrower depositing $525,000 in cash with the servicer.
(10) Condition of Property	Casa Bella Apartments – Loan No. 43

A portion of the Mortgaged Property experienced recent fire damage affecting 10 units. In connection with the fire damage, the lender reserved $787,375 in an up-front capital expenditures reserve at origination of the Mortgage Loan, and the borrower is responsible for completing the restoration work. The guarantor under the loan has provided a completion and payment guaranty related to such restoration work. The residents of the 10 units were relocated to vacant units at the Mortgaged Property.

C-2-17

Benefit Street Partners CRE Finance LLC
Rep. No. on Annex C-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(13) Actions Concerning Mortgage Loan	Dallas Multifamily Portfolio - Highland Hills – Loan No. 34.02	As of the date of origination of the Mortgage Loan, there was a sheriff’s deed clouding title to the Mortgaged Property known as Highland Hills Apartments. Affirmative title coverage over the title exception was obtained in the title pro forma policy at origination. The borrower was obligated to file a quiet title or similar action within 10 business days of origination, and to use best efforts to cure within 90 days of origination. The borrower timely complied with the post-closing requirement and obtained a quit claim deed as to any interest that may have been conveyed by the sheriff’s deed. The final title policy has now been issued and the exception relating to the sheriff’s deed is no longer present in the title policy.
(24) Local Law Compliance	Colinas Del Bosque North – Loan No. 33	The Mortgaged Property’s current use as a mobile home park is legal non-conforming. The Mortgaged Property must cease its legal non-conforming use if it suffers a casualty where 75% or more of its value is destroyed or if the non-conforming use at the Mortgaged Property is abandoned for more than two years.
(26) Recourse Obligations	5353 West Bell Road – Loan No. 17	Only the related borrower is fully liable, and the guarantor has no liability, for actual losses, liabilities, costs and damages arising from: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property, or (iv) any breach of the environmental covenants contained in the related Mortgage Loan Agreement; except that the guarantor under the Mortgage Loan documents is fully liable for any breach of the environmental representations and covenants in a separate environmental indemnity agreement.
(29) Acts of Terrorism Exclusion	Broadstone Plaza II – Loan No. 13

If the Terrorism Risk Insurance Program Reauthorization Act of 2007 or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Mortgage Loan, but in such event the borrower will not be required to spend on terrorism insurance coverage more than 1.5 times the amount of the insurance premium that is payable at such time on a stand-alone basis in respect of the Mortgaged Property and business interruption/rental loss insurance required under the Mortgage Loan agreement (without giving effect to the cost of the terrorism components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

C-2-18

Benefit Street Partners CRE Finance LLC
Rep. No. on Annex C-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(29) Acts of Terrorism Exclusion	Great Escape Plaza – Loan No. 27	If the Terrorism Risk Insurance Program Reauthorization Act of 2007 or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Mortgage Loan, but in such event the borrower will not be required to spend on terrorism insurance coverage more than 1.5 times the amount of the insurance premium that is payable at such time on a stand-alone basis in respect of the Mortgaged Property and business interruption/rental loss insurance required under the Mortgage Loan agreement (without giving effect to the cost of the terrorism components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
(39) Organization of Borrower	Broadstone Plaza II – Loan No. 13 Great Escape Plaza – Loan No. 27	The related borrowers under these Mortgage Loans are affiliated.
(39) Organization of Borrower	5353 West Bell Road – Loan No. 17 601 West Polk – Loan No. 23	The related borrowers under these Mortgage Loans are affiliated.

C-2-19

SCHEDULE C-1

Benefit Street Partners CRE Finance LLC

LOANS WITH EXISTING MEZZANINE DEBT

None

C-2-20

SCHEDULE C-2

Benefit Street Partners CRE Finance LLC

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

None

C-2-21

SCHEDULE C-3

Benefit Street Partners CRE Finance LLC

CROSSED MORTGAGE LOANS

None

C-2-22

ANNEX D

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
Initial Balance	46,464,000.00
June 2016	46,464,000.00
July 2016	46,464,000.00
August 2016	46,464,000.00
September 2016	46,464,000.00
October 2016	46,464,000.00
November 2016	46,464,000.00
December 2016	46,464,000.00
January 2017	46,464,000.00
February 2017	46,464,000.00
March 2017	46,464,000.00
April 2017	46,464,000.00
May 2017	46,464,000.00
June 2017	46,464,000.00
July 2017	46,464,000.00
August 2017	46,464,000.00
September 2017	46,464,000.00
October 2017	46,464,000.00
November 2017	46,464,000.00
December 2017	46,464,000.00
January 2018	46,464,000.00
February 2018	46,464,000.00
March 2018	46,464,000.00
April 2018	46,464,000.00
May 2018	46,464,000.00
June 2018	46,464,000.00
July 2018	46,464,000.00
August 2018	46,464,000.00
September 2018	46,464,000.00
October 2018	46,464,000.00
November 2018	46,464,000.00
December 2018	46,464,000.00
January 2019	46,464,000.00
February 2019	46,464,000.00
March 2019	46,464,000.00
April 2019	46,464,000.00
May 2019	46,464,000.00
June 2019	46,464,000.00
July 2019	46,464,000.00
August 2019	46,464,000.00
September 2019	46,464,000.00
October 2019	46,464,000.00
November 2019	46,464,000.00
December 2019	46,464,000.00
January 2020	46,464,000.00
February 2020	46,464,000.00
March 2020	46,464,000.00
April 2020	46,464,000.00
May 2020	46,464,000.00
June 2020	46,464,000.00
July 2020	46,464,000.00
August 2020	46,464,000.00
September 2020	46,464,000.00
October 2020	46,464,000.00
November 2020	46,464,000.00
December 2020	46,464,000.00
January 2021	46,464,000.00
February 2021	46,464,000.00
March 2021	46,464,000.00
April 2021	46,464,000.00
May 2021	46,463,747.00
June 2021	45,684,089.43
July 2021	44,833,554.15

D-1

Distribution Date	Class A-SB Planned Principal Balance ($)
August 2021	44,046,754.04
September 2021	43,256,507.91
October 2021	42,395,680.52
November 2021	41,598,199.92
December 2021	40,730,340.61
January 2022	39,925,562.73
February 2022	39,117,259.67
March 2022	38,105,810.87
April 2022	37,289,528.03
May 2022	36,403,392.86
June 2022	35,579,649.43
July 2022	34,686,262.55
August 2022	33,854,993.74
September 2022	33,020,083.08
October 2022	32,115,841.61
November 2022	31,273,308.60
December 2022	30,361,658.16
January 2023	29,511,436.60
February 2023	28,657,489.70
March 2023	27,604,632.64
April 2023	26,742,322.56
May 2023	25,811,448.71
June 2023	24,941,278.27
July 2023	24,002,764.11
August 2023	23,124,665.01
September 2023	22,242,717.78
October 2023	21,292,756.54
November 2023	20,402,778.36
December 2023	19,445,011.00
January 2024	18,546,932.11
February 2024	17,644,917.07
March 2024	16,611,951.08
April 2024	15,701,449.87
May 2024	14,723,734.00
June 2024	13,804,953.77
July 2024	12,819,190.63
August 2024	11,892,059.43
September 2024	10,960,864.07
October 2024	9,963,033.37
November 2024	9,023,379.18
December 2024	8,017,326.44
January 2025	7,069,139.91
February 2025	6,116,796.45
March 2025	4,974,673.50
April 2025	4,013,140.03
May 2025	2,985,820.47
June 2025	2,015,564.50
July 2025	979,766.61
August 2025	712.33
September 2025 and thereafter	0.00

D-2

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates		3
Important Notice Regarding the Offered Certificates		12
Important Notice About Information Presented in This
Prospectus		13
Summary of Terms		20
Risk Factors		53
Description of the Mortgage Pool		126
Transaction Parties		210
Description of the Certificates		256
Description of the Mortgage Loan Purchase
Agreements		290
Pooling and Servicing Agreement		298
Certain Legal Aspects of Mortgage Loans		392
Certain Affiliations, Relationships and Related
Transactions Involving Transaction Parties		407
Pending Legal Proceedings Involving Transaction
Parties		409
Use of Proceeds		409
Yield and Maturity Considerations		409
Material Federal Income Tax Considerations		423
Certain State and Local Tax Considerations		435
Method of Distribution (Underwriter)		435
Incorporation of Certain Information by Reference		437
Where You Can Find More Information		438
Financial Information		438
Certain ERISA Considerations		438
Legal Investment		442
Legal Matters		443
Ratings		443
Index of Defined Terms		445

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE
	MORTGAGE LOANS AND
	MORTGAGED PROPERTIES	A-1-1
ANNEX A-2	CERTAIN POOL CHARACTERISTICS
	OF THE MORTGAGE LOANS AND
	MORTGAGED PROPERTIES	A-2-1
ANNEX A-3	DESCRIPTION OF TOP FIFTEEN
	MORTGAGE LOANS AND ADDITIONAL
	MORTGAGE LOAN INFORMATION	A-3-1
ANNEX B	FORM OF OPERATING ADVISOR
	ANNUAL REPORT	B-1
ANNEX C-1	MORTGAGE LOAN
	REPRESENTATIONS AND
	WARRANTIES	C-1-1
ANNEX C-2	EXCEPTIONS TO MORTGAGE LOAN
	REPRESENTATIONS AND
	WARRANTIES	C-2-1
ANNEX D	CLASS A-SB PLANNED PRINCIPAL
	BALANCE SCHEDULE	D-1

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.
$726,573,000
(Approximate)

CCRE Commercial
Mortgage Securities, L.P.
Depositor

CFCRE 2016-C4 Mortgage
Trust

(Central Index Key Number 0001671048)
Issuing Entity

CFCRE 2016-C4 Mortgage Trust

Commercial Mortgage

Pass-Through Certificates, Series

2016-C4

Class A-1	$32,507,000
Class A-2	$24,787,000
Class A-SB	$46,464,000
Class A-3	$200,000,000
Class A-4	$230,220,000
Class A-HR	$54,000,000
Class X-A	$596,975,000
Class X-HR	$54,000,000
Class X-B	$37,799,000
Class X-C	$37,799,000
Class A-M	$62,997,000
Class B	$37,799,000
Class C	$37,799,000

PROSPECTUS

Cantor Fitzgerald & Co.

Co-Lead Manager and Joint Bookrunner

Société Générale
Co-Lead Manager and Joint Bookrunner

CastleOak Securities, L.P.
Co-Manager

Citigroup
Co-Manager

Goldman, Sachs & Co.
Co-Manager

May       , 2016